                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 33-99774-02

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED WITHOUT THE DELIVERY OF A FINAL FORM OF THIS PROSPECTUS SUPPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             [GRANDE LOAN II LOGO]

                            SUBJECT TO COMPLETION, DATED MAY 1, 1998
                      PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MAY 1, 1998

                                $1,317,558,000 (APPROXIMATE)

                   GS MORTGAGE SECURITIES CORPORATION II

                                  AS SELLER

                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                    SERIES 1998-GL II

   The Commercial Mortgage Pass-Through Certificates, Series 1998-GL II (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by GS Mortgage Securities Corporation II
(the "Seller"). The Trust Fund will consist primarily of a pool (the
"Mortgage Pool") of 10 mortgage loans, with original terms to maturity of not more than 30 years (the "Mortgage Loans"), secured by first liens on 249 commercial properties (the "Mortgaged Properties"). The Mortgaged Properties include hotel properties, refrigerated distribution/warehouse facilities, retail properties and office buildings. The Mortgage Loans were originated by Goldman Sachs Mortgage Company ("GSMC") and by GMAC Commercial Mortgage Corporation ("GMACCM") on behalf of GSMC. See "Mortgage Pool Characteristics--General."
                                            (cover page continued on page S-3)

                INITIAL CERTIFICATE      INITIAL                                         RATED FINAL
               PRINCIPAL OR NOTIONAL   PASS-THROUGH                   EXPECTED RATINGS  DISTRIBUTION
     CLASS           AMOUNT (1)          RATE (2)    DESCRIPTION (3)   MOODY'S/FITCH        DATE
-------------  --------------------- --------------  --------------- ----------------  --------------
Class A-1 ....     $  278,000,000            %            Fixed           Aaa/AAA      April 13, 2031
Class A-2 ....     $  694,315,000            %            Fixed           Aaa/AAA      April 13, 2031
Class X(4)  ..     $1,148,459,000            %            WAC/IO          Aaa/AAA      April 13, 2031
Class B ......     $   91,595,000            %        WAC less    %        Aa2/AA      April 13, 2031
Class C ......     $   84,549,000            %        WAC less    %         A2/A       April 13, 2031
Class D ......     $   98,641,000            %             WAC            Baa2/BBB     April 13, 2031
Class E ......     $   70,458,000            %             WAC           Baa3/BBB-     April 13, 2031

------------
(1)    Approximate, subject to adjustment as described herein.
(2) The Class X, Class B, Class C, Class D and Class E Certificates bear interest at variable rates. The Pass-Through Rates shown in the table above for such Certificates are the rates for the Distribution Date occurring in June 1998. The Pass-Through Rates for such Certificates for each subsequent Distribution Date will be calculated as provided herein. See "Description of the Offered Certificates--Distributions--Payment Priorities" herein.
(3) "WAC" means weighted average coupon, "Fixed" means fixed rate coupon, and "IO" means interest only. "WAC" and "Fixed" are descriptions of the type of Pass-Through Rates borne by the related Classes and "IO" designates that the related Class is entitled only to distributions of interest.
(4) The Class X Certificates will not have Certificate Principal Amounts and will not be entitled to receive distributions of principal. Interest will accrue on such Classes of Certificates at the Pass-Through Rates thereof on the Notional Amounts thereof. The Notional Amount of the Class X Certificates is initially $1,148,459,000, which is equal to the aggregate initial Certificate Principal Amount of the Class A-1, Class A-2, Class B and Class C Certificates. See "Description of the Offered Certificates--General" herein.

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" HEREIN COMMENCING ON PAGE S-40 AND "RISK FACTORS" IN THE PROSPECTUS COMMENCING ON PAGE 4.

   The Offered Certificates will be purchased by Goldman, Sachs & Co. (the "Underwriter") from the Seller and will be offered by the Underwriter from time to time for sale in negotiated transactions or otherwise at varying prices to be determined at the time of each sale. Proceeds to the Seller from
the sale of the Offered Certificates will be $    plus accrued interest, if
any, from May 1, 1998 before deducting expenses payable by the Seller.

THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE UNDERWRITER, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED
                BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH
                                 IT RELATES.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of DTC in the United States and Cedel and Euroclear in Europe, on or about May 19, 1998 against payment therefor in immediately available funds.

                             GOLDMAN, SACHS & CO.

           The date of this Prospectus Supplement is May   , 1998.

                         $1,317,558,000 (APPROXIMATE)
                GS MORTGAGE SECURITIES CORPORATION II (SELLER)
       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1998-GL II

GRANDE LOAN (1M/SM) II
GS MORTGAGE SECURITIES CORPORATION II
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 1998 -GL II

Graphic Omitted: Map of United States which highlights the states where Mortgage Properties are located and provides for the following information with respect to each such State:

IDAHO
2 properties
$15,831,252
1.1% of total

MONTANA
6 properties
$10,799,944
0.7% of total

WYOMING
1 property
$1,549,051
0.1% of total

MISSOURI
3 properties
$12,748,346
0.9% of total

IOWA
17 properties
$27,914,192
1.9% of total

NORTH DAKOTA
10 properties
$13,639,483
0.9% of total

SOUTH DAKOTA
2 properties
$3,440,886
0.2% of total

MINNESOTA
10 properties
$23,594,690
1.6% of total

WISCONSIN
12 properties
$41,789,888
2.9% of total

ILLINOIS
38 properties
$83,332,567
5.9% of total

KENTUCKY
4 properties
$8,606,071
0.6% of total

MICHIGAN
4 properties
$7,230,879
0.5% of total

INDIANA
14 properties
$45,785,325
3.3% of total

OHIO
25 properties
$57,382,234
4.0% of total

PENNSYLVANIA
3 properties
$145,346,040
10.3% of total

MAINE
1 property
$3,345,691
0.2% of total

MASSACHUSETTS
5 properties
$12,693,526
0.9% of total

NEW YORK
2 properties
$182,523,713
12.9% of total

VIRGINIA
4 properties
$81,447,781
5.7% of total

NORTH CAROLINA
3 properties
$17,547,098
1.2% of total

SOUTH CAROLINA
1 property
$3,345,691
0.2% of total

TENNESSEE
3 properties
$20,313,127
1.4% of total

GEORGIA
6 properties
$69,150,599
4.9% of total

FLORIDA
2 properties
$812,956
0.1% of total

ALABAMA
4 properties
$24,465,369
1.7% of total

ARKANSAS
4 properties
$16,756,988
1.1% of total

KANSAS
7 properties
$15,520,600
1.1% of total

TEXAS
25 properties
$55,488,925
3.9% of total

OKLAHOMA
8 properties
$17,391,825
1.2% of total

COLORADO
4 properties
$7,892,116
0.5% of total

CALIFORNIA
6 properties
$235,948,181
16.7% of total

UTAH
1 property
$7,929,888
0.5% of total

NEVADA
1 property
$78,988,166
5.6% of total

NEBRASKA
2 properties
$4,592,436
0.3% of total

OREGON
4 properties
$28,410,679
2.0% of total

WASHINGTON
5 properties
$25,586,726
1.8% of total

[ ] (less than) 1.0%
    of Initial Pool Balance

[ ] 1.1 -5.0%
    of Initial Pool Balance

[ ] 5.1 -10.0%
    of Initial Pool Balance

[ ] 10.1 -20.0%
    of Initial Pool Balance

Graphic omitted: Photographs of Showcase, Green Acres, Marriott Desert Springs, the Americold property located in Plover, Wisconsin, the URS property located in Atlanta, Georgia, One Commerce Square, the Tharaldson Pool A property located in Peoria, Illinois, the Tharaldson Pool B property located in Lubbock, Texas, Pier 39, and the following Crystal City Pool properties: Crystal Gateway North and 1919 South Eads, both located in Crystal City, Virginia.

(continuation of cover page)

   The Certificates will consist of thirteen classes (each a "Class"), designated as the Class A-1 Certificates, Class A-2 Certificates, Class X Certificates, Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class M Certificates, Class Q Certificates, Class R Certificates and Class LR Certificates. Only the Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates (collectively, the "Offered Certificates") are offered hereby; the Class F, Class G, Class M, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Mortgage Pool consists of the Mortgage Loans. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans."

   Distributions on the Offered Certificates will be made, to the extent of Available Funds, on the second Business Day immediately following the 11th day of each month, beginning on June 15, 1998 (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest on the Certificates on each Distribution Date will be based on the pass-through rate for the respective Class (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Principal Amount") or notional balance (the "Notional Amount"), as applicable, of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates--Distributions--Payment Priorities."

   THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY ON THE CLASS X CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DELINQUENCIES, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT HAVE THE EFFECT OF REDUCING THE CERTIFICATE PRINCIPAL AMOUNT OR THE NOTIONAL AMOUNT, AS THE CASE MAY BE, OF SUCH CLASS. THE YIELD TO INVESTORS, IN PARTICULAR THE INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING AND MAGNITUDE OF DELINQUENCIES AND LOSSES ON THE MORTGAGE LOANS. THE RIGHTS OF THE HOLDERS OF THE CLASS B, CLASS C, CLASS D, AND CLASS E CERTIFICATES TO RECEIVE DISTRIBUTIONS OF PRINCIPAL AND INTEREST WILL BE SUBORDINATED TO SUCH RIGHTS OF THE HOLDERS OF CERTIFICATES WITH AN EARLIER SEQUENTIAL DESIGNATION AND THE CLASS X CERTIFICATES. IN ADDITION, WITH RESPECT TO ANY CLASS OF CERTIFICATES ENTITLED TO PRINCIPAL DISTRIBUTIONS, TO THE EXTENT LOSSES ON THE MORTGAGE LOANS EXCEED THE PRINCIPAL AMOUNT OF ALL CLASSES OF CERTIFICATES SUBORDINATE TO SUCH CLASS, SUCH CLASS WILL GENERALLY BEAR A LOSS EQUAL TO THE AMOUNT OF SUCH EXCESS UP TO AN AMOUNT EQUAL TO THE REMAINING PRINCIPAL AMOUNT THEREOF. NO REPRESENTATION IS MADE AS TO THE RATE, TIMING OR MAGNITUDE OF ANY SUCH EVENT WITH RESPECT TO ANY OF THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE.

   GMACCM will act as master servicer of the Mortgage Loans (in such capacity, the "Master Servicer"). The obligations of the Master Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. See "The Pooling Agreement--Advances" herein. The Master Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Master Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), as acting or successor Master Servicer, acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), acting in accordance with the servicing standard set forth in the Pooling Agreement, will be required to make such Advance.

   Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the "Trust REMICs"), exclusive of the Excess Interest, the Default Interest, the Excess Interest Distribution Account, the Class Q Distribution Account, the Marriott Desert Springs Parent Loan and the Class M Distribution Account, and the Trust REMICs, in the opinion of counsel, will qualify, as two separate "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent "regular interests" in a REMIC. In addition, the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates will also represent undivided beneficial interests in designated portions of the Excess Interest, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

    If and to the extent required by applicable law, this Prospectus Supplement and the accompanying Prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates related to certain market-making transactions, at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or as agent in such transactions. See "Underwriting" herein and "Plan of Distribution" in the Prospectus.

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF THE SELLER'S CERTIFICATES AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED MAY 1, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN AND "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Underwriting" herein.

   The distribution of this Prospectus Supplement dated May   , 1998 and the
Prospectus dated May 1, 1998, and the offer or sale of Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of Certificates in the United Kingdom (see "Underwriting" herein).

                          FORWARD-LOOKING STATEMENTS

   IF AND WHEN INCLUDED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS OR IN DOCUMENTS INCORPORATED HEREIN OR THEREIN BY REFERENCE, THE WORDS "EXPECTS," "INTENDS," "ANTICIPATES," "ESTIMATES" AND ANALOGOUS EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. ANY SUCH STATEMENTS, WHICH MAY INCLUDE STATEMENTS CONTAINED IN "RISK FACTORS," INHERENTLY ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, GENERAL ECONOMIC AND BUSINESS CONDITIONS, COMPETITION, CHANGES IN FOREIGN POLITICAL, SOCIAL AND ECONOMIC CONDITIONS, REGULATORY INITIATIVES AND COMPLIANCE WITH GOVERNMENTAL REGULATIONS, CUSTOMER PREFERENCES AND VARIOUS OTHER MATTERS, MANY OF WHICH ARE BEYOND THE SELLER'S CONTROL. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT. THE SELLER EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE SELLER'S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                              EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus.

                             CERTIFICATE SUMMARY

                                                                                APPROXIMATE
 APPROXIMATE                                                                    PERCENT OF
    CREDIT                                                                         TOTAL
    SUPPORT                                                                    CERTIFICATES
                                 -----------  -------------- ---------------  --------------
                                                  INITIAL
                                                CERTIFICATE
                                                 PRINCIPAL        RATINGS
                                      CLASS       AMOUNT      (MOODY'S/FITCH)
               ----------------- -----------  -------------- ---------------  --------------
                    CLASS X        CLASS A-1   $278,000,000      (Aaa/AAA)         19.7%
                 $1,148,459,000  -----------  -------------- ---------------  --------------
  31.0%*       (Notional Amount)   CLASS A-2   $694,315,000      (Aaa/AAA)         49.3%
                   (Aaa/AAA)     -----------  -------------- ---------------  --------------
  24.5%                             CLASS B    $ 91,595,000      (Aa2/AA)           6.5%
                                 -----------  -------------- ---------------  --------------
  18.5%                             CLASS C    $ 84,549,000       (A2/A)            6.0%
                                 -----------  -------------- ---------------  --------------
  11.5%                             CLASS D    $ 98,641,000     (Baa2/BBB)          7.0%
                                 -----------  -------------- ---------------  --------------
  6.5%                              CLASS E    $ 70,458,000     (Baa3/BBB-)         5.0%
                                 -----------  -------------- ---------------  --------------
  2.0%                             CLASS F**   $ 63,411,000      (Ba2/BB)           4.5%
                                 -----------  -------------- ---------------  --------------
  N/A                              CLASS G**   $ 28,183,997       (B2/B)            2.0%
                                 -----------  -------------- ---------------  --------------


         * Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.
         **    Not offered hereby.
               The Class M, Class Q, Class R and Class LR Certificates are not offered hereby or represented in this table.

                              CERTIFICATE SUMMARY

                             INITIAL
                           CERTIFICATE                                                WTD.
                           PRINCIPAL OR                                  INITIAL      AVG.
             RATINGS         NOTIONAL       % OF                      PASS-THROUGH    LIFE     PRINCIPAL
 CLASS   (MOODY'S/FITCH)      AMOUNT       TOTAL      DESCRIPTION         RATE       (YRS.)*    WINDOW*
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
Investment Grade Certificates
-------------------------------------------------------------------------------------------- ------------
A-1          Aaa/AAA      $  278,000,000    19.7%      Fixed Rate           %          5.0    6/98-11/07
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
A-2          Aaa/AAA      $  694,315,000    49.3%      Fixed Rate           %          9.7    11/07-4/08
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
                                                     Interest Only:
                                                    Weighted Average
X            Aaa/AAA      $1,148,459,000     N/A         Coupon             %          N/A        N/A
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
B             Aa2/AA      $   91,595,000     6.5%      WAC less %           %          9.9     4/08-5/08
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
C              A2/A       $   84,549,000     6.0%      WAC less %           %         10.0       5/08
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
D            Baa2/BBB     $   98,641,000     7.0%         WAC               %         10.0       5/08
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
E           Baa3/BBB-     $   70,458,000     5.0%         WAC               %         10.0       5/08
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
Non-Offered Certificates
-------------------------------------------------------------------------------------------- ------------
F**           Ba2/BB      $   63,411,000     4.5%         WAC               %         11.6     5/08-6/10
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------
G**            B2/B       $   28,183,997     2.0%         WAC               %         12.1       6/10
-------  --------------- --------------  --------- ----------------  -------------- -------  ------------

The Class M, Class Q, Class R and Class LR Certificates are not represented in this table.
* The weighted average life ("Weighted Average Life") and period during which distributions of principal would be received (the "Principal Window") set forth in the foregoing table with respect to each Class of Certificates are based on the assumptions that there are no losses on the Mortgage Loans, that Mortgage Loans prepay in full on Anticipated Repayment Dates, and otherwise are based on the assumptions for Scenario 1 set forth under "Yield, Prepayment and Maturity Considerations--Weighted Average Life of Offered Certificates."
**     Not offered hereby.

                            MORTGAGE LOAN SUMMARY

                                                   ANTICIPATED                ORIGINAL
                                    CUT-OFF DATE    REPAYMENT     FINAL     AMORTIZATION                       CUT-OFF
                          NO.        PRINCIPAL        DATE       MATURITY       TERM       MORTGAGE             DATE      ARD
    MORTGAGE LOAN      PROPERTIES     BALANCE        ("ARD")       DATE       (MONTHS)       RATE      DSCR*    LTV       LTV
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
URS Pool Loan              29      $  253,000,000    5/11/08      5/11/23       300          6.894%    1.88x    59.7%    47.0%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Tharaldson Pool B
 Loan                      93      $  183,352,232    2/11/08      2/11/23       300          6.876%    2.35x    55.4%    43.7%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Tharaldson Pool A
 Loan                      90      $  178,671,275    2/11/08      2/11/23       300          6.876%    2.35x    53.7%    42.3%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Green Acres Loan            1      $  159,523,713    2/11/08      3/11/28       360          6.750%    1.54x    63.0%    54.0%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Americold Pool Loan**      29      $  148,500,000    5/11/08      5/11/23       300          6.894%    1.94x    57.0%    44.9%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Pier 39 Loan                1      $  116,669,545    4/11/08      2/11/28       360          7.107%    1.38x    73.8%    63.6%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
One Commerce Square
 Loan                       1            N/A           N/A          N/A         N/A           N/A      1.18x    82.5%    N/A
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
 Tranche A                N/A      $   79,929,131    4/11/08      4/11/28       360          6.995%    1.34x    N/A      51.0%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
 Tranche B                N/A      $   31,481,501      N/A        9/11/02        53          6.995%    1.07x    N/A      N/A
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Marriott Desert
 Springs Loan               1      $  102,418,958    6/11/10     12/11/22       300          7.800%    2.27x    43.2%    31.7%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Showcase Loan               1      $   78,998,166   11/11/07     11/11/25       337          7.523%    1.44x    67.2%    57.2%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Crystal City Pool
 Loan                       3      $   76,608,478   11/11/07     11/11/27       360          6.904%    1.61x    66.6%    57.3%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------
Total/Weighted
 Average                  249      $1,409,152,997      N/A          N/A         273          7.000%    1.86x    61.0%    48.3%
--------------------------------- -------------- ------------- ---------- -------------- ----------- ------- --------- -------

The terms "Anticipated Repayment Date," "DSCR," "ARD LTV" and "Cut-Off Date LTV" are defined in this Prospectus Supplement in the explanatory notes set forth prior to the tables under "Mortgage Pool Characteristics." The Marriott Desert Springs Parent Loan is not represented in this table.
*      Based on Underwritten Net Cash Flow.
** For DSCR and LTV purposes, the principal balance of the Total Americold Pool Loan is utilized, The Americold Pool Loan is evidenced by a note representing 50% of the Total Americold Pool Loan with a Cut-Off Date Principal Balance of $297,000,000; the note is cross-collateralized and cross-defaulted with a pari passu note in the amount of $148,500,000 which does not form part of the Mortgage Pool.

                            PROSPECTUS SUPPLEMENT
                              TABLE OF CONTENTS

                                                                                          PAGE
                                                                                       ---------
EXECUTIVE SUMMARY.....................................................................        S-5
SUMMARY OF PROSPECTUS SUPPLEMENT......................................................        S-9
RISK FACTORS..........................................................................       S-40
 The Mortgage Loans...................................................................       S-40
 Conflicts of Interest................................................................       S-60
 The Offered Certificates.............................................................       S-61
MORTGAGE POOL CHARACTERISTICS.........................................................       S-65
 General..............................................................................       S-65
 Security for the Mortgage Loans......................................................       S-66
 Certain Characteristics of the Mortgage Loans........................................       S-66
 Underwriting Standards...............................................................       S-75
 Additional Information...............................................................       S-76
DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS........................       S-77
 URS Pool.............................................................................       S-77
 Tharaldson Pool B....................................................................       S-98
 Tharaldson Pool A....................................................................      S-115
 Green Acres..........................................................................      S-131
 Americold Pool.......................................................................      S-146
 Pier 39..............................................................................      S-167
 One Commerce Square..................................................................      S-180
 Marriott Desert Springs..............................................................      S-198
 Showcase.............................................................................      S-216
 Crystal City Pool....................................................................      S-229
DESCRIPTION OF THE OFFERED CERTIFICATES...............................................      S-243
 General..............................................................................      S-243
 Distributions........................................................................      S-244
 Subordination........................................................................      S-252
 Appraisal Reductions.................................................................      S-252
 Delivery, Form and Denomination......................................................      S-253
 Book-Entry Registration..............................................................      S-254
 Definitive Certificates..............................................................      S-256
 Transfer Restrictions................................................................      S-256
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS.........................................      S-257
 Yield................................................................................      S-257
 Yield on the Offered Certificates....................................................      S-259
 Rated Final Distribution Date........................................................      S-266
 Weighted Average Life of Offered Certificates........................................      S-266
THE POOLING AGREEMENT.................................................................      S-273
 General..............................................................................      S-273
 Assignment of the Mortgage Loans.....................................................      S-273
 Representations and Warranties; Repurchase...........................................      S-273
 Servicing of the Mortgage Loans; Collection of Payments..............................      S-274
 Advances.............................................................................      S-276
 Accounts.............................................................................      S-278
 Withdrawals From the Collection Account..............................................      S-280
 Successor Manager....................................................................      S-280
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses........................      S-281

                               S-7

                                                                                          PAGE
                                                                                       ---------
 Inspections..........................................................................      S-282
 Evidence as to Compliance............................................................      S-282
 Certain Matters Regarding the Seller, the Master Servicer and the Special Servicer ..      S-282
 Events of Default....................................................................      S-283
 Rights Upon Event of Default.........................................................      S-284
 Amendment............................................................................      S-285
 Realization Upon Mortgage Loans; Modifications.......................................      S-286
 Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted
  Loans ..............................................................................      S-287
 Modification ........................................................................      S-289
 Optional Termination; Optional Mortgage Loan Purchase................................      S-290
 The Trustee..........................................................................      S-291
 Duties of the Trustee................................................................      S-292
 The Fiscal Agent.....................................................................      S-293
 Duties of the Fiscal Agent...........................................................      S-293
 The Master Servicer..................................................................      S-294
 Servicing Compensation and Payment of Expenses.......................................      S-294
 Special Servicers....................................................................      S-295
 Master Servicer and Special Servicer Permitted to Buy Certificates...................      S-295
 Reports to Certificateholders........................................................      S-296
CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS...........................................      S-297
USE OF PROCEEDS.......................................................................      S-299
FEDERAL INCOME TAX CONSEQUENCES.......................................................      S-299
ERISA CONSIDERATIONS..................................................................      S-300
LEGAL INVESTMENT......................................................................      S-303
UNDERWRITING..........................................................................      S-303
EXPERTS...............................................................................      S-304
VALIDITY OF OFFERED CERTIFICATES......................................................      S-304
RATINGS...............................................................................      S-304
INDEX OF SIGNIFICANT DEFINITIONS......................................................      S-306

 Representations and Warranties               Exhibit A
WAC Rates                                     Exhibit B
Form of Reports to Certificateholders         Exhibit C
Mortgaged Properties Characteristics            Annex A

                       SUMMARY OF PROSPECTUS SUPPLEMENT

   The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms used in this Summary are defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Significant Definitions included at the end of this Prospectus Supplement sets forth the pages on which the definitions of certain principal terms appear.

Title of Certificates .........  GS Mortgage Securities Corporation II
                                    Commercial Mortgage Pass-Through
                                    Certificates, Series 1998-GL II (the
                                    "Certificates").

Certificate Principal Amount
and  Notional Amount ..........  Each Class of Offered Certificates has the
                                    approximate aggregate initial Certificate
                                    Principal Amount or Notional Amount set
                                    forth on the cover page of this Prospectus
                                    Supplement, subject to a variance of plus or minus 5%. The Offered Certificates, together with the Private Certificates, will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-Off Date (the "Pooling Agreement") among the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

Seller ........................  GS Mortgage Securities Corporation II, a
                                    Delaware corporation (the "Seller"), an
                                    affiliate of Goldman Sachs Mortgage
                                    Company, a New York limited partnership
                                    ("GSMC"), and Goldman, Sachs & Co. (the
                                    "Underwriter"). See "The Seller" in the
                                    Prospectus.

Master Servicer ...............  GMAC Commercial Mortgage Corporation, a
                                    California corporation ("GMACCM" and, in its capacity as master servicer, the "Master Servicer"), will serve as the master servicer of the Mortgage Loans. See "The Pooling Agreement--The Master Servicer" herein and "Servicing of the Mortgage Loans" in the Prospectus.

Special Servicer ..............  The initial special servicer (in such capacity, the "Special Servicer") will be GMACCM. See "The Pooling
                                    Agreement--Special Servicers" herein.

Trustee .......................  LaSalle National Bank, a national banking association (the "Trustee"). See "The
                                    Pooling Agreement--The Trustee" herein.

Fiscal Agent ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent"), and the indirect corporate parent of the Trustee.

Cut-Off Date ..................  May 11, 1998.

Closing Date ..................  On or about May 19, 1998.

Distribution Date .............  The second Business Day immediately following the 11th day of each month,
                                    commencing on June 15, 1998.

                                  "Business Day" means any day other than a
                                    Saturday, a Sunday or any day on which
                                    banking institutions in the City of New
                                    York, New York, the cities in which the
                                    principal servicing offices of the Master
                                    Servicer or the Special Servicer are
                                    located, or the city in which the
                                    corporate trust office of the Trustee is located, are authorized or obligated by law, executive order or governmental decree to be closed.

Record Date ...................  With respect to each Distribution Date and each Class of Offered Certificates, the
                                    close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

Interest Accrual Period .......  With respect to any Distribution Date and with respect to each Class of
                                    Certificates, the calendar month preceding the month in which such Distribution Date occurs.

Rated Final Distribution Date .  As to each Class of Offered Certificates, the Distribution Date in April 2031, which is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan.

Due Date ......................  With respect to any Mortgage Loan, the day each month set forth in the related Note on which the Monthly Payment is due and payable, and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs. All of the Mortgage Loans have Due Dates that occur on the 11th day of each month, or, if such day is not a business day, the immediately preceding business day.

Collection Period .............  With respect to a Distribution Date and each
                                    Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, with respect to the first Distribution Date, the day after the Cut-Off Date) and ending at the close of business on the Due Date in the month in which such Distribution Date occurs.

Denominations .................  The Offered Certificates (other than the
                                    Class X Certificates) will be issuable in registered form in minimum denominations of $10,000 initial Certificate Principal Amount and multiples of $1 in excess thereof and the Class X Certificates will be issuable in registered form in minimum denominations of $1,000,000 initial Notional Amount and multiples of $1 in excess thereof.

Clearance and Settlement ......  Holders of Offered Certificates may hold their Certificates through any of The
                                    Depository Trust Company ("DTC") (in the
                                    United States) and Cedel Bank, S.A.
                                    ("CEDEL") and The Euroclear System
                                    ("Euroclear") (in Europe). Transfers
                                    within DTC, CEDEL or Euroclear, as the
                                    case may be, will be in
                                    accordance with the usual rules and
                                    operating procedures of the relevant
                                    system. Transfers between persons holding directly or indirectly through DTC, CEDEL or Euroclear will be effected in DTC through the relevant Depositories of CEDEL or Euroclear. The Seller may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered
                                    Certificates--Delivery, Form and
                                    Denomination," "--Book-Entry Registration" and "--Definitive Certificates" herein and "Description of the Certificates--General" in the Prospectus.

The Mortgage Pool .............  The "Mortgage Pool" will consist of 10
                                    Mortgage Loans, each evidenced by one or more promissory notes (each, a "Note") secured by first mortgages, deeds of trust or similar security instruments ("Mortgages") on commercial properties (the "Mortgaged Properties"). See "Description of the Mortgaged Properties and the Mortgage Loans" herein. The Mortgage Loans will be acquired by the Seller on or before the Closing Date. In connection with its acquisition of the Mortgage Loans, the Seller will be the beneficiary of or will be assigned (and will in turn assign to the Trustee for the benefit of the holders of the Certificates) certain rights in respect of certain representations and warranties described herein. See "Mortgage Pool Characteristics--General" and "The Pooling Agreement--Representations and Warranties;
                                    Repurchase."

                                 As of the Cut-Off Date, the Mortgage Loans
                                    will have the following approximate
                                    characteristics:

Aggregate Principal Balance ..........     $1,409,152,997
Lowest Mortgage Loan Principal
 Balance .............................        $76,608,478
Highest Mortgage Loan Principal
 Balance .............................       $253,000,000
Average Mortgage Loan Principal
 Balance .............................       $140,915,300
Range of Remaining Terms to
 Anticipated Repayment Date ..........   114 to 145 months
Weighted Average Remaining Term to
 Anticipated Repayment Date ..........       120 months
Range of Mortgage Rates ..............     6.75% to 7.80%
Weighted Average Mortgage Rate  ......         7.00%
Range of Cut-Off Date LTV Ratios  ....     43.2% to 82.5%
Weighted Average Cut-Off Date LTV
 Ratio ...............................         61.0%
Range of Debt Service Coverage Ratios      1.18x to 2.35x
Weighted Average Debt Service
 Coverage Ratio ......................         1.86x

Description of the Mortgage
Loans and
 Properties
 A. The URS Pool Loan and
     Mortgaged Properties ...... The "URS Pool Loan" had a principal balance as of the Cut-Off Date of approximately
                                    $253,000,000 and is evidenced by a single
                                    note issued by URS Real Estate, L.P. (the
                                    "URS Pool Borrower") formed for the sole purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the URS Pool Properties and related activities. The URS Pool Loan is secured by first priority mortgage and/or deed of trust liens encumbering the URS Pool Borrower's interest in 29 cold storage warehouses located throughout the United States (the "URS Pool Properties"). The URS Pool Borrower is owned indirectly by Vornado Realty Trust and Crescent Real Estate Equities, Inc., both of which are publicly traded real estate investment trusts whose beneficial interests are listed on the New York Stock Exchange. The URS Pool Borrower owns fee title to 26 and leasehold title to 3 of the URS Pool Properties.

                                 The URS Pool Loan bears interest at a fixed
                                    rate per annum equal to 6.894% (the "URS
                                    Pool Initial Interest Rate") through and including May 11, 2008, calculated for any period based on the actual number of days elapsed and a 360-day year. From and after May 11, 2008 (the "URS Pool Anticipated Repayment Date"), the URS Pool Loan accrues interest at a fixed rate per annum equal to 8.894% (the "URS Pool Revised Interest Rate"). All interest accrued at the excess of the URS Pool Revised Interest Rate over the URS Pool Initial Interest Rate (the "URS Pool Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the URS Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the URS Pool Revised Interest Rate. The URS Pool Loan is scheduled to mature on May 11, 2023, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any URS Pool Due Date from and after April 11, 2008. The URS Pool Loan requires monthly payments of principal and interest of approximately $1,786,497 (based on a 25-year amortization schedule and the URS Pool Initial Interest Rate). Additionally, commencing with the URS Pool Due Date occurring on the URS Pool Anticipated Repayment Date and on each URS Pool Due Date thereafter, the URS Pool Loan requires that all URS Pool Excess Cash Flow be applied toward the reduction of the principal balance of the URS Pool Loan. The scheduled principal balance of the URS Pool Loan on the URS Pool Anticipated Repayment Date will be approximately $199,116,531.

                                 The URS Pool Properties consist of 29 cold
                                    storage warehouses located throughout the
                                    United States and predomi-
                                    nantly in the Southeast region. The URS
                                    Pool Properties contain approximately 116 million cubic feet of refrigerated space. Appraisals dated as of March 1, 1998 determined an aggregate value for the URS Pool Properties of approximately $423,450,000, resulting in a Cut-Off Date LTV of approximately 59.7%. The DSCR for the URS Pool Properties as of the Cut-Off Date is approximately 1.88x.

 B. The Tharaldson Pool B Loan
     and Mortgaged Properties .  The "Tharaldson Pool B Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $183,352,232 and is
                                    evidenced by a single note issued by 79
                                    corporations, 14 limited partnerships and one holding company (the "Tharaldson Pool B Borrowers") formed for the purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the Tharaldson Pool B Properties. The Tharaldson Pool B Loan is secured by first priority mortgage and/or deed of trust liens encumbering the Tharaldson Pool B Borrowers' interests in 93 limited service hotels located in Colorado, Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, Montana, North Dakota, Nebraska, Ohio, Oklahoma, Texas, Wisconsin and Wyoming (the "Tharaldson Pool B Properties"). The Tharaldson Pool B Borrowers are indirectly owned by Tharaldson Motels, Inc., which is controlled by Gary Tharaldson and certain Tharaldson family members. The Tharaldson Pool B Borrowers own fee title to 91 and leasehold title to 2 of the Tharaldson Pool B Properties.

                                 The Tharaldson Pool B Loan bears interest at
                                    a fixed rate per annum equal to 6.876%
                                    (the "Tharaldson Pool B Initial Interest
                                    Rate") through and including February 10, 2008, calculated for any period based on the actual number of days elapsed and a 360-day year. From and after February 11, 2008 (the "Tharaldson Pool B Anticipated Repayment Date"), the Tharaldson Pool B Loan accrues interest at a fixed rate per annum equal to 8.876% (the "Tharaldson Pool B Revised Interest Rate"). All interest accrued at the excess of the Tharaldson Pool B Revised Interest Rate over the Tharaldson Pool B Initial Interest Rate (the "Tharaldson Pool B Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Tharaldson Pool B Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Tharaldson Pool B Revised Interest Rate. The Tharaldson Pool B Loan is scheduled to mature on February 11, 2023, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Tharaldson Pool B Due Date from and after the Tharaldson Pool B Anticipated Repayment Date. The Tharaldson Pool B Loan requires monthly payments of principal and interest of approximately

                                    $1,299,196 (based on a 25-year
                                    amortization schedule and the Tharaldson
                                    Pool B Initial Interest Rate).
                                    Additionally, commencing with the
                                    Tharaldson Pool B Due Date occurring on
                                    the Tharaldson Pool B Anticipated
                                    Repayment Date and on each Tharaldson Pool
                                    B Due Date thereafter, the Tharaldson Pool
                                    B Loan requires that all Tharaldson Pool B
                                    Excess Cash Flow be applied toward the
                                    reduction of the principal balance of the Tharaldson Pool B Loan. The scheduled principal balance of the Tharaldson Pool B Loan on the Tharaldson Pool B Anticipated Repayment Date will be approximately $144,503,224.

                                 The Tharaldson Pool B Loan is neither
                                    cross-collateralized nor cross-defaulted with the Tharaldson Pool A Loan.

                                 The Tharaldson Pool B Properties consist of
                                    93 limited service hotels containing an
                                    aggregate of approximately 5,858 rooms.
                                    The Tharaldson Pool B Properties include franchises of Fairfield Inn, Comfort Inn, Hampton Inn, Residence Inn, Comfort Suites, Super 8, Holiday Inn Express, Courtyard, Country Inn & Suites and Days Inn. The weighted average occupancy for the year ended December 31, 1997 was approximately 76%, the ADR for such year was approximately $56.07 and the RevPAR for such year was approximately $42.67. Appraisals dated as of January 1, 1998 determined an aggregate value for the Tharaldson Pool B Properties of approximately $331,000,000, resulting in a Cut-Off Date LTV of approximately 55.4%. The DSCR for the Tharaldson Pool B Properties as of the Cut-Off Date is approximately 2.35x.

 C. The Tharaldson Pool A Loan
     and Mortgaged Properties .  The "Tharaldson Pool A Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $178,671,275 and is
                                    evidenced by a single note issued by 79
                                    corporations, 11 limited partnerships and two holding companies (the "Tharaldson Pool A Borrowers") formed for the purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the Tharaldson Pool A Properties and related activities. The Tharaldson Pool A Loan is secured by first priority mortgage and/or deed of trust liens encumbering the Tharaldson Pool A Borrowers' interests in 90 limited service hotels located in Arkansas, Iowa, Illinois, Indiana, Kentucky, Michigan, Minnesota, Montana, North Dakota, Ohio, Oklahoma, South Dakota, Texas and Wisconsin (the "Tharaldson Pool A Properties"). The Tharaldson Pool A Borrowers are indirectly owned by Tharaldson Motels, Inc., which is controlled by Gary Tharaldson and certain Tharaldson family members. The Tharaldson Pool A Borrowers own fee title to the Tharaldson Pool A Properties.

                                  The Tharaldson Pool A Loan bears interest
                                    at a fixed rate per annum equal to 6.876%
                                    (the "Tharaldson Pool A Initial Interest
                                    Rate") through and including February 10, 2008, calculated for any period based on the actual number of days elapsed and a 360-day year. From and after February 11, 2008 (the "Tharaldson Pool A Anticipated Repayment Date"), the Tharaldson Pool A Loan accrues interest at a fixed rate per annum equal to 8.876% (the "Tharaldson Pool A Revised Interest Rate"). All interest accrued at the excess of the Tharaldson Pool A Revised Interest Rate over the Tharaldson Pool A Initial Interest Rate (the "Tharaldson Pool A Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Tharaldson Pool A Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Tharaldson Pool A Revised Interest Rate. The Tharaldson Pool A Loan is scheduled to mature on February 11, 2023, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Tharaldson Pool A Due Date from and after the Tharaldson Pool A Anticipated Repayment Date. The Tharaldson Pool A Loan requires monthly payments of principal and interest of approximately $1,265,463 (based on a 25-year amortization schedule and the Tharaldson Pool A Initial Interest Rate). Additionally, commencing with the Tharaldson Pool A Due Date occurring on the Tharaldson Pool A Anticipated Repayment Date and on each Tharaldson Pool A Due Date thereafter, the Tharaldson Pool A Loan requires that all Tharaldson Pool A Excess Cash Flow be applied toward the reduction of the principal balance of the Tharaldson Pool A Loan. The scheduled principal balance of the Tharaldson Pool A Loan on the Tharaldson Pool A Anticipated Repayment Date will be approximately $140,908,257.

                                 The Tharaldson Pool A Loan is neither
                                    cross-collateralized nor cross-defaulted with the Tharaldson Pool B Loan.

                                 The Tharaldson Pool A Properties consist of
                                    90 limited service hotels containing an
                                    aggregate of approximately 5,848 rooms.
                                    The Tharaldson Pool A Properties include franchises of Fairfield Inn, Comfort Inn, Hampton Inn, Residence Inn, Comfort Suites, Country Inn & Suites, Courtyard, Sleep Inn, Homewood Suites, Super 8 and Tharaldson Inn & Suites. The weighted average occupancy for the year ended December 31, 1997 was approximately 76%, the ADR for such year was approximately $55.76 and the RevPAR for such year was approximately $42.41. Appraisals dated as of January 1, 1998 determined an aggregate value for the Tharaldson Pool A Properties of approximately $333,000,000, resulting in a Cut-Off Date LTV of approximately 53.7%. The DSCR for the Tharaldson Pool A Properties as of the Cut-Off Date is approximately 2.35x.

  D. The Green Acres Loan and
      Mortgaged Property ....... The "Green Acres Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $159,523,713 and is
                                    evidenced by a single consolidated note
                                    issued by Green Acres Mall, L.L.C., a
                                    Delaware limited liability company (the
                                    "Green Acres Borrower") with a purpose
                                    limited solely to acquiring, owning,
                                    operating, mortgaging and performing other related activities with respect to the Green Acres Property. The Green Acres Loan is secured by a first priority consolidated mortgage lien encumbering the retail shopping center known as Green Acres Mall and the adjacent convenience shopping center known as The Plaza at Green Acres located in Valley Stream, New York (the "Green Acres Property"). The Green Acres Borrower is owned indirectly by Vornado Realty Trust and Vornado Realty L.P. Vornado Realty Trust is the sole general partner of Vornado Realty L.P. and is a publicly traded real estate investment trust whose beneficial interests are listed on the New York Stock Exchange. The Green Acres Borrower owns fee title to the Green Acres Mall and a ground lease interest in The Plaza at Green Acres.

                                 The Green Acres Loan bears interest at a
                                    fixed rate per annum equal to 6.750% (the
                                    "Green Acres Initial Interest Rate")
                                    through and including February 10, 2008, calculated based on the actual number of days elapsed and a 360-day year. From and after February 11, 2008 (the "Green Acres Anticipated Repayment Date"), the Green Acres Loan accrues interest at a fixed rate per annum equal to 8.750% (the "Green Acres Revised Interest Rate"). All interest accrued at the excess of the Green Acres Revised Interest Rate over the Green Acres Initial Interest Rate (the "Green Acres Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Green Acres Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Green Acres Revised Interest Rate. The Green Acres Loan is scheduled to mature on March 11, 2028, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Green Acres Due Date from and after January 11, 2008. The Green Acres Loan requires monthly payments of principal and interest of approximately $1,047,747 (based on a 30-year amortization schedule and the Green Acres
                                    Initial Interest Rate). Additionally,
                                    commencing with the Green Acres Due Date occurring on the Green Acres Anticipated Repayment Date and on each Green Acres Due Date thereafter, the Green Acres Loan requires that all Green Acres Excess Cash Flow be applied toward the reduction of the principal balance of the Green Acres Loan. The scheduled principal balance of the Green Acres Loan on the Green Acres Anticipated Repayment Date will be approximately $136,830,761.

                                  The Green Acres Property consists of
                                    approximately 1,828,882 square feet of GLA
                                    (including anchors), of which
                                    approximately 505,725 square feet is
                                    enclosed shopping mall GLA. The Green
                                    Acres Property also contains 13
                                    free-standing out parcel buildings. The
                                    anchor tenants of the enclosed shopping
                                    mall include Macy's, Sears, J.C. Penney
                                    and Stern's. Sears owns two improvements to the Green Acres Property. The major out parcel tenants include The Dime Savings Bank, Red Lobster, Seaman's Furniture and Green Acres Cinema, a 6-screen movie theater. The Green Acres Property was approximately 91% leased (excluding anchor and storage space) as of March 25, 1998. An appraisal dated as of March 1, 1998 determined a value for the Green Acres Property of approximately $253,200,000, resulting in a Cut-Off Date LTV of approximately 63.0%. The DSCR for the Green Acres Property as of the Cut-Off Date is approximately 1.54x.

 E. The Americold Pool Loan and
     Mortgaged Properties ...... The "Americold Pool Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $148,500,000 and is
                                    evidenced by a note (the "Americold Pool
                                    Note A") issued by Americold Real Estate,
                                    L.P. (the "Americold Pool Borrower")
                                    formed for the sole purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the Americold Pool Properties. The Americold Pool Note A is cross-collateralized and cross-defaulted with a pari passu note (the "Americold Pool Note B") issued by the Americold Pool Borrower in the amount of $148,500,000 (the aggregate indebtedness represented by such notes being referred to herein as the "Total Americold Pool Loan"). The Total Americold Pool Loan had a principal balance as of the Cut-Off Date of approximately $297,000,000. The portion of the Total Americold Pool Loan evidenced by the Americold Pool Note B will not be included in the Trust Fund. The Americold Pool Loan is secured by first priority mortgage and/or deed of trust liens encumbering the Americold Pool Borrower's interest in 29 cold storage warehouses located throughout the United States (the "Americold Pool Properties"). The Americold Pool Borrower is owned indirectly by Vornado Realty Trust and Crescent Real Estate Equities, Inc., both of which are publicly traded real estate investment trusts whose beneficial interests are listed on the New York Stock Exchange. The Americold Pool Borrower owns fee title to 26 and leasehold title to 3 of the Americold Pool Properties.

                                 The Americold Pool Loan bears interest at a
                                    fixed rate per annum equal to 6.894% (the
                                    "Americold Pool Initial Interest Rate")
                                    through and including May 11, 2008,
                                    calculated for any period based on the
                                    actual number of days elapsed and a
                                    360-day year. From and after May 11, 2008
                                    (the "Ameri-
                                    cold Pool Anticipated Repayment Date"),
                                    the Americold Pool Loan accrues interest at a fixed rate per annum equal to 8.894% (the "Americold Pool Revised Interest Rate"). All interest accrued at the excess of the Americold Pool Revised Interest Rate over the Americold Pool Initial Interest Rate (the "Americold Pool Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Americold Pool Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Americold Pool Revised Interest Rate. The Americold Pool Loan is scheduled to mature on May 11, 2023, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Americold Pool Due Date from and after April 11, 2008. The Americold Pool Loan requires monthly payments of principal and interest of approximately $1,048,597 (based on a 25-year amortization schedule and the Americold
                                    Pool Initial Interest Rate). Additionally, commencing with the Americold Pool Due Date occurring on the Americold Pool Anticipated Repayment Date and on each Americold Pool Due Date thereafter, the Americold Pool Loan requires that all Americold Pool Excess Cash Flow be applied toward the reduction of the principal balance of the Americold Pool Loan. The scheduled principal balance of the Americold Pool Loan on the Americold Pool Anticipated Repayment Date will be approximately $116,872,746.

                                 The Americold Pool Properties consist of 29
                                    cold storage warehouses located throughout the United States and predominantly in the West, Pacific Northwest, and Northeast regions. The Americold Pool Properties contain approximately 155 million cubic feet of refrigerated space. Appraisals dated as of March 1, 1998 determined an aggregate value for the Americold Pool Properties of approximately $520,600,000, resulting in a Cut-Off Date LTV (based on the Total Americold Pool Loan) of approximately 57.0%. The DSCR (based on the Total Americold Pool Loan) for the Americold Pool Properties as of the Cut-Off Date is approximately 1.94x.

 F. The Pier 39 Loan and
     Mortgaged Property .......  The "Pier 39 Loan" had a principal balance as of the Cut-Off Date of approximately
                                    $116,669,545 and is evidenced by a single
                                    note issued by Pier 39 Limited
                                    Partnership, a California limited
                                    partnership (the "Pier 39 Borrower") the sole purpose of which is to own and operate the Pier 39 Property. The Pier 39 Loan is secured by a first priority deed of trust lien encumbering the ground lease interest of the Pier 39 Borrower in a retail property known as Pier 39 located in San Francisco, California (the "Pier 39 Property"). The sole general partner in the Pier 39 Borrower is Pier 39 GP, LLC ("Pier 39 GP"), a Delaware limited liability company. The sole beneficial owner of Pier 39 GP is Pier 39 GP, Inc. ("Pier 39 Inc."), a Delaware corporation. The Pier 39 Borrower owns leasehold title to the Pier 39 Property.

                                 The Pier 39 Loan bears interest at a fixed
                                    rate per annum equal to 7.107% (the "Pier
                                    39 Initial Interest Rate") through and
                                    including April 10, 2008, calculated for any period based on a 360-day year and the actual number of days elapsed in such period. From and after April 11, 2008 (the "Pier 39 Anticipated Repayment Date"), the Pier 39 Loan will bear interest at a fixed rate per annum equal to 9.107% (the "Pier 39 Revised Interest Rate"). All interest accrued at the excess of the Pier 39 Revised Interest Rate over the Pier 39 Initial Interest Rate (the "Pier 39 Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Pier 39 Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Pier 39 Revised Interest Rate. The Pier 39 Loan is scheduled to mature on February 11, 2028, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Due Date from and after January 11, 2008. The Pier 39 Loan requires monthly payments of principal and interest of approximately $794,634 (based on a 30-year amortization schedule and the Pier 39 Initial Interest Rate). Additionally, commencing with the Pier 39 Due Date occurring on the Pier 39 Anticipated Repayment Date and on each Pier 39 Due Date thereafter, the Pier 39 Loan requires that all Pier 39 Excess Cash Flow be applied toward the reduction of the principal balance of the Pier 39 Loan. The scheduled principal balance of the Pier 39 Loan on the Pier 39 Anticipated Repayment Date will be approximately $100,515,980.

                                 The Pier 39 Property is improved with 16
                                    two-story retail buildings, two
                                    three-story retail buildings, a 980 space parking garage, Pier 39 itself, an adjacent walking pier and an improved waterfront parkway. The Pier 39 Property contains approximately 239,011 square feet of GLA. As of April 1, 1998, the Pier 39 Property was approximately 98% leased. An appraisal dated as of December 29, 1997 determined a value for the Pier 39 Property of approximately $158,000,000, resulting in a Cut-Off Date LTV of approximately 73.8%. The DSCR for the Pier 39 Property as of the Cut-Off Date is approximately 1.38x.

 G. The One Commerce Square
     Loan and Mortgaged
     Property .................  The "One Commerce Square Loan" had a
                                    principal balance as of the Cut-Off Date of approximately $111,410,632 and is evidenced by two tranches of notes (the
                                    "One Commerce Square Tranche A Note" and the "One Commerce Square Tranche B Note," each a "One Commerce Square Note") issued by Commerce Square Partners-Philadelphia Plaza, L.P., a Delaware limited partnership (the "One Commerce Square Borrower") formed solely for the purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the One Commerce Square Property. The One Commerce Square Loan is secured by a first priority mortgage encumbering an office building known as One Commerce Square located in Philadelphia, Pennsylvania (the "One Commerce Square Property"). The One Commerce Square
                                    Borrower has two general partners,
                                    TDP-Commerce Square Gen-Par, LLC
                                    ("TDP Commerce Square") and Prometheus
                                    Investment Holdings, LLC ("PIHLLC"). The
                                    One Commerce Square Borrower owns fee
                                    title to the One Commerce Square Property.

                                 The One Commerce Square Loan bears interest
                                    at a fixed rate per annum equal to 6.995%
                                    (the "One Commerce Square Initial Interest
                                    Rate"), through and including April 10,
                                    2008, calculated for any period based on a 360-day year and the actual number of days elapsed in such period. From and after April 11, 2008 (the "One Commerce Square Anticipated Repayment Date"), the One Commerce Square Loan accrues interest at a fixed rate per annum equal to 8.995% (the "One Commerce Square Revised Interest Rate"). All interest accrued at the excess of the One Commerce Square Revised Interest Rate over the One Commerce Square Initial Interest Rate (the "One Commerce Square Excess Interest"), together with interest thereon, will be deferred and added to the outstanding indebtedness under the One Commerce Square Loan, and will, to the extent permitted by applicable law, earn interest at the One Commerce Square Revised Interest Rate. The One Commerce Square Tranche B Note is scheduled to mature on September 11, 2002 (the "One Commerce Square Tranche B Note Maturity Date") and fully amortizes over its term. The One Commerce Square Tranche A Note is scheduled to mature on April 11, 2028 (the "One Commerce Square Tranche A Note Maturity Date"), but may be prepaid without payment of a yield maintenance charge or prepayment premium on any One Commerce Square Due Date from and after the One Commerce Square Due Date immediately prior to the One Commerce Square Anticipated Repayment Date. The One Commerce Square Loan requires monthly payments (the "One Commerce Square Monthly Debt Service Payment Amount") of principal and interest (based on the applicable amortization schedule for each One Commerce Square Note and the One Commerce Square Initial Interest Rate) of (i) approximately $1,242,235 until the payment date immediately prior to the One Commerce Square Tranche B Note Maturity Date, and
                                    (ii) approximately $537,202 commencing on
                                    October 11, 2002 and until the payment
                                    date immediately prior to the One Commerce
                                    Square Tranche A Note Maturity

                                    Date. Additionally, commencing on the One
                                    Commerce Square Anticipated Repayment Date and on each One Commerce Square Due Date thereafter, the One Commerce Square Loan requires that all One Commerce Square Excess Cash Flow for the month preceding the month in which the One Commerce Square Due Date occurs be applied toward the reduction of the principal balance of the One Commerce Square Tranche A Note. The scheduled principal balance of the One Commerce Square Loan on the One Commerce Square Anticipated Repayment Date will be approximately $68,865,873.

                                 The One Commerce Square Property is
                                    comprised of the One Commerce Square
                                    Borrower's fee interest in approximately
                                    1.5 acres of land improved with a 41-story
                                    Class A office building, one-half of a
                                    two-level subterranean below-grade parking facility containing approximately 490 parking spaces and one-half of an open-air plaza containing a fountain and certain other improvements. The One Commerce Square Property was built in 1987 and contains approximately 942,866 square feet of rentable office space. The open-air plaza is located between the One Commerce Square Property and an adjacent similar Class A office building (the "Two Commerce Square Property"). The One Commerce Square Property's largest tenant is International Business Machines Corporation ("IBM"), which leases approximately 504,112 square feet, approximately 75% of which is subleased by IBM to more than ten different tenants. As of March 12, 1998, the One Commerce Square Property was approximately 91.4% leased with an annualized base rent of approximately $23,176,233. An appraisal dated as of February 1, 1998 determined a value for the One Commerce Square Property of approximately $135,000,000, resulting in a Cut-Off Date LTV of approximately 82.5%. The DSCR for the One Commerce Square Property as of the Cut-Off Date is approximately 1.34x for the One Commerce Square Tranche A Note and 1.07x for the One Commerce Square Tranche B Note.

 H. The Marriott Desert Springs
     Loan and Mortgaged
     Property .................  The "Marriott Desert Springs Loan" had a
                                    principal balance as of the Cut-Off Date of approximately $102,418,958 and is evidenced by a single note issued by DS Hotel LLC, a Delaware limited liability company (the "Marriott Desert Springs Borrower") formed for the purpose of owning and operating the Marriott Desert Springs Property. The Marriott Desert Springs Loan is secured by a first priority deed of trust lien encumbering a full service resort hotel (with golf courses) located in Palm Desert, California (the "Marriott Desert Springs Property"). The sole equity owner of the Marriott Desert Springs Borrower is Marriott DSM LLC ("Marriott DSM"), a Delaware limited liability company. The sole equity owner of Marriott DSM is Marriott Desert Springs

                                    Marriott Limited Partnership ("DSMLP"), a
                                    Delaware limited partnership. The Marriott
                                    Desert Springs Borrower owns fee and
                                    leasehold title to the Marriott Desert
                                    Springs Property.

                                 The Marriott Desert Springs Loan bears
                                    interest at a fixed rate per annum equal to 7.800% (the "Marriott Desert Springs Initial Interest Rate") through and including June 10, 2010, calculated for any period based on a 360-day year and the actual number of days elapsed in such period. From and after June 11, 2010 (the "Marriott Desert Springs Anticipated Repayment Date"), the Marriott Desert Springs Loan will bear interest at a fixed rate per annum equal to 9.800% (the "Marriott Desert Springs Revised Interest Rate"). All interest accrued at the excess of the Marriott Desert Springs Revised Interest Rate over the Marriott Desert Springs Initial Interest Rate (the "Marriott Desert Springs Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Marriott Desert Springs Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Marriott Desert Springs Revised Interest Rate. The Marriott Desert Springs Loan is scheduled to mature on December 11, 2022, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Marriott Desert Springs Due Date from and after the Marriott Desert Springs Anticipated Repayment Date. The Marriott Desert Springs Loan requires monthly payments of principal and interest of approximately $788,726 (based on a 25-year amortization schedule and the Marriott Desert Springs Initial Interest Rate). Additionally, commencing with the Marriott Desert Springs Due Date occurring on the Marriott Desert Springs Anticipated Repayment Date and on each Marriott Desert Springs Due Date thereafter, the Marriott Desert Springs Loan requires that all Marriott Desert Springs Excess Cash Flow be applied toward the reduction of the principal balance of the Marriott Desert Springs Loan. The scheduled principal balance of the Marriott Desert Springs Loan on the Marriott Desert Springs Anticipated Repayment Date will be approximately $75,085,499.

                                 The Marriott Desert Springs Property is
                                    improved with an 884-room luxury-class
                                    resort hotel, two golf courses, five
                                    full-service restaurants, two snack shops, an atrium lounge, a night club, several retail shops, a 30,000 square foot spa, over 49,000 square feet of meeting space, five swimming pools, 20 tennis courts, 1,482 parking spaces and other resort-oriented facilities. For the year ended December 31, 1997, average occupancy at the Marriott Desert Springs Property was approximately 73%, the ADR was approximately $169 and the RevPAR was approximately $123. An appraisal dated as of November 14, 1997 determined a value for the Marriott Desert Springs Property of approxi-mately $237,000,000, resulting in a Cut-Off Date LTV of approximately 43.2%. The DSCR for the Marriott Desert Springs Property as of the Cut-Off Date is approximately 2.27x.

                                 Simultaneously with the origination of the
                                    Marriott Desert Springs Loan, GSMC made a loan (the "Marriott Desert Springs Parent Loan") to Marriott DSM LLC ("Marriott DSM") having an aggregate principal balance as of the Cut-Off Date of approximately $19,733,165. See
                                    "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert
                                    Springs: The Loan--The Marriott Desert
                                    Springs Parent Loan". Payments of
                                    principal and interest on, and any other proceeds with respect to, the Marriott Desert Springs Parent Loan will be deposited into the Class M Distribution Account and will be allocated exclusively to the Class M Certificates and will not serve as credit support for any other Class of Certificates. The Marriott Desert Springs Parent Loan will not be part of the Mortgage Pool and references in this Prospectus Supplement to the term "Mortgage Loan" do not include the Marriott Desert Springs Parent Loan.

 I. The Showcase Loan and
     Mortgaged Property .......  The "Showcase Loan" had a principal balance as of the Cut-Off Date of approximately
                                    $78,998,166 and is evidenced by a single
                                    note issued by Showcase Mall Joint
                                    Venture, a special purpose Nevada general partnership (the "Showcase Borrower") formed for the purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the Showcase Property. The Showcase Loan is secured by a first priority deed of trust lien encumbering an entertainment/retail center, which is comprised of two buildings on non-adjoining parcels connected via a skywalk located on Las Vegas Boulevard in Las Vegas, Nevada (the "Showcase Property"). The general partners of the Showcase Borrower are Forest City Galaxy, Inc. ("Showcase GP I"), a Nevada corporation, and Island Plaza Partners III LLC ("Showcase GP II"), a Nevada limited liability company. The Showcase Borrower owns fee title to the Showcase Property.

                                 The Showcase Loan bears interest at a fixed
                                    rate per annum equal to 7.523% (the
                                    "Showcase Initial Interest Rate") through and including November 10, 2007, calculated for any period based on the actual number of days elapsed and a 360-day year. From and after November 11, 2007 (the "Showcase Anticipated Repayment Date"), the Showcase Loan accrues interest at a fixed rate per annum equal to 9.523% (the "Showcase Revised Interest Rate"). All interest accrued at the excess of the Showcase Revised Interest Rate over the Showcase Initial Interest Rate (the "Showcase Excess Interest"), together with interest thereon, will be deferred and will not be paid until after the principal balance of the Showcase Loan has been reduced to zero. Amounts so deferred will, to the extent permitted by applicable law, accrue interest at the Showcase Revised Interest Rate. The Showcase Loan is scheduled to mature on November 11, 2025, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Showcase Due Date from and after October 11, 2007. The Showcase Loan requires monthly payments of principal and interest of approximately $573,553 (based on a 337 month amortization schedule and the Showcase Initial Interest Rate). Additionally, commencing with the Showcase Due Date occurring on the Showcase Anticipated Repayment Date and on each Showcase Due Date thereafter, the Showcase Loan requires that all Showcase Excess Cash Flow be applied toward the reduction of the principal balance of the Showcase Loan. The scheduled principal balance of the Showcase Loan on the Showcase Anticipated Repayment Date will be approximately $67,183,709.

                                 The Showcase Property is improved with a
                                    four-floor entertainment and retail
                                    center, and a 1500 space parking garage
                                    and multi-screen movie theater on a
                                    non-adjacent parcel which is connected via a skywalk. The Showcase Property contains approximately 189,970 square feet of GLA occupied by six tenants. The five largest tenants by GLA are Sega Gameworks (47,161 square feet), United Artists Theatre (41,108 square feet), All Star Cafe (36,172 square feet), World of Coke (31,079 square feet), and Ethel M. Chocolates (28,601 square feet). The other tenant occupies approximately 105 square feet of GLA. As of March 16, 1998, the Showcase Property was approximately 99% leased. An appraisal dated as of August 11, 1997 determined a value for the Showcase Property of approximately $117,500,000, resulting in a Cut-Off Date LTV of approximately 67.2%. The DSCR for the Showcase Property as of the Cut-Off Date is approximately 1.44x.

 J. The Crystal City Pool Loan
     and Mortgaged Properties .  The "Crystal City Pool Loan" had a principal balance as of the Cut-Off Date of
                                    approximately $76,608,478 and is evidenced by a single note issued by CESC Crystal/Rosslyn L.L.C., a Delaware limited liability company (the "Crystal City Pool Borrower") formed for the purpose of acquiring, owning, operating, mortgaging and performing other related activities with respect to the Crystal City Pool Properties. The Crystal City Pool Loan is secured by a first priority deed of trust lien encumbering three office buildings located in Arlington, Virginia, known as Crystal Gateway North ("Crystal Gateway"), 1919 South Eads Street ("South Eads Street"), and Arlington Plaza ("Arlington Plaza," and collectively, the "Crystal City Pool Properties," or individually, each a "Crystal City Pool Property"). The sole beneficial owner of the Crystal City Pool Borrower is Charles E. Smith Commercial

                                    Realty, L.P. ("CES Commercial Realty").
                                    The Crystal City Pool Borrower owns fee
                                    title to the Crystal City Pool Properties.

                                 The Crystal City Pool Loan bears interest at
                                    a fixed rate per annum equal to 6.904%
                                    (the "Crystal City Pool Initial Interest
                                    Rate") through and including November 10, 2007, calculated for any period based on a 360-day year consisting of twelve 30-day months From and after November 11, 2007 (the "Crystal City Pool Anticipated Repayment Date"), the Crystal City Pool Loan accrues interest at a fixed rate per annum equal to 8.904% (the "Crystal City Pool Revised Interest Rate"). All interest accrued at the excess of the Crystal City Pool Revised Interest Rate over the Crystal City Pool Initial Interest Rate (the "Crystal City Pool Excess Interest"), together with interest thereon, will be deferred and added to the outstanding indebtedness under the Crystal City Pool Loan, and will, to the extent permitted by applicable law, earn interest at the Crystal City Pool Revised Interest Rate. The Crystal City Pool Loan is scheduled to mature on November 11, 2027, but may be prepaid without payment of a yield maintenance charge or prepayment premium on any Crystal City Pool Due Date from and after the Crystal City Pool Anticipated Repayment Date. The Crystal City Pool Loan requires monthly payments of principal and interest of approximately $507,328 (based on a 30-year amortization schedule and the Crystal City Pool Initial Interest Rate). Additionally, commencing on the Crystal City Pool Anticipated Repayment Date and on each Crystal City Pool Due Date thereafter, the Crystal City Pool Loan requires that all Crystal City Pool Excess Cash Flow for the month preceding the month in which the Crystal City Pool Due Date occurs be applied toward the reduction of the principal balance of the Crystal City Pool Loan. The scheduled principal balance of the Crystal City Pool Loan on the Crystal City Pool Anticipated Repayment Date will be approximately $65,925,554.

                                 Crystal Gateway is improved with an
                                    eight-story Class A office building and a four-level subterranean parking facility containing 919 parking spaces. Crystal Gateway was built in 1987 and contains approximately 307,716 square feet of net rentable office space and approximately 4,287 square feet of storage space. South Eads Street is improved with a four-story Class A office building and a three-level subterranean parking facility containing 351 parking spaces. South Eads Street was built in 1990 and contains approximately 93,330 square feet of net rentable office space. Arlington Plaza is improved with an 11-story triangular shaped office building and a four-level subterranean parking facility containing 332 parking spaces. Arlington Plaza was built in 1985 and contains approximately 174,083 square feet of net rentable office space. The U.S. Government leases approximately

                                    245,200 square feet (or approximately
                                    42.3% of GLA) of the Crystal City Pool
                                    Properties. As of March 1, 1998, the
                                    Crystal City Pool Properties were
                                    approximately 97.0% leased with an
                                    annualized base rent of approximately
                                    $14,713,344. Appraisals dated as of
                                    October 2, 1997 and October 10, 1997
                                    determined an aggregate value for the
                                    Crystal City Pool Properties of
                                    approximately $115,100,000, resulting in a
                                    Cut-Off Date LTV of approximately 66.6%.
                                    The DSCR for the Crystal City Pool
                                    Properties as of the Cut-Off Date is
                                    approximately 1.61x.

 K. Originators ...............  GSMC originated the Americold Pool Loan, the
                                    URS Pool Loan, the Green Acres Loan, the
                                    One Commerce Square Loan, the Pier 39
                                    Loan, the Tharaldson Pool A Loan and the
                                    Tharaldson Pool B Loan. To facilitate loan closings, GSMC engaged GMACCM to originate the Crystal City Pool Loan, the Marriott Desert Springs Loan and the Showcase Loan on GSMC's behalf, and concurrently with the origination, GSMC acquired a 100% participation interest in each such Mortgage Loan. GSMC and GMACCM are collectively referred to herein as the "Originators." GMACCM will make certain representations and warranties with respect to the Mortgage Loans it originated and GSMC will make certain representations and warranties (a) with respect to the Mortgage Loans it originated, and (b) with respect to the Mortgage Loans GMACCM originated, but only to the extent that GMACCM did not make such representations and warranties (GSMC and GMACCM in the capacity of making representations and warranties, being each referred to as a "Responsible Party").

 L. General ...................  For a further description of the Mortgage
                                    Loans and Mortgaged Properties, see
                                    "Description of the Mortgaged Properties and the Mortgage Loans" and "Mortgage Pool Characteristics" herein.

Payment, Sale, Substitution and
 Release Provisions ...........  The Mortgage Loans generally prohibit the transfer or sale of the Mortgaged
                                    Properties (except (a) to certain
                                    permitted transferees and (b) in
                                    connection with a release and related
                                    permitted defeasance or prepayment and
                                    except that the Tharaldson Pool A Loan,
                                    the Tharaldson Pool B Loan, the URS Pool
                                    Loan and the Americold Pool Loan permit
                                    substitution of Mortgaged Properties if
                                    certain conditions are met) unless the
                                    Master Servicer has consented thereto and there shall have been received written confirmation from each Rating Agency that such transfer or sale will not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

                                 All of the Mortgage Loans provide that after
                                    a specified period (a "Defeasance Lockout
                                    Period") and prior to the related
                                    Anticipated Repayment Date (or in the case of the Pier 39

                                    Loan, until 90 days prior to the Pier 39
                                    Anticipated Repayment Date), the
                                    applicable borrower may obtain the release of one or more of the Mortgaged Properties from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury obligations, which generally provide for payments on or prior to all successive scheduled dates upon which interest and principal payments are due under the related Note (each such date, a "Due Date") through and including the respective Anticipated Repayment Date, in amounts equal to the portion of the scheduled payments due on such dates (or, in the case of an Anticipated Repayment Date, an amount determined as if the related Mortgage Loans were to mature on such Anticipated Repayment Date) that are attributable to a portion of the Mortgage Loan equal to the release amount required to be paid with respect to the Mortgaged Property or Properties to be released. In the event of a release in connection with a partial defeasance, the Mortgage Loans secured by multiple Mortgaged Properties generally require that the principal amount defeased equal at least a specified amount which is greater than the Allocated Loan Amount of the Mortgaged Property so released with certain exceptions (such as in the event of a partial prepayment in connection with a casualty or condemnation). Such Mortgage Loans also generally require that the debt service coverage ratio (as such term is defined in the related loan agreements) of the remaining Mortgaged Property or Properties, after giving effect to such release, be greater than both the debt service coverage ratio at origination of the related Mortgage Loan and the debt service coverage ratio immediately prior to such release. The terms of the Americold Pool Loan, the URS Pool Loan and the Crystal City Pool Loan permit the respective Borrowers to partially prepay the related Mortgage Loan during its Defeasance Lockout Period to cause the release of one or more Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Mortgaged Properties.

                                 All of the Mortgage Loans secured by
                                    multiple Mortgaged Properties provide that on and after the related first permitted prepayment date, in connection with a prepayment, the related borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the related Mortgage. Each Mortgage Loan secured by multiple Mortgaged Properties generally requires that the related borrower prepay a specified amount which is greater than the Allocated Loan Amount of any Mortgaged Property released in connection with a partial prepayment, with certain exceptions such as in the event of a partial prepayment in connection with a casualty or condemnation. Such Mortgage Loans generally also require that the debt service coverage ratio (as that term is defined in the respective loan agree-ments) of the remaining Mortgaged Properties, after giving effect to such release, be at least equal to the greater of each of the debt service coverage ratio at origination and the debt service coverage ratio immediately prior to the release.

The Offered Certificates ......  The Class A-1 Certificates will have an initial Certificate Principal Amount of
                                    $278,000,000.

                                 The Class A-2 Certificates will have an
                                    initial Certificate Principal Amount of
                                    $694,315,000.

                                 The Class B Certificates will have an
                                    initial Certificate Principal Amount of
                                    $91,595,000.

                                 The Class C Certificates will have an
                                    initial Certificate Principal Amount of
                                    $84,549,000.

                                 The Class D Certificates will have an
                                    initial Certificate Principal Amount of
                                    $98,641,000.

                                 The Class E Certificates will have an
                                    initial Certificate Principal Amount of
                                    $70,458,000.

                                 The Class A-1, Class A-2, Class B, Class C,
                                    Class D, Class E, Class F and Class G
                                    Certificates are collectively referred to herein as the "Sequential Pay
                                    Certificates."

                                 The Class X Certificates will have an
                                    initial Notional Amount of approximately
                                    $1,148,459,000. The Notional Amount of the
                                    Class X Certificates will generally be
                                    equal to the sum of the Certificate
                                    Principal Amounts of the Class A-1, Class
                                    A-2, Class B and Class C Certificates,
                                    plus the amount of any unpaid Interest
                                    Shortfall on such Classes. The Class X
                                    Certificates are sometimes referred to
                                    herein collectively as the "Coupon Strip
                                    Certificates".

The Private Certificates ......  The Class F Certificates will have an initial Certificate Principal Amount of
                                    $63,411,000.

                                 The Class G Certificates will have an
                                    initial Certificate Principal Amount of
                                    $28,183,997.

                                 The Class M Certificates will have an
                                    Initial Certificate Principal Amount of
                                    $19,733,165.

                                 The Class Q, Class R and Class LR
                                    Certificates will not have Certificate
                                    Principal Amounts or Notional Amounts.

                                 The Class F, Class G, Class M, Class Q,
                                    Class R and Class LR Certificates are not offered hereby.

Pass-Through Rates ............  The per annum rate at which interest accrues
                                    (the "Pass-Through Rate") on each Class of
                                    Offered Certificates during any Interest
                                    Accrual Period will be as follows:

                                 The Pass-Through Rate on the Class A-1 and
                                    Class A-2 Certificates is a per annum rate
                                    equal to    % and    %, respectively.

                                  The Pass-Through Rate on the Class X
                                    Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates and the Class C Certificates, weighted on the basis of their respective Certificate Principal Amounts.

                                 The Pass-Through Rate on the Class B
                                    Certificates is a per annum rate equal to
                                    the WAC Rate minus    %.

                                 The Pass-Through Rate on the Class C
                                    Certificates is a per annum rate equal to
                                    the WAC Rate minus    %.

                                 The Pass-Through Rate on the Class D and
                                    Class E Certificates is a per annum rate equal to the WAC Rate.

                                 The initial Pass-Through Rate for each Class
                                    of Offered Certificates is set forth on
                                    the cover page of this Prospectus
                                    Supplement.

                                 The "WAC Rate" with respect to any
                                    Distribution Date is a per annum rate
                                    equal to the product of the weighted
                                    average of the Net Mortgage Rates in
                                    effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances on such Due Dates.

                                 The "Net Mortgage Rate" with respect to any
                                    Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan for any Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

                                 The "Mortgage Rate" with respect to any
                                    Mortgage Loan is the per annum rate in
                                    effect from time to time at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to all the Mortgage Loans other than the Crystal City Pool Loan, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and
                                    (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

                                 Calculations of interest on the Offered
                                    Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

Distributions .................  On each Distribution Date, each Class of
                                    Offered Certificates will be entitled to receive distributions of interest in an amount equal to the Interest Distribution Amount for such Class and Distribution Date, to the extent of Available Funds, if any, remaining after distributions to each other Class of Certificates that is senior to such Class of interest and principal to which each such senior Class is then entitled and of amounts to reimburse each such senior Class for Realized Losses (including interest compounded monthly thereon) previously allocated to such senior Classes, as further described under "Description of the Offered
                                    Certificates--Distributions" herein. The seniority of a Class relative to other Classes will be determined in accordance with the subordination provisions described under "--Subordination" below.

                                 The "Interest Distribution Amount" with
                                    respect to any Distribution Date and each Class of Regular Certificates will equal
                                    (A) the sum of (i) the Interest Accrual
                                    Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) the amount of any Excess Prepayment Interest Shortfall allocated to such Class as described under "--Subordination" below. The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Sequential Pay Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount; and with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Notional Amount of such Class.

                                 An "Interest Shortfall" with respect to any
                                    Distribution Date for any Class of Regular
                                    Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than any Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

                                 For purposes of calculating the Interest
                                    Accrual Amount for any Class of Regular
                                    Certificates and any Distribution Date,
                                    any reduction of Certificate Principal
                                    Amount or Notional Amount, as applicable, as a result of distributions to such Class or any related Class, respectively, and reductions in Certificate Principal Amount or Notional Amount, as applicable, as a result of the occurrence and allocations of Realized Losses on the Distribution Date occurring in the related Interest Accrual Period, shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 On each Distribution Date prior to the
                                    Cross-over Date, an amount equal to the
                                    Principal Distribution Amount will be
                                    distributed, to the extent of available
                                    funds therefor:

                                 first, to the Class A Certificates, in
                                    reduction of their respective Certificate
                                    Principal Amounts in the following order:
                                    first, to the Class A-1 Certificates and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

                                 second, to the Class B Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount of such Class is reduced to zero;

                                 third, to the Class B Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 fourth, to the Class C Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount of such Class is reduced to zero;

                                 fifth, to the Class C Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 sixth, to the Class D Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                 seventh, to the Class D Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                  eighth, to the Class E Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                 ninth, to the Class E Certificates, for
                                    unreimbursed amounts of Realized Losses
                                    previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 tenth, to the Class F Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero;

                                 eleventh, to the Class F Certificates, for
                                    the unreimbursed amounts of Realized
                                    Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 twelfth, to the Class G Certificates, in
                                    reduction of the Certificate Principal
                                    Amount thereof, until the Certificate
                                    Principal Amount thereof is reduced to
                                    zero; and

                                 thirteenth, to the Class G Certificates, for
                                    the unreimbursed amounts of Realized
                                    Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate compounded monthly from the date the related Realized Loss was allocated to such Class;

                                 in each case to the extent of Available
                                    Funds remaining after required
                                    distributions to all more senior Classes of Certificates and of interest to such Class.

                                 On each Distribution Date occurring on and
                                    after the Cross-over Date, regardless of the allocation of principal payments described in priority first in the preceding sentence, an amount equal to the Principal Distribution Amount will be distributed, first, to the Class A-1 Certificates and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts until the Certificate Principal Amount of each such Class is reduced to zero; and second, to the Class A-1 Certificates and Class A-2 Certificates, for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses previously allocated to each such Class. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal other than the Class A-1 and Class A-2 Certificates has been reduced to zero. The Class X Certificates will not be entitled to any distributions of principal.

                                 The "Principal Distribution Amount" for any
                                    Distribution Date is equal to the sum for all Mortgage Loans, without duplication of (i) the principal component of all Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans, (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans, (iii) the principal component of any payment on any Mortgage Loan received or applied on or after the maturity date thereof in the related Collection Period, (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan, and (v) the Principal Shortfall, if any, for such Distribution Date.

                                 For purposes of the foregoing definition of
                                    Principal Distribution Amount, the term
                                    "Principal Shortfall" for any Distribution
                                    Date means the amount, if any, by which
                                    (i) the Principal Distribution Amount for the preceding Distribution Date exceeds
                                    (ii) the aggregate amount actually
                                    distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

                                 Any Prepayment Premiums received (which are
                                    generally payable only in connection with Mortgage Loan events of default) will be distributed to the holders of the Class X, Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates in the manner and priority described in "Description of the Offered Certificates--Distributions--Prepayment
                                    Premiums."

                                 Any Excess Interest received, other than
                                    with respect to the Marriott Desert
                                    Springs Loan, will be distributed to
                                    holders of the Class A-2, Class B, Class
                                    C, Class D, Class E, Class F and Class G
                                    Certificates, pro rata, based on their
                                    initial Certificate Principal Amounts. Any
                                    Excess Interest received with respect to the Marriott Desert Springs Loan will be distributed to holders of the Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts.

                                 Except as described in this paragraph, the
                                    holders of the Class M, Class Q, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The holders of the Class Q Certificates will be entitled to distributions of Net Default Interest and the holders of the Class M Certificates will be entitled to distributions from payments on the Marriott Desert Springs Parent Loan, in each case, to the extent set forth in the Pooling Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any

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                                    Distribution Date after all distributions
                                    with respect to the Regular Certificates on such Distribution Date have been made. The Class LR Certificateholders will be entitled to receive any funds remaining in the Lower-Tier Distribution Account on any Distribution Date after all distributions with respect to the regular interests in the Lower-Tier REMIC on such Distribution Date have been made. The Class LR Certificateholders will also be entitled to receive the proceeds of the remaining assets in the Lower-Tier REMIC, if any, after the Certificate Principal Amounts of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Lower-Tier REMIC on such date.

                                 See "Description of the Offered
                                    Certificates--Distributions."

P&I Advances ..................  The Master Servicer is required to make an advance (each, a "P&I Advance") in respect of delinquent Monthly Payments on the Mortgage Loans, subject to a determination of recoverability and the limitations described herein. P&I Advances will generally equal the delinquent portion of the Monthly Payment as specified in the related Note (with interest calculated at the Net Mortgage Rate plus the Trustee Fee
                                    Rate). The Master Servicer will not be
                                    required to advance Default Interest,
                                    Excess Interest or Prepayment Premiums.
                                    The amount required to be advanced in
                                    respect of any Distribution Date and any delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to the related Appraisal Reduction Amount, less
                                    (ii) the product of (a) the amount
                                    required to be advanced by the Master
                                    Servicer in respect of delinquent payments of interest without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is the Appraisal Reduction Amount and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. If the Master Servicer fails to make a required P&I Advance, the Trustee, as acting or successor Master Servicer, acting in accordance with the Servicing Standard, will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, each subject to a determination of recoverability. See "The Pooling Agreement--Advances" herein.

Subordination .................  Except as described below, as a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates. The Class C Certificates will be likewise protected by the subordination of the Class D, Class E, Class F and Class G Certificates. The Class D Certificates will be likewise protected by the subordination of the Class E, Class F and Class G Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F and Class G Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest (other than Excess Interest) and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth to the Class C Certificates; sixth, to the Class B Certificates; and finally, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective outstanding Certificate Principal Amounts. No other form of credit enhancement, including any payments on, or proceeds with respect to, the Marriott Desert Springs Parent Loan will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from
                                    Servicing Compensation other than the
                                    Servicing Fee, interest on Advances (to
                                    the extent not covered by Default
                                    Interest), extraordinary expenses of the
                                    Trust Fund, a reduction of the interest
                                    rate of a Mortgage Loan by a bankruptcy
                                    court or other unanticipated or
                                    default-related expenses of the Trust Fund for which there is no corresponding collection from the borrower will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from Excess Prepayment Interest Shortfalls will be allocated to reduce the interest entitlement of each Class of Certificates, pro rata, based upon the amount of interest which would otherwise be distributable to each Class. See "Description of the Offered
                                    Certificates--Distributions--Payment
                                    Priorities" herein.

Optional Termination; Optional
 Mortgage Loan Purchase .......  The Seller, and if the Seller does not exercise the option, the Master Servicer and, if neither the Master Servicer nor the Seller exercises the option, the holders of the Class LR

                                    Certificates representing greater than a
                                    50% Percentage Interest of the Class LR
                                    Certificates, will have the option to
                                    purchase, at the purchase price specified herein, all of the Mortgage Loans and the Marriott Desert Springs Parent Loan, and all property acquired through exercise of remedies in respect of any Mortgage Loan or the Marriott Desert Springs Parent Loan, remaining in the Trust Fund, and thereby effect the termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

                                 See "The Pooling Agreement--Optional
                                    Termination; Optional Mortgage Loan
                                    Purchase."

Certain Federal Income Tax
 Consequences .................  The Trust Fund will include two separate real estate mortgage investment conduits
                                    (each, a "REMIC"). One REMIC (the
                                    "Lower-Tier REMIC") will hold the Mortgage
                                    Loans and any related property.
                                    Collections in the Lower-Tier REMIC will be used to make payments of principal and interest on regular interests in the Lower-Tier REMIC held by the second REMIC (the "Upper-Tier REMIC"), and which in turn are used to make distributions on the Certificates (other than the Class LR, Class M and Class Q Certificates), which represent interests in the Upper-Tier REMIC. For ease of presentation, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 Elections will be made to treat each of the
                                    Lower-Tier REMIC and the Upper-Tier REMIC as REMICs and, in the opinion of counsel, each will qualify as a REMIC for federal income tax purposes. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Regular Certificates") will represent "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively, the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. In addition, the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates also represent undivided beneficial interests in portions of the Excess Interest, which portions of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Furthermore, the Class Q Certificates will represent the right to receive Net Default Interest and the Class M Certificates will represent undivided beneficial interests in the Marriott Desert Springs Parent Loan, which portions of the Trust Fund will be treated as part of the grantor trust for federal income tax purposes.

                                  The regular interests represented by the
                                    Offered Certificates will be treated as
                                    newly originated debt instruments for
                                    federal income tax purposes. Beneficial
                                    owners will be required to report income
                                    thereon in accordance with the accrual
                                    method of accounting. Although not free
                                    from doubt, it is anticipated that the
                                    Class X Certificates will be treated as
                                    issued with original issue discount for
                                    federal income tax purposes in an amount
                                    equal to the excess of all distributions
                                    of interest expected to be received
                                    thereon over their issue price, including
                                    accrued interest. [It is anticipated that
                                    the regular interests represented by the
                                    Class   Certificates will be issued with
                                    original issue discount in an amount equal
                                    to the excess of their initial Certificate
                                    Principal Amounts over their respective
                                    issue prices. It is also anticipated that
                                    the regular interests represented by the
                                    Class   Certificates will be issued at a
                                    premium and that the regular interests
                                    represented by the Class   Certificates
                                    will be issued with de minimis original
                                    issue discount for federal income tax
                                    purposes.] See "Federal Income Tax
                                    Consequences" herein and "Federal Income
                                    Tax Consequences--REMIC
                                    Certificates--Income from Regular
                                    Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Federal Income Tax Consequences" herein.

ERISA Considerations ..........  The United States Department of Labor has
                                    issued to the Underwriter an individual
                                    prohibited transaction exemption,
                                    Prohibited Transaction Exemption 89-88
                                    (the "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Sections 406 and 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates such as the Class A-1, Class A-2 and Class X Certificates by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA and/or Section 4975 of the Code (each of which is hereinafter referred to as a "Plan"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) and the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                  The Underwriter believes that the
                                    conditions to the applicability of the
                                    Exemption will generally be met with
                                    respect to the Class A-1, Class A-2 and
                                    Class X Certificates (the "Senior Offered
                                    Certificates"), other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates.

                                 The Exemption does not apply to the purchase
                                    or holding of Certificates by Plans
                                    sponsored by the Seller, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Certificates.

                                 THE CLASS B, CLASS C, CLASS D AND CLASS E
                                    CERTIFICATES ARE SUBORDINATE TO ONE OR
                                    MORE OTHER CLASSES OF CERTIFICATES AND,
                                    ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE
                                    PURCHASED BY OR TRANSFERRED TO A PLAN OR
                                    ANY PERSON ACTING ON BEHALF OF OR
                                    INVESTING THE ASSETS OF ANY SUCH PLAN,
                                    UNLESS SUCH PERSON IS AN INSURANCE COMPANY
                                    INVESTING THE ASSETS OF ITS GENERAL
                                    ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE
                                    PURCHASE AND HOLDING OF ANY SUCH
                                    CERTIFICATE WOULD BE EXEMPT FROM THE
                                    PROHIBITED TRANSACTION PROVISIONS OF ERISA
                                    AND THE CODE UNDER PROHIBITED TRANSACTION
                                    CLASS EXEMPTION 95-60.

Ratings .......................  It is a condition to the issuance of the
                                    Offered Certificates that (i) each of the Class A-1, Class A-2 and Class X Certificates be rated "AAA" by Fitch IBCA, Inc. ("Fitch"), and "Aaa" by Moody's Investor Service ("Moody's" and, collectively with Fitch, the "Rating Agencies"); (ii) the Class B Certificates be rated "AA" by Fitch and "Aa2" by Moody's; (iii) the Class C Certificates be rated "A" by Fitch and "A2" by Moody's;
                                    (iv) the Class D Certificates be rated
                                    "BBB" by Fitch and "Baa2" by Moody's; and
                                    (v) the Class E Certificates be rated
                                    "BBB-" by Fitch and "Baa3" by Moody's. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X Certificates, distributions of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Excess Interest or Default Interest or the tax treatment of the Certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults, rapid prepayments (both voluntary and involuntary), or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class X Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the WAC Rate, will be affected by changes therein. See "Ratings" herein and "Yield
                                    Considerations" in the Prospectus.

Legal Investment ..............  The Certificates offered hereby do not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates of any Class, may be subject to significant interpretative uncertainties. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage backed securities. Investors should consult their own legal advisors to determine the extent to which the Offered Certificates may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.

                                 RISK FACTORS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   BORROWER DEFAULT; NONRECOURSE MORTGAGE LOANS. The Mortgage Loans are not insured or guaranteed, in whole or in part, by any governmental entity, by any private mortgage or other insurer, or by the Seller, the Originators, the Master Servicer, the Trustee, the Underwriter, the Fiscal Agent or any of their respective subsidiaries, shareholders, partners, directors, officers, employees or other affiliates.

   Each Mortgage Loan is a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity, if applicable, or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity) upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property.

   All of the Mortgage Loans were originated within seven months of the Cut-Off Date. Consequently, the Mortgage Loans do not have a long standing payment history. In the case of the Americold Pool Loan and the URS Pool Loan (both of which were originated in April 1998), the first regular scheduled payment will not occur under the terms of such Mortgage Loans until June 11, 1998. See "Description of the Mortgaged Properties and the Mortgage Loans--Americold Pool: The Loan--Payment Terms" and "--URS Pool: The Loan--Payment Terms" herein.

   INCREASED RISK OF LOSS ASSOCIATED WITH CONCENTRATION OF BORROWERS. The Green Acres Loan, the Americold Pool Loan and the URS Pool Loan have borrowers related to each other and such Mortgage Loans represent, in the aggregate, approximately 39.8% of the Initial Pool Balance. The Tharaldson Pool A Loan and the Tharaldson Pool B Loan have borrowers related to each other and such Mortgage Loans represent, in the aggregate, approximately 25.7% of the Initial Pool Balance. Concentration of related borrowers in a mortgage pool can pose increased risks. Mortgaged Properties that are owned by a group of related borrowers are likely to have common management. If a mortgage pool has a concentration of mortgage loans secured by properties owned by a group of related borrowers having common property management, financial or other difficulties experienced by the property manager would have a greater impact on the mortgage pool than would be the case if the properties did not have common management. In addition, a financial failure or bankruptcy filing involving an affiliate of a group of affiliated borrowers, such as a common general partner or the owner of a common general partner, would have a greater impact on the Mortgage Pool than a financial failure or bankruptcy filing involving only one borrower. Nonetheless, the filing of a bankruptcy petition should not invalidate the first lien position held by the Trustee on the related Mortgaged Property, and the Master Servicer is required to make Advances through liquidation unless the Master Servicer determines that such Advances will not be recoverable. See "Description of the Certificates--Advances" herein. In addition, the terms of the Mortgage Loans require that the related borrowers be special purpose entities and such borrowers' organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortaged Properties and limit the borrowers' ability to incur additional indebtedness. However, there can be no assurance that such borrowers will comply with such requirements. Further, in certain cases such borrowers are not required to observe all covenants and conditions which often are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities". See "Certain Legal Aspects of The Mortgage Loans--Anti-Deficiency Legislation; Bankruptcy Laws" in the Prospectus.

   LIMITATIONS WITH RESPECT TO REPRESENTATIONS AND WARRANTIES. Each Responsible Party will make certain limited representations and warranties regarding the Mortgage Loans for which it is acting as a Responsible Party, and such representations and warranties will be assigned by the Seller to the

Trustee for the benefit of the Certificateholders. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit A hereto for a summary of such representations and warranties. A material breach of such representations and warranties that is not cured within a specified time period may, under certain circumstances described herein, obligate the applicable Responsible Party to repurchase the defective Mortgage Loan.

   It is possible that one or more Mortgage Loans may contain defects without giving rise to an obligation to repurchase on the part of the applicable Responsible Party. If the applicable Responsible Party is required to but does not cure or remedy a breach of a representation or warranty, payments on the Offered Certificates may be substantially less than such payments would be if the applicable Responsible Party had cured or remedied such a breach. In addition, in the event that a Responsible Party repurchases a Mortgage Loan, the Repurchase Price will be passed through to the holders of certain Classes of Certificates with the same effect as if such Mortgage Loan had been prepaid in full (but without any prepayment premium or yield maintenance charge), which may adversely affect the yield to maturity on such Certificates. See "--The Offered Certificates--Special Prepayment, Yield and Loss Considerations" below.

   The obligation of the applicable Responsible Party to repurchase a Mortgage Loan may constitute the sole remedy available to holders of Certificates or the Trustee for a breach of a representation or warranty by the applicable Responsible Party. None of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Underwriter or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the applicable Responsible Party defaults on its obligation to repurchase or cure, and no assurance can be given that the applicable Responsible Party will fulfill such obligations. If such obligation is not met with respect to a breach that would cause a Mortgage Loan not to be a "qualified mortgage" under the REMIC provisions of the Code, the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified as REMICs. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein.

   COMMERCIAL LENDING GENERALLY. The Mortgage Loans are secured by hotels, refrigerated distribution/warehouse facilities, retail properties and office buildings. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than residential one-to-four family lending since it typically involves larger loans to a single obligor than residential one-to-four family lending. Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. See "--Concentration of Mortgage Loans and Mortgaged Property Types."

   Commercial property values and net operating income are subject to volatility, and net operating income may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project, the business operated by the tenants and the creditworthiness of such tenants (i.e., the ability of the applicable property to produce net operating income), rather than upon the liquidation value of the underlying real estate. The volatility of property values and net operating income depends upon a number of factors, including, but not limited to (i) the volatility of property revenue, determined primarily by (a) the length of tenant lease commitments, (b) the creditworthiness of tenants, (c) in the case of retail properties characterized by rentals based all or in part on tenant sales, the volume of those sales and (d) the variability of other property revenue sources; and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. Even when the current net operating income is sufficient to cover debt service, there can be no assurance that this will continue to be the case in the future. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); weather; local real estate conditions (such as an oversupply of retail space, office space, industrial space or housing); changes or continued weakness in specific industry segments; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, condition, services and attractiveness of the property; the proximity and availability of competing alternatives to the Mortgaged Property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; consumer confidence, unemployment rates, customer tastes and preferences; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

   Net operating income from a real estate project may be reduced, and the borrower's ability to repay the loan impaired, as a result of, among other things, an increase in vacancy rates for the project, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the project and/or an increase in capital expenditures needed to maintain the project and make improvements required by tenants. In the case of Mortgage Loans that are secured by Mortgaged Properties leased to a single tenant, a deterioration in the financial condition of such tenant, resulting in a failure to pay rent, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Mortgage Loans secured by Mortgaged Properties leased to a single tenant or to a small number of tenants are also more susceptible to interruptions of cash flow if such tenants decide not to renew their leases, since the impact of such a decision is proportionately greater, the time required to re-lease the space may be longer and greater capital costs may be incurred in making the space appropriate for replacement tenants than would be the case with Mortgaged Properties having a larger number of relatively smaller tenants. For example, approximately 53.5% of the GLA of the One Commerce Square Property is leased to IBM under a lease that is scheduled to expire in the year 2002. In addition, the Showcase Property is leased to only five major tenants. In the case of Mortgage Loans secured by Mortgaged Properties having multiple tenants, expenditures for re-leasing may be more frequent than would be the case with respect to Mortgaged Properties with single tenants, thereby reducing cash flow available for debt service payments. In addition, multi-tenanted Mortgaged Properties may experience higher continuing vacancy rates and greater volatility in rental income and expenses than single-tenanted Mortgaged Properties.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements needed to maintain the property. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. For example, an engineering report for the Green Acres Property has indicated that approximately $1,659,000 of maintenance and repairs should be performed on the Green Acres Property. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced.

   Additionally, some of the Mortgaged Properties (for example, certain of the URS Pool Properties and Americold Pool Properties) may not readily be convertible to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand, regulatory changes or other factors. The conversion of commercial properties (particularly industrial properties) to alternate uses generally requires substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of any such Mortgaged Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if such Mortgaged Property were readily adaptable to other uses.

   A decline in the real estate market, a decline in the financial condition of a major tenant or a general decline in the local, regional or national economy will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults. Historical operating results for the Mortgaged Properties may not be comparable to future operating results. (See "--Borrowers' Recent Acquisitions of the Mortgaged Properties.") In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, fiscal policy and zoning or tax laws; potential environmental legislation or liabilities or other legal liabilities; the availability of refinancing; and changes in interest rate levels. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value used in connection with the origination of such Mortgage Loan.

   Other commercial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract retailers, customers and tenants. Increased competition could adversely affect the income from and market value of the Mortgaged Properties.

   The availability of credit for obligors to refinance the Mortgage Loans or sell Mortgaged Properties will be significantly dependent upon economic conditions in the markets where the Mortgaged Properties are located, as well as upon the willingness and ability of lenders to make such loans. Such lenders typically include banks, insurance companies, finance companies and real estate investment trusts. The availability of funds in the credit markets changes over time and there can be no assurance that the availability of such funds will increase above, or will not contract below, current levels. In addition, the availability of assets similar to the Mortgaged Properties, and the competition for available credit, may affect the ability of potential purchasers to obtain financing for the acquisition of the Mortgaged Properties. The ability of the Trust Fund to make distributions to the Certificateholders will depend significantly on the ability of the obligors to refinance the Mortgage Loans or sell the Mortgaged Properties.

   CONCENTRATION OF MORTGAGE LOANS AND MORTGAGED PROPERTY TYPES. The average principal balance of the Mortgage Loans as of the Cut-Off Date was approximately $140,915,300. The URS Pool Loan, the Tharaldson Pool B Loan, the Tharaldson Pool A Loan, the Green Acres Loan, the Americold Pool Loan, the Pier 39 Loan, the One Commerce Square Loan, the Marriott Desert Springs Loan, the Showcase Loan and the Crystal City Pool Loan represent approximately 18.0%, 13.0%, 12.7%, 11.3%, 10.5%, 8.3%, 7.9%, 7.3%, 5.6% and
5.4%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date. Hotel properties, refrigerated distribution/warehouse facilities, retail properties and office properties represent approximately 33.0%, 28.5%, 25.2% and 13.3%, respectively, of the aggregate principal balance of the Mortgage Pool as of the Cut-Off Date.

   A mortgage pool consisting of fewer loans, each having a relatively higher outstanding principal balance, may result in losses that are more severe, relative to the size of the pool, than would be the case if the pool consisted of a greater number of mortgage loans each having a relatively smaller outstanding principal balance. In addition, the concentration of any mortgage pool in one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are substantially more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed among the mortgage loans in such pool. Because there are only ten Mortgage Loans, losses on any one Mortgage Loan may have a substantial negative effect on the Offered Certificates.

   GEOGRAPHIC CONCENTRATION. Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature, including earthquakes, floods and hurricanes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in 36 states. The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. In addition, improvements on Mortgaged Properties located in California may be more susceptible to certain types of special hazards not covered by insurance (such as earthquakes) than properties located in other parts of the country. A decline in the general economic condition in regions in which Mortgaged Properties securing a significant portion of the Mortgage Loans are located could result in a decrease in commercial property, housing or consumer demand in the region and the income from and market value of the Mortgaged Properties may be adversely affected. See the table entitled "Mortgaged Properties by Location" for a description of the geographic location of the Mortgaged Properties. All of the Mortgaged Properties securing the Crystal City Pool Loan are located in the metropolitan Washington D.C. region, particularly Arlington, Virginia. The vast majority of the Mortgaged Properties securing the Tharaldson Pool A Loan and the Tharaldson Pool B Loan are located in the Midwest. The table below sets forth the states in which a significant percentage of the Mortgaged Properties are located and, except as set forth in the table below, no state contains more than 5% (by Cut-Off Date Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                                                     WEIGHTED
                  CUT-OFF DATE   PERCENT OF CUT-OFF                  AVERAGE
                    ALLOCATED      DATE ALLOCATED     NUMBER OF    CUT-OFF DATE
      STATE        LOAN AMOUNT      LOAN AMOUNT      PROPERTIES        LTV
---------------  -------------- ------------------  ------------ --------------
                 (IN THOUSANDS)
California .....    $235,948            16.7%             6            59.4%
New York .......    $182,524            13.0%             2            63.0%
Pennsylvania  ..    $145,346            10.3%             3            76.9%
Illinois........    $ 83,333             5.9%            38            57.0%
Virginia........    $ 81,448             5.8%             4            66.3%
Nevada..........    $ 78,998             5.6%             1            67.2%

   The aggregate principal balance of the Mortgage Loans secured by Mortgaged Properties in each state was calculated based on the Cut-Off Date Allocated Loan Amount of each Mortgaged Property, as described below under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans."

   RISKS ASSOCIATED WITH HOTELS. The Tharaldson Pool A Loan and the Tharaldson Pool B Loan are secured by 90 limited service hotels and 93 limited service hotels, respectively. The Marriott Desert Springs Loan is secured by one full-service resort hotel. Various factors, including location, quality and franchise or hotel management company affiliation affect the economic performance of a hotel. Adverse economic and social conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels or resorts can have similar effects. Limited service hotels are generally subject to greater competition than full-service hotels as the barriers to entry in the former market are weaker. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have an impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature, and this seasonality can be expected to cause periodic fluctuations in a hotel property's room and other hotel revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

   The Mortgaged Properties securing the Tharaldson Pool A Loan and the Tharaldson Pool B Loan are managed by Tharaldson Property Management, Inc. 35 of the Mortgaged Properties securing the Tharaldson Pool A Loan are franchises of Fairfield Inn, 22 are franchises of Comfort Inn, 12 are franchises of Hampton Inn, 5 are franchises of Residence Inn, 4 are franchises of Comfort Suites, 3 are franchises of Country Inn & Suites, 3 are franchises of Courtyard, 2 are franchises of Sleep Inns, 1 is a franchise of Homewood Suites, 1 is a franchise of Super 8, and 1 is a Tharaldson Inn & Suites. 39 of the Mortgaged Properties securing the Tharaldson Pool B Loan are franchises of Fairfield Inn, 19 are franchises of Comfort Inn, 10 are franchises of Hampton Inn, 6 are franchises of Residence Inn, 5 are franchises of Comfort Suites, 4 are franchises of Super 8, 4 are franchises of Holiday Inn Express, 3 are franchises of Courtyard, 2 are franchises of Country Inn & Suites, and 1 is a franchise of Days Inn. The

Mortgaged Property securing the Marriott Desert Springs Loan is a hotel that is operated as a Marriott hotel under management by Marriott Hotel Services, Inc. The performance of any hotel property which is affiliated with a franchise or hotel management company depends in part on the continued existence, reputation and financial strength of the franchisor or hotel management company, the public perception of the franchise or hotel chain service mark and the duration of the franchise licensing or management agreements. 35 and 22 of the Tharaldson Pool A Properties, representing approximately 41% and 20%, respectively, of the Tharaldson Pool A Loan are franchises of Fairfield Inn and Comfort Inn, respectively, and 39 and 19 of the Tharaldson Pool B Properties, representing approximately 42% and 16%, respectively, of the Tharaldson Pool B Loan are franchises of Fairfield Inn and Comfort Inn, respectively. Accordingly, the Tharaldson Pool A Loan and Tharaldson Pool B Loan may be affected by an economic decline or a decline in the public's perception of the Fairfield Inn and Comfort Inn franchises.

   Franchise licensing agreements may impose certain affirmative obligations on the owners or operators of the Mortgaged Properties with respect to the operation of such properties. The franchise agreement for one of the Tharaldson Pool A Properties terminates prior to the Tharaldson Pool A Anticipated Repayment Date, the franchise agreements for four of the Tharaldson Pool B Properties terminate prior to the Tharaldson Pool B Anticipated Repayment Date, and all the franchise agreements for the Tharaldson Pool A Properties and the Tharaldson Pool B Properties terminate prior to the maturity dates of the Tharaldson Pool A Loan and Tharaldson Pool B Loan, respectively. Upon a termination of the franchise for a hotel, it is possible that a replacement franchise would require significantly higher fees. The transferability of franchise license agreements is restricted and, in the event of a foreclosure on any Mortgaged Property, the mortgagee or its agent as operator of the Mortgaged Property would not have the right to use the franchise license without the franchisor's consent. Conversely, a mortgagee, in the case of certain Mortgage Loans, may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure. Moreover, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. No assurance can be given that the Trust Fund could renew a franchise or management agreement or obtain a new franchise or management contract following a foreclosure. Further, in the event of a foreclosure on a Mortgaged Property, it is unlikely that the Trustee on behalf of the Trust Fund or a purchaser of such Mortgaged Property would be entitled to the rights under any liquor license for such Mortgaged Property, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained. See "--Liquor License Considerations" below.

   LIQUOR LICENSE CONSIDERATIONS. Certain of the Mortgaged Properties which are hotel properties have liquor licenses. The liquor licenses for such Mortgaged Properties may be held by the property manager or operator, as the case may be (or an affiliate thereof), rather than by the related borrower. In addition, some states do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property, it is unlikely that the Trustee (or Master Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained.

   RISKS ASSOCIATED WITH REFRIGERATED DISTRIBUTION/WAREHOUSE FACILITIES. The URS Pool Loan and the Americold Pool Loan are secured by refrigerated distribution/warehouse facilities ("cold storage facilities"). Significant factors determining the value of such cold storage facilities are the quality and mix of tenants, building design and the location of the property. Since tenants frequently incur transportation costs which are significantly greater than warehousing costs, location is a major factor. A cold storage facility requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. In certain locations, tenants depend upon shipping products in pooled shipments with products of other tenants going to the same markets. In these cases, the mix of tenants in a cold storage facility can significantly influence the cost of delivering products to markets.

    Cold storage facilities are often located near or adjacent to tenants' processing facilities and in such cases, a majority of and, in some cases, the entire property is devoted to the use of a single tenant or a small number of major tenants or commodities. An interruption or reduction in the business received by such properties from such tenants or a reduction in demand for such commodities could result in a decrease in the sales and overall profitability at cold storage facilities. Approximately 47% of the Americold Pool Properties Underwritten Net Cash Flow and 19% of the URS Pool Properties Underwritten Net Cash Flow is derived from Captive Production facilities that principally rely upon a single tenant. The income produced by such Captive Production facilities may be adversely affected by a deterioration in the financial health of such tenants. Cold storage facilities may be adversely affected by reduced demand for cold storage space occasioned by a decline in a particular industry segment, and a particular facility that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Approximately 35% of the Americold Pool Properties Underwritten Net Cash Flow and 34% of the URS Pool Properties Underwritten Net Cash Flow is derived from Regional Distribution and Regional Production warehouses. Regional Distribution and Regional Production facilities may be adversely affected by a decline in the general economic condition in the regions in which such facilities are located.

   Aspects of building site design and adaptability affect the value of a cold storage facility. Site characteristics which are valuable to such a property include high clear heights, wide column spacing, a large number of bays and large bay depths, divisibility, large minimum truck turning radii and overall functionality and accessibility.

   Access to three Americold Pool Properties located in Bettendorf, Iowa; Plover, Wisconsin; and Atlanta, Georgia (Southgate) and one URS Pool Property located in Atlanta, Georgia (Westgate) is dependent, at least in part, on certain easements and/or licenses which have not been recorded. Such access could be adversely affected by a sale of the adjoining properties providing such access.

   Warehousing sales can be seasonal, depending on the timing and availability of crops grown for frozen food production and the seasonal build-up of certain products for holiday consumption, and this seasonality can be expected to cause periodic fluctuations in a cold storage facility's revenues and operating expenses.

   RISKS ASSOCIATED WITH RETAIL PROPERTIES. The Green Acres Property, the Pier 39 Property and the Showcase Property are all retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between the success of tenant businesses and property value may be more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchors at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding its continued payment of rent) can have a material negative effect on the economic performance of a retail property. There can be no assurance that if an anchor store in the Mortgaged Properties were to close, the related borrower would be able to replace such anchor in a timely manner or without incurring additional costs and adverse economic effects. See "--Risks Relating to Tenants; Reserves" below. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

   Two of the four anchors at the Green Acres Mall are subject to operating covenants which require such anchors to operate as retail department stores and, in the case of one such anchor, to maintain a specific name for its store. The remaining anchors are not subject to any operating covenants and may discontinue their operations at the Green Acres Mall. See "Description of the Mortgaged Properties and the Mortgage Loans--Green Acres: The Borrower; The Property--Operating Covenants" herein. In addition, the leases of certain Major Tenants at the Showcase Property have rent abatement or termination provisions generally related to the continued operation of the other Major Tenants. See "Description of the Mortgaged Properties and the Mortgage Loans--Showcase: The Borrower: The Property--Certain Showcase Major Tenant Lease Provisions" herein.

   Unlike office or industrial properties, retail properties also face competition from sources outside a given real estate market. Factory-outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail business (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool. Increased competition could adversely affect income from and market value of the Mortgaged Properties. For example, the Green Acres Property must compete for retail customers with two nearby shopping malls, Queens Center, which lies approximately nine miles to the west and Roosevelt Field Mall, which lies approximately seven miles to the east. The Showcase Property is adjacent to a proposed "Showcase II" Property which is currently in development by the Showcase Borrower. The Showcase Property and the "Showcase II" property will be competing for the same retail and entertainment customers.

   RISKS ASSOCIATED WITH SPECIALTY RETAIL PROPERTIES. The Pier 39 Property and the Showcase Property are specialty retail properties. Unlike typical retail properties, each of the Pier 39 Property and the Showcase Property is a tourist attraction and the value of each property is substantially dependent on tourist customer traffic. The travel patterns of tourists may be affected by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, the weather and other factors. The business of the Pier 39 Property and the Showcase Property is generally seasonal in nature and such seasonality can be expected to cause periodic fluctuations in the revenues and expenses at such properties. In addition, the goods and services offered at the Pier 39 Property and the Showcase Property are typically of a non-essential nature. Accordingly, a general decline in the economy may limit the amount that shoppers are willing to spend on non-essential, leisure goods and services.

   RISKS ASSOCIATED WITH OFFICE PROPERTIES. The One Commerce Square Loan and the Crystal City Pool Loan are each secured by office properties. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. See "--Commercial Lending Generally" above. For example, IBM leases approximately 53.5% of the One Commerce Square Property GLA under a lease that is scheduled to expire in the year 2002. The One Commerce Square Borrower has established a reserve with a letter of credit in the amount of approximately $2,978,272 for unpaid tenant improvements and leasing. In addition, it is required to escrow funds in a leasing reserve account to defer costs associated with releasing the space under such lease, which reserve is required to be in excess of $12,000,000 by the year 2002. However, there can be no assurance that such reserve will be sufficient to cover the costs in connection with re-leasing such space.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g., floor sizes and layout), access to transportation and ability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber-optic cables, satellite communications or other base building technological features). The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as those relating to schools and cultural amenities. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types. It is anticipated that the Two Commerce Square Property, which is adjacent to the One Commerce Square Property, will experience significant vacancies as a result of a lease expiration of a major tenant occupying approximately 750,000 square feet of the GLA of the Two Commerce Square Property. This is expected to result in an increased supply of office space in the vicinity of the One Commerce Square Property, which may lead to increased competition and lower prices.

   RISKS RELATING TO TENANTS; RESERVES. Income from, and the market value of, the Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased or re-leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under Title 11 of the United States Code (the "Bankruptcy Code"), or if for any other reason rental payments could not be collected. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due. For example, with respect to Mortgaged Properties that contain retail space, if tenants' sales were to decline, percentage rents may decline and tenants may be unable to pay their rent or other occupancy costs. If a tenant defaults on its obligations to a borrower, the borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

   The URS Pool Master Lessee and the Americold Pool Master Lessee provide the sole rental payments to the URS Pool Borrower and Americold Pool Borrower, with respect to the URS Pool Properties and Americold Pool Properties, respectively. The URS Pool Master Lessee and Americold Pool Master Lessee are currently engaged solely in maintaining such properties and a limited number of other similar properties, contracting with multiple customers for storage on such facilities and providing related services, but they are not restricted from engaging in other businesses which could adversely affect their profitability. Income from, and the market value of, such Mortgaged Properties would be adversely affected if such lessees default in their obligations to pay rent.

   The bankruptcy or insolvency of a major tenant or a number of smaller tenants in retail, office and industrial properties may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining rent reserved under the lease (but not to exceed three years' rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

   For example, a tenant of the Pier 39 Property, Namco Cyber Station, representing approximately 4.2% of the aggregate GLA in the Pier 39 Property, has filed for protection from creditors under the Bankruptcy Code. A major out parcel tenant of the Green Acres Property, G&G Shops, representing approximately 0.2% of the aggregate GLA in the Green Acres Property, has filed for protection from creditors under the Bankruptcy Code. A tenant of the One Commerce Square Property, Penn Encore, Inc., representing approximately 0.2% of the aggregate GLA in the One Commerce Square Property, has filed for protection from creditors under the Bankruptcy Code and may close its store. There can be no assurance that these, or any other, tenants will meet their rent payment obligations under their related space leases. Furthermore, there can be no assurance that these stores will effect a successful reorganization or generate the customer traffic they contributed to prior to filing for bankruptcy.

   No assurance can be given that tenants in the Mortgaged Properties will continue making payments under their leases or that other tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

   Repayment of the Mortgage Loans secured by retail, industrial and office properties will be affected by the expiration of space leases and by the ability of the respective borrowers to renew their leases or relet their space on comparable terms. Tables containing information regarding the expiration dates of certain leases are set forth under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" herein. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the Mortgaged Properties.

   Most of the Mortgage Loans required that reserves be established upon the closing of the loan to fund identified capital expenditure items and certain leasing costs. Most of the Mortgage Loans also require that reserves be funded on a monthly basis from cash flow of the applicable Mortgaged Property or Properties which may be used by the applicable borrower to fund ongoing capital improvements and leasing costs. There can be no assurance that the reserve amounts established at the closing of a loan will be sufficient to offset the actual costs of the items for which the reserves were established, that cash flow from the properties will be sufficient in the future to fully fund the ongoing monthly reserve requirements, or that such ongoing monthly reserves will be sufficient to offset the future capital expenditure and leasing costs of the properties. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for a discussion of the reserve accounts for each Mortgage Loan.

   The Showcase Property opened within the prior 12 months. Consequently, there is no significant rent payment history with respect to the Showcase Major Tenants, and there can be no assurance that they will not seek to renegotiate their leases or default in their obligations to pay rent.

   BORROWERS' RECENT ACQUISITIONS OF THE MORTGAGED PROPERTIES. The borrowers under the URS Pool Loan, the Americold Pool Loan, the Green Acres Loan and the Showcase Loan acquired or constructed their related Mortgaged Properties contemporaneously with, or within 12 months prior to, the origination of the related Mortgage Loan. Accordingly, these borrowers may have limited experience operating the particular Mortgaged Properties, and, therefore there is a risk that the net operating income and cash flow of such Mortgaged Properties that were recently acquired or constructed may vary significantly from the operations, net operating income and cash flow generated by the Mortgaged Properties under prior ownership and management.

   ENVIRONMENTAL LAW CONSIDERATIONS. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor generally are not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs, and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or strong potential for contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property and a borrower's ability to repay its Mortgage Loan.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the lender actually takes possession of a borrower's property or control of its day-to-day operations as, for example, through the appointment of a receiver.

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    Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of Mortgage
Loans--Environmental Risks" in the Prospectus.

   All of the Mortgaged Properties have been subject to either Phase I site assessments or updates of previously performed Phase I site assessments (and in several cases, Phase II site assessments) within twelve months preceding the date of the closing of the related Mortgage Loan. Such assessments were intended to evaluate the environmental condition of and potential environmental liabilities associated with the Mortgaged Properties, and included a visual observation of the Mortgaged Properties during a site visit, a review of certain records concerning the Mortgaged Properties and publicly available information concerning known conditions at the Mortgaged Properties or in the vicinity of the Mortgaged Properties, consideration of the likely presence of ACMs or radon gas in the buildings on the Mortgaged Properties and of polychlorinated biphenyls ("PCBs") in the electrical transformers, a discussion of the presence of underground or above-ground storage tanks, and the preparation of a written report. The Phase I assessments did not include sampling or analysis of soil, groundwater or other environmental media or subsurface investigations. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments.

   Certain of the site assessments identified environmental conditions impacting some of the Mortgaged Properties, including the presence of ACMs, leaks from underground storage tanks (each, a "UST") and on-site spills. The Mortgaged Properties, including the Pier 39 Property, the Showcase Property, the Marriott Desert Springs Property, the One Commerce Square Property, the Green Acres Property, and the Crystal City Pool Properties, presently have or formerly had laboratories, gasoline stations, vehicle maintenance and repair operations, photochemical operations, leach fields, an airport, and/or industrial activities located on the premises. In addition, friable and/or non-friable ACMs were found on several Mortgaged Properties, including the Pier 39 Property, the Green Acres Property, and the Crystal City Pool Properties; and a number of other properties were not sampled for asbestos due to their recent construction. In most cases, corrective action, including the implementation of operations and maintenance programs and/or abatement, has been recommended by the environmental consultant, and in no case is it anticipated that any asbestos related costs would have a material adverse effect on the related Mortgaged Properties. However, there can be no assurance that the reserve amounts in the reserve accounts funded at the closing of certain Mortgage Loans will be sufficient to remediate the environmental conditions described above or that all such environmental conditions have been identified.

   Certain of the Mortgaged Properties are in the vicinity of sites containing leaking underground storage tanks (each, a "LUST") or other potential sources of groundwater contamination. The environmental assessments generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Furthermore, CERCLA and many state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency (the "EPA") stated its position that, with respect to federal enforcement actions and subject to certain conditions specified therein, where hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property, the EPA will not take enforcement actions against the owner of such property to require the performance of response actions or the payment of response costs. However, though the owners of such Mortgaged Properties and the Trust Fund may not be liable for such contamination, enforcement of the related borrower's or the Trust Fund's rights against third parties may result in additional transaction costs and the presence of such contamination or potential contamination may affect the related borrower's ability to refinance using such property as collateral or to sell the property to a third party.

   The Pier 39 Property is built on a seawall constructed in 1878, using unidentified fill. The original Pier 39 structure was built in the 1920s. A railroad spur ran down Pier 39, for loading and unloading goods. Historical uses of the area in the vicinity of the Pier 39 Property included, among others, shipping, lumber yards, creosote plants, lead smelting and coal gasification plants. Wastes may have been disposed of in nearby bay waters. The possibility of groundwater contamination in the general area of the Pier 39 Property exists due to the use of unidentified fill and historical uses and past releases of hazardous materials. However, with the exception of a neighboring municipal bus site, environmental records searches did not identify any areas of concern at the Pier 39 Property. The San Francisco Department of Public Health was contacted by the environmental auditors and indicated it does not consider the Pier 39 Property to be of environmental concern.

   The environmental report for the Marriott Desert Springs Property recommended that certain USTs be replaced or upgraded, including some soil removal, that certain operational procedures be improved, that certain physical arrangements be changed, and that the Marriott Desert Springs Borrower determine whether it needs to have a hazardous waste permit under the Solid Waste Disposal Act, as amended, 42 U.S.C. Section 6901 et. seq.

   A limited investigation was conducted to eliminate the possibility that any significant contamination might have occurred in regard to a diesel fuel UST in the underground garage at the One Commerce Square Property.

   The environmental report for the Green Acres Property recommended certain improvements with an estimated cost of between $730,000 and $1,130,000, and possibly additional costs. The Green Acres Property previously was an airport. A number of concerns have been raised, especially concerning possible onsite and offsite sources of actual and potential subsurface contamination, including USTs and hydraulic vehicle lifts. Some areas are recommended to have soil and/or groundwater remediation. The environmental report also recommended that a limited amount of asbestos-containing materials be subject to removal or operations and maintenance, the costs for which were not estimated.

   The environmental reports for the Americold Pool Properties recommended additional investigation, removal and the possible remediation of petroleum contamination in the soil and ground water as a result of USTs at three Americold Pool Properties, and the remediation of lead-contaminated soil and transformer fluid at two Americold Pool Properties. The environmental reports for the URS Pool Properties recommended resampling for contamination around the site of a former UST, remedial action to clear up petroleum hydrocarbons at two URS Pool Properties and an investigation to determine whether one URS Pool Property may have had a former UST.

   The majority of the URS Pool Properties and Americold Pool Properties were observed to contain some building materials with ACM. In most cases, the ACM was non-friable and in good condition, and can be kept in place with an O&M program. In some cases, friable or non-friable ACM is in less than good condition and is recommended to be removed, at cost estimates that would not be material.

   Several Mortgaged Properties, especially office buildings, were not sampled for radon, because they are in known low radon geographic areas, and radon test results were not available for a few Mortgaged Properties. At four of the Tharaldson Pool B Properties (Findlay Fairfield Inn, Waterloo Super 8, Lexington Fairfield Inn and Grand Forks Comfort Inn) and one of the Tharaldson Pool A Properties (Bozeman Fairfield Inn), radon readings were above the EPA's recommended action level. Depending on the readings, the environmental auditors recommended further testing and/or radon control measures ranging in cost from de minimis amounts to one estimate of $22,000.

   For several Mortgaged Properties, the environmental assessments also recommend limited further investigations, minor repairs, changes in waste handling practices, or obtaining certain permits that may be required pursuant to federal, state or local laws; however, based on the information currently available to the Seller and a review performed by the related Originator's environmental consultants, the Seller does not believe any of such other issues would have a material adverse effect on the related Mortgaged Properties.

   The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any

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environmental law. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling Agreement--Realization Upon Mortgage Loans; Modifications--Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in the Prospectus.

   LIMITATIONS OF APPRAISALS. Appraisals were obtained with respect to each of the Mortgaged Properties prior to the origination of the applicable Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising such property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the appraised values of the Mortgaged Properties presented under "Mortgage Pool Characteristics" herein is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

   RISK OF DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of Mortgaged Properties, types of Mortgaged Properties and Mortgaged Property characteristics, and with respect to the number of borrowers. Because principal on the Offered Certificates is generally payable in sequential order, and generally no Class entitled to distributions of principal receives principal until the Certificate Principal Amount of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher priority.

   The Marriott Desert Springs Anticipated Repayment Date is at least two years after the Anticipated Repayment Date of each other Mortgage Loan, and in the event that each Mortgage Loan is repaid on its Anticipated Repayment Date, the Marriott Desert Springs Loan will be the only Mortgage Loan outstanding during such two-year period. Consequently, the payment of interest on and principal in respect of any Offered Certificates remaining outstanding at such time (which are likely to be the Class E Certificates) will be highly sensitive to the performance of the Marriott Desert Springs Loan. See "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert Springs: The Loan--Payment Terms" herein.

   REPAYMENT DATE PRINCIPAL BALANCES. All of the Mortgage Loans are expected to have substantial remaining principal balances as of their respective Anticipated Repayment Dates. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" and "Description of the Mortgaged Properties and the Mortgage Loans" herein. No representation or warranty is made by the Seller as to the ability of any of the related borrowers to make required Mortgage Loan payments on a full and timely basis or as to whether a borrower will repay or have the ability to repay the remaining principal at the relevant Anticipated Repayment Date. The ability of a borrower to repay a loan on its Anticipated Repayment Date typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to repay the loan on the Anticipated Repayment Date. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted refinancing or sale, including the level of available mortgage credit, the prevailing interest rates, the fair market value of the related properties, the borrower's equity in the related properties, the financial condition of the borrower and operating history of the properties, the occupancy level of the Mortgaged Property, tax laws, prevailing general and regional economic conditions and the availability of credit for commercial real estate projects.

   OTHER FINANCING. The existence of indebtedness incurred by borrowers other than the Mortgage Loans could adversely affect the financial viability of such borrowers. Additional debt increases the likelihood that a borrower would lack the resources to perform on its Mortgage Loan and would seek the protection of a bankruptcy court. In a bankruptcy proceeding, the Mortgage Loan lender would face certain limitations (see "--Bankruptcy Limitations on Lenders" below), and the holders of such additional debt would likely contest the Mortgage Loan lender's attempt to foreclose on the related Mortgaged Properties.

   Simultaneously with the making of the Marriott Desert Springs Loan, GSMC made a loan to Marriott DSM (the "Marriott Desert Springs Parent Loan") having a principal balance as of May 11, 1998 of approximately $19,733,165. The Marriott Desert Springs Parent Loan is secured by all of the limited partnership interests in the Marriott Desert Springs Borrower. Upon a default under the Marriott Desert Springs Parent Loan (which includes, among others, certain defaults under the Marriott Desert Springs Loan), the Marriott Desert Springs Parent Lender has the right to accelerate the Marriott Desert Springs Parent Loan and to foreclose on the collateral securing the Marriott Desert Springs Parent Loan. See "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert Springs: The Loan--The Marriott Desert Springs Parent Loan" herein.

   Simultaneously with the making of the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan, MDSM Finance made a loan to DSMLP (the "MDSM-DSMLP Loan") having a principal balance as of May 11, 1998 of approximately $19,733,165. The MDSM-DSMLP Loan is secured by a pledge of all the membership interests in Marriott DSM. The MDSM-DSMLP is subordinate and junior in right of payment to the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan and MDSM Finance cannot institute any judicial or other remedial proceeding against DSMLP until one year and one day after the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan have been paid in full. See "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert Springs: The Loan--The MDSM-DSMLP Loan" herein.

   Simultaneously with the making of the One Commerce Square Loan, Prometheus Mid-Atlantic Holding L.P. made a loan to the limited partners of the One Commerce Square Borrower (the "One Commerce Square Partner Loan") having a principal balance as of March 16, 1998 of approximately $9,250,000. The One Commerce Square Partner Loan is secured by all of the partnership interests in the One Commerce Square Borrower. Upon a default under the One Commerce Square Partner Loan (which includes, among others, certain defaults under the One Commerce Square Loan), the One Commerce Square Parent Lender has the right to accelerate the One Commerce Square Partner Loan and to foreclose on the collateral securing the One Commerce Square Partner Loan. See "Description of the Mortgaged Properties and the Mortgage Loans--One Commerce
Square: The Loan--The One Commerce Square Partner Loan" herein.

   PIHLP (the "One Commerce Square Series B Preferred Equity Holder") has acquired a 100% Series B preferred equity interest in the One Commerce Square Borrower. The One Commerce Square Series B Preferred Equity Holder is entitled to receive certain preferred distributions by the One Commerce Square Borrower. If the One Commerce Square Borrower fails to pay such preferred distributions, the One Commerce Square Series B Preferred Equity Holder will have the right, in its sole discretion, to terminate the One Commerce Square Management Agreement, select a new manager and cause PIHLLC to become the managing general partner. See "Description of the Mortgaged Properties and the Mortgage Loan--One Commerce Square: The Loan--Preferred Equity Investments by PIHLP and PPA".

   The Green Acres Loan permits Arbor Property, L.P., a member of the Green Acres Borrower, to incur additional debt up to an aggregate amount of $8,000,000 (the "Green Acres Additional Debt") for the financing of alterations and improvements to the Green Acres Property provided that certain conditions specified in the loan agreement are satisfied, including obtaining a confirmation from the Rating Agencies that the incurrence of such indebtedness would not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

   Even though the borrowers are not parties to or obligors under the various partner and parent loans described above, the existence of such partner and parent loans could adversely affect the financial viability of the related borrowers, result in the equity ownership of the related borrower being transferred to the holders of such partner or parent loans or disrupt the operations of the related borrower upon the occurrence of any default thereunder.

    Where the borrower under a Mortgage Loan or its constituent members also has one or more other loans (even if subordinated or parent or partner loans), the Trust Fund is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan (even if a subordinated loan or a parent or partner loan) generally will also make it more difficult for the borrower to obtain refinancing of the Mortgage Loan, and thereby may jeopardize repayment of the Mortgage Loan. Further, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the Mortgaged Property.

   If the borrower or its constituent members defaults on the Mortgage Loan and/or any other loan or loans, the existence of such other loans and actions taken by other lenders could impair the security available to the Trust Fund and could interfere with or delay the taking of action by the Trust Fund. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the ability of the Trust Fund to take certain actions such as foreclosure would be automatically stayed and principal and interest payments might not be made during the course of a bankruptcy case. The bankruptcy of another lender may also operate to stay foreclosure or similar proceedings by the Trust Fund.

   Additionally, substantially all of the Mortgage Loans generally permit the related borrower to incur limited indebtedness incurred in the ordinary course of business. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers. See also "Certain Legal Aspects of the Mortgage Loans--Secondary Financing; Due on-Encumbrance Provisions" in the Prospectus.

   LIMITATIONS ON LOCKBOXES. The Crystal City Pool Loan and the Marriott Desert Springs Loan do not require the related borrower to cause rent and other payments to be made directly into a lockbox account maintained on behalf of the mortgagee but instead allow the borrower or property manager to collect these payments directly until certain events have occurred. The URS Pool Loan, the Tharaldson Pool A Loan and the Tharaldson Pool B Loan permit rent and other payments to be made to accounts to which the borrower has access, but either require the borrower to pay such funds into a lockbox account within a day of receipt or permit the mortgagee to sweep such account into a lockbox account at its discretion. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds. See "Description of the Mortgaged Properties and the Mortgage Loans--Showcase: The Loan--Cash Management; Lockbox," "--Crystal City Pool: The Loan--Cash Management; Lockbox," "--Tharaldson Pool A: The Loan--Cash Management; Lockbox," "--Tharaldson Pool B: The Loan--Cash Management; Lockbox," "--URS Pool: The Loan--Cash Management; Lockbox," "--Americold Pool Loan: The Loan--Cash Management; Lockbox" and "--Marriott Desert Springs: The Loan--Cash Management; Lockbox" herein.

   BANKRUPTCY LIMITATIONS ON LENDERS. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or against an obligor will stay the exercise of a power of sale and the commencement or continuation of a foreclosure action against the real property owned by that obligor. The resulting delay may be significant. In addition, a court which determines the value of a mortgaged property to be less than the principal balance of the loan it secures may (subject to certain protections available to the lender) stop a lender from foreclosing on the mortgaged property and, as a part of a restructuring plan, reduce the amount of secured indebtedness to the value of the mortgaged property as it exists at the time of the proceeding (leaving the lender as a general unsecured creditor for the difference between that value and the amount of its outstanding mortgage indebtedness). A bankruptcy court may also grant a debtor a reasonable time to cure a payment default, reduce monthly payments due under a mortgage loan, change the rate of interest due on a mortgage loan or otherwise alter the mortgage loan's repayment schedule.

   Creditors of obligors in bankruptcy are also generally prohibited from taking any action to obtain repayment of a loan while the bankruptcy case is pending. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on such junior lien. In addition, the obligor's trustee or the obligor, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. Even if a claim against a debtor is not avoided or subordinated, the Trustee's recovery with respect to obligors in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected on such Mortgage Loans may be substantially less than the amount owed. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

   The Bankruptcy Code may also interfere with or affect the ability of the Trustee to enforce an assignment by an obligor of rents and leases related to the mortgaged property if the related obligor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) to the extent such rents are used by the obligor to maintain the mortgaged property or for other court authorized expenses or (ii) to the extent other collateral may be substituted for the rents.

   The ability of the obligors to repay the Mortgage Loans is, in many cases, dependent on leases of the Mortgaged Properties. To the extent an obligor's ability to make payment on a Mortgage Loan is dependent upon a lease of the related Mortgaged Property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease, including, in particular, the Americold Pool Master Lessee and URS Pool Master Lessee. See "--Risks Relating to Tenants; Reserves."

   As a result of the foregoing factors, the amount and timing of receipts with respect to the Mortgage Loans may be materially adversely affected.

   TAX CONSIDERATIONS RELATED TO FORECLOSURE. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. It is likely that hotel properties that are operated by an independent contractor on behalf of the Trust Fund would generate taxable "net income from foreclosure property." The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

   MANAGEMENT. The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. Different property types vary as to the extent a property manager is involved in property marketing and operations on a daily basis. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There is no assurance regarding the performance of any operators and/or managers or persons who may become operators and/or managers upon the expiration or termination of management agreements or following any default or foreclosure under a Mortgage Loan. In addition, third party property managers are typically operating companies and, unlike limited-purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Consequently, there can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. See "--Conflicts of Interest--Conflicts Between Managers and the Borrowers."

    ENFORCEABILITY. All of the Mortgages include debt-acceleration clauses, which permit the lender to accelerate the debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after the giving of appropriate notices. The equity courts of any jurisdiction, however, may refuse to permit the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   All of the Mortgage Loans on Mortgaged Properties that have tenants are secured by an assignment of leases and rents pursuant to which the borrower typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, upon the election of, and following notice from, the lender, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be enforceable unless the lender complies with applicable state law for taking actual possession of the property or the cash by the lender until the lender secures the appointment of a receiver before achieving a priority relative to other persons with interests in the rents related to the Mortgaged Property. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans" in the Prospectus.

   STATE LAW LIMITATIONS ON REMEDIES. Several jurisdictions (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling Agreement will require the Master Servicer or Special Servicer, as applicable, to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, with respect to any Mortgage Loan, the Master Servicer, or Special Servicer, as applicable, may be required to foreclose first on the Mortgaged Properties securing such Mortgage Loan located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--State Law Limitations on Lenders" in the Prospectus.

   As a result of the foregoing considerations, among others, the ability of the Master Servicer or the Special Servicer, as applicable, to realize upon the Mortgage Loans, may be limited by the application of state laws. Such actions may also, in certain circumstances, subject the Trust Fund to liability as a "mortgagee-in-possession" or result in the equitable subordination of the claims of the Trustee to the claims of other creditors of the borrower. Under the terms of the Agreement, the Master Servicer or the Special Servicer, as applicable, may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

   LEASEHOLD INTERESTS. The interest of the Pier 39 Borrower in the land underlying the Pier 39 Property is a ground leasehold interest (the "Pier 39 Ground Lease"). See "Description of the Mortgaged Properties and the Mortgage Loans--Pier 39: The Borrower; The Property" herein. The Green Acres Loan is secured by, among other things, a ground leasehold interest in the land underlying an approximately 9.8 acre portion of the Green Acres Property (consisting of a total of 93 acres) (the "Green Acres Ground Lease"). See "Description of the Mortgaged Properties and the Mortgage Loans--Green Acres:
The Borrower; The Property" herein. The Marriott Desert Springs Loan is secured by, among other things, a ground leasehold interest in the land underlying an approximately 96.75 acre portion of the Marriott Desert Springs Property (consisting of 280.70 acres) (the "Marriott Desert Springs Ground Lease"). See "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert Springs: The Borrower; The Property" herein. The Tharaldson Pool B Loan is secured by, among other things, ground leasehold interests in the land underlying 2 of the Tharaldson Pool B Properties (the "Tharaldson Pool B Ground Leases"). See "Description of the Mortgaged Properties and the Mortgage Loans--Tharaldson Pool B: The Borrowers; The Properties" herein. The Americold Pool Loan is secured by, among other things, ground leasehold interests in the land underlying 3 of the Americold Pool Properties (the "Americold Pool Ground Leases"). The URS Pool Loan is secured by, among other things, ground leasehold interests in the land underlying 3 of the URS Pool Properties (the "URS Pool Ground Leases"). See "Description of the Mortgaged Properties and the Mortgage Loans--Americold Pool: The Borrower; The Properties," and "--URS Pool: The Borrower; The Properties" herein.

   On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume or reject the lease. Pursuant to Section 365(h) of the Bankruptcy Code, a lessee whose lease is rejected by a debtor lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the lease (including renewals). In the event of a lessee/borrower bankruptcy in which such debtor rejects any or all of its leases, the leasehold mortgagee would have the right to succeed to the lessee/borrower's position under the lease only if the lessor had specifically granted the mortgagee such right. In the event of concurrent bankruptcy proceedings involving the lessor and the lessee/borrower, the Trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee's obligations under the ground lease and succeed to the ground lessee's position. Although not directly covered by the 1994 Amendment to the Bankruptcy Code, such a result would be consistent with the purposes of the 1994 Amendment to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by a bankruptcy court.

   INSPECTIONS. Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement were identified in such inspections. See "Mortgage Pool Characteristics--Underwriting Standards--Property Condition Assessments" herein for further information regarding the inspections on the Mortgaged Properties.

   AVAILABILITY OF EARTHQUAKE, FLOOD AND OTHER INSURANCE. Although the Mortgaged Properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to each Mortgaged Property for which insurance proceeds may not be adequate (such as floods or earthquakes) or which may result from risks not covered by insurance (such as supplemental hurricane insurance). In addition, certain of the Mortgaged Properties are located in California, Florida and Texas, which are states that have been historically at greater risk to acts of nature (such as hurricanes, floods and earthquakes) than properties located in other states. There can be no assurance borrowers have complied or will in the future be able to comply with requirements to maintain adequate insurance with respect to the Mortgaged Properties. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrower to effect such reconstruction, major repair or improvement. As a result of the occurrence of any of these events, the amount realized with respect to the Mortgage Loans, and the amount available to make distributions on the Certificates, could be reduced.

   The Pier 39 Property located in San Francisco, California is located in an earthquake zone and the Pier 39 Borrower has obtained earthquake insurance for such property in the amount of the probable maximum loss, subject to a deductible equal to 10% of the replacement value of the Pier 39 Property. The probable maximum loss has been determined by a seismic engineer retained by the Pier 39 Borrower in connection with the origination of the Pier 39 Loan. The Pier 39 Borrower is not required to pledge any collateral or provide any form of credit support with respect to such 10% deductible. The Marriott Desert Springs Property located in Palm Desert, California is located in an earthquake zone and the Marriott Desert Springs Borrower has obtained earthquake insurance for such property in the full amount of the probable maximum loss, as determined by a seismic engineering report completed in March 1996, subject to a deductible equal to 5% of the replacement value of such property. Such coverage, however, is provided through a blanket policy, so that if one or more earthquakes affected two or more Mortgaged Properties or other properties within the same policy period, there may be insufficient coverage under such policy. See "--Risks Associated with Blanket Insurance Policies." One of the URS Pool Properties located in Turlock, California is located in an earthquake zone and the URS Pool Borrower has obtained earthquake insurance for such property in the full amount of the probable maximum loss, as determined by a seismic engineering report completed in March 1998, subject to a deductible equal to 5% of the replacement value of such property. Three of the Americold Pool Properties located in Los Angeles, Turlock and Watsonville, California are each located in an earthquake zone and the Americold Pool Borrower has obtained earthquake insurance that covers each property in an amount at least equal to the probable maximum loss for such property as determined by a seismic engineering report completed in March 1998, subject to a deductible equal to 5% of the respective replacement values of such properties. Such coverage, however, is provided through a blanket policy. See "Description of the Mortgaged Properties and the Mortgage Loans--Americold Pool: The Borrower; The Properties--Seismic Report" herein.

   Certain of the Mortgaged Properties are located in a "100 year flood plain" according to the Federal Emergency Management Agency. These Mortgaged Properties include the One Commerce Square Property and three of the URS Pool Properties (Murfreesboro, TN, Fort Smith, AR, and Montgomery, AL). Each of these Mortgaged Properties is required to be covered by flood insurance. See "Description of the Mortgaged Properties and the Mortgage Loans--One Commerce
Square: The Loan--Insurance," and "Description of the Mortgaged Properties and the Mortgage Loans--URS Pool: The Loan--Insurance" herein.

   There can be no assurance that the amount of earthquake or flood insurance currently required or provided would be sufficient to cover damages caused by an earthquake or flood, or that such insurance will be commercially available in the future. In addition, earthquake insurance coverage is often not obtainable from "AA-" or higher-rated insurers and the loan documents permit such insurance to be obtained from such lower rated insurance companies.

   COSTS OF COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers are likely to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. In connection with the origination of the related loan, property inspection reports were obtained which included limited information regarding compliance with the ADA. A portion of funds in the capital reserve escrow accounts established by certain borrowers are required to be used for costs associated with complying with the ADA. There can be no assurance that the related Mortgaged Properties will comply with the ADA in all respects once the related conditions are remedied, that such property-inspection reports identified all risks or conditions relating to the ADA or that amounts reserved (if any) are sufficient to pay such costs.

   LIMITED CROSS-COLLATERALIZATION; LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION. The Tharaldson Pool A Loan and the Tharaldson Pool B Loan are comprised of the joint and several obligation of each of the Tharaldson Pool A Borrowers and the Tharaldson Pool B Borrowers, respectively, each of which is the holder of a different fee or leasehold interest in a portion of the Tharaldson Pool A Properties and Tharaldson Pool B Properties. The interest of the Tharaldson Pool A Borrowers and Tharaldson Pool B Borrowers in the Tharaldson Pool A Properties and Tharaldson Pool B Properties, respectively, will provide security for the entire indebtedness represented by the Tharaldson Pool A Loan and the Tharaldson Pool B Loan, as the case may be. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the Tharaldson Pool A Loan and Tharaldson Pool B Loan and the cash flow and rental income generated thereby, respectively, are available to support debt service on, and ultimate repayment of, all of the aggregate indebtedness evidenced by the Tharaldson Pool A Loan and Tharaldson Pool B Loan, as the case may be. These arrangements seek to reduce the risk that a single Mortgaged Property securing a loan might become incapable of generating income sufficient to pay debt service, which could result in defaults and ultimate losses. The Tharaldson Pool A Loan and the Tharaldson Pool B Loan are not cross-defaulted or cross-collateralized with each other.

    The Seller makes no representation that any such cross-collateralization or cross-default arrangements are enforceable. Such arrangements could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case, or, if such borrower were to become a debtor in a bankruptcy case, by such borrower. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property or an interest in property (including the granting of a lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and
(a) was insolvent or was rendered insolvent by such obligation or transfer,
(b) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or (c) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien (or right to receive credit support) granted by a Tharaldson Pool A Borrower or a Tharaldson Pool B Borrower to secure repayment of the Tharaldson Pool A Loan or the Tharaldson Pool B Loan, respectively, could be avoided if a court were to determine that (a) such borrower was insolvent at the time of granting the lien or right, was rendered insolvent by the granting of the lien or right or was left with inadequate capital, or was not able to pay its debts as they matured and (b) such borrower did not, when it allowed its Mortgaged Property or Properties to be encumbered by a lien securing the entire indebtedness represented by the Tharaldson Pool A Loan or the Tharaldson Pool B Loan, as the case may be (or granted a right to credit support from revenues from its properties), receive fair consideration or reasonably equivalent value for pledging its Mortgaged Property or Properties for the benefit of the other Tharaldson Pool A Borrowers or Tharaldson Pool B Borrowers, as the case may be (or granting such interest in its cash flow). Among other things, a legal challenge to the granting of the liens and/or the incurring of the obligation by a Tharaldson Pool A Borrower or a Tharaldson Pool B Borrower may focus on the benefits realized by such Tharaldson Pool A Borrower or Tharaldson Pool B Borrower from the respective Mortgage Loan proceeds, as well as the overall cross-collateralization. If a court were to find or conclude that the granting of the liens or the incurring of the obligations associated with the Tharaldson Pool A Loan or the Tharaldson Pool B Loan was an avoidable fraudulent conveyance with respect to a particular borrower, that court could subordinate all or part of the Tharaldson Pool A Loan or the Tharaldson Pool B Loan, as the case may be, to existing or future indebtedness of that borrower, recover payments made under the respective Mortgage Loan, or take other actions detrimental to the holders of the Certificates, including under certain circumstances, invalidating the Tharaldson Pool A Loan or the Tharaldson Pool B Loan or the Mortgages securing such loans.

   RISKS ASSOCIATED WITH BLANKET INSURANCE POLICIES. Certain of the Mortgaged Properties are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn upon to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each Mortgaged Property's insurable risks.

   ATTORNMENT CONSIDERATIONS. Some of the operating leases and tenant leases, including the anchor tenant leases, contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the Mortgaged Property following foreclosure. Some of the leases may be either subordinate to the liens created by the Mortgages or contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a Mortgaged Property located in such a jurisdiction and leased to one or more desirable tenants under leases that do not contain attornment provisions, such Mortgaged Property could experience a further decline in value if such tenants' leases were terminated (e.g., particularly if such tenants were paying above-market rents or could not be replaced). If a Mortgage is subordinate to a lease, the Trust Fund will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the Mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the Mortgage.

    THARALDSON MOTELS, INC. TAX AUDIT. Tharaldson Motels, Inc., the ultimate parent corporation of the Tharaldson Pool A Borrowers and the Tharaldson Pool B Borrowers, is under audit by the Internal Revenue Service for its 1993 and 1994 calendar year income tax returns. A reserve fund has been established for potential liabilities arising from such audit and in connection with a possible audit of its 1995, 1996 and 1997 calendar year income tax returns. There can be no assurance that such reserve fund will be adequate to cover any such potential liabilities.

   LITIGATION. There may be pending or threatened legal proceedings against the borrowers and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distribution to Certificateholders.

CONFLICTS OF INTEREST

   GENERAL. The potential for various conflicts of interest exists with respect to the offering of the Certificates, including conflicts of interest among certain of the borrowers, the property or asset managers, the Seller and Goldman, Sachs & Co., in its capacity as the Underwriter.

   CONFLICTS BETWEEN AFFILIATES OF GOLDMAN, SACHS & CO. AND THE TRUST
FUND. Conflicts of interest between affiliates of the Seller, Goldman, Sachs & Co. and GSMC that engage in the acquisition, development, operation, financing and disposition of real estate, on the one hand, and the Trust Fund, on the other hand, may arise because such affiliates will not be prohibited in any way from engaging in business activities similar to or competitive with those of the borrowers.

   Affiliates of the Seller, Goldman, Sachs & Co. and GSMC intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, affiliates of the Seller, Goldman, Sachs & Co. and GSMC may acquire, own or sell properties or finance mortgage loans secured by properties which are in the same markets as the Mortgaged Properties. In such a case, the interests of such affiliates may differ from and compete with the interests of the Trust Fund, and decisions made with respect to such assets may adversely affect the amount and timing of distributions with respect to the Certificates. In addition, Goldman, Sachs & Co. and its affiliates may have business, lending or other relationships with, or equity investments in, obligors under loans or tenants and conflicts of interest could arise between the interests of the Trust Fund and the interests of Goldman, Sachs & Co. and such affiliates arising from such business relationships.

   CONFLICTS BETWEEN THE MASTER SERVICER AND THE TRUST FUND. The Trust Fund has been advised by the Master Servicer that it and its affiliates intend to continue to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans will be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and Mortgaged Properties securing the Loans. Certain personnel of the Master Servicer and its affiliates may, on behalf of the Master Servicer, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans in the same markets as the Mortgaged Properties securing the Mortgage Loans. In such a case, the interests of the Master Servicer and its affiliates and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans.

   CONFLICTS BETWEEN MANAGERS AND THE BORROWERS. Substantially all of the third-party and borrower-affiliated property managers for the Mortgaged Properties (or their affiliates) manage additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, and certain of the managers themselves, may also own or manage other properties, including competing properties. For example, the One Commerce Square Manager is also the manager of Two Commerce Square, an adjacent office building (and an affiliate of the One Commerce Square Manager has an ownership interest in Two Commerce Square). Certain of the Tharaldson Pool A Properties and Tharaldson Pool B Properties are located in the vicinity of other properties (which do not secure Mortgage Loans included in the Trust Fund) managed by the Tharaldson Pool Manager and owned by the principals of the Tharaldson Pool A Borrowers and the Tharaldson Pool B Borrowers. In addition, certain of the URS Pool Properties and Americold Pool Properties are or may be located in the vicinity of other properties (which are not part of the Mortgage Pool) managed by the URS Pool Master Lessee and the Americold Pool Master Lessee (or affiliates thereof), respectively, and owned by affiliates of the URS Pool Borrower and the Americold Pool Borrower, respectively. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such Mortgaged Properties.

THE OFFERED CERTIFICATES

   SPECIAL PREPAYMENT, YIELD AND LOSS CONSIDERATIONS. The yield to maturity on the Offered Certificates will depend, among other things, on the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Certificates entitled to distributions of principal. In addition, in the event of any repurchase of all or a portion of a Mortgage Loan by the applicable Responsible Party from the Trust Fund under the circumstances described under "The Pooling Agreement--Representations and Warranties; Repurchase" herein, the Repurchase Price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in part or in full (except that no prepayment premium or yield maintenance charge would be payable with respect to any such repurchase). In addition, with respect to any Class of Offered Certificates, to the extent losses on the Mortgage Loans exceed the aggregate Certificate Principal Amount of the Classes of Certificates subordinated to such Class, such Class will generally bear a loss equal to the amount of such excess up to an amount equal to the outstanding Certificate Principal Amount thereof. No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) or rate or amount of liquidations or losses on the Mortgage Loans or as to the anticipated yield to maturity of any Offered Certificate. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

   The Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class B and Class C Certificates. Therefore, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof.

   No Mortgage Loan (other than the Pier 39 Loan) permits voluntary prepayment earlier than the second Due Date prior to the related Anticipated Repayment Date. See "Description of the Mortgaged Properties and the Mortgage Loans." However, there is no assurance that involuntary prepayments will not occur or that the restrictions contained in the related Mortgage Loans would ultimately be enforceable in legal proceedings. Voluntary prepayments are permitted with respect to the Americold Pool Loan, the URS Pool Loan and the Crystal City Pool Loan to partially prepay such Mortgage Loans during their respective Defeasance Lockout Periods to cause the release of one or more Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Mortgaged Properties. The rate at which voluntary prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans (including the length of time during which the Mortgage Loans may not be voluntarily prepaid (each a "Prepayment Lockout Period"), Defeasance Lockout Periods and yield maintenance charges and/or prepayment premiums applicable to the Mortgage Loans and by the extent to which the Master Servicer or Special Servicer, as the case may be, is able to enforce such provisions), the level of prevailing interest rates, the availability of mortgage credit, the occurrence of casualties or natural disasters and economic, demographic, tax, legal and other factors.

   The Mortgage Loans may be prepaid, in whole or in part, without payment of a yield maintenance charge and/or prepayment premium, on any Due Date on or after the dates set forth in the following table:

                                      FIRST PERMITTED*         ANTICIPATED
           MORTGAGE LOAN              PREPAYMENT DATE        REPAYMENT DATE
---------------------------------  --------------------- ---------------------
URS Pool Loan .................... April 11, 2008        May 11, 2008
Tharaldson Pool B Loan ........... February 11, 2008     February 11, 2008
Tharaldson Pool A Loan ........... February 11, 2008     February 11, 2008
Green Acres Loan ................. January 11, 2008      February 11, 2008
Americold Pool Loan .............. April 11, 2008        May 11, 2008
Pier 39 Loan ..................... January 11, 2008      April 11, 2008
One Commerce Square Loan:
 Tranche A ....................... March 11, 2008        April 11, 2008
 Tranche B ....................... N/A                   N/A
Marriott Desert Springs Loan  .... June 11, 2010         June 11, 2010
Showcase Loan .................... October 11, 2007      November 11, 2007
Crystal City Pool Loan ........... October 11, 2007      November 11, 2007

------------
* Under the URS Pool Loan, the Americold Pool Loan and the Crystal City Pool Loan, a prepayment may be made prior to the end of the applicable Defeasance Lock-Out Period to cause the release of one or more of the related Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Properties.

   No yield maintenance charge and/or prepayment premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

   Provisions requiring yield maintenance charges and/or prepayment premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge and/or prepayment premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure process will be sufficient to pay such yield maintenance charge and/or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to, and do not, have the same effect on the Certificateholders as prepayment, there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge and/or prepayment premium and thus not enforceable under applicable law or as being usurious. See "Certain Legal Aspects of the Mortgage Loans--Applicability of Usury Laws" in the Prospectus.

   In general, if an Offered Certificate (such as a Class X Certificate) is purchased by an investor at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required yield maintenance charge and/or prepayment premium, if any, are not received by such investor, such investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than that assumed at the time of purchase.

   Each Mortgage Loan requires that commencing on the first Due Date after the related Anticipated Repayment Date, certain cash flow in excess of that required for debt service and other items with respect to the related Mortgaged Properties (as described more fully herein "Excess Cash Flow") will be applied toward the payment of principal until the principal balance of the related Mortgage Loan has been reduced to zero. Each Mortgage Loan also provides that principal outstanding after the related Anticipated Repayment Date will bear interest at a revised rate (the "Revised Interest Rate") which will be higher than previously in effect (the "Initial Interest Rate"). While interest at the Initial Interest Rate accrues and is payable on a current basis under the Mortgage Loans, interest at the excess of the Revised Interest Rate over the Initial Interest Rate for such Mortgage Loans ("Excess Interest"), together with interest thereon, will be deferred and will be paid only after the outstanding principal balance of the related Mortgage Loan has been paid in full. The foregoing features, to the extent applicable, are designed to increase the likelihood that a Mortgage Loan will be prepaid by the borrower on the applicable Anticipated Repayment Dates; however no assurance can be given that any Mortgage Loan will be repaid on its applicable Anticipated Repayment Date.

   EFFECT OF MORTGAGOR DEFAULTS. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

   As and to the extent described herein, the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense is incurred through the date of reimbursement, less any amount of interest previously paid in respect thereof. The Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted. See "The Pooling Agreement--Special Servicers" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates do not fully offset the effects of any such delinquency or default.

   RISKS RELATING TO UNDERWRITTEN NET CASH FLOW. As described under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans," Underwritten Net Cash Flow means cash flow, as adjusted based on a number of assumptions used by the Seller. No representation is made that the Underwritten Net Cash Flow set forth herein represents future net cash flows. Each investor should review these assumptions and make its own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.

   Underwritten Net Cash Flow reflects calculations and assumptions used by the Seller and should not be used as a substitute for cash flow as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operation or as a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. For example, the DSCRs set forth herein for the Mortgage Loans and the Mortgaged Properties vary, and may vary substantially, from the debt service coverage ratios for the Mortgage Loans and the Mortgaged Properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. See "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans" for a discussion of the assumptions used in determining Underwritten Net Cash Flow.

   RELATED PARTIES MAY PURCHASE CERTIFICATES. Related parties, including the Master Servicer, the Special Servicer or affiliates of the borrowers, may purchase all or part of one or more Classes of Certificates. A purchase by the Master Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling Agreement and its interest as a holder of a

Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Mortgage Loans shall be administered in accordance with the Servicing Standard without regard to ownership of any Certificate by the Master Servicer, the Special Servicer or any affiliate thereof.

   BOOK-ENTRY REGISTRATION. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Cedel Bank, S.A. ("CEDEL") and The Euroclear System ("Euroclear") and their participating organizations. See "Description of the Offered Certificates--Delivery, Form and Denomination" and "--Book-Entry Registration" herein. A beneficial owner holding a Certificate through the book-entry system will be entitled to receive the reports and notices described under the Pooling Agreement (to the extent that its name and address has been provided to the Certificate Registrar) only through the facilities of DTC, CEDEL and Euroclear and their respective participants (except that the reports will be made available directly from the Trustee upon request). Additionally, certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 334.

   LIMITED LIQUIDITY AND MARKET VALUE. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised the Seller that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a substantial decrease in the market value of the Offered Certificates. In addition, the market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   PASS-THROUGH RATE CONSIDERATIONS. The Pass-Through Rates on the Class B, Class C, Class D, Class E, Class F and Class G Certificates are based on the WAC Rate of the Mortgage Loans and the Pass-Through Rate on the Class X Certificates will be partially based upon the WAC Rate of the Mortgage Loans, and all of such Classes will be affected by disproportionate principal payments on the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the life of such Classes of Certificates. The WAC Rate for each Distribution Date, assuming that each Mortgage Loan prepays on its Anticipated Repayment Date (and that all scheduled monthly payments are timely made and that no other prepayments occur), is set forth in Exhibit B hereto. See "Yield, Prepayment and Maturity Considerations--Yield" herein.

   RISK OF YEAR 2000. The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Master Servicer, the Special Servicer or the Trustee are unable to modify their computer systems and applications such that they will be year 2000 compliant by the year 2000, the ability of the Master Servicer or the Special Servicer to service the Mortgage Loans (in the case of the Master Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.

                        MORTGAGE POOL CHARACTERISTICS

GENERAL

   The Trust Fund will consist primarily of 10 Mortgage Loans with an aggregate principal balance as of the Cut-Off Date, after deducting payments of principal due on such date, of $1,409,152,997. In addition, the Trust Fund will also include the Marriott Desert Springs Parent Loan. See "Description of the Mortgaged Properties and the Mortgage Loans--Marriott Desert Springs:
The Marriott Desert Springs Loan--The Marriott Desert Springs Parent Loan" herein. The Marriott Desert Springs Parent Loan will not be a part of the Mortgage Pool and references to "Mortgage Loans" herein do not include the Marriott Desert Springs Parent Loan. All of the numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. The Mortgage Loans are evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a "Mortgage") creating a first lien on the interests of the related borrower's fee and/or leasehold estate in one or more commercial properties (each, a "Mortgaged Property") as set forth on the following table:

                                                    NUMBER OF
INTEREST IN PROPERTY ENCUMBERED*              MORTGAGED PROPERTIES
------------------------------------------  ------------------------
Fee Estate ................................            238
Leasehold Estate ..........................              9
Borrower's Fee and Leasehold Estate**  ....              2


------------
 * For any Mortgage Loan where the borrower holds a leasehold estate, but the Mortgage Loan is secured by a Mortgage signed by the ground lessor which permits the mortgagee to liquidate the fee interest on foreclosure, the interest in the Mortgaged Property encumbered was not categorized as a leasehold estate.
** "Borrower's Fee and Leasehold Estate" means that the borrower's interest in the Mortgaged Property consists of a fee interest in a portion of the property and a leasehold interest in the remaining portion.

   The Mortgaged Properties consist of hotel properties, refrigerated distribution/warehouse facilities, retail properties and office buildings. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse is limited to the Mortgaged Property or Mortgaged Properties securing such Mortgage Loan, as well as such limited other assets as may have been specifically pledged to secure such Mortgage Loan, and not against the borrower's other assets or any assets of the borrower's affiliates. GSMC originated the Americold Pool Loan, the URS Pool Loan, the Tharaldson Pool B Loan, the Tharaldson Pool A Loan, the Green Acres Loan, the Pier 39 Loan and the One Commerce Square Loan. To facilitate loan closings, GSMC engaged GMACCM to originate the Marriott Desert Springs Loan, the Showcase Loan and the Crystal City Pool Loan on GSMC's behalf, and concurrently with the origination, GSMC acquired a 100% participation interest in each such Mortgage Loan. GSMC and GMACCM are collectively referred to herein as the "Originators." All of the Mortgage Loans were underwritten by the Originators in accordance with the underwriting criteria described herein. Legal title to the Mortgage Loans originated by GMACCM will have been acquired by GSMC before the Closing Date and the Seller will purchase the Mortgage Loans on or before the Closing Date from GSMC pursuant to the Loan Sale Agreement (the "Loan Sale Agreement") between GSMC and the Seller. The Seller will cause the Mortgage Loans in the Mortgage Pool to be assigned to LaSalle National Bank, as Trustee (the "Trustee"), pursuant to the Pooling Agreement. GMACCM, in its capacity as Master Servicer, will service the Mortgage Loans pursuant to the Pooling Agreement.

   Pursuant to an agreement between GMACCM and GSMC (the "GMACCM Responsible Party Agreement") with respect to the Marriott Desert Springs Loan, the Showcase Loan and the Crystal City Pool Loan, GMACCM will make certain representations, warranties and covenants relating to such Mortgage Loans and may be obligated to repurchase any of such Mortgage Loans in the event of a material breach of such representations or warranties. In addition, pursuant to the Loan Sale Agreement, GSMC will make certain limited representations and warranties to the Seller with respect to the Mortgage Loans it originated, and GSMC may be obligated to repurchase such Mortgage Loan in the event of a material breach of a representation or warranty. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and Exhibit A hereto. Under the Loan Sale Agreement, GSMC will assign to the Seller its rights with respect to the representations, warranties and remedies under the GMACCM Responsible Party Agreement, and under the Pooling Agreement the Seller will assign its rights with respect to (i) certain of the representations, warranties and remedies in the GMACCM Responsible Party Agreement and (ii) the representations, warranties and remedies in the Loan Sale Agreement, to the Trustee for the benefit of the Trust Fund. Except as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase," the Seller will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Responsible Parties will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by them pursuant to the GMACCM Responsible Party Agreement or the Loan Sale Agreement, as applicable, to the extent assigned by the Seller to the Trustee. See "The Pooling Agreement--Representations and Warranties; Repurchase" herein and "The Mortgage Pools--Representations and Warranties" in the Prospectus.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by a Mortgage or Mortgages encumbering the related borrower's or borrowers' interest in the related Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's or borrowers' interest in the leases, rents and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of one or more reserve or escrow accounts or letters of credit for necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, tenant improvements, leasing commissions, deferred maintenance and/or scheduled capital improvements (such accounts, "Reserve Accounts"). All of the Mortgage Loans provide for the indemnification of the related mortgagee by the related borrower(s) for the presence of any hazardous substances affecting the Mortgaged Property.

   Each Mortgage constitutes a first lien on the related Mortgaged Properties, subject generally only to (i) liens for real estate and other taxes and special assessments and (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances, whether or not of public record as of the date of recording of the related Mortgage, all of which were determined to have been acceptable to the related Originator in connection with the origination of the related Mortgage Loan.

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

   All of the Mortgage Loans have Due Dates that occur on the 11th day of each month, or, if such day is not a business day, the preceding business day. As of the Cut-Off Date, the Mortgage Loans had the following characteristics:

Aggregate Principal Balance ......................................     $1,409,152,997
Lowest Mortgage Loan Principal Balance ...........................        $76,608,478
Highest Mortgage Loan Principal Balance ..........................       $253,000,000
Average Mortgage Loan Principal Balance ..........................       $140,915,300
Range of Remaining Terms to Anticipated Repayment Date  ..........   114 to 145 months
Weighted Average Remaining Term to Anticipated Repayment Date  ...       120 months
Range of Mortgage Rates per annum ................................    6.750% to 7.800%
Weighted Average Mortgage Rate ...................................         7.000%
Range of Cut-Off Date Loan-to-Appraised Value ("LTV") Ratios .....     43.2% to 82.5%
Weighted Average Cut-Off Date LTV Ratio ..........................         61.0%
Range of Debt Service Coverage Ratios ............................     1.18x to 2.35x
Weighted Average Debt Service Coverage Ratio .....................         1.86x

   All of the Mortgage Loans amortize substantially all of their principal over their respective terms. Each Mortgage Loan requires that after a specified date (each, an "Anticipated Repayment Date"), Excess Cash Flow will be applied towards the reduction of principal, as more fully described under "Description of the Mortgaged Properties and the Mortgage Loans." The following chart lists the Anticipated Repayment Date for each Mortgage Loan:

                                     FIRST PERMITTED
MORTGAGE LOAN                        PREPAYMENT DATE*      ANTICIPATED REPAYMENT DATE
--------------------------------  --------------------- ------------------------------
URS Pool Loan.................... April 11, 2008        May 11, 2008
Tharaldson B Loan................ February 11, 2008     February 11, 2008
Tharaldson A Loan................ February 11, 2008     February 11, 2008
Green Acres Loan................. January 11, 2008      February 11, 2008
Americold Pool Loan.............. April 11, 2008        May 11, 2008
Pier 39 Loan..................... January 11, 2008      April 11, 2008
One Commerce Square Loan.........
 Tranche A....................... March 11, 2008        April 11, 2008
 Tranche B.......................          N/A                        N/A
Marriott Desert Springs Loan .... June 11, 2010         June 11, 2010
Showcase Loan.................... October 11, 2007      November 11, 2007
Crystal City Pool Loan........... October 11, 2007      November 11, 2007

------------
* Under the URS Pool Loan, the Americold Pool Loan and the Crystal City Pool Loan, a prepayment may be made prior to the end of the applicable Defeasance Lock-Out Period to cause the release of one or more of the related Mortgaged Properties necessary to cure a property level non-payment default with respect to such Mortgaged Property or Properties.

   No yield maintenance premium is required for any voluntary prepayments on the Mortgage Loans after their respective Prepayment Lockout Periods. No yield maintenance premium will be required under the Mortgage Loans for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

   All of the Mortgage Loans provide that after the applicable Defeasance Lockout Period and prior to the related Anticipated Repayment Date (or in the case of the Pier 39 Loan, until 90 days prior to the Pier 39 Anticipated Repayment Date), the borrower may obtain the release of one or more of the related Mortgaged Properties from the lien of the related Mortgage upon, among other things, a pledge to the Trustee of noncallable U.S. Treasury obligations. Such U.S. Treasury obligations will provide payments, on or prior to all successive scheduled Due Dates upon which interest and principal payments are due under the related note through and including the applicable Anticipated Repayment Date, in amounts due on such dates under the related Note or, in the case of an Anticipated Repayment Date, an amount determined as if the related Mortgage Loan were to mature on such Anticipated Repayment Date. In addition, certain Mortgage Loans permit release of less than all of the related Mortgaged Properties in connection with a partial defeasance upon the satisfaction of certain debt service coverage ratio tests. All of the Mortgage Loans secured by multiple Mortgaged Properties permit the release of the lien of the Mortgage on less than all of the Mortgaged Properties by pledging U.S. Treasury obligations providing for payment of principal and interest with respect to a portion of the Mortgage Loan allocable to the Mortgaged Properties to be released from the Mortgage lien. The Mortgage Loans also permit (or provide that the Master Servicer may require) the related borrower, under certain circumstances, to transfer the pledged U.S. Treasury obligations together with the related Note or the portion of the related Note secured by such U.S. Treasury obligations to a successor mortgagor. See "Description of the Mortgaged Properties and the Mortgage Loans" herein.

   The following tables set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables were primarily derived from information provided to the Originators by the respective borrowers. Some of the calculations of the statistics in the tables were not made with adjustments which would be required under generally accepted accounting principles ("GAAP"). For purposes of this Prospectus Supplement, including the tables and Annex A, the defined terms have the meanings described below:

     (1) "Total Revenue" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means, for the year stated, total revenue generated at such Mortgaged Property or Properties during the twelve calendar months ended on December 31, 1997, December 31, 1996 or December 31, 1995 unless otherwise stated. For certain of the URS Pool Properties and the Americold Pool Properties during periods where less than 12 full months of operating history is available (as a result of a change in fiscal year end from February to December), partial years have been annualized.

     (2) "NOI" or "Net Operating Income" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties means, for the year stated, the excess of the Total Revenue for such Mortgaged Property or

    Properties for the period referenced in item (1) above less the total operating expenses of such Mortgaged Property or Properties incurred during such period, without giving effect to any deductions for debt service, depreciation, amortization, capital expenditures, tenant improvements, leasing commissions or reserves therefor. For certain of the URS Pool Properties and the Americold Pool Properties during periods where less than 12 full months of operating history is available (as a result of a change in fiscal year end from February to December), partial years have been annualized.

     NOI and the revenues and expenses used to determine NOI for each Mortgaged Property are derived from information furnished by the related borrowers. There can be no assurance that the components of net operating income for any Mortgaged Property (i.e., revenues and expenses) as determined under GAAP would be the same as those used in computing the stated NOI for such Mortgaged Property. Moreover, NOI is not a substitute for net income as determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     (3) "Underwritten Net Cash Flow" or "UWNCF" as used herein with respect to any Mortgaged Property or group of Mortgaged Properties generally means cash flow (as determined by the Seller) for a twelve month period based upon the following assumptions:

        a. Leases in Place: In calculating Underwritten Net Cash Flow, base rent was generally determined by using Annualized Base Rent and percentage rent was generally determined by using the percentage rent that was actually collected during the most recent 12 month time period.

        b. Management Fees: Management fees used in the calculation of Underwritten Net Cash Flow, which in all cases equal or exceed the contractual base rate under the management agreements currently in effect, are as follows: URS Pool Properties and the Americold Pool
       Properties: 6% of Total Revenues; Tharaldson Pool A Properties, Tharaldson Pool B Properties, Pier 39 Property and Marriott Desert Springs Property: 3% of Total Revenues; One Commerce Square Property:
       3.5% of Total Revenues; Green Acres Property: 3.5% of rental income; Crystal City Pool Properties: 4% of Total Revenues; and Showcase
       Property: 2.25% of rental income.

        c. Capital Reserves: Annual reserves assumed in calculating Underwritten Net Cash Flow are as follows: URS Pool Properties:
       $5,722,543 per year; Americold Pool Properties: $6,534,838 per year; Tharaldson Pool A Properties and Tharaldson Pool B Properties: 4% of Total Revenues; Green Acres Property: $0.15/sf retail and $0.10/sf for garage; Pier 39 Property: $0.20/sf retail and $0.35/sf garage; One Commerce Square Property: $0.20/sf; Marriott Desert Springs Property:
       5.5% of Total Revenues; Showcase Property: $0.15/sf; Crystal City Pool
       Properties: $0.20/sf.

        d. Rollover Expenses: Assumptions relating to annual expenses of tenant rollover (i.e., tenant improvements ("TI") and leasing commissions ("LC")) used in calculating Underwritten Net Cash Flow are generally as follows: Pier 39 Property: TI (new tenant) -- $2.00, TI (renewal tenant) -- $1.00, LC (new tenant) -- 4%, LC (renewal tenant) -- 2%, and renewal probability -- 60%; One Commerce Square Property:
       TI (new tenant) $28, TI (renewal tenant) -- $14, LC (new tenant) -- 4%, LC (renewal tenant) --3%, and renewal probability -- 60%; Crystal City Pool Properties: TI (new tenant) -- $6.00, TI (renewal tenant) -- $3.00, LC (new tenant) -- 4%, LC (renewal tenant) -- 2%, and renewal probability -- 60%.

        e. Occupancy: In calculating Underwritten Net Cash Flow, adjustments were made to Total Revenues or Annualized Base Rent to reflect maximum occupancies of the lower of actual, market or 95% for retail and office properties. For the Showcase Property and the Green Acres Property, leased anchor spaces were excluded from the determination of maximum occupancy.

        f. Expenses: In calculating expenses, adjustments were made to actual 1997 expenses as provided by applicable borrowers.

   The management fees and reserves used in calculating Underwritten Net Cash Flow differ in many cases from the management fees and reserves provided for under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating Underwritten Net Cash Flow. In particular, the assumptions regarding tenant vacancies, renewal rates, tenant improvements and leasing commissions and other conditions used in calculating Underwritten Net Cash Flow for the retail and office properties may differ substantially from actual conditions. Such assumptions may also differ from those used by the Rating Agencies or by investors. Each investor should make its own determination of the appropriate assumptions to be used in determining Underwritten Net Cash Flow.

   Underwritten Net Cash Flow reflects the calculations and assumptions used by the Seller and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. Underwritten Net Cash Flow and the Debt Service Coverage Ratios derived therefrom are not a substitute for net income as determined in accordance with GAAP as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income and debt service coverage ratios of the Mortgage Loans.

   No representation is made as to the future net cash flow of the properties, nor is Underwritten Net Cash Flow set forth herein intended to represent such future net cash flow.

     (4) "Value" means, for each of the Mortgaged Properties, the appraised value of such Mortgaged Property as determined by the appraisal thereof reviewed in connection with the origination of the related Mortgage Loan. "Total Value" is the aggregate Value for all of the Mortgaged Properties.

     (5) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Underwritten Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Underwritten Net Cash Flow, net operating income or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, defeasance or otherwise. "Cut-Off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such Mortgaged Property as of the Cut-Off Date.

     (6) "Annual Debt Service" means on any Mortgage Loan, the annual debt service (interest, including interest allocable to payment of the Servicing Fee and, if applicable, principal on such Mortgage Loan for the twelve month period commencing on the Cut-Off Date.

     (7) "Anticipated Repayment Date" for each Mortgage Loan is the date on which (i) such Mortgage Loan commences to accrue interest at the Revised Interest Rate for such Mortgage Loan, and (ii) all Excess Cash Flow for such Mortgage Loan is required to be applied to payment of principal of such Mortgage Loan. There can be no assurance that any Mortgage Loan will be repaid on its Anticipated Repayment Date.

     (8) "DSCR" or "Debt Service Coverage Ratio" means (i) the aggregate Underwritten Net Cash Flow for all of the related Mortgaged Properties divided by (ii) Annual Debt Service.

   The DSCRs set forth herein for the Mortgage Loans and Mortgaged Properties vary (and may vary substantially) from the debt service coverage ratios for such Mortgage Loans and Mortgaged Properties as calculated pursuant to the definition of such ratio as set forth in the related loan documents. The debt service calculation for each Mortgage Loan as set forth in its related loan documents is set forth in the description of such Mortgage Loan herein under the heading "Description of the Mortgaged Properties and the Mortgage Loans" herein.

     (9) "Loan-to-Value Ratio" or "LTV" or "Cut-Off Date LTV" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-Off Date divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan.

     (10) "Anticipated Repayment Date Balance," for each of the Mortgage Loans, is equal to the outstanding principal amount of such Mortgage Loan as of its Anticipated Repayment Date, taking into account scheduled amortization, assuming no prepayments or defaults.

      (11) "Anticipated Repayment Date LTV" or "ARD LTV" means, with respect to any Mortgage Loan, the Anticipated Repayment Date Balance for such Mortgage Loan divided by the aggregate Value of the Mortgaged Properties securing such Mortgage Loan. Such calculation thus assumes that the appraised value of the Mortgaged Property or Mortgaged Properties securing a Mortgage Loan on the Anticipated Repayment Date is the same as the Value or Values thereof as of the Cut-Off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined or increased from its Value as of the Cut-Off Date.

     (12) "SF/Units" means, in the case of office, industrial or retail properties, total square footage or GLA (as provided by the borrower).

     (13) "GLA" means the square footage of the gross leaseable area.

     (14) "Occupancy" or "OCC" means the percentage of SF/Units of the property that are leased as of the date indicated in the column with the heading "As of Date."

     (15) "Annualized Base Rent" is calculated by multiplying by twelve the contractual monthly base rent, as of the point in time for which "Occupancy" was calculated for the related property, as reflected in the rent rolls provided by the related borrower.

     (16) "Average Base Rent Per Square Foot" is calculated by dividing Annualized Base Rent by total GLA as of the same date as of which the Annualized Base Rent was calculated.

     (17) "First P&I Date" means the first Due Date on which the borrower is required to pay both principal and interest.

     (18) "Original Principal Balance" means the principal balance of the Mortgage Loan at origination.

     (19) "Anticipated Term" means the term of the Mortgage Loan in months from the date of the first full monthly payment thereon to the related Anticipated Repayment Date.

     (20) "Sales Per SF" means sales per square foot, based on the most recent sales data provided by the applicable borrower to the related Originator, for the previous applicable 12 month period, or if 12 months of sales data was not available, such sales data as was available, was either annualized or excluded.

     (21) The term "psf" means per square foot.

     (22) "RevPAR" means revenues per available room.

     (23) "ADR" means average daily room rate.

    In addition to the tables set forth below, investors should review the accompanying notes in the prior section when reading the following information. A table of Mortgaged Property characteristics is attached as Annex A to this Prospectus Supplement.

                        MORTGAGE LOAN CHARACTERISTICS

                                                         REMAINING
                                                          TERM TO     ANTICIPATED
                   NUMBER                  ORIGINAL     ANTICIPATED    FIRST P&I    ANTICIPATED                 ORIGINAL
                     OF       MORTGAGE   AMORTIZATION    REPAYMENT      PAYMENT      REPAYMENT     STATED      PRINCIPAL
      LOAN       PROPERTIES     RATE        (MOS.)      DATE (MOS.)       DATE          DATE      MATURITY      BALANCE
--------------- ------------ ---------- -------------- ------------- ------------- ------------- ---------- ---------------
URS Pool Loan ..      29        6.894%        300           120          6/11/98      05/11/08    05/11/23   $  253,000,000
Tharaldson Pool
 B Loan ........      93        6.876%        300           117          3/11/98      02/11/08    02/11/23      184,293,000
Tharaldson Pool
 A Loan ........      90        6.876%        300           117          3/11/98      02/11/08    02/11/23      179,508,000
Green Acres
 Loan ..........       1        6.750%        360           117          3/11/98      02/11/08    03/11/28      160,000,000
Americold Pool
 Loan ..........      29        6.894%        300           120          6/11/98      05/11/08    05/11/23      148,500,000
Pier 39 Loan ...       1        7.107%        360           119          3/11/98      04/11/08    02/11/28      117,000,000
One Commerce
 Square Loan ...       1
 Tranche A .....     N/A        6.995%        360           119          5/11/98      04/11/08    04/11/28       80,000,000
 Tranche B .....     N/A        6.995%         53           N/A          5/11/98           N/A    09/11/02       32,000,000
Marriott Desert
 Springs Loan ..       1        7.800%        300           145          1/11/98      06/11/10    12/11/22      103,000,000
Showcase Loan ..       1        7.523%        337           114         11/11/97      11/11/07    11/11/25       79,500,000
Crystal City
 Pool Loan .....       3        6.904%        360           114         12/11/97      11/11/07    11/11/27       77,000,000
                ------------                                                                                ---------------
 Total/Weighted
 Average .......     249        7.000%        273           120                                              $1,413,801,000
                ============                                                                                ===============

                  PRINCIPAL BALANCES AS OF THE CUT-OFF DATE

                              PERCENT OF    PRINCIPAL                                                     WEIGHTED
               CUT-OFF DATE  CUT-OFF DATE   BALANCE AT                                                    AVERAGE  ANTICIPATED
                PRINCIPAL     PRINCIPAL    ANTICIPATED                   ANNUAL DEBT  UNDERWRITTEN        CUT-OFF   REPAYMENT
     LOAN        BALANCE       BALANCE    REPAYMENT DATE APPRAISED VALUE   SERVICE    NET CASH FLOW DSCR* DATE LTV  DATE LTV
--------------------------- ------------ -------------- --------------- ------------ ------------- ----- -------- -----------
URS Pool
 Loan........ $  253,000,000     18.0%    $  199,116,531 $  423,450,000  $ 21,437,969 $ 40,349,956  1.88x   59.7%     47.0%
Tharaldson
 Pool B Loan.    183,352,232     13.0        144,503,224    331,000,000    15,590,351   36,701,015  2.35    55.4      43.7
Tharaldson
 Pool A Loan.    178,671,275     12.7        140,908,257    333,000,000    15,185,561   35,628,415  2.35    53.7      42.3
Green Acres
 Loan........    159,523,713     11.3        136,830,761    253,200,000    12,572,968   19,421,844  1.54    63.0      54.0
Americold
 Pool Loan**.    148,500,000     10.5        116,872,746    520,600,000    12,583,156   24,444,926  1.94    57.0      45.0
Pier 39 Loan.    116,669,545      8.3        100,515,980    158,000,000     9,535,613   13,153,909  1.38    73.8      63.6
One Commerce
 Square Loan.
 Tranche A...     79,929,131      N/A         68,865,873            N/A     6,446,428    8,552,522  1.34     N/A      51.0
 Tranche B...     31,481,501      N/A                N/A            N/A     8,460,387    9,021,744  1.07     N/A       N/A
             --------------              -------------- --------------- ------------ -------------
                 111,410,632      7.9         68,865,873    135,000,000    14,906,815   14,574,266  1.18    82.5      51.0
Marriott
 Desert
 Springs
 Loan........    102,418,958      7.3         75,085,499    237,000,000     9,464,715   21,500,000  2.27    43.2      31.7
Showcase
 Loan........     78,998,166      5.6         67,183,709    117,500,000     6,882,635    9,902,261  1.44    67.3      57.2
Crystal City
 Pool Loan...     76,608,478      5.4         65,925,554    115,100,000     6,087,938    9,774,441  1.61    66.6      57.3
             -------------- ------------ -------------- --------------- ------------ ------------- ----- -------- -----------
 Total/Weighted
 Average..... $1,409,152,997    100.0%    $1,115,808,134 $2,623,850,000  $124,247,721 $228,451,033  1.86    61.0      48.3
             ============== ============ ============== =============== ============ ============= ===== ======== ===========

------------
*      Based on Underwritten Net Cash Flow.
** For DSCR and LTV purposes, the Principal Balance of the Total Americold Pool Loan is utilized. The Americold Pool Loan is evidenced by a note representing 50% of the Total Americold Pool Loan with a Cut-Off Date Principal Balance of $297,000,000; the note is cross-collateralized and cross-defaulted with a pari passu note in the amount of $148,500,000 which does not form part of the Mortgage Pool.

              Graphic Omitted: Pie Chart depicting Loan Amount Allocation

      Graphic Omitted: Pie Chart depicting Primary Property Type by
                          Allocated Loan Amount

                       MORTGAGED PROPERTIES BY LOCATION

                                         PERCENTAGE
                                             OF
                                          CUT-OFF
                                            DATE                     PERCENT OF                    PERCENT WEIGHTED
                         CUT-OFF DATE    ALLOCATED                  TOTAL UNDER-                     OF    AVERAGE  WEIGHTED
            NUMBER OF      ALLOCATED        LOAN     UNDER-WRITTEN  WRITTEN CASH     APPRAISED      TOTAL  CUT-OFF  AVERAGE
   STATE    PROPERTIES    LOAN AMOUNT      AMOUNT    NET CASH FLOW      FLOW           VALUE        VALUE  DATE LTV   DSCR
--------------------- ----------------- ---------- --------------- ------------ ----------------- ------- -------- --------
AL.........      4     $   24,465,369.45     1.74%  $  3,186,670.00      1.26%   $   40,950,000.00   1.56%   59.7%    1.54%
AR.........      4         16,756,988.85     1.19      2,965,310.00      1.17        28,200,000.00   1.08    59.5     2.09
CA.........      6        235,948,181.46    16.74     39,675,910.00     15.69       441,300,000.00  16.82    59.4     1.83
CO.........      4          7,892,116.62     0.56      1,643,386.00      0.65        17,700,000.00   0.68    54.8     2.11
FL.........      2            812,956.21     0.06        254,138.00      0.10         2,850,000.00   0.11    57.1     1.85
GA.........      6         69,150,599.90     4.91     11,657,213.00      4.61       116,800,000.00   4.45    62.2     1.96
IA.........     17         27,914,192.39     1.98      6,186,204.00      2.45        65,250,000.00   2.49    51.2     2.31
ID.........      2         15,831,252.40     1.12      5,334,017.00      2.11        55,500,000.00   2.12    57.1     1.99
IL.........     38         83,332,567.55     5.91     17,300,214.00      6.84       160,000,000.00   6.10    57.0     2.24
IN.........     14         45,785,325.44     3.25      7,594,960.00      3.00        77,900,000.00   2.97    60.2     1.96
KS.........      7         15,520,600.90     1.10      3,042,517.00      1.20        25,400,000.00   0.97    62.2     2.31
KY.........      4          8,606,071.90     0.61      1,750,184.00      0.69        14,800,000.00   0.56    58.3     2.39
MA.........      5         12,693,526.70     0.90      3,872,042.00      1.53        44,500,000.00   1.70    57.1     1.80
ME.........      1          3,345,691.55     0.24        487,851.00      0.19         5,600,000.00   0.21    59.7     1.72
MI.........      4          7,230,879.16     0.51      1,696,139.00      0.67        14,000,000.00   0.53    51.8     2.76
MN.........     10         23,594,690.67     1.67      5,115,613.00      2.02        47,300,000.00   1.80    52.3     2.55
MO.........      3         12,748,346.69     0.90      2,299,074.00      0.91        22,100,000.00   0.84    57.9     2.13
MT.........      6         10,799,994.18     0.77      2,216,861.00      0.88        19,400,000.00   0.74    56.2     2.42
NC.........      3         17,547,098.91     1.25      3,114,477.00      1.23        39,000,000.00   1.49    49.9     2.09
ND.........     10         13,639,483.41     0.97      2,958,858.00      1.17        27,900,000.00   1.06    49.4     2.55
NE.........      2          4,592,436.51     0.33        957,467.00      0.38         8,400,000.00   0.32    54.8     2.45
NV.........      1         78,998,166.11     5.61      9,902,261.00      3.92       117,500,000.00   4.48    67.2     1.44
NY.........      2        182,523,713.00    12.95     22,722,071.00      8.98       289,700,000.00  11.04    63.0     1.56
OH.........     25         57,382,234.00     4.07     10,423,799.00      4.12        97,700,000.00   3.72    59.7     2.14
OK.........      8         17,391,825.03     1.23      3,638,525.00      1.44        32,000,000.00   1.22    54.8     2.46
OR.........      4         28,410,679.83     2.02     10,973,575.00      4.34        99,600,000.00   3.80    57.0     2.28
PA.........      3        145,346,040.97    10.31     22,254,896.00      8.80       221,900,000.00   8.46    76.9     1.26
SC.........      1          3,345,691.55     0.24        469,088.00      0.19         5,600,000.00   0.21    59.7     1.65
SD.........      2          3,440,886.19     0.24        694,620.00      0.27         7,200,000.00   0.27    48.5     2.38
TN.........      3         20,313,127.26     1.44      2,964,133.00      1.17        34,000,000.00   1.30    59.7     1.72
TX.........     25         55,488,925.52     3.94     11,386,232.00      4.50       103,000,000.00   3.93    54.5     2.41
UT.........      1          7,929,888.59     0.56      3,016,924.00      1.19        27,800,000.00   1.06    57.1     2.25
VA.........      4         81,447,781.35     5.78     10,549,723.00      4.17       123,200,000.00   4.70    66.3     1.62
WA.........      5         25,586,726.85     1.82      9,521,777.00      3.77        89,700,000.00   3.42    57.1     2.20
WI.........     12         41,789,888.39     2.97     10,734,255.00      4.24        96,900,000.00   3.69    57.5     2.32
WY.........      1          1,549,051.92     0.11        334,974.00      0.13         3,200,000.00   0.12    48.4     2.54
           ---------- ----------------- ---------- --------------- ------------ ----------------- ------- -------- --------
 TOTAL/
 WEIGHTED
  AVERAGE..    249     $1,409,152,997.41   100.00%  $252,895,961.00    100.00%   $2,623,850,000.00 100.00%   61.5%    1.87%
           ========== ================= ========== =============== ============ ================= =======

             RANGE OF LOAN-TO-VALUE RATIOS AS OF THE CUT-OFF DATE

                                                         PERCENTAGE OF
                          NUMBER OF                       CUT-OFF DATE      WEIGHTED
                           MORTGAGE     CUT-OFF DATE       PRINCIPAL         AVERAGE        WEIGHTED       WEIGHTED
  LOAN-TO-VALUE RATIO       LOANS     PRINCIPAL BALANCE     BALANCE       MORTGAGE RATE   AVERAGE DSCR    AVERAGE LTV
-----------------------  ----------- -----------------  --------------- ---------------  -------------- -------------
40.00-45.00%............       1       $  102,418,958          7.27%          7.800%          2.27x          43.2%
50.00-55.00%............       1          178,671,275         12.68           6.876           2.35           53.7
55.00-60.00%............       3          584,852,232         41.50           6.888           2.04           57.7
60.00-65.00%............       1          159,523,713         11.32           6.750           1.54           63.0
65.00-70.00%............       2          155,606,644         11.04           7.218           1.52           66.9
70.00-75.00%............       1          116,669,545          8.28           7.107           1.38           73.8
80.00-85.00%............       1          111,410,632          7.91           6.995           1.18           82.5
                         ----------- -----------------  --------------- ---------------  -------------- -------------
 Total/Weighted
 Average................      10       $1,409,152,997        100.00%          7.000%          1.86x          61.0%
                         =========== =================  ===============

      RANGE OF LOAN-TO-VALUE RATIOS AS OF THE ANTICIPATED REPAYMENT DATE

                                                         PERCENTAGE OF    WEIGHTED
 ANTICIPATED REPAYMENT    NUMBER OF                       CUT-OFF DATE    AVERAGE    WEIGHTED
   DATE LOAN-TO-VALUE      MORTGAGE     CUT-OFF DATE       PRINCIPAL      MORTGAGE    AVERAGE     WEIGHTED
          RATIO             LOANS     PRINCIPAL BALANCE     BALANCE         RATE       DSCR      AVERAGE LTV
-----------------------  ----------- -----------------  --------------- ----------  ---------- -------------
30.00-40.00%............       1       $  102,418,958          7.27%       7.800%      2.27x        43.2%
40.00-45.00%............       3          510,523,507         36.23        6.881       2.23         55.3
45.00-50.00%............       1          253,000,000         17.95        6.894       1.88         59.8
50.00-55.00%............       2          270,934,345         19.23        6.851       1.39         71.0
55.00-60.00%............       2          155,606,644         11.04        7.218       1.52         66.9
60.00-65.00%............       1          116,669,545          8.28        7.107       1.38         73.8
                         ----------- -----------------  --------------- ----------  ---------- -------------
 Total/Weighted
 Average................      10       $1,409,152,997        100.00%       7.000%      1.86x        61.0%
                         =========== =================  ===============

     REMAINING TERM TO ANTICIPATED REPAYMENT DATE AS OF THE CUT-OFF DATE

   REMAINING TERM TO                                                       WEIGHTED
 ANTICIPATED REPAYMENT   NUMBER OF                       PERCENTAGE OF     AVERAGE    WEIGHTED
     DATE AS OF THE       MORTGAGE     CUT-OFF DATE       CUT-OFF DATE     MORTGAGE    AVERAGE     WEIGHTED
  CUT-OFF DATE (MOS.)      LOANS     PRINCIPAL BALANCE PRINCIPAL BALANCE     RATE       DSCR      AVERAGE LTV
----------------------  ----------- -----------------  ----------------- ----------  ---------- -------------
114....................       2       $  155,606,644          11.04%        7.218%      1.52%        66.9%
117....................       3          521,547,219          37.01         6.837       2.10         57.1
119....................       2          228,080,177          16.19         7.052       1.28         78.1
120....................       2          401,500,000          28.49         6.894       1.90         58.8
145....................       1          102,418,958           7.27         7.800       2.27         43.2
                        ----------- -----------------  ----------------- ----------  ---------- -------------
Total/Weighted
 Average...............      10       $1,409,152,997         100.00%        7.000%      1.86%        61.0%
                        =========== =================  =================

   The following table sets forth certain characteristics of the Mortgaged Properties by primary property type.

                MORTGAGED PROPERTIES BY PRIMARY PROPERTY TYPE

                                                                                    PERCENTAGE OF
                                                                    CUT-OFF DATE    CUT-OFF DATE
                                       NUMBER OF    PERCENTAGE OF     ALLOCATED       ALLOCATED       APPRAISED
            PROPERTY TYPE             PROPERTIES     PROPERTIES      LOAN AMOUNT     LOAN AMOUNT        VALUE
-----------------------------------  ------------ ---------------  -------------- ---------------  ---------------
Hotel...............................      184           73.60%     $  464,442,464       32.96%      $  901,000,000
Refrigerated
 Distribution/Warehouse.............       58           23.20         401,500,000       28.49          944,050,000
Office..............................        4            2.00         188,019,110       13.34          250,100,000
Retail..............................        3            1.20         355,191,424       25.21          528,700,000
                                     ------------ ---------------  -------------- ---------------  ---------------
Total/Weighted Average..............      249          100.00%     $1,409,152,997      100.00%      $2,623,850,000
                                     ============ ===============  ============== ===============  ===============

                                                       PERCENT OF    WEIGHTED
                                      UNDERWRITTEN    UNDERWRITTEN    AVERAGE     WEIGHTED
            PROPERTY TYPE               CASH FLOW      CASH FLOW       DSCR      AVERAGE LTV
-----------------------------------  -------------- --------------  ---------- -------------
Hotel...............................  $ 93,829,430        37.10%       2.33x        52.8%
Refrigerated
 Distribution/Warehouse.............    89,239,810        35.29        1.90         59.2
Office..............................    27,348,707        10.81        1.40         76.0
Retail .............................    42,478,014        16.80        1.46         67.5
                                     -------------- --------------  ---------- -------------
Total/Weighted Average..............  $252,895,961       100.00%       1.86x        61.0%
                                     ============== ==============

UNDERWRITING STANDARDS

   GENERAL. The underwriting standards utilized in connection with the origination of the Mortgage Loans addressed, with respect to each Mortgaged Property, property valuations and property financial performance, environmental conditions and physical conditions, as described below.

   APPRAISALS. An appraisal of each of the Mortgaged Properties was performed. The appraisals were performed by independent appraisers certified as Members of the Appraisal Institute ("MAI") and determined that, with respect to each Mortgage Loan, at the time of the appraisal the aggregate value of the related Mortgaged Properties exceeded the original principal amount of such Mortgage Loan. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See "Risk Factors--The Mortgage Loans--Limitations of Appraisals" herein. Information regarding the value of each Mortgaged Property as of the Cut-Off Date presented under "--Certain Characteristics of the Mortgage Loans" above is not intended to be a representation as to the past, present or future market values of the Mortgaged Properties.

   OPERATING STATEMENTS, FINANCIAL DATA, OCCUPANCY STATEMENTS. In connection with the origination of the Mortgage Loans, the related Originator reviewed operating statements, financial data, rent rolls and related information or statements of occupancy rates provided by borrowers and, with respect to the Mortgage Loans secured by office properties and retail properties, certain major tenant leases.

   ENVIRONMENTAL ASSESSMENTS. As part of the origination, all of the Mortgaged Properties have been subject to either Phase I site assessments, updates of previously performed Phase I site assessments, or other site assessments which were updated and upgraded to comply with Phase I standards through follow up investigations, within the last eighteen months. Additionally, all borrowers were required to provide certain environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the Mortgaged Properties. For a discussion of environmental issues identified in connection with the Mortgaged Properties, see "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY CONDITION ASSESSMENTS. Inspections of the Mortgaged Properties were conducted by licensed engineers prior to origination of the Mortgage Loans. Such inspections were generally commissioned to assess the structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general conditions of the site, buildings and other improvements located at each Mortgaged Property. The resulting reports of the inspecting engineers (the "Property Condition Reports") indicated, where appropriate, a variety of deferred maintenance items and recommended capital improvements with respect to each Mortgaged Property, as well as the estimated cost of such items and improvements. In each instance, the related Originator either determined that such items and improvements were being addressed by the related borrowers in a satisfactory manner, or required that they be addressed post-closing and, in some instances, that reserves be established to cover the related costs. See "Description of the Mortgaged Properties and the Mortgage Loans" herein for descriptions of the reserves or other security provided for deferred maintenance and capital improvements related to each Mortgaged Property.

   There are violations of the ADA at some of the Mortgaged Properties that are not expected to have a material impact on the value of or earnings from such properties.

   ZONING AND BUILDING CODE COMPLIANCE. Each of the borrowers has, under its related Mortgage or loan agreement, generally represented as of the date on which the Mortgage Loan was originated and/or provided a legal opinion, a title insurance policy endorsement and/or other evidence, to the effect that the use and operation of the related Mortgaged Properties are in compliance in all material respects with applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related Mortgaged Properties.

    PROPERTY MANAGEMENT. The manager for each Mortgaged Property was approved by GSMC in connection with the origination of the related Mortgage Loan. Generally, a manager is responsible for responding to changes in the local market, planning and implementing the rental rate or operating structure, which may include establishing levels of rent payments or rates, and insuring that maintenance and capital improvements are carried out in a timely fashion. Upon the occurrence of certain events specified in each Mortgage Loan, the related management agreement is terminable by the Master Servicer or terminates unless the Master Servicer otherwise elects. For a discussion of the management contracts and the Master Servicer's rights thereunder, see "Description of the Mortgaged Properties and the Mortgage Loans" herein. Neither the Master Servicer nor the Special Servicer manages any of the Mortgaged Properties and they are not expected to manage any REO Properties.

ADDITIONAL INFORMATION

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-Off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-Off Date. The Seller believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the certificates are issued.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Seller, together with the Pooling Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates.

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

            Graphics Omitted: Photographs of URS Pool properties in
               Indianapolis, Indiana, Syracuse, New York and
                                Atlanta, Georgia.

                              [Grande Loan II Logo]

        DESCRIPTION OF THE MORTGAGED PROPERTIES AND THE MORTGAGE LOANS

URS POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. The URS Pool Loan had a principal balance as of the Cut-Off Date of approximately $253,000,000. It is secured by first priority mortgage liens encumbering the fee and leasehold interests in 29 cold storage warehouses located throughout the United States (the "URS Pool Properties"). The URS Pool Borrower owns fee title to 26 and leasehold title to 3 of the URS Pool Properties. The mortgages encumbering the URS Pool Properties are cross-collateralized and cross-defaulted. The URS Pool Loan was originated by GSMC on April 22, 1998.

   THE BORROWER. URS Real Estate, L.P. (the "URS Pool Borrower"), is a special purpose Delaware limited partnership, formed solely for the purpose of acquiring, owning, and operating the URS Pool Properties. URS Logistics, Inc. ("URS"), an affiliate of the URS Pool Borrower, is required to manage the URS Pool Properties pursuant to the URS Pool Master Lease as described in "--Property Management; Master Lease" below. A joint venture between Vornado Realty Trust and Crescent Real Estate Equities Company (the "Joint Venture") acquired Americold Corporation ("Americold") and URS from Kelso Partners, L.P. on October 31, 1997. Since the acquisition, Americold and URS have been merged operationally as Americold Logistics with one management team under the umbrella of the Joint Venture.

   SECURITY. The URS Pool Loan is a non-recourse loan, secured only by the fee and leasehold interests of the URS Pool Borrower in the URS Pool Properties and certain related collateral (including assignments of leases and rents and the funds in certain accounts). Subject to certain limited exceptions, neither the URS Pool Borrower nor any of its affiliates is personally liable for payment of the URS Pool Loan. The URS Pool Borrower has represented that it owns good and indefeasible fee simple or leasehold title, as applicable, to the URS Pool Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the URS Pool Loan documents (the "URS Pool Permitted Encumbrances"). The title insurance policies issued upon the origination of the URS Pool Loan insure that each of the mortgages securing the URS Pool Loan constitutes a valid and enforceable first lien on the URS Pool Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE INDUSTRY. Climate controlled or refrigerated warehouses are industrial facilities designed to maintain desired levels of temperature and humidity on a continuous basis. Refrigerated warehouses provide storage space for vegetables, fish, poultry, prepared foods and fruits. Approximately 77% of all commercial freezer space is provided by public suppliers, such as Americold and URS, with the balance owned by food processors for their private use. Since 1979, the amount of public versus private freezer space has increased due to the economies of scale and resultant cost efficiencies provided by public suppliers. Ancillary services provided at these warehouses include sorting/consolidating, loading/ unloading, labeling, and transportation and warehouse management systems.

    Americold and URS together represent approximately 25% of the refrigerated warehouse space available in the United States.

Graphic Omitted: Pie Chart depicting U.S. Public Freezer Space

Source: USDA, IARW October, 1997
(a) Includes owned and leased warehouse.
(b) On March 26, 1998, the Joint Venture announced the acquisition of nine cold storage warehouses in the central United States from Freezer Services for $134 million. The figures in this chart do not reflect such acquisition.

   URS's top ten customers by revenue (in alphabetical order) for 1997 were Con Agra, Daymark, Kraft, Pillsbury, Tyson Foods, JR Simplot, Gold Kist, HJ Heinz, Kroger and Sara Lee.

    Cold storage warehouses can be categorized into four classifications. These classifications are National Distribution, Regional Distribution, Regional Production and Captive Production and are defined as follows:

National Distribution:      Generally large facilities located near key national distribution hubs such as Atlanta,
                            Georgia, Los Angeles, California, Chicago, Illinois, and eastern Pennsylvania. Their primary function is to consolidate or sort loads and move product with high turnover.

Regional Distribution:      Facilities located at key regional distribution hubs such as Boston, Massachusetts,
                            Tampa, Florida, and Charlotte, North Carolina. Their primary function is to consolidate or palletize loads and move product with high turnover.

Regional Production:        Facilities located in areas where customers produce large volumes of product, such as
                            Gloucester, Massachusetts (servicing the seafood industry) and the West Coast
                            (servicing the fruit and vegetable industry). These facilities function as climate controlled storage space for customers in the production process and consolidate loads for shipment to various points along the distribution channel. In essence, they are storage facilities located at the source of the distribution channel.

Captive Production:         Facilities located in close proximity to a single or small group of customers in the same industry. Customers are highly dependent on these facilities for climate-controlled storage and distribution. Similar to Regional Production facilities,
                            Captive Production facilities are storage facilities located at the source of the distribution channel and consolidate, palletize and ship loads to points further along the channel.

   THE PROPERTIES. The URS Pool Properties are comprised of the URS Pool Borrower's fee simple and leasehold interest in 29 cold storage warehouses. The URS Pool Properties are located throughout the United States with a particular concentration in the Southeast region, and contain a total of approximately 113 million cubic feet of refrigerated space. The URS Pool Properties are comprised of six National Distribution, nine Regional Distribution, eight Regional Production, and six Captive Production facilities.

Graphic Omitted: Pie Chart depicting URS Pool Properties Business
Segmentation By Underwritten Net Cash Flow

                         URS POOL PROPERTIES SUMMARY

                                                            YEAR BUILT/   SQUARE
PROPERTY           LOCATION               PROPERTY TYPE      RENOVATED    FOOTAGE
-----------------  ----------------- ---------------------  ----------- ---------
Albertville        Albertville, AL   Regional Production        1993        64,490
Augusta            Augusta, GA       Regional Distribution   1971/1984      42,284
Birmingham         Birmingham, AL    Regional Distribution   1962/1992      85,893
Charlotte Central  Charlotte, NC     Regional Distribution   1928/1969      65,308
Charlotte North    Charlotte, NC     Regional Distribution   1964/1992     164,820
Chelsea Memphis    Memphis, TN       Captive Production      1928/1972      35,750
Columbia           Columbia, SC      Regional Distribution   1971/1992      63,742
Ft. Smith          Ft. Smith, AR     Regional Production     1960/1989      78,249
Gadsden            Gadsden, AL       Regional Production     1991/1994     118,953
Gateway            Atlanta, GA       National Distribution   1972/1986     475,532
Indianapolis       Indianapolis, IN  National Distribution   1979/1990     311,671
Lakewood           Atlanta, GA       National Distribution   1962/1968     157,092
Leesport           Leesport, PA      National Distribution   1993/1994     168,872
Marshall           Marshall, MO      Captive Production      1985/1992     150,618
Memphis Parkway    Memphis, TN       Regional Distribution   1962/1967     246,169
Montezuma          Montezuma, GA     Captive Production      1965/1990     177,693
Montgomery New     Montgomery, AL    Regional Distribution   1989/1991      58,074
Murfreesboro       Murfreesboro, TN  Captive Production      1982/1988     106,500
Norfolk            Norfolk, VA       Regional Distribution   1971/1975      82,984
Oklahoma 1         Oklahoma City, OK Regional Production     1928/1961      64,891
Oklahoma 2         Oklahoma City, OK Regional Production     1968/1971      74,126
Portland           Portland, ME      Regional Production     1952/1963     151,649
Syracuse           Syracuse, NY      National Distribution   1960/1987     447,204
Tarboro            Tarboro, NC       Captive Production         1987       104,047
Tomah              Tomah, WA         Captive Production      1989/1994     161,947
Turlock 1          Turlock, CA       Regional Production     1953/1968     141,287
Westgate           Atlanta, GA       National Distribution   1990/1993     334,862
West Memphis       West Memphis, AR  Regional Distribution   1985/1995     166,376
Wichita            Wichita, KS       Regional Production     1974/1979     126,312
                                                                         ---------
                                                                         4,427,395
                                                                         =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                  CUT-OFF DATE
                      CUBIC     UNDERWRITTEN NET ALLOCATED LOAN                   CUT-OFF
PROPERTY             FOOTAGE       CASH FLOW         AMOUNT      APPRAISED VALUE DATE LTV  DSCR
-----------------  ----------- ----------------  -------------- ---------------  -------- -----
Albertville          2,192,660    $ 1,234,730     $  5,584,960    $  9,800,000     59.7%   2.49x
Augusta              1,117,300        390,388        2,688,502       4,500,000     59.7    1.71
Birmingham           2,015,990        509,776        3,076,841       5,150,000     59.7    1.96
Charlotte Central    1,240,375        325,639        1,792,335       3,000,000     59.7    2.15
Charlotte North      4,485,266      1,808,272        9,977,330      16,700,000     59.7    2.14
Chelsea Memphis        585,687        465,972        2,569,013       4,300,000     59.7    2.14
Columbia             1,777,998        469,088        3,345,692       5,600,000     59.7    1.66
Ft. Smith            1,403,467        419,964        2,031,313       3,400,000     59.7    2.44
Gadsden              3,970,232      1,248,273       11,650,176      19,500,000     59.7    1.27
Gateway             12,333,067      6,229,915       33,000,000      50,700,000     65.1    2.23
Indianapolis         9,110,009      3,328,027       23,000,000      35,400,000     65.0    1.71
Lakewood             2,852,540        466,188        3,704,159       6,200,000     59.7    1.49
Leesport             5,753,042      2,540,676       17,505,136      29,300,000     59.7    1.71
Marshall             4,828,460      1,544,491        9,081,163      15,200,000     59.7    2.01
Memphis Parkway      5,603,013      1,178,457        8,543,462      14,300,000     59.7    1.63
Montezuma            4,680,658      1,206,608        6,392,661      10,700,000     59.7    2.23
Montgomery New       1,247,856        193,891        3,883,392       6,500,000     59.7    0.59
Murfreesboro         2,934,000      1,319,704        9,200,652      15,400,000     59.7    1.69
Norfolk              1,924,376        775,282        4,839,304       8,100,000     59.7    1.89
Oklahoma 1             721,281        327,958        1,684,795       2,800,000     59.7    2.30
Oklahoma 2           1,374,001        345,495        2,210,546       3,700,000     59.7    1.85
Portland             1,834,971        487,851        3,345,692       5,600,000     59.7    1.72
Syracuse            11,832,633      3,300,227       23,000,000      36,500,000     63.0    1.69
Tarboro              3,433,536        980,566        5,777,434      19,300,000     29.9    2.00
Tomah                4,534,516      2,327,549       11,172,220      18,700,000     59.7    2.46
Turlock 1            2,446,150      1,392,268        6,990,106      11,700,000     59.7    2.35
Westgate            12,038,933      3,011,833       20,313,127      34,000,000     59.7    1.75
West Memphis         5,339,012      1,817,016       11,411,198      19,100,000     59.7    1.88
Wichita              2,808,825        703,853        4,958,793       8,300,000     59.7    1.68
                   ----------- ----------------  -------------- ---------------  -------- -----
                   116,419,854    $40,349,956     $253,000,000    $423,450,000     59.7%   1.88
                   =========== ================  ============== ===============


GRAPHIC OMITTED: Map of United States which highlights the states where URS Pool Properties are located and provides for the following information with respect to each state:

Kansas
Wichita

Missouri
Marshall

Wisconsin
Tomah

Indiana
Indianapolis

Pennsylvania
Leesport

New York
Syracuse

Maine
Portland

Virginia
Norfolk

California
Turlock 1

North Carolina
North
Central
Tarboro

Oklahoma
Oklahoma City 1
Oklahoma City 2

Arkansas
West Memphis
Fort Smith

Tennessee
Memphis Parkway
Chelsea Memphis
Murfreesboro

Alabama
Montgomery (new)
Gadsden
Albertville

Georgia
Westgate
Lakewood
Gateway
Augusta
Montezuma

South Carolina
Columbia

   OPERATING HISTORY. The following table shows certain information regarding the operating history of the URS Pool Properties:

                                                                              UNDERWRITTEN
                                 1995 (A)        1996 (A)       1997 (B)      NET CASH FLOW
                              -------------- --------------  -------------- ---------------
REVENUES.....................  $131,047,000    $135,648,000   $142,038,800    $140,041,224
EXPENSES
 Personnel ..................    45,911,000      47,006,000     50,844,400      50,956,280
 Utilities ..................    10,686,000      10,635,000     10,613,800      10,699,775
 Insurance ..................     7,579,000       7,658,000      7,864,000         (c)
 Operating Leases ...........     4,520,000       4,662,000      4,713,400       4,977,357
 Repairs and Maintenance  ...     2,739,000       2,741,000      3,043,000       5,821,190
 Real Estate Taxes ..........     2,359,000       2,494,000      2,272,000       3,062,523
 Other Direct Expenses  .....     8,683,000       7,209,000      7,399,600      10,049,133
TOTAL EXPENSES ..............    82,477,000      82,405,000     86,750,200      85,566,258
NET OPERATING INCOME.........    48,570,000      53,243,000     55,288,600      54,474,966
 Capital Expenditure Reserve             --              --                      5,722,540
 Master Lease Payment (d) ...            --              --                      8,402,473
                              -------------- --------------  -------------- ---------------
NET CASH FLOW ...............  $ 48,570,000    $ 53,243,000   $ 55,288,600    $ 40,349,953
                              ============== ==============  ============== ===============

------------
(a) The 1995 and 1996 figures represent a compilation of revenues and certain expenses of 25 URS Pool Properties with a December 31 fiscal year-end and 4 URS Pool Properties with a February 28 fiscal year-end.
(b) The 1997 financial statements include annualizing 10 months of revenues and certain expenses for 4 of the URS Pool Properties.
(c)    Included in other expense categories.
(d) It is assumed that the URS Pool Master Lessee will receive approximately 6% of the URS Pool Properties' Total Revenues pursuant to the URS Pool Master Lease.

   GROUND LEASES. At 3 of the URS Pool Properties, all of the underlying land is leased to the URS Pool Borrower pursuant to a ground lease.

   The interest of the URS Pool Borrower in the Gadsden, Alabama property consists of a ground leasehold interest created under a lease dated as of April 16, 1998, between Vero Industries, L.P. as lessor and URS Logistics, Inc. as lessee. URS Logistics, Inc. assigned its interest in the sublease to the URS Pool Borrower in connection with the closing of the URS Pool Loan. The initial term of the lease commenced on April 16, 1998, expires on December 30, 2010, and contains two consecutive 5 year renewal options. The current annual rent under the lease is equal to the sum of (i) $872,949, (ii) an additional annual rent of $8,550.00, and (iii) monthly installments (not to exceed $238,077 in any lease year ), equal to 50% of the lessee's net revenues less the cost of goods and services and certain interest, depreciation and taxes payable with respect to the property.

   The interest of the URS Pool Borrower in the Montgomery New, Alabama property, consists of a ground leasehold interest created under a lease dated as of April 5, 1993, between Unifridge Holding Corporation as lessor and United Refrigerated Services, Inc. as lessee. United Refrigerated Services, Inc. assigned its interest in the lease to the URS Pool Borrower in connection with the closing of the URS Pool Loan. The term of the lease commenced on April 5, 1993 and expires 20 years thereafter. The current annual rent under the lease is $550,000 and any additional rent due to the lessor for amounts paid by the lessor that are attributable to the lessee's failure to make a payment or perform in accordance with the lease.

   The interest of the URS Pool Borrower in the Tarboro, North Carolina property, consists of a ground leasehold interest created under a lease dated as of April 5, 1993, between Refrigerated Warehouse Investments Holding Corporation as lessor and United Refrigerated Services, Inc. as lessee. United Refrigerated Services, Inc. assigned its interest in the lease to the URS Pool Borrower in connection with the closing of the URS Pool Loan. The term of the lease commenced on April 5, 1993 and expires 20 years thereafter. The current annual rent under the lease is $1,100,000 and any additional rent due to the lessor for amounts paid by the lessor that are attributable to the lessee's failure to make a payment or perform in accordance with the lease.

    APPRAISALS. Appraisals prepared by Landauer Real Estate Counselors, dated as of March 1, 1998, determined an aggregate value for the URS Pool Properties of approximately $423,450,000, resulting in a Cut-Off Date LTV of approximately 59.7%. The appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   SEISMIC REPORT. A structural and seismic risk assessment of one of the URS Pool Properties (Turlock 1) was performed in March 1998 by a third party structural firm. The seismic report indicated a probable maximum loss ("PML") for Turlock 1 of $1,232,000 to $1,792,000. The PML is commonly defined as the potential loss with a 90% confidence level given the occurrence of an earthquake within fifty years. The URS Pool Borrower has obtained earthquake insurance coverage in the full amount of such PML. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance" herein.

   ENGINEERING REPORT. Property Condition Reports on the URS Pool Properties were completed prior to origination of the URS Pool Loan. The Property Condition Reports concluded that the URS Pool Properties were generally in good physical condition (except for the Charlotte Central property and the Oklahoma 1 property, which were in "fair to poor" condition), but noted certain items of deferred maintenance for which approximately $400,019 in reserves was funded by the URS Pool Borrower at the closing of the URS Pool Loan.

   ENVIRONMENTAL ASSESSMENTS. Phase I environmental site assessments dated January/ February 1998, and Phase II environmental site assessments dated March 1998 were completed by a third party environmental consulting firm. The reports recommended that the Birmingham property requires resampling around the site of a former UST and drum storage area to confirm the presence or absence of contamination, and the Memphis Property requires further sampling in the area of a former gas station where some soil petroleum contamination has been detected but considered to not appear significant. The reports recommended that the Oklahoma 2 and Portland properties require remedial action to clean up petroleum hydrocarbons found in soil and/or groundwater, and that the Oklahoma 1 property be investigated to determine whether there may have been a UST at the site in the 1920s, and if so, whether it might have resulted in any significant contamination. The URS Pool Borrower funded $788,875 at the closing of the URS Pool Loan for additional investigation and potential remediation requirements. The reports did not reveal any environmental liabilities, beyond those for which funds have been reserved, that the Seller believes would have a material adverse impact on the URS Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT; MASTER LEASE. The URS Pool Loan agreement provides that the URS Pool Borrower may not, without the mortgagee's prior consent, surrender or terminate any property management agreement entered into by the URS Pool Borrower and the property manager (the "URS Pool Property Management Agreement"), pursuant to which the property manager is to provide property management and other services with respect to the URS Pool Property, or permit or suffer any significant delegation or contracting of the property manager's duties, unless (i) the property manager is in material default and the termination of such agreement would be commercially reasonable, (ii) the property manager is being replaced with a URS Pool Acceptable Property Manager pursuant to a commercially reasonable property management agreement, or (iii) the URS Pool Property Management Agreement is being replaced by a URS Pool Master Lease (in which event the URS Pool Borrower may terminate the URS Pool Property Management Agreement at such time as the URS Pool Master Lease becomes effective). Unless otherwise waived by the mortgagee or cured within five days the URS Pool Property Management Agreement will terminate five days after the occurrence and continuance of an event of default under the URS Pool Loan and the mortgagee's notice thereof to the URS Pool Master Lessee and the URS Pool Borrower. The URS Pool Borrower will have the right to modify, change, supplement, alter and amend, and to waive and release any of its rights and remedies under the URS Pool Master Lease; provided, in each instance, that, among other things such action is not reasonably likely to cause the URS Pool Borrower's net cash flow to be less than what it would be if the URS Pool Master Lease were terminated and replaced with a URS Pool Property Management Agreement under which the URS Pool Borrower was required to pay a property management fee of 5% of gross receipts, and, provided further that, except to the extent that the mortgagee may consent to or approve such action in writing, the same will not be enforceable by, or claimed as a defense by, the URS Pool Master Lessee against the mortgagee. To the extent that any URS Pool Property is not subject to the URS Pool Master Lease, such URS Pool Property is required to be managed by a URS Pool Acceptable Property Manager pursuant to a property management agreement in form and substance satisfactory to the mortgagee in its reasonable discretion (and collaterally assigned to the mortgagee), provided that if such property manager is affiliated with the URS Pool Borrower, Vornado Realty L.P., Vornado Realty Trust or Crescent Real Estate Equities Limited, its fee may not exceed then current market rates.

   "URS Pool Acceptable Property Manager" means (i) URS; (ii) Americold;
(iii) any person or entity with or into which URS and/or Americold is merged or consolidated or to which either of them transfer all or substantially all of its or their assets or which succeeds to all or substantially all of the business of URS and/or Americold; (iv) any person or entity 51% or more owned, directly or indirectly, and controlled by one or more or more of the persons or entities identified in clauses (i) through (iii) above; (v) any person or entity in which one or more persons or entities described in clauses (i) through (iv) above are sole operating partners or managing members; and (vi) any other person or entity as to which the URS Pool Borrower has obtained a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto.

   "Cold Storage Qualified Master Lessee" means (i) any URS Pool Acceptable Property Manager and (ii) any institutional lender that acquires the URS Pool Master Lessee's interest in the URS Pool Master Lease by foreclosure or any action in lieu thereof.

   The URS Pool Properties are subject to a triple net lease (the "URS Pool Master Lease") between the URS Pool Borrower, as landlord (the "URS Pool Master Lessor"), and URS, as tenant (the "URS Pool Master Lessee"). The URS Pool Master Lease commenced as of April 22, 1998 (the "URS Pool Master Lease Commencement Date") and expires on April 30, 2013, with two successive 5 year renewal options at the option of the URS Pool Master Lessee provided that the term of the lease with respect to any ground lease property will expire 5 years prior to the expiration of the term (including renewals) of such ground lease. Under the URS Pool Master Lease, the URS Pool Master Lessee is required to pay a fixed rental (the "URS Pool Minimum Rent") of (i) $37,315,000 per annum for the period commencing on the URS Pool Master Lease Commencement Date through December 31, 2002, (ii) $39,180,750 per annum for the period commencing on January 1, 2003 through December 31, 2008, and (iii) the greater of (a) $41,139,787 per annum and (b) the fair market rental of the leased property, for the period commencing on January 1, 2008 through April 30, 2013. In addition, the URS Pool Master Lessee is required to pay percentage rent for each lease year (the "URS Pool Percentage Rent") equal to the product of (i) 29.75% and (ii) revenues for the lease year in question in excess of the URS Pool Breakpoint. The "URS Pool Breakpoint" for any lease year is an amount equal to the URS Pool Minimum Rent for such lease year divided by 29.75%. The annual URS Pool Minimum Rent during any renewal term will be the greater of (i) the then current fair market rental of the leased property and (ii) the URS Pool Minimum Rent for the immediately preceding lease year plus 5%. For so long as the URS Pool Loan is outstanding and the URS Pool Master Lessor is the borrower thereunder, the URS Pool Minimum Rent and the URS Pool Percentage Rent will be paid as described in "URS Pool: The Loan--Cash Management; Lockbox" below.

   The URS Pool Master Lease provides that the URS Pool Properties are to be used exclusively as cold and dry storage facilities and any uses incidental thereto. In addition, the URS Pool Master Lessee, at its expense, is required to maintain the URS Pool Properties, and all improvements, fixtures and equipment therein (including the personal property subject to the URS Pool Master Lease); except that the URS Pool Master Lessor will be responsible for the repair to the leased property (other than repairs caused by the negligence or willful misconduct of the URS Pool Master Lessee or as a result of casualty or condemnation), the expenditure of which would be depreciated on a 39-year basis, provided that the URS Pool Master Lessee will pay such expenditures to the extent they exceed, on a cumulative basis, $1,000,000 per annum, increased by 5% as of January 1, 2003 and January 1, 2008. The URS Pool

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Master Lease also provides, among other things, that (i) personal property replaced by the URS Pool Master Lessee will remain the property of the URS Pool Master Lessee, (ii) the URS Pool Master Lessee will maintain, at its sole cost and expense, the insurance coverage required under the URS Pool Loan agreement, (iii) the URS Pool Master Lessee will make alterations to the URS Pool Properties in accordance with the provisions relating to alterations set forth in the URS Pool Loan agreement, (iv) the URS Pool Master Lessee will restore any property damaged as a result of a fire or other casualty, or taken by eminent domain or condemnation proceedings, in accordance with the provisions relating to casualties and condemnations set forth in the URS Pool Loan agreement, (v) the URS Pool Master Lessee is required to indemnify the URS Pool Master Lessor for all environmental liabilities in respect of the URS Pool Properties, including those existing prior to the URS Pool Master Lease Commencement Date, and (vi) the URS Pool Master Lessee is required to establish and maintain all reserve accounts and implement the cash management procedures required pursuant to the URS Pool Loan agreement, but the amounts to be funded into the URS Pool Building Improvements Reserve Account and the URS Pool Low Debt Service Reserve Account are required to be from amounts otherwise payable to the URS Pool Borrower as rent. The costs of establishing and maintaining such reserve accounts will be equitably allocated between the URS Pool Master Lessor and the URS Pool Master Lessee.

   The URS Pool Master Lessor has the right to encumber its fee interest in the URS Pool Properties pursuant to the terms of the URS Pool Master Lease. The URS Pool Master Lease and the URS Pool Master Lessee's rights thereunder are subject to and subordinate to the related mortgages, but the mortgagee is required to grant non-disturbance rights to the URS Pool Master Lessee and its subtenants. As security for the performance of the URS Pool Master Lessee's obligations under the URS Pool Master Lease, the URS Pool Master Lessee has pledged its interest in all leases, subleases, license or occupancy agreements, warehousing, logistics and services agreements, handling, and other similar agreements relating to the URS Pool Properties (collectively, the "URS Pool Operating Agreements") and the revenues therefrom to the URS Pool Master Lessor, to the extent permitted by law and by contract, with the understanding and agreement that such pledge may in turn be collaterally assigned by the URS Pool Master Lessor to the mortgagee. Such collateral assignment will be expressly subject to the rights of any secured lender to the URS Pool Master Lessee, provided, such secured lender performs after applicable notice and grace periods, the obligations of the URS Pool Master Lessee under the URS Pool Master Lease. The URS Pool Master Lessee has agreed to use reasonable efforts to ensure that each future URS Pool Operating Agreement expressly permits the collateral assignment of such URS Pool Operating Agreement to the URS Pool Master Lessor and the mortgagee.

   The URS Pool Master Lease further provides that if and when the URS Pool Master Lessor or an affiliate has elected to qualify as a real estate investment trust ("REIT"), the URS Pool Master Lessee agrees to use reasonable efforts to ensure that (i) the average of the adjusted tax bases of all of the URS Pool Master Lessor's personal property leased to the URS Pool Master Lessee under a lease at the beginning and end of a calendar year will not exceed 15% of the average of the aggregate adjusted tax bases of all of the URS Pool Master Lessor's property that is leased to the URS Pool Master Lessee under such lease at the beginning and end of such calendar year, (ii) the URS Pool Master Lessee will not sublet the property leased to it by the URS Pool Master Lessor, or enter into any other arrangement, if such sublet or other arrangement would cause all or a portion of the amounts paid by the URS Pool Master Lessee to the URS Pool Master Lessor under the URS Pool Master Lease to fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, (iii) the URS Pool Master Lessee will not sublease the property leased to it by the URS Pool Master Lessor, or enter into any similar arrangement with, any person in which the URS Pool Master Lessor owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code, and (iv) the URS Pool Master Lessor will not own, directly or indirectly, a 10% or more interest in the URS Pool Master Lessee, within the meaning of Section 856(d)(2)(B) of the Code. Furthermore, in connection with the URS Pool Master Lessor or its affiliate qualifying as a REIT, to the extent deemed necessary by the URS Pool Master Lessor (in its sole discretion), upon 30 days notice to the URS Pool Master Lessee, the URS Pool Master Lessee will purchase from the URS Pool Master Lessor such portions of the property leased to it by the URS Pool Master Lessor as may be considered by the URS Pool Master Lessor (in its sole

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discretion) as personalty at a mutually agreed upon purchase price equal to the fair market value of such personalty to be payable by the URS Pool Master Lessee in equal monthly installments over 48 months, together with an annual interest of 8%. The URS Pool Minimum Rent will be decreased by such monthly installment, exclusive of the interest thereon.

URS POOL: THE LOAN

   PAYMENT TERMS. The URS Pool Loan bears interest at a fixed rate per annum equal to 6.894% (the "URS Pool Initial Interest Rate") through and including May 11, 2008. From and after May 11, 2008 (the "URS Pool Anticipated Repayment Date") the URS Pool Loan accrues interest at a fixed rate per annum equal to 8.894% (the "URS Pool Revised Interest Rate"). The URS Pool Loan matures on May 11, 2023 (the "URS Pool Maturity Date"). As described below, if the URS Pool Borrower does not prepay the URS Pool Loan on the URS Pool Anticipated Repayment Date, the URS Pool Borrower will be required to pay interest at the URS Pool Initial Interest Rate (together with principal, as described below), and interest accrued, equal to the excess of the URS Pool Revised Interest Rate over the URS Pool Initial Interest Rate, will be deferred and added to the outstanding indebtedness under the URS Pool Loan and will, to the extent permitted by applicable law, earn interest at the URS Pool Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "URS Pool Excess Interest"). Interest on the URS Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The URS Pool Loan requires monthly payments (the "URS Pool Monthly Debt Service Payment Amount") of principal and interest of approximately $1,786,497 (based on a 25-year amortization schedule and the URS Pool Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the URS Pool Maturity Date. Each URS Pool Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "URS Pool Due Date"). Commencing on the URS Pool Anticipated Repayment Date and on each URS Pool Due Date thereafter, the URS Pool Borrower is required to apply 100% of the URS Pool Excess Cash Flow for the month preceding the month in which the URS Pool Due Date occurs in the following order of priority: (a) to the outstanding principal balance until the URS Pool Loan has been paid in full,
(b) to the payment of interest, if any, accrued and unpaid on the URS Pool Loan at the excess of the default rate over the URS Pool Revised Interest Rate, and (c) to the URS Pool Excess Interest. "URS Pool Excess Cash Flow" means the amounts held as collected funds in the URS Pool Deposit Account after the application of funds: (a) to the amounts required to be paid into the URS Pool Tax and Insurance Reserve Account described in "--Reserves" below, (b) to the URS Pool Operating Account (for payment of budgeted operating expenses) described in "--Reserves" below, (c) to the URS Pool Monthly Debt Service Payment Amount, (d) to the amounts required to be paid into the URS Pool Ongoing Maintenance Reserve Account described in "--Reserves" below, and (e) to the amounts required to be paid into the URS Pool Building Improvements Reserve Account described in "--Reserves" below. The scheduled principal balance of the URS Pool Loan as of the URS Pool Anticipated Repayment Date will be approximately $199,116,531.

   After the occurrence and during the continuance of an event of default under the URS Pool Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the URS Pool Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) 2% in excess of the URS Pool Initial Interest Rate or the URS Pool Revised Interest Rate, as applicable, but in no event less than 1% above the "prime rate" as published from time to time in The Wall Street Journal (the "URS Pool Default Interest").

   PREPAYMENT. Voluntary prepayment is prohibited under the URS Pool Loan prior to April 11, 2008 (subject to defeasance rights afforded the URS Pool Borrower), except in connection with certain casualty or condemnation events, permitted partial prepayments to cure an event of default or upon the

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occurrence of a URS Pool Low Debt Reserve Application Event as described below. From and after April 11, 2008, the URS Pool Loan may be voluntarily prepaid in whole or in part on any URS Pool Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the URS Pool Loan is prepaid upon an acceleration of the URS Pool Loan following the occurrence of an event of default under the URS Pool Loan at any time prior to April 11, 2008, the URS Pool Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the URS Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the URS Pool Loan to be prepaid upon acceleration) for the period from the date of such prepayment through and including the URS Pool Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the URS Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming for these purposes that the entire outstanding scheduled principal amount of the URS Pool Loan as of the URS Pool Anticipated Repayment Date were to be paid in full on such URS Pool Due Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the URS Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of a URS Pool Property under the URS Pool Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the URS Pool Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the URS Pool Loan in connection with a casualty or condemnation unless an event of default under the URS Pool Loan has occurred and is continuing, in which case the URS Pool Borrower will be required to pay a yield maintenance payment calculated in the manner described above. No yield maintenance payments will be required in connection with a prepayment of the URS Pool Loan upon the occurrence of a URS Pool Low Debt Service Reserve Application Event as described in "--Cash Management; Lockbox" below.

   Prior to the second anniversary of the Closing Date, after the occurrence and during the continuance of an event of default with respect to a particular URS Pool Property, if the elimination of such URS Pool Property from the URS Pool Properties would fully cure such event of default, the URS Pool Borrower will be permitted to prepay the URS Pool Loan in a principal amount equal to the URS Pool Release Amount for such URS Pool Property, together with all accrued and unpaid interest on the principal amount being so repaid, and the yield maintenance payment owing as a result of such prepayment; provided that (i) such prepayment is made prior to the earlier of
(a) any acceleration of the URS Pool Loan by the mortgagee and (b) the 30th day after such event of default; (ii) no other event of default exists as of such prepayment; and (iii) the URS Pool Borrower pays all other amounts then due and owing to the mortgagee as of such prepayment, including any costs and expenses of the mortgagee payable under the URS Pool Loan documents in connection with such event of default.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The URS Pool Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all or a portion of the URS Pool Loan with U.S. Treasury obligations, provided that, among other conditions, the URS Pool Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "URS Pool Defeasance Date"), no event of default will exist on the URS Pool Defeasance Date, and provided further that the URS Pool Borrower pays on the URS Pool Defeasance Date (i) all accrued and unpaid interest on the URS Pool Loan to but not including the URS Pool Defeasance Date, except (prior to an acceleration of the URS Pool Loan) for an event of default related solely to a specific URS Pool Property that will be released from the lien thereon by prepayment of the URS Pool Release Amount with respect to such URS Pool Property as described above, (ii) all other sums (not including scheduled interest or principal payments) then due under the URS Pool Loan and the related loan documents, (iii) the URS Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred

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in connection with the defeasance. In addition, the URS Pool Borrower will be required to deliver to the mortgagee, among other things: (a) a security/control agreement granting the mortgagee a first priority lien on the URS Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the URS Pool Defeasance Deposit, (b) an opinion of counsel to the URS Pool Borrower in form satisfactory to the mortgagee stating, among other things, that the mortgagee has a perfected security interest in the U.S. Treasury obligations purchased with the URS Pool Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified accounting firm, that the URS Pool Defeasance Deposit is sufficient to pay all scheduled payments due from the URS Pool Borrower under the URS Pool Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that all the requirements for defeasance set forth in the URS Pool Loan Agreement have been met, (e) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (f) a written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates, if required by such Rating Agencies as a condition to defeasance that such conditions have been met. In addition, if only a portion of the URS Pool Loan is being defeased, the URS Pool Borrower will be required to execute and deliver all necessary documents to amend and restate the URS Pool Loan note by issuing two substitute notes, one having a principal balance equal to the defeased portion of the original note and the other note having a principal balance equal to the undefeased portion of the original note.

   "URS Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the URS Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive URS Pool Due Dates after the URS Pool Defeasance Date, in the case of a defeasance for the entire outstanding principal balance of the note, or the defeased note, in the case of a defeasance for only a portion of the outstanding principal balance of the URS Pool Loan, as applicable, and in amounts equal to the scheduled interest and principal payments due under the URS Pool Loan or the defeased note, as applicable, assuming for these purposes that the principal portion of such payments include the entire scheduled outstanding principal of the URS Pool Loan as of the URS Pool Anticipated Repayment Date, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Upon receipt of the URS Pool Defeasance Deposit, the mortgagee, using the URS Pool Defeasance Deposit, is required to purchase noncallable U.S. Treasury obligations on behalf of the URS Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the URS Pool Loan, or the defeased portion of the URS Pool Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the URS Pool Borrower will have the right to assign the obligation to make payments under the URS Pool Loan with respect to the principal amount of the URS Pool Loan that has been defeased to a special purpose entity established or designated by the mortgagee.

   In connection with the total defeasance of the URS Pool Loan, the URS Pool Borrower will be permitted to obtain the release of the mortgage encumbering all of the URS Pool Properties and related collateral. In connection with a partial defeasance, the URS Pool Borrower will be permitted to obtain the release of the applicable mortgage encumbering one or more of the URS Pool Properties and related collateral upon the satisfaction of the following conditions, among others: (a) the principal balance of the defeased note is required to equal or exceed the URS Pool Release Amount for such URS Pool Property being released (or in connection with a repayment by reason of a casualty or condemnation or in connection with curing a property level event of default, in an amount equal to the net proceeds to which the URS Pool Borrower is entitled (such amount not to exceed the applicable URS Pool Release Amount or to be less than the applicable URS Pool Allocated Loan Amount) and all accrued and unpaid interest

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in respect of the defeased note) and the requirements for defeasance described above must have been satisfied, (b) the URS Pool Borrower will provide the mortgagee with all release documents accompanied by an officer's certificate certifying that such documentation (i) is in compliance with all legal requirements in all material respects, (ii) will effect such release in accordance with the terms of the URS Pool Loan agreement, and (iii) will not affect the liens, security interests and other rights of the mortgagee under the remaining URS Pool Properties not being released, (c) after giving effect to such release, the URS Pool Debt Service Coverage Ratio for (i) the URS Pool Properties that have not been released (unless a written confirmation from the Rating Agencies is obtained that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto) is not permitted to be less than the URS Pool Debt Service Coverage Ratio as of the closing date of the URS Pool Loan and (ii) the URS Pool Properties that have not been released (other than the URS Pool Properties in (A) Tarboro, North Carolina, (B) Montgomery, Alabama and (C) Gadsden, Alabama (in each case, unless the URS Pool Borrower acquires fee title to such URS Pool Property or the term of the applicable ground lease (inclusive of any additional extension and/or renewal options) is extended to a date that is beyond the tenth anniversary of the URS Pool Maturity Date) is not permitted to be less than 1.60x, unless written confirmation from the Rating Agencies is obtained that such release will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; provided, however, that this clause (c) will not be applicable in connection with a partial prepayment in connection with a property level event of default as described above or a partial prepayment required in connection with a casualty or condemnation as described in "--Casualty and Condemnation" below.

   "URS Pool Allocated Loan Amount" means, with respect to each URS Pool Property, the portion of the principal amount of the URS Pool Loan allocated to each such URS Pool Property as specified in the URS Pool Loan agreement and determined as described under the definition of "Allocated Loan Amount" set forth above under the "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   "URS Pool Release Amount" means, with respect to a specified URS Pool Property, an amount equal to 125% of the URS Pool Allocated Loan Amount with respect to such URS Pool Property (or, with respect to the URS Pool Property located at 6150 Xavier Drive SW, Atlanta, Georgia and commonly known as the URS Pool Borrower's "Gateway" facility, 150% of the URS Pool Allocated Loan Amount with respect to such URS Pool Property), provided that in no event will the URS Pool Release Amount be greater than the then outstanding principal balance of the URS Pool Loan.

   The URS Pool Borrower may also, without the consent of the mortgagee, transfer, or grant interests in respect of, all or any part of URS Pool Unimproved Portions of any one or more URS Pool Properties (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any person, including affiliates of the URS Pool Borrower, and tenants and the URS Pool Master Lessee and their respective affiliates as well as grant in connection therewith in respect of the retained portion of the applicable URS Pool Property reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided, in each such case, (x) such URS Pool Unimproved Portion is required to be either for the purpose of erecting, maintaining and operating cold or dry storage structures or for other structures and improvements not inconsistent with the use of the related URS Pool Property, and (y) neither such release nor the granting of such rights with respect to the retained portion of the URS Pool Property will materially adversely affect the value of the retained portion (as distinguished from the entire URS Pool Properties), or the net operating income of the retained portion of such URS Pool Property (taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the URS Pool Unimproved Portion were not to occur), as supported by an officer's certificate delivered to the mortgagee by the URS Pool Borrower. "URS Pool Unimproved Portion" means, with respect to any URS Pool Property, one or more land areas comprising such URS Pool Property on which no improvements for which the URS Pool Borrower has received or accrued income in connection with the operation of such URS Pool Properties, or materially required for the receipt or accrual of income in connection with the operation of the URS Pool Properties, are situate.

    Notwithstanding the foregoing, the URS Pool Borrower may assign to any person, including an affiliate, any purchase options it may have under any ground lease to acquire fee title to a URS Pool Property, such assignment to be free and clear of any lien in favor of the mortgagee.

   SUBSTITUTION OF INDIVIDUAL PROPERTIES. The URS Pool Borrower is permitted to substitute for any URS Pool Property owned by it, a property (a "URS Pool Substitute Property") of like kind and quality, subject to the terms and conditions set forth in the URS Pool Loan agreement, and provided that, among other things, (i) no event of default will have occurred and be continuing,
(ii) a written confirmation has been obtained from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto (iii) the URS Pool Debt Service Coverage Ratio for all the URS Pool Properties as of such date, assuming the proposed substitution of the URS Pool Substitute Property, is not permitted to be less than the URS Pool Debt Service Coverage Ratio for all of the URS Pool Properties as of such date, assuming no proposed substitution, (iv) the mortgagee will have received an opinion of counsel reasonably acceptable to mortgagee, to the effect that (A) a "significant modification" of the URS Pool Loan within the meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution and (B) the proposed substitution will not adversely affect the status of the entity holding the URS Pool note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC), and (v) in no event will the URS Pool Borrower be permitted to substitute more than six URS Pool Properties over the term of the URS Pool Loan.

   OTHER FINANCING. The URS Pool Borrower is not permitted to incur or assume any additional indebtedness, or issue any class of preferred equity securities, other than: (a) unsecured trade payables incurred in the ordinary course of the URS Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (b) capital and operating lease obligations in respect of equipment used at the URS Pool Properties, with an annual rent obligation not greater than $7,500,000 (as increased by a specified consumer price index), and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the URS Pool Loan documents (which do not include the approval of the mortgagee), the URS Pool Borrower is prohibited from making or permitting any demolitions, alterations, installations, improvements, expansions, reductions or decorations of or to any URS Pool Property or any part thereof.

   RESERVES. Pursuant to the terms of the URS Pool Loan, the URS Pool Borrower has established: (i) an ongoing maintenance reserve account, for the payment of routine capital repairs, replacements and improvements, and repair and replacement of personalty (excluding capital improvements referred to in clause (ii) below) made by the URS Pool Borrower or the URS Pool Master Lessee with respect to any URS Pool Property (the "URS Pool Ongoing Maintenance Reserve Account"), to be funded in an amount equal to $4,722,543 per year (as such amount may be reduced in connection with the release of a URS Pool Property) payable in equal monthly installments of $397,712 or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the URS Pool Borrower or the URS Pool Master Lessee may request to be so funded; (ii) a building improvements reserve account, for the payment of capital expenditures relating to any URS Pool Property that are required to be depreciated over a period of 39 years (or any successor depreciation period for buildings) (the "URS Pool Building Improvements Reserve Account"), is to be funded in an amount equal to $1,000,000 per year (as such amount may be reduced in connection with the release of a URS Pool Property) payable in equal monthly installments of $83,333 or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the URS Pool Borrower or the URS Pool Master Lessee may request to be so funded; (iii) a deferred maintenance reserve account, for the payment of the cost of remediating, or securing the remediation of, and establishing reserves with respect to, certain deferred maintenance conditions set forth in the URS Pool Loan documents (the "URS Pool Deferred Maintenance Reserve Account"), funded at the initial closing of the URS Pool Loan in the amount of $1,188,894 and disbursed by the mortgagee as described below; (iv) a low debt service reserve account (the "URS Pool Low Debt Service Reserve Account"), funded from and after the occurrence of a URS Pool Low Debt Service Reserve Trigger Event until a URS Pool Low Debt Service Return Event in an amount equal to all remaining funds in the URS Pool Deposit Account after the application of funds under clauses (i) through (v) described in the first part of the second paragraph in "--Cash Management; Lockbox" below; and (v) a tax and insurance reserve account (the "URS Pool Insurance and Tax Reserve Account") to be funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the next ensuing 12 months, provided that such monthly deposit of taxes with respect to any URS Pool Property that is ground leased by the URS Pool Borrower is required to be waived if the URS Pool Borrower provides the mortgagee with (a) satisfactory evidence that a mortgage of the ground lessor's fee interest in such URS Pool Property to an institutional lender provides for the monthly escrow of taxes with respect thereto, and (b) annual proof of payment of such taxes, and provided further that, if no event of default has occurred and is continuing, and the URS Pool Borrower has provided evidence that a space tenant or subtenant has made the required payments of taxes, then the escrow requirement with respect to such space tenant's or subtenant's share of taxes for a particular tax parcel will be conditionally waived.

   "URS Pool Low Debt Service Application Event" means that, as of the first day of any calendar quarter, the URS Pool Debt Service Coverage Ratio for the trailing 12-month period will be less than 1.15x. "URS Pool Low Debt Service Return Event" means that, as of the first day of any calendar quarter following a URS Pool Low Debt Service Trigger Event (a) the URS Pool Debt Service Coverage Ratio for the trailing 12-month period on the first day of each of two consecutive calendar quarters will be greater than 1.25x, and (b) no event of default will have occurred and be continuing. "URS Pool Low Debt Service Trigger Event" means that, as of the first day of any calendar quarter, the URS Pool Debt Service Coverage Ratio for the trailing 12-month period, will be less than 1.25x.

   "URS Pool Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing (i) the URS Pool Borrower's URS Pool Net Cash Flow for the 12-month period immediately preceding such date by (ii) the aggregate interest and principal payments actually due and payable on the URS Pool Loan (other than any defeased portion thereof) during such period. "URS Pool Net Cash Flow" means, (a) for any period in which the URS Pool Master Lease is in effect, net operating income from the URS Pool Properties less the amount that the URS Pool Borrower is required to deposit in the URS Pool Building Improvements Reserve Account, during the applicable period and (b) for any period in which the URS Pool Master Lease is not in effect, net operating income less the amount that the URS Pool Borrower is required to deposit in the URS Pool Ongoing Maintenance Reserve Account and the URS Pool Building Improvement Reserve Account, during the applicable period.

   CASH MANAGEMENT; LOCKBOX. The URS Pool Borrower has established and is required to maintain a deposit account (the "URS Pool Deposit Account") in the name of and under the sole dominion and control of the mortgagee, and all income received or accrued in connection with the operation of the URS Pool Properties (the "URS Pool Receipts") by the URS Pool Borrower and the URS Pool Master Lessee are required to be transferred to the URS Pool Deposit Account as described below.

   Within one business day after the URS Pool Master Lessee's receipt of URS Pool Receipts, the URS Pool Master Lessee is required to deposit such URS Pool Receipts in one or more a segregated "sweep" bank accounts (each, a "URS Pool Local Account") in the name of the URS Pool Master Lessee at a financial institution located near one or more of the URS Pool Properties or, if the URS Pool Master Lessee does not elect to use URS Pool Local Accounts, in the URS Pool Deposit Account. The URS Pool Master Lessee is permitted to maintain URS Pool Local Accounts for the purpose of depositing URS Pool Receipts from one or more URS Pool Properties in the ordinary course of the URS Pool Master Lessee's business. The URS Pool Master Lessee is not permitted to commingle funds on deposit in a URS Pool Local Account with funds related to any other properties (other than one or more URS Pool Properties) owned or managed by the URS Pool Master Lessee or by any other person. All funds deposited in URS Pool Local Accounts are to be swept to the URS Pool Deposit Account on a daily basis. If the URS Pool Borrower (or, at any time a master lease in not in effect with respect to the URS Pool Properties, the person or entity retained by the URS Pool Borrower to manage the URS Pool Properties) receives any URS Pool Receipts, the URS Pool Borrower is required to deposit upon receipt, and will direct such manager to deposit upon receipt, such URS Pool Receipts in the URS Pool Deposit Account, on the day the payment is received.

    Prior to the URS Pool Anticipated Repayment Date, during each period commencing on the day immediately following a URS Pool Due Date and ending on the following URS Pool Due Date (each such period, a "URS Pool Collection Period"), provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the URS Pool Deposit Account in the following order of priority: (i) to fund the URS Pool Tax and Insurance Reserve Account, (ii) to pay the URS Pool Monthly Debt Service Payment Amount, (iii) to fund the URS Pool Ongoing Maintenance Reserve Account, (iv) to fund the URS Pool Building Improvements Reserve Account, (v) from and after the occurrence of a URS Pool Low Debt Service Reserve Trigger Event until the occurrence of a corresponding URS Pool Low Debt Service Reserve Return Event, (a) if a URS Pool Master Lease is in effect, (A) to fund an operating account (the "URS Pool Operating Account") in an amount equal to the budgeted operating expenses with respect to the calendar month ending within the URS Pool Collection Period in question, as set forth in the annual budget approved by the URS Pool Borrower as lessor under the URS Pool Master Lease and, if required under the URS Pool Loan agreement, by the mortgagee (subject to adjustment for deviations between the actual amount of actual operating expenses with respect to the URS Pool Properties for the preceding month and the amount disbursed from the URS Pool Deposit Account for budgeted operating expenses during such month), (B) to the mortgagee to pay any URS Pool Default Interest due and owing, up to an amount equal to the sum of the installments of URS Pool Minimum Rent, URS Pool Percentage Rent and the purchase price payable, if any, for personalty in connection with the qualification of the URS Pool Master Lessor or an affiliate as a REIT (collectively, the "URS Pool Master Lease Installment"), less the sum of the URS Pool Monthly Debt Service Payment Amount and the amounts disbursed pursuant to clause (iv) above, (C) to the URS Pool Low Debt Service Reserve Account, in an amount up to the URS Pool Master Lease Installment, less the sum of the URS Pool Monthly Debt Service Payment Amount previously disbursed as described in clause (ii) above, the amount disbursed to the URS Pool Building Improvements Reserve Account as described in clause (iv) above and the amount disbursed in respect of URS Pool Default Interest as described in clause (v) above, and (C) the balance to the URS Pool Master Lessee, or (b) if a URS Pool Master Lease is not in effect, (1) to fund the URS Pool Operating Account in an amount equal to the budgeted operating expenses for the calendar month ending within the URS Pool Collection Period in question, and (2) to the mortgagee for the payment of any URS Pool Default Interest due and owing and (3) the balance to the URS Pool Low Debt Service Reserve Account, (vii) if no URS Pool Low Debt Service Trigger Event has occurred, or if a URS Pool Low Debt Service Reserve Trigger Event and a corresponding URS Pool Low Debt Service Reserve Return Event have occurred, (a) if a URS Pool Master Lease is in effect, (A) to the URS Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee to pay URS Pool Default Interest then due and owing, (C) to the URS Pool Borrower, in an amount equal to the excess of the URS Pool Master Lease Installment over the sum of the URS Pool Monthly Debt Service Payment Amount, the amounts required to be disbursed on account of the URS Pool Building Improvements Reserve Account and URS Pool Default Interest (such excess, the "URS Pool Master Lease Installment Balance"), and (D) the balance to the URS Pool Master Lessee, or (b) if a URS Pool Master Lease is not in effect, (A) to the URS Pool Operating Account in an amount equal to the budgeted operating expenses,
(B) to the mortgagee for payment of any URS Pool Default Interest due and owing, and (C) the balance to the URS Pool Borrower. The failure of the URS Pool Borrower to have funds available in the URS Pool Deposit Account sufficient to make all payments required under clauses (i) through (iv) above prior to the URS Pool Anticipated Repayment Date will constitute an event of default under the URS Pool Loan.

   From and after the URS Pool Anticipated Repayment Date, during each URS Pool Collection Period, provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the URS Pool Deposit Account in the following order of priority: (i) to fund the URS Pool Tax and Insurance Reserve Account, (ii) to the URS Pool Operating Account, up to an amount equal to the budgeted operating expenses, (iii) to pay the URS Pool Monthly Debt Service Payment Amount, (iv) to fund the URS Pool Ongoing Maintenance Reserve Account, (v) to fund the URS Pool Building Improvements Reserve Account, (vi) to the mortgagee, up to an amount equal to the URS Pool Master Lease Installment Balance, to be applied (a) first, to repayment of the principal amount of the URS Pool Loan, until the principal thereof has been paid in full and (b) second, to the payment of URS Pool Excess

Interest, and (vii) to the URS Pool Master Lessee (or, if a URS Pool Master Lease or replacement thereof is not then in effect with respect to the URS Pool Properties, to the mortgagee, to be applied in the manner described in clause (vi) above). The failure of the URS Pool Borrower to have funds available in the URS Pool Deposit Account sufficient to make all payments required under clauses (i) through (v) above from and after the URS Pool Anticipated Repayment Date will constitute an event of default under the URS Pool Loan.

   To the extent that funds are available in the URS Pool Deposit Account, the mortgagee is required to make all of the foregoing transfers not less frequently than once every two business days and, in any event, on each and every URS Pool Due Date.

   Upon the completion (to the mortgagee's reasonable satisfaction) of the remediation of all of the deferred physical maintenance conditions or all of the environmental conditions, as applicable, with respect to a particular URS Pool Property for which funds have been deposited in the URS Pool Deferred Maintenance Account, the mortgagee is required to disburse to the URS Pool Borrower from the URS Pool Deferred Maintenance Reserve Account an amount equal to (i) 125% of the deferred maintenance amount (with respect to deferred physical maintenance) or environmental reserve amount (with respect to environmental conditions), as applicable, with respect to such URS Pool Property, less (ii) the amount previously disbursed from the URS Pool Deferred Maintenance Reserve Account in respect of the applicable deferred physical maintenance conditions or environmental conditions, as applicable, with respect to such URS Pool Property.

   Upon the occurrence of a URS Pool Low Debt Service Application Event, all amounts in the URS Pool Low Debt Service Reserve Account will be applied by the mortgagee to reduce the principal balance of the URS Pool Loan; provided, however, upon the occurrence of a URS Pool Low Debt Service Return Event and prior to the URS Pool Anticipated Repayment Date, all amounts then remaining in the URS Pool Low Debt Service Reserve Account are required to be disbursed to the URS Pool Borrower. No yield maintenance payments will be required in connection with the application of the URS Pool Low Debt Service Reserve Account to the reduction of the principal balance of the URS Pool Loan.

   The mortgagee's rights in and to the URS Pool Deposit Account and certain of the related reserve accounts are subject to the rights of the URS Pool Master Lessee. Accordingly, upon the acceleration of the maturity of the URS Pool Loan, if a URS Pool Master Lease is in effect with respect to the URS Pool Properties, subject to the rights of the URS Pool Master Lessee under the URS Pool Master Lease, the mortgagee will be entitled to apply the funds held in the URS Pool Tax and Insurance Reserve Account, the URS Pool Ongoing Maintenance Reserve Account and any other reserve account funded by the URS Pool Master Lessee with funds other than URS Pool Minimum Rent and URS Pool Percentage Rent solely for the purposes for which each such reserve account was established.

   TRANSFER OF URS POOL PROPERTIES AND INTEREST IN THE URS POOL BORROWER; ENCUMBRANCES. Unless permitted by the URS Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith, URS Pool Permitted Encumbrances and the sale of certain personal property to the extent necessary in connection with the URS Pool Borrower's qualification as a REIT, the URS Pool Borrower is not permitted, without the mortgagee's consent and a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of the then current ratings of the Certificates with respect thereto, to (a) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all the URS Pool Properties or any part thereof, (b) permit or suffer any owner, directly or indirectly, of a beneficial interest in all the URS Pool Properties (or any of them) to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (c) mortgage, hypothecate or otherwise encumber or grant a security interest in all the URS Pool Properties or any part thereof or (d) file a declaration of condominium with respect to any URS Pool Property.

   Except as described below, the URS Pool Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the URS Pool Properties (or any of them) if: (A) after giving effect to the proposed transaction: (i) either (x) the transfer is of all but not less than all of the URS Pool Properties to one person and the mortgagee has (a) received a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) reviewed and approved the transferee's organizational documents; (c) reviewed and approved legal opinions (including non-consolidation opinions) with respect to such transferee; and (d) reviewed and approved all loan documents required by the mortgagee to effectuate such transfer (including, without limitation, the assumption of the URS Pool Loan by such transferee); or (y) the transferee will be at least 51% owned and controlled (directly or indirectly) by a URS Pool Pre-Approved Party and the URS Pool Properties will be subject to a URS Pool Master Lease with a URS Pool Qualified Master Lessee or a URS Pool Acceptable Property Manager pursuant to a URS Pool Property Management Agreement; (ii) the URS Pool Properties will be owned by one or more single purpose entities, each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the URS Pool Loan agreement and which have assumed and agreed to comply with the terms of the URS Pool Loan documents; (iii) if the proposed transaction permits the mortgagee of any ground lessor's fee interest to accelerate its loan to such ground lessor, then either (x) the URS Pool Borrower will provide the mortgagee with a written agreement or acknowledgment from the fee mortgagee that it will not accelerate its loan to the ground lessor or (y) the proposed transaction will provide for the payment in full of such fee mortgage loan; and (iv) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA, or similar laws.

   A "URS Pool Pre-Approved Party" means any one or more of (a) Vornado Realty Trust, (b) Vornado Realty, L.P., (c) Vornado Operating, Inc., (d) any one or more of the current common shareholders of Atlanta Parent, Inc., provided that such shareholder is an officer, director and/or trustee of Vornado Realty Trust, Vornado Realty, L.P. and/or Vornado Operating, Inc.,
(e) Atlanta Parent, Inc., (f) Crescent Real Estate Equities Company, (g) Crescent Real Estate Equities Limited Partnership, (h) Crescent Operating, Inc., (i) any one or more of the current common shareholders of Crescent CS Holdings Corp., provided that such shareholder is an officer, director and/or trustee of Crescent Real Estate Equities Company, Crescent Real Estate Equities Limited Partnership and/or Crescent Operating, Inc., (j) Crescent CS Holdings Corp., (k) Americold Corporation, (l) URS Logistics, Inc., (m) any person or entity with or into which any one or more other URS Pool Pre-Approved Parties is merged on consolidated or to which any one or more of such URS Pool Pre-Approved Parties transfer all or substantially all of its or their assets, (n) any person or entity that is 51% or more owned, directly or indirectly, and controlled by one or more other URS Pool Pre-Approved Parties, and (o) any person or entity in which one or more URS Pool Pre-Approved Parties described in (a) through (n) above are operating partners or managing members.

   Notwithstanding the foregoing, transfers of direct and indirect beneficial interests in the URS Pool Borrower will be permitted if, after giving effect to such transfer, (x) the URS Pool Borrower will be at least 51% owned and controlled directly by a URS Pool Pre-Approved Party and the URS Pool Properties will be subject to a URS Pool Master Lease with a URS Pool Qualified Master Lessee or managed by a URS Pool Acceptable Property Manager pursuant to a URS Pool Property Management Agreement, and (y) if there is either (1) a transfer of 25% or more of the direct partnership, stock or other direct equity interests in the URS Pool Borrower or a transfer of a general partnership interest in the URS Pool Borrower or managing member's interest in the URS Pool Borrower or (2) a transfer of any direct interest in a member or general partner of the URS Pool Borrower that is the required single purpose member, in each case the URS Pool Borrower is required to deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the URS Pool Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the URS Pool Borrower or the transferee selected by either of them (unless reasonably disapproved by mortgagee or the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the URS Pool Borrower and of its managing general partner or managing member will not be substantively consolidated with the assets of certain owners or controlling persons of the URS Pool Borrower in a bankruptcy or similar proceeding.

    Notwithstanding the foregoing, the transfer of interests in any direct or indirect owner of the URS Pool Borrower is permitted, so long as (i) the URS Pool Borrower is required at all times to be owned (directly or indirectly) by one or more URS Pool Pre-Approved Parties described in items (a) through
(d), (f) through (i), and (k) through (o) of the definition of URS Pool Pre-Approved Parties set forth above and (ii) the URS Pool Properties are subject to a URS Pool Master Lease with a URS Pool Qualified Master Lessee or managed by a URS Pool Acceptable Property Manager pursuant to a URS Pool Property Management Agreement.

   INSURANCE. The URS Pool Borrower is required to maintain, at its sole cost and expense the following insurance: (a) policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", which policies are required to cover (by endorsement or otherwise) warehouse legal liability, maintained in an aggregate amount equal to the then full replacement cost of the URS Pool Property and related equipment (without deduction for physical depreciation), and with deductibles no greater than $100,000, as increased proportionately with the increase of a specified consumer price index, (b) flood insurance (if any part of the URS Pool Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), (c) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 for any policy year as well as at least $25,000,000 excess and/or umbrella liability insurance (and at all times at least $10,000,000 against which no claim has been asserted); (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty, and equal to the greater of (i) estimated gross revenues from the operation of the URS Pool Properties less operating expenses which were incurred in connection with the ownership, operation and/or maintenance of the URS Pool Property prior to the insured event, but which are not incurred during the period covered by the afore-mentioned insurance requirement for a period of up to the next 18 months or (ii) projected operating expenses (including interest and principal payments on the URS Pool Loan) needed to maintain and operate the URS Pool Properties for a period of up to the next 18 months; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the URS Pool Properties; (f) worker's compensation insurance with respect to all employees of URS Pool Borrower, as and to the extent required by applicable law or governmental authority; (g) during any period of repair or restoration costing in excess of $5,000,000, builder's "all risk" insurance in an amount not less than full insurable value of the applicable URS Pool Property; (h) coverage to compensate for the cost of demolition and the increased cost of construction for the URS Pool Properties in an amount satisfactory to the mortgagee (not to exceed $10,000,000); (i) earthquake insurance (if any URS Pool Property is located in a federal earthquake zone) in an amount equal to the probable maximum loss with respect to such URS Pool Property, with a maximum deductible of 5% of the replacement cost of such URS Pool Property; and (j) such other insurance as may from time to time be reasonably required by the mortgagee, provided that such insurance is generally available at commercially reasonable rates. The URS Pool Loan requires insurers for all risk coverage to have claims paying abilities rated "AA-" (or its equivalent) or better by Standard & Poor's and Moody's and "A-X" or better by Best's and insurers providing all other forms of coverage to have claims paying abilities rated "A" or better by Standard & Poor's and Moody's and "A-X" or better by Best's.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting a URS Pool Property, the URS Pool Borrower, regardless of whether proceeds are available, is required promptly to proceed to restore, repair, replace or rebuild the affected URS Pool Property, to the extent practicable, to be of at least equal value and of substantially the same character and quality as prior to such casualty or condemnation, all to be effected in accordance with the terms of the URS Pool Loan documents applicable to alterations.

    In the event of a casualty at a URS Pool Property that involves a loss of less than 30% of the original URS Pool Release Amount with respect to the affected URS Pool Property or a condemnation at a URS Pool Property that involves a loss of less than 20% of the original URS Pool Release Amount with respect to the affected URS Pool Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the URS Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected URS Pool Property, in the manner described below, provided that no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the URS Pool Properties (taken as a whole), after such restoration, will adequately secure the outstanding principal balance of the URS Pool Loan, (ii) the restoration can be completed by the earliest to occur of: (a) the 365th day following the receipt of the proceeds or, with a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (b) the URS Pool Maturity Date, and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance or business interruption insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (y) income derived from the URS Pool Properties (taken as a whole), plus (z) proceeds of rental-loss insurance or business interruption insurance, if any, payable will equal or exceed the sum of operating expenses and payments of principal and interest on the URS Pool Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the URS Pool Loan without the payment of a prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing, and the URS Pool Borrower will be entitled to receive a release of the mortgage lien encumbering the URS Pool Property in accordance with and subject to the terms described in "--Release in Exchange for Substitute Collateral--Defeasance" above in connection with a release due to defeasance, unless (a) a reciprocal easement and/or operating agreement, and similar agreements affecting the URS Pool Property, (b) warehousing agreements, logistics and services agreements, and other similar agreements with all or substantially all of a URS Pool Property, or (c) a lease with a tenant occupying all or substantially all of the URS Pool Property, requires that such proceeds be applied to a restoration of the affected URS Pool Property and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration.

   In the event of a casualty that involves a loss of 30% or more of the original URS Pool Release Amount with respect to the affected URS Pool Property, or a condemnation that involves a loss of 20% or more of the original URS Pool Release Amount with respect to the affected URS Pool Property, then the mortgagee will have the option (to be exercised by notice to the URS Pool Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the URS Pool Loan (and the URS Pool Borrower will be entitled to receive a release of the mortgage lien affecting the URS Pool Property) or, provided the conditions set forth in the proviso in the second preceding paragraph above are complied with, to have such proceeds applied to reimburse the URS Pool Borrower for the cost of any restoration in the manner described below (and the mortgagee will be deemed to have elected restoration if it fails to give such notice within 30 days after receipt of the proceeds), unless an operating agreement or a lease with a tenant occupying all or substantially all of the URS Pool Property requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration. Any application of proceeds to the repayment of the URS Pool Loan as described above will be without any prepayment premium or penalty, except that if an event of default has occurred and is continuing, the URS Pool Borrower will be required to pay the yield maintenance payment, if any, as described herein.

   If the URS Pool Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed on a monthly basis upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; funds other than proceeds are required to be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the URS Pool Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee is required to have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the URS Pool Borrower is required to have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty is required to be paid to the URS Pool Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation is required to be escrowed with mortgagee as security for the URS Pool Loan after payment of such costs of restoration.

   FINANCIAL REPORTING. The URS Pool Borrower is required to furnish to the mortgagee not later than 90 days following the end of each fiscal year, a complete copy of its annual financial statements, audited by a nationally recognized accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, including balance sheets and statements of profit and loss, together with an officer's certificate certifying that such items present fairly, in all material respects, the financial condition of the URS Pool Properties and have been prepared in accordance with GAAP. Together with its annual financial statements, the URS Pool Borrower is required to furnish to the mortgagee (i) an officer's certificate certifying as of the date thereof whether, to the URS Pool Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) an annual report for the most recently completed fiscal year, containing (x) a summary of the URS Pool Borrower's (or, for so long as a URS Pool Master Lease is in place, the URS Pool Master Lessee's) revenues from its ten largest tenants or customers, (y) a summary of capital expenditures made by or on behalf of the URS Pool Borrower or the URS Pool Master Lessee with respect to each URS Pool Property during such fiscal year, and (z) a description of anticipated capital expenditures during the subsequent fiscal year.

   In addition, the URS Pool Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month a monthly operating statement, including a comparison of the actual income, expense and net cash flow to the annual budget. The URS Pool Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 45th day after the end of each calendar quarter (together with an officer's certificate certifying such items as true, correct, accurate and complete): (i) quarterly and year-to-date operating statements with respect to the URS Pool Borrower, including a comparison of the actual income, expense and net cash flow to the annual budget, together with a balance sheet for the quarter; and (ii) a summary of capital expenditures made by or on behalf of the URS Pool Borrower or the URS Pool Master Lessee with respect to each URS Pool Property during such calendar quarter. Reports with respect to the operations of a particular URS Pool Property that are delivered to the mortgagee pursuant to the URS Pool Loan agreement or any other URS Pool Loan document, are required to be kept confidential, and may not be disclosed in any SEC or similar filing.

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Graphics omitted: Tharaldson Pool B properties in Lubbock, Texas, Greeley,
Colorado and Oklahoma City, Oklahoma.






                             [Grande Loan II Logo]

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

THARALDSON POOL B: THE BORROWERS; THE PROPERTIES

   THE LOAN. The Tharaldson Pool B Loan had a principal balance as of the Cut-Off Date of approximately $183,352,232 and is secured by first priority mortgage and/or deed of trust liens encumbering the Tharaldson Pool B Borrowers' interests in 93 limited service hotels located in Colorado, Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, Montana, North Dakota, Nebraska, Ohio, Oklahoma, Texas, Wisconsin and Wyoming (the "Tharaldson Pool B Properties"). The Tharaldson Pool B Borrowers own fee title to 91 of the Tharaldson Pool B Properties and leasehold title to 2 of the Tharaldson Pool B Properties. The mortgages encumbering the Tharaldson Pool B Properties are cross-defaulted and cross-collateralized with each other. The Tharaldson Pool B Loan is neither cross-collateralized nor cross-defaulted with the Tharaldson Pool A Loan. The Tharaldson Pool B Loan was originated by GSMC on January 20, 1998.

   THE BORROWERS. The Tharaldson Pool B Borrowers consist of 79 corporations, 14 limited partnerships and one holding company (the "Tharaldson Pool B Borrowers"). The holding company is Tharaldson Lodging I-A, Inc. ("Tharaldson I-A"), a North Dakota corporation. Tharaldson I-A is a wholly-owned subsidiary of Tharaldson Motels, Inc., which is controlled by Gary Tharaldson and certain family members. The Tharaldson Pool B Borrowers have no material assets other than their respective interests in the Tharaldson Pool B Properties and related interests. The Tharaldson Pool B Borrowers are indirectly owned by Tharaldson Motels, Inc., which is controlled by Gary Tharaldson and certain Tharaldson family members. Tharaldson Property Management, Inc., which is the property manager for the Tharaldson Pool B Properties (the "Tharaldson Pool Manager"), is an affiliate of Tharaldson Motels, Inc.

   SECURITY. The Tharaldson Pool B Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Tharaldson Pool B Borrowers in the Tharaldson Pool B Properties and certain related collateral (including assignments of leases and rents and the funds in certain accounts). Subject to certain limited exceptions, neither the Tharaldson Pool B Borrowers nor any of their affiliates are personally liable for payment of the Tharaldson Pool B Loan. The Tharaldson Pool B Borrowers have represented that they own good and indefeasible fee simple or leasehold title, as applicable, to the Tharaldson Pool B Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the Tharaldson Pool B Loan documents (the "Tharaldson Pool B Permitted Encumbrances"). The title insurance policies issued upon the origination of the Tharaldson Pool B Loan insure that each of the mortgages securing the Tharaldson Pool B Loan constitutes a valid and enforceable first lien on the Tharaldson Pool B Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE PROPERTIES. The Tharaldson Pool B Properties were built between 1988 and 1996 and consist of 93 limited service hotels containing approximately 5,858 rooms and are located in 17 states. The Tharaldson Pool B Properties consist of 39 Fairfield Inns, 19 Comfort Inns, ten Hampton Inns, six Residence Inns, five Comfort Suites, four Super 8s, four Holiday Inn Expresses, three Courtyards, two County Inn & Suites, and one Days Inn.

   GROUND LEASES. At 2 of the Tharaldson Pool B Properties, all of the underlying land is leased to the applicable Tharaldson Pool B Borrower pursuant to a ground lease.

   The interest of the applicable Tharaldson Pool B Borrower in the Champaign, Illinois Fairfield Inn consists of a ground leasehold interest created under a sublease dated December 30, 1993, as amended (the "Champaign Fairfield Inn Ground Sublease"), between William C. Dallenbach III, William
M. Kuhne, and James A. Sullivan, d/b/a Seventy-Four Centre Associates, as sublessor (the "Champaign Sublessor") and Midwest Heritage Inn of Champaign, Inc., the applicable Tharaldson Pool B Borrower, as sublessee (the "Champaign Borrower"). The Champaign Fairfield Inn Ground Sublease expires on September 30, 2049 and the Champaign Borrower has one renewal option of 20 years. The annual rent under the Champaign Fairfield Inn Ground Sublease consists of a base rent of $14,136 and a cost of living adjustment based upon a specified consumer price index, provided that the annual rent will not exceed $19,573. The Champaign Borrower is also responsible for payment of all real estate taxes, assessments and similar charges relating to the property leased thereunder. Pursuant to a Joinder and Non-Disturbance Agreement, dated as of February 28, 1998, by and among the Champaign Borrower, the Champaign Sublessor, Champaign National Bank, as fee owner (the "Champaign Fee Owner") and GSMC, the Champaign Fee Owner has agreed (i) to grant GSMC a security interest in its fee interest in the leased property, (ii) not to disturb the Champaign Borrower's possession of the leased property for the duration of the Tharaldson Pool B Loan, and (iii) to substitute itself as sublessor under the Champaign Fairfield Inn Ground Sublease in the event the ground lease between the Champaign Fee Owner and the Champaign Sublessor is terminated for any reason.

   The interest of the applicable Tharaldson Pool B Borrower in the Champaign, Illinois Courtyard consists of a ground leasehold interest created under a sublease dated December 30, 1993, as amended (the "Champaign Courtyard Ground Sublease") between the Champaign Sublessor, as sublessor and the Champaign Borrower, as sublessee. The Champaign Courtyard Ground Sublease expires on September 30, 2049 and the Champaign Borrower has one renewal option of 20 years. The annual rent under the Champaign Courtyard Ground Sublease consists of a base rent of $19,521 and a cost of living adjustment based upon a specified consumer price index, provided that the annual rent will not exceed $27,029. The Champaign Borrower is also responsible for payment of all real estate taxes, assessments and similar charges relating to the property leased thereunder. Pursuant to a Joinder and Non-Disturbance Agreement, dated as of February 28, 1998, by and among the Champaign Borrower, the Champaign Sublessor, the Champaign Fee Owner and GSMC, the Champaign Fee Owner has agreed (i) to grant GSMC a security interest in its fee interest in the leased property, (ii) not to disturb the Champaign Borrower's possession of the leased property for the duration of the Tharaldson Pool B Loan, and (iii) to substitute itself as sublessor under the Champaign Courtyard Ground Sublease in the event the ground lease between the Champaign Fee Owner and the Champaign Sublessor is terminated for any reason.

    FRANCHISE AFFILIATIONS. The following table summarizes the franchise affiliations of the Tharaldson Pool B Properties:

                                                                        WEIGHTED
                                         CUT-OFF DATE                    AVERAGE    UNDERWRITTEN
                                 TOTAL     ALLOCATED      APPRAISED      CUT-OFF      NET CASH
FRANCHISE              HOTELS    ROOMS    LOAN AMOUNT       VALUE       DATE LTV        FLOW
--------------------  -------- -------  -------------- --------------  ---------- --------------
Comfort Inn..........    19      1,097   $ 29,579,231    $ 53,900,000     56.0%     $ 5,819,260
Comfort Suites.......     5        306     10,271,299      18,400,000     56,3        1,912,947
Country Inn &
 Suites..............     2        126      4,803,050       8,000,000     51.1          996,749
Courtyard............     3        234      8,800,843      15,600,000     57.6        1,796,479
Days Inn.............     1         62      1,480,404       2,200,000     67.3          227,774
Fairfield Inn........    39      2,427     76,423,874     135,200,000     57.4       15,320,481
Hampton Inn..........    10        682     17,987,706      35,700,000     50.9        3,930,139
Holiday Inn Express .     4        256      9,265,460      16,300,000     57.4        1,775,518
Residence Inn........     6        442     20,821,168      36,400,000     57.8        3,974,502
Super 8..............     4        226      4,639,197       9,300,000     51.0          947,166
                      -------- -------  -------------- --------------  ---------- --------------
 Totals/Weighted
  Average............    93      5,858   $183,352,232    $331,000,000     56.3%     $36,701,015
                      ======== =======  ============== ==============  ========== ==============

Graphic Omitted: Pie Chart depicting Tharaldson Pool B Franchise Affiliations By Allocated Loan Amount

    GEOGRAPHIC LOCATION. The following table summarizes the geographic location of the Tharaldson Pool B Properties:

                                                                       WEIGHTED
                                        CUT-OFF DATE                    AVERAGE    UNDERWRITTEN
                                TOTAL     ALLOCATED      APPRAISED      CUT-OFF      NET CASH
      STATE       PROPERTIES    ROOMS    LOAN AMOUNT       VALUE       DATE LTV        FLOW
---------------  ------------ -------  -------------- --------------  ---------- --------------
Colorado........       3          193   $  6,123,580    $ 11,500,000     54.1%     $ 1,180,537
Iowa............       8          453     11,521,882      23,300,000     49.8        2,357,253
Illinois........      14          909     31,569,021      55,500,000     57.6        5,807,846
Indiana.........       5          308      8,863,522      15,200,000     60.5        1,609,658
Kansas..........       6          396     10,561,808      17,100,000     63.3        2,338,664
Kentucky........       3          178      5,861,923       9,900,000     59.3        1,172,558
Michigan........       3          192      5,042,129      10,000,000     50.6        1,197,666
Minnesota.......       5          299      8,516,303      14,800,000     58.3        1,841,923
Missouri........       2          109      3,667,184       6,900,000     50.6          754,583
Montana.........       3          179      5,423,174       9,500,000     53.2        1,085,999
North Dakota ...       7          443     10,364,819      20,500,000     50.8        2,160,030
Nebraska........       2          123      4,592,437       8,400,000     54.8          957,467
Ohio............      10          627     24,654,499      40,500,000     61.5        4,499,531
Oklahoma........       4          267      9,625,612      18,100,000     53.8        2,109,717
Texas...........      14          960     31,743,128      59,800,000     53.5        6,564,814
Wisconsin.......       3          166      3,672,158       6,800,000     54.2          727,795
Wyoming.........       1           56      1,549,052       3,200,000     48.4          334,974
                 ------------ -------  -------------- --------------  ---------- --------------
 Totals/Weighted
  Average.......      93        5,858   $183,352,232    $331,000,000     56.3%     $36,701,015
                 ============ =======  ============== ==============  ========== ==============

GRAPHIC OMITTED: Map of United States which highlights the states where Tharaldson Pool B Properties are located and provides for the following information with respect to each state:

Montana
3 Properties

North Dakota
7 Properties

Iowa
8 Properties

Minnesota
5 Properties

Wisconsin
3 Properties

Michigan
3 Properties

Wyoming
1 Property

Nebraska
2 Properties

Indiana
5 Properties

Ohio
10 Properties

Illinois
14 Properties

Kentucky
3 Properties

Colorado
3 Properties

Kansas
6 Properties

Texas
14 Properties

Oklahoma
4 Properties

Missouri
2 Properties



PROPERTY SUMMARY. The following table sets forth certain information, on a comparative basis, concerning, among other things, the Cut-Off Date Allocated Loan Amount, number of rooms, occupancy rates, Underwritten Net Cash Flow, Cut-Off Date LTV and DSCR at the Tharaldson Pool B Properties:

                     THARALDSON POOL B PROPERTIES SUMMARY

                                                    UNDER-
                                              1997  WRITTEN                      CUT-OFF DATE
                                              OCCU-  OCCU-  OPENING             ALLOCATED LOAN  APPRAISED  CUT-OFF
        HOTEL          CITY       STATE ROOMS PANCY  PANCY   DATE      UWNCF        AMOUNT        VALUE    DATE LTV   DSCR
    ------------- --------------- ----- ----- ----- ------- ------- ----------- -------------- ------------ --------  -----
 1  Fairfield     Colorado          CO    67    74%    74%   Nov-95   $531,425     $2,764,814    $4,500,000    61.4%  2.26x
    Inn.......... Springs
 2  Fairfield     Greeley           CO    62    75%    75%   Sep-94   $348,912     $1,738,082    $3,500,000    49.7%  2.36x
    Inn..........
 3  Holiday Inn   Greeley           CO    64    66%    66%   Mar-96   $300,200     $1,620,684    $3,500,000    46.3%  2.18x
    Express .....
 4  Comfort Inn.. Cedar Rapids      IA    59    78%    78%   Apr-89   $315,090     $1,721,169    $3,000,000    57.4%  2.15x
                  (North)
 5  Fairfield     Council Bluffs    IA    62    87%    85%   Mar-95   $414,268     $1,978,847    $4,300,000    46.0%  2.46x
    Inn..........
 6  Comfort Inn.. Des Moines        IA    55    81%    81%   Sep-90   $268,321     $1,308,287    $2,500,000    52.3%  2.41x
 7  Comfort Inn.. Dubuque           IA    52    63%    63%   Nov-90   $191,931     $1,212,777    $2,300,000    52.7%  1.86x
 8  Fairfield     Dubuque           IA    56    69%    69%   Apr-92   $341,743     $1,730,123    $3,500,000    49.4%  2.32x
    Inn..........
 9  Fairfield     Muscatine         IA    51    84%    80%   Jul-94   $282,839     $1,246,604    $2,700,000    46.2%  2.67x
    Inn..........
10  Comfort Inn.. Waterloo          IA    56    77%    77%   Feb-90   $267,915     $1,234,665    $2,600,000    47.5%  2.55x
11  Super 8...... Waterloo          IA    62    76%    76%   Sep-88   $275,146     $1,089,410    $2,400,000    45.4%  2.97x
12  Comfort       Bloomington       IL    60    74%    74%   Jun-95   $291,450     $1,982,826    $3,600,000    55.1%  1.73x
    Suites.......
13  Courtyard.... Bloomington       IL    78    74%    74%   Sep-95   $537,509     $2,994,635    $4,300,000    69.6%  2.11x
14  Courtyard.... Champaign         IL    78    71%    71%   Aug-95   $552,973     $2,868,283    $5,500,000    52.2%  2.27x
15  Fairfield     Champaign         IL    62    74%    74%   Dec-94   $373,565     $1,752,011    $3,200,000    54.8%  2.51x
    Inn..........
16  Fairfield     Danville          IL    55    81%    80%   Nov-93   $306,053     $1,448,568    $2,500,000    57.9%  2.48x
    Inn..........
17  Super 8...... Danville          IL    50    77%    77%   Aug-89   $188,409     $1,179,946    $2,200,000    53.6%  1.88x
18  Comfort Inn.. Forsyth           IL    56    72%    72%   Sep-89   $237,536     $1,648,541    $2,600,000    63.4%  1.69x
19  Fairfield     Forsyth           IL    62    76%    76%   Jun-91   $351,209     $2,188,770    $3,900,000    56.1%  1.89x
    Inn..........
20  Comfort Inn.. Gurnee            IL    63    71%    71%   Dec-92   $405,813     $1,918,158    $4,400,000    43.6%  2.49x
21  Fairfield     Kankakee          IL    57    84%    84%   May-94   $435,698     $2,038,540    $3,900,000    52.3%  2.51x
    Inn..........
22  Residence     Peoria            IL    66    89%    85%   Jul-93   $661,027     $3,998,484    $6,400,000    62.5%  1.94x
    Inn..........
23  Fairfield     Peru              IL    64    76%    76%   Mar-96   $507,298     $2,594,687    $4,100,000    63.3%  2.30x
    Inn..........
24  Residence     Rockford          IL    94    78%    78%   Apr-93   $769,411     $3,761,699    $6,500,000    57.9%  2.41x
    Inn..........
25  Fairfield     Tinley Park       IL    64    65%    65%   Jul-96   $189,895     $1,193,874    $2,400,000    49.7%  1.87x
    Inn..........
26  Super 8...... Evansville        IN    62    74%    74%   Feb-89   $249,946     $1,032,701    $2,500,000    41.3%  2.85x
27  Fairfield     Mishawaka         IN    62    76%    76%   Aug-95   $358,633     $2,167,877    $3,400,000    63.8%  1.95x
    Inn..........
28  Hampton Inn.. Mishawaka         IN    62    70%    70%   Sep-95   $244,669     $1,604,766    $3,400,000    47.2%  1.79x
29  Comfort       Terre Haute       IN    60    78%    78%   Feb-95   $390,621     $2,059,433    $3,100,000    66.4%  2.23x
    Suites.......
30  Fairfield     Terre Haute       IN    62    75%    75%   Jan-95   $365,789     $1,998,745    $2,800,000    71.4%  2.15x
    Inn..........
31  Comfort Inn.. Topeka            KS    67    81%    80%   Nov-89   $382,022     $2,084,306    $3,500,000    59.6%  2.16x
32  Days Inn..... Topeka            KS    62    75%    75%   Dec-89   $227,774     $1,480,404    $2,200,000    67.3%  1.81x
33  Fairfield     Topeka            KS    62    80%    80%   Nov-91   $371,788     $1,951,985    $2,900,000    67.3%  2.24x
    Inn..........
34  Residence     Topeka            KS    66    79%    77%   Apr-95   $481,029     $2,368,846    $3,400,000    69.7%  2.39x
    Inn..........
35  Comfort Inn.. Wichita           KS    58    80%    80%   May-96   $359,632     $1,191,885    $1,700,000    70.1%  3.55x
36  Hampton Inn.. Wichita           KS    81    75%    75%   Jun-96   $516,419     $1,484,384    $3,400,000    43.7%  4.09x
37  Fairfield     Ashland           KY    63    70%    70%   Aug-94   $373,234     $2,109,178    $3,400,000    62.0%  2.08x
    Inn..........
38  Fairfield     Lexington         KY    63    91%    85%   Jul-94   $565,659     $2,415,606    $4,300,000    56.2%  2.75x
    Inn..........
39  Super 8...... Owensboro         KY    52    72%    72%   Aug-91   $233,665     $1,337,139    $2,200,000    60.8%  2.06x
40  Hampton Inn.. Battle Creek      MI    64    80%    80%   Apr-95   $452,263     $1,941,041    $4,100,000    47.3%  2.74x
41  Fairfield     Holland           MI    64    67%    67%   May-95   $398,907     $1,657,496    $3,200,000    51.8%  2.83x
    Inn..........
42  Hampton Inn.. Kalamazoo         MI    64    77%    77%   Jun-95   $346,496     $1,443,593    $2,700,000    53.5%  2.82x
43  Comfort Inn.. Brooklyn Center   MN    60    83%    80%   Sep-95   $332,122     $1,801,755    $3,600,000    50.0%  2.17x
44  Comfort Inn.. Mankato           MN    56    81%    81%   Jul-94   $338,254     $1,915,173    $3,000,000    63.8%  2.08x
45  Country Inn & Rochester         MN    62    89%    85%   Apr-95   $528,218     $1,944,025    $3,700,000    52.5%  3.20x
    Suites.......
46  Fairfield     St. Cloud         MN    57    68%    68%   Apr-92   $203,553     $1,308,287    $1,900,000    68.9%  1.83x
    Inn..........
47  Hampton Inn.. Woodbury          MN    64    77%    77%   Jan-96   $439,776     $1,547,062    $2,600,000    59.5%  3.34x
48  Comfort Inn.. Lee's Summit      MO    52    77%    77%   Mar-92   $271,296     $1,376,935    $2,700,000    51.0%  2.32x
49  Fairfield     Lee's Summit      MO    57    82%    82%   Aug-94   $483,287     $2,290,249    $4,200,000    54.5%  2.48x
    Inn..........

                              S-102

                     THARALDSON POOL B PROPERTIES SUMMARY

                                                    UNDER-
                                              1997  WRITTEN                      CUT-OFF DATE
                                              OCCU-  OCCU-  OPENING             ALLOCATED LOAN  APPRAISED    CUT-OFF
        HOTEL          CITY       STATE ROOMS PANCY  PANCY   DATE      UWNCF        AMOUNT        VALUE      DATE LTV DSCR
    ------------- --------------- ----- ----- ----- ------- -------  ----------- -------------- ------------ -------- -----
50  Comfort Inn.. Billings          MT      60  75%    75%   Jul-92  $   358,050  $  1,835,582  $  2,900,000   63.3%  2.29x
51  Fairfield     Billings          MT      63  81%    80%   Mar-93  $   402,362  $  2,025,607  $  3,400,000   59.6%  2.34x
    Inn..........
52  Comfort Inn.. Helena            MT      56  76%    76%   Dec-91  $   325,587  $  1,561,986  $  3,200,000   48.8%  2.45x
53  Fairfield     Bismarck          ND      63  70%    70%   Apr-92  $   268,731  $  1,347,088  $  2,600,000   51.8%  2.35x
    Inn.......... (North)
54  Fairfield     Bismarck          ND      63  74%    74%   Sep-92  $   313,168  $  1,358,032  $  2,600,000   52.2%  2.71x
    Inn.......... (South)
55  Comfort Inn.. Fargo (East)      ND      66  73%    73%   Feb-88  $   239,449  $  1,320,226  $  2,300,000   57.4%  2.13x
56  Comfort       Fargo             ND      66  76%    76%   Feb-89  $   324,736  $  1,649,536  $  3,300,000   50.0%  2.32x
    Suites.......
57  Fairfield     Fargo             ND      63  78%    78%   Feb-92  $   358,018  $  1,665,455  $  3,700,000   45.0%  2.53x
    Inn..........
58  Comfort Inn.. Fargo (West)      ND      56  76%    76%   Jun-90  $   247,692  $  1,176,961  $  2,200,000   53.5%  2.48x
59  Comfort Inn.. Grand Forks       ND      66  79%    79%   Sep-88  $   408,236  $  1,847,520  $  3,800,000   48.6%  2.60x
60  Comfort       Lincoln           NE      60  84%    80%   Jul-94  $   453,649  $  2,335,019  $  4,100,000   57.0%  2.28x
    Suites.......
61  Fairfield     Lincoln           NE      63  82%    80%   Aug-94  $   503,818  $  2,257,417  $  4,300,000   52.5%  2.62x
    Inn..........
62  Fairfield     Canton            OH      62  76%    76%   Apr-95  $   377,356  $  2,302,188  $  3,400,000   67.7%  1.93x
    Inn..........
63  Residence     Canton            OH      66  80%    80%   Sep-95  $   613,153  $  3,123,971  $  5,400,000   57.9%  2.31x
    Inn..........
64  Comfort Inn.. Dayton            OH      56  85%    80%   Sep-93  $   268,006  $  1,629,638  $  2,200,000   74.1%  1.93x
65  Fairfield     Findlay           OH      57  88%    85%   Jan-93  $   464,400  $  2,288,259  $  3,800,000   60.2%  2.39x
    Inn..........
66  Hampton Inn.. Findlay           OH      62  82%    80%   Apr-95  $   369,756  $  2,148,974  $  3,700,000   58.1%  2.02x
67  Fairfield     Mansfield/Ontario OH      62  76%    76%   Nov-94  $   451,115  $  2,418,590  $  3,300,000   73.3%  2.19x
    Inn..........
68  Fairfield     Middletown        OH      57  75%    75%   Jul-94  $   442,242  $  2,175,836  $  3,500,000   62.2%  2.39x
    Inn..........
69  Holiday Inn   Middletown        OH      64  72%    72%   Dec-95  $   409,099  $  2,351,932  $  3,800,000   61.9%  2.05x
    Express......
70  Fairfield     Springfield,      OH      63  90%    85%   Oct-94  $   498,046  $  2,604,636  $  4,700,000   55.4%  2.25x
    Inn..........
71  Residence     Youngstown        OH      78  76%    76%   Sep-96  $   606,358  $  3,610,475  $  6,700,000   53.9%  1.98x
    Inn..........
72  Fairfield     Norman            OK      76  70%    70%   Sep-95  $   514,754  $  2,232,545  $  4,500,000   49.6%  2.71x
    Inn..........
73  Hampton Inn.. Oklahoma City     OK      63  78%    78%   Nov-96  $   528,744  $  2,100,224  $  4,600,000   45.7%  2.96x
74  Holiday Inn   Oklahoma City     OK      64  71%    71%   Oct-96  $   586,860  $  2,885,196  $  4,900,000   58.9%  2.39x
    Express......
75  Holiday Inn   Tulsa             OK      64  74%    74%   Apr-96  $   479,359  $  2,407,647  $  4,100,000   58.7%  2.34x
    Express......
76  Fairfield     Abilene           TX      73  66%    66%   Oct-95  $   329,827  $  1,597,802  $  3,000,000   53.3%  2.43x
    Inn..........
77  Hampton Inn.. Abilene           TX      64  73%    73%   Nov-95  $   243,805  $  1,353,058  $  2,300,000   58.8%  2.12x
78  Hampton Inn.. Ft. Worth         TX      77  66%    66%   Oct-96  $   416,400  $  2,420,580  $  4,800,000   50.4%  2.02x
79  Comfort       Lewisville        TX      60  79%    79%   Mar-96  $   452,491  $  2,244,484  $  4,300,000   52.2%  2.37x
    Suites.......
80  Country Inn & Lewisville        TX      64  74%    74%   Apr-96  $   468,531  $  2,139,025  $  4,300,000   49.7%  2.58x
    Suites.......
81  Residence     Lewisville        TX      72  80%    80%   Jul-96  $   843,524  $  3,957,693  $  8,000,000   49.5%  2.51x
    Inn..........
82  Courtyard.... Lubbock           TX      78  77%    77%   Apr-96  $   705,997  $  2,937,926  $  5,800,000   50.7%  2.83x
83  Fairfield     Lubbock           TX      64  71%    71%   Dec-95  $   362,693  $  1,699,281  $  3,300,000   51.5%  2.51x
    Inn..........
84  Hampton Inn.. Lubbock           TX      81  67%    67%   Apr-96  $   371,811  $  1,944,025  $  4,100,000   47.4%  2.25x
85  Fairfield     Midland           TX      71  86%    80%   Dec-96  $   510,795  $  2,647,416  $  4,400,000   60.2%  2.27x
    Inn..........
86  Fairfield     Tyler             TX      64  77%    77%   Jun-95  $   441,483  $  2,184,790  $  3,600,000   60.7%  2.38x
    Inn..........
87  Fairfield     Victoria          TX      64  72%    72%   Dec-95  $   294,920  $  1,377,930  $  2,100,000   65.6%  2.52x
    Inn..........
88  Fairfield     Waco              TX      64  84%    84%   May-95  $   625,205  $  3,013,538  $  5,400,000   55.8%  2.44x
    Inn..........
89  Fairfield     Wichita Falls     TX      64  81%    81%   Nov-95  $   497,332  $  2,225,581  $  4,400,000   50.6%  2.63x
    Inn..........
90  Comfort Inn.. Manitowoc         WI      47  67%    67%   Nov-92  $   267,334  $  1,244,614  $  2,200,000   56.6%  2.53x
91  Fairfield     Oshkosh           WI      57  63%    63%   Oct-92  $   199,343  $  1,087,421  $  2,200,000   49.4%  2.16x
    Inn..........
92  Fairfield     Stevens Point     WI      62  66%    66%   Nov-94  $   261,118  $  1,340,124  $  2,400,000   55.8%  2.29x
    Inn..........
93  Comfort Inn.. Casper            WY      56  71%    71%   Sep-94  $   334,974  $  1,549,052  $  3,200,000   48.4%  2.54x
                                   ----- ----- -------         ----------- -------------- ------------
          TOTALS/WEIGHTED AVERAGE        5,858  76%    76%           $36,701,015  $183,352,232  $331,000,000   56.3%  2.35x
                                         ===== ===== =======         =========== ============== ============

   OPERATING AND OCCUPANCY HISTORY. The following table shows certain unaudited information regarding the operating history, historical average occupancy, ADR and RevPAR for the Tharaldson Pool B Properties on an aggregate basis:

                                                                          UNDERWRITTEN
                                  1995          1996           1997       NET CASH FLOW
                             ------------- -------------  ------------- ---------------
REVENUES
 Room Revenue...............  $49,168,461    $76,663,636   $89,472,062     $90,601,340
 Room Rebates...............           --     (1,129,678)           --              --
 Food & Beverage Revenue ...       37,018        176,278       209,416         217,392
 Telephone Revenue..........    1,338,712      1,772,803     1,834,936       1,836,383
 Other Revenue..............      544,589        572,771       696,719         701,458
                             ------------- -------------  ------------- ---------------
TOTAL REVENUES..............  $51,088,781    $78,055,810   $92,213,132     $93,356,574

Departmental Expenses
 Room Expense...............  $ 4,934,243    $ 5,776,711   $ 6,316,475     $ 6,298,424
 Food & Beverage Expense ...       81,785        157,548       118,159         118,159
 Telephone Expense..........      880,774      1,256,492     1,255,522       1,252,549
 Other Expenses.............       92,498        114,956       168,074         168,925
                             ------------- -------------  ------------- ---------------
Total Departmental
 Expenses...................  $ 5,989,301    $ 7,305,707   $ 7,858,231     $ 7,838,058
DEPARTMENTAL PROFIT.........  $45,099,480    $70,750,103   $84,354,901     $85,518,516

Unallocated Expenses
 General & Administrative ..  $ 1,696,860    $ 3,510,558   $ 5,025,184     $ 4,993,880
 Marketing Expenses.........    1,501,868        410,838       438,159         437,236
 Franchise Fee/Percent .....    1,933,243      6,374,374     8,291,320       6,762,488
 Utilities..................    2,488,562      4,146,317     4,613,623       4,620,838
 Operation & Maintenance ...    1,644,849      2,428,215     3,153,515       3,137,354
 Payroll....................   10,376,497     14,790,192    17,020,851      17,012,479
 Management Fees............    3,416,339      5,286,965     6,262,343       3,282,214
                             ------------- -------------  ------------- ---------------
Total Unallocated Expenses .  $23,058,218    $36,947,461   $44,804,996     $40,246,489
GROSS OPERATING PROFIT .....  $22,041,262    $33,802,642   $39,549,905     $45,272,027
Fixed Expenses
 Real Estate Tax............  $ 1,977,020    $ 3,301,278   $ 4,234,555     $ 4,273,873
 Insurance..................      271,771        552,904       588,131         588,131
 Replacement Reserves.......           --             --            --       3,709,008
 Ground Lease...............      325,210         36,465        30,855              --
                             ------------- -------------  ------------- ---------------
Total Fixed Expenses........  $ 2,574,001    $ 3,890,647   $ 4,853,541     $ 8,571,013
NET OPERATING INCOME........  $19,467,261    $29,911,995   $34,696,364     $36,701,015
                             ============= =============  ============= ===============
Number of Rooms.............        4,663          5,858         5,858           5,858
Occupancy...................           74%            73%           76%             76%
ADR.........................  $     50.47    $     53.81   $     56.07     $     54.01
RevPAR......................  $     37.17    $     39.39   $     42.67     $     40.81


   APPRAISAL. An appraisal, dated as of January 18, 1998, prepared by Hospitality Valuation Services, determined an aggregate value for the Tharaldson Pool B Properties of approximately

$331,000,000, resulting in a Cut-Off Date LTV of approximately 55.4%. The Tharaldson Pool B Properties appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORT. Property Condition Reports on the Tharaldson Pool B Properties were completed between November 1997 and January 1998. The Property Condition Reports concluded that the Tharaldson Pool B Properties were generally in good physical condition but noted certain items of deferred maintenance for which approximately $221,009 in reserves was funded at the closing of the Tharaldson Pool B Loan.

   ENVIRONMENTAL ASSESSMENT. The Tharaldson Pool B Properties were subject to Phase I environmental site assessments which were performed by a third-party environmental firm between November 1997 and January 1998. The reports recommended that reserves in the amount of $40,750 be set aside at closing for environmental concerns relating to (i) former USTs located at the two Terre Haute, Indiana properties and (ii) radon test results at various locations. As a result, an environmental reserve in the amount of $50,937 was established at the closing of the Tharaldson Pool B Loan. There can be no assurance, however, that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. All of the Tharaldson Pool B Properties are managed by the Tharaldson Pool Manager pursuant to a management agreement (the "Tharaldson Pool B Management Agreement"). The Tharaldson Pool Manager manages more than 240 limited service hotels containing more than 16,000 rooms, including the Tharaldson Pool B Properties and the Tharaldson Pool A Properties, and employs over 6,500 persons in limited service property management. The Tharaldson Pool Manager is responsible for the management and operation of the Tharaldson Pool B Properties in the same manner as is customary and usual in the operation of first-class hotels in each respective Tharaldson Pool B Property's community. Under the Tharaldson Pool B Management Agreement, the Tharaldson Pool Manager is entitled to a base management fee equal to 7% of gross revenues of each Tharaldson Pool B Property, and an incentive management fee (the "Tharaldson Pool B Incentive Management Fee") equal to 3% of the gross revenues of the Tharaldson Pool B Properties held by Tharaldson I-A for each year in which the aggregate net revenues of all Tharaldson Pool B Properties exceed $42,000,000. The term of the Tharaldson Pool B Management Agreement expires on December 31, 1998, and is automatically renewed for successive periods of one fiscal year each, unless terminated by notice from one party to another.

   Pursuant to an agreement among the mortgagee, the Tharaldson Pool B Borrowers and the Tharaldson Pool Manager (the "Tharaldson Pool B Consent of Manager"), the Tharaldson Pool Manager has agreed that, among other things
(i) it will not terminate the Tharaldson Pool B Management Agreement, without the written consent of the mortgagor, except for a default relating to non-payment of the management fee due under the Tharaldson Pool B Management Agreement by the Tharaldson Pool B Borrowers and which default is not cured by the mortgagee within 30 days' after giving the mortgagee written notice of such default, (ii) upon the occurrence of an event of default under and acceleration of the Tharaldson Pool B Loan, the mortgagee or the Tharaldson Pool B Borrowers at the mortgagee's direction, will have the right to terminate the Tharaldson Pool B Management Agreement (without penalty or the payment of any termination fee) by giving the Tharaldson Pool Manager 30 days' prior written notice of such termination, (iii) all liens, rights and interests owned or held by the Tharaldson Pool Manager in and to the Tharaldson Pool B Properties are subordinate to the liens of the mortgagee, and (iv) it will not amend the Tharaldson Pool B Management Agreement, in any material respect, without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed).

   Pursuant to the Tharaldson Pool B Loan agreement, the Tharaldson Pool B Property is required at all times to be managed by a Tharaldson Pool Acceptable Manager. A "Tharaldson Pool Acceptable Manager" means (i) the Tharaldson Pool Manager or any affiliate which owns 100% of, is owned 100% by, or is under 100% common ownership with, such Tharaldson Pool Manager (so long as such company continues to be controlled by substantially the same individuals controlling such company as of the closing date of the Tharaldson Pool B Loan), or (ii) any other property management company as to which the Tharaldson Pool B Borrowers will have received a written confirmation from the Rating Agencies that such action will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates.

THARALDSON POOL B: THE LOAN

   PAYMENT TERMS. The Tharaldson Pool B Loan bears interest at a fixed rate per annum equal to 6.876% (the "Tharaldson Pool B Initial Interest Rate") through and including February 10, 2008. From and after February 11, 2008, (the "Tharaldson Pool B Anticipated Repayment Date") the Tharaldson Pool B Loan accrues interest at a fixed rate per annum equal to 8.876% (the "Tharaldson Pool B Revised Interest Rate"). The Tharaldson Pool B Loan matures on February 11, 2023 (the "Tharaldson Pool B Maturity Date"). As described below, if the Tharaldson Pool B Borrowers do not prepay the Tharaldson Pool B Loan on the Tharaldson Pool B Anticipated Repayment Date, the Tharaldson Pool B Borrowers will be required to pay interest at the Tharaldson Pool B Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Tharaldson Pool B Revised Interest Rate over the Tharaldson Pool B Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Tharaldson Pool B Loan, and will, to the extent permitted by applicable law, earn interest at the Tharaldson Pool B Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "Tharaldson Pool B Excess Interest"). Interest on the Tharaldson Pool B Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The Tharaldson Pool B Loan requires monthly payments (the "Tharaldson Pool B Monthly Debt Service Payment Amount") of principal and interest of approximately $1,299,195 (based on a 25-year amortization schedule and the Tharaldson Pool B Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Tharaldson Pool B Maturity Date. Each Tharaldson Pool B Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately prior business day (the "Tharaldson Pool B Due Date"). Commencing on the Tharaldson Pool B Anticipated Repayment Date and on each Tharaldson Pool B Due Date thereafter, in addition to the Tharaldson Pool B Monthly Debt Service Payment Amount, the Tharaldson Pool B Borrowers are required to apply 100% of the Tharaldson Pool B Excess Cash Flow for the month preceding the month in which the Tharaldson Pool B Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Tharaldson Pool B Loan has been paid in full and (b) to the Tharaldson Pool B Excess Interest. "Tharaldson Pool B Excess Cash Flow" means the amounts held as collected funds in the Tharaldson Pool B Deposit Account after the application of funds
(a) to fund the Tharaldson Pool B Tax And Insurance Escrow Account as described in "--Reserves" below, (b) to pay the Tharaldson Pool B Monthly Debt Service Payment Amount, (c) to fund the Tharaldson Pool B FF&E Reserve Account as described in "--Reserves" below, (d) to fund the Tharaldson Pool B Seasonality Reserve Account as described in "--Reserves" below, (e) to pay the Tharaldson Pool B Borrowers' budgeted operating expenses approved by the mortgagee, and (f) to pay extraordinary capital expenditures approved by the mortgagee in writing. The scheduled principal balance of the Tharaldson Pool B Loan as of the Tharaldson Pool B Anticipated Repayment Date will be approximately $144,503,224.

   After the occurrence and during the continuance of an event of default under the Tharaldson Pool B Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Tharaldson Pool B Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 5% above the Tharaldson Pool B Initial Interest Rate or the Tharaldson Pool B Revised Interest Rate, as applicable, and (ii) the "prime rate" from time to time as set forth in The Wall Street Journal, plus 1%.

   PREPAYMENT. Voluntary prepayment is prohibited under the Tharaldson Pool B Loan prior to the Tharaldson Pool B Anticipated Repayment Date (subject to defeasance rights afforded the Tharaldson

Pool B Borrowers), except in connection with certain casualty or condemnation events. From and after the Tharaldson Pool B Anticipated Repayment Date, the Tharaldson Pool B Loan may be voluntarily prepaid in whole or in part on any Tharaldson Pool B Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Tharaldson Pool B Loan is prepaid upon an acceleration of the Tharaldson Pool B Loan following the occurrence of an event of default under the Tharaldson Pool B Loan prior to the Tharaldson Pool B Anticipated Repayment Date, the Tharaldson Pool B Borrowers will be required to make a yield maintenance payment in an amount equal to the greater of (a) the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Tharaldson Pool B Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Tharaldson Pool B Loan to be prepaid upon acceleration) for the period from the date of such prepayment to (and including) the Tharaldson Pool B Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Tharaldson Pool B Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming that the entire outstanding scheduled principal amount of the Tharaldson Pool B Loan is paid in full on the Tharaldson Pool B Anticipated Repayment Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Tharaldson Pool B Loan (or the then unpaid portion thereof to be prepaid upon acceleration), and (b) 1% of the aggregate principal amount of the Tharaldson Pool B Loan on the date of such prepayment after giving effect to any payment of scheduled amortization on such date of prepayment.

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of a Tharaldson Pool B Property under the Tharaldson Pool B Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Tharaldson Pool B Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Tharaldson Pool B Loan in connection with a casualty or condemnation unless an event of default has occurred and is continuing, in which case the Tharaldson Pool B Borrowers will be required to pay a yield maintenance payment calculated in the manner described above.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Tharaldson Pool B Borrowers are permitted, prior to the Tharaldson Pool B Anticipated Repayment Date, on any date after the second anniversary of the Closing Date, to defease all or any portion of the Tharaldson Pool B Loan, provided that, among other conditions, the Tharaldson Pool B Borrowers give the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Tharaldson Pool B Defeasance Date"), no event of default exists on the Tharaldson Pool B Defeasance Date, and provided further that the Tharaldson Pool B Borrowers pay on the Tharaldson Pool B Defeasance Date (i) all accrued and unpaid interest on the Tharaldson Pool B Loan to but not including the Tharaldson Pool B Defeasance Date (and if the Tharaldson Pool B Defeasance Date is not a Tharaldson Pool B Due Date, the Tharaldson Pool B Defeasance Deposit will take into account the interest that would have accrued on the Tharaldson Pool B Loan to but not including the next Tharaldson Pool B Due
Date), (ii) all other sums then due under the Tharaldson Pool B Loan, (iii) the Tharaldson Pool B Defeasance Deposit, and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Tharaldson Pool B Borrowers will be required to deliver to the mortgagee, among other things, (a) a security agreement granting the Trustee a first priority lien on the Tharaldson Pool B Defeasance Deposit and the U.S. Treasury obligations purchased with the Tharaldson Pool B Defeasance Deposit, (b) an opinion of counsel for the Tharaldson Pool B Borrowers in form and substance satisfactory to the mortgagee stating, among other things, that the mortgagee has a perfected security interest in the noncallable U.S. Treasury obligations purchased with the Tharaldson Pool B Defeasance Deposit,
(c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm or a successor thereto, that the Tharaldson Pool B Defeasance Deposit is sufficient to pay all scheduled payments due from the Tharaldson Pool B Borrowers under the Tharaldson Pool B Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that the requirements for defeasance set forth in the Tharaldson Pool B Loan agreement have been met,
(e) written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates as a result of such defeasance, and (f) such other certificates, documents or instruments as the mortgagee may reasonably request.

   "Tharaldson Pool B Defeasance Deposit" means an amount equal to the sum of
(i) with respect to a total defeasance, all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool B Due Dates after the Tharaldson Pool B Defeasance Date and through and including the Tharaldson Pool B Anticipated Repayment Date for the entire outstanding aggregate principal amount of the Tharaldson Pool B Loan (assuming the outstanding principal balance of the Tharaldson Pool B Loan is repaid on the Tharaldson Pool B Anticipated Repayment Date), and in amounts equal to the debt service due on such dates; (ii) with respect to a partial defeasance and the release of an individual Tharaldson Pool B Property, the sum of (A) the Tharaldson Pool B Release Amount for such Tharaldson Pool B Property plus (B) without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool B Due Dates after the Tharaldson Pool B Defeasance Date and through and including the Tharaldson Pool B Anticipated Repayment Date, for the portion of the outstanding aggregate principal balance of the Tharaldson Pool B Loan being defeased (assuming the outstanding principal balance of such defeased portion is repaid on the Tharaldson Pool B Anticipated Repayment Date) and in amounts equal to the debt service due on such dates with respect to such defeased portion of the Tharaldson Pool B Loan; (iii) with respect to a partial defeasance without the release of an individual Tharaldson Pool B Property, the sum of (A) a portion of the outstanding principal amount of the Tharaldson Pool B Loan equal to the amount to be partially defeased plus (B) without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool B Due Dates after the Tharaldson Pool B Defeasance Date and through and including the Tharaldson Pool B Anticipated Repayment Date, for the portion of the outstanding aggregate principal balance of the Tharaldson Pool B Loan being defeased (assuming the outstanding principal balance of such defeased portion is repaid on the Tharaldson Pool B Anticipated Repayment Date) and in amounts equal to the debt service due on such dates with respect to such defeased portion of the Tharaldson Pool B Loan; and (iv) in all cases, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of a portion of the note, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes, or otherwise required to satisfy the terms of the Tharaldson Pool B Loan.

   Upon receipt of the Tharaldson Pool B Defeasance Deposit, the mortgagee, using the Tharaldson Pool B Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations on behalf of the applicable Tharaldson Pool B Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Tharaldson Pool B Loan or, in the case of a partial defeasance, the defeased note. Upon a deposit of such U.S. Treasury obligations, the applicable Tharaldson Pool B Borrower will have the right to assign the obligation to make payments under the Tharaldson Pool B Loan with respect to the principal amount of the Tharaldson Pool B Loan that has been defeased to an entity designated by the mortgagee. If the Tharaldson Pool B Borrower does assign such obligations, the Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the Tharaldson Pool B Loan in accordance with the Tharaldson Pool B Loan documents, the applicable Tharaldson Pool B Borrower will be permitted to obtain the release of one or more of the Tharaldson Pool B Properties from the lien of the related mortgage, subject to the conditions that (a) if the defeasance is in connection with a release of less than all of the Tharaldson Pool B Properties, the Tharaldson Pool B Borrower provides (i) evidence satisfactory to the mortgagee that following such release the Tharaldson Pool B Debt Service Coverage Ratio with respect to the remaining Tharaldson Pool B Properties will not be less than the greater of (A) the Tharaldson Pool B Debt Service Coverage Ratio for the 12 months immediately preceding the proposed release and (B) 2.35x, and (b) the Tharaldson Pool B Borrower defeases a principal portion of the Tharaldson Pool B Loan equal to (i) the Tharaldson Pool B Release Amounts for the Tharaldson Pool B Properties being released in the case of a partial defeasance or (ii) the entire principal balance of the Tharaldson Pool B Loan in the case of a full defeasance.

   "Tharaldson Pool B Debt Service Coverage Ratio" means, as of any date, the quotient obtained by dividing net operating income of the applicable Tharaldson Pool B Property or Properties for the 12-month period immediately preceding, or following, as applicable, such date by the greater of (x) aggregate interest and principal payments actually due and payable on the Tharaldson Pool B Loan during such 12-month period and (y) interest and principal payments on the Tharaldson Pool B Loan during such period assuming a loan constant (comprised of interest and principal) of 10.48%.

   "Tharaldson Pool B Release Amount" means, with respect to a specified individual Tharaldson Pool B Property, an amount equal to the excess of (i) 150% of the Tharaldson Pool B Allocated Loan Amount as of the closing of the Tharaldson Pool B Loan, in the case of nine of the Tharaldson Pool B Properties and 125% of the Tharaldson Pool B Allocated Loan Amount in the case of the other 84 Tharaldson Pool B Properties (as specified in the Tharaldson Pool B Loan Agreement) over (ii) the scheduled payments of principal made under the Tharaldson Pool B Loan in respect of the Tharaldson Pool B Loan allocated to such individual Tharaldson Pool B Property (based on the relative Tharaldson Pool B Allocated Loan Amounts for all of the individual Tharaldson Pool B Properties); provided that in no event will the Tharaldson Pool B Release Amount be greater than the then outstanding principal amount of the Tharaldson Pool B Loan.

   "Tharaldson Pool B Allocated Loan Amount" means, with respect to each Tharaldson Pool B Property, the portion of the principal amount of the Tharaldson Pool B Loan allocated to each such Tharaldson Pool B Property as specified in the Tharaldson Pool B Loan agreement and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   OTHER FINANCING. The Tharaldson Pool B Borrowers are not permitted to incur any additional indebtedness other than: (i) unsecured trade payables debt incurred in the ordinary course of the Tharaldson Pool B Borrowers' business, customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (ii) capital lease obligations in respect of equipment used at the Tharaldson Pool B Properties, outstanding amounts of which at any one time may not exceed $25,000 for any one Tharaldson Pool B Property and $700,000 for all Tharaldson Pool B Properties, and (iii) such other unsecured indebtedness which is required to be approved by the mortgagee in its sole discretion and for which the Tharaldson Pool B Borrowers have received confirmation from the Rating Agencies that such indebtedness will not cause the reduction, qualification or withdrawal of the then current ratings of the Certificates.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Tharaldson Pool B Loan documents (which do not include the approval of the mortgagee), the Tharaldson Pool B Borrowers are prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to any individual Tharaldson Pool B Property or any part thereof or expanding or reducing any such property or the improvements thereon.

   RESERVES. Pursuant to the terms of the Tharaldson Pool B Loan, the mortgagee has established (i) a furniture, fixtures and equipment reserve account (the "Tharaldson Pool B FF&E Reserve Account") to cover the cost of renewals and replacements of furniture, fixtures and equipment incurred by the Tharaldson Pool B Borrowers, which is to be funded on each Tharaldson Pool B Due Date from funds available in the Tharaldson Pool B Deposit Account in the amount of 5% of operating income for the prior month, (ii) a seasonality reserve account (the "Tharaldson Pool B Seasonality Reserve Account") to cover the cost of fluctuations in net operating income which was funded on the closing of the Tharaldson Pool B Loan in the amount of the Tharaldson Pool B Monthly Debt Service Payment Amount, and to be funded on each Tharaldson Pool B Due Date from funds available in the Tharaldson Pool B Deposit Account if the amount then available in the Tharaldson Pool B Seasonality Reserve Account is less than the Tharaldson Pool B Monthly Debt Service Payment Amount, in an amount equal to the amount of such deficiency, (iii) a tax and insurance account (the "Tharaldson Pool B Tax and Insurance Escrow Account") to be funded on each Tharaldson Pool B Due Date from funds available in the Tharaldson Pool B Deposit Account in an amount equal to one-twelfth of the aggregate insurance premiums, certain taxes, ground lease payments, if any, and certain other charges that the mortgagee reasonably estimates will be payable in the next ensuing 12 months,
(iv) a deferred maintenance reserve account, funded at the closing of the Tharaldson Pool B Loan in the amount of $221,009, to cover the cost of certain deferred maintenance conditions existing at that time, (v) an environmental reserve account, funded at the closing of the Tharaldson Pool B Loan in the amount of $50,938, to cover the cost of remediating certain environmental conditions existing at that time, and (vi) a tax reserve account for the payment of potential tax liabilities of the Tharaldson Pool B Borrowers and certain of their affiliates, funded at the closing of the Tharaldson Pool B Loan in the amount of $1,243,143.

   CASH MANAGEMENT; LOCKBOX. The Tharaldson Pool B Borrowers have established and are required to maintain a deposit account (the "Tharaldson Pool B Deposit Account") and are permitted to establish a property level sweep account for each Tharaldson Pool B Property (each, a "Tharaldson Pool B Property Sweep Account"). The Tharaldson Pool B Deposit Account and each Tharaldson Pool B Property Sweep Account are required to be under the sole dominion and control of the mortgagee. The Tharaldson Pool B Borrowers are required to direct all third parties from whom the Tharaldson Pool B Borrowers have accounts receivable, including credit card companies, to make their payments in respect of sums due to the Tharaldson Pool B Borrowers directly to the Tharaldson Pool B Deposit Account. The Tharaldson Pool B Borrowers are required to instruct the Tharaldson Pool Manager to deposit all checks and payments into the Tharaldson Pool B Deposit Account or the applicable Tharaldson Pool B Property Sweep Account within one business day after receipt thereof. Funds on deposit in the Tharaldson Pool B Property Sweep Account are withdrawn approximately once per week and deposited into the Tharaldson Pool B Deposit Account.

   On each Tharaldson Pool B Due Date, provided no default or event of default under the Tharaldson Pool B Loan has occurred and is continuing, the mortgagee is required to distribute funds from the Tharaldson Pool B Deposit Account in the following order of priority: (a) to fund the Tharaldson Pool B Tax and Insurance Escrow Account, (b) to pay the Tharaldson Pool B Monthly Debt Service Payment Amount, (c) to fund the Tharaldson Pool B FF&E Reserve Account, (d) if required, to fund the Tharaldson Pool B Seasonality Reserve Account, (e) from and after the Tharaldson Pool B Anticipated Repayment Date, or during the continuance of an event of default, to the Tharaldson Pool B Borrowers in an amount equal to the budgeted operating expenses (or if any Tharaldson Pool B Borrower timely requests additional amounts to pay operating expenses, up to an additional 105% of the budgeted amount on a cumulative year-to-date basis (less any amounts previously received by the Tharaldson Pool B Borrowers pursuant to this parenthetical) for the Tharaldson Pool B Properties, but in no event more than 15% of such month's budgeted amount for operating expenses) for the month immediately prior to the month in which such Tharaldson Pool B Due Date occurs (provided that each Tharaldson Pool B Borrower has delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from such Tharaldson Pool B Borrower (except for claims such Tharaldson Pool B Borrower is in good faith contesting and the payment for which it has escrowed with the mortgagee), and that the amounts disbursed to the Tharaldson Pool B Borrowers pursuant to this clause (e) must be used solely to pay their creditors for costs and expenses incurred to date), (f) from and after the Tharaldson Pool B Anticipated Repayment Date, to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee, (g) from and after the Tharaldson Pool B Anticipated Repayment Date, to prepay the principal due under the Tharaldson Pool B Loan until the principal balance of the Tharaldson Pool B Loan is paid in full, (h) from and after the Tharaldson Pool B Anticipated Repayment Date, to pay the Tharaldson Pool B Excess Interest, (i) to the extent payable following an event of default under the Tharaldson Pool B Loan, to pay interest accrued and unpaid at the excess of the default rate over the Tharaldson Pool B Initial Interest Rate or the Tharaldson Pool B Revised Interest Rate, as applicable, and (j) provided no event of default

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exists, to the Tharaldson Pool B Borrowers or their designees, any funds remaining in the Tharaldson Pool B Deposit Account; provided that the mortgagee, in its sole discretion, may permit a distribution under this clause (j) notwithstanding the occurrence of an event of default under the Tharaldson Pool B Loan.

   Prior to the Tharaldson Pool B Anticipated Repayment Date and so long as no default or event of default under the Tharaldson Pool B Loan documents has occurred and is continuing, if at any time immediately available funds in the Tharaldson Pool B Deposit Account are sufficient to pay in full, on the next Tharaldson Pool B Due Date, the amounts payable pursuant to clauses (a) through (d) and clause (i) above (if applicable), then on each Friday (or if such day is not a business day, the next business day) during the period from such time to such next Tharaldson Pool B Due Date, the mortgagee is required to transfer from the Tharaldson Pool B Deposit Account (or authorize such transfer) any immediately available funds in excess of the aggregate of such amounts to the Tharaldson Pool B Borrowers or their designees.

   TRANSFER OF THE THARALDSON POOL B PROPERTIES AND INTERESTS IN THE THARALDSON POOL B BORROWERS; ENCUMBRANCES. Unless permitted by the Tharaldson Pool B Loan documents as described below, and with the exception of Tharaldson Pool B Permitted Encumbrances, the Tharaldson Pool B Borrowers are not permitted without the mortgagee's consent, not to be unreasonably withheld or delayed, and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, to
(A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Tharaldson Pool B Properties, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Tharaldson Pool B Properties to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (c) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Tharaldson Pool B Properties, or (D) file a declaration of condominium with respect to any such Tharaldson Pool B Property.

   In addition to the above described conditions with respect to a transfer of the Tharaldson Pool B Properties, the Tharaldson Pool B Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Tharaldson Pool B Properties if: (A) after giving effect to the proposed transfer, (i) the Tharaldson Pool B Properties will be owned by one or more special purpose entities each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Tharaldson Pool B Loan documents, which have assumed in writing and agreed to comply with the terms of the Tharaldson Pool B Loan documents, (ii) the transferee will be owned and controlled (directly or indirectly) by a person or persons satisfactory to the mortgagee in its sole discretion, (iii) the Tharaldson Pool B Properties will be managed by a Tharaldson Pool Acceptable Manager, and (iv) no event of default will have occurred and be continuing, and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   SUBSTITUTION OF INDIVIDUAL PROPERTIES. A Tharaldson Pool B Borrower is permitted to substitute for any Tharaldson Pool B Property owned by such Tharaldson Pool B Borrower a property (a "Tharaldson Pool B Substitute Property") of like kind and quality, provided, among other things, (i) no event of default under the Tharaldson Pool B Loan documents has occurred and is continuing, (ii) written confirmation has been obtained from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, (iii) the Tharaldson Pool B Debt Service Coverage Ratio for all the Tharaldson Pool B Properties as of such date (assuming the proposed substitution of the Tharaldson Pool B Substitute Property), will be at least equal to the greater of (A) the Tharaldson Pool B Debt Service Coverage Ratio for all of the Tharaldson Pool B Properties as of such date (including the applicable Tharaldson Pool B Property to be substituted) and (B) 2.35x, and
(iv) the mortgagee will have received an opinion of counsel reasonably acceptable to it, to the effect that (A) a "significant modification" of the Tharaldson Pool B Loan within the

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meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution and (B) the proposed substitution will not adversely affect the status of the entity that holds the Tharaldson Pool B note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC).

   INSURANCE. Each Tharaldson Pool B Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) policies of insurance against loss or damage from standard perils included within the classification "All Risks of Physical Loss", including earthquake damage, maintained in an aggregate amount equal to the then full replacement cost of the applicable Tharaldson Pool B Property and related assets (without deduction for physical depreciation), with deductibles no greater than $50,000 (as escalated by a specified consumer price index increase) with higher deductibles for wind and earthquake insurance as the applicable issuer may require; (b) flood insurance (if any part of a Tharaldson Pool B Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), in either case, in an amount at least equal to the lesser of the applicable Tharaldson Pool B Allocated Loan Amount or the maximum limit of coverage available under said program with respect to such Tharaldson Pool B Property; (c) comprehensive general liability insurance, including broad form property damage, blanket contractual, liquor liability (where applicable) and personal injuries coverages and containing minimum limits per occurrence of $2,000,000 for any policy year as well as at least $23,000,000 excess and/or umbrella liability insurance; (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any coinsurance penalty and equal to the greater of (i) estimated gross revenues from operations from such Tharaldson Pool B Property net of nonrecurring expenses and (ii) projected operating expenses (including debt service) needed to maintain and operate such Tharaldson Pool B Property, in each case for up to 18 months; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Tharaldson Pool B Property; (f) worker's compensation insurance with respect to all employees of such Tharaldson Pool B Borrower, as and to the extent required by applicable law or governmental authority; (g) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the applicable Tharaldson Pool B Property as mortgagee may request, in form and substance acceptable to mortgagee; (h) coverage to compensate for the cost of demolition and the increased cost of demolition and the increased cost of construction for any applicable Tharaldson Pool B Property in an amount satisfactory to mortgagee; and (i) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

   The Tharaldson Pool B Loan generally requires the Tharaldson Pool B Borrowers to obtain the insurance described above from insurers approved by the mortgagee and licensed to do business in the state where the applicable Tharaldson Pool B Property is located and, unless otherwise approved by the mortgagee and the Rating Agencies, having claims paying ability ratings of "AA" or better by Standard & Poor's, and if mortgagee so requires, by the Rating Agencies.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting a Tharaldson Pool B Property, the applicable Tharaldson Pool B Borrower, regardless of whether proceeds are available, is required to proceed reasonably promptly to restore, repair, replace or rebuild the affected Tharaldson Pool B Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Tharaldson Pool B Loan documents applicable to alterations.

   In the event of a casualty at a Tharaldson Pool B Property that involves a loss of less than 40% of the outstanding principal balance of the Tharaldson Pool B Allocated Loan Amount for the applicable Tharaldson Pool B Property or a condemnation that that involves a loss of less than 20% of the outstanding principal balance of the Tharaldson Pool B Allocated Loan Amount for the applicable

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Tharaldson Pool B Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee in collecting the insurance proceeds) to pay or reimburse the applicable Tharaldson Pool B Borrower, for the cost of restoring, repairing, replacing or rebuilding the affected Tharaldson Pool B Property, in the manner described below, provided that no default or event of default under the Tharaldson Pool B Loan has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Tharaldson Pool B Property can be restored to an economical unit not less valuable (taking into account the effect of the termination of any material agreements and the proceeds of any rental loss or business interruption insurance which the Tharaldson Pool B Borrower receives or is entitled to receive, in each case, due to such casualty or condemnation) and not less useful than the same was prior to the casualty or condemnation, (ii) the Tharaldson Pool B Property after such restoration will adequately secure the outstanding balance of the applicable Tharaldson Pool B Allocated Loan Amount, (iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds, (or if earlier, the 365th day after such casualty or condemnation) or with a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (B) the 180th day prior to the Tharaldson Pool B Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (A) income derived from the Tharaldson Pool B Property plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable, together with such other monies as the Tharaldson Pool B Borrower may irrevocably make available for the restoration, will equal or exceed 105% of the sum of (1) expenses in connection with the operation of such Tharaldson Pool B Property and (2) the debt service in respect of the Tharaldson Pool B Allocated Loan Amount for such Tharaldson Pool B Property.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise at its sole option, the proceeds are required to be applied to the prepayment of the Tharaldson Pool B Loan. If a casualty at a Tharaldson Pool B Property involves a loss of 40% or more of the outstanding principal balance of the Tharaldson Pool B Allocated Loan Amount for the affected Tharaldson Pool B Property or a condemnation involves a loss of 20% or more of the outstanding principal balance of the Tharaldson Pool B Allocated Loan Amount for the affected Tharaldson Pool B Property, then the mortgagee may at its option (to be exercised by notice to the Tharaldson Pool B Borrower which must be given within 30 days after the receipt of the proceeds) apply the net proceeds to the prepayment of the Tharaldson Pool B Loan or to reimburse the Tharaldson Pool B Borrower for the cost of any restoration in the manner set forth below. Any such prepayment will be without the payment of a yield maintenance or prepayment premium or penalty except that if an event of default under the Tharaldson Pool B Loan has occurred and is continuing, then the Tharaldson Pool B Borrower will be required to pay the yield maintenance payment, if any, as described herein.

   If the Tharaldson Pool B Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed on a monthly basis upon the mortgagee being furnished with: (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with the funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of such Tharaldson Pool B Borrower for that purpose, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Tharaldson Pool B Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Tharaldson Pool B Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation after payment of such costs of restoration will be escrowed with and pledged to the mortgagee as security for the Tharaldson Pool B Loan.

   FINANCIAL REPORTING. The Tharaldson Pool B Borrowers are required to use their best efforts to furnish to the mortgagee, within 80 days following the end of each fiscal year, but in no event later than 120 days following the end of each fiscal year, a complete copy of their annual financial statements, audited by a nationally recognized accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, covering the Tharaldson Pool B Properties on a combined basis, including combined balance sheets and statements of profit and loss, all in such detail as the mortgagee may reasonably request. Together with such annual financial statements, the Tharaldson Pool B Borrowers are also required to furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the Tharaldson Pool B Borrowers' knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, and (B) an annual report for the most recently completed fiscal year, containing (i) capital expenditures for each Tharaldson Pool B Property stated separately with respect to any project costing in excess of $25,000 for (x) maintenance and (y) renovations, expansions and enhancements, and
(ii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool B Property for such period.

   In addition, the Tharaldson Pool B Borrowers are required to use their best efforts to furnish to the mortgagee on or before the 30th day after the end of each calendar month, but in no event later than the 40th day after the end of each calendar month, among other items, (i) monthly and year-to-date operating statements prepared for each calendar month (on an aggregate and on a property-by-property basis), (ii) a statement of the actual capital expenditures made in respect of each Tharaldson Pool B Property, and (iii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool B Property for such period. The Tharaldson Pool B Borrowers are also required to furnish to the mortgagee on or before the 40th day after the end of each fiscal quarter, among other items, (i) quarterly and year-to-date statements prepared for such fiscal quarter with respect to each Tharaldson Pool B Borrower, with a balance sheet for such quarter, (ii) from and after the Tharaldson Pool B Anticipated Repayment Date or during the continuance of an event of default, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Tharaldson Pool B Properties on an aggregate and per-property basis, and (iii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool B Property for such period.

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Graphics omitted: photographs of Tharaldson Pool A properties located in
Davenport, Iowa, Peoria, Illinois, Fairview Heights, Illinois and
Davenport, Iowa.



                          [Grande Loan II Logo]

THARALDSON POOL A: THE BORROWERS; THE PROPERTIES

   THE LOAN. The Tharaldson Pool A Loan had a principal balance as of the Cut-Off Date of approximately $178,671,275 and is secured by first priority mortgage and/or deed of trust liens encumbering the Tharaldson Pool A Borrowers' interests in 90 limited service hotels located in Arkansas, Iowa, Illinois, Indiana, Kentucky, Michigan, Minnesota, Montana, North Dakota, Ohio, Oklahoma, South Dakota, Texas and Wisconsin (the "Tharaldson Pool A Properties"). The Tharaldson Pool A Borrowers own fee title to the Tharaldson Pool A Properties. The mortgages encumbering the Tharaldson Pool A Properties are cross-defaulted and cross-collateralized with each other. The Tharaldson Pool A Loan is neither cross-collateralized nor cross-defaulted with the Tharaldson Pool B Loan. The Tharaldson Pool A Loan was originated by GSMC on January 20, 1998.

   THE BORROWERS. The Tharaldson Pool A Borrowers consist of 79 corporations, 11 limited partnerships and two holding companies (the "Tharaldson Pool A Borrowers"). The holding companies are Tharaldson Lodging I, Inc., and Tharaldson Lodging II, Inc., both North Dakota corporations. Both holding companies are wholly-owned subsidiaries of Tharaldson Motels, Inc., which is controlled by Gary Tharaldson and certain Tharaldson family members. The Tharaldson Pool A Borrowers have no material assets other than their respective interests in the Tharaldson Pool A Properties and related interests. The Tharaldson Pool Manager, which is the property manager for the Tharaldson Pool A Properties, is an affiliate of Tharaldson Motels, Inc.

   SECURITY. The Tharaldson Pool A Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Tharaldson Pool A Borrowers in the Tharaldson Pool A Properties and certain related collateral (including assignments of leases and rents and the funds in certain accounts). Subject to certain limited exceptions, neither the Tharaldson Pool A Borrowers nor any of its affiliates is personally liable for payment of the Tharaldson Pool A Loan. The Tharaldson Pool A Borrowers have represented that they own good and indefeasible fee simple or leasehold title, as applicable, to the Tharaldson Pool A Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the Tharaldson Pool A Loan documents (the "Tharaldson Pool A Permitted Encumbrances"). The title insurance policies issued upon the origination of the Tharaldson Pool A Loan insure that each of the mortgages securing the Tharaldson Pool A Loan constitutes a valid and enforceable first lien on the Tharaldson Pool A Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE PROPERTIES. The Tharaldson Pool A Properties were built between 1988 and 1997 and consist of 90 limited service hotels containing 5,848 rooms and are located in 14 states. The Tharaldson Pool A Properties consist of 35 Fairfield Inns, 22 Comfort Inns, 12 Hampton Inns, five Residence Inns, four Comfort Suites, three County Inn & Suites, three Courtyards, two Sleep Inns, one Homewood Suite, one Super 8, one Tharaldson Inn & Suites and one non-flagged property which is currently 100% leased to a third party.

   FRANCHISE AFFILIATIONS. The following table summarizes the franchise affiliations of the Tharaldson Pool A Properties:

                                                                           WEIGHTED
                                            CUT-OFF DATE                    AVERAGE    UNDERWRITTEN
                                    TOTAL     ALLOCATED      APPRAISED      CUT-OFF      NET CASH
        FRANCHISE         HOTELS    ROOMS    LOAN AMOUNT       VALUE       DATE LTV        FLOW
-----------------------  -------- -------  -------------- --------------  ---------- --------------
Comfort Inn.............    22      1,311   $ 35,315,615    $ 64,300,000     56.2%     $ 6,606,045
Comfort Suites..........     4        247      8,880,413      17,000,000     52.4        1,739,979
Country Inn & Suites ...     3        178      4,246,115       8,500,000     51.3          901,401
Courtyard...............     3        232      8,760,972      15,400,000     57.9        1,637,061
Fairfield Inn...........    35      2,302     72,911,552     132,000,000     55.8       15,272,264
Hampton Inn.............    12        789     24,071,273      43,500,000     56.0        4,457,368
Homewood Suites.........     1         66      2,660,541       4,900,000     54.3          530,757
Independent.............     1        121      2,986,016       9,700,000     30.8          596,736
Residence Inn...........     5        354     13,262,889      26,900,000     50.9        2,845,856
Sleep Inn...............     2        123      3,071,616       5,500,000     56.5          619,281
Super 8.................     1         61      1,075,961       2,000,000     53.8          185,907
Tharaldson Inn &
 Suites.................     1         64      1,428,311       3,300,000     43.3          235,760
                         -------- -------  -------------- --------------  ---------- --------------
Totals/Weighted
 Average................    90      5,848   $178,671,275    $333,000,000     54.8%     $35,628,415
                         ======== =======  ============== ==============             ==============

Graphic Omitted: Pie Chart depicting Tharaldson Pool A Franchise Affiliations By Allocated Loan Amount

   GEOGRAPHIC LOCATION. The following table summarizes the geographic location of the Tharaldson Pool A Properties:

                                                                       WEIGHTED
                                        CUT-OFF DATE                    AVERAGE    UNDERWRITTEN
                                TOTAL     ALLOCATED      APPRAISED      CUT-OFF      NET CASH
      STATE       PROPERTIES    ROOMS    LOAN AMOUNT       VALUE       DATE LTV        FLOW
---------------  ------------ -------  -------------- --------------  ---------- --------------
Arkansas........       2          122   $  3,314,478    $  5,700,000     58.4%     $   728,330
Iowa............       7          446     10,929,815      22,800,000     49.7        2,393,825
Illinois........      23        1,445     44,746,450      79,900,000     56.5        8,619,687
Indiana.........       8          511     13,921,804      27,300,000     52.0        2,657,275
Kentucky........       1           68      2,744,149       4,900,000     56.0          577,626
Michigan........       1           57      2,188,750       4,000,000     54.7          498,473
Minnesota.......       5          458     15,078,387      32,500,000     48.9        3,273,690
Montana.........       3          184      5,376,820       9,900,000     54.6        1,130,862
North Dakota ...       3          176      3,274,665       7,400,000     45.1          798,828
Ohio............      15          950     32,727,735      57,200,000     58.3        5,924,268
Oklahoma........       2          128      3,870,873       7,400,000     52.3          855,355
South Dakota ...       2          128      3,440,886       7,200,000     48.4          694,620
Texas...........      11          726     23,745,797      43,200,000     55.8        4,821,418
Wisconsin.......       7          449     13,310,666      23,600,000     57.0        2,654,158
                 ------------ -------  -------------- --------------  ---------- --------------
Totals/Weighted
 Average........      90        5,848   $178,671,275    $333,000,000     54.8%     $35,628,415
                 ============ =======  ============== ==============             ==============

GRAPHIC OMITTED: Map of United States which highlights the states where Tharaldson Pool A Properties are located and provides for the following information with respect to each state:


Montana
3 properties

North Dakota
3 Properties

Minnesota
5 Properties

Wisconsin
7 Properties

Indiana
8 Properties

Michigan
1 Property

Ohio
15 Properties

Kentucky
1 Property

South Dakota
2 Properties

Iowa
7 Properties

Oklahoma
2 Properties

Texas
11 Properties

Arkansas
2 Properties

Illinois
23 Properties


PROPERTY SUMMARY. The following table sets forth certain information, on a comparative basis, concerning, among other things, the Cut-Off Date Allocated Loan Amount, number of rooms, occupancy rates, Underwritten Net Cash Flow, Cut-Off Date LTV and DSCR for the Tharaldson Pool A Properties:

                     THARALDSON POOL A PROPERTIES SUMMARY

                                                                                     CUT-OFF DATE
                                                1997   UNDERWRITTEN OPENING              ALLOCATED     APPRAISED   CUT-OFF
    HOTEL          CITY          STATE ROOMS OCCUPANCY   OCCUPANCY    DATE     UWNCF    LOAN AMOUNT     VALUE    DATE LTV  DSCR
    ------------  -------------- ----- ----- --------- ------------ ------- ---------- ------------ ------------ -------- -----
 1  Fairfield Inn. Fayetteville    AR    61      72%         72%     Aug-95 $  430,830  $1,803,554   $ 3,300,000   54.7%   2.81x
 2  Sleep Inn....  Fayetteville    AR    61      75%         75%     Nov-95 $  297,500  $1,510,924   $ 2,400,000   63.0%   2.32x
 3  Comfort Inn..  Cedar Rapids    IA    60      68%         68%     Apr-88 $  174,472  $1,022,213   $ 2,000,000   51.1%   2.01x
 4  Fairfield Inn. Coralville      IA    63      78%         78%     Apr-92 $  380,628  $1,846,353   $ 3,000,000   61.5%   2.43x
 5  Country Inn &  Davenport       IA    64      65%         65%     Jul-96 $  332,036  $1,596,523   $ 3,200,000   49.9%   2.45x
    Suites.......
 6  Fairfield Inn. Davenport       IA    62      75%         75%     Sep-91 $  253,793  $1,073,971   $ 2,200,000   48.8%   2.78x
 7  Residence Inn. Davenport       IA    78      68%         68%     Nov-96 $  585,342  $2,280,321   $ 6,400,000   35.6%   3.02x
 8  Fairfield Inn. Sioux City      IA    62      75%         75%     Jul-91 $  353,384  $1,521,873   $ 3,300,000   46.1%   2.73x
 9  Fairfield Inn. Waterloo        IA    57      82%         80%     Jul-92 $  314,170  $1,588,561   $ 2,700,000   58.8%   2.33x
10  Comfort Inn... Champaign       IL    67      68%         65%     Nov-89 $  187,774  $1,327,782   $ 2,300,000   57.7%   1.66x
11  Comfort Inn... Danville        IL    56      82%         82%     Jun-90 $  213,988  $1,281,996   $ 2,000,000   64.1%   1.96x
12  Fairfield Inn. Fairview        IL    63      80%         80%     Jul-93 $  502,015  $2,696,373   $ 4,600,000   58.6%   2.19x
                   Heights
13  Hampton Inn... Fairview        IL    63      75%         75%     Jul-93 $  374,047  $2,181,783   $ 3,500,000   62.3%   2.02x
                   Heights
14  Hampton Inn... Forsyth         IL    61      73%         73%     May-93 $  386,153  $1,903,088   $ 3,500,000   54.4%   2.39x
15  Comfort Inn... Galesbur        IL    46      82%         82%     Jul-89 $  262,235  $1,392,479   $ 2,300,000   60.5%   2.22x
16  Fairfield Inn. Galesbur        IL    56      83%         83%     Feb-95 $  401,414  $2,031,486   $ 3,500,000   58.0%   2.32x
17  Comfort Inn... Joliet (North)  IL    64      80%         80%     Apr-91 $  415,298  $2,409,715   $ 3,800,000   63.4%   2.03x
18  Comfort Inn... Joliet (South)  IL    67      74%         74%     Sep-90 $  425,981  $1,592,542   $ 3,600,000   44.2%   3.15x
19  Fairfield Inn. Joliet (South)  IL    64      77%         77%     Feb-96 $  393,447  $2,089,216   $ 3,600,000   58.0%   2.22x
20  Comfort Inn... Moline          IL    63      79%         79%     Apr-89 $  303,110  $1,717,955   $ 3,200,000   53.7%   2.08x
21  Fairfield Inn. Moline          IL    63      71%         71%     Aug-92 $  363,687  $1,694,067   $ 3,000,000   56.5%   2.53x
22  Comfort Inn... Morris          IL    50      81%         81%     Jan-90 $  264,352  $1,393,474   $ 2,600,000   53.6%   2.23x
23  Comfort Suites Peoria          IL    66      79%         79%     May-91 $  424,576  $1,989,682   $ 3,600,000   55.3%   2.51x
24  Courtyard..... Peoria          IL    78      77%         77%     Dec-93 $  642,621  $2,900,417   $ 5,500,000   52.7%   2.61x
25  Comfort Inn... Quincy          IL    58      77%         77%     Oct-91 $  295,769  $1,935,934   $ 3,300,000   58.7%   1.80x
26  Fairfield Inn. Quincy          IL    63      82%         82%     Feb-95 $  459,584  $2,454,505   $ 4,000,000   61.4%   2.20x
27  Comfort Inn... Rockford        IL    64      73%         73%     May-92 $  319,995  $1,721,936   $ 2,900,000   59.4%   2.19x
28  Comfort Inn... Springfield     IL    66      83%         80%     Mar-92 $  456,275  $2,248,470   $ 4,200,000   53.5%   2.39x
29  Courtyard..... Springfield     IL    78      80%         80%     Jan-94 $  615,549  $2,769,033   $ 5,400,000   51.3%   2.62x
30  Fairfield Inn. Springfield     IL    63      78%         78%     Feb-92 $  386,606  $2,087,225   $ 3,400,000   61.4%   2.18x
31  Sleep Inn..... Springfield     IL    62      72%         72%     Feb-94 $  321,781  $1,560,691   $ 3,100,000   50.3%   2.43x
32  Hampton Inn... Tinley Park     IL    64      63%         63%     Jun-96 $  203,430  $1,366,600   $ 3,000,000   45.6%   1.75x
33  Comfort Inn... Anderson        IN    56      72%         72%     Nov-90 $  162,406  $1,196,397   $ 2,100,000   57.0%   1.60x
34  Comfort Inn... Evansville      IN    52      77%         77%     Oct-91 $  261,838  $1,320,815   $ 2,800,000   47.2%   2.33x
35  Hampton Inn... Ft. Wayne       IN    90      67%         67%     Oct-96 $  501,882  $2,488,347   $ 5,400,000   46.1%   2.37x
36  Comfort Inn... Indianapolis    IN    58      67%         67%     Jan-91 $  235,081  $1,150,612   $ 2,600,000   44.3%   2.40x
37  Comfort Inn... Kokomo          IN    63      74%         74%     Apr-90 $  333,844  $1,441,251   $ 3,500,000   41.2%   2.73x
38  Fairfield Inn. Kokomo          IN    61      73%         73%     Jan-92 $  396,230  $2,012,575   $ 3,600,000   55.9%   2.32x
39  Fairfield Inn. Lafayette       IN    79      76%         76%     Apr-95 $  585,009  $2,984,026   $ 5,300,000   56.3%   2.31x
40  Comfort Inn... Richmond        IN    52      68%         68%     Feb-92 $  180,985  $1,327,782   $ 2,000,000   66.4%   1.60x
41  Hampton Inn..  Lexington       KY    68      88%         85%     Jun-94 $  577,626  $2,744,149   $ 4,900,000   56.0%   2.48x
42  Fairfield Inn. Jackson         MI    57      84%         84%     May-93 $  498,473  $2,188,750   $ 4,000,000   54.7%   2.68x
43  Fairfield Inn. Bloomington,    MN   134      82%         82%     Mar-95 $1,361,940  $6,064,599   $11,600,000   52.3%   2.64x
44  Fairfield Inn. Coon Rapids     MN    59      72%         72%     Aug-96 $  338,817  $1,359,633   $ 3,000,000   45.3%   2.93x
45  Fairfield Inn. Eden Prairie    MN    94      76%         76%     Jan-97 $  676,653  $3,403,063   $ 6,200,000   54.9%   2.34x
46  Independent... Mendota         MN   121     100%        100%     Oct-94 $  596,736  $2,986,016   $ 9,700,000   30.8%   2.35x
                   Heights
47  Country Inn &  Owatonna        MN    50      80%         80%     May-95 $  299,544  $1,265,076   $ 2,000,000   63.3%   2.79x
    Suites.......

                              S-118

                     THARALDSON POOL A PROPERTIES SUMMARY

                                                                                    CUT-OFF DATE
                                                1997   UNDERWRITTEN OPENING               ALLOCATED    APPRAISED   CUT-OFF
    HOTEL              CITY      STATE ROOMS OCCUPANCY   OCCUPANCY    DATE     UWNCF     LOAN AMOUNT     VALUE    DATE LTV  DSCR
    -----------    ------------- ----- ----- --------- ------------ ------- ----------- ------------ ------------ -------- -----
48  Fairfield Inn.   Bozeman      MT     57     72%        72%      Apr-92 $   305,184 $  1,195,402 $  2,400,000   49.8%   3.00x
49  Comfort Inn..    Great Falls  MT     64     74%        74%      Sep-92 $   426,209 $  2,144,955 $  4,100,000   52.3%   2.34x
50  Fairfield Inn.   Great Falls  MT     63     79%        79%      Nov-92 $   399,469 $  2,036,463 $  3,400,000   59.9%   2.31x
51  Fairfield Inn.   Grand Forks  ND     62     86%        80%      Jun-91 $   341,684 $  1,071,980 $  2,900,000   37.0%   3.75x
52  Comfort Inn..    Jamestown    ND     52     79%        79%      Aug-91 $   284,914 $  1,354,656 $  2,700,000   50.2%   2.47x
53  Fairfield Inn.   Minot        ND     62     60%        60%      Aug-91 $   172,230 $    848,029 $  1,800,000   47.1%   2.39x
54  Courtyard.....   Akron        OH     76     73%        73%      Aug-96 $   378,891 $  3,091,522 $  4,500,000   68.7%   1.44x
55  Hampton Inn...   Akron        OH     64     64%        64%      May-96 $   125,153 $  1,259,104 $  2,100,000   60.0%   1.17x
56  Comfort Suites   Columbus     OH     60     83%        80%      May-95 $   450,507 $  2,267,382 $  4,700,000   48.2%   2.34x
57  Homewood         Columbus     OH     66     85%        85%      Dec-95 $   530,757 $  2,660,541 $  4,900,000   54.3%   2.35x
    Suites.......
58  Fairfield Inn.   Fairborn     OH     63     83%        83%      Apr-94 $   617,086 $  2,935,254 $  4,900,000   59.9%   2.47x
                     (Dayton)
59  Hampton Inn...   Fairborn     OH     63     80%        80%      Jan-94 $   547,146 $  2,444,552 $  4,700,000   52.0%   2.63x
                     (Dayton)
60  Fairfield Inn.   Lima         OH     64     87%        80%      Oct-95 $   431,692 $  2,706,326 $  4,500,000   60.1%   1.88x
61  Comfort Inn..    Marion       OH     56     83%        80%      Apr-94 $   357,249 $  2,026,510 $  2,900,000   69.9%   2.07x
62  Fairfield Inn.   Marion       OH     57     87%        87%      Jul-92 $   416,361 $  1,991,673 $  3,200,000   62.2%   2.46x
63  Hampton Inn..    Mansfield/   OH     62     70%        70%      Mar-95 $   381,428 $  2,077,272 $  3,500,000   59.4%   2.16x
                     Ontario
64  Country Inn &    Toledo       OH     64     62%        62%      Aug-96 $   269,821 $  1,384,516 $  3,300,000   42.0%   2.29x
    Suites.......
65  Tharaldson Inn   Maumee       OH     64     55%        55%      Apr-96 $   235,760 $  1,428,311 $  3,300,000   43.3%   1.94x
    & Suites.....
66  Fairfield Inn.   Youngstown   OH     64     70%        70%      Feb-96 $   335,963 $  2,012,575 $  3,200,000   62.9%   1.96x
67  Hampton Inn..    Youngstown   OH     64     74%        74%      Dec-95 $   317,136 $  1,877,209 $  3,400,000   55.2%   1.99x
68  Fairfield Inn.   Zanesville   OH     63     78%        78%      Jun-92 $   529,318 $  2,564,988 $  4,100,000   62.6%   2.43x
69  Fairfield Inn.   Stillwater   OK     64     73%        73%      Nov-95 $   403,290 $  1,861,284 $  3,600,000   51.7%   2.55x
70  Fairfield Inn.   Tulsa        OK     64     81%        80%      Feb-96 $   452,065 $  2,009,589 $  3,800,000   52.9%   2.65x
71  Comfort Inn...   Sioux Falls  SD     67     76%        76%      Nov-88 $   333,442 $  1,471,111 $  3,500,000   42.0%   2.67x
72  Comfort Suites   Sioux Falls  SD     61     77%        77%      Feb-91 $   361,178 $  1,969,775 $  3,700,000   53.2%   2.16x
73  Fairfield Inn.   Amarillo     TX     76     75%        75%      Feb-96 $   368,490 $  1,388,498 $  3,300,000   42.1%   3.12x
74  Residence Inn.   Amarillo     TX     78     83%        80%      Aug-96 $   636,583 $  2,900,417 $  6,000,000   48.3%   2.58x
75  Fairfield Inn.   Bryan        TX     62     74%        74%      Jul-94 $   399,884 $  1,852,325 $  2,900,000   63.9%   2.54x
76  Fairfield Inn.   Corpus       TX     68     71%        71%      Jan-95 $   462,087 $  2,138,983 $  3,900,000   54.8%   2.54x
                     Christi
77  Hampton Inn...   Corpus       TX     64     86%        85%      Feb-95 $   431,992 $  2,213,633 $  3,500,000   63.2%   2.30x
                     Christi
78  Residence Inn.   Corpus       TX     66     84%        80%      Apr-95 $   539,407 $  2,986,016 $  4,900,000   60.9%   2.13x
                     Christi
79  Comfort Suites   Longview     TX     60     84%        80%      Oct-95 $   503,718 $  2,653,573 $  5,000,000   53.1%   2.23x
80  Fairfield Inn.   Longview     TX     64     83%        80%      Nov-95 $   501,016 $  2,421,659 $  4,600,000   52.6%   2.43x
81  Hampton Inn...   San Angelo   TX     64     65%        65%      Dec-96 $   310,454 $  1,847,349 $  3,500,000   52.8%   1.98x
82  Fairfield Inn.   Temple       TX     62     76%        76%      Oct-94 $   366,866 $  1,675,155 $  3,100,000   54.0%   2.58x
83  Hampton Inn...   Temple       TX     62     77%        77%      Sep-94 $   300,921 $  1,668,188 $  2,500,000   66.7%   2.12x
84  Fairfield Inn.   Appleton     WI     63     69%        69%      Aug-92 $   381,635 $  1,773,694 $  3,300,000   53.7%   2.53x
85  Residence Inn.   Appleton     WI     66     76%        76%      Nov-92 $   514,649 $  2,685,424 $  4,700,000   57.1%   2.25x
86  Comfort Inn...   Green Bay    WI     60     67%        67%      Feb-91 $   295,712 $  1,494,004 $  2,200,000   67.9%   2.33x
87  Fairfield Inn.   Hudson       WI     63     70%        70%      Aug-91 $   291,264 $  1,527,845 $  2,800,000   54.6%   2.24x
88  Residence Inn.   Madison      WI     66     79%        79%      Dec-93 $   569,875 $  2,410,711 $  4,900,000   49.2%   2.78x
89  Comfort Inn...   Onalaska/La  WI     70     76%        76%      Jan-91 $   415,116 $  2,343,028 $  3,700,000   63.3%   2.08x
                     Crosse
90  Super 8......    Racine       WI     61     59%        59%      Jun-94 $   185,907 $  1,075,961 $  2,000,000   53.8%   2.03x
                                      ----- --------- ------------ ------- ----------- ------------ ------------ -------- -----
    TOTALS/WEIGHTED AVERAGE.......... 5,848     76%        76%             $35,628,415 $178,671,275 $333,000,000   54.8%   2.35x
                                      ===== ========= ============ ======= =========== ============ ============ ======== =====

   OPERATING AND OCCUPANCY HISTORY. The following table shows certain unaudited information regarding the operating history, historical average occupancy, ADR and RevPAR for the Tharaldson Pool A Properties on an aggregate basis:

                                                                         UNDERWRITTEN
                                 1995          1996           1997       NET CASH FLOW
                            ------------- -------------  ------------- ---------------
REVENUES
 Room Revenue .............  $58,150,396    $76,742,450   $88,327,300     $89,869,672
 Room Rebates..............           --     (1,159,751)           --              --
 Food & Beverage Revenue ..      143,782        127,930       225,001         225,001
 Telephone Revenue.........    1,523,006      1,740,666     1,795,766       1,795,766
 Other Revenue.............      739,841        823,249       961,033         975,182
                            ------------- -------------  ------------- ---------------
TOTAL REVENUES.............  $60,557,025    $78,274,544   $91,309,099     $92,865,620
Departmental Expenses
 Room Expense..............  $ 5,584,992    $ 5,939,629   $ 6,702,164     $ 6,702,164
 Food & Beverage Expense ..      101,699        102,235       126,949         126,949
 Telephone Expense.........      888,479      1,186,682     1,216,308       1,216,308
 Other Expenses............      115,223        114,855       147,420         147,420
                            ------------- -------------  ------------- ---------------
Total Departmental
 Expenses..................  $ 6,690,393    $ 7,343,401   $ 8,192,841     $ 8,192,841
DEPARTMENTAL PROFIT........   53,866,632     70,931,144    83,116,258      84,672,779
Unallocated Expenses
 General & Administrative .  $ 2,104,555    $ 3,468,345   $ 4,970,783     $ 4,970,783
 Marketing Expenses........    1,764,747        406,432       450,818         450,818
 Franchise Fee/Percent ....    2,174,620      6,200,753     7,903,206       6,498,226
 Utilities.................    2,916,473      4,027,010     4,727,722       4,727,722
 Operations & Maintenance .    1,927,967      2,728,725     3,685,415       3,685,415
 Payroll...................   11,838,311     14,897,574    17,435,939      17,435,939
 Management Fees...........    3,629,955      4,956,037     5,814,824       3,250,297
                            ------------- -------------  ------------- ---------------
Total Unallocated
Expenses...................  $26,356,629    $36,684,876   $44,988,707     $41,019,199
GROSS OPERATING PROFIT ....  $27,510,003    $34,246,268   $38,127,551     $43,653,580
Fixed Expenses
 Real Estate Tax...........  $ 2,502,466    $ 3,182,314   $ 3,676,608     $ 3,676,608
 Insurance.................      290,501        556,449       581,931         581,931
 Replacement Reserves .....           --             --            --       3,714,625
 Ground Lease..............        1,957          2,450        52,000          52,000
                            ------------- -------------  ------------- ---------------
Total Fixed Expenses.......  $ 2,794,924    $ 3,741,213   $ 4,310,539     $ 8,025,163
NET OPERATING INCOME.......  $24,715,079    $30,505,055   $33,817,012     $35,628,417
                            ============= =============  ============= ===============
Number of Rooms............        4,785          5,784         5,848           5,848
Occupancy..................           74%            74%           76%             76%
ADR........................  $     50.72    $     53.69   $     55.76     $     53.75
RevPAR.....................  $     38.76    $     39.97   $     42.41     $     40.63

   APPRAISAL. An appraisal, dated as of January 1, 1998, prepared by Hospitality Valuation Services, determined an aggregate value for the Tharaldson Pool A Properties of approximately $333,000,000, resulting in a Cut-Off Date LTV of approximately 53.7%. The Tharaldson Pool A Properties appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORT. Property Condition Reports on the Tharaldson Pool A Properties were completed between November 1997 and January 1998. The Property Condition Reports concluded that the Tharaldson Pool A Properties were generally in good physical condition but noted certain items of deferred maintenance for which approximately $267,469 in reserves was funded at the closing of the Tharaldson Pool A Loan.

   ENVIRONMENTAL ASSESSMENT. The Tharaldson Pool A Properties were subject to Phase I environmental site assessments which were performed by a third-party environmental firm between November 1997 and January 1998. The reports recommended that reserves in the amount of $49,000 be set aside at closing for environmental concerns relating to (i) a UST located at the Fairfield Inn in Bloomington, Minnesota and (ii) radon test results at various locations. As a result, an environmental reserve in the amount of $61,250 was established at the closing of the Tharaldson Pool A Loan. There can be no assurance, however, that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. All of the Tharaldson Pool A Properties are managed by the Tharaldson Pool Manager pursuant to two separate management agreements (collectively the "Tharaldson Pool A Management Agreement"). The Tharaldson Pool Manager manages more than 240 limited service hotels containing more than 16,000 rooms, including the Tharaldson Pool A Properties and the Tharaldson Pool B Properties, and employs over 6,500 persons in limited service property management. The Tharaldson Pool Manager is responsible for the management and operation of the Tharaldson Pool A Properties in the same manner as is customary and usual in the operation of first-class hotels in each respective Tharaldson Pool A Property's community. Under the Tharaldson Pool A Management Agreement, the Tharaldson Pool Manager is entitled to a base management fee equal to 7% of gross revenues of each Tharaldson Pool A Property, and an incentive management fee (the "Tharaldson Pool A Incentive Management Fee") equal to the sum of (i) 3% of the gross revenues for each year in which the aggregate net revenues of all the Tharaldson Pool A Properties held by Tharaldson Lodging I, Inc. exceeds $10,455,500, and (ii) 3% of the gross revenues for each year in which the aggregate net revenues of all the Tharaldson Pool A Properties held by Tharaldson Lodging II, Inc. exceeds $29,300,000. The term of the Tharaldson Pool A Management Agreement expires on December 31, 1998, and is automatically renewed for successive periods of one fiscal year each, unless terminated by notice from one party to another.

   Pursuant to an agreement among the mortgagee, the Tharaldson Pool A Borrowers and the Tharaldson Pool Manager (the "Tharaldson Pool A Consent of Manager"), the Tharaldson Pool Manager has agreed that, among other things
(i) it will not terminate the Tharaldson Pool A Management Agreement, without the written consent of the mortgagor, except for a default relating to non-payment of the management fee due under the Tharaldson Pool A Management Agreement by the Tharaldson Pool A Borrowers and which default is not cured by the mortgagee within 30 days' after giving the mortgagee written notice of such default, (ii) upon the occurrence of an event of default under and acceleration of the Tharaldson Pool A Loan, the mortgagee or the Tharaldson Pool A Borrowers at the mortgagee's direction, will have the right to terminate the Tharaldson Pool A Management Agreement (without penalty or the payment of any termination fee) by giving the Tharaldson Pool Manager 30 days' prior written notice of such termination, (iii) all liens, rights and interests owned or held by the Tharaldson Pool Manager in and to the Tharaldson Pool A Properties are subordinate to the liens of the mortgagee, and (iv) it will not amend the Tharaldson Pool A Management Agreement, in any material respect, without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed). Pursuant to the Tharaldson Pool A Loan agreement, the Tharaldson Pool A Property must at all times be managed by a Tharaldson Pool Acceptable Manager.

THARALDSON POOL A: THE LOAN

   PAYMENT TERMS. The Tharaldson Pool A Loan bears interest at a fixed rate per annum equal to 6.876% (the "Tharaldson Pool A Initial Interest Rate") through and including February 10, 2008. From and after February 11, 2008, (the "Tharaldson Pool A Anticipated Repayment Date") the Tharaldson Pool A Loan accrues interest at a fixed rate per annum equal to 8.876% (the "Tharaldson Pool A Revised Interest Rate"). The Tharaldson Pool A Loan matures on February 11, 2023 (the "Tharaldson Pool A Maturity Date"). As described below, if the Tharaldson Pool A Borrowers do not prepay the Tharaldson Pool A Loan on the Tharaldson Pool A Anticipated Repayment Date, the Tharaldson Pool A Borrowers will be required to pay interest at the Tharaldson Pool A Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Tharaldson Pool A Revised Interest Rate over the Tharaldson Pool A Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Tharaldson Pool A Loan, and will, to the extent permitted by applicable law, earn interest at the Tharaldson Pool A Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "Tharaldson Pool A Excess Interest"). Interest on the Tharaldson Pool A Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The Tharaldson Pool A Loan requires monthly payments (the "Tharaldson Pool A Monthly Debt Service Payment Amount") of principal and interest of approximately $1,265,463 (based on a 25-year amortization schedule and the Tharaldson Pool A Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Tharaldson Pool A Maturity Date. Each Tharaldson Pool A Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately prior business day (the "Tharaldson Pool A Due Date"). Commencing on the Tharaldson Pool A Anticipated Repayment Date and on each Tharaldson Pool A Due Date thereafter, in addition to the Tharaldson Pool A Monthly Debt Service Payment Amount, the Tharaldson Pool A Borrowers are required to apply 100% of the Tharaldson Pool A Excess Cash Flow for the month preceding the month in which the Tharaldson Pool A Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Tharaldson Pool A Loan has been paid in full and (b) to the Tharaldson Pool A Excess Interest. "Tharaldson Pool A Excess Cash Flow" means the amounts held as collected funds in the Tharaldson Pool A Deposit Account after the application of funds
(a) to fund the Tharaldson Pool A Tax And Insurance Escrow Account as described in "--Reserves" below, (b) to pay the Tharaldson Pool A Monthly Debt Service Payment Amount, (c) to fund the Tharaldson Pool A FF&E Reserve Account as described in "--Reserves" below, (d) to fund the Tharaldson Pool A Seasonality Reserve Account as described in "--Reserves" below, (e) to pay the Tharaldson Pool A Borrowers' budgeted operating expenses approved by the mortgagee, and (f) to pay extraordinary capital expenditures approved by the mortgagee in writing. The scheduled principal balance of the Tharaldson Pool A Loan as of the Tharaldson Pool A Anticipated Repayment Date will be approximately $140,908,257.

   After the occurrence and during the continuance of an event of default under the Tharaldson Pool A Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Tharaldson Pool A Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 5% above the Tharaldson Pool A Initial Interest Rate or the Tharaldson Pool A Revised Interest Rate, as applicable, and (ii) the "prime rate" from time to time as set forth in The Wall Street Journal, plus 1%.

   PREPAYMENT. Voluntary prepayment is prohibited under the Tharaldson Pool A Loan prior to the Tharaldson Pool A Anticipated Repayment Date (subject to defeasance rights afforded the Tharaldson Pool A Borrowers), except in connection with certain casualty or condemnation events. From and after the Tharaldson Pool A Anticipated Repayment Date, the Tharaldson Pool A Loan may be voluntarily prepaid in whole or in part on any Tharaldson Pool A Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Tharaldson Pool A Loan is prepaid upon an acceleration of the Tharaldson Pool A Loan following the occurrence of an event of default under the

Tharaldson Pool A Loan prior to the Tharaldson Pool A Anticipated Repayment Date, the Tharaldson Pool A Borrowers will be required to make a yield maintenance payment in an amount equal to the greater of (a) the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Tharaldson Pool A Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Tharaldson Pool A Loan to be prepaid upon acceleration) for the period from the date of such prepayment to (and including) the Tharaldson Pool A Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Tharaldson Pool A Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming that the entire outstanding scheduled principal amount of the Tharaldson Pool A Loan is paid in full on the Tharaldson Pool A Anticipated Repayment Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Tharaldson Pool A Loan (or the then unpaid portion thereof to be prepaid upon acceleration), and (b) 1% of the aggregate principal amount of the Tharaldson Pool A Loan on the date of such prepayment after giving effect to any payment of scheduled amortization on such date of prepayment.

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of a Tharaldson Pool A Property under the Tharaldson Pool A Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Tharaldson Pool A Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Tharaldson Pool A Loan in connection with a casualty or condemnation unless an event of default has occurred and is continuing, in which case the Tharaldson Pool A Borrowers will be required to pay a yield maintenance payment calculated in the manner described above.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Tharaldson Pool A Borrowers are permitted, prior to the Tharaldson Pool A Anticipated Repayment Date, on any date after the second anniversary of the Closing Date, to defease all or any portion of the Tharaldson Pool A Loan, provided that, among other conditions, the Tharaldson Pool A Borrowers give the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Tharaldson Pool A Defeasance Date"), no event of default exists on the Tharaldson Pool A Defeasance Date, and provided further that the Tharaldson Pool A Borrowers pay on the Tharaldson Pool A Defeasance Date (i) all accrued and unpaid interest on the Tharaldson Pool A Loan to but not including the Tharaldson Pool A Defeasance Date (and if the Tharaldson Pool A Defeasance Date is not a Tharaldson Pool A Due Date, the Tharaldson Pool A Defeasance Deposit will take into account the interest that would have accrued on the Tharaldson Pool A Loan to but not including the next Tharaldson Pool A Due
Date), (ii) all other sums, not including scheduled interest or principal payments, then due under the Tharaldson Pool A Loan, (iii) the Tharaldson Pool A Defeasance Deposit, and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Tharaldson Pool A Borrowers will be required to deliver to the mortgagee, among other things, (a) a security agreement granting the Trustee a first priority lien on the Tharaldson Pool A Defeasance Deposit and the U.S. Treasury obligations purchased with the Tharaldson Pool A Defeasance Deposit,
(b) an opinion of counsel for the Tharaldson Pool A Borrowers in form and substance satisfactory to the mortgagee stating, among other things, that the mortgagee has a perfected security interest in the noncallable U.S. Treasury obligations purchased with the Tharaldson Pool A Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm or a successor thereto, that the Tharaldson Pool A Defeasance Deposit is sufficient to pay all scheduled payments due from the Tharaldson Pool A Borrowers under the Tharaldson Pool A Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that the requirements for defeasance set forth in the Tharaldson Pool A Loan agreement have been met, (e) written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates, and (f) such other certificates, documents or instruments as the mortgagee may reasonably request.

    "Tharaldson Pool A Defeasance Deposit" means an amount equal to the sum of (i) with respect to a total defeasance, all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool A Due Dates after the Tharaldson Pool A Defeasance Date and through and including the Tharaldson Pool A Anticipated Repayment Date for the entire outstanding aggregate principal amount of the Tharaldson Pool A Loan (assuming the outstanding principal balance of the Tharaldson Pool A Loan is repaid on the Tharaldson Pool A Anticipated Repayment Date), and in amounts equal to the debt service due on such dates; (ii) with respect to a partial defeasance and the release of an individual Tharaldson Pool A Property, the sum of (A) the Tharaldson Pool A Release Amount for such Tharaldson Pool A Property plus (B) without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool A Due Dates after the Tharaldson Pool A Defeasance Date and through and including the Tharaldson Pool A Anticipated Repayment Date, for the portion of the outstanding aggregate principal balance of the Tharaldson Pool A Loan being defeased (assuming the outstanding principal balance of such defeased portion is repaid on the Tharaldson Pool A Anticipated Repayment Date) and in amounts equal to the debt service due on such dates with respect to such defeased portion of the Tharaldson Pool A Loan; (iii) with respect to a partial defeasance without the release of an individual Tharaldson Pool A Property, the sum of (A) a portion of the outstanding principal amount of the Tharaldson Pool A Loan equal to the amount to be partially defeased plus (B) without duplication all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations necessary to provide payments on or prior to, but as close as possible to, all successive Tharaldson Pool A Due Dates after the Tharaldson Pool A Defeasance Date and through and including the Tharaldson Pool A Anticipated Repayment Date, for the portion of the outstanding aggregate principal balance of the Tharaldson Pool A Loan being defeased (assuming the outstanding principal balance of such defeased portion is repaid on the Tharaldson Pool A Anticipated Repayment Date) and in amounts equal to the debt service due on such dates with respect to such defeased portion of the Tharaldson Pool A Loan; and (iv) in all cases, any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of a portion of the note, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes, or otherwise required to satisfy the terms of the Tharaldson Pool A Loan.

   Upon receipt of the Tharaldson Pool A Defeasance Deposit, the mortgagee, using the Tharaldson Pool A Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations on behalf of the applicable Tharaldson Pool A Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Tharaldson Pool A Loan or, in the case of a partial defeasance, the defeased note. Upon a deposit of such U.S. Treasury obligations, the applicable Tharaldson Pool A Borrower will have the right to assign the obligation to make payments under the Tharaldson Pool A Loan with respect to the principal amount of the Tharaldson Pool A Loan that has been defeased to an entity designated by the mortgagee. If the Tharaldson Pool A Borrower does assign such obligations, the Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the Tharaldson Pool A Loan in accordance with the Tharaldson Pool A Loan documents, the applicable Tharaldson Pool A Borrower will be permitted to obtain the release of one or more of the Tharaldson Pool A Properties from the lien of the related mortgage, subject to the conditions that (a) if the defeasance is in connection with a release of less than all of the Tharaldson Pool A Properties, the Tharaldson Pool A Borrower provides (i) evidence satisfactory to the mortgagee that following such release the Tharaldson Pool A Debt Service Coverage Ratio with respect to the remaining Tharaldson Pool A Properties will not be less than the greater of (A) the Tharaldson Pool A Debt Service Coverage Ratio for the 12 months immediately preceding the proposed release and (B) 2.35x, and (b) the Tharaldson Pool A Borrower defeases a principal portion of the Tharaldson Pool A Loan equal to (i) the Tharaldson Pool A Release Amounts for the Tharaldson Pool A Properties being released in the case of a partial defeasance or (ii) the entire principal balance of the Tharaldson Pool A Loan in the case of a full defeasance.

    "Tharaldson Pool A Debt Service Coverage Ratio" means, as of any date, the quotient obtained by dividing net operating income of the applicable Tharaldson Pool A Property or Properties for the 12-month period immediately preceding, or following, as applicable, such date by the greater of (x) aggregate interest and principal payments actually due and payable on the Tharaldson Pool A Loan during such 12-month period and (y) interest and principal payments on the Tharaldson Pool A Loan during such period assuming a loan constant (comprised of interest and principal) of 10.48%.

   "Tharaldson Pool A Release Amount" means, with respect to a specified individual Tharaldson Pool A Property, an amount equal to the excess of (i) 150% of the Tharaldson Pool A Allocated Loan Amount as of the closing of the Tharaldson Pool A Loan, in the case of eight of the Tharaldson Pool A Properties and 125% of the Tharaldson Pool A Allocated Loan Amount in the case of the other 82 Tharaldson Pool A Properties (as specified in the Tharaldson Pool A Agreement) over (ii) the scheduled payments of principal made under the Tharaldson Pool A Loan in respect of the Tharaldson Pool A Loan allocated to such individual Tharaldson Pool A Property (based on the relative Tharaldson Pool A Allocated Loan Amounts for all of the individual Tharaldson Pool A Properties); provided that in no event will the Tharaldson Pool A Release Amount be greater than the then outstanding principal amount of the Tharaldson Pool A Loan.

   "Tharaldson Pool A Allocated Loan Amount" means, with respect to each Tharaldson Pool A Property, the portion of the principal amount of the Tharaldson Pool A Loan allocated to each such Tharaldson Pool A Property as specified in the Tharaldson Pool A Loan agreement and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   OTHER FINANCING. The Tharaldson Pool A Borrowers are not permitted to incur any additional indebtedness other than: (i) unsecured trade payables debt incurred in the ordinary course of the Tharaldson Pool A Borrowers' business, customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (ii) capital lease obligations in respect of equipment used at the Tharaldson Pool A Properties, outstanding amounts of which at any one time may not exceed $25,000 for any one Tharaldson Pool A Property and $700,000 for all Tharaldson Pool A Properties, and (iii) such other unsecured indebtedness which must be approved by the mortgagee in its sole discretion and for which the Tharaldson Pool A Borrowers have received confirmation from the Rating Agencies that such indebtedness will not cause the reduction, qualification or withdrawal of the then current ratings of the Certificates.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Tharaldson Pool A Loan documents (which do not include the approval of the mortgagee), the Tharaldson Pool A Borrowers are prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to any individual Tharaldson Pool A Property or any part thereof or expanding or reducing any such property or the improvements thereon.

   RESERVES. Pursuant to the terms of the Tharaldson Pool A Loan, the mortgagee has established (i) a furniture, fixtures and equipment reserve account (the "Tharaldson Pool A FF&E Reserve Account") to cover the cost of renewals and replacements of furniture, fixtures and equipment incurred by the Tharaldson Pool A Borrowers, which is to be funded on each Tharaldson Pool A Due Date from funds available in the Tharaldson Pool A Deposit Account in the amount of 5% of operating income for the prior month, (ii) a seasonality reserve account (the "Tharaldson Pool A Seasonality Reserve Account") to cover the cost of fluctuations in net operating income which was funded on the closing of the Tharaldson Pool A Loan in the amount of the Tharaldson Pool A Monthly Debt Service Payment Amount, and be funded on each Tharaldson Pool A Due Date from funds available in the Tharaldson Pool A Deposit Account if the amount then available in the Tharaldson Pool A Seasonality Reserve Account is less than the Tharaldson Pool A Monthly Debt Service Payment Amount, in an amount equal to the amount of such deficiency,
(iii) a tax and insurance account (the "Tharaldson Pool A Tax and Insurance Escrow Account") to be funded on each Tharaldson Pool A Due Date from funds available in the Tharaldson Pool A Deposit Account in an amount equal to one-twelfth of the aggregate insurance premiums, certain taxes, ground lease payments, if any, and certain other charges that the mortgagee reasonably estimates will be payable in the next ensuing 12 months, (iv) a deferred maintenance reserve account, funded at the closing of the Tharaldson Pool A Loan in the amount of approximately $267,468, to cover the cost of certain deferred maintenance conditions existing at that time, (v) an environmental reserve account, funded at the closing of the Tharaldson Pool A Loan in the amount of $61,250, to cover the cost of remediating certain environmental conditions existing at that time, and (vi) a tax reserve account for the payment of potential tax liabilities of the Tharaldson Pool A Borrowers and certain of their affiliates, funded at the closing of the Tharaldson Pool A Loan in the amount of $41,276,281.

   CASH MANAGEMENT; LOCKBOX. The Tharaldson Pool A Borrowers have established and are required to maintain a deposit account (the "Tharaldson Pool A Deposit Account") and are permitted to establish a property level sweep account for each Tharaldson Pool A Property (each a "Tharaldson Pool A Property Sweep Account"). The Tharaldson Pool A Deposit Account and each Tharaldson Pool A Property Sweep Account are required to be under the sole dominion and control of the mortgagee. The Tharaldson Pool A Borrowers are required to direct all third parties from whom the Tharaldson Pool A Borrowers have accounts receivable, including credit card companies, to make their payments in respect of sums due to the Tharaldson Pool A Borrowers directly to the Tharaldson Pool A Deposit Account. The Tharaldson Pool A Borrowers are required to instruct the Tharaldson Pool Manager to deposit all checks and payments into the Tharaldson Pool A Deposit Account or the applicable Tharaldson Pool A Property Sweep Account within one business day after receipt thereof. Funds on deposit in the Tharaldson Pool A Property Sweep Account are withdrawn approximately once per week and deposited into the Tharaldson Pool A Deposit Account.

   On each Tharaldson Pool A Due Date, provided no default or event of default under the Tharaldson Pool A Loan has occurred and is continuing, the mortgagee is required to distribute funds from the Tharaldson Pool A Deposit Account in the following order of priority: (a) to fund the Tharaldson Pool A Tax and Insurance Escrow Account, (b) to pay the Tharaldson Pool A Monthly Debt Service Payment Amount, (c) to fund the Tharaldson Pool A FF&E Reserve Account, (d) if required, to fund the Tharaldson Pool A Seasonality Reserve Account, (e) from and after the Tharaldson Pool A Anticipated Repayment Date, or during the continuance of an event of default, to the Tharaldson Pool A Borrowers in an amount equal to the budgeted operating expenses (or if any Tharaldson Pool A Borrower timely requests additional amounts to pay operating expenses, up to an additional 105% of the budgeted amount on a cumulative year-to-date basis (less any amounts previously received by the Tharaldson Pool A Borrowers pursuant to this parenthetical) for the Tharaldson Pool A Properties, but in no event more than 15% of such month's budgeted amount for operating expenses) for the month immediately prior to the month in which such Tharaldson Pool A Due Date occurs (provided that each Tharaldson Pool A Borrower has delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from such Tharaldson Pool A Borrower (except for claims such Tharaldson Pool A Borrower is in good faith contesting and the payment for which it has escrowed with the mortgagee), and that the amounts disbursed to the Tharaldson Pool A Borrowers pursuant to this clause (e) must be used solely to pay their creditors for costs and expenses incurred to date), (f) from and after the Tharaldson Pool A Anticipated Repayment Date, to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee, (g) from and after the Tharaldson Pool A Anticipated Repayment Date, to prepay the principal due under the Tharaldson Pool A Loan until the principal balance of the Tharaldson Pool A Loan is paid in full, (h) from and after the Tharaldson Pool A Anticipated Repayment Date, to pay the Tharaldson Pool A Excess Interest, (i) to the extent payable following an event of default under the Tharaldson Pool A Loan, to pay interest accrued and unpaid at the excess of the default rate over the Tharaldson Pool A Initial Interest Rate or the Tharaldson Pool A Revised Interest Rate, as applicable, and (j) provided no event of default exists, to the Tharaldson Pool A Borrowers or their designees, any funds remaining in the Tharaldson Pool A Deposit Account; provided that the mortgagee, in its sole discretion, may permit a distribution under this clause (j) notwithstanding the occurrence of an event of default under the Tharaldson Pool A Loan.

   Prior to the Tharaldson Pool A Anticipated Repayment Date and so long as no default or event of default under the Tharaldson Pool A Loan documents has occurred and is continuing, if at any time immediately available funds in the Tharaldson Pool A Deposit Account are sufficient to pay in full, on the next Tharaldson Pool A Due Date, the amounts payable pursuant to clauses (a) through (d) and clause (i) above (if applicable), then on each Friday (or if such day is not a business day, the next business day) during the period from such time to such next Tharaldson Pool A Due Date, the mortgagee is required to transfer from the Tharaldson Pool A Deposit Account (or authorize such transfer) any immediately available funds in excess of the aggregate of such amounts to the Tharaldson Pool A Borrowers or their designees.

   TRANSFER OF THE THARALDSON POOL A PROPERTIES AND INTERESTS IN THE THARALDSON POOL A BORROWERS; ENCUMBRANCES. Unless permitted by the Tharaldson Pool A Loan documents as described below, and with the exception of Tharaldson Pool A Permitted Encumbrances, the Tharaldson Pool A Borrowers are not permitted without the mortgagee's consent, not to be unreasonably withheld or delayed, and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, to
(A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Tharaldson Pool A Properties, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Tharaldson Pool A Properties to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (c) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Tharaldson Pool A Properties, or (D) file a declaration of condominium with respect to any such Tharaldson Pool A Property.

   In addition to the above described conditions with respect to a transfer of the Tharaldson Pool A Properties, the Tharaldson Pool A Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Tharaldson Pool A Properties if: (A) after giving effect to the proposed transfer, (i) the Tharaldson Pool A Properties will be owned by one or more special purpose entities each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Tharaldson Pool A Loan documents, which have assumed in writing and agreed to comply with the terms of the Tharaldson Pool A Loan documents, (ii) the transferee will be owned and controlled (directly or indirectly) by a person or persons satisfactory to the mortgagee in its sole discretion, (iii) the Tharaldson Pool A Properties will be managed by a Tharaldson Pool Acceptable Manager, and (iv) no event of default will have occurred and be continuing, and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   SUBSTITUTION OF INDIVIDUAL PROPERTIES. A Tharaldson Pool A Borrower is permitted to substitute for any Tharaldson Pool A Property owned by such Tharaldson Pool A Borrower a property (a "Tharaldson Pool A Substitute Property") of like kind and quality, provided, among other things, (i) no event of default under the Tharaldson Pool A Loan documents has occurred and is continuing, (ii) written confirmation has been obtained from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, (iii) the Tharaldson Pool A Debt Service Coverage Ratio for all the Tharaldson Pool A Properties as of such date (assuming the proposed substitution of the Tharaldson Pool A Substitute Property), will be at least equal to the greater of (A) the Tharaldson Pool A Debt Service Coverage Ratio for all of the Tharaldson Pool A Properties as of such date (including the applicable Tharaldson Pool A Property to be substituted) and (B) 2.35x, and
(iv) the mortgagee will have received an opinion of counsel reasonably acceptable to it, to the effect that (A) a "significant modification" of the Tharaldson Pool A Loan within the meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution and (B) the proposed substitution will not adversely affect the status of the entity that holds the Tharaldson Pool A note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC).

   INSURANCE. Each Tharaldson Pool A Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) policies of insurance against loss or damage from standard perils included within the classification "All Risks of Physical Loss", including earthquake damage, maintained in an aggregate amount equal to the then full replacement cost of the applicable Tharaldson Pool A Property and related assets (without deduction for physical depreciation), with deductibles no greater than $50,000 (as escalated by a specified consumer price index increase) with higher deductibles for wind and earthquake insurance as the applicable issuer may require; (b) flood insurance (if any part of a Tharaldson Pool A Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), in either case, in an amount at least equal to the lesser of the applicable Tharaldson Pool A Allocated Loan Amount or the maximum limit of coverage available under said program with respect to such Tharaldson Pool A Property; (c) comprehensive general liability insurance, including broad form property damage, blanket contractual, liquor liability (where applicable) and personal injuries coverages and containing minimum limits per occurrence of $2,000,000 for any policy year as well as at least $23,000,000 excess and/or umbrella liability insurance; (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any coinsurance penalty and equal to the greater of (i) estimated gross revenues from operations from such Tharaldson Pool A Property net of nonrecurring expenses and (ii) projected operating expenses (including debt service) needed to maintain and operate such Tharaldson Pool A Property, in each case for up to 18 months; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Tharaldson Pool A Property; (f) worker's compensation insurance with respect to all employees of such Tharaldson Pool A Borrower, as and to the extent required by applicable law or governmental authority; (g) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the applicable Tharaldson Pool A Property as mortgagee may request, in form and substance acceptable to mortgagee; (h) coverage to compensate for the cost of demolition and the increased cost of construction for any applicable Tharaldson Pool A Property in an amount satisfactory to mortgagee; and (i) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

   The Tharaldson Pool A Loan generally requires the Tharaldson Pool A Borrowers to obtain the insurance described above from insurers approved by the mortgagee and licensed to do business in the state where the applicable Tharaldson Pool A Property is located and, unless otherwise approved by the mortgagee and the Rating Agencies, having claims paying ability ratings of "AA" or better by Standard & Poor's, and if the mortgagee so requires, by the Rating Agencies.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting a Tharaldson Pool A Property, the applicable Tharaldson Pool A Borrower, regardless of whether proceeds are available, is required to proceed reasonably promptly to restore, repair, replace or rebuild the affected Tharaldson Pool A Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Tharaldson Pool A Loan documents applicable to alterations.

   In the event of a casualty at a Tharaldson Pool A Property that involves a loss of less than 40% of the outstanding principal balance of the Tharaldson Pool A Allocated Loan Amount for the applicable Tharaldson Pool A Property or a condemnation that that involves a loss of less than 20% of the outstanding principal balance of the Tharaldson Pool A Allocated Loan Amount for the applicable Tharaldson Pool A Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee in collecting the insurance proceeds) to pay or reimburse the applicable Tharaldson Pool A Borrower, for the cost of restoring, repairing, replacing or rebuilding the affected Tharaldson Pool A Property, in the manner described below, provided that no default or event of default under the Tharaldson Pool A Loan has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Tharaldson Pool A Property can be restored to an economical unit not less valuable (taking into account the effect of the termination of any material agreements and the proceeds of any rental loss or business interruption insurance which the Tharaldson Pool A Borrower receives or is entitled to receive, in each case, due to such casualty or condemnation) and not less useful than the same was prior to the casualty or condemnation, (ii) the Tharaldson Pool A Property after such restoration will adequately secure the outstanding balance of the applicable Tharaldson Pool A Allocated Loan Amount, (iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds, (or if earlier, the 365th day after such casualty or condemnation) or with a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (B) the 180th day prior to the Tharaldson Pool A Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (A) income derived from the Tharaldson Pool A Property plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable, together with such other monies as the Tharaldson Pool A Borrower may irrevocably make available for the restoration, will equal or exceed 105% of the sum of (1) expenses in connection with the operation of such Tharaldson Pool A Property and (2) the debt service in respect of the Tharaldson Pool A Allocated Loan Amount for such Tharaldson Pool A Property.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise at its sole option, the proceeds are required to be applied to the prepayment of the Tharaldson Pool A Loan. If a casualty at a Tharaldson Pool A Property involves a loss of 40% or more of the outstanding principal balance of the Tharaldson Pool A Allocated Loan Amount for the affected Tharaldson Pool A Property or a condemnation involves a loss of 20% or more of the outstanding principal balance of the Tharaldson Pool A Allocated Loan Amount for the affected Tharaldson Pool A Property, then the mortgagee may at its option (to be exercised by notice to the Tharaldson Pool A Borrower which must be given within 30 days after the receipt of the proceeds) apply the net proceeds to the prepayment of the Tharaldson Pool A Loan or to reimburse the Tharaldson Pool A Borrower for the cost of any restoration in the manner set forth below. Any such prepayment will be without the payment of a yield maintenance or prepayment premium or penalty except that if an event of default under the Tharaldson Pool A Loan has occurred and is continuing, then the Tharaldson Pool A Borrower will be required to pay the yield maintenance payment, if any, specified herein.

   If the Tharaldson Pool A Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed on a monthly basis upon the mortgagee being furnished with: (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with the funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of such Tharaldson Pool A Borrower for that purpose, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Tharaldson Pool A Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Tharaldson Pool A Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation after payment of such costs of restoration will be escrowed with and pledged to the mortgagee as security for the Tharaldson Pool A Loan.

   FINANCIAL REPORTING. The Tharaldson Pool A Borrowers are required to use their best efforts to furnish to the mortgagee, within 80 days following the end of each fiscal year, but in no event later than

120 days following the end of each fiscal year, a complete copy of their annual financial statements, audited by a nationally recognized accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, covering the Tharaldson Pool A Properties on a combined basis, including combined balance sheets and statements of profit and loss, all in such detail as the mortgagee may reasonably request. Together with such annual financial statements, the Tharaldson Pool A Borrowers are also required to furnish to the mortgagee (A) an officer's certificate certifying as of the date thereof whether, to the Tharaldson Pool A Borrowers' knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, and (B) an annual report for the most recently completed fiscal year, containing (i) capital expenditures for each Tharaldson Pool A Property stated separately with respect to any project costing in excess of $25,000 for (x) maintenance and (y) renovations, expansions and enhancements, and (ii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool A Property for such period.

   In addition, the Tharaldson Pool A Borrowers are required to use their best efforts to furnish to the mortgagee on or before the 30th day after the end of each calendar month, but in no event later than the 40th day after the end of each calendar month, among other items, (i) monthly and year-to-date operating statements prepared for each calendar month (on an aggregate and on a property-by-property basis), (ii) a statement of the actual capital expenditures made in respect of each Tharaldson Pool A Property, and (iii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool A Property for such period. The Tharaldson Pool A Borrowers are also required to furnish to the mortgagee on or before the 40th day after the end of each fiscal quarter, among other items, (i) quarterly and year-to-date statements prepared for such fiscal quarter with respect to each Tharaldson Pool A Borrower, with a balance sheet for such quarter, (ii) from and after the Tharaldson Pool A Anticipated Repayment Date or during the continuance of an event of default, a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year to date for the Tharaldson Pool A Properties on an aggregate and per-property basis, and (iii) occupancy levels, ADRs and RevPAR for each Tharaldson Pool A Property for such period.

Graphic Omitted: Photographs of Green Acres





                          [Grande Loan II Logo]

    GREEN ACRES: THE BORROWER; THE PROPERTY

   THE LOAN. The Green Acres Loan had a principal balance as of the Cut-Off Date of approximately $159,523,713. It is secured by a first priority consolidated mortgage lien encumbering the fee interest in the regional shopping center known as Green Acres Mall (the "Green Acres Mall") and the leasehold interest in the adjacent convenience shopping center known as The Plaza at Green Acres ("The Plaza at Green Acres," and collectively, the "Green Acres Property"). The Green Acres Loan was originated by GSMC on February 11, 1998.

   THE BORROWER. Green Acres Mall, L.L.C. (the "Green Acres Borrower") is a Delaware limited liability company, formed solely for the purpose of acquiring, owning, operating, managing and selling the Green Acres Property. The Green Acres Borrower has no material assets other than the Green Acres Property and related interests. The sole managing member of the Green Acres Borrower is Vornado Green Acres SPE Managing Member, Inc., a Delaware corporation formed solely for the purpose of serving as the managing member of the Green Acres Borrower and taking all necessary actions on behalf of the Green Acres Borrower in connection with the Green Acres Loan. The two non-managing members of the Green Acres Borrower are Vornado Green Acres Acquisition L.L.C. ("Vornado GAA") and Arbor Property, L.P. ("Arbor Property"). Vornado GAA, a Delaware limited liability company, is owned subsidiary of Vornado Green Acres Holding L.L.C. ("Vornado GAH"), a Delaware limited liability company and a wholly-owned subsidiary of Vornado Realty L.P., a Delaware limited partnership and the property manager for the Green Acres Property (the "Green Acres Manager"). The general partner of the Green Acres Manager is Vornado Realty Trust, a publicly traded Maryland real estate investment trust whose beneficial interests are traded on the New York Stock Exchange. Vornado GAH is the sole limited partner, and Vornado GAA is the sole general partner, of Arbor Property, a Delaware limited partnership.

   SECURITY. The Green Acres Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Green Acres Borrower in the Green Acres Property and certain other collateral related thereto (including assignments of leases and rents, an assignment of the Green Acres Property Management Agreement, an assignment of agreements, licenses, permits and contracts, and the funds in certain reserve accounts). New York imposes a significant tax on the recording of any mortgage, the release of any mortgage and any material modification of a mortgage (e.g. modification of the name of any party or modification of the amount of the lien). Therefore, it is customary in New York for property owners to sell a property subject to an existing mortgage, for that existing mortgage to serve as collateral for the new loan (i.e. the Green Acres Loan) by a new lender to a new borrower and for the note which the mortgage secures to be pledged to the new lender as collateral for the new loan. Subject to certain limited exceptions, neither the Green Acres Borrower nor any of its affiliates is personally liable for payment of the Green Acres Loan. The Green Acres Borrower has represented that it owns good, marketable and indefeasible fee simple title to or good and marketable leasehold interest in, as applicable, the Green Acres Property free and clear of all liens other than encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the loan documents (the "Green Acres Permitted Encumbrances"). The title policy issued upon the origination of the Green Acres Loan constitutes a valid and enforceable first lien on the Green Acres Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTY. The Green Acres Property is comprised of the Green Acres Borrower's (i) fee simple interest in Green Acres Mall, an approximately 93 acre parcel of land improved with a two-story enclosed shopping mall and 13 free-standing out parcel buildings and (ii) leasehold interest in The Plaza at Green Acres, an adjacent approximately 9.8 acre parcel improved with a convenience shopping center. As of March 25, 1998, approximately 94.6% (excluding storage) of the total GLA of 1,828,882 square feet at the Green Acres Property was leased. Excluding anchor tenants, the enclosed shopping mall space was approximately 91% leased as of March 25, 1998. The anchor tenants of the enclosed shopping mall include Macy's, Sears, JC Penney and Stern's department stores and the major out parcel tenants include The Dime Savings Bank, Red Lobster, Seaman's Furniture and Green Acres Cinema. The convenience shopping center is anchored by a Kmart retail center and Waldbaums, a grocery store owned by The Great Atlantic and Pacific Tea Company, Inc. The Green Acres Property contains approximately 8,369 parking spaces.

    The interest of the Green Acres Borrower in The Plaza at Green Acres consists of a leasehold interest created under a lease dated February 22, 1989, between The Blumfold Corporation, as lessor, and EQK Green Acres, L.P., ("EQK") as lessee (the "Green Acres Ground Lease"). Arbor Property Trust acquired the interests of EQK in the Green Acres Ground Lease, and The Green Acres Borrower acquired Arbor Property Trust's interest in the Green Acres Ground Lease. The initial term of the Green Acres Ground Lease expires on August 31, 2020, and the Green Acres Borrower has three renewal options of six years each. The annual rent under the Green Acres Ground Lease is the minimum rent of $1,500,000 (less an offset of $576,000 of interest payable by the Green Acres Borrower to the lessee in consideration of the financing by the Green Acres Borrower of a mortgage on the fee interest), and percentage rent based upon tenant revenue in the applicable lease year (the "Green Acres Percentage Rent"). The Green Acres Borrower is also responsible for payment of all real estate taxes, assessments and similar charges relating to the property leased thereunder.

   The interest of the Green Acres Borrower in the Green Acres Ground Lease is subordinate to a mortgage on the fee estate, and pursuant to a non-disturbance and attornment agreement the fee mortgagee has agreed that it will not terminate or disturb the Green Acres Borrower's interest in the Green Acres Ground Lease so long as the Green Acres Borrower remains in good standing under the Green Acres Ground Lease.

   "Green Acres Percentage Rent" means 20% of the amount by which space tenant revenue exceeds the greater of (a) the sum of (i) $1,500,000 (representing the rent payable during the first year of the Green Acres Ground Lease), (ii) $400,000 (representing the ground lessee's return on investment), and (iii) 11% of the ground lessee's capital expenditures prior to the commencement of the second ground lease year, or (b) annualized minimum rents payable and percentage rents paid by space tenants during the first ground lease year less 4% of such rents. The formula to compute percentage rent may be altered if capital expenditures exceed $200,000 in a given lease year.

                        ANCHOR TENANTS AT GREEN ACRES

                                       CREDIT
                                      RATING OF
                                       PARENT                 COLLATERAL       LEASE       COVENANT
      ANCHOR        PARENT COMPANY    COMPANY*   GLA (SF)**    INTEREST     EXPIRATION    EXPIRATION
----------------  ----------------- -----------  ---------- -------------  ------------ ------------
Macy's........... Federated             Baa2       266,676    Collateral      8/1/06         N/A
JC Penney........ JC Penney              A2         97,213    Collateral      6/1/12         N/A
Sears............ Sears                  A2        144,537    Ground Only    10/31/23      10/31/98
Sterns........... Federated             Baa2       186,922    Collateral      1/31/07        N/A
Kmart............ Kmart Corporation      Ba2       131,433    Collateral      8/12/10        N/A
                                                 ----------
Total Anchor GLA.                                  826,781
                                                 ==========

------------
* Reflects Moody's senior unsecured long-term debt rating of the parent company as of April 15, 1998. Generally, where the parent company is not the named anchor, the parent company is not the obligor under the applicable lease or operating covenant.
**     Excludes storage space.
***    Subject to the Green Acres Ground Lease.

   OPERATING COVENANTS. Each of Sears and Macy's is party to a lease containing certain operating covenants with the Green Acres Borrower. The Sears lease contains an operating covenant, which expires on October 31, 1998 and (i) requires Sears to operate under the name Sears (or another trade name), (ii) prohibits Sears from ceasing operations and allowing the leased property to go vacant, and (iii) prohibits Sears from assigning or subletting the lease to a non-affiliate, provided that upon expiration of the operating covenant, Sears (a) is required to operate under the name Sears (or another trade name) provided that Macy's and Stern's maintain their respective trade names, (b) is required to utilize the leased premises for retail, professional or recreational purposes for the remainder of the lease, provided that Macy's is operating as a retail department store, and (c) is permitted to assign the lease or sublet the premises, provided that if Macy's is operating as a retail department store, such premises are required to be utilized for retail, professional or recreational purposes. Under the terms of the Macy's lease, Macy's (i) is required to operate as a retail department store provided that at least two other stores in operation at the Green Acres Mall are retail department stores and (ii) may terminate the lease if 40% or more of the tenants at the Green Acres Mall (excluding anchor tenants) cease to operate for a period of one year. J.C. Penney is not subject to any operating covenant and its lease provides that it may discontinue use of the premises and pay rent for the remainder of the lease term then in effect, or assign the lease or sublet the premises without the consent of the Green Acres Borrower, provided that the premises be maintained as a retail department store. Stern's is not subject to any operating covenant and it may discontinue use of the premises and pay rent for the remainder of the lease term then in effect. Under the terms of the Walbaum's lease, Walbaum's may discontinue use of the premises as a food supermarket and pay base rent for the remainder of the lease term then in effect, or assign the lease or sublet the premises without the consent of the Green Acres Borrower, provided that the Green Acres Borrower has the option to terminate the lease if the premises are not maintained as a food supermarket. Under the terms of the Kmart lease, Kmart may discontinue use of the premises at any time and pay base rent for the remainder of the lease term then in effect, or assign the lease or sublet the premises without the consent of the Green Acres Borrower.

                 SALES OPERATING HISTORY -- GREEN ACRES LOAN

                                1997            1996
                           -------------- --------------
Total In-Line Tenants       $139,180,010    $131,364,340
Anchors (Excluding Sears)   $114,442,559    $115,179,725

------------
* Sales figures are based solely upon information provided by tenants who were in occupancy during the applicable 12-month period.

   OCCUPANCY HISTORY. The following tables show the lease expiration schedule and GLA and rent data regarding the ten largest tenants for the Green Acres
Property:

                 LEASE EXPIRATION SCHEDULE--GREEN ACRES LOAN

                                 PERCENT OF                                  ANNUALIZED
  YEAR ENDING      EXPIRING     TOTAL SQUARE    ANNUALIZED    PERCENT OF   BASE RENT PER
    DEC. 31      SQUARE FEET        FEET        BASE RENT     BASE RENT     SQUARE FOOT*
--------------  ------------- --------------  ------------- ------------  ---------------
Month-to-Month       36,204          2.0%      $   525,100        2.8%         $14.50
1998 ..........       8,466          0.5           249,000        1.3           29.41
1999 ..........      62,766          3.4           943,505        5.1           15.03
2000 ..........      92,357          5.0         1,445,567        7.8           15.65
2001 ..........      61,451          3.4         1,324,849        7.1           21.56
2002 ..........      56,005          3.1         1,390,870        7.5           24.83
2003 ..........      54,043          3.0         1,238,612        6.7           22.92
2004 ..........      41,088          2.2         1,290,814        6.9           31.42
2005 ..........      71,254          3.9         1,850,135        9.9           25.97
2006 ..........     323,786         17.7         2,196,806       11.8            6.78
2007 ..........     256,706         14.0         2,167,531       11.6            8.44
Thereafter ....     526,527         28.8         3,993,398       21.5            7.58
Vacant ........     238,229         13.0                 0        0.0              --
                ------------- --------------  ------------- ------------  ---------------
 Total/Average    1,828,882        100.0%      $18,616,187      100.0%          10.18
                ============= ==============  ============= ============

------------
* Expiring square feet and annualized base rent per square foot excludes square feet and annualized base rent attributable to storage spaces.

     TEN LARGEST TENANTS (BASED ON ANNUALIZED BASE RENT)--GREEN ACRES LOAN

                                                                                            APPROXIMATE
                                           TENANT     APPROXIMATE                   % OF TOTAL    ANNUALIZED
                        TENANT PARENT        GLA       % OF TOTAL    ANNUALIZED     ANNUALIZED    BASE RENT
      STORE NAME           COMPANY*         (SF)          GLA         BASE RENT     BASE RENT       PER SF
--------------------  ----------------- -----------  ------------- -------------  ------------- ------------
Kmart ............... Kmart Corporation     131,433        7.2%      $ 1,630,488        8.8%        $12.41
Waldbaums............                        54,225        3.0           770,775        4.1          14.21
Macy's............... Federated             266,676       14.6           550,000        3.0           2.06
Sterns............... Federated             186,922       10.2           475,000        2.6           2.54
GAP/Gap Kids.........                        15,777        0.9           441,756        2.4          28.00
Nobody Beats
  the Wiz ...........                        21,823        1.2           411,535        2.2          18.86
Dime Bank............                        62,200        3.4           394,600        2.1           6.34
Kids R Us............                        20,000        1.1           382,500        2.1          19.13
Sunrise Professional
  Offices............                        17,500        1.0           366,000        2.0          20.91
Dime Bank
  Computer Center** .                        N/A          N/A            337,488        1.8           N/A
                                        -----------  ------------- -------------  ------------- ------------
Total/Average
  (10 Largest).......                       776,556       42.5       $ 5,760,142       30.9%          7.42
Remaining............                     1,052,326       57.5        12,856,045       69.1          12.22
                                        -----------  ------------- -------------  ------------- ------------
 Total/Average.......                     1,828,882      100.0%      $18,616,187      100.0%         10.18
                                        ===========  ============= =============  =============

------------
* Generally, where the parent company is not the named anchor, the parent company is not the obligor under the lease.
**     Ground lease only.

    OPERATING HISTORY. The following table shows certain information (audited for 1997 only) regarding the operating history of the Green Acres Property:

                                                                              UNDERWRITTEN
                                      1995          1996           1997       NET CASH FLOW
                                 ------------- -------------  ------------- ---------------
REVENUES
 Minimum and percentage rents ..  $20,243,766    $19,204,426   $20,478,000     $19,783,305
 Operating expense
  reimbursement.................   15,358,429     15,707,274    16,072,000      16,265,987
 Other income...................    1,606,378      1,733,650     2,185,000       1,912,656
                                 ------------- -------------  ------------- ---------------
TOTAL REVENUES..................   37,208,573     36,645,350    38,735,000      37,961,948
CERTAIN EXPENSES
 Maintenance, Payroll and Other
  Operating Expenses............    7,926,913      8,136,503     6,292,000      ,7,949,853
 Utilities......................      936,694        987,504     1,648,000         948,674
 Real Estate Taxes..............    8,449,867      8,768,354     9,210,000       9,249,307
 Provision for Duobtful
  Accounts......................           --             --     1,315,000              --
                                 ------------- -------------  ------------- ---------------
TOTAL CERTAIN EXPENSES..........   17,313,474     17,892,361    18,465,000      18,147,834
REVENUE IN EXCESS OF CERTAIN
EXPENSES BEFORE UNUSUAL ITEMS ..   19,895,099     18,752,989    20,270,000      19,814,114
UNUSUAL ITEMS...................           --             --       584,000              --
RESERVES
 Building Replacement Reserves .           --             --            --         126,659
 Garage Replacement Reserve ....           --             --            --          12,750
 Tenant Improvements/Leasing
  Commissions...................           --             --            --         252,863
                                 ------------- -------------  ------------- ---------------
NET CASH FLOW...................  $19,895,099    $18,752,989   $20,854,000     $19,421,843
                                 ============= =============  ============= ===============

   APPRAISAL. An appraisal prepared by Landauer Associates, Inc., dated March 13, 1998, determined a value for the Green Acres Mall of approximately $242,100,000 and for The Plaza at Green Acres of approximately $11,100,000, resulting in a Cut-Off Date LTV for the Green Acres Property of approximately 63.0%. The Green Acres Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORT. A Property Condition Report on the Green Acres Property was completed in September of 1997 and was reviewed by an independent third-party contractor in February of 1998. The Property Condition Report concluded that the Green Acres Property was generally in good physical condition and cited no immediate physical needs other than the recommendation of a roof replacement program over the next five years for which the report determined that $1,659,000 should be budgeted for such repairs as well as other deficiencies.

   ENVIRONMENTAL ASSESSMENT. Phase I and Phase II investigations and reports with respect to the Green Acres Property were prepared between May 1992 and September 1997 and were reviewed by an independent third-party contractor in March 1998. The reports recommended, among other things, that (i) the on-site Woolworth UST, which may have leaked, and any contaminated soil, be removed;
(ii) an additional investigation be done of an onsite leach field; (iii) it should be determined whether the Dime Savings Bank cooling system water is injected to an aquifer or discharged to a sanitary sewer; (iv) progress of UST remediations at the neighboring Amoco and Mobil sites be tracked; (v) soil and groundwater remediation be conducted at the on-site G.A. Tire facility, where prior leaky hydraulic lifts may have contributed to contamination; (vi) friable ACM pipe insulation be removed or subject to an operations and maintenance program in the mall basement chemical storage area; and (vii) a comprehensive ACM survey be conducted. There can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. The Green Acres Property is managed by the Green Acres Manager pursuant to a management agreement (the "Green Acres Management Agreement"). The Green Acres Manager is responsible for the operation, management, maintenance, promotion and leasing of the Green Acres Property. Under the Green Acres Management Agreement, the Green Acres Manager is entitled to a management and leasing fee equal to 4% of gross revenues, defined as total revenues less monies received from tenants for reimbursement of expenses, from the Green Acres Property. The term of the Green Acres Management Agreement expires on February 11, 2003, and is automatically renewed on a year to year basis unless terminated by 60 days' written notice given by either of the parties to the Green Acres Management Agreement prior to the end of any such year.

   Pursuant to an agreement among the mortgagee, the Green Acres Borrower and the Green Acres Manager (the "Green Acres Consent of Manager"), the Green Acres Manager has agreed that, among other things, (i) upon the occurrence and continuation of an event of default under the Green Acres Loan, the mortgagee may exercise all rights of the Green Acres Borrower to terminate the Green Acres Management Agreement on 30 days' notice, without any penalty or payment of any termination fee, (ii) at any time and without cause after the commencement of foreclosure proceedings relative to the Green Acres Property, the mortgagee will have the right to terminate the Green Acres Management Agreement on five days' notice, without any penalty or payment of any termination fee, and (iii) it will not amend or modify the Green Acres Management Agreement until the Green Acres Loan has been repaid in full, without the prior written consent of the mortgagee (which consent will not be unreasonably withheld, delayed or conditioned). If the Green Acres Manager is terminated by the Mortgagee, the Green Acres Borrower is required to replace the Green Acres Manager with a Green Acres Acceptable Manager, on commercially reasonable terms and conditions.

   It is an event of default under the Green Acres Loan (subject to certain notice and cure periods) if, without the mortgagee's prior consent, the Green Acres Borrower (i) surrenders or terminates the Green Acres Management Agreement, or permits or suffers any significant delegation or contracting of the Green Acres Manager's duties (unless the Green Acres Manager is in material default thereof and the termination of the Green Acres Management Agreement would be commercially reasonable) or otherwise replaces the Green Acres Manager (unless the Green Acres Manager is replaced with a Green Acres Acceptable Manager pursuant to a commercially reasonable property management agreement), (ii) increases or consents to any increase of the amount of any charges under the Green Acres Management Agreement except as provided therein or on an arm's-length basis and upon commercially reasonable terms, or (iii) otherwise modifies, waives or releases any of its rights and remedies under the Green Acres Management Agreement except on an arm's-length basis and upon commercially reasonable terms.

   "Green Acres Acceptable Manager" means (i) Vornado Realty Trust or any affiliate thereof, or (ii) any other management company as to which the Green Acres Borrower has obtained a written confirmation from the Rating Agencies that the retention of such other management company will not cause any reduction, qualification or withdrawal of any rating then assigned to any outstanding Certificates.

GREEN ACRES: THE LOAN

   PAYMENT TERMS. The Green Acres Loan bears interest at a fixed rate per annum equal to 6.750% (the "Green Acres Initial Interest Rate") through and including February 10, 2008. From and after February 11, 2008 (the "Green Acres Anticipated Repayment Date") the Green Acres Loan accrues interest at a fixed rate per annum equal to 8.750% (the "Green Acres Revised Interest Rate"). The Green Acres Loan matures on March 11, 2028 (the "Green Acres Maturity Date"). As described below, if the Green Acres Borrower does not prepay the Green Acres Loan on the Green Acres Anticipated Repayment Date, the Green Acres Borrower will be required to pay interest at the Green Acres Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Green Acres Revised Interest Rate over the Green Acres Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Green Acres Loan, and will, to the extent permitted by applicable law, accrue interest at the Green Acres Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "Green Acres Excess Interest"). Interest on the Green Acres Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The Green Acres Loan requires monthly payments (the "Green Acres Monthly Debt Service Payment Amount") of principal and interest of approximately $1,047,747 (based on a 30-year amortization schedule and the Green Acres Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Green Acres Maturity Date. Each Green Acres Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "Green Acres Due Date"). Commencing on the Green Acres Anticipated Repayment Date and on each Green Acres Due Date thereafter, in addition to the Green Acres Monthly Debt Service Payment Amount, the Green Acres Borrower is required to apply 100% of the Green Acres Excess Cash Flow for the month preceding the month in which the Green Acres Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Green Acres Loan has been paid in full, (b) to the payment of interest, if any, accrued and unpaid on the Green Acres Loan at the excess of the default rate over the Green Acres Revised Interest Rate, and (c) to the Green Acres Excess Interest. "Green Acres Excess Cash Flow" means the amounts held as collected funds in the Green Acres Lockbox Account after the application of funds: (a) to the amounts required to be paid into the Green Acres Tax and Insurance Escrow Account as described in "--Reserves" below, (b) to the Green Acres Monthly Debt Service Payment Amount, (c) to the payment of the Green Acres Borrower's approved operating expenses, (d) to the amounts required to be paid into the Green Acres Tenant Improvement Reserve Account as described in "--Reserves" below,
(e) to the amounts required to be paid into the Green Acres Capital Reserve Account as described in "--Reserves" below, and (f) to pay extraordinary capital expenditures approved by the mortgagee. The scheduled principal balance of the Green Acres Loan as of the Green Acres Anticipated Repayment Date will be approximately $136,830,761.

   After the occurrence and during the continuance of an event of default under the Green Acres Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Green Acres Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (i) the maximum rate permitted by applicable law, and
(ii) 2% in excess of the Green Acres Initial Interest Rate or the Green Acres Revised Interest Rate, as applicable, but in no event less than 1% above the "prime rate" as published from time to time in The Wall Street Journal.

   PREPAYMENT. Voluntary prepayment is prohibited under the Green Acres Loan prior to January 11, 2008 (subject to defeasance rights afforded the Green Acres Borrower), except in connection with certain casualty or condemnation events. From and after January 11, 2008, the Green Acres Loan may be voluntarily prepaid in whole or in part on any Green Acres Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Green Acres Loan is prepaid upon an acceleration of the Green Acres Loan following the occurrence of an event of default under the Green Acres Loan at any time prior to January 11, 2008, the Green Acres Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Green Acres Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Green Acres Loan to be prepaid upon acceleration) for the period from the date of such prepayment through and including the Green Acres Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Green Acres Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the Green Acres Anticipated Repayment Date (rather than over the period ending on the Green Acres Maturity Date), discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Green Acres Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

    To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Green Acres Property under the Green Acres Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Green Acres Loan, as described in " -- Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Green Acres Loan in connection with a casualty or condemnation unless an event of default under the Green Acres Loan has occurred and is continuing, in which case the Green Acres Borrower will be required to pay a yield maintenance payment calculated in the manner described above. No yield maintenance payments will be required in connection with a prepayment of the Green Acres Loan upon the occurrence of a Green Acres Low Debt Service Application Event as described in "--Cash Management; Lockbox" below.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Green Acres Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all or a portion of the Green Acres Loan with U.S. Treasury obligations provided that, among other conditions, the Green Acres Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Green Acres Defeasance Date"), no event of default will exist on the Green Acres Defeasance Date, and provided further that the Green Acres Borrower pays on the Green Acres Defeasance Date (i) all accrued and unpaid interest on the Green Acres Loan to but not including the Green Acres Defeasance Date, (ii) all other sums, not including scheduled interest or principal payments, then due under the Green Acres Loan and the related loan documents, (iii) the Green Acres Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Green Acres Borrower will be required to deliver to the mortgagee among other things: (a) a security/control agreement granting the mortgagee a first priority lien on the Green Acres Defeasance Deposit and the U.S. Treasury obligations purchased with the Green Acres Defeasance Deposit, (b) an opinion of counsel to the Green Acres Borrower in form satisfactory to the mortgagee stating, among other things, that the mortgagee has a perfected security interest in the U.S. Treasury obligations purchased with the Green Acres Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" accounting firm, that the Green Acres Defeasance Deposit is sufficient to pay all scheduled payments due from the Green Acres Borrower under the Green Acres Loan in connection with the proposed defeasance, (d) a confirmation, in form and substance reasonably satisfactory to the mortgagee, that all requirements for defeasance set forth in the Green Acres Loan agreement have been met, (e) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (f) confirmation that all conditions to defeasance have been met from any Rating Agency that has required as a condition to defeasance that such conditions have been met. In addition, if only a portion of the Green Acres Loan is being defeased, the Green Acres Borrower will be required to execute and deliver all necessary documents to amend and restate the Green Acres note by issuing two substitute notes, one having a principal balance equal to the defeased portion of the original note and the other note having a principal balance equal to the undefeased portion of the original note.

   "Green Acres Defeasance Deposit" means a cash amount equal to the sum of
(i) the remaining principal amount of the Green Acres Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Green Acres Due Dates after the Green Acres Defeasance Date, for the entire outstanding principal balance of the Green Acres Loan, or the defeased note, in the case of a partial defeasance as applicable, and in amounts equal to the scheduled interest and principal payments under the Green Acres Loan or the defeased note, as applicable (assuming for this purpose that the entire unpaid principal balance of the Green Acres Loan is due and payable on the Green Acres Anticipated Repayment
Date), and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the defeased note or the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

    Upon receipt of the Green Acres Defeasance Deposit, the mortgagee, using the Green Acres Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations on behalf of the Green Acres Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Green Acres Loan, or the defeased portion of the Green Acres Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the Green Acres Borrower will have the right, in connection with a defeasance, to assign the obligation to make payments under the Green Acres Loan or the defeased portion thereof, as applicable to an entity designated by the Green Acres Borrower.

   In connection with the defeasance of the Green Acres Loan, the Green Acres Borrower will be permitted to obtain the release of the mortgage encumbering the Green Acres Property and related collateral or a portion thereof with respect to a partial defeasance. The Green Acres Borrower may obtain the release of one or more Green Acres Outparcels from the lien of the mortgage encumbering the Green Acres Property upon the satisfaction of the following conditions, among others: (a) in connection with a partial defeasance of the Green Acres Loan, the principal balance of the defeased note is required to equal or exceed the release amount (specified in the Green Acres Loan agreement) for such Green Acres Outparcel(s) being released and the requirements for defeasance described above must have been satisfied, (b) the Green Acres Borrower will provide the mortgagee with an officer's certificate certifying that no event of default has occurred and is continuing, (c) the Green Acres Borrower will provide the mortgagee with evidence that such release will not adversely affect access to or the zoning, use and operation of the remaining Green Acres Property, (d) the Green Acres Borrower will procure from the title company issuing the title insurance policy an endorsement to the mortgagee's title policy which will provide, among other things, that the lien and priority of the mortgage on the remaining Green Acres Property will be unaffected as a result of the release and will contain such other terms at the mortgagee's reasonable request, (e) the Green Acres Borrower will deliver such information and documents, as required and satisfactory in all respects to the mortgagee, evidencing an agreement prohibiting any future owner or tenant of the Green Acres Outparcel from violating the terms of any lease in effect on the remaining Green Acres Property with respect to competing with the tenant under such lease, and (f) after giving effect to such release, the Green Acres Debt Service Coverage Ratio for all of the Green Acres Property then remaining and subject to the lien of the mortgage will be not less than the Green Acres Debt Service Coverage Ratio as of the initial closing of the Green Acres Loan, unless a confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates is obtained in connection with such release.

   A "Green Acres Outparcel" means either (i) a parcel (with an allocated release amount) designated by the Green Acres Borrower and the mortgagee prior to the closing of the Green Acres Loan or (ii) a parcel designated by the Green Acres Borrower at least 30 days prior to the Green Acres Defeasance Date with a release amount reasonably determined by the mortgagee.

   The tenant of an office building on the Green Acres Property known as the Sunrise Executive Center has an option under its lease to purchase the portion of the Green Acres Property improved by the Sunrise Executive Center (the "Green Acres Sunrise Outparcel"). The Green Acres Borrower may obtain the release of the Green Acres Sunrise Outparcel from the lien of the mortgage prior to the second anniversary of the Closing Date by: (i) depositing in escrow with the mortgagee cash in the amount of $2,878,700,
(ii) providing evidence satisfactory to the mortgagee that such tenant has exercised its option to purchase the Green Acres Sunrise Outparcel and (iii) complying with all release requirements (which include clauses (b) through
(e) in the preceding paragraph) for such release set forth in the Green Acres Loan documents. The Green Acres Borrower is required to comply with the requirements described above for defeasance and to cause, on or before 60 days following the second anniversary of the Closing Date, a partial defeasance of the Green Acres Loan in the amount to be determined in accordance with the Green Acres Loan documents, and the amount on deposit in escrow will be applied by the mortgagee to the Green Acres Defeasance Deposit for such partial defeasance. After payment of the Green Acres Defeasance Deposit, the mortgagee will pay any amounts remaining in escrow to the Green Acres Borrower.

    "Green Acres Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing the net operating income for the Green Acres Property for the 12 month period immediately preceding such date by the greater of (i) aggregate interest and principal payments actually due and payable on the Green Acres Loan during such period and (ii) interest and principal payments on the Green Acres Loan during such period assuming a loan constant (comprised of interest and amortization) of 8.81% per annum.

   OTHER FINANCING. The Green Acres Borrower is not permitted to incur any additional indebtedness other than: (a) unsecured trade payables incurred in the ordinary course of the Green Acres Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (b) capital lease obligations in respect of equipment used at the Green Acres Property, and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion.

   Pursuant to the Green Acres Loan documents, Arbor Property, a non-managing member of the Green Acres Borrower, may obtain from the mortgagee an additional loan of up to $8,000,000 (the "Green Acres Approved Additional Loan") secured solely by both (i) pledges of beneficial interests of all members of the Green Acres Borrower other than the managing member of the Green Acres Borrower and (ii) a pledge of the beneficial interests of the owners of the beneficial interests in the managing member of the Green Acres Borrower, and obtained solely for the purpose of financing the alteration or expansion of the Green Acres Property. The Green Acres Approved Additional Loan is also conditioned upon (i) the mortgagee having received written confirmation from the Rating Agencies that the Green Acres Approved Additional Loan will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current ratings of the Certificates,
(ii) the LTV, after taking into account the Green Acres Loan plus the Green Acres Approved Additional Loan and the value of the Green Acres Property after the proposed alteration or expansion, not exceeding 65%, and (iii) the mortgagee having determined that the Green Acres Debt Service Coverage Ratio, based upon the total debt service required under both the Green Acres Loan and the Green Acres Approved Additional Loan, after giving effect to the alteration or expansion, not being less than the Green Acres Debt Service Coverage Ratio immediately prior to the making of the Green Acres Approved Additional Loan.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Green Acres Loan documents (which does not include the approval of the mortgagee) and except as described in "--Other Financing" above, the Green Acres Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Green Acres Property or any part thereof.

   RESERVES. Pursuant to the terms of the Green Acres Loan, the Green Acres Borrower has established: (i) a capital expenditure reserve account, for the payment of certain routine capital improvements (the "Green Acres Capital Reserve Account"), funded at the initial closing of the Green Acres Loan in the amount of approximately $69,375, and to be funded on each Green Acres Due Date in an amount equal to $0.15 per year per rentable square feet (based on 1,652,607 rentable square feet) or, with written approval from the Rating Agencies, such lesser amount as the Green Acres Borrower may request to be funded for the payment of routine capital improvements; (ii) a tenant improvement reserve account, for the payment of certain tenant improvement expenses and leasing commissions (the "Green Acres Tenant Improvement Reserve Account"), to be funded on each Green Acres Due Date in the amount of approximately $42,000; (iii) a deferred maintenance reserve account, for the payment of the cost of remediating certain deferred maintenance conditions set forth in the Green Acres Loan documents (the "Green Acres Deferred Maintenance Reserve Account"), funded at the initial closing of the Green Acres Loan in the amount of approximately $69,375; (iv) a low debt service reserve account (the "Green Acres Low Debt Service Reserve Account"), funded from and after the occurrence of a Green Acres Low Debt Service Reserve Trigger Event until a Green Acres Low Debt Service Return Event in an amount equal to all remaining funds in the Green Acres Deposit Account after the application of funds under clauses (i) through (viii) described in the second paragraph in "--Lockbox" below; and (v) a tax and insurance escrow account (the "Green Acres Insurance and Tax Reserve Account") to be funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the next ensuing 12 months, provided that, such monthly deposit of taxes with respect to The Plaza at Green Acres will be waived if the Green Acres Borrower provides the mortgagee with (i)

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satisfactory evidence that a mortgage of the ground lessor's fee interest in
The Plaza at Green Acres to an institutional lender provides for the monthly escrow of taxes with respect thereto, and (ii) annual proof of payment of such taxes, and provided further that, if no event of default has occurred and is continuing, and the Green Acres Borrower has provided evidence that a space tenant has made the required payments of taxes, then the escrow requirement with respect to such space tenant's share of taxes for a particular tax parcel will be conditionally waived.

   "Green Acres Low Debt Service Application Event" means that, as of the first day of any calendar quarter, the Green Acres Actual Debt Service Coverage Ratio for the prior 12 month period, will be less than 1.20x. "Green Acres Actual Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing the net operating income for the Green Acres Property for the 12 month period immediately preceding such date, by the aggregate principal and interest payments actually due and payable on the Green Acres Loan for such period. "Green Acres Low Debt Service Trigger Event" means that, as of the first day of any calendar quarter, the Green Acres Actual Debt Service Coverage Ratio for the prior 12 month period, will be less than 1.25x. "Green Acres Low Debt Service Return Event" means that, as of the first day of any calendar quarter following a Green Acres Low Debt Service Trigger Event (a) the Green Acres Actual Debt Service Coverage Ratio for the prior 12 month period with respect to two quarters will be greater than 1.25x, and (b) no event of default then exists and is continuing.

   CASH MANAGEMENT; LOCKBOX. The Green Acres Borrower has established and is required to maintain a deposit account (the "Green Acres Lockbox Account") under the sole dominion and control of the mortgagee. The Green Acres Borrower is required to notify all tenants to make all payments due under the leases to the Green Acres Borrower payable directly to the mortgagee or its agent and to deliver such payments directly to the Green Acres Lockbox Account, and to deliver such payments to the mortgagee or its agent. If the Green Acres Borrower or the Green Acres Manager receives any payments, the Green Acres Borrower is required to deposit upon receipt, and will direct the Green Acres Manager to deposit upon receipt, such payments in the Green Acres Lockbox Account, not later than the close of business on the day the payment is received.

   On each Green Acres Due Date, provided no default or event of default has occurred and is continuing, the mortgagee is required to distribute funds from the Green Acres Lockbox Account in the following order of priority: (i) to fund the Green Acres Insurance and Tax Reserve Account, (ii) to pay the Green Acres Monthly Debt Service Payment Amount, (iii) to the Green Acres Borrower, an amount equal to the budgeted operating expenses plus an additional amount for operating expenses in excess of the budgeted amount, up to 105% of the budgeted amount on a cumulative year-to-date basis, but in no event to exceed more than 15% of such month's budgeted amount for operating expenses provided that, prior to such disbursement the Green Acres Borrower provides the mortgagee with an officer's certificate certifying that, among other things, the Green Acres Borrower does not have any unpaid claims of creditors more than 60 days past due and that the amount disbursed is required to pay operating expenses, (iv) to fund the Green Acres Tenant Improvement Reserve Account, (v) to fund the Green Acres Capital Reserve Account, (vi) to fund extraordinary capital expenditures, if any, approved in writing by the mortgagee, (vii) prior to the Green Acres Anticipated Repayment Date, to the mortgagee in an amount equal to interest, if any, accrued and unpaid under the Green Acres Loan at the excess of the default rate over the Green Acres Initial Interest Rate, (viii) from and after the Green Acres Anticipated Repayment Date, to the mortgagee to prepay the outstanding principal of the Green Acres Loan until such principal amount is paid in full, (ix) prior to the Green Acres Anticipated Repayment Date, and from and after a Green Acres Low Debt Service Trigger Event until a Green Acres Low Debt Service Return Event, to the mortgagee, on behalf of the Green Acres Borrower, an amount equal to all remaining funds not previously disbursed pursuant to clauses (i) through (vii) above, to be held in the Green Acres Low Debt Service Reserve Account and disbursed as described below, (x) from and after the Green Acres Anticipated Repayment Date, to the mortgagee, in an amount equal to interest, if any accrued and unpaid on the Green Acres Loan at the excess of default rate over the Green Acres Revised Interest Rate, (xi) prior to the Green Acres Anticipated Repayment Date, provided no Green Acres Low Debt Service Trigger Event has occurred and is continuing and provided no event of default exists, to the Green Acres Borrower or its designee, provided that the mortgagee may, in its sole discretion, permit a

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distribution under this clause (xi) notwithstanding the occurrence of an event of default and (xii) from and after the Green Acres Anticipated Repayment Date, to the mortgagee to be applied to the payment of accrued and unpaid Green Acres Excess Interest. The failure of the Green Acres Borrower to have funds available in the Green Acres Lockbox Account sufficient to make all payments required under clauses (i) through (v) above from and after the Green Acres Anticipated Repayment Date will constitute an event of default under the Green Acres Loan.

   Upon the occurrence of a Green Acres Low Debt Service Application Event, all amounts in the Green Acres Low Debt Service Reserve Account are required to be applied by the mortgagee to reduce the principal balance of the Green Acres Loan; provided, however, upon the occurrence of a Green Acres Loan Debt Service Return Event and prior to the Green Acres Anticipated Repayment Date, all amounts then remaining in the Green Acres Low Debt Service Reserve Account are required to be disbursed to the Green Acres Borrower. No yield maintenance payments will be required in connection with the application of the Green Acres Low Debt Service Reserve Account to the reduction of the Green Acres Loan.

   TRANSFER OF GREEN ACRES PROPERTY AND INTEREST IN THE GREEN ACRES BORROWER; ENCUMBRANCES. Unless permitted by the Green Acres Loan documents as described below, and with the exception of leases entered into in accordance therewith and Green Acres Permitted Encumbrances, the Green Acres Borrower is not permitted to (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the Green Acres Property or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Green Acres Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the Green Acres Property or any part thereof or (D) file a declaration of condominium with respect to the Green Acres Property; provided, however, that a member of the Green Acres Borrower other than the managing member and an owner of a beneficial interest in the managing member of the Green Acres Borrower may pledge its beneficial interest as security for a Green Acres Approved Additional Loan.

   Except as described below, the Green Acres Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Green Acres Property if: (A) after giving effect to the proposed transaction: (i) either (x) the mortgagee has (a) received a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) approved the transferee's organizational documents;
(c) received and approved legal opinions (including non-consolidation opinions) with respect to such transferee; and (d) approved all loan documents required by it to effectuate such transfer (including, without limitation, the assumption of the Green Acres Loan or a portion thereof by such transferee); or (y) the transferee will be at least 51% owned and controlled (directly or indirectly) by (a) Vornado Realty Trust or Vornado Realty L.P., (b) any entity with which Vornado Realty Trust or Vornado Realty L.P. is merged or consolidated or to which Vornado Realty Trust or Vornado Realty L.P. sells all or substantially all of its assets, or (c) an entity in which Vornado Realty Trust is the sole operating partner; (ii) the Green Acres Property will be owned by a single purpose entity, which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Green Acres Loan agreement; (iii) the Green Acres Property will be managed by a Green Acres Acceptable Manager;
(iv) if the proposed transaction permits the mortgagee of the ground lessor's fee interest to accelerate its loan to the ground lessor, then either (x) the Green Acres Borrower will provide the mortgagee with a written agreement or acknowledgment from the fee mortgagee that it will not accelerate its loan to the ground lessor or (y) the proposed transaction will provide for the payment in full of such fee mortgage loan; and (v) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   Notwithstanding the foregoing, transfers of direct and indirect beneficial interests in the Green Acres Borrower will be permitted if (a) the transferee will be at least 51% owned and controlled directly or indirectly by Vornado Realty Trust, Vornado Realty L.P., any entity with which Vornado Realty Trust or

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Vornado Realty L.P. is merged or consolidated or to which Vornado Realty
Trust or Vornado Realty L.P. sells all or substantially all of its assets, or an entity in which Vornado Realty Trust is the sole operating partner, and
(b) if there is either (1) a transfer of 25% or more of direct membership, stock or other equity interests in the Green Acres Borrower or a transfer of the managing member's interest in the Green Acres Borrower or (2) a transfer of any direct interest in a member of the Green Acres Borrower that is the required single purpose member, the Green Acres Borrower is required to deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the Green Acres Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the Green Acres Borrower or the transferee selected by either of them (unless reasonably disapproved by mortgagee or the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the Green Acres Borrower and of its managing member (as constituted after such transfer) will not be substantively consolidated with the assets of certain owners or controlling persons of the Green Acres Borrower in a bankruptcy or similar proceeding.

   INSURANCE. The Green Acres Borrower is required to maintain, at its sole cost and expense the following insurance: (a) policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", maintained in an aggregate amount equal to the then full replacement cost of the Green Acres Property and related assets (without deduction for physical depreciation), with deductibles no greater than $50,000, as increased proportionately with the increase in the Consumer Price Index, (b) flood insurance (if any part of the Green Acres Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), (c) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 for any policy year as well as at least $50,000,000 excess and/or umbrella liability insurance; (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty, and equal to the greater of (i) estimated gross revenues from the operation of the Green Acres Property and (ii) projected operating expenses (including interest and principal payments on the Green Acres Loan) needed to maintain and operate the Green Acres Property for a period of up to the next 18 months; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Green Acres Property; (f) worker's compensation insurance with respect to all employees of Green Acres Borrower, as and to the extent required by applicable law or regulation; (g) during any period of repair or restoration costing in excess of $5,000,000, builder's "all risk" insurance in an amount not less than full insurable value of the Green Acres Property; (h) coverage to compensate for the cost of demolition and the increased cost of construction for any Green Acres Property in an amount satisfactory to the mortgagee; and (i) such other insurance as may from time to time be reasonably required by the mortgagee. The Green Acres Loan requires insurers for all-risk coverage to have claims paying abilities rated "AA" or better by S&P and Moody's and "A-X1" or better by Best's, and insurers for all other coverage to have claims paying abilities rated "A" or better by S&P and Moody's and "A-X1" or better by Best's.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting the Green Acres Property, the Borrower, regardless of whether proceeds are available, is required to promptly proceed to restore, repair, replace or rebuild the affected Green Acres Property, to the extent practicable, to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Green Acres Loan documents applicable to alterations.

   In the event of a casualty at the Green Acres Property that involves a loss of less than 30% of the outstanding principal balance of the Green Acres Loan or a condemnation at the Green Acres Property

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that involves a loss of less than 20% of the outstanding principal balance of the Green Acres Loan, the mortgagee will permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Green Acres Borrower for the cost of restoring, repairing, replacing or rebuilding the Green Acres Property, in the manner described below, provided that no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Green Acres Property, after such restoration, will adequately secure the outstanding principal balance of the Green Acres Loan,
(ii) the restoration can be completed by the earliest to occur of: (A) the 183rd day following the receipt of the proceeds or, with a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (B) the Green Acres Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (A) the net operating income for the Green Acres Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable together with such other monies as the Green Acres Borrower makes irrevocably available for restorations, will equal or exceed the sum of operating expenses and payments of principal and interest on the Green Acres Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds are required to be applied to the prepayment of the Green Acres Loan without the payment of a prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing, and the Green Acres Borrower will be entitled to receive a release of the mortgage lien encumbering the Green Acres Property in accordance with and subject to the terms described in "--Release in Exchange for Substitute Collateral--Defeasance" above in connection with a release due to defeasance, unless a reciprocal easement and/or operating agreement or a tenant lease requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration.

   In the event of a casualty that involves a loss of 30% or more of the outstanding principal balance of the Green Acres Loan, or a condemnation that involves a loss of 20% or more of the outstanding principal balance of the Green Acres Loan, then the mortgagee will have the option (to be exercised by notice to the Green Acres Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the Green Acres Loan (and the Green Acres Borrower will be entitled to receive a release of the mortgage lien affecting the Green Acres Property or, in the event that the entire Green Acres Loan is prepaid by application of such proceeds, at the request of the Green Acres Borrower, an assignment of the Note and Morgage and termination of the other Green Acres Loan documents) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the Green Acres Borrower for the cost of any restoration (and the mortgagee will be deemed to have elected prepayment if it fails to give such notice within 30 days after receipt of the proceeds), unless a reciprocal easement and/or operating agreement or a tenant lease requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration. Any application of proceeds to the repayment of the Green Acres Loan as described above will be without any prepayment premium or penalty except that if an event of default has occurred and is continuing, the Green Acres Borrower will be required to pay the yield maintenance payment, if any, as described herein.

   If the Green Acres Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed on a monthly basis upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; funds

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other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Green Acres Borrower for that purpose, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Green Acres Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Green Acres Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with mortgagee as security for the Green Acres Loan after payment of such costs of restoration.

   FINANCIAL REPORTING. The Green Acres Borrower is required to furnish to the mortgagee within 90 days following the end of each fiscal year, a complete copy of its annual financial statements, audited by a "Big Six" accounting firm or another independent-certified public accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, including balance sheets and statements of profit and loss. Together with its annual financial statements, the Green Acres Borrower is required to furnish to the mortgagee (i) an officer's certificate certifying as of the date thereof whether, to the Green Acres Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) the then current rent rolls and a current occupancy statement; and (iii) an annual report, for the most recently completed fiscal year, containing, to the extent the Green Acres Borrower receives such information from its tenants in such retail space and is entitled to disclose such information to the Mortgagee, reported tenant sales per square foot and tenant rent per square foot by general merchandise categories.

   In addition, the Green Acres Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month the monthly operating statement generated by the Green Acres Manager's accounting system. The Green Acres Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 45th day after the end of each calendar quarter: (i) quarterly and year-to-date operating statements with respect to the Green Acres Borrower, with a balance sheet for the quarter; (ii) a current rent roll; and (iii) an occupancy report on the Green Acres Property, together with an officer's certificate certifying such items as true, correct, accurate and complete.

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

Graphics Omitted: Photographs of Americold Pool properties in Gloucester Massachusetts, Milwaukie, Oregon and Plover, Wisconsin.



                         [Grande Loan II Logo]

 AMERICOLD POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. The Americold Pool Loan had a principal balance as of the Cut-Off Date of approximately $148,500,000 and is evidenced by a note (the "Americold Pool Note A") issued by Americold Real Estate, L.P. (the "Americold Pool Borrower") formed for the sole purpose of acquiring, owning, operating and performing other related activities with respect to the Americold Pool Properties. The Americold Pool Note A is cross-collateralized and cross-defaulted with a pari passu note (the "Americold Pool Note B") issued by the Americold Pool Borrower in the amount of $148,500,000 (the aggregate indebtedness represented by such notes being referred to herein as the "Total Americold Pool Loan"). The Total Americold Pool Loan had a principal balance as of the Cut-Off Date of approximately $297,000,000. The portion of the Total Americold Pool Loan evidenced by the Americold Pool Note B is not included in the Mortgage Pool. The Americold Pool Loan is secured by first priority mortgage and/or deed of trust liens encumbering the fee and leasehold interests in 29 cold storage warehouses located throughout the United States (the "Americold Pool Properties"). The Americold Pool Borrower owns fee title to 26 and leasehold title to 3 of the Americold Pool Properties. The mortgages encumbering the Americold Pool Properties are cross-collateralized and cross-defaulted. The Americold Pool Loan was originated by GSMC on April 22, 1998.

   The Americold Pool Note is being held by GSMC and it is anticipated such note will be included in a mortgage securitization of an affiliate of the Seller in the future. The Total Americold Pool Loan will be serviced by the Master Servicer and specially serviced by the Special Servicer and, in the event servicing is transferred to another servicer, the servicing for the Total Americold Pool Loan will be transferred.

   THE BORROWER. The Americold Pool Borrower is a special purpose Delaware limited partnership, formed solely for the purpose of acquiring, owning, and operating the Americold Pool Properties. Americold Corporation ("Americold"), an affiliate of the Americold Pool Borrower, will manage the Americold Pool Properties pursuant to the Americold Master Lease as described in "--Property Management; Master Lease" below. A joint venture between Vornado Realty Trust and Crescent Real Estate Equities Company (the "Joint Venture") acquired Americold and URS Logistics, Inc. ("URS") from Kelso Partners, L.P. on October 31, 1997. Since the acquisition, Americold and URS have been merged operationally as Americold Logistics with one management team under the umbrella of the Joint Venture.

   SECURITY. The Americold Pool Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Americold Pool Borrower in the Americold Pool Properties and certain related collateral (including assignments of leases and rents and the funds in certain accounts). Subject to certain limited exceptions, neither the Americold Pool Borrower nor any of its affiliates are personally liable for payment of the Americold Pool Loan. The Americold Pool Borrower has represented that it owns good and indefeasible fee simple or leasehold title, as applicable, to the Americold Pool Properties, free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the Americold Pool Loan documents (the "Americold Pool Permitted Encumbrances"). The title insurance policies issued upon the origination of the Americold Pool Loan insure that each of the mortgages securing the Americold Pool Loan constitutes a valid and enforceable first lien on the Americold Pool Properties encumbered by it, subject to certain exceptions and exclusions from coverage set forth in the policies.

   THE INDUSTRY. For a description of the industry, see "--URS Pool: The Borrower; The Properties--The Industry" above. Americold's top ten customers by revenue (in alphabetical order) for 1997 were Con Agra, Grandonet, HJ Heinz, JR Simplot, McCain, Norpac Foods, Dean Foods, Nestle USA, New West Foods, and Unilever.

    THE PROPERTIES. The Americold Pool Properties are comprised of the Americold Pool Borrower's fee simple and leasehold interest in 29 cold storage warehouses. The Americold Pool Properties are located throughout the United States with a particular focus in the West, Pacific Northwest, and Northeast regions, and contain a total of approximately 155 million cubic feet of refrigerated space. The Americold Pool Properties are comprised of five National Distribution, six Regional Distribution, ten Regional Production, and eight Captive Production facilities.

Graphic Omitted: Pie Chart depicting Americold Pool Properties Business Segmentation By Underwritten Net Cash Flow.

                       AMERICOLD POOL PROPERTIES SUMMARY

                                                        YEAR BUILT/   SQUARE
    PROPERTY         LOCATION         PROPERTY TYPE      RENOVATED    FOOTAGE
---------------  --------------- ---------------------  ----------- ---------
Ash Street...... Denver, CO      Regional Distribution   1976/1980     114,222
Bettendorf...... Bettendorf, IA  Regional Production     1973/1977     336,000
Boston.......... Boston, MA      Regional Distribution        1969     188,007
Burley.......... Burley, ID      Captive Production      1959/1996     277,626
Burlington...... Burlington, WA  Captive Production      1965/1968     194,000
Clearfield...... Clearfield UT   National Distribution   1973/1978     358,400
Connell......... Connell, WA     Captive Production      1969/1971     235,200
E. Main Street . Gloucester MA   Regional Production     1961/1973      63,952
Fogelsville..... Fogelsville, PA National Distribution   1976/1997     683,914
Ft. Dodge....... Ft. Dodge, IA   Regional Distribution   1979/1980     155,811
Hermiston....... Hermiston, OR   Captive Production           1975     168,000
Jesse St........ Los Angeles, CA National Distribution   1954/1980     141,600
Lois Avenue..... Tampa, FL       Regional Distribution        1953      21,820
Milwaukie....... Milwaukie, OR   Captive Production      1958/1988     163,026
Moses Lake...... Moses Lake, WA  Regional Distribution   1967/1979     302,400
Nampa........... Nampa, ID       Captive Production      1946/1974     364,000
Plant City...... Plant City, FL  Regional Production          1956      33,600
Plover.......... Plover, WI      Captive Production      1978/1981     384,400
Rail Road Ave .. Gloucester, MA  Regional Production          1964      11,923
Rochelle........ Rochelle, IL    Regional Production          1995     179,712
Rodgers St...... Gloucester, MA  Captive Production           1967      96,666
Rowe Square..... Gloucester, MA  National Distribution   1955/1969      74,773
Salem........... Salem, OR       Regional Production     1963/1981     498,400
Southgate....... Atlanta, GA     Regional Production          1996     100,714
Turlock 2....... Turlock, CA     Regional Production          1985     106,400
Walla Walla..... Walla Walla, WA Captive Production      1960/1968     140,000
Wallula......... Wallula, WA     Captive Production           1981      40,000
Watsonville..... Watsonville, CA Captive Production           1985     185,980
Woodburn........ Woodburn, OR    Regional Production     1952/1979     277,440
                                                                    ---------
TOTALS/WEIGHTED
 AVERAGE........                                                     5,897,986
                                                                    =========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            CUT-OFF DATE               CUT-OFF
                    CUBIC     UNDERWRITTEN   ALLOCATED     APPRAISED     DATE
    PROPERTY       FOOTAGE     CASH FLOW    LOAN AMOUNT      VALUE       LTV    DSCR
---------------  ----------- ------------  ------------- ------------  ------- -----
Ash Street......   2,750,000  $   462,849   $  1,768,536  $  6,200,000   57.0%  1.54x
Bettendorf......   8,848,000    1,088,267      4,107,568    14,400,000   57.0   1.56
Boston..........   3,067,994      606,267      2,110,834     7,400,000   57.0   1.70
Burley..........  10,722,101    4,653,746     10,012,197    35,100,000   57.0   2.74
Burlington......   4,655,000    1,783,553      4,506,915    15,800,000   57.0   2.34
Clearfield......   8,601,600    3,016,924      7,929,889    27,800,000   57.0   2.25
Connell.........   5,644,800    2,368,940      6,532,174    22,900,000   57.0   2.14
E. Main Street .   1,862,768      714,605      2,367,557     8,300,000   57.0   1.78
Fogelsville.....  21,623,336    2,139,954     16,430,273    57,600,000   57.0   0.77
Ft. Dodge.......   3,739,464      346,861      1,354,927     4,750,000   57.0   1.51
Hermiston.......   4,032,000    2,739,870      6,703,323    23,500,000   57.0   2.41
Jesse St........   2,682,400      685,951      2,082,309     7,300,000   57.0   1.94
Lois Avenue.....     400,000       67,936        128,362       450,000   57.0   3.12
Milwaukie.......   4,688,624    2,131,188      5,391,183    18,900,000   57.0   2.33
Moses Lake......   7,257,600    3,561,526      9,755,474    34,200,000   57.0   2.16
Nampa...........   7,981,000      680,270      5,819,055    20,400,000   57.0   0.69
Plant City......     750,000      186,202        684,595     2,400,000   57.0   1.61
Plover..........   9,363,200    5,024,753     13,634,844    47,800,000   57.0   2.18
Rail Road Ave ..     270,480      164,781        656,070     2,300,000   57.0   1.48
Rochelle........   6,020,352    2,872,681      7,017,096    24,600,000   57.0   2.42
Rodgers St......   2,823,256    1,064,918      3,480,023    12,200,000   57.0   1.81
Rowe Square.....   2,387,465    1,321,472      4,079,043    14,300,000   57.0   1.91
Salem...........  12,487,600    3,364,696      9,299,078    32,600,000   57.0   2.14
Southgate.......   3,726,418      352,282      3,052,151    10,700,000   57.0   0.68
Turlock 2.......   3,024,000      942,005      2,595,755     9,100,000   57.0   2.14
Walla Walla.....   3,136,000      973,992      2,852,478    10,000,000   57.0   2.02
Wallula.........   1,200,000      833,766      1,939,685     6,800,000   57.0   2.54
Watsonville.....   5,448,500    2,001,777      5,191,510    18,200,000   57.0   2.28
Woodburn........   6,313,372    2,737,821      7,017,096    24,600,000   57.0   2.30
                 ----------- ------------  ------------- ------------  ------- -----
TOTALS/WEIGHTED
 AVERAGE........ 155,507,330  $48,889,852   $148,500,000  $520,600,000   57.0%  1.94x
                 =========== ============  ============= ============

Graphic Omitted: Map of United States which highlights the states where Americold Pool Properties are located and provides for the following information with respect to each state:

Washington
Connell
Walla Walla
Wallula
Moses Lake
Burlington

Idaho
Burley
Nampa

Iowa
Fort Dodge
Bettendorf

Wisconsin
Plover

Illinois
Rochelle

Pennsylvania
Fogelsville

Oregon
Milwaukie
Salem
Woodburn
Hermiston

Massachusetts
Rogers Street
Rowe Square
East Main
Railroad Ave.
Boston

California
Turlock II
Watsonville
Jesse Street

Utah
Clearfield

Colorado
Ash Street

Georgia
Southgale

Florida
Plant City
Lois Avenue

   OPERATING HISTORY. The following table shows certain information regarding the operating history of the Americold Pool Properties:

                                                                              UNDERWRITTEN
                                 1995 (A)        1996 (A)       1997 (B)      NET CASH FLOW
                              -------------- --------------  -------------- ---------------
REVENUES ....................  $130,219,000    $130,111,000   $140,999,400    $138,572,978
EXPENSES
 Personnel ..................    43,132,000      45,989,000     51,060,000      51,673,477
 Utilities ..................     7,603,000       7,934,000      8,681,000       8,708,933
 Facilities .................     6,372,000       6,314,000      7,399,000       6,806,470
 Repairs and Maintenance  ...     2,856,000       2,886,000      3,181,800       4,970,912
 Other Direct Expenses  .....     4,754,000       5,688,000      7,600,000       2,674,118
                              -------------- --------------  -------------- ---------------
 Total Expenses .............    64,717,000      68,811,000     77,921,800      74,833,910

NET OPERATING INCOME.........    65,502,000      61,300,000     63,077,600      63,739,068

 Capital Expenditure Reserve                                                     6,534,838
 Master Lease Payment(c)  ...                                                 $  8,314,379
                              -------------- --------------  -------------- ---------------

NET CASH FLOW................  $ 65,502,000    $ 61,300,000   $ 63,077,600    $ 48,889,851
                              ============== ==============  ============== ===============

------------
(a) The 1995 and 1996 figures represent a compilation of revenues and certain expenses of 28 Americold Pool Properties with a February 28 fiscal year-end and one Americold Pool Property with a December 31 fiscal year-end.
(b) The 1997 financial statements includes annualizing 10-month revenues and certain expenses for 28 of the Americold Pool Properties.
(c) It is assumed that the Americold Pool Master Lessee will receive approximately 6% of the Americold Pool Properties' Total Revenues pursuant to the Americold Pool Master Lease.

   GROUND LEASES. At 3 of the Americold Pool Properties, all or a portion of the underlying land is leased to the Americold Pool Borrower pursuant to a ground lease.

   The interest of the Americold Pool Borrower in the Watsonville, California property consists of a ground leasehold interest created under a lease dated February 1, 1984, between Richard A. Shaw, Inc., as lessor and Termicold Corporation as lessee. Termicold Corporation assigned its interest in the lease to the Americold Pool Borrower in connection with the closing of the Americold Pool Loan. The term of the lease expires on December 31, 2024 and contains three successive 10 year renewal options. The current annual rent under the lease is $193,536 which amount is subject to adjustment in accordance with the lease.

   The interest of the Americold Pool Borrower in the Burley, Idaho property consists of a ground leasehold interest created under a lease dated as of January 23, 1993, between Ore-Ida Foods, Inc. as lessor and Americold Corporation as lessee. Americold Corporation assigned its interest in the lease to the Americold Pool Borrower in connection with the closing of the Americold Pool Loan. The term of the lease commenced on January 23, 1993, expires 20 years thereafter and contains eight additional 10 year renewal options. The current annual rent under the lease is $1,000, which is increased or decreased by the percentage increase or decrease in the property tax on the land.

   The interest of the Americold Pool Borrower in the Ash Street Colorado property consists of a ground leasehold interest created under a lease dated April 6, 1976, between Country life Insurance Company as lessor and Beatrice Public Refrigerated Services, Inc. (pursuant to an assignment by Beatrice Foods Co.) as lessee. Beatrice Foods Co. assigned its interest in the lease to the Americold Pool Borrower in connection with the closing of the Americold Pool Loan. The term of the lease commenced on July 1, 1976, expires 25 years thereafter and contains four consecutive 5 year renewal options. The current annual rent under the lease is $232,260.

    APPRAISALS. Appraisals, prepared by Landauer Real Estate Counselors, dated as of March 1, 1998 determined values for the Americold Pool Properties of approximately $520,600,000, resulting in a Cut-Off Date LTV of approximately 57.0%. The appraisals were prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   SEISMIC REPORT. Structural and seismic risk assessments of certain of the Americold Pool Properties were performed in March 1998 by a third party structural firm. Those properties included Jesse Street, Turlock 2, and Watsonville. The seismic reports indicated a PML for each of the three facilities as follows: Jesse Street, $1,460,000 to $1,825,000, Turlock 2, $425,000 to $1,105,000, and Watsonville, $1,400,000 to $3,500,000. The
Americold Pool Borrower has obtained blanket earthquake insurance coverage in the full amount of such PMLs. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance" herein.

   ENGINEERING REPORT. Property Condition Reports on the Americold Pool Properties were completed prior to origination of the Americold Pool Loan. The Property Condition Reports concluded that the Americold Pool Properties were generally in good physical condition but noted certain items of deferred maintenance for which approximately $543,006 in reserves was funded by the Americold Pool Borrower at the closing of the Americold Pool Loan.

   ENVIRONMENTAL ASSESSMENTS. Phase I environmental site assessments dated January/ February 1998, and Phase II environmental site assessments dated March 1998, were completed by a third party environmental consulting firm. The reports recommended additional investigation, removal, and the possible remediation of petroleum contamination in the soil and groundwater as a result of USTs at the Ash Street, East Main, and Rogers Street properties, and additional investigation as the result of a heating system leak at the Portland property. In addition, the reports recommended remediation of lead contaminated soil and transformer fluid (PCB) contaminated soil at the Railroad Avenue and East Main properties, respectively. The Americold Pool Borrower funded $1,405,171 at the closing of the Americold Pool Loan for additional investigation and potential remediation requirements. The reports did not reveal any environmental liability, beyond which funds have been reserved, that the Seller believes would have a material adverse impact on the Americold Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans-Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT; MASTER LEASE. The Americold Pool Loan agreement provides that the Americold Pool Borrower may not, without the mortgagee's prior consent, surrender or terminate any property management agreement entered into by the Americold Pool Borrower and the property manager (the "Americold Pool Property Management Agreement"), pursuant to which the property manager is to provide property management and other services with respect to the Americold Pool Property, or permit or suffer any significant delegation or contracting of the property manager's duties, unless (i) the property manager is in material default and the termination of such agreement would be commercially reasonable, (ii) the property manager is being replaced with a Americold Pool Acceptable Property Manager pursuant to a commercially reasonable property management agreement, or (iii) the Americold Pool Property Management Agreement is being replaced by a Americold Pool Master Lease (in which event the Americold Pool Borrower may terminate the Americold Pool Property Management Agreement at such time as the Americold Pool Master Lease becomes effective). Unless otherwise waived by the mortgagee or cured within five days the Americold Pool Property Management Agreement will terminate five days after the occurrence and continuance of an event of default under the Americold Pool Loan and the mortgagee's notice thereof to the Americold Pool Master Lessee and the Americold Pool Borrower. The Americold Pool Borrower will have the right to modify, change, supplement, alter and amend, and to waive and release any of its rights and remedies under the Americold Pool Master Lease; provided, in each instance, that, among other things such action is not reasonably likely to cause the Americold Pool Borrower's net cash flow to be less than what it would be if the Americold Pool Master Lease were terminated and replaced with a Americold Pool Property Management Agreement under which the Americold Pool Borrower was required to pay a property management fee of 5% of gross receipts, and, provided further that, except to the extent that the mortgagee may consent to or approve such action in writing, the same will not be enforceable by, or claimed as a defense by, the Americold Pool Master Lessee against the mortgagee. To the extent that any Americold Pool Property is not subject to the Americold Pool Master Lease, such Americold Pool Property is required to be managed by a Americold Pool Acceptable Property Manager pursuant to a property management agreement in form and substance satisfactory to the mortgagee in its reasonable discretion (and collaterally assigned to the mortgagee), provided that if such property manager is affiliated with the Americold Pool Borrower, Vornado Realty L.P., Vornado Realty Trust or Crescent Real Estate Equities Limited, its fee may not exceed then current market rates.

   "Americold Pool Acceptable Property Manager" means (i) URS; (ii) Americold; (iii) any person or entity with or into which URS and/or Americold is merged or consolidated or to which either of them transfer all or substantially all of its or their assets or which succeeds to all or substantially all of the business of URS and/or Americold; (iv) any person or entity 51% or more owned, directly or indirectly, and controlled by one or more or more of the persons or entities identified in clauses (i) through
(iii) above; (v) any person or entity in which one or more persons or entities described in clauses (i) through (iv) above are sole operating partners or managing members; and (vi) any other person or entity as to which the Americold Pool Borrower has obtained a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto.

   "Cold Storage Qualified Master Lessee" means (i) any Americold Pool Acceptable Property Manager and (ii) any institutional lender that acquires the Americold Pool Master Lessee's interest in the Americold Pool Master Lease by foreclosure or any action in lieu thereof.

   The Americold Pool Properties are subject to a triple net lease (the "Americold Pool Master Lease") between the Americold Pool Borrower, as landlord (the "Americold Pool Master Lessor"), and Americold, as tenant (the "Americold Pool Master Lessee"). The Americold Master Lease commenced as of April 22, 1998 (the "Americold Pool Master Lease Commencement Date") and expires on April 30, 2013, with two successive 5 year renewal options at the option of the Americold Pool Master Lessee provided that the term of the lease with respect to any ground lease property will expire 5 years prior to the expiration of the term (including renewals) of such ground lease. Under the Americold Pool Master Lease, the Americold Pool Master Lessee is required to pay a fixed rental (the "Americold Pool Minimum Rent") of (i) $48,164,000 per annum for the period commencing on the Americold Pool Master Lease Commencement Date through December 31, 2002, (ii) $50,572,000 per annum for the period commencing on January 1, 2003 through December 31, 2008, and (iii) the greater of (a) $53,100,810 per annum and (b) the fair market rental of the leased property, for the period commencing on January 1, 2008 through April 30, 2013. In addition, the Americold Pool Master Lessee is required to pay percentage rent for each lease year (the "Americold Pool Percentage Rent") equal to the product of (i) 37.50% and (ii) revenues for the lease year in question in excess of the Americold Pool Breakpoint. The "Americold Pool Breakpoint" for any lease year is an amount equal to the Americold Pool Minimum Rent for such lease year divided by 37.50%. The annual Americold Pool Minimum Rent during any renewal term will be the greater of (i) the then current fair market rental of the leased property and (ii) the Americold Pool Minimum Rent for the immediately preceding lease year plus 5%. For so long as the Americold Pool Loan is outstanding and the Americold Pool Master Lessor is the borrower thereunder, the Americold Pool Minimum Rent and the Americold Pool Percentage Rent will be paid as described in "Americold Pool: The Loan--Cash Management; Lockbox" below.

   The Americold Pool Master Lease provides that the Americold Pool Properties are to be used exclusively as cold and dry storage facilities and any uses incidental thereto. In addition, the Americold Pool Master Lessee, at its expense, is required to maintain the Americold Pool Properties, and all improvements, fixtures and equipment therein (including the personal property subject to the Americold Pool Master Lease); except that the Americold Pool Master Lessor will be responsible for the repair to the leased property (other than repairs caused by the negligence or willful misconduct of the Americold Pool Master Lessee or as a result of casualty or condemnation), the expenditure of which would be depreciated on a 39-year basis, provided that the Americold Pool Master Lessee will pay such expenditures to the extent they exceed, on a cumulative basis, $1,000,000 per annum, increased by 5% as of January 1, 2003 and January 1, 2008. The Americold Pool Master Lease also provides, among other things, that (i) personal property replaced by the Americold Pool Master Lessee will remain the property of the Americold Pool Master Lessee, (ii) the Americold Pool Master Lessee will maintain, at its sole cost and expense, the insurance coverage required under the Americold Pool Loan agreement, (iii) the Americold Pool Master Lessee will make alterations to the Americold Pool Properties in accordance with the provisions relating to alterations set forth in the Americold Pool Loan agreement, (iv) the Americold Pool Master Lessee will restore any property damaged as a result of a fire or other casualty, or taken by eminent domain or condemnation proceedings, in accordance with the provisions relating to casualties and condemnations set forth in the Americold Pool Loan agreement, (v) the Americold Pool Master Lessee is required to indemnify the Americold Pool Master Lessor for all environmental liabilities in respect of the Americold Pool Properties, including those existing prior to the Americold Pool Master Lease Commencement Date, and (vi) the Americold Pool Master Lessee is required to establish and maintain all reserve accounts and implement the cash management procedures required pursuant to the Americold Pool Loan agreement, but the amounts to be funded into the Americold Pool Building Improvements Reserve Account and the Americold Pool Low Debt Service Reserve Account are required to be from amounts otherwise payable to the Americold Pool Borrower as rent. The costs of establishing and maintaining such reserve accounts will be equitably allocated between the Americold Pool Master Lessor and the Americold Pool Master Lessee.

   The Americold Pool Master Lessor has the right to encumber its fee interest in the Americold Pool Properties pursuant to the terms of the Americold Pool Master Lease. The Americold Pool Master Lease and the Americold Pool Master Lessee's rights thereunder are subject to and subordinate to the related mortgages, but the mortgagee is required to grant non-disturbance rights to the Americold Pool Master Lessee and its subtenants. As security for the performance of the Americold Pool Master Lessee's obligations under the Americold Pool Master Lease, the Americold Pool Master Lessee has pledged its interest in all leases, subleases, license or occupancy agreements, warehousing, logistics and services agreements, handling, and other similar agreements relating to the Americold Pool Properties (collectively, the "Americold Pool Operating Agreements") and the revenues therefrom to the Americold Pool Master Lessor, to the extent permitted by law and by contract, with the understanding and agreement that such pledge may in turn be collaterally assigned by the Americold Pool Master Lessor to the mortgagee. Such collateral assignment will be expressly subject to the rights of any secured lender to the Americold Pool Master Lessee, provided, such secured lender performs after applicable notice and grace periods, the obligations of the Americold Pool Master Lessee under the Americold Pool Master Lease. The Americold Pool Master Lessee has agreed to use reasonable efforts to ensure that each future Americold Pool Operating Agreement expressly permits the collateral assignment of such Americold Pool Operating Agreement to the Americold Pool Master Lessor and the mortgagee.

   The Americold Pool Master Lease further provides that if and when the Americold Pool Master Lessor or an affiliate has elected to qualify as a real estate investment trust ("REIT"), the Americold Pool Master Lessee agrees to use reasonable efforts to ensure that (i) the average of the adjusted tax bases of all of the Americold Pool Master Lessor's personal property leased to the Americold Pool Master Lessee under a lease at the beginning and end of a calendar year will not exceed 15% of the average of the aggregate adjusted tax bases of all of the Americold Pool Master Lessor's property that is leased to the Americold Pool Master Lessee under such lease at the beginning and end of such calendar year, (ii) the Americold Pool Master Lessee will not sublet the property leased to it by the Americold Pool Master Lessor, or enter into any other arrangement, if such sublet or other arrangement would cause all or a portion of the amounts paid by the Americold Pool Master Lessee to the Americold Pool Master Lessor under the Americold Pool Master Lease to fail to qualify as "rents from real property" within the meaning of
Section 856(d) of the Code, (iii) the Americold Pool Master Lessee will not sublease the property leased to it by the Americold Pool Master Lessor, or enter into any similar arrangement with, any person in which the Americold Pool Master Lessor owns, directly or indirectly, a 10% or more interest, within the meaning of Section 856(d)(2)(B) of the Code, and (iv) the Americold Pool Master Lessor will not own, directly or indirectly, a 10% or more interest in the Americold Pool Master Lessee, within the meaning of
Section 856(d)(2)(B) of the Code. Furthermore, in connection with the Americold Pool Master

Lessor or its affiliate qualifying as a REIT, to the extent deemed necessary by the Americold Pool Master Lessor (in its sole discretion), upon 30 days notice to the Americold Pool Master Lessee, the Americold Pool Master Lessee will purchase from the Americold Pool Master Lessor such portions of the property leased to it by the Americold Pool Master Lessor as may be considered by the Americold Pool Master Lessor (in its sole discretion) as personalty at a mutually agreed upon purchase price equal to the fair market value of such personalty to be payable by the Americold Pool Master Lessee in equal monthly installments over 48 months, together with an annual interest of 8%. The Americold Pool Minimum Rent will be decreased by such monthly installment, exclusive of the interest thereon.

AMERICOLD POOL: THE LOAN

   PAYMENT TERMS. The Americold Pool Loan bears interest at a fixed rate per annum equal to 6.894% (the "Americold Pool Initial Interest Rate") through and including May 11, 2008. From and after May 11, 2008 (the "Americold Pool Anticipated Repayment Date") the Americold Pool Loan accrues interest at a fixed rate per annum equal to 8.894% (the "Americold Pool Revised Interest Rate"). The Americold Pool Loan matures on May 11, 2023 (the "Americold Pool Maturity Date"). As described below, if the Americold Pool Borrower does not prepay the Americold Pool Loan on the Americold Pool Anticipated Repayment Date, the Americold Pool Borrower will be required to pay interest at the Americold Pool Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Americold Pool Revised Interest Rate over the Americold Pool Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Americold Pool Loan, and will, to the extent permitted by applicable law, earn interest at the Americold Pool Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "Americold Pool Excess Interest"). Interest on the Americold Pool Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The Americold Pool Loan requires monthly payments (the "Americold Pool Monthly Debt Service Payment Amount") of principal and interest of approximately $1,048,596 (based on a 25-year amortization schedule and the Americold Pool Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Americold Pool Maturity Date. Each Americold Pool Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (an "Americold Pool Due Date"). Commencing on the Americold Pool Anticipated Repayment Date and on each Americold Pool Due Date thereafter, the Americold Pool Borrower is required to apply 100% of the Americold Pool Excess Cash Flow for the month preceding the month in which the Americold Pool Due Date occurs in the following order of priority: (a) to the outstanding principal balance until the Americold Pool Loan has been paid in full, (b) to the payment of interest, if any, accrued and unpaid on the Americold Pool Loan at the excess of the default rate over the Americold Pool Revised Interest Rate, and (c) to the Americold Pool Excess Interest. "Americold Pool Excess Cash Flow" means the amounts held as collected funds in the Americold Pool Deposit Account after the application of funds: (a) to the amounts required to be paid into the Americold Pool Tax and Insurance Reserve Account described in "--Reserves" below, (b) to the Americold Pool Operating Account (for payment of budgeted operating expenses) described in "--Reserves" below, (c) to the Americold Pool Monthly Debt Service Payment Amount, (d) to the amounts required to be paid into the Americold Pool Ongoing Maintenance Reserve Account described in "--Reserves" below, and (e) to the amounts required to be paid into the Americold Pool Building Improvements Reserve Account described in "--Reserves" below. The scheduled principal balance of the Americold Pool Loan as of the Americold Pool Anticipated Repayment Date will be approximately $116,872,748.

   After the occurrence and during the continuance of an event of default under the Americold Pool Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Americold Pool Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (i) the maximum rate permitted by applicable law, and (ii) 2% in excess of the Americold Pool Initial Interest Rate or the Americold Pool Revised Interest Rate, as applicable, but in no event less than 1% above the "prime rate" as published from time to time in The Wall Street Journal (the "Americold Pool Default Interest").

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    PREPAYMENT. Voluntary prepayment is prohibited under the Americold Pool
Loan prior to April 11, 2008 (subject to defeasance rights afforded the Americold Pool Borrower), except in connection with certain casualty or condemnation events, permitted partial prepayments to cure an event of default or upon the occurrence of an Americold Pool Low Debt Reserve Application Event as described below. From and after April 11, 2008, the Americold Pool Loan may be voluntarily prepaid in whole or in part on any Americold Pool Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Americold Pool Loan is prepaid upon an acceleration of the Americold Pool Loan following the occurrence of an event of default under the Americold Pool Loan at any time prior to April 11, 2008, the Americold Pool Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Americold Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Americold Pool Loan to be prepaid upon acceleration) for the period from the date of such prepayment through and including the Americold Pool Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Americold Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration), assuming for these purposes that the entire outstanding scheduled principal amount of the Americold Pool Loan as of the Americold Pool Anticipated Repayment Date were to be paid in full on such Americold Pool Due Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Americold Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of an Americold Pool Property under the Americold Pool Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Americold Pool Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Americold Pool Loan in connection with a casualty or condemnation unless an event of default under the Americold Pool Loan has occurred and is continuing, in which case the Americold Pool Borrower will be required to pay a yield maintenance payment calculated in the manner described above. No yield maintenance payments will be required in connection with a prepayment of the Americold Pool Loan upon the occurrence of an Americold Pool Low Debt Service Reserve Application Event as described in "--Cash Management; Lockbox" below.

   Prior to the second anniversary of the Closing Date after the occurrence and during the continuance of an event of default as a result of a default with respect to a particular Americold Pool Property, if the elimination of such Americold Pool Property from the Americold Pool Properties would fully cure such event of default, the Americold Pool Borrower will be permitted to prepay the Americold Pool Loan in a principal amount equal to the Americold Pool Release Amount for such Americold Pool Property, together with all accrued and unpaid interest on the principal amount being so repaid, and the yield maintenance payment owing as a result of such prepayment; provided that
(i) such prepayment is made prior to the earlier of (a) any acceleration of the Americold Pool Loan by the mortgagee and (b) the 30th day after such event of default; (ii) no other event of default exists as of such prepayment; and (iii) the Americold Pool Borrower pays all other amounts then due and owing to the mortgagee as of such prepayment, including any costs and expenses of the mortgagee payable under the Americold Pool Loan documents in connection with such event of default.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Americold Pool Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all or a portion of the Americold Pool Loan with U.S. Treasury obligations, provided that, among other conditions, the Americold Pool Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Americold Pool Defeasance Date"), no event of default will exist on the Americold Pool Defeasance Date, and provided further that the Americold Pool Borrower pays on the Americold Pool Defeasance Date (i) all accrued and unpaid interest on the Americold Pool Loan to but not including the Americold Pool Defeasance Date, except (prior to an acceleration of the Americold Pool Loan) for an

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event of default related solely to a specific Americold Pool Property that will be released from the lien thereon by prepayment of the Americold Pool Release Amount with respect to such Americold Pool Property as described above, (ii) all other sums (not including scheduled interest or principal payments) then due under the Americold Pool Loan and the related loan documents, (iii) the Americold Pool Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Americold Pool Borrower will be required to deliver to the mortgagee, among other things: (a) a security/control agreement granting the mortgagee a first priority lien on the Americold Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit, (b) an opinion of counsel to the Americold Pool Borrower in form satisfactory to the mortgagee stating, among other things, that the mortgagee has a perfected security interest in the U.S. Treasury obligations purchased with the Americold Pool Defeasance Deposit,
(c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified accounting firm, that the Americold Pool Defeasance Deposit is sufficient to pay all scheduled payments due from the Americold Pool Borrower under the Americold Pool Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that all the requirements for defeasance set forth in the Americold Pool Loan Agreement have been met, (e) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (f) a written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates, if required by such Rating Agencies as a condition to defeasance that such conditions have been met. In addition, if only a portion of the Americold Pool Loan is being defeased, the Americold Pool Borrower will be required to execute and deliver all necessary documents to amend and restate the Americold Pool Loan note by issuing two substitute notes, one having a principal balance equal to the defeased portion of the original note and the other note having a principal balance equal to the undefeased portion of the original note.

   "Americold Pool Defeasance Deposit" means a cash amount equal to the sum of (i) the remaining principal amount of the Americold Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon, (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Americold Pool Due Dates after the Americold Pool Defeasance Date, in the case of a defeasance for the entire outstanding principal balance of the note, or the defeased note, in the case of a defeasance for only a portion of the outstanding principal balance of the Americold Pool Loan, as applicable, and in amounts equal to the scheduled interest and principal payments due under the Americold Pool Loan or the defeased note, as applicable, assuming for these purposes that the principal portion of such payments include the entire scheduled outstanding principal of the Americold Pool Loan as of the Americold Pool Anticipated Repayment Date, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Upon receipt of the Americold Pool Defeasance Deposit, the mortgagee, using the Americold Pool Defeasance Deposit, is required to purchase noncallable U.S. Treasury obligations on behalf of the Americold Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Americold Pool Loan, or the defeased portion of the Americold Pool Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the Americold Pool Borrower will have the right to assign the obligation to make payments under the Americold Pool Loan with respect to the principal amount of the Americold Pool Loan that has been defeased to a special purpose entity established or designated by the mortgagee.

   In connection with the total defeasance of the Americold Pool Loan, the Americold Pool Borrower will be permitted to obtain the release of the mortgage encumbering all of the Americold Pool Properties and related collateral. In connection with a partial defeasance, the Americold Pool Borrower will be permitted to obtain the release of the applicable mortgage encumbering one or more of the Americold Pool

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Properties and related collateral upon the satisfaction of the following conditions, among others: (a) the principal balance of the defeased note is required to equal or exceed the Americold Pool Release Amount for such Americold Pool Property being released (or in connection with a repayment by reason of a casualty or condemnation or in connection with curing a property level event of default, in an amount equal to the net proceeds to which the Americold Pool Borrower is entitled (such amount not to exceed the applicable Americold Pool Release Amount or to be less than the applicable Americold Pool Allocated Loan Amount) and all accrued and unpaid interest in respect of the defeased note) and the requirements for defeasance described above must have been satisfied, (b) the Americold Pool Borrower will provide the mortgagee with all release documents accompanied by an officer's certificate certifying that such documentation (i) is in compliance with all legal requirements in all material respects, (ii) will effect such release in accordance with the terms of the Americold Pool Loan agreement, and (iii) will not affect the liens, security interests and other rights of the mortgagee under the remaining Americold Pool Properties not being released,
(c) after giving effect to such release, the Americold Pool Debt Service Coverage Ratio for (i) the Americold Pool Properties that have not been released (unless a written confirmation from the Rating Agencies is obtained that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto) is not permitted to be less than the Americold Pool Debt Service Coverage Ratio as of the closing date of the Americold Pool Loan and (ii) the Americold Pool Properties that have not been released (other than the Americold Pool Property in Denver, Colorado (unless the Americold Pool Borrower acquires fee title to such Americold Pool Property or the term of the applicable ground lease (inclusive of any additional extension and/or renewal options) is extended to a date that is beyond the tenth anniversary of the Americold Pool Maturity Date) is not permitted to be less than 1.60x, unless written confirmation from the Rating Agencies is obtained that such release will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; provided, however, that this clause (c) will not be applicable in connection with a partial prepayment in connection with a property level event of default as described above or a partial prepayment required in connection with a casualty or condemnation as described in "--Casualty and Condemnation" below.

   "Americold Pool Allocated Loan Amount" means, with respect to each Americold Pool Property, the portion of the principal amount of the Americold Pool Loan allocated to each such Americold Pool Property as specified in the Americold Pool Loan agreement and determined as described under the definition of "Allocated Loan Amount" set forth above under the "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans".

   "Americold Pool Release Amount" means, with respect to a specified Americold Pool Property, an amount equal to 125% of the Americold Pool Allocated Loan Amount with respect to such Americold Pool Property (or, with respect to the Americold Pool Properties located at 280 W. Highway 30 and Burley, Idaho, 150% of the Americold Pool Allocated Loan Amount with respect to such Americold Pool Property), provided that in no event will the Americold Pool Release Amount be greater than the then outstanding principal balance of the Americold Pool Loan.

   The Americold Pool Borrower may also, without the consent of the mortgagee, transfer, or grant interests in respect of, all or any part of Americold Pool Unimproved Portions of any one or more Americold Pool Properties (by sale, ground lease, subordination of fee interest to a leasehold mortgage, sublease or other conveyance of any interest) to any person, including affiliates of the Americold Pool Borrower, and tenants and the Americold Pool Master Lessee and their respective affiliates as well as grant in connection therewith in respect of the retained portion of the applicable Americold Pool Property reasonable easements, restrictions, covenants, reservations and rights of way for, among other things, traffic circulation, ingress, egress, parking, access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided, in each such case, (x) such Americold Pool Unimproved Portion is required to be either for the purpose of erecting, maintaining and operating cold or dry storage structures or for other structures and improvements not inconsistent with the use of the related Americold Pool Property, and (y) neither such release nor the granting of such rights with respect to the retained portion of the Americold Pool Property will materially adversely affect the value of the retained portion (as distinguished from the entire Americold Pool Properties), or the net

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operating income of the retained portion of such Americold Pool Property
(taking into account, to the extent applicable, any potential loss of revenue resulting if the transfer and development of the Americold Pool Unimproved Portion were not to occur), as supported by an officer's certificate delivered to the mortgagee by the Americold Pool Borrower. "Americold Pool Unimproved Portion" means, with respect to any Americold Pool Property, one or more land areas comprising such Americold Pool Property on which no improvements for which the Americold Pool Borrower has received or accrued income in connection with the operation of such Americold Pool Properties, or materially required for the receipt or accrual of income in connection with the operation of the Americold Pool Properties, are situate.

   Notwithstanding the foregoing, the Americold Pool Borrower may assign to any person, including an affiliate, any purchase options it may have under any ground lease to acquire fee title to an Americold Pool Property, such assignment to be free and clear of any lien in favor of the mortgagee.

   SUBSTITUTION OF INDIVIDUAL PROPERTIES. The Americold Pool Borrower is permitted to substitute for any Americold Pool Property owned by it, a property (an "Americold Pool Substitute Property") of like kind and quality, subject to the terms and conditions set forth in the Americold Pool Loan agreement, and provided that, among other things, (i) no event of default will have occurred and be continuing, (ii) a written confirmation has been obtained from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, (iii) the Americold Pool Debt Service Coverage Ratio for all the Americold Pool Properties as of such date, assuming the proposed substitution of the Americold Pool Substitute Property, is not permitted to be less than the Americold Pool Debt Service Coverage Ratio for all of the Americold Pool Properties as of such date, assuming no proposed substitution, (iv) the mortgagee will have received an opinion of counsel reasonably acceptable to mortgagee, to the effect that (A) a "significant modification" of the Americold Pool Loan within the meaning of Treasury Regulations Section 1.860G-2 will not occur by reason of the proposed substitution and (B) the proposed substitution will not adversely affect the status of the entity holding the Americold Pool note as a REMIC (assuming for such purposes that such entity otherwise qualifies as a REMIC), and (v) in no event will the Americold Pool Borrower be permitted to substitute more than six Americold Pool Properties over the term of the Americold Pool Loan.

   OTHER FINANCING. The Americold Pool Borrower is not permitted to incur or assume any additional indebtedness, or issue any class of preferred equity securities, other than: (a) unsecured trade payables incurred in the ordinary course of the Americold Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding, (b) capital and operating lease obligations in respect of equipment used at the Americold Pool Properties, with an annual rent obligation not greater than $2,250,000 (as increased by a specified consumer price index), and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Americold Pool Loan documents (which do not include the approval of the mortgagee), the Americold Pool Borrower is prohibited from making or permitting any demolitions, alterations, installations, improvements, expansions, reductions or decorations of or to any Americold Pool Property or any part thereof.

   RESERVES. Pursuant to the terms of the Americold Pool Loan, the Americold Pool Borrower has established: (i) an ongoing maintenance reserve account, for the payment of routine capital repairs, replacements and improvements, and repair and replacement of personalty (excluding capital improvements referred to in clause (ii) below) made by the Americold Pool Borrower or the Americold Pool Master Lessee with respect to any Americold Pool Property (the "Americold Pool Ongoing Maintenance Reserve Account"), to be funded in an amount equal to $3,534,841 per year (as such amount may be reduced in connection with the release of an Americold Pool Property) payable in equal monthly installments of $294,570 or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the Americold Pool Borrower or the Americold Pool Master Lessee may request to be so funded;
(ii) a building improvements reserve account, for the payment of capital expenditures relating to any Americold Pool Property that are required to be

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depreciated over a period of 39 years (or any successor depreciation period for buildings) (the "Americold Pool Building Improvements Reserve Account"), is to be funded in an amount equal to $3,000,000 per year (as such amount may be reduced in connection with the release of an Americold Pool Property) payable in equal monthly installments of $250,000 or, with a written confirmation from the Rating Agencies that such substitution will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such lesser amount as the Americold Pool Borrower or the Americold Pool Master Lessee may request to be so funded; (iii) a deferred maintenance reserve account, for the payment of the cost of remediating, or securing the remediation of, and establishing reserves with respect to, certain deferred maintenance conditions set forth in the Americold Pool Loan documents (the "Americold Pool Deferred Maintenance Reserve Account"), funded at the initial closing of the Americold Pool Loan in the amount of $1,948,178 and disbursed by the mortgagee as described below; (iv) a low debt service reserve account (the "Americold Pool Low Debt Service Reserve Account"), funded from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until an Americold Pool Low Debt Service Return Event in an amount equal to all remaining funds in the Americold Pool Deposit Account after the application of funds under clauses (i) through (v) described in the first part of the second paragraph in "--Cash Management; Lockbox" below; and (v) a tax and insurance reserve account (the "Americold Pool Insurance and Tax Reserve Account") to be funded in monthly installments of one-twelfth of the taxes and insurance premiums that will be payable during the next ensuing 12 months, provided that such monthly deposit of taxes with respect to any Americold Pool Property that is ground leased by the Americold Pool Borrower is required to be waived if the Americold Pool Borrower provides the mortgagee with (a) satisfactory evidence that a mortgage of the ground lessor's fee interest in such Americold Pool Property to an institutional lender provides for the monthly escrow of taxes with respect thereto, and (b) annual proof of payment of such taxes, and provided further that, if no event of default has occurred and is continuing, and the Americold Pool Borrower has provided evidence that a space tenant or subtenant has made the required payments of taxes, then the escrow requirement with respect to such space tenant's or subtenant's share of taxes for a particular tax parcel will be conditionally waived.

   "Americold Pool Low Debt Service Application Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period will be less than 1.15x. "Americold Pool Low Debt Service Return Event" means that, as of the first day of any calendar quarter following an Americold Pool Low Debt Service Trigger Event
(a) the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period on the first day of each of two consecutive calendar quarters will be greater than 1.25x, and (b) no event of default will have occurred and be continuing. "Americold Pool Low Debt Service Trigger Event" means that, as of the first day of any calendar quarter, the Americold Pool Debt Service Coverage Ratio for the trailing 12-month period, will be less than 1.25x.

   "Americold Pool Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing (i) the Americold Pool Borrower's Americold Pool Net Cash Flow for the 12-month period immediately preceding such date by
(ii) the aggregate interest and principal payments actually due and payable on the Americold Pool Loan (other than any defeased portion thereof) during such period. "Americold Pool Net Cash Flow" means, (a) for any period in which the Americold Pool Master Lease is in effect, net operating income from the Americold Pool Properties less the amount that the Americold Pool Borrower is required to deposit in the Americold Pool Building Improvements Reserve Account, during the applicable period and (b) for any period in which the Americold Pool Master Lease is not in effect, net operating income less the amount that the Americold Pool Borrower is required to deposit in the Americold Pool Ongoing Maintenance Reserve Account and the Americold Pool Building Improvement Reserve Account, during the applicable period.

   CASH MANAGEMENT; LOCKBOX. The Americold Pool Borrower has established and is required to maintain a deposit account (the "Americold Pool Deposit Account") in the name of and under the sole dominion and control of the mortgagee, and all income received or accrued in connection with the operation of the Americold Pool Properties (the "Americold Pool Receipts") by the Americold Pool Borrower and the Americold Pool Master Lessee are required to be transferred to the Americold Pool Deposit Account as described below.

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    Within one business day after the Americold Pool Master Lessee's receipt of Americold Pool Receipts, the Americold Pool Master Lessee is required to deposit such Americold Pool Receipts in one or more a segregated "sweep" bank accounts (each, an "Americold Pool Local Account") in the name of the Americold Pool Master Lessee at a financial institution located near one or more of the Americold Pool Properties or, if the Americold Pool Master Lessee does not elect to use Americold Pool Local Accounts, in the Americold Pool Deposit Account. The Americold Pool Master Lessee is permitted to maintain Americold Pool Local Accounts for the purpose of depositing Americold Pool Receipts from one or more Americold Pool Properties in the ordinary course of the Americold Pool Master Lessee's business. The Americold Pool Master Lessee is not permitted to commingle funds on deposit in an Americold Pool Local Account with funds related to any other properties (other than one or more Americold Pool Properties) owned or managed by the Americold Pool Master Lessee or by any other person. All funds deposited in Americold Pool Local Accounts are to be swept to the Americold Pool Deposit Account on a daily basis. If the Americold Pool Borrower (or, at any time a master lease in not in effect with respect to the Americold Pool Properties, the person or entity retained by the Americold Pool Borrower to manage the Americold Pool Properties) receives any Americold Pool Receipts, the Americold Pool Borrower is required to deposit upon receipt, and will direct such manager to deposit upon receipt, such Americold Pool Receipts in the Americold Pool Deposit Account, on the day the payment is received.

   Prior to the Americold Pool Anticipated Repayment Date, during each period commencing on the day immediately following an Americold Pool Due Date and ending on the following Americold Pool Due Date (each such period, a "Americold Pool Collection Period"), provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the Americold Pool Deposit Account in the following order of priority: (i) to fund the Americold Pool Tax and Insurance Reserve Account, (ii) to pay the Americold Pool Monthly Debt Service Payment Amount, (iii) to fund the Americold Pool Ongoing Maintenance Reserve Account, (iv) to fund the Americold Pool Building Improvements Reserve Account, (v) from and after the occurrence of an Americold Pool Low Debt Service Reserve Trigger Event until the occurrence of a corresponding Americold Pool Low Debt Service Reserve Return Event, (a) if an Americold Pool Master Lease is in effect, (A) to fund an operating account (the "Americold Pool Operating Account") in an amount equal to the budgeted operating expenses with respect to the calendar month ending within the Americold Pool Collection Period in question, as set forth in the annual budget approved by the Americold Pool Borrower as lessor under the Americold Pool Master Lease and, if required under the Americold Pool Loan agreement, by the mortgagee (subject to adjustment for deviations between the actual amount of actual operating expenses with respect to the Americold Pool Properties for the preceding month and the amount disbursed from the Americold Pool Deposit Account for budgeted operating expenses during such month), (B) to the mortgagee to pay any Americold Pool Default Interest due and owing, up to an amount equal to the sum of the installments of Americold Pool Minimum Rent, Americold Pool Percentage Rent and the purchase price payable, if any, for personalty in connection with the qualification of the Americold Pool Master Lessor or an affiliate as a REIT (collectively, the "Americold Pool Master Lease Installment"), less the sum of the Americold Pool Monthly Debt Service Payment Amount and the amounts disbursed pursuant to clause (iv) above, (C) to the Americold Pool Low Debt Service Reserve Account, in an amount up to the Americold Pool Master Lease Installment, less the sum of the Americold Pool Monthly Debt Service Payment Amount previously disbursed as described in clause (ii) above, the amount disbursed to the Americold Pool Building Improvements Reserve Account as described in clause (iv) above and the amount disbursed in respect of Americold Pool Default Interest as described in clause (v) above, and (C) the balance to the Americold Pool Master Lessee, or (b) if an Americold Pool Master Lease is not in effect, (1) to fund the Americold Pool Operating Account in an amount equal to the budgeted operating expenses for the calendar month ending within the Americold Pool Collection Period in question, and (2) to the mortgagee for the payment of any Americold Pool Default Interest due and owing and (3) the balance to the Americold Pool Low Debt Service Reserve Account, (vii) if no Americold Pool Low Debt Service Trigger Event has occurred, or if an Americold Pool Low Debt Service Reserve Trigger Event and a corresponding Americold Pool Low Debt Service Reserve Return Event have occurred, (a) if an Americold Pool Master Lease is in effect, (A) to the Americold Pool Operating Account in an amount equal to the budgeted operating expenses,

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(B) to the mortgagee to pay Americold Pool Default Interest then due and owing, (C) to the Americold Pool Borrower, in an amount equal to the excess of the Americold Pool Master Lease Installment over the sum of the Americold Pool Monthly Debt Service Payment Amount, the amounts required to be disbursed on account of the Americold Pool Building Improvements Reserve Account and Americold Pool Default Interest (such excess, the "Americold Pool Master Lease Installment Balance"), and (D) the balance to the Americold Pool Master Lessee, or (b) if an Americold Pool Master Lease is not in effect, (A) to the URS Pool Operating Account in an amount equal to the budgeted operating expenses, (B) to the mortgagee for payment of any Americold Pool Default Interest due and owing, and (C) the balance to the Americold Pool Borrower. The failure of the Americold Pool Borrower to have funds available in the Americold Pool Deposit Account sufficient to make all payments required under clauses (i) through (iv) above prior to the Americold Pool Anticipated Repayment Date will constitute an event of default under the Americold Pool Loan.

   From and after the Americold Pool Anticipated Repayment Date, during each Americold Pool Collection Period, provided that no event of default has occurred and is continuing, the mortgagee is required to transfer funds from the Americold Pool Deposit Account in the following order of priority: (i) to fund the Americold Pool Tax and Insurance Reserve Account, (ii) to the Americold Pool Operating Account, up to an amount equal to the budgeted operating expenses, (iii) to pay the Americold Pool Monthly Debt Service Payment Amount, (iv) to fund the Americold Pool Ongoing Maintenance Reserve Account, (v) to fund the Americold Pool Building Improvements Reserve Account, (vi) to the mortgagee, up to an amount equal to the Americold Pool Master Lease Installment Balance, to be applied (a) first, to repayment of the principal amount of the Americold Pool Loan, until the principal thereof has been paid in full and (b) second, to the payment of Americold Pool Excess Interest, and (vii) to the Americold Pool Master Lessee (or, if an Americold Pool Master Lease or replacement thereof is not then in effect with respect to the Americold Pool Properties, to the mortgagee, to be applied in the manner described in clause (vi) above). The failure of the Americold Pool Borrower to have funds available in the Americold Pool Deposit Account sufficient to make all payments required under clauses (i) through (v) above from and after the Americold Pool Anticipated Repayment Date will constitute an event of default under the Americold Pool Loan.

   To the extent that funds are available in the Americold Pool Deposit Account, the mortgagee is required to make all of the foregoing transfers not less frequently than once every two business days and, in any event, on each and every Americold Pool Due Date.

   Upon the completion (to the mortgagee's reasonable satisfaction) of the remediation of all of the deferred physical maintenance conditions or all of the environmental conditions, as applicable, with respect to a particular Americold Pool Property for which funds have been deposited in the Americold Pool Deferred Maintenance Account, the mortgagee is required to disburse to the Americold Pool Borrower from the Americold Pool Deferred Maintenance Reserve Account an amount equal to (i) 125% of the deferred maintenance amount (with respect to deferred physical maintenance) or environmental reserve amount (with respect to environmental conditions), as applicable, with respect to such Americold Pool Property, less (ii) the amount previously disbursed from the Americold Pool Deferred Maintenance Reserve Account in respect of the applicable deferred physical maintenance conditions or environmental conditions, as applicable, with respect to such Americold Pool Property.

   Upon the occurrence of an Americold Pool Low Debt Service Application Event, all amounts in the Americold Pool Low Debt Service Reserve Account will be applied by the mortgagee to reduce the principal balance of the Americold Pool Loan; provided, however, upon the occurrence of an Americold Pool Low Debt Service Return Event and prior to the Americold Pool Anticipated Repayment Date, all amounts then remaining in the Americold Pool Low Debt Service Reserve Account are required to be disbursed to the Americold Pool Borrower. No yield maintenance payments will be required in connection with the application of the Americold Pool Low Debt Service Reserve Account to the reduction of the principal balance of the Americold Pool Loan.

   The mortgagee's rights in and to the Americold Pool Deposit Account and certain of the related reserve accounts are subject to the rights of the Americold Pool Master Lessee. Accordingly, upon the

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acceleration of the maturity of the Americold Pool Loan, if an Americold
Pool Master Lease is in effect with respect to the Americold Pool Properties, subject to the rights of the Americold Pool Master Lessee under the Americold Pool Master Lease, the mortgagee will be entitled to apply the funds held in the Americold Pool Tax and Insurance Reserve Account, the Americold Pool Ongoing Maintenance Reserve Account and any other reserve account funded by the Americold Pool Master Lessee with funds other than Americold Pool Minimum Rent and Americold Pool Percentage Rent solely for the purposes for which each such reserve account was established.

   TRANSFER OF AMERICOLD POOL PROPERTIES AND INTEREST IN THE AMERICOLD POOL BORROWER; ENCUMBRANCES. Unless permitted by the Americold Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith, Americold Pool Permitted Encumbrances and the sale of certain personal property to the extent necessary in connection with the Americold Pool Borrower's qualification as a REIT, the Americold Pool Borrower is not permitted, without the mortgagee's consent and a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, withdrawal or qualification of the then current ratings of the Certificates with respect thereto, to (a) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all the Americold Pool Properties or any part thereof, (b) permit or suffer any owner, directly or indirectly, of a beneficial interest in all the Americold Pool Properties (or any of them) to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (c) mortgage, hypothecate or otherwise encumber or grant a security interest in all the Americold Pool Properties or any part thereof or (d) file a declaration of condominium with respect to any Americold Pool Property.

   Except as described below, the Americold Pool Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Americold Pool Properties (or any of them) if: (A) after giving effect to the proposed transaction: (i) either (x) the transfer is all but not less than all of the Americold Pool Properties to one person and the mortgagee has (a) received a written confirmation from the Rating Agencies that such action will not result, in and of itself, in a reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) reviewed and approved the transferee's organizational documents; (c) reviewed and approved legal opinions (including non-consolidation opinions) with respect to such transferee; and (d) reviewed and approved all loan documents required by the mortgagee to effectuate such transfer (including, without limitation, the assumption of the Americold Pool Loan by such transferee); or (y) the transferee will be at least 51% owned and controlled (directly or indirectly) by an Americold Pool Pre-Approved Party and the Americold Pool Properties will be subject to an Americold Pool Master Lease with an Americold Pool Qualified Master Lessee or an Americold Pool Acceptable Property Manager pursuant to an Americold Pool Property Management Agreement; (ii) the Americold Pool Properties will be owned by one or more single purpose entities, each of which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Americold Pool Loan agreement and which have assumed and agreed to comply with the terms of the Americold Pool Loan documents; (iii) if the proposed transaction permits the mortgagee of any ground lessor's fee interest to accelerate its loan to such ground lessor, then either (x) the Americold Pool Borrower will provide the mortgagee with a written agreement or acknowledgment from the fee mortgagee that it will not accelerate its loan to the ground lessor or (y) the proposed transaction will provide for the payment in full of such fee mortgage loan; and (iv) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA, or similar laws.

   An "Americold Pool Pre-Approved Party" means any one or more of (a) Vornado Realty Trust, (b) Vornado Realty, L.P., (c) Vornado Operating, Inc.,
(d) any one or more of the current common shareholders of Atlanta Parent, Inc., provided that such shareholder is an officer, director and/or trustee of Vornado Realty Trust, Vornado Realty, L.P. and/or Vornado Operating, Inc.,
(e) Atlanta Parent, Inc., (f) Crescent Real Estate Equities Company, (g) Crescent Real Estate Equities Limited Partnership, (h) Crescent Operating, Inc., (i) any one or more of the current common shareholders of Crescent CS

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Holdings Corp., provided that such shareholder is an officer, director and/or trustee of Crescent Real Estate Equities Company, Crescent Real Estate Equities Limited Partnership and/or Crescent Operating, Inc., (j) Crescent CS Holdings Corp., (k) Americold Corporation, (l) URS Logistics, Inc., (m) any person or entity with or into which any one or more other Americold Pool Pre-Approved Parties is merged on consolidated or to which any one or more of such Americold Pool Pre-Approved Parties transfer all or substantially all of its or their assets, (n) any person or entity that is 51% or more owned, directly or indirectly, and controlled by one or more other Americold Pool Pre-Approved Parties, and (o) any person or entity in which one or more Americold Pool Pre-Approved Parties described in (a) through (n) above are operating partners or managing members.

   Notwithstanding the foregoing, transfers of direct and indirect beneficial interests in the Americold Pool Borrower will be permitted if, after giving effect to such transfer (x) the Americold Pool Borrower will be at least 51% owned and controlled directly by an Americold Pool Pre-Approved Party and the Americold Pool Properties will be subject to an Americold Pool Master Lease with an Americold Pool Qualified Master Lessee or managed by an Americold Pool Acceptable Property Manager pursuant to an Americold Pool Property Management Agreement, and (y) if there is either (1) a transfer of 25% or more of the direct partnership, stock or other direct equity interests in the Americold Pool Borrower or a transfer of a general partnership interest in the Americold Pool Borrower or managing member's interest in the Americold Pool Borrower or (2) a transfer of any direct interest in a member or general partner of the Americold Pool Borrower that is the required single purpose member, in each case the Americold Pool Borrower is required to deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the Americold Pool Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the Americold Pool Borrower or the transferee selected by either of them (unless reasonably disapproved by mortgagee or the Rating Agencies), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the Americold Pool Borrower and of its managing general partner or managing member will not be substantively consolidated with the assets of certain owners or controlling persons of the Americold Pool Borrower in a bankruptcy or similar proceeding.

   Notwithstanding the foregoing, the transfer of interests in any direct or indirect owner of the Americold Pool Borrower is permitted, so long as (i) the Americold Pool Borrower is required at all times to be owned (directly or indirectly) by one or more Americold Pool Pre-Approved Parties described in items (a) through (d), (f) through (i), and (k) through (o) of the definition of Americold Pool Pre-Approved Parties set forth below and (ii) the Americold Pool Properties are subject to an Americold Pool Master Lease with an Americold Pool Qualified Master Lessee or managed by an Americold Pool Acceptable Property Manager pursuant to an Americold Pool Property Management Agreement.

   INSURANCE. The Americold Pool Borrower is required to maintain, at its sole cost and expense the following insurance: (a) policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", which policies are required to cover (by endorsement or otherwise) warehouse legal liability, maintained in an aggregate amount of not less than the lesser of (y) the then full replacement cost of the URS Pool Properties and the related equipment (without deduction for physical depreciation) and (z) $150,000,000 and with deductibles no greater than $150,000, as increased proportionately with the increase of a specified consumer price index, (b) flood insurance (if any part of the Americold Pool Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), (c) commercial general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 for any policy year as well as at least $25,000,000 excess and/or umbrella liability insurance (and at all times at least $10,000,000 against which no claim has been asserted);
(d) rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty, and equal to the greater of (i) estimated gross

                              S-163
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revenues from the operation of the Americold Pool Properties less operating expenses which were incurred in connection with the ownership, operation and/or maintenance of the Americold Pool Property prior to the insured event, but which are not incurred during the period covered by the afore-mentioned insurance requirement for a period of up to the next 18 months or (ii) projected operating expenses (including interest and principal payments on the Americold Pool Loan) needed to maintain and operate the Americold Pool Properties for a period of up to the next 18 months; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Americold Pool Properties; (f) worker's compensation insurance with respect to all employees of Americold Pool Borrower, as and to the extent required by applicable law or governmental authority; (g) during any period of repair or restoration costing in excess of $5,000,000, builder's "all risk" insurance in an amount not less than full insurable value of the applicable Americold Pool Property;
(h) coverage to compensate for the cost of demolition and the increased cost of construction for the Americold Pool Properties in an amount satisfactory to the mortgagee (not to exceed $10,000,000); (i) earthquake insurance (if any Americold Pool Property is located in a federal earthquake zone) in an amount equal to the probable maximum loss with respect to such Americold Pool Property, with a maximum deductible of 5% of the replacement cost of such Americold Pool Property; and (j) such other insurance as may from time to time be reasonably required by the mortgagee, provided that such insurance is generally available at commercially reasonable rates. The Americold Pool Loan requires insurers for all risk coverage to have claims paying abilities rated "AA-" (or its equivalent) or better by Standard & Poor's and Moody's and "A-X" or better by Best's and insurers providing all other forms of coverage to have claims paying abilities rated "A" or better by Standard & Poor's and Moody's and "A-X" or better by Best's. Notwithstanding anything to the contrary herein, the coverage maintained by the Americold Pool Master Lessee in respect of the Americold Pool Properties as of the closing of the Americold Pool Loan, including the insurance carriers that provide such coverage, are deemed acceptable through December 31, 1998.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting an Americold Pool Property, the Americold Pool Borrower, regardless of whether proceeds are available, is required promptly to proceed to restore, repair, replace or rebuild the affected Americold Pool Property, to the extent practicable, to be of at least equal value and of substantially the same character and quality as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Americold Pool Loan documents applicable to alterations.

   In the event of a casualty at an Americold Pool Property that involves a loss of less than 30% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property or a condemnation at an Americold Pool Property that involves a loss of less than 20% of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to reimburse the Americold Pool Borrower for the cost of restoring, repairing, replacing or rebuilding the affected Americold Pool Property, in the manner described below, provided that no event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Americold Pool Properties (taken as a whole), after such restoration, will adequately secure the outstanding principal balance of the Americold Pool Loan, (ii) the restoration can be completed by the earliest to occur of: (a) the 365th day following the receipt of the proceeds or, with a written confirmation from the Rating Agencies that there will be no reduction, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (b) the Americold Pool Maturity Date, and (c) with respect to a casualty, the expiration of the payment period on the rental-loss insurance or business interruption insurance coverage in respect of such casualty; and
(iii) during the period of the restoration, the sum of (y) income derived from the Americold Pool Properties (taken as a whole), plus (z) proceeds of rental-loss insurance or business interruption insurance, if any, payable will equal or exceed the sum of operating expenses and payments of principal and interest on the Americold Pool Loan.

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    If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the Americold Pool Loan without the payment of a prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing, and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien encumbering the Americold Pool Property in accordance with and subject to the terms described in "--Release in Exchange for Substitute Collateral--Defeasance" above in connection with a release due to defeasance, unless (a) a reciprocal easement and/or operating agreement, and similar agreements affecting the Americold Pool Property, (b) warehousing agreements, logistics and services agreements, and other similar agreements with all or substantially all of an Americold Pool Property, or (c) a lease with a tenant occupying all or substantially all of the Americold Pool Property, requires that such proceeds be applied to a restoration of the affected Americold Pool Property and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration.

   In the event of a casualty that involves a loss of 30% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, or a condemnation that involves a loss of 20% or more of the original Americold Pool Release Amount with respect to the affected Americold Pool Property, then the mortgagee will have the option (to be exercised by notice to the Americold Pool Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the Americold Pool Loan (and the Americold Pool Borrower will be entitled to receive a release of the mortgage lien affecting the Americold Pool Property) or, provided the conditions set forth in the proviso in the second preceding paragraph above are complied with, to have such proceeds applied to reimburse the Americold Pool Borrower for the cost of any restoration in the manner described below (and the mortgagee will be deemed to have elected restoration if it fails to give such notice within 30 days after receipt of the proceeds), unless an operating agreement or a lease with a tenant occupying all or substantially all of the Americold Pool Property requires that such proceeds be applied to a restoration and no event of default has occurred and is continuing, in which event the mortgagee is required to make the proceeds available for a restoration. Any application of proceeds to the repayment of the Americold Pool Loan as described above will be without any prepayment premium or penalty, except that if an event of default has occurred and is continuing, the Americold Pool Borrower will be required to pay the yield maintenance payment, if any, as described herein.

   If the Americold Pool Borrower is entitled to reimbursement out of proceeds, such proceeds will be disbursed on a monthly basis upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; funds other than proceeds are required to be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Americold Pool Borrower for that purpose, will be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee is required to have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Americold Pool Borrower is required to have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty is required to be paid to the Americold Pool Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation is required to be escrowed with mortgagee as security for the Americold Pool Loan after payment of such costs of restoration.

   FINANCIAL REPORTING. The Americold Pool Borrower is required to furnish to the mortgagee not later than 90 days following the end of each fiscal year, a complete copy of its annual financial

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statements, audited by a nationally recognized accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, including balance sheets and statements of profit and loss, together with an officer's certificate certifying that such items present fairly, in all material respects, the financial condition of the Americold Pool Properties and have been prepared in accordance with GAAP. Together with its annual financial statements, the Americold Pool Borrower is required to furnish to the mortgagee (i) an officer's certificate certifying as of the date thereof whether, to the Americold Pool Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) an annual report for the most recently completed fiscal year, containing (x) a summary of the Americold Pool Borrower's (or, for so long as an Americold Pool Master Lease is in place, the Americold Pool Master Lessee's) revenues from its ten largest tenants or customers, (y) a summary of capital expenditures made by or on behalf of the Americold Pool Borrower or the Americold Pool Master Lessee with respect to each Americold Pool Property during such fiscal year, and (z) a description of anticipated capital expenditures during the subsequent fiscal year.

   In addition, the Americold Pool Borrower is required to furnish, or cause to be furnished, to the mortgagee on or before the 30th day after the end of each calendar month a monthly operating statement, including a comparison of the actual income, expense and net cash flow to the annual budget. The Americold Pool Borrower is also required to furnish, or cause to be furnished, to the mortgagee on or before the 45th day after the end of each calendar quarter (together with an officer's certificate certifying such items as true, correct, accurate and complete): (i) quarterly and year-to-date operating statements with respect to the Americold Pool Borrower, including a comparison of the actual income, expense and net cash flow to the annual budget, together with a balance sheet for the quarter; and
(ii) a summary of capital expenditures made by or on behalf of the Americold Pool Borrower or the Americold Pool Master Lessee with respect to each Americold Pool Property during such calendar quarter. Reports with respect to the operations of a particular Americold Pool Property that are delivered to the mortgagee pursuant to the Americold Pool Loan agreement or any other Americold Pool Loan document, are required to be kept confidential, and may not be disclosed in any SEC or similar filing.

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    PIER 39: THE BORROWER; THE PROPERTY

   THE LOAN. The Pier 39 Loan had a principal balance as of the Cut-Off Date of approximately $116,669,545. It is secured by a first priority deed of trust lien encumbering the leasehold interests in the shopping center and entertainment complex located in the heart of the Fisherman's Wharf area of San Francisco, known as Pier 39 (the "Pier 39 Property"). The Pier 39 Loan was originated by GSMC on January 27, 1998.

   THE BORROWER. Pier 39 Limited Partnership (the "Pier 39 Borrower") is a California limited partnership, the sole purpose of which is to own and operate the Pier 39 Property. The Pier 39 Borrower has no material assets other than the Pier 39 Property and related interests. The sole general partner in the Pier 39 Borrower is Pier 39 GP, LLC ("Pier 39 GP"), a Delaware limited liability company. The sole beneficial owner of Pier 39 GP is Pier 39 GP, Inc. ("Pier 39 Inc."), a Delaware corporation. Moor + South, an Illinois general partnership, which is the property manager for the Pier 39 Property (the "Pier 39 Manager"), is an affiliate of the Pier 39 Borrower.

   SECURITY. The Pier 39 Loan is a non-recourse loan, secured by the leasehold interests of the Pier 39 Borrower in the Pier 39 Property and certain other collateral relating thereto (including assignments of leases and rents, an assignment of agreements, licenses, permits, contracts, and funds in certain accounts). Subject to certain limited exceptions, neither the Pier 39 Borrower nor any of its affiliates is personally liable for payment of the Pier 39 Loan. The Pier 39 Borrower has represented that it owns good and marketable leasehold title to the real property comprising the Pier 39 Property free and clear of all liens other than encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the Pier 39 Loan documents (the "Pier 39 Permitted Encumbrances"). The title insurance policy issued upon the origination of the Pier 39 Loan insures that the deed of trust securing the Pier 39 Loan constitutes a valid and enforceable first lien on the Pier 39 Borrower's interest in the Pier 39 Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTY. The Pier 39 Property is comprised of the Pier 39 Borrower's leasehold interest in approximately 14.7 acres of land and pier area and approximately 30.7 acres of submerged land improved with a festival shopping center located in the heart of the Fisherman's Wharf area of San Francisco, California. The shopping center was built in 1978 and includes 16 two-story retail buildings, 2 three-story retail buildings, a parking garage containing 980 parking spaces (5 spaces per 1,000 square feet of GLA), Pier 39 itself, an adjacent walking pier (Pier 41) and an improved waterfront parkway. The Pier 39 Property consists of 239,011 square feet of GLA. The Pier 39 Property incorporates ten restaurants, 106 specialty shops and fast food outlets and nine entertainment venues. Activities of tenants and others at the Pier 39 Property include a 307-slip marina, a waterfront park, a custom-built Italian double deck carousel, a Turbo-Ride motion simulator, a minor portion of the departures and dockings of the Blue and Gold Alcatraz Cruises (the majority of which are docked in the adjacent Pier 41, which is not a part of the Pier 39 Property), Citibank Cinemax Theater, Namco Cyberstation Family Amusement Center and UnderWater World, a 700,000 gallon aquarium attraction featuring species of aquatic life indigenous to northern California. The rentals due to the Pier 39 Borrower for the UnderWater World attraction have been in default since before the closing of the Pier 39 Loan. As of April 1, 1998, approximately 98% of the retail store, restaurant and amusement was leased.

   GROUND LEASE. The interest of the Pier 39 Borrower in the Pier 39 Property consists of a ground leasehold interest created under a ground lease dated August 3, 1977 (as subsequently amended and supplemented, the "Pier 39 Ground Lease"), between the City and County of San Francisco, acting by and through the San Francisco Port Commission (the "Pier 39 Ground Lessor") and North Point Center, Inc. North Point Center, Inc. merged with and into Pier 39, Inc., a California corporation ("Pier 39 CA"), on August 11, 1981. Pier 39 CA assigned its interest in the Pier 39 Ground Lease to the Pier 39 Borrower pursuant to an Assignment and Assumption of Ground Lease dated August 11, 1981. The current term of the Pier 39 Ground Lease is for a period of 65 years and five months terminating on December 31, 2042. The Pier 39 Borrower does not have any right to extend such term.

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    The current annual rent due under the Pier 39 Ground Lease is equal to the sum of (a) the greater of: (i) $500,000 and (ii) the sum of percentage rents payable on (A) rental income received by the Pier 39 Borrower, (B) gross receipts with respect to certain activities at the Pier 39 Property in which the Pier 39 Borrower has a 10% or more interest, (C) tour boat revenues, (D) aquarium rent, (E) seaplane rent, (F) marina slips rent, (G) sponsorship activities rent, and (H) wireless telecommunication services rent.

   The annual rent paid on the Pier 39 Ground Lease in 1992, 1993, 1994, 1995, 1996 and 1997 was approximately $1,153,673, $1,155,671, $1,220,423,
$1,365,537, $1,598,185 and $1,908,177, respectively and over the last six years, the aggregate annual rent paid on the Pier 39 Ground Lease has averaged approximately $1,400,278. Subject to certain exceptions set forth therein, the Pier 39 Borrower may not mortgage, encumber, assign or hypothecate its interest in the Pier 39 Ground Lease without the prior written consent of the Pier 39 Ground Lessor. The Pier 39 Ground Lease together with the estoppel certificate delivered in connection with the Pier 39 Loan provides notice and cure rights to a mortgagee. Pursuant to the terms of a consent and estoppel certificate, the Pier 39 Ground Lessor has agreed to recognize the Pier 39 Loan as a permitted mortgage of the tenant's interest in the property. See "Risk Factors--The Mortgage Loans--Leasehold Interests" above for a discussion of certain issues related to ground leases.

                    SALES OPERATING HISTORY--PIER 39 LOAN

 1995 STORE SALES PER SF 1996 STORE SALES PER SF  1997 STORE SALES PER SF
-----------------------  ----------------------- -----------------------
$506                               $522                    $520

        10 LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--PIER 39 LOAN

                                                                    % OF
                                                   ANNUALIZED      TOTAL       ANNUALIZED
                             TENANT      % OF        MINIMUM     ANNUALIZED   TENANT BASE
STORE NAME                  GLA (SF)   TOTAL GLA      RENT       BASE RENT    RENT PER SF
-------------------------  --------- -----------  ------------ ------------  -------------
Namco Cyber Station* .....   10,000        4.2%    $  750,000        7.9%        $75.00
Warner Bros. Studio
 Store....................    6,800        2.8        458,864        4.8          67.48
NFL Shop..................    6,810        2.8        389,878        4.1          57.25
Neptune's Palace..........   12,360        5.2        296,640        3.1          24.00
Only in San Francisco* ...    3,362        1.4        204,929        2.2          60.95
Bubba Gump Shrimp Co. ....    9,500        4.0        188,100        2.0          19.80
Shirtique.................    2,114        0.9        189,840        2.0          89.80
Dante's Italian Seafood ..    7,568        3.2        180,000        1.9          23.78
Chocolate Heaven..........    2,100        0.9        176,400        1.9          84.00
Burger Cafe ..............    3,000        1.3        172,654        1.8          57.55
                           --------- -----------  ------------ ------------  -------------
Total (10 largest)........   63,614       26.6      3,007,305       31.7          47.27
                           --------- -----------  ------------ ------------  -------------
Remaining ................  175,397       73.4      6,492,957       68.3          37.02
                           --------- -----------  ------------ ------------  -------------
Total/Average ............  239,011      100.0%    $9,500,262      100.0%         39.75
                           ========= ===========  ============ ============

------------
 *     This tenant filed for bankruptcy protection under the Bankruptcy Code.
**     Includes two separate stores.

                    LEASE EXPIRATION SCHEDULE--PIER 39 LOAN

                                                                               ANNUALIZED
                                     PERCENT OF                                BASE RENT
                        EXPIRING        TOTAL      ANNUALIZED    PERCENT OF       PER
YEAR ENDING DEC. 31   SQUARE FEET    SQUARE FEET    BASE RENT    BASE RENT    SQUARE FOOT
-------------------  ------------- -------------  ------------ ------------  -------------
1998 ...............      7,889           3.3%     $  884,358        9.3%       $ 33.82
1999 ...............     10,668           4.5         273,066        2.9         112.10
2000 ...............     25,055          10.5       1,540,624       16.2          25.60
2001 ...............     12,848           5.4         876,507        9.2          61.49
2002 ...............     18,804           7.9       1,113,539       11.7          68.22
2003 ...............      6,228           2.6         560,868        5.9          59.22
2004 ...............     15,401           6.4         911,172        9.6          90.06
2005 ...............     11,350           4.7         444,885        4.7          59.16
2006 ...............     15,578           6.5         815,845        8.6          39.20
2007 ...............      5,890           2.5         281,538        3.0          52.37
Thereafter .........     95,339          39.9       1,464,291       15.4          47.80
Vacant .............      4,099           1.7              --        0.0          15.36
                     ------------- -------------  ------------ ------------  -------------
Total...............    239,011         100.0%     $9,500,262      100.0%         39.75
                     ============= =============  ============ ============

   OPERATING HISTORY. The following table shows certain unaudited information regarding the operating history of the Pier 39 Property:

                                                                         UNDERWRITTEN
                                 1995          1996           1997       NET CASH FLOW
                            ------------- -------------  ------------- ---------------
REVENUE
 Gross Potential Income  ..  $22,967,129    $25,165,945   $27,363,907     $27,495,227
 Vacancy...................          N/A            N/A           N/A         397,016
                            ------------- -------------  ------------- ---------------
TOTAL REVENUE..............   22,967,129     25,165,945    27,363,907      27,098,211
EXPENSES
 Management Fee............      656,654        719,742       716,338         779,903
 SG&A......................      599,575      1,292,498     1,122,042       1,149,800
 CAM.......................    3,108,604      3,311,568     3,445,337       3,432,345
 Market Development
  Expense..................                                   695,609         826,397
 Promotional...............    1,409,508      1,576,039     1,522,515       1,642,123
 Ground Rent...............    1,118,515      1,307,864     1,372,277       1,372,914
 Marina....................      861,660        978,671       925,947         966,260
 Garage....................    2,098,893      2,423,743     2,515,095       2,458,466
 Equipment Financing.......      301,806        436,380       488,012              --
 Fixed Expenses............      553,346        667,417       823,491       1,253,249
                            ------------- -------------  ------------- ---------------
TOTAL EXPENSES.............   10,708,561     12,713,922    13,626,663      13,881,457
NET OPERATING INCOME.......   12,258,568     12,452,023    13,737,244      13,216,754
CAPITAL EXPENDITURES
 Tenant Finish.............           --             --            --          34,382
 Leasing Commission........           --             --            --          28,463
                            ------------- -------------  ------------- ---------------
NET CASH FLOW..............  $12,258,568    $12,452,023   $13,737,244     $13,153,909
                            ============= =============  ============= ===============

   APPRAISAL. The Pier 39 appraisal prepared by Koeppel Tener Real Estate Services, Inc., dated as of December 29, 1997, determined a value for the Pier 39 Property of approximately $158,000,000, resulting in a Cut-Off Date LTV of approximately 73.8%. The Pier 39 appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

    SEISMIC REPORT. A structural and seismic risk assessment of the Pier 39 Property was performed on January 8, 1998 by a third-party structural firm. The seismic report indicated a PML for the 18 retail buildings, the parking garage and Pier 39 itself, which collectively comprise the Pier 39 Property. The PML for the Pier 39 Property is $17,400,000. The Pier 39 Borrower has obtained earthquake insurance coverage in the full amount of such PML less a deductible of 10% of the replacement value. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance" herein.

   ENGINEERING REPORT. A Property Condition Report dated December 18, 1997 was completed by a third-party engineering firm. The Property Condition Report concluded that the Pier 39 Property was generally in good physical condition but noted certain items of deferred maintenance in the aggregate amount of approximately $874,319. At the origination of the Loan, a reserve of $1,092,899 was established to cover the cost of repairing the identified physical needs.

   ENVIRONMENTAL ASSESSMENT. A Phase I environmental site assessment dated December 19, 1997 was completed by a third-party environmental firm. The report did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Pier 39 Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. The Pier 39 Property is managed by the Pier 39 Manager pursuant to a management agreement (the "Pier 39 Property Management Agreement"). The Pier 39 Manager is responsible for the operation, management, maintenance, promotion and leasing of the Pier 39 Property. Under the terms of the Pier 39 Management Agreement, the Pier 39 Manager is entitled to an annual management fee equal to 3.0% of all revenues of the Pier 39 Borrower derived from its ownership of the Pier 39 Property, including, without limitation, percentage and all other rents and all prices or fees charged for merchandise, food, services, concessions or licenses sold or rendered at or with respect to the Pier 39 Property, but excluding the proceeds of any sale or refinancing of the Pier 39 Property, or the portion of revenues allocable to any parking tax. The term of the Pier 39 Property Management Agreement expires on January 27, 2004 and is automatically renewed for successive one year terms, unless either party elects not to renew.

   The Pier 39 Borrower has the right to terminate the Pier 39 Property Management Agreement, without any penalty or fee (other than accrued and unpaid fees thereunder) on 30 days' notice, following the occurrence of an event of default which is continuing under the Pier 39 Loan, the acceleration thereof and the affirmative subsequent act of the mortgagee to enforce the Pier 39 Loan documents. Thereafter, unless otherwise waived by mortgagee, the Pier 39 Borrower is required, within five business days after mortgagee's written request, to issue a notice of termination to terminate the Pier 39 Property Management Agreement and replace the Pier 39 Manager with (i) the Pier 39 Borrower or an affiliate of the Pier 39 Manager, (ii) a property management company having at least ten retail centers under its management which contain at least 100,000 rentable square feet individually and at least
1.25 million square feet in the aggregate, and at least three of which will be in tourist locations, or (iii) any other property management company as to which the Pier 39 Borrower will have received written confirmation from the Rating Agencies to the effect that the engagement of such property manager will not result in a downgrade, withdrawal or qualification of the then current ratings on the Certificates.

   Certain administrative functions, including without limitation, treasury services, accounting administration, billing and collection services, advertising and coordinated marketing services and personnel services administration are being performed on behalf of the Pier 39 Borrower by Moor + South/Pier Management Company, Limited Partnership, a California limited partnership (the "Pier 39 Administrator"), an affiliate of the Pier 39 Manager, pursuant to a G&A Administrative Services Agreement (the "Pier 39 G&A Administrative Services Agreement"). Pursuant to the Pier 39 G&A Administrative Services Agreement, the Pier 39 Administrator is entitled to an administration fee, payable monthly, equal to $500,000 per annum to be adjusted annually based on a specified consumer price index.

   The parking garage at the Pier 39 Property is operated by Ampco System Parking, a California corporation (the "Pier 39 Parking Operator"), on behalf of the Pier 39 Borrower pursuant to a Parking

Service Agreement (the "Pier 39 Parking Service Agreement") with a stated terminate date of July 19, 2009 and which will be automatically renewed thereafter on a month-to-month basis unless terminated by either party on 30 days notice. Pursuant to the Pier 39 Parking Service Agreement, the Pier 39 Parking Operator is entitled to a monthly service fee equal to 3.8% of the net operating income from the parking garage at the Pier 39 Property for such month.

   ZONING. The Pier 39 Property is located in an area that is zoned C-2 Community Business and Northern Waterfront Special Use District No. 2 as designated by the City of San Francisco Zoning Department. Such zoning provides for a wide range of uses including development of San Francisco Port Commission properties, such as the Pier 39 Property. Development within these districts requires approval from the city prior to development.

PIER 39: THE LOAN

   PAYMENT TERMS. The Pier 39 Loan bears interest at a fixed rate per annum equal to 7.107% (the "Pier 39 Initial Interest Rate") through and including April 11, 2008. From and after April 11, 2008 (the "Pier 39 Anticipated Repayment Date"), the Pier 39 Loan accrues interest at a fixed rate per annum equal to 9.107% (the "Pier 39 Revised Interest Rate"). The Pier 39 Loan matures on February 11, 2028 (the "Pier 39 Maturity Date"). As described below, in the event the Pier 39 Borrower does not prepay the Pier 39 Loan on or before the Pier 39 Anticipated Repayment Date, the Pier 39 Borrower will be required to pay interest at the Pier 39 Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Pier 39 Revised Interest Rate over the Pier 39 Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Pier 39 Loan, and will, to the extent permitted by applicable law, earn interest at the Pier 39 Revised Interest Rate (such accrued and deferred interest and interest thereon (which will be deferred), the "Pier 39 Excess Interest"). Interest on the Pier 39 Loan is calculated for any period on the basis of 360-day year and the actual number of days elapsed in such period.

   The Pier 39 Loan requires monthly payments (the "Pier 39 Monthly Debt Service Payment Amount") of principal and interest of approximately $794,634 (based on a 30-year amortization schedule and the Pier 39 Initial Interest
Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the Pier 39 Maturity Date. Each Pier 39 Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "Pier 39 Due Date"). Commencing with the Pier 39 Anticipated Repayment Date and on each Pier 39 Due Date thereafter, in addition to the Pier 39 Monthly Debt Service Payment Amount, the Pier 39 Borrower is required to apply 100% of the Pier 39 Excess Cash Flow for the month preceding the month in which the Pier 39 Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Pier 39 Loan has been paid in full and, (b) to the Pier 39 Excess Interest. "Pier 39 Excess Cash Flow" means the amounts held as collected funds in the Pier 39 Deposit Account after the application of funds (a) if required, to fund the Pier 39 Tax and Insurance Escrow Account as described in "--Reserves" below, (b) to pay the Pier 39 Monthly Debt Service Payment Amount and any other debt due, (c) if required, to fund the Pier 39 Capital Reserve Account as described in "--Reserves" below, (d) to fund the budgeted operating expenses approved by the mortgagee as described in "--Cash Management; Lockbox" below, (e) to fund the budgeted capital expenditures approved by the mortgagee, (f) to fund the extraordinary capital expenditures approved by the mortgagee, and (g) to the Pier 39 Borrower in an amount equal to any current payments under any unsecured line of credit or purchase money note or equipment lease obligations permitted pursuant to the Pier 39 Loan. The scheduled principal balance of the Pier 39 Loan as of the Pier 39 Anticipated Repayment Date will be approximately $100,515,979.

   After the occurrence and during the continuance of an event of default under the Pier 39 Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Pier 39 Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) the greater of (i) 5% in excess of the Pier 39 Initial Interest Rate or the Pier 39 Revised Interest Rate, as applicable, but in no event less than 1% in excess of the "prime rate" as published from time to time in The Wall Street Journal.

    PREPAYMENT. Voluntary prepayment is prohibited under the Pier 39 Loan until 90 days prior to the Pier 39 Anticipated Repayment Date (subject to defeasance rights afforded to the Pier 39 Borrower), except in connection with certain casualty and condemnation events. From and after 90 days prior to the Pier 39 Anticipated Repayment Date, the Pier 39 Loan may be voluntarily prepaid in whole or in part on any Pier 39 Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Pier 39 Loan is prepaid upon an acceleration of the Pier 39 Loan following the occurrence of an event of default under the Pier 39 Loan prior to the Pier 39 Anticipated Repayment Date, the Pier 39 Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Pier 39 Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Pier 39 Loan to be prepaid upon acceleration) for the period from the date of such prepayment to (and including) the Pier 39 Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Pier 39 Loan (or the then unpaid portion thereof to be prepaid upon acceleration) assuming that the entire outstanding scheduled principal amount of the Pier 39 Loan is paid in full on the Pier 39 Anticipated Repayment Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Pier 39 Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Pier 39 Property under the Pier 39 Loan or the Pier 39 Ground Lease, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the Pier 39 Loan as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Pier 39 Loan in connection with a casualty or condemnation unless an event of default under the Pier 39 Loan has occurred and is continuing, in which case the Pier 39 Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   If the Pier 39 Debt Service Coverage Ratio for any 12 month period during the term of the Pier 39 Loan is less than 1.10x or while an event of default remains uncured, all amounts on deposit on the Pier 39 Low Debt Service Cash Escrow Account and Pier 39 Low Debt Service Reserve Account are required to be used to prepay the Pier 39 Loan as described in "--Reserves" below.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL-DEFEASANCE. The Pier 39 Borrower is permitted on any date on or after the second anniversary of the Closing Date until 90 days prior to the Pier 39 Anticipated Repayment Date, to defease all (but not a portion) of the Pier 39 Loan with U.S. Treasury obligations, provided that, among other conditions, the Pier 39 Borrower gives the mortgagee at least 30 days' prior written notice of the date of such defeasance (the "Pier 39 Defeasance Date"), no event of default will exist on the Pier 39 Defeasance Date, and provided, further, that the Pier 39 Borrower pays on the Pier 39 Defeasance Date (i) all accrued and unpaid interest on the Pier 39 Loan to but not including the Pier 39 Defeasance Date (and if such Pier 39 Defeasance Date is not a Pier 39 Due Date, the Pier 39 Defeasance Deposit is required to take into account the interest that would have accrued on the Pier 39 Loan to but not including the next Pier 39 Due
Date), (ii) all other sums, not including scheduled interest or principal payments, then due under the Pier 39 Loan and the related loan documents,
(iii) the Pier 39 Defeasance Deposit, and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Pier 39 Borrower will be required to deliver to the mortgagee, among other things: (a) a security agreement granting the mortgagee a first priority lien on the Pier 39 Defeasance Deposit and the U.S. Treasury obligations purchased with the Pier 39 Defeasance Deposit, (b) an opinion of counsel for the Pier 39 Borrower in form reasonably satisfactory to the mortgagee stating, among other things, that the Trustee has a first priority perfected security interest in the Pier 39 Deposit and the U.S. Treasury obligations purchased with the Pier 39 Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from an independent certified public accounting firm, that the Pier 39 Defeasance Deposit is sufficient to pay all scheduled payments due from the Pier 39 Borrower under the Pier 39 Loan documents in connection with the proposed defeasance, (d) an officer's certificate certifying that the requirements for defeasance in the Pier 39 Loan agreement have been met, and (e) written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

   "Pier 39 Defeasance Deposit" means an amount equal to the sum of (i) any costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations (including, without limitation, the purchase price thereof) providing payments on or prior to, but as close as possible to, all successive Pier 39 Due Dates after the Pier 39 Defeasance Date and in amounts equal to the scheduled interest and principal payments under the Pier 39 Loan due on such dates (assuming that the principal portion of such payment on the Pier 39 Anticipated Repayment Date will be deemed to include the entire scheduled outstanding principal of the Pier 39 Loan as of such date), and
(ii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Upon receipt of the Pier 39 Defeasance Deposit, the mortgagee, using the Pier 39 Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations on behalf of the Pier 39 Borrower, and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Pier 39 Loan. Upon a deposit of such U.S. Treasury obligations, the Pier 39 Borrower, if requested by the mortgagee, will assign the obligation to make payments under the Pier 39 Loan to an entity designated by the mortgagee. If the Pier 39 Borrower does assign such obligations, the Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special purpose bankruptcy-remote entity.

   In connection with the defeasance of the Pier 39 Loan, the Pier 39 Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Pier 39 Property and all related collateral.

   OTHER FINANCING. The Pier 39 Borrower is not permitted to incur any additional indebtedness other than: (a) unsecured trade payables incurred in the ordinary course of business customarily paid by the Pier 39 Borrower within 60 days of incurrence and in fact not more than 60 days outstanding,
(b) capital lease or note obligations incurred after the date of the closing of the Pier 39 Loan in respect of equipment used at the Pier 39 Property in an aggregate principal amount not exceeding $2,000,000 at any time (provided, however, net cash flow for the four fiscal quarters preceding the incurring of such obligations, including purchase money security interests permitted by the Pier 39 Loan agreement, are required to be such that the Pier 39 Debt Service Coverage Ratio is not less than 1.30x assuming (i) debt service for such period using a loan constant (comprised of interest and amortization) equal to 8.66% per annum, and (ii) debt payments on such obligations are equal to the actual anticipated annual payments), and (c) such other unsecured indebtedness approved by the mortgagee in its sole discretion and as to which the Pier 39 Borrower has received written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of the incurrence of such additional indebtedness.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Pier 39 Loan documents (which does not include the approval of the mortgagee), the Pier 39 Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement, expansion or reduction of or to the Pier 39 Property or any part thereof.

   RESERVES. Pursuant to the terms of the Pier 39 Loan, the Pier 39 Borrower is required to fund the following reserves: (i) an account (the "Pier 39 Debt Service Account") to be funded on each Pier 39 Due Date in an amount equal to the Pier 39 Monthly Debt Service Payment Amount, (ii) a tax and insurance escrow account (the "Pier 39 Tax and Insurance Escrow Account") to be funded on each Pier 39 Due Date in an amount equal to the sum of (a) one-twelfth of the real estate taxes and assessments that the mortgagee reasonably estimates will be due and payable during the next ensuing 12 months, and (b) one-twelfth of the insurance premiums that the mortgagee estimates will be payable for the renewal of the coverage required under the Pier 39 Loan documents for the succeeding 12 months, (iii) an account for the payment of the costs of remediating certain deferred maintenance conditions affecting the Pier 39

Property (the "Pier 39 Deferred Maintenance Reserve Account") funded at the closing of the Pier 39 Loan in the amount of approximately $1,092,898, (iv) an account for the payment of certain unfunded obligations (the "Pier 39 Unfunded Obligations Reserve Account") funded at the closing of Pier 39 Loan in the amount of approximately $400,000, (v) an account for the payment of certain routine capital improvements in the retail and garage space at the Pier 39 Property (the "Pier 39 Capital Reserve Account") to be funded on each Pier 39 Due Date in the amount of approximately $10,564, (vi) an account for the payment of the cost of new escalators at the Pier 39 Property (the "Pier 39 Escalator Reserve Account") funded at the closing of the Pier 39 Loan in the amount of approximately $500,000, and (vii) if, at the end of fiscal year 1998, or at the end of any fiscal quarter thereafter, the Pier 39 Debt Service Coverage Ratio for any trailing four fiscal quarters period during the term of the Pier 39 Loan after December 31, 1998 is less than 1.20x, (A) all receipts from the Pier 39 Property, after payment of the items specified in clauses (a) through (f) below under "--Cash Management; Lock Box", are required to be deposited into a low debt service reserve account (the "Pier 39 Low Debt Service Reserve Account") or (B) the Pier 39 Borrower will deposit cash into an escrow account in the name of and under the sole dominion and control of the mortgagee (the "Pier 39 Low Debt Service Cash Escrow Account") in an amount equal to the positive difference between actual net operating income for the related period and the amount of net operating income that would be necessary to maintain a Pier 39 Debt Service Coverage Ratio of 1.20x, in either case commencing with the month in which the Pier 39 Debt Service Coverage Ratio has been calculated, and continuing until such time as the Pier 39 Debt Service Coverage Ratio has equaled or exceeded 1.20x for two consecutive fiscal quarters.

   If the Pier 39 Debt Service Coverage Ratio for any 12 month period during the term of the Pier 39 Loan is less than 1.10x, or while any event of default remains uncured, all amounts deposited into the Pier 39 Low Debt Service Cash Escrow Account and Pier 39 Low Debt Service Reserve Account are required to be used to pay down the outstanding principal balance of the Pier 39 Loan. If, after establishment of the Pier 39 Low Debt Service Reserve Account or the Pier 39 Low Debt Service Cash Escrow Account, the trailing four fiscal quarter Pier 39 Debt Service Coverage Ratio has equaled or exceeded 1.20x for two consecutive fiscal quarters and no event of default would remain uncured at the time of release and application of amounts in the Pier 39 Low Debt Service Cash Escrow Account and Pier 39 Low Debt Service Reserve Account, any amounts deposited into the Pier 39 Low Debt Service Cash Escrow Account and the Pier 39 Low Debt Service Reserve Account are required to be released to the Pier 39 Borrower and the related Pier 39 Cash Trap Event will be terminated.

   "Pier 39 Debt Service Coverage Ratio" means, as of any date, a ratio in which (a) the numerator is the net operating income from the Pier 39 Property for the four fiscal quarter period ending on the last day of the fiscal quarter immediately preceding such date, and (b) the denominator is approximately $9,535,612.

   CASH MANAGEMENT; LOCKBOX. The Pier 39 Borrower is required to direct all tenants at the Pier 39 Property to make payable and deliver all checks and payments in respect of sums due to the Pier 39 Borrower under the leases at the Pier 39 Property directly to an account with a depository institution selected by the mortgagee, which account is required to be maintained in the name of and under the sole dominion and control of, the mortgagee (the "Pier 39 Deposit Account"). The mortgagee is required to deposit such checks and payments into the Pier 39 Deposit Account on the same business day such checks are received. On each date the mortgagee receives such receipts, and provided no Pier 39 Cash Trap Event has occurred, the mortgagee is required to transfer from the Pier 39 Deposit Account, funds to the extent available therein, in the following order of priority: (i) to the Pier 39 Tax and Insurance Escrow Account until funded in the required monthly amount, (ii) to the Pier 39 Debt Service Account until funded in the required monthly amount,
(iii) to the Pier 39 Capital Reserve Account until funded in the required monthly amount, and (iv) to the Pier 39 Borrower or its designee.

   Following the occurrence and during the continuance of a Pier 39 Cash Trap Event, on each date the mortgagee receives receipts from the Pier 39 Property, it is required to transfer from the Pier 39 Deposit Account, funds to the extent available therein, in the following order of priority: (a) to the Pier 39 Tax and Insurance Escrow Account until funded in the required monthly amount, (b) to the Pier 39 Debt Service Account until funded in an amount equal to the Pier 39 Monthly Debt Service Payment Amount,

(c) to the Pier 39 Capital Reserve Account until funded in the required monthly amount, (d) to the Pier 39 Borrower in an amount equal to the operating expenses approved by the mortgagee in the annual budget, and in all events, management fees not exceeding 3% of gross revenues, amounts payable pursuant to the Pier 39 G&A Administrative Services Agreement, and payments to unrelated third parties or overhead allocations consistent with historic levels and trends of three years or more for the Pier 39 Property; provided, however, that the Pier 39 Borrower has delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing (except for claims the Pier 39 Borrower is in good faith contesting and for which payment has been escrowed with the mortgagee), and that the amounts so disbursed to the Pier 39 Borrower will be used solely to pay its creditors; provided, further, that the Pier 39 Borrower may request an additional amount to pay operating expenses in excess of the budgeted amount, up to 105% of the budgeted amount on a cumulative year-to-date basis (less any such amounts previously received by the Pier 39 Borrower in any prior month during such year), but in no event to exceed more than 15% of such month's budgeted amount for operating expenses, (e) to the Pier 39 Borrower in an amount equal to the approved capital expenditures set forth in the annual operating and capital budget, (f) to the Pier 39 Borrower in an amount equal to unanticipated capital expenditures approved in writing by the mortgagee, (g) to the Pier 39 Borrower in an amount equal to any payments under any unsecured line of credit or purchase money note or equipment lease obligations permitted pursuant to the Pier 39 Loan documents, (h) from and after the Pier 39 Anticipated Repayment Date, to the mortgagee to prepay the outstanding principal of the Pier 39 Loan until such principal amount is paid in full, (i) from and after the Pier 39 Anticipated Repayment Date, to the mortgagee to be applied to the payment of accrued and unpaid Pier 39 Excess Interest, (j) to the mortgagee in an amount equal to interest accrued and unpaid under the Pier 39 Loan at the excess of the default rate over the Pier 39 Initial Interest Rate or the Pier 39 Revised Interest Rate, as applicable, and (k) to the Pier 39 Borrower or its designee.

   If, during the continuance of a Pier 39 Cash Trap Event, the amount in the Pier 39 Deposit Account on any Pier 39 Due Date is insufficient to make all of the transfers described in clauses (a) through (f) in the immediately preceding paragraph, the Pier 39 Borrower is required to deposit into the Pier 39 Deposit Account on such Pier 39 Due Date the amount of such deficiency, and if the Pier 39 Borrower fails to make such deposit, the same will be an event of default and the depository institution may apply the amounts in the Pier 39 Deposit Account in such order as the mortgagee may determine. Notwithstanding the foregoing, the Pier 39 Borrower will not be obligated to deposit such deficiency to the extent that (i) it has paid directly any amount included within the budgeted amounts for which such disbursement would otherwise be made for the month in question in accordance with clauses (a) [through] (f) in the immediately preceding paragraph, (ii) it has demonstrated to the mortgagee that the actual amount of the transfers then required and described in clauses (a) through (f) in the immediately preceding paragraph will be less than actual budgeted expenses and reserves for such items, or (iii) the payment of management fees to the Pier 39 Borrower is subordinated to the transfers described in clauses (a) through
(f) in the immediately preceding paragraph.

   "Pier 39 Cash Trap Event" means the earliest to occur of (i) the Pier 39 Anticipated Repayment Date, (ii) any circumstances requiring deposits into the Low Debt Service Reserve Account described in "--Reserves" above, or
(iii) an event of default under the Pier 39 Loan documents.

   TRANSFER OF PIER 39 PROPERTY AND INTERESTS IN THE PIER 39 BORROWER; ENCUMBRANCES. Unless permitted by the Pier 39 Loan documents as described below, and with the exception of leases entered into in accordance therewith, the sale or other disposition of certain equipment, and Pier 39 Permitted Encumbrances, the Pier 39 Borrower is not permitted without the mortgagee's consent and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, to
(A) sell, assign, convey, transfer or otherwise dispose of or encumber (except as otherwise provided below) more than 49% of the Pier 39 Borrower's aggregate legal, beneficial or equitable interests in all or any part of the Pier 39 Property to any person or entity who is not an existing direct or indirect owner of a beneficial interest in the Pier 39 Borrower as of the date of the closing of the Pier 39 Loan or a Pier 39 Affiliate of such person, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Pier 39

Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise to any person who is not an existing direct or indirect owner of a beneficial interest in the Pier 39 Borrower as of the date of the closing of the Pier 39 Loan or a Pier 39 Affiliate of such person or entity, if, after giving effect to the proposed transaction, more than 49% of the beneficial interests in the Pier 39 Property would be transferred over the term of the Pier 39 Loan, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Pier 39 Property, or (D) file a declaration of condominium with respect to the Pier 39 Property.

   Notwithstanding the foregoing, the holder of any direct or indirect interest in the Pier 39 Borrower will be permitted to transfer such interest, and the Pier 39 Borrower may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Pier 39 Property, to an institutional investor (subject to a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such transfer), or to a Pier 39 Qualified Transferee. In addition, notwithstanding the foregoing, the holders of any direct or indirect beneficial interests in the Pier 39 Borrower will be permitted to collaterally assign or otherwise pledge their respective interests in the Pier 39 Borrower as security for a seasonal line of credit to be obtained by a Pier 39 Affiliate of the Pier 39 Borrower in connection with an arrangement pursuant to which such affiliate will distribute funds which will enable various persons to contribute capital to the Pier 39 Borrower.

   No transfer specified in the immediately preceding two paragraphs will be effective unless the Pier 39 Borrower has delivered to the mortgagee prior to such transfer (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the Pier 39 Loan documents, and (ii) a legal opinion of counsel to the Pier 39 Borrower or the transferee, in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming that the new Pier 39 Borrower's assets will not be substantively consolidated with the assets of certain owners or controlling persons of such Pier 39 Borrower in a bankruptcy or similar proceeding.

   As used herein, a "Pier 39 Qualified Transferee" means one or more persons satisfying the criteria in (a) and (b) as follows: (a)(i) any person or a Pier 39 Close Affiliate of a person with a current net worth of $500 million or more and who controls retail property real estate equity assets of $1 billion or more, (ii) any pension fund, pension trust or pension account that has total assets of $500 million or more, managed by a person that controls at least $1 billion or more in retail property real estate equity assets or
(iii) any other person having a lesser net worth and/or lessor retail real estate equity assets than as required under clause (i) above, subject to written confirmation from the Rating Agencies that no downgrade, qualification or withdrawal of the ratings then assigned by such Rating Agencies to the Certificates will occur as a result of such transfer, and
(b)(i) any pension fund, pension trust or pension account, (ii) any insurance company, (iii) any national money-center bank, or (iv) any person with a long-term unsecured debt rating from the Rating Agencies of at least investment grade. As used herein, a "Pier 39 Affiliate" means a person or persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the person or persons in question, or as used with respect to permitted transfers of the Pier 39 Property and interests in the Pier 39 Borrower, such term includes (without regard to the prior concept of "control") any family member, corporation, partnership, limited liability company, trust or other entity substantially all of the shareholders, partners, members, beneficiaries or owners of which are family members of such person. The term "family members" as used herein means such person; the spouse or former spouse of such person; any child, natural or adopted, of such person; any trust or custodianship for the primary benefit of or any estate of one or more of the aforementioned individuals; and the beneficiary or beneficiaries of any such trust, custodianship or estate. The term "control", as used herein, means, with respect to a person that is a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to a person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person. As used herein, a "Pier 39 Close Affiliate" of a person means a person that (i) satisfies the definition of "Pier 39 Affiliate" with respect to the other person in question and (ii) owns at least 80%, is owned at least 80% by, or is under at least 80% common ownership with, the other person in question.

    INSURANCE. The Pier 39 Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", maintained in an aggregate amount equal to the then full replacement cost of the Pier 39 Property and certain equipment (without deduction for physical depreciation), with deductibles no greater than $50,000 (as increased proportionally with increases in a specified consumer price index) (with such higher deductibles for wind coverage as the applicable issuer may require); (b) flood insurance (if any part of the Pier 39 Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available), in either case, in an amount at least equal to the lesser of the principal amount of the Pier 39 Loan or the maximum limit of coverage available with respect to the Pier 39 Property under said program); (c) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $500,000 for any policy year, as well as at least $500,000 excess and/or umbrella liability insurance for any and all claims; (d) rental loss and/or business interruption insurance applicable to time periods following the occurrence of both casualties and earthquakes in an amount sufficient to avoid any co-insurance penalty and equal to the projected operating expenses (including debt service) for the maintenance and operation of the Pier 39 Property for a period of up to the next succeeding 18 months as the same may be reduced or increased from time to time due to changes in such operating expenses; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus (without exclusion for explosions) and against loss of occupancy or use arising from any breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for properties comparable to the Pier 39 Property; (f) worker's compensation insurance with respect to all employees of the Pier 39 Borrower to the extent required by applicable law, regulation or governmental authority; (g) during any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Pier 39 Property against such risks (including fire and extended coverage and collapse of the improvements on the Pier 39 Property to agreed limits) as mortgagee may request, in form and substance acceptable to mortgagee; (h) coverage to compensate for the cost of demolition and the increased cost of construction for the Pier 39 Property in an amount satisfactory to mortgagee; and (i) earthquake insurance against damage or destruction due to earthquakes from an issuer(s) having a claims paying ability rating of "A-" or better by Standard & Poor's (or if not available from an "A-" or better rated issuer, from such highest investment grade issuer as may then be available) and in a minimum amount equal to the difference of one times the probable maximum loss for the Pier 39 Property due to an earthquake event less deductibles no greater than 10% of the replacement value of the Pier 39 Property; provided, however, the Pier 39 Borrower's maximum annual premium for earthquake insurance coverage during the term of the Pier 39 Loan is not required to exceed 250% of the rate charged to the Pier 39 Borrower at the time of the closing of the Pier 39 Loan, subject to adjustment during the term of the Pier 39 Loan by the amount of any increase in the specified consumer price index, provided, further, however, in the event such premium for earthquake coverage exceeds 250% of the initial rate, subject to adjustment during the term of the Pier 39 Loan by the amount of any increase in the specified consumer price index, the Pier 39 Borrower is required to maintain the maximum amount of earthquake insurance coverage as such amount will buy, if such insurance is available; and (i) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

   The issuer(s) of the insurance policies described above (other than the earthquake insurance) must have a claims paying ability rating of "AA-" or better by S&P and if the mortgagee so requires, by any of the Rating Agencies; provided, however, that the Firemen's Fund Insurance Company with respect to worker's compensation insurance and USF&G with respect to umbrella general liability insurance are deemed to be acceptable to the mortgagee on condition that each carrier's credit rating is not reduced below its rating as of the closing of the Pier 39 Loan.

    CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting the Pier 39 Property, the Pier 39 Borrower, regardless of whether proceeds are available, is required to proceed promptly to restore, repair, replace or rebuild the affected Pier 39 Property if and to the extent permitted under the Pier 39 Ground Lease and to the extent practicable to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Pier 39 Loan documents applicable to alterations.

   Following the occurrence of a casualty or condemnation, the Pier 39 Loan agreement provides that the rights and obligations of the Pier 39 Borrower and the mortgagee are subject in all events to the provisions of the Pier 39 Ground Lease. The Pier 39 Ground Lease provides that upon the occurrence of a casualty that is a partial or total destruction of the Pier 39 Property, the Pier 39 Borrower is required to restore the property as nearly as possible to the value, condition and character of the property immediately prior to such casualty, whether or not insurance proceeds are available for such restoration; provided, however, in the event of a total destruction and if available insurance proceeds exceed the amount outstanding on the Pier 39 Loan, the Pier 39 Borrower will have the option to terminate the Pier 39 Ground Lease, with the prior written consent of the mortgagee, if such insurance proceeds necessary to fully pay the outstanding amount of the Pier 39 Loan are paid to the mortgagee. The Pier 39 Ground Lease provides that in the event of a condemnation of a nonsubstantial portion of the Pier 39 Property, the Pier 39 Borrower is required to reconstruct the improvements that were taken and any proceeds resulting from such taking will be payable to the mortgagee. In the event of a condemnation of a substantial portion of the Pier 39 Property, the Pier 39 Borrower will have the option to terminate the Pier 39 Ground Lease and any proceeds resulting from such condemnation will be payable with respect to the improvement, betterments or structures placed upon the Pier 39 Property during the term of the Pier 39 Ground Lease, including replacements and additions thereto, will be paid to the mortgagee to the extent necessary to pay in full the amount outstanding under the Pier 39 Loan. As used in this paragraph "substantial portion" means such portion of the Pier 39 Property so that the balance thereof cannot be used economically by the Pier 39 Borrower for the general purposes for which it was using such property prior to such condemnation.

   FINANCIAL REPORTING. The Pier 39 Borrower is required to furnish to the mortgagee, within 85 days following the end of each fiscal year, a complete copy of its annual financial statements, audited by a national independent certified public accounting firm reasonably acceptable to the mortgagee, in accordance with generally accepted auditing standards for such fiscal year, including balance sheets and statements of profit and loss. Together with its annual financial statements, the Pier 39 Borrower is also required to furnish to the mortgagee (i) an officer's certificate certifying as of the date thereof whether, to the Pier 39 Borrower's knowledge, there exists a default or event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) then current rent rolls; (iii) an itemized operating budget; (iv) an itemized capital expenditure budget; and (v) an annual report, for the most recently completed fiscal year, containing (a) to the extent the Pier 39 Borrower receives such information from its tenants and is entitled to disclose such information to the mortgagee, reported tenant sales per square foot and tenant rent per square foot by general merchandise categories, (b) capital expenditures for maintenance, tenant improvements and leasing commissions, and renovations, expansions and enhancements, and (c) occupancy levels for such period.

   In addition, the Pier 39 Borrower is required to furnish, or cause to be furnished, to the mortgagee within 40 days after the end of each calendar month, the following items, accompanied by an officer's certificate, certifying that such items are true, correct and accurate: (i) any notice from a tenant under a lease affecting 7,500 or more GLA, threatening default, alleging a default by landlord, requesting a lease termination or any other modification or any other material correspondence received by the Pier 39 Borrower during the subject month, (ii) monthly and year-to-date operating statements, (iii) a statement of the actual capital expenditures, leasing commissions and tenant improvements made in respect of the Pier 39 Property during the subject month and (iv) a list of any tenant under a lease affecting 7,500 or more GLA that went dark during the subject month.

    The Pier 39 Borrower is also required to furnish, or cause to be furnished, to the mortgagee within 40 days after the end of each fiscal quarter (i) quarterly and year-to-date financial statements prepared for such fiscal quarter with respect to the Pier 39 Borrower, with a balance sheet for such quarter; (ii) a comparison of the budgeted income and expenses and the actual income and expenses for such fiscal quarter and fiscal year to date for the Pier 39 Property, (iii) an occupancy report; (iv) calculations reflecting the Pier 39 Debt Service Coverage Ratio, as of the last day of such fiscal quarter, for such fiscal quarter and the last four fiscal quarters (or such fewer fiscal quarters as the Pier 39 Loan has been outstanding), (v) a current rent roll for the Pier 39 Property and such other reports setting forth the term of, and any termination or cancellation rights set forth in, each lease; (vi) a statement certifying that certain specified representations and warranties of the Pier 39 Borrower contained in the Pier 39 Loan documents are true and correct as of the date of the certification;
(vii) to the extent the Pier 39 Borrower receives such information from its tenants and is entitled to disclose such information to the mortgagee, reported tenant sales per square foot and tenant rent per square foot by general merchandise categories; and (viii) a list of tenants that went bankrupt during such fiscal quarter and of leases which expired and were not renewed during such quarter.

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Graphics Omitted:  Photographs of One Commerce Square




                        [Grande Loan II Logo]

ONE COMMERCE SQUARE: THE BORROWER; THE PROPERTY

   THE LOAN. The One Commerce Square Loan had a principal balance as of the Cut-Off Date of approximately $111,410,632. It is secured by a first priority mortgage encumbering the fee interest in an office building known as "One Commerce Square," located in Philadelphia, Pennsylvania (the "One Commerce Square Property"). The One Commerce Square Loan was originated by GSMC on March 16, 1998.

   THE BORROWER. Commerce Square Partners-Philadelphia Plaza, L.P. (the "One Commerce Square Borrower") is a Delaware limited partnership formed solely for the purpose of acquiring, owning and operating the One Commerce Square Property. The One Commerce Square Borrower has no material assets other than the One Commerce Square Property and related interests. The One Commerce Square Borrower has two general partners, TDP-Commerce Square Gen-Par, LLC ("TDP-Commerce Square"), a special purpose Delaware limited liability company formed solely for the purpose of acting as the managing general partner of the One Commerce Square Borrower and obtaining the One Commerce Square Partner Loan and Prometheus Investment Holding, LLC ("PIHLLC"), a special purpose Delaware limited liability company formed solely for the purpose of acting as the co-general partner of the One Commerce Square Borrower. PIHLLC is indirectly controlled by Lazard Fr|f4res Real Estate Investors, L.L.C. ("Lazard"). Philadelphia Plaza Associates ("PPA"), a 48.9% limited partner of the One Commerce Square Borrower and the former owner of the One Commerce Square Property, was reorganized pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code which was confirmed by an order of the Bankruptcy Court for the Eastern District of Pennsylvania on January 13, 1998. The One Commerce Square Property was transferred to the One Commerce Square Borrower pursuant to such plan of reorganization. Thomas Development Partners, LLC, which is the property manager for the One Commerce Square Property (the "One Commerce Square Manager"), is an affiliate of TDP-Commerce Square and of PPA.

   SECURITY. The One Commerce Square Loan is a non-recourse loan, secured by the fee interest of the One Commerce Square Borrower in the One Commerce Square Property and certain related collateral (including an assignment of leases and rents, assignment of the One Commerce Square Management Agreement, assignment of agreements, licenses, permits and contracts, assignment of the One Commerce Square REA and funds in certain accounts (or letters of credit in lieu thereof)). Subject to certain limited exceptions, none of the One Commerce Square Borrower, TDP-Commerce-Square, PIHLLC or any of their respective affiliates is personally liable for payment of the One Commerce Square Loan. The One Commerce Square Borrower has represented that it owns good and marketable fee simple title to the One Commerce Square Property free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted under the One Commerce Square Loan documents (the "One Commerce Square Permitted Encumbrances"). The title insurance policy issued upon the origination of the One Commerce Square Loan insures that the mortgage for the One Commerce Square Loan constitutes a valid and enforceable first lien on the One Commerce Square Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTY. The One Commerce Square Property is comprised of the One Commerce Square Borrower's fee interest in approximately 1.5 acres of land improved with a 41-story Class A office building, one half of a two-level subterranean below-grade parking facility containing approximately 490 parking spaces and one-half of an open-air plaza containing a fountain and certain other improvements (the "One Commerce Square Common Improvements") located between the One Commerce Square Property and an adjacent similar Class A office building known as Two Commerce Square (the "Two Commerce Square Property"). The Two Commerce Square Property is owned by an affiliate of TDP-Commerce Square (the "One Commerce Square Affiliated Owner"). The One Commerce Square Property was built in 1987 and contains approximately 942,866 square feet of rentable office space. The subterranean parking garage services both the One Commerce Square Property and the Two Commerce Square Property and is located partially on each such property.

   The operation, management and maintenance of the One Commerce Square Common Improvements and the parking garage are governed by a reciprocal easement and operating agreement (the

"One Commerce Square REA"), dated as of September 15, 1990, entered into by Maguire/Thomas Partners-Philadelphia Plaza Associates, a predecessor of the One Commerce Square Borrower, and the One Commerce Square Affiliated Owner. Under the One Commerce Square REA, the One Commerce Square Borrower and the One Commerce Square Affiliated Owner are each required to operate, maintain and repair at their own expense all of the One Commerce Square Common Improvements located on their respective properties.

   OCCUPANCY AND MAJOR TENANTS. As of March 12, 1998, the One Commerce Square Property was approximately 91% leased with an annualized base rent of approximately $23,176,233. The ten largest tenants based upon annualized base rent are shown below:

 TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--ONE COMMERCE SQUARE LOAN

                                                                         % OF      ANNUALIZED
                               TENANT    APPROXIMATE                    TOTAL        TENANT
                                GLA         % OF        ANNUALIZED    ANNUALIZED    BASE RENT      LEASE
           TENANT               (SF)      TOTAL GLA   BASE RENT ($)   BASE RENT      PER SF      EXPIRATION
---------------------------  --------- -------------  ------------- ------------  ------------ ------------
IBM.........................  504,112        53.5%     $16,696,189       72.0%       $33.12       09/30/02
Stradley Ronon..............   77,778         8.2        2,372,232       10.2         30.50       12/31/10
Delaware Management.........   58,532         6.2        1,093,963        4.7         18.69       04/30/02
Kvaerner, Inc...............   29,278         3.1          552,180        2.4         18.86       10/31/13
Harkins Cunningham..........   22,961         2.4          332,934        1.4         14.50       09/30/09
Guardian Life Insurance ....    9,695         1.0          319,932        1.4         33.00       05/31/99
Spencer Stuart..............    7,724         0.8          262,616        1.1         34.00       01/29/99
Dolchin, Slotkin and Todd ..   11,687         1.2          186,996        0.8         16.00       03/31/06
Panitch, Schwarze...........   26,229         2.8          146,880        0.6          5.60       10/31/08
Thomas Development
 Partners...................    7,670         0.8          118,884        0.5         15.50       12/20/02
                             --------- -------------  ------------- ------------  ------------ ------------
Total (10 largest)..........  755,666        80.1%      22,082,807       95.3%        29.22
Remaining...................  187,200        19.9%       1,093,426        4.7%         5.84
                             --------- -------------  ------------- ------------  ------------
Total/Average ..............  942,866       100.0%     $23,176,233      100.0%        24.58
                                       =============  ============= ============

   LEASE EXPIRATION SCHEDULE. The following table shows scheduled lease expirations (assuming no renewal options) for tenants under leases as of March 12, 1998 at the One Commerce Square Property:

                LEASE EXPIRATION SCHEDULE--ONE COMMERCE SQUARE

                                   PERCENT                                     ANNUALIZED
  YEAR ENDING       EXPIRING      OF TOTAL      ANNUALIZED      PERCENT      BASE RENT PER
  DECEMBER 31     SQUARE FEET    SQUARE FEET    BASE RENT     OF BASE RENT    SQUARE FOOT
---------------  ------------- -------------  ------------- --------------  ---------------
Month to Month          200           0.0%     $     4,000         0.0%          $20.00
1998 ...........         --           0.0              500         0.0               --
1999 ...........     34,611           3.7          853,597         3.7            24.66
2000 ...........      8,319           0.9           70,712         0.3             8.50
2001 ...........     10,280           1.1          149,112         0.6            14.51
2002 ...........    591,881          62.8       18,205,240        78.6            30.76
2003 ...........      6,475           0.7           67,988         0.3            10.50
2004 ...........         --           0.0               --         0.0               --
2005 ...........     14,293           1.5           92,905         0.4             6.50
2006 ...........     34,190           3.6          348,195         1.5            10.18
2007 ...........      4,466           0.5           58,058         0.3            13.00
Thereafter .....    157,289          16.7        3,325,929        14.4            21.15
Vacant .........     80,862           8.6               --         0.0               --
                 ------------- -------------  ------------- --------------  ---------------
Total/Average  .    942,866         100.0%     $23,176,233       100.0%           24.58
                 ============= =============  ============= ==============

    OPERATING HISTORY. The following table shows certain unaudited information regarding the operating history of the One Commerce Square
Property:

                                                                              UNDERWRITTEN
                                      1995          1996           1997       NET CASH FLOW
                                 ------------- -------------  ------------- ---------------
REVENUE
 Effective Gross Income.........  $34,572,183    $33,701,620   $30,927,646     $20,301,786
 IBM Above Market Rent
  Component.....................          N/A            N/A           N/A       9,021,744*
                                 ------------- -------------  ------------- ---------------
TOTAL REVENUE...................   34,572,183     33,701,620    30,927,646      29,323,530
EXPENSES
 Utilities......................    1,299,733      1,243,366     1,237,923       1,260,341
 Repairs & Maintenance..........    1,609,448      1,625,534     1,680,823       1,638,602
 Janitorial.....................    1,943,682      1,878,187     1,959,944       1,927,271
 General Administrative.........      346,529        365,668       402,009         402,009
 Taxes..........................    3,328,367      3,343,720     3,054,116       3,000,518
 Insurance......................      234,513        277,160       204,085         194,021
 Management Fee.................    1,142,326      1,112,909     1,014,587         710,563
 Nonrecoverable.................      400,496        427,675       399,241         409,137
                                 ------------- -------------  ------------- ---------------
TOTAL EXPENSES..................    9,162,768      9,161,311     8,938,141       9,542,461
NET OPERATING INCOME............   25,094,416     24,540,309    21,989,505      19,781,069
CAPITAL EXPENDITURES
 Leasing Commissions............      226,546         75,684        87,531         629,598
 Tenant Improvements ...........           --             --            --       1,388,632
 Capital Reserve................           --             --            --         188,573
                                 ------------- -------------  ------------- ---------------
NET CASH FLOW...................  $24,867,870    $24,464,625   $21,901,974     $17,574,266
                                 ============= =============  ============= ===============

------------
* This represents a portion of the rent under the IBM Lease which is above current market rents, and which is an amount needed to pay interest in and fully amortize the One Commerce Square Tranche B Note.

   CERTAIN IBM LEASE PROVISIONS. The One Commerce Square Borrower's lease with IBM (the "IBM Lease") expires on September 30, 2002 and provides for three five-year extensions with respect to approximately 435,960 square feet. The rentable square footage of the IBM Lease is approximately 504,112 which represents approximately 53.5% of the total rentable square footage of the One Commerce Square Property. IBM has subleased approximately 75% of its space to various subtenants. Under the IBM Lease, IBM has various options and a right of first offer with respect to vacant full floors, and is required to lease 225 parking spaces. As of February 6, 1998, the base rent under the IBM Lease was approximately $1,391,349 per month.

   APPRAISAL. An appraisal prepared by Landauer Associates, Inc., dated as of February 1, 1998, determined a value for the One Commerce Square Property of approximately $135,000,000, resulting in a Cut-Off Date LTV of approximately 82.5%. The One Commerce Square Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORT. A Property Condition Report on the One Commerce Square Property was completed in November 1997 and was reviewed by an independent third-party consultant in February 1998. The review concluded that the One Commerce Square Property was generally in good physical condition but recommended certain immediate physical needs for which a reserve of $352,000 was established.

   ENVIRONMENTAL ASSESSMENT. An environmental report was completed in October 1997 and was supplemented by an independent third party review in January 1998 and by a soil and groundwater

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investigation in February 1998. Slightly elevated hydrocarbon concentrations were detected in soil and groundwater in the vicinity of a diesel UST under the underground parking garage. The report concluded that it is not expected that further action will be required, but recommended that the UST be upgraded and registered and that any suspect ACM be sampled for asbestos before any renovation or demolition. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such report. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. The One Commerce Square Property is managed by the One Commerce Square Manager pursuant to a real estate management and leasing agreement (the "One Commerce Square Management Agreement"). Under the terms of the One Commerce Square Management Agreement, the One Commerce Square Manager is entitled to (i) a management fee equal to 3% of the monthly gross income (excluding interest income) collected from the operation of the One Commerce Square Property, (ii) a tenant improvement fee for the cost of tenant improvements following the initial leasing of the One Commerce Square Property (or with respect to any tenant premises, after the initial occupancy), equal to 5% of such tenant improvements and charged to the tenant as part of the tenant improvement work cost, and (iii) a leasing commission for each lease of available space it obtained, equal to the sum of 4% of the rent payable under such lease for the first ten years of the original lease term and 3% of such rent for the 11th through the 15th year of the original lease term. The term of the One Commerce Square Management Agreement expires on March 16, 2003 and will be automatically renewed for successive two year periods, until March 16, 2013.

   Pursuant to an agreement among the mortgagee, the One Commerce Square Borrower and the One Commerce Square Manager (the "One Commerce Square Consent of Manager"), the One Commerce Square Manager has agreed that, among other things (i) it will not terminate the One Commerce Square Management Agreement, as a result of a default of the One Commerce Square Borrower thereunder, without giving the mortgagee ten days' prior written notice (in the case of non-payment of the management fee) or 30 days' prior written notice (in the case of any other material default) and the right to cure such default, (ii) upon the occurrence of an event of default under the One Commerce Square Loan, the mortgagee, may at its option, terminate the One Commerce Square Management Agreement on 30 days' written notice without any penalty or fee; provided, however, if any time after the occurrence of an event of default under the One Commerce Square Loan but prior to the acceleration of the One Commerce Square Loan, the One Commerce Square Borrower cures such event of default to the mortgagee's satisfaction and no other event of default then exists, the mortgagee will, upon the request of PIHLLC (and provided that at such time such entity is directly or indirectly controlled by Lazard), reinstate the One Commerce Square Management Agreement and the One Commerce Square Manager, (iii) all liens, rights and interests owned or held by the One Commerce Square Manager in and to the One Commerce Square Property are subordinate to the liens of the mortgagee, and (iv) it will not amend the One Commerce Square Management Agreement without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed).

   Pursuant to the One Commerce Square Loan agreement, the One Commerce Square Property is required at all times to be managed by a One Commerce Square Acceptable Manager. A "One Commerce Square Acceptable Manager" means
(i) the One Commerce Square Manager or any affiliate thereof or of the One Commerce Square Borrower, (ii) a reputable and experienced professional management company or an in-house property management department which, at the time of its engagement, will have under its management (A) at least 3,000,000 rentable square feet of Class A office space including at least one building in a central business district which must contain not less than 500,000 rental square feet (excluding the One Commerce Square Property), or
(B) at least five office buildings (excluding the One Commerce Square Property), each of which must be Class A office buildings located in central business district locations and each of which must contain not less than 500,000 rentable square feet, or (iii) any other management company which is acceptable to the mortgagee and the Rating Agencies in their sole discretion.

ONE COMMERCE SQUARE: THE LOAN

   PAYMENT TERMS. The One Commerce Square Loan bears interest at a fixed rate per annum equal to 6.995% (the "One Commerce Square Initial Interest Rate") through and including April 10, 2008. From

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and after April 11, 2008 (the "One Commerce Square Anticipated Repayment
Date"), the One Commerce Square Loan accrues interest at a fixed rate per annum equal to 8.995% (the "One Commerce Square Revised Interest Rate"). The One Commerce Square Loan consists of two tranches of notes. One tranche, in the original principal balance of $80,000,000 (the "One Commerce Square Tranche A Note"), matures on April 11, 2028 (the "One Commerce Square Tranche A Note Maturity Date"). The second tranche, in the original principal balance of $32,000,000 (the "One Commerce Square Tranche B Note" and, together with the One Commerce Square Tranche A Note, each a "One Commerce Square Note"), matures on September 11, 2002 (the "One Commerce Square Tranche B Note Maturity Date" and, together with the One Commerce Square Tranche A Note Maturity Date, the applicable "One Commerce Square Maturity Date"). The One Commerce Square Tranche B Note fully amortizes over its term. As described below, if the One Commerce Square Borrower does not prepay the One Commerce Square Tranche A Note on the One Commerce Square Anticipated Repayment Date, the One Commerce Square Borrower will be required to pay interest at the One Commerce Square Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the One Commerce Square Revised Interest Rate over the One Commerce Square Initial Interest Rate will be deferred and added to the outstanding indebtedness under the One Commerce Square Tranche A Note and will, to the extent permitted by applicable law, earn interest at the One Commerce Square Revised Interest Rate (such accrued and deferred interest and interest thereon (which is deferred), the "One Commerce Square Excess Interest"). Interest on the One Commerce Square Loan is calculated for any period based on the actual number of days in the period in question and a 360-day year.

   The One Commerce Square Loan requires monthly payments (the "One Commerce Square Monthly Debt Service Payment Amount") of principal and interest (based on the applicable amortization schedule for each One Commerce Square Note and the One Commerce Square Initial Interest Rate) of (i) approximately $1,242,234 until the payment date immediately prior to the One Commerce Square Tranche B Note Maturity Date, and (ii) approximately $537,202 commencing on October 11, 2002 and until the payment date immediately prior to the One Commerce Square Tranche A Note Maturity Date. Payment of the balance of the principal of the One Commerce Square Tranche A Note, if any, together with all accrued and unpaid interest, is required on the One Commerce Square Tranche A Note Maturity Date. Each One Commerce Square Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "One Commerce Square Due Date"). Commencing on the One Commerce Square Anticipated Repayment Date and on each One Commerce Square Due Date thereafter, in addition to the One Commerce Square Monthly Debt Service Payment Amount, the One Commerce Square Borrower is required to apply 100% of the One Commerce Square Excess Cash Flow for the month preceding the month in which the One Commerce Square Due Date occurs in the following order of priority (a) to the outstanding principal balance of the One Commerce Square Tranche A Note until the One Commerce Square Tranche A Note has been paid in full, and (b) to the One Commerce Square Excess Interest. "One Commerce Square Excess Cash Flow" means the amounts held as collected funds in the One Commerce Square Deposit Account after the application of funds (a) to fund the One Commerce Square Tax and Insurance Reserve Account as described in "--Reserves" below; (b) to pay the One Commerce Square Monthly Debt Service Payment Amount; (c) to the payment of the One Commerce Square Borrower's approved budgeted operating expenses; (d) to fund the One Commerce Square Leasing Reserve Account as described in "--Reserves" below; (e) to fund the One Commerce Square Capital Reserve Account as described in "--Reserves" below; (f) to pay the One Commerce Square Borrower's budgeted capital expenditures as described in "--Cash Management; Lockbox" below; and (g) to pay the extraordinary capital expenditures as described in "--Cash Management; Lockbox" below. The scheduled principal balance of the One Commerce Square Loan as of the One Commerce Square Anticipated Repayment Date will be approximately $68,865,873.

   After the occurrence and during the continuance of an event of default under the One Commerce Square Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the One Commerce Square Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the

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greater of (x) 5% in excess of the One Commerce Square Initial Interest Rate or the One Commerce Square Revised Interest Rate, as applicable, or (y) the rate from time to time publicly announced by Citibank, N.A. (or any successor thereto) as its base rate on corporate loans.

   PREPAYMENT. Voluntary prepayment is prohibited under the One Commerce Square Loan prior to March 11, 2008 (subject to defeasance rights afforded to the One Commerce Square Borrower), except in connection with certain casualty or condemnation events. From and after March 11, 2008, the One Commerce Square Loan may be voluntarily prepaid in whole or in part on any One Commerce Square Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the One Commerce Square Loan is prepaid upon acceleration of the One Commerce Square Loan following the occurrence of an event of default prior to the One Commerce Square Anticipated Repayment Date, the One Commerce Square Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments payable under each One Commerce Square Note (or the portion of all such interest payments corresponding to the portion of the principal of each One Commerce Square Note to be prepaid upon acceleration) for the period from the date of such prepayment to the applicable One Commerce Square Maturity Date for each One Commerce Square Note, discounted monthly at a rate equal to a specified treasury constant yield with respect to each One Commerce Square Note and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments payable under each One Commerce Square Note (or the then unpaid portion thereof to be prepaid upon acceleration) assuming the then outstanding principal balance of the One Commerce Square Loan is paid in full on the applicable One Commerce Square Maturity Date with respect to each One Commerce Square Note, discounted monthly at a rate equal to the specified treasury constant yield with respect to each One Commerce Square Note and based on a 360-day year of twelve 30-day months over (ii) the then-current outstanding principal amount of the One Commerce Square Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the One Commerce Square Property under the One Commerce Square Loan, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the One Commerce Square Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium will be payable upon any mandatory prepayment of the One Commerce Square Loan in connection with a casualty or condemnation unless an event of default under the One Commerce Square Loan has occurred and is continuing, in which case the One Commerce Square Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   If a One Commerce Square Low Debt Service Trigger Event or an event of default has occurred and is continuing, all amounts on deposit in the One Commerce Square Low Debt Service Reserve Account are required to be applied during such period to prepay principal due under the One Commerce Square Loan until the principal amount thereof is paid in full as described in "--Reserves" below.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The One Commerce Square Borrower is permitted on any date on or after the second anniversary from the Closing Date and prior to the One Commerce Square Anticipated Repayment Date to defease all or a portion of the One Commerce Square Loan with U.S. Treasury obligations, provided that, among other conditions, the mortgagee receives a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such defeasance, the One Commerce Square Borrower gives the mortgagee at least 30 days prior written notice of the date of such defeasance (the "One Commerce Square Defeasance Date"), no event of default will exist on the One Commerce Square Defeasance Date (except if such defeasance will cure the event of default and such defeasance is a total defeasance), and provided further that the One Commerce Square Borrower pays on the One Commerce Square Defeasance Date (i) all accrued and unpaid interest on the principal balance of each One Commerce Square Note to be defeased to but not including the One Commerce Square Defeasance Date (and if the One Commerce Square Defeasance Date is not a One

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Commerce Square Due Date, the One Commerce Square Defeasance Deposit will take into account the interest that would have accrued on such One Commerce Square Loan to but not including the next One Commerce Square Due Date), (ii) all other sums, not including scheduled interest or principal payments, then due under the One Commerce Square Loan and the related loan documents, (iii) the One Commerce Square Defeasance Deposit, and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the One Commerce Square Borrower will be required to deliver to the mortgagee, among other things: (a) a security agreement, in form and substance reasonably satisfactory to mortgagee, granting the mortgagee a first priority lien on the One Commerce Square Defeasance Deposit and the U.S. Treasury obligations purchased with the One Commerce Square Defeasance Deposit, (b) an opinion of counsel for the One Commerce Square Borrower in form reasonably satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected security interest in the U.S. Treasury obligations purchased with the One Commerce Square Defeasance Deposit, (c) an agreed upon procedures report or a certification acceptable to the mortgagee and the Rating Agencies, from a Big Five independent certified public accounting firm, that the One Commerce Square Defeasance Deposit is sufficient to pay all scheduled payments due from the One Commerce Square Borrower under the One Commerce Square Loan in connection with the proposed defeasance, (d) if required by the Rating Agencies, a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, and (e) an officer's certificate certifying that the requirements for defeasance set forth in the One Commerce Square Loan Agreement have been met. In addition, if only a portion of either One Commerce Square Note is being defeased, the One Commerce Square Borrower will be required to execute and deliver all necessary documents to amend and restate such One Commerce Square Note including two substitute notes for each such One Commerce Square Note, one having a principal balance equal to the defeased portion of such One Commerce Square Note and the other having a principal balance equal to the undefeased portion of such One Commerce Square Note.

   "One Commerce Square Defeasance Deposit" means an amount equal to the sum of (i) with respect to a total defeasance, all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive One Commerce Square Due Dates after the One Commerce Square Defeasance Date for the entire outstanding principal balance of the One Commerce Square Loan (including the outstanding principal balance of the One Commerce Square Loan on the One Commerce Square Anticipated Repayment Date), and in amounts equal to the scheduled interest and principal payments under each One Commerce Square Note, (ii) with respect to a partial defeasance, (A) the principal amount of the One Commerce Square Note to be defeased plus (B) without duplication, all costs and expenses (including the purchase price) incurred or to be incurred in the purchase of U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive One Commerce Square Due Dates after the One Commerce Square Defeasance Date (including the outstanding principal balance of the defeased note on the One Commerce Square Anticipated Repayment Date), and in amounts equal to the scheduled interest and principal payments under the defeased note, and (iii) in either case, any revenue, documentary stamp or intangible taxes in connection with the transfer of the defeased note, the creation of one or more defeased notes and undefeased notes, if applicable, any transfer of one or more defeased notes or otherwise required to satisfy the defeasance requirements.

   Upon receipt of the One Commerce Square Defeasance Deposit, the mortgagee, using the One Commerce Square Defeasance Deposit, will be required to purchase U.S. Treasury obligations on behalf of the One Commerce Square Borrower, and, in the case of a total defeasance, such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the One Commerce Square Loan. Upon a deposit of such U.S. Treasury obligations in connection with a total defeasance, the mortgagee is required to establish or designate one or more successor entities and the One Commerce Square Borrower is required to assign all obligations, rights and duties under and to the One Commerce Square Loan, together with the pledged U.S. Treasury obligations, to such successor entity or entities. The Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special purpose bankruptcy remote entity.

    In connection with the total defeasance of the One Commerce Square Loan, the One Commerce Square Borrower will be permitted to obtain the release of the mortgage lien encumbering the One Commerce Square Property and all related collateral.

   OTHER FINANCING. The One Commerce Square Borrower is not permitted to incur any additional indebtedness other than: (a) any unsecured One Commerce Square Credit Facilities delivered to the mortgagee in accordance with the terms of the One Commerce Square Loan, and the One Commerce Square Borrower's reimbursement obligations arising therefrom, (b) unsecured trade payables incurred in the ordinary course of the One Commerce Square Borrower's business, customarily paid by the One Commerce Square Borrower within 60 days of incurrence and in fact not more than 60 days outstanding unless the One Commerce Square Borrower is, in good faith and in accordance with customary and prudent practices, contesting the payment of the same, (c) any loan to the One Commerce Square Partner Borrowers secured, in whole or in part, by
(i) a pledge of their partnership interests in the One Commerce Square Borrower, (ii) a pledge of stock of the corporations which are the managing members of the general partners of the One Commerce Square Borrower, and/or
(iii) a pledge of the membership interests held by the non-managing members of the general partners of the One Commerce Square Borrower, which loan and pledges are subordinate to the One Commerce Square Partner Loan and which in all respects (including, without limitation, the amount thereof, the interest rate and the holder thereof) has been approved by the Rating Agencies in their sole discretion and as to which the Rating Agencies will issue a written confirmation that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto, and (d) non-delinquent taxes and other impositions. As described in "--The One Commerce Square Partner Loan" below, a loan was made in the original principal balance amount of $9,250,000 to the One Commerce Square Partner Borrowers by the One Commerce Square Parent Lender.

   A "One Commerce Square Credit Facility" is a letter of credit issued by a domestic bank, the U.S. agency or branch of a foreign bank the long-term unsecured debt rating of which at the time and throughout the term thereof is not less than the higher of (a) the highest rating then assigned by the Rating Agencies to any of the outstanding Certificates or (b) "A" (or its equivalent) by S&P and Moody's, or, if there are no domestic banks, U.S. agencies or branches of a foreign bank having such rating then issuing letters of credit, then by a domestic bank the long-term unsecured debt rating of which is not lower than "AA" (or its equivalent) by the Rating Agencies.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the One Commerce Square Loan documents (which does not include the approval of the mortgagee), the One Commerce Square Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement, expansion or reduction of or to the One Commerce Square Property or any part thereof.

   RESERVES. Pursuant to the terms of the One Commerce Square Loan, the One Commerce Square Borrower has established the following reserves: (i) a tax and insurance escrow account (the "One Commerce Square Tax and Insurance Reserve Account") funded on each One Commerce Square Due Date in an amount equal to one-twelfth of the taxes and insurance premiums that will be payable during the next ensuing 12 months; (ii) a leasing reserve account, for the payment of tenant improvements and leasing commissions (the "One Commerce Square Leasing Reserve Account"), funded at the closing of the One Commerce Square Loan with a One Commerce Square Credit Facility in the amount of $4,497,025, and thereafter, except to the extent the One Commerce Square Credit Facility remains undrawn, to be funded on each One Commerce Square Due Date occurring in July through and including December of each year in an amount equal to one-sixth of the amount required to cause the amount in the One Commerce Square Leasing Reserve Account to equal the following balances specified for such year (1998: $4,497,025; 1999: $6,915,887; 2000:
$9,334,748; 2001: $11,753,610, 2002: $14,555,110; 2003: $4,295,390; 2004
through 2008: $2,078,164) (which balance will be reduced by the IBM Space Reduction Amount), provided that prior to March 17, 2007, the One Commerce Square Borrower may present a One Commerce Square Credit Facility in lieu thereof, and provided further that, after September 20, 2002 the One Commerce Square Borrower will have the right (without the consent of the mortgagee) to modify the One Commerce Square Leasing Reserve Account balances if the Rating Agencies agree in their sole discretion to any such modification and issue a written confirmation that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto; (iii) a capital expenditure reserve account, for the payment of certain routine capital improvements (the "One Commerce Square Capital Reserve Account"), to be funded on each One Commerce Square Due Date in an amount equal to $15,714; (iv) a deferred maintenance reserve account, for the payment of the cost of certain identified deferred maintenance items (the "One Commerce Square Deferred Maintenance Reserve Account"), funded at the closing of the One Commerce Square Loan with a One Commerce Square Credit Facility in the amount of $352,000; (v) an unpaid tenant improvements and leasing commissions account, for the payment of unpaid tenant improvement and leasing commission costs related to specified leases (the "One Commerce Square Unpaid TI/Leasing Commission Reserve Account"), funded at the closing of the One Commerce Square Loan in the amount of $2,978,272; and (vi) a low debt service reserve account (the "One Commerce Square Low Debt Service Reserve Account"), to be funded on each One Commerce Square Due Date prior to the One Commerce Square Anticipated Repayment Date, upon the occurrence of a One Commerce Square Low Debt Service Application Event, in an amount equal to all remaining funds in the One Commerce Square Deposit Account after the application of funds under clauses (i) through (vi) described in the second paragraph in "--Cash Management; Lockbox" below, provided, however, if at such time, either (a) the aggregate net operating income for the One Commerce Square Property (exclusive of the Above Market IBM Rent Component) for the preceding six-month period plus the net operating income for the One Commerce Square Property (exclusive of the Above Market IBM Rent Component) as projected in good faith by the One Commerce Square Borrower (taking into account only leases which are then in place) and reasonably agreed to by the mortgagee for the six-month period immediately following such trailing six-month period, equals or exceeds $8,000,000, or (b) if the time in question occurs during the year 2003, the net operating income for the One Commerce Square Property (exclusive of the Above Market IBM Rent Component) as projected in good faith by the One Commerce Square Borrower (taking into account only leases which are then in place) and reasonably agreed to by the mortgagee for the succeeding 12 month period equals or exceeds $8,000,000, then, in either case the One Commerce Square Low Debt Service Reserve Account will not be funded in the amount of such remaining funds.

   "IBM Space Reduction Amount" means an amount equal to the aggregate amount of all tenant improvement costs and leasing commissions either disbursed to the One Commerce Square Borrower pursuant to the One Commerce Square Loan agreement or otherwise expended by it out of other funds (provided that the mortgagee has been provided with evidence reasonably satisfactory to it that such funds have been so expended) with respect to new leases (or lease extensions) relating to the initial reletting of the space currently leased to IBM, which leases or lease extensions have an initial term which expires after September 20, 2006.

   If at any time a One Commerce Square Low Debt Service Trigger Event or an event of default has occurred and is continuing, all amounts on deposit in the One Commerce Square Low Debt Service Reserve Account are required to be applied on each One Commerce Square Due Date occurring during such period to prepay principal due under the One Commerce Square Loan until the principal amount thereunder is paid in full, provided, however, that provided no event of default has occurred and is continuing, if either of the events set forth in either clause (a) or (b) in the preceding paragraph (except that the $8,000,000 referred to therein for this purpose is $7,000,000) occurs, then notwithstanding the foregoing, the amounts on deposit in the One Commerce Square Low Debt Service Reserve Account are not required to be applied to prepay the One Commerce Square Loan; and provided further that if after the establishment of such account, any such trailing 12-month net operating income for the One Commerce Square Property (exclusive of the then applicable Above Market IBM Rent Component) exceeds $8,000,000 for four consecutive quarters and no event of default has occurred and is continuing, all amounts on deposit in the One Commerce Square Low Debt Service Reserve Account are required to be released to the One Commerce Square Borrower.

   A "One Commerce Square Low Debt Service Application Event" means that as of any day, the net operating income of the One Commerce Square Property (exclusive of the Above Market IBM Rent

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Component) for the trailing 12-month period is less than $8,000,000. A "One
Commerce Square Low Debt Service Trigger Event" means that as of any day, the net operating income of the One Commerce Square Property (exclusive of the Above Market IBM Rent Component) for the trailing 12-month period is less than $7,000,000.

   CASH MANAGEMENT; LOCKBOX. The mortgagee has established a segregated bank account in the name of the One Commerce Square Borrower but under the sole dominion and control of the mortgagee (the "One Commerce Square Deposit Account"). The One Commerce Square Borrower is required to notify, and has notified, all tenants to make all payments due under the leases to the mortgagee, payable and deliverable directly to the One Commerce Square Deposit Account. The One Commerce Square Borrower and the One Commerce Square Manager will be required to deposit all payments received by them into the One Commerce Square Deposit Account no later than the close of business on the next business day following receipt, provided, however, that any amounts which constitute security deposits will be deposited in an escrow account in the name of the mortgagee and any termination fees paid by a tenant will be deposited into the One Commerce Square Deposit Account within two business days of receipt thereof.

   On each One Commerce Square Due Date, provided no default or event of default has occurred and is continuing, the mortgagee is required to distribute funds from the One Commerce Square Deposit Account in the following order of priority: (i) to fund the One Commerce Square Tax and Insurance Reserve Account, (ii) to pay the One Commerce Square Monthly Debt Service Payment Amount, (iii) to the One Commerce Square Borrower, an amount equal to the budgeted operating expenses, approved by the mortgagee for the month immediately prior to the month in which such One Commerce Square Due Date occurs provided that the One Commerce Square Borrower will have delivered to the mortgagee an officer's certificate certifying that the One Commerce Square Borrower does not have any unpaid claims of creditors more than 60 days past due (except for claims the One Commerce Square Borrower is in good faith contesting), and that the amounts disbursed will be used solely to pay its creditors for costs and expenses incurred to date and provided further that the One Commerce Square Borrower may request an additional amount to pay operating expenses in excess of the budgeted amount, up to 5% for such line item, but in no event to exceed more than 5% of such month's budgeted amount for operating expenses, (iv) on each One Commerce Square Due Date occurring in July through and including December, to fund the One Commerce Square Leasing Reserve Account to the extent necessary to bring the balance thereof to the applicable One Commerce Square Leasing Reserve Account balance for such year (as the same may have been reduced by the IBM Space Reduction Amount), except to the extent a One Commerce Square Credit Facility delivered in lieu thereof remains undrawn; (v) to fund the One Commerce Square Capital Reserve Account, (vi) to the One Commerce Square Borrower, an amount equal to the budgeted capital expenses for the month immediately prior to the month in which such One Commerce Square Due Date occurs provided that the One Commerce Square Borrower will have delivered to the mortgagee an officer's certificate certifying that the One Commerce Square Borrower does not have any unpaid claims of creditors more than 60 days past due (other than de minimis amounts) for prior capital improvements (except for claims that the One Commerce Square Borrower is in good faith contesting and the payment for which the One Commerce Square Borrower has escrowed with the mortgagee), and that the amounts disbursed to the One Commerce Square Borrower pursuant to this clause (vi) will be used by the One Commerce Square Borrower within the next 60 days solely to pay for capital expenditures,
(vii) to the One Commerce Square Low Debt Service Reserve Account, if required, as described in "--Reserves" above, (viii) to the One Commerce Square Borrower to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee to the extent such approval is required,
(ix) from and after the One Commerce Square Anticipated Repayment Date, to prepay the principal amount outstanding under the One Commerce Square Tranche A Note until it is paid in full and then to pay the One Commerce Square Excess Interest, (x) if the One Commerce Square Partner Loan is outstanding, to the One Commerce Square Parent Lender in an amount equal to all amounts then due and payable to it (provided that the mortgagee will be notified of such amount at least six business days prior to such One Commerce Square Due
Date), (xi) to the One Commerce Square Series B Preferred Equity Holder, an amount equal

                              S-189
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to all amounts then due and payable to it (provided that the mortgagee will have been notified of such amount at least six business days prior to such One Commerce Square Due Date), and (xii) the remaining balance to the One Commerce Square Borrower.

   In the event that on any One Commerce Square Due Date the amount in the One Commerce Square Deposit Account is insufficient to make all of the transfers described in clauses (i) through (vi) of the immediately preceding paragraph, the One Commerce Square Borrower is required to deposit into the One Commerce Square Deposit Account on such One Commerce Square Due Date the amount of such deficiency. Failure to make such deposit will be an event of default under the One Commerce Square Loan and the mortgagee in such case may apply the amounts in the One Commerce Square Deposit Account in such order as the mortgagee may determine.

   TRANSFER OF THE ONE COMMERCE SQUARE PROPERTY AND INTERESTS IN THE ONE COMMERCE SQUARE BORROWER; ENCUMBRANCES. Unless permitted by the One Commerce Square Loan documents as described below, and with the exception of leases entered into in accordance therewith and the One Commerce Square Permitted Encumbrances, the One Commerce Square Borrower is not permitted without the approval of the Rating Agencies and the mortgagee, in their sole discretion, and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, to (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in the One Commerce Square Property or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the One Commerce Square Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in the One Commerce Square Property or any part thereof, or (D) file a declaration of condominium with respect to the One Commerce Square Property.

   So long as no event of default will have occurred and be continuing and the One Commerce Square Partner Loan has been paid in full, and subject to the other requirements and conditions set forth herein which are not contrary to the rights afforded by this paragraph, the One Commerce Square Borrower may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to all (but not less than all) of the One Commerce Square Property or the partners of the One Commerce Square Borrower may sell, assign, transfer or otherwise dispose of all (but not less than all) of their partnership interests in the One Commerce Square Borrower, in a single transaction if, after giving effect to the proposed transaction: (i) the transferee assumes in writing all of the obligations of the One Commerce Square Borrower under the One Commerce Square Loan (in the case of a transfer of the One Commerce Square Property), and the mortgagee has received written confirmation from the Rating Agencies that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto (in the case of either a transfer of the One Commerce Square Property or such partnership interests), except that no such written confirmation from the Rating Agencies is necessary if the transfer is to certain One Commerce Square Permitted Owners listed in the One Commerce Square Loan agreement (or a direct or indirect wholly-owned subsidiary thereof) and such transfer is made prior to the date which is 36 months after the closing of the One Commerce Square Loan; provided, however, that if any such transfer is made on or after the date which is 24 months after the closing of the One Commerce Square Loan, the Rating Agencies or the mortgagee may, in their sole discretion, prohibit such transfer if the proposed One Commerce Square Permitted Owner will have suffered a material adverse change since such closing in its business operations, economic performance, assets or condition (financial or otherwise), (ii) the One Commerce Square Property will be owned directly by a special purpose entity, which at the time of such transfer will be in compliance with the single-purpose bankruptcy-remote representations, warranties and covenants contained in the One Commerce Square Loan agreement and which will have assumed in writing and agreed to comply with the terms of the One Commerce Square Loan documents, (iii) the transferee will be a One Commerce Square Permitted Owner or be wholly owned, directly or indirectly, by a One Commerce Square Permitted Owner, (iv) if the One Commerce Square Property will be managed by an unaffiliated third-party property manager that is not a One Commerce Square Acceptable Manager, the mortgagee is required to have approved such manager and received a written confirmation from the Rating Agencies that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto, and (v) no event of default will occur as a result of such transaction.

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    So long as no event of default will have occurred and be continuing, and subject to the other requirements and conditions set forth herein which are not contrary to the rights afforded by this paragraph, the One Commerce Square Borrower may sell, assign, convey, transfer or otherwise dispose of legal or equitable title to all (but not less than all) of the One Commerce Square Property to an affiliate of the One Commerce Square Borrower in a single transaction if, after giving effect to the proposed transaction: (a) the transferee assumes in writing all of the obligations of the One Commerce Square Borrower under the One Commerce Square Loan and the mortgagee has received a written confirmation from the Rating Agencies that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates in respect thereof; (b) the requirements of clauses (ii), (iv) and (v) of the immediately preceding paragraph will have been fulfilled; and
(c) 50% of the partnership interests in such transferee will be controlled by either Lazard or by a person or persons which control or are under common control with Lazard and 50% of such partnership interests will be controlled by James A. Thomas ("Thomas").

   A "One Commerce Square Permitted Owner" means either (i) a One Commerce Square Listed Permitted Owner, provided that the transfer to such person is closed within 36 months after the closing of the One Commerce Square Loan; provided, however, that if any such transfer is closed on or after the date which is 24 months after the closing of the One Commerce Square Loan, the Rating Agencies or the mortgagee may, in their sole discretion, prohibit such transfer if the proposed One Commerce Square Listed Permitted Owner will have suffered a material adverse change since the closing of the One Commerce Square Loan in its business operations, economic performance, assets or condition (financial or otherwise), or (ii) any person which (a) has a long-term unsecured debt rating not lower than "BBB" (or its equivalent) by the Rating Agencies, (b) has a current net worth of at least $500 million and controls office building real estate equity assets of at least $1 billion, in each case exclusive of the One Commerce Square Property (or, in the case of a pension fund adviser, controls at least $1 billion of office building real estate equity assets, exclusive of the One Commerce Square Property) or is a pension fund, pension trust or pension account that has total assets of at least $500 million (exclusive of the One Commerce Square Property), and managed by a person who controls at least $1 billion of office building real estate equity assets (exclusive of the One Commerce Square Property), (c) is, or is controlled by, either a pension fund, a pension trust or pension account, an insurance company, a national money-center bank or a person who has a long-term unsecured debt rating not lower than "BBB" (or its equivalent) by the Rating Agencies, and (d) has a corporate or entity structure approved by the mortgagee (such approval not to be unreasonably withheld, conditioned or delayed).

   A "One Commerce Square Listed Permitted Owner" means Vornado Realty Trust, Boston Properties, Inc., Mack-Cali Realty Corporation, Liberty Property Trust, CarrAmerica Realty Corporation, Cornerstone Properties, Inc., Crescent Real Estate Equities, Inc., Equity Office Properties Trust, Cousins Properties, Inc., Reckson Associates Realty Corporation or Brandywine Realty Trust.

   So long as no event of default will have occurred and be continuing, and subject to the other requirements and conditions set forth herein which are not contrary to the rights afforded by this paragraph, (i) either of the two partners of the One Commerce Square Borrower which are indirectly owned by Lazard, may, in accordance with the One Commerce Square Partnership Agreement, purchase the partnership interests in the One Commerce Square Borrower which are indirectly controlled by Thomas, and (ii) either of the two partners of the One Commerce Square Borrower which are indirectly controlled by Thomas may, in accordance with the One Commerce Square Partnership Agreement, purchase the partnership interests in the One Commerce Square Borrower which are indirectly owned by Lazard, provided that either such purchase referred to in clauses (i) and (ii) will have been approved by the Rating Agencies, in their sole discretion, and the mortgagee will have received a written confirmation from the Rating Agencies that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates in respect thereof.

   So long as no event of default will have occurred and be continuing, and subject to the other requirements and conditions set forth herein which are not contrary to the rights afforded by this paragraph, each of the partners of the One Commerce Square Borrower may assign their respective partnership interests in the One Commerce Square Borrower to any person which controls or is under

                              S-191
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common control with such partner, and each of the other indirect owners of interests in the One Commerce Square Borrower may assign their respective ownership interests in the One Commerce Square Borrower if, after giving effect to the proposed transaction: (i) the One Commerce Square Property will be owned directly by a single purpose entity, which at the time of such transfer will be in compliance with the single purpose covenants contained in the One Commerce Square Loan agreement, (ii) 50% of the partnership interests in the One Commerce Square Borrower will be controlled by either Lazard or by a person or persons which control or are under common control with Lazard and 50% of such partnership interests will be controlled by Thomas, and (iii) no event of default will occur as a result of such transaction.

   Notwithstanding anything to the contrary contained in the foregoing, in the event of the death of Thomas, the interests in the One Commerce Square Borrower then controlled by him may be controlled by a trust for the benefit of his immediate family members, if the trustee thereof has been approved by PIHLLC in accordance with the provisions of an equityholders agreement entered into among the partners of the One Commerce Square Borrower and certain other entities. Prior to the defeasance in full of the One Commerce Square Loan, such equity holders agreement may not be modified without the prior approval of the mortgagee.

   Prior to any transfer as described in each of the preceding paragraphs above, the proposed transferee is required to deliver to the mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws. In addition, prior to the closing of any transaction described above, the One Commerce Square Borrower is required to deliver to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the One Commerce Square Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the One Commerce Square Borrower or the transferee selected by either of them (unless reasonably disapproved by mortgagee), in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming, among other things, that the assets of the One Commerce Square Borrower will not be substantively consolidated with the assets of certain owners or controlling persons of the One Commerce Square Borrower in a bankruptcy or similar proceeding.

   So long as no event of default will have occurred and be continuing, and subject to the other requirements and conditions set forth herein which are not contrary to the rights afforded by this paragraph, transfers of limited partnership interests in each of the limited partners of the One Commerce Square Borrower which in the aggregate during the term of the One Commerce Square Loan do not exceed 49% of the total limited partnership interests in any such limited partner will be permitted without the consent of the mortgagee; provided, however, that all rights to receive distributions with respect to the Series B preferred capital contributions is required to be held by, and the One Commerce Square Series B Preferred Equity Holder is required to be, or must be wholly-owned, directly or indirectly by, a person meeting the requirements of clause (ii) of the definition of One Commerce Square Permitted Owner and not violating certain provisions relating to ERISA and similar laws set forth in the One Commerce Square Loan agreement; provided, however, that (i) clause (b) of the definition of One Commerce Square Permitted Owner will be deemed to include a person (x) which has a current net worth of at least $500 million and controls mortgages on office buildings, which mortgages have a then current outstanding principal balance of at least $600 million and which office buildings have a fair market value of at least $1 billion, and (y) which is a One Commerce Square Listed Partner Loan Holder, and (ii) clause (c) of the definition of One Commerce Square Permitted Owner will be deemed to include any person which is a One Commerce Square Listed Partner Loan Holder.

   A "One Commerce Square Listed Partner Loan Holder" means any of Goldman Sachs & Co., Lehman Brothers, Morgan Stanley/Dean Witter, Prudential Securities, Donaldson, Lufkin & Jenrette, J.P. Morgan, Starwood Financial, Capital Trust and the One Commerce Square Parent Lender.

   Notwithstanding the foregoing, pledges of partnership interests by the limited partners of the One Commerce Square Borrower, pledges of the stock of the corporations which are the managing members

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of the general partners of the One Commerce Square Borrower and pledges of the membership interests held by the non-managing members of the general partners of the One Commerce Square Borrower, to the One Commerce Square Partner Lender, or to the lender of any subordinate mezzanine loan made to the limited partners of the One Commerce Square Borrower which has been approved by the Rating Agencies, in their sole discretion, and as to which a written confirmation from the Rating Agencies has been obtained that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto, and any transfer of such partnership interests, stock or membership interests upon or in lieu of foreclosure in respect of any such pledge, and any subsequent transfer by such pledgee, will not be a default under the One Commerce Square Loan, provided that at all times the lender's and agent's interest in the One Commerce Square Partner Loan or any subordinate mezzanine loan, or such partnership interests, stock and membership interests, will be held directly by a person meeting the requirements of clause (ii) of the definition of One Commerce Square Permitted Owner and not violating certain provisions relating to ERISA and similar laws set forth in the One Commerce Square Loan agreement; provided, however, that the proviso set forth in the second preceding paragraph will also apply to this paragraph.

   INSURANCE. The One Commerce Square Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) policies of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", including earthquake damage to the extent commercially available at reasonable rates if it is customarily obtained for similar properties in the vicinity, maintained in an amount equal to the then full replacement cost of the improvements and equipment (without deduction for physical depreciation), with deductibles no more than the greater of (x) 5% of the net operating income for the One Commerce Square Property (inclusive of the Above Market IBM Rent Component) for the 12-month period immediately preceding the closing date of the One Commerce Square Loan and
(y) $100,000; (b) flood insurance (if any part of the One Commerce Square Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at commercially reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)); (c) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 and in the aggregate of $2,000,000 for any policy year as well as at least $20,000,000 excess and/or umbrella liability insurance, and, at all times, at least $10,000,000 excess and/or umbrella liability insurance will be available (such that, at all times, such coverage will be maintained against which no claim will have been asserted) and maintained for any and all claims; (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any co insurance penalty, and equal to the greater of (i) estimated gross revenues from the One Commerce Square Property for a period of at least two succeeding years, and (ii) the projected operating expenses (including debt service) needed to maintain and operate the One Commerce Square Property for a period of at least the next two succeeding years; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus (without exclusion for explosions) and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at commercially reasonable premiums and are generally required by institutional lenders for properties comparable to the One Commerce Square Property; (f) worker's compensation insurance with respect to any employees of the One Commerce Square Borrower, as and to the extent required by any governmental authority or applicable law; (g) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than the full insurable value of the One Commerce Square Property against such risks (including fire and extended coverage and collapse of the improvements to agreed limits) as are customarily obtained for such work by prudent owners in the locality where the One Commerce Square Property is located; (h) coverage to compensate for the cost of demolition and the increased cost of construction for the One Commerce Square Property in an amount reasonably satisfactory to the mortgagee; and (i) such other insurance as may from time to time be reasonably required by the mortgagee. The One Commerce Square Loan requires insurers to have claims paying

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abilities rated "AA" (or its equivalent) or better by the Rating Agencies;
provided that for so long as United States Fidelity and Guaranty Corp., American Protection Insurance Company or The Travellers Indemnity Company has a claims paying ability rating of not less than its rating as of the closing of the One Commerce Square Loan, each such company will be deemed an approved insurer.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting the One Commerce Square Property, the One Commerce Square Borrower, regardless of whether proceeds are available, is required in a reasonably prompt manner to proceed to restore, repair, replace or rebuild the affected One Commerce Square Property, to the extent practicable, to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the One Commerce Square Loan documents applicable to alterations.

   In the event of a casualty or condemnation at the One Commerce Square Property that involves a loss of less than 30% of the original principal amount of the One Commerce Square Loan, where access to the improvements is not materially adversely affected by such casualty or condemnation and where the mortgagee has received evidence satisfactory to it that no individual lease affecting 150,000 rentable square feet or more, and no leases in the aggregate affecting 150,000 rentable square feet or more, will be terminated or canceled as a result of such casualty or condemnation (a "One Commerce Square Minor Loss"), the mortgagee is required to permit the application of the proceeds resulting therefrom to pay or to reimburse the One Commerce Square Borrower for the cost of restoring, repairing, replacing or rebuilding the One Commerce Square Property, in the manner described below, provided that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee exercised in good faith: (i) the One Commerce Square Property can be restored to an economic unit not less valuable and not less useful than it was prior to such casualty or condemnation, (ii) the restoration can be completed by the earliest to occur of: (A) the 365th day following such casualty or condemnation, or, with a written confirmation from the Rating Agencies that there will be no downgrade, qualification, or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required, (B) the 180th day prior to the One Commerce Square Tranche A Note Maturity Date, and (C) with respect to a casualty only, the expiration of the payment period on the rental loss insurance coverage in respect of such casualty, and (iii) during the period of the restoration, the sum of (A) income derived from the One Commerce Square Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable, plus
(C) any cash deposited with, or any One Commerce Square Credit Facility made available to, the mortgagee, will equal or exceed 105% of the sum of (1) operating expenses for the One Commerce Square Property and (2) the debt service on the One Commerce Square Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the One Commerce Square Loan without any prepayment premium or penalty (other than a yield maintenance charge if an event of default has occurred and is continuing). In the event of a casualty or condemnation which is not a One Commerce Square Minor Loss, then the mortgagee will have the option, to be exercised by notice to the One Commerce Square Borrower within 30 days after receipt of the proceeds, to apply the net proceeds to the prepayment of the One Commerce Square Loan without any prepayment premium or penalty (other than a yield maintenance charge if an event of default has occurred and is continuing) or, to reimburse the One Commerce Square Borrower for the cost of any restoration in the manner set forth below.

   If the One Commerce Square Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as are customary and reasonably obtainable by prudent property owners in the locality in which the One Commerce Square Property is located and as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In

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addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; funds deposited by the One Commerce Square Borrower with the mortgagee for any deficiency are required to be disbursed prior to disbursement of such proceeds, and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the One Commerce Square Borrower for that purpose, are required to be at least sufficient in the reasonable judgment of the mortgagee exercised in good faith to pay for the cost of completion of the restoration, free and clear of all liens or claims for liens. Prior to any disbursement, the mortgagee is required to receive evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the One Commerce Square Borrower is required to deposit with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty is required to be paid to the One Commerce Square Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation is required to be escrowed with the mortgagee as security for the One Commerce Square Loan after payment of such costs of restoration.

   FINANCIAL REPORTING. The One Commerce Square Borrower is required to furnish to the mortgagee within 85 days following the end of each fiscal year, a complete copy of its annual financial statements, prepared in accordance with GAAP, audited by a "Big Five" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, including a balance sheet and statements of operations, all in such form and such detail as the mortgagee may reasonably request; provided, however, that the mortgagee has agreed that the form of the financial statements supplied to the mortgagee by the prior owner of the One Commerce Square Property is acceptable. Together with its annual financial statements, the One Commerce Square Borrower is also required to furnish to the mortgagee
(A) an officer's certificate certifying as of the date thereof (i) whether, to the One Commerce Square Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same, and (ii) that the rent roll attached thereto is true, correct and complete in all material respects, and (B) an annual report, for the most recently completed fiscal year, containing certain prescribed information relating to occupancy levels, capital expenditures, leasing commissions and tenant improvements.

   In addition, the One Commerce Square Borrower is required to furnish to the mortgagee on or before the 30th day after the end of each calendar month,
(i) monthly and year to date operating statements for such month, (ii) copies of any notice from a tenant affecting 25,000 or more rentable square feet, threatening default, alleging a default by landlord, requesting the termination or modification of a lease or sublease or notifying the One Commerce Square Borrower of the exercise or non-exercise of any option provided for in such lease or sublease, or otherwise material with respect to such One Commerce Square Property, (iii) certain prescribed information relating to capital expenditures, leasing commissions and tenant improvements, and (iv) a report setting forth the material terms of (x) any new lease or lease renewal or new sublease or sublease renewal of which the One Commerce Square Borrower has knowledge, and (y) any lease termination or modification or sublease termination or modification of which the One Commerce Square Borrower has knowledge, in each case affecting 25,000 or more rentable square feet.

   The One Commerce Square Borrower is also required to furnish to the mortgagee, on or before the 40th day after the end of each fiscal quarter:
(i) quarterly and year-to-date financial statements prepared for such fiscal quarter, with a balance sheet and operating statement for such quarter, (ii) a comparison of the budgeted income and expenses and the actual income and expenses for such quarter and year-to-date for the One Commerce Square Property, with an explanation of certain variances, (iii) an occupancy report for such period, (iv) a current rent roll for the One Commerce Square Property, and (v) a statement certifying that certain representations and warranties contained in the One Commerce Square Loan documents are true and complete as of the date of the certification.

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    ONE COMMERCE SQUARE PARTNER LOAN. Simultaneously with making the One
Commerce Square Loan by GSMC to the One Commerce Square Borrower, Prometheus Mid-Atlantic Holding L.P. (the "One Commerce Square Partner Lender") made a loan (the "One Commerce Square Partner Loan") to PPA and Prometheus Investment Holding, L.P., ("PIHLP"; and together with PPA, the "One Commerce Square Partner Borrowers"), having a principal balance as of the Cut-Off Date of $9,250,000 and evidenced by a note issued by the One Commerce Square Partner Borrowers. Each of the One Commerce Square Partner Borrowers is a limited partner of the One Commerce Square Borrower. The One Commerce Square Partner Loan is secured by a pledge of all of the partnership interests in the One Commerce Square Borrower and certain other pledged collateral.

   Any of (i) a default in the payment of principal, interest or any other fees when due and such default continues for more than ten days (which period is required to be extended to 45 days in certain circumstances including the One Commerce Square Partner Lender being a party thereto) after notice of such default, (ii) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 60 days, or (iii) an event of default occurring under the One Commerce Square Loan, constitutes a default under the One Commerce Square Partner Loan and the One Commerce Square Partner Lender has the right to accelerate the One Commerce Square Partner Loan and to foreclose on the collateral securing the One Commerce Square Partner Loan.

   The One Commerce Square Partner Loan bears interest at a rate per annum equal to 17.50%, calculated for any period based on the actual number of days elapsed and a 360-day year; provided, however, that the One Commerce Square Partner Loan agreement permits the One Commerce Square Partner Borrowers to defer payment of all interest in excess of a pay rate of 10% per annum. Such deferred interest will accrue interest at the rate per annum of 17.50%. The One Commerce Square Partner Loan is scheduled to mature on March 16, 2011. The One Commerce Square Partner Loan can be prepaid in whole or in part on any payment date without a yield maintenance charge or prepayment premium on or after the seventh anniversary of the closing of the One Commerce Square Partner Loan.

   PREFERRED EQUITY INVESTMENTS BY PIHLP AND PPA. PIHLP and PPA (the "One Commerce Square Series A Preferred Equity Holders") have each acquired a 50% Series A preferred equity interest in the One Commerce Square Borrower upon their capital contribution of $4,625,000 each. In addition, PIHLP (the "One Commerce Square Series B Preferred Equity Holder", and together with the One Commerce Square Series A Preferred Equity Holders, the "One Commerce Square Preferred Equity Holders") has acquired a 100% Series B preferred equity interest in the One Commerce Square Borrower upon its capital contribution of $6,750,000.

   The One Commerce Square Preferred Equity Holders are entitled to receive certain preferred distributions with respect to distributions by the One Commerce Square Borrower. As described in "--Cash Management; Lockbox" above, no monthly distribution to PIHLP is permitted to be made until certain required payments under the One Commerce Loan agreement have been made. After payment of such amounts, the One Commerce Square Series A Preferred Equity Holders are entitled to receive pro rata distributions equal to a cumulative and compounded annualized return of 10% on each of their Series A preferred capital contribution. After payment to the One Commerce Square Series A Preferred Equity Holders, the One Commerce Square Series B Preferred Equity Holder is entitled to receive an amount equal to a cumulative and compounded annualized return of 10% on its Series B preferred capital contribution.

   Under the One Commerce Square Borrower's Agreement of Limited Partnership (the "One Commerce Square Partnership Agreement"), in the event the One Commerce Square Borrower fails to pay the One Commerce Square Series B Preferred Equity Holder the return described in the preceding sentence within ten days following such payment date, the One Commerce Square Series B Preferred Equity Holder will have the right, in its sole discretion, subject to the One Commerce Square Loan agreement, to (i) terminate the One Commerce Square Management Agreement and select a new manager (provided that such right will only be exercisable after March 16, 2003), and (ii) cause PIHLLC to become the managing general partner of the One Commerce Square Borrower. For so long as the One Commerce Square Loan is in effect, the rights of the One Commerce Square Series B Preferred

Equity Holder described in clause (i) and (ii) will not be amended in any way without the prior consent of mortgagee and the Rating Agencies, which consent may be withheld in their sole discretion. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the One Commerce Square Preferred Equity Holders have no further remedies under the One Commerce Square Partnership Agreement in the event of nonpayment of their monthly preferred yield and return of capital.

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Graphics Omitted: Photographs of Marriott Desert Springs



                         [Grande Loan II Logo]

 MARRIOTT DESERT SPRINGS: THE BORROWER; THE PROPERTY

   THE LOAN. The Marriott Desert Springs Loan had a principal balance as of the Cut-Off Date of approximately $102,418,958. It is secured by a first priority deed of trust lien encumbering the fee and leasehold interests in the full service resort hotel located in Palm Desert, California, known as Marriott's Desert Springs Resort and Spa (the "Marriott Desert Springs Property"). The Marriott Desert Springs Loan was originated by GMACCM, on behalf of GSMC, on November 25, 1997.

   THE BORROWER. DS Hotel LLC (the "Marriott Desert Springs Borrower") is a special purpose Delaware limited liability company, formed solely for the purpose of owning, developing, encumbering, operating, encumbering and managing the Marriott Desert Springs Property. The Marriott Desert Springs Borrower has no material assets other than the Marriott Desert Springs Property and related interests. The sole equity owner of the Marriott Desert Springs Borrower is Marriott DSM LLC ("Marriott DSM"), a special purpose Delaware limited liability company formed solely for the purpose of serving as a member of the Marriott Desert Springs Borrower and obtaining the Marriott Desert Springs Parent Loan. The sole beneficial owner of Marriott DSM is Desert Springs Marriott Limited Partnership ("DSMLP"), a Delaware limited partnership. The sole general partner in DSMLP is Marriott Desert Springs Corporation ("MDSC"), a Delaware corporation, the sole purpose of which is serving as the general partner in DSMLP and serving as a member of MDSM Finance LLC ("MDSM Finance"), a special purpose Delaware limited liability company formed solely for the purpose of making the MDSM-DSMLP Loan. MDSC is an indirect wholly-owned subsidiary of Host Marriott Corporation, a Delaware corporation ("Host Marriott"). Marriott Hotel Services, Inc., which is the property manager for the Marriott Desert Springs Property (the "Marriott Desert Springs Manager"), is a wholly-owned subsidiary of Marriott International, Inc. ("MII") and is not affiliated with Host Marriott, the Marriott Desert Springs Borrower DSMLP, MDSC or MDSM Finance.

   SECURITY. The Marriott Desert Springs Loan is a non-recourse loan, secured only by the fee and leasehold interests of the Marriott Desert Springs Borrower in the Marriott Desert Springs Property and certain other collateral relating thereto (including assignments of leases and rents, an assignment of the Marriott Desert Springs Management Agreement, and an assignment of the funds in certain accounts). Subject to certain limited exceptions, neither the Marriott Desert Springs Borrower nor any of its affiliates is personally liable for payment of the Marriott Desert Springs Loan. The Marriott Desert Springs Borrower has represented that it owns good and marketable fee simple or leasehold title, as applicable, to the Marriott Desert Springs Property free and clear of all liens other than encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the Marriott Desert Springs Loan documents (the "Marriott Desert Springs Permitted Encumbrances"). The title insurance policy issued upon the origination of the Marriott Desert Springs Loan insures that the deed of trust securing the Marriott Desert Springs Loan constitutes a valid and enforceable first lien on the Marriott Desert Springs Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTY. The Marriott Desert Springs Property is comprised of the Marriott Desert Spring Borrower's fee simple interest in approximately 183 acres of land improved with an 884-room luxury-class resort hotel and golf course and leasehold interest in an adjacent approximately 96 acre parcel improved with a second 18-hole golf course (the "Valley Golf Course"). The Marriott Desert Springs Property was built in 1987 and contains two golf courses, five full-service restaurants, two snack shops, an atrium lounge, a night club, several retail shops, a 30,000 square foot spa, over 49,000 square feet of meeting space, five swimming pools, 20 tennis courts, 1,482 parking spaces and other resort-oriented facilities.

   The interest of the Marriott Desert Springs Borrower in the Valley Golf Course consists of a ground leasehold interest created under a lease dated April 24, 1987, between Marriott Desert Springs Development Corporation, as lessor, and DSMLP, as lessee (the "Marriott Desert Springs Ground Lease"). DSMLP assigned its interest in the Marriott Desert Springs Ground Lease to Marriott DSM, which assigned its interest therein to the Marriott Desert Springs Borrower. The initial term of the Marriott Desert Springs Ground Lease expires on December 31, 2011, and the lessee has five renewal options of ten years each. The annual rent under the Marriott Desert Springs Ground Lease is $100,000 and the Marriott Desert Springs Borrower is also responsible for payment of all real estate taxes, assessments and similar charges relating to the property leased thereunder.

   OPERATING AND OCCUPANCY HISTORY. The following table shows certain information regarding the operating history, historical average occupancy, ADR and RevPAR for the Marriott Desert Springs Property:

                                                                       UNDERWRITTEN
                              1995          1996           1997        NET CASH FLOW
                         ------------- -------------  -------------- ---------------
GROSS REVENUE...........  $85,397,764    $97,898,761   $103,321,476    $103,319,904
TOTAL EXPENSES..........   67,036,717     76,855,985     81,623,291      81,819,904
                         ------------- -------------  -------------- ---------------
NET CASH FLOW...........  $18,361,047    $21,042,776   $ 21,698,185    $ 21,500,000
                         ============= =============  ============== ===============

Percentage of
 Occupancy..............     68.9%          71.4%          73.0%           73.0%
ADR per Occupied Room ..        $150.70       $160.74         $169.07         $169.07
RevPAR..................    $103.83        $114.77        $123.42         $123.42

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   APPRAISAL. An updated appraisal prepared by Hospitality Valuation
Services, dated as of November 14, 1997, determined a value for the Marriott Desert Springs Property of approximately $237,000,000, resulting in a Cut-Off Date LTV of approximately 43.2%. The Marriott Desert Springs Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage
Loans--Limitations on Appraisals" herein.

   SEISMIC REPORT. A structural and seismic risk assessment of the Marriott Desert Springs Property was performed in March 1996 by a third-party structural firm. The seismic report indicated a PML rating and risk rating for each of the nine buildings that comprise the Marriott Desert Springs Property. For one of the ten buildings, the PML is 15% and the risk rating is "Moderately Low." For six of the ten buildings, the PML is 20% and the risk rating is "Moderately Low." For the other three buildings, the PML is 25% and the risk rating is "Moderate." The Marriott Desert Springs Borrower has obtained earthquake insurance coverage based on the PML for hotels located in the region. See "Risk Factors--The Mortgage Loans--Availability of Earthquake, Flood and Other Insurance" herein.

   ENGINEERING REPORT. A Property Condition Report on the Marriott Desert Springs Property was completed prior to origination of the Marriott Desert Springs Loan. The Property Condition Report concluded that the Marriott Desert Springs Property was generally in good physical condition but noted certain items of deferred maintenance in the aggregate amount of $96,850 which are included in the Marriott Desert Springs Borrower's 1998 budget. In addition, based on the engineering recommendation, a backup water chiller system will be installed, to be funded from the Chiller Work Reserve.

   ENVIRONMENTAL ASSESSMENT. A Phase I environmental site assessment dated November 22, 1996, and an update report dated November 5, 1997, were completed by a third-party environmental firm. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Marriott Desert Springs Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. The Marriott Desert Springs Property is managed by the Marriott Desert Springs Manager pursuant to a management agreement (the "Marriott Desert Springs Management Agreement"). The Marriott Desert Springs Manager manages or franchises more than 300 full-service hotels containing more than 120,000 rooms, including the Marriott Desert Springs Property, and employs over 200,000 persons in full-service and limited-service property management. The Marriott Desert Springs Manager is responsible for the management and operation of the Marriott Desert Springs Property in accordance with standards comparable to those of full-service hotels in the Marriott hotel system. The Marriott Desert Springs Borrower is responsible for payment of the hotel's allocable share of the Marriott Desert Springs Manager's costs for certain services provided to full-service hotels in the Marriott chain, including national sales office services, the national reservations system, and central advertising and promotion. Under the Marriott Desert Springs Management Agreement, the Marriott Desert Springs Manager is entitled to a base management fee equal to 3% of gross revenues of the Marriott Desert Springs Property, and an incentive management fee (the "Incentive Management Fee") equal to the sum of (i) the first $1,800,000 of Marriott Desert Springs Operating Profit in excess of the Marriott Desert Springs Owner's Priority, and (ii) 25% of the Marriott Desert Springs Operating Profit in excess of the Marriott Desert Springs Owner's Priority plus the amount described in clause (i). The term of the Marriott Desert Springs Management Agreement expires on December 31, 2022, and is automatically renewed for four successive periods of ten fiscal years each, unless the Marriott Desert Springs Manager elects not to renew.

   Pursuant to an agreement among the mortgagee, the Marriott Desert Springs Borrower and the Marriott Desert Springs Manager (the "Marriott Desert Springs Consent of Manager"), the Marriott Desert Springs Manager has agreed that (i) the Marriott Desert Springs Borrower may terminate the Marriott Desert Springs Management Agreement, whether or not a default has occurred under the Marriott Desert Springs Loan, if the Marriott Desert Springs Operating Profit during any two of three consecutive fiscal years is less than $15,000,000, subject to the right of the Marriott Desert Springs

Manager to avoid such termination and pay an amount equal to the difference between $15,000,000 and the Marriott Desert Springs Operating Profit for each of such two fiscal years into a special reserve account (the "Manager Deficit Contribution Account"); (ii) upon the occurrence and continuation of an event of default under the Marriott Desert Springs Loan, the mortgagee may exercise all rights of the Marriott Desert Springs Borrower to enforce, compromise, extend or modify the Marriott Desert Springs Management Agreement, and following foreclosure of the Marriott Desert Springs Property, the mortgagee may terminate the Marriott Desert Springs Management Agreement, (iii) it may not assign the Marriott Desert Springs Management Agreement without the mortgagee's consent, which may not be withheld if the assignment is to (x) MII or a wholly-owned direct or indirect subsidiary of MII, or (y) another entity with respect to which, among other things, written confirmation has been received from the Rating Agencies that such assignment will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates so as to have a material adverse effect, (iv) it will not terminate (except in accordance with its terms), or modify in any material respect, the Marriott Desert Springs Management Agreement, without the consent of the mortgagee and written confirmation from the Rating Agencies that such action will not result in the withdrawal, qualification or reduction of the then existing ratings of the Certificates, (v) it will not terminate the Marriott Desert Springs Management Agreement as a result of a default thereunder without giving the mortgagee prior notice and the right to cure such default, (vi) its rights (other than with respect to the base management fees) under the Marriott Desert Springs Management Agreement are subordinate to the liens created by the Marriott Desert Springs Loan, and
(vii) all Incentive Management Fees are subordinated to all payments of Marriott Desert Springs Monthly Debt Service Payments under the Marriott Desert Springs Loan, provided that the Marriott Desert Springs Manager is entitled to receive payment thereof from the Excess Cash Flow Escrow Account as described in "--Marriott Desert Springs: The Loan--Reserves" below until (and in certain circumstances following) an event of default under the Marriott Desert Springs Loan.

   It is an event of default under the Marriott Desert Springs Loan (subject to certain notice and cure periods) if (a) the Marriott Desert Springs Borrower cancels, releases, terminates or surrenders the Marriott Desert Springs Management Agreement or permits any material adverse changes thereto without the mortgagee's prior written consent, or (b) certain insolvency events affecting the Marriott Desert Springs Manager occur, except in each case, if before the date the Marriott Desert Springs Manager ceases to be the manager of the Marriott Desert Springs Property the Marriott Desert Springs Borrower causes the Marriott Desert Springs Property to come under management by (i) MII or a wholly-owned subsidiary of MII, or (ii) a nationally recognized hotel operator acceptable to the mortgagee, in the exercise of its reasonable discretion, operating the Marriott Desert Springs Property as part of a comparable nationally recognized hotel system acceptable to the mortgagee and as to which the Marriott Desert Springs Borrower must have received written confirmation from the Rating Agencies that such replacement manager, in and of itself, will not result in the withdrawal, qualification or reduction of any rating then assigned to any outstanding Certificates (a "Marriott Desert Springs Acceptable Manager").

MARRIOTT DESERT SPRINGS: THE LOAN

   PAYMENT TERMS. The Marriott Desert Springs Loan bears interest at a fixed rate per annum equal to 7.80% (the "Marriott Desert Springs Initial Interest Rate") through and including June 10, 2010. From and after June 11, 2010 (the "Marriott Desert Springs Anticipated Repayment Date"), the Marriott Desert Springs Loan accrues interest at a fixed rate per annum equal to 9.80% (the "Marriott Desert Springs Revised Interest Rate"). The Marriott Desert Springs Loan matures on December 11, 2022 (the "Marriott Desert Springs Maturity Date"). As described below, if the Marriott Desert Springs Borrower does not prepay the Marriott Desert Springs Loan on the Marriott Desert Springs Anticipated Repayment Date, the Marriott Desert Springs Borrower will be required to pay interest at the Marriott Desert Springs Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Marriott Desert Springs Revised Interest Rate over the Marriott Desert Springs Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Marriott Desert Springs Loan, and will, to the extent permitted by applicable law, earn interest at the Marriott Desert Springs Revised Interest Rate (such accrued and deferred interest and interest thereon (which is deferred), the "Marriott

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Desert Springs Excess Interest"). Interest on the Marriott Desert Springs
Loan is calculated based on the actual number of days elapsed and a 360-day year.

   The Marriott Desert Springs Loan requires monthly payments (the "Marriott Desert Springs Monthly Debt Service Payment Amount") of principal and interest of approximately $788,726 (based on a 25-year amortization schedule and the Marriott Desert Springs Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the Marriott Desert Springs Maturity Date. Each Marriott Desert Springs Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "Marriott Desert Springs Due Date"). Commencing on the Marriott Desert Springs Anticipated Repayment Date and on each Marriott Desert Springs Due Date thereafter, in addition to the Marriott Desert Springs Monthly Debt Service Payment Amount, the Marriott Desert Springs Borrower is required to apply 100% of the Marriott Desert Springs Excess Cash Flow for the month preceding the month in which the Marriott Desert Springs Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Marriott Desert Springs Loan has been paid in full and (b) to the Marriott Desert Springs Excess Interest. "Marriott Desert Springs Excess Cash Flow" means the amounts held as collected funds in the Marriott Desert Springs Cash Collateral Account after the application of funds (a) if required, to fund the Marriott Desert Springs Tax and Insurance Reserve Account as described in "--Cash Management; Lockbox" below, (b) if required, to fund the Marriott Desert Springs FF&E Reserve Account as described in "--Cash Management; Lockbox" below, (c) to pay the Marriott Desert Springs Monthly Debt Service Payment Amount and any other debt due, (d) to fund necessary capital expenditures approved by the mortgagee, (e) to fund the Marriott Desert Springs Debt Service Reserve Account as described in "--Reserves" below, (f) to fund discretionary capital expenditures approved by the mortgagee, (g) to pay to the Marriott Desert Springs Borrower its administrative expenses (including reasonable allocations of internal costs) approved by the mortgagee, (h) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM, administrative expenses of Marriott DSM (including reasonable allocations of internal costs) approved by the mortgagee, (i) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM for further distribution to DSMLP, administrative expenses of DSMLP (including reasonable allocations of internal costs) approved by the mortgagee, (j) to fund the Marriott Desert Springs Debt Service Reserve Account, until such account contains funds equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount, and (k) if Marriott Desert Springs Operating Profit for such fiscal year exceeds the Marriott Desert Springs Owner's Priority for such fiscal year, to fund the Management Incentive Reserve Account as described in "--Reserves" below. The scheduled principal balance of the Marriott Desert Springs Loan as of the Marriott Desert Springs Anticipated Repayment Date will be approximately $75,085,499.

   After the occurrence and during the continuance of an event of default under the Marriott Desert Springs Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Marriott Desert Springs Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) 2% in excess of the Marriott Desert Springs Initial Interest Rate or the Marriott Desert Springs Revised Interest Rate, as applicable, but in no event less than the "prime rate" as published from time to time in The Wall Street Journal.

   PREPAYMENT. Voluntary prepayment is prohibited under the Marriott Desert Springs Loan prior to the Marriott Desert Springs Anticipated Repayment Date (subject to defeasance rights afforded to the Marriott Desert Springs Borrower), except in connection with certain casualty or condemnation events. From and after the Marriott Desert Springs Anticipated Repayment Date, the Marriott Desert Springs Loan may be voluntarily prepaid in whole or in part on any Marriott Desert Springs Due Date without defeasance and without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Marriott Desert Springs Loan is prepaid upon an acceleration of the Marriott Desert Springs Loan following the occurrence of an event of default under the Marriott Desert Springs Loan prior to the Marriott Desert Springs Anticipated Repayment Date, the Marriott Desert Springs Borrower will be required to make a yield maintenance payment in an amount

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equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments in respect of the Marriott Desert Springs Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Marriott Desert Springs Loan to be prepaid upon acceleration) for the period from the date of such prepayment to (and including) the Marriott Desert Springs Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Marriott Desert Springs Loan (or the then unpaid portion thereof to be prepaid upon acceleration) assuming that the entire outstanding scheduled principal amount of the Marriott Desert Springs Loan is paid in full on the Marriott Desert Springs Anticipated Repayment Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal balance of the Marriott Desert Springs Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Marriott Desert Springs Property under the Marriott Desert Springs Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Marriott Desert Springs Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Marriott Desert Springs Loan in connection with a casualty or condemnation unless an event of default under the Marriott Desert Springs Loan has occurred and is continuing (other than an event of default caused solely by the casualty or condemnation in question), in which case the Marriott Desert Springs Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Marriott Desert Springs Borrower is permitted on any date on or after the second anniversary of the Closing Date to defease all (but not a portion) of the Marriott Desert Springs Loan with U.S. Treasury obligations, provided that, among other conditions, the Marriott Desert Springs Borrower gives the mortgagee at least thirty days' prior written notice of the date of such defeasance (the "Marriott Desert Springs Defeasance Date"), no event of default will exist on the Marriott Desert Springs Defeasance Date or on the date notice is given (and if such Marriott Desert Springs Defeasance Date is not a Marriott Desert Springs Due Date, the Marriott Desert Springs Defeasance Deposit is required to take into account the interest that would have accrued on the Marriott Desert Springs Loan to but not including the next Marriott Desert Springs Due Date), and provided further that the Marriott Desert Springs Borrower pays on the Marriott Desert Springs Defeasance Date (i) all accrued and unpaid interest on the Marriott Desert Springs Loan to but not including the Marriott Desert Springs Defeasance Date, (ii) all other sums, not including scheduled interest or principal payments, then due under the Marriott Desert Springs Loan and the related loan documents, (iii) the Marriott Desert Springs Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Marriott Desert Springs Borrower will be required to deliver to the mortgagee, among other things: (a) a security agreement granting the mortgagee a first priority lien on the Marriott Desert Springs Defeasance Deposit and the U.S. Treasury obligations purchased with the Marriott Desert Springs Defeasance Deposit, (b) an opinion of counsel for the Marriott Desert Springs Borrower in form and substance satisfactory to the mortgagee stating, among other things, that the Trustee has a first priority perfected security interest in the Marriott Desert Springs Defeasance Deposit and the U.S. Treasury obligations purchased with the Marriott Desert Springs Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Marriott Desert Springs Defeasance Deposit is sufficient to pay all scheduled payments due from the Marriott Desert Springs Borrower under the Marriott Desert Springs Loan in connection with the proposed defeasance in a timely manner, (d) an officer's certificate certifying that the requirements for defeasance set forth in the Marriott Desert Springs Loan agreement have been met, and (e) written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates.

   "Marriott Desert Springs Defeasance Deposit" means an amount in cash equal to the sum of (i) all costs and expenses (including, without limitation, the purchase price) incurred or to be incurred in the

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purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Marriott Desert Springs Due Dates after the Marriott Desert Springs Defeasance Date and in amounts equal to the scheduled interest and principal payments under the Marriott Desert Springs Loan due on such dates (assuming that the principal portion of such payment on the Marriott Desert Springs Anticipated Repayment Date will be deemed to include the entire unpaid principal balance of the Marriott Desert Springs Loan as of such date), and (ii) any revenue, documentary stamp or intangible taxes in connection with the transfer of the note.

   Upon receipt of the Marriott Desert Springs Defeasance Deposit, the mortgagee, using the Marriott Desert Springs Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations in accordance with the Marriott Desert Springs Borrower's express instructions and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Marriott Desert Springs Loan. Upon a deposit of such U.S. Treasury obligations, the Marriott Desert Springs Borrower is required to assign all obligations, rights and duties under the Marriott Desert Springs Loan and the pledged U.S. Treasury obligations to an entity designated by the mortgagee, which will assume the obligations under the Marriott Desert Springs Loan, and the Marriott Desert Springs Borrower will be relieved of all obligations thereunder.

   In connection with the defeasance of the Marriott Desert Springs Loan, the Marriott Desert Springs Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Marriott Desert Springs Property and all related collateral.

   OTHER FINANCING. The Marriott Desert Springs Borrower is not permitted to incur any additional indebtedness other than: (a) non-capital equipment leases entered into in the ordinary course of business, not to exceed required annual payments of $1,100,000 in the aggregate during any calendar year, of which no more than $600,000 in the aggregate during any calendar year may come from sources other than the Marriott Desert Springs FF&E Reserve Account, (b) loans made by MII, an affiliate thereof or an affiliate of the Marriott Desert Springs Borrower for the purchase of FF&E upgrades, not exceeding $5,000,000, provided that (i) the lender thereunder will not be permitted to assert any remedies with respect thereto so long as the Marriott Desert Springs Loan is outstanding, (ii) no amounts will be paid under such loans if there is a default under the Marriott Desert Springs Loan or the Marriott Desert Springs Parent Loan, and (iii) such loans will only be repayable from the Marriott Desert Springs FF&E Reserve Account and amounts thereunder will accrue and not be currently payable to the extent that revenues from the Marriott Desert Springs Property are insufficient to pay amounts owed to third parties from the Marriott Desert Springs FF&E Reserve Account, and (c) unsecured trade payables incurred in the ordinary course of business customarily paid by the Marriott Desert Springs Borrower within 60 days of incurrence and in fact not more than 60 days outstanding. As described in "--The Marriott Desert Springs Parent Loan" below, a loan was made in the original principal amount of $20,000,000 to Marriott DSM; Marriott DSM is entitled to borrow up to an additional $2,000,000 in subordinated unsecured debt incurred in the ordinary course of business for purposes related to the Marriott Desert Springs Property, provided that certain conditions set forth in the Marriott Desert Springs Loan documents are met. In addition, as described in "--The Marriott Desert Springs Parent Loan" below, a loan was made in the original principal amount of $59,727,272 by MDSM Finance to DSMLP (the "MDSM-DSMLP Loan"), which is subordinate to the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan and is subject to certain limitations on the exercise of remedies.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Marriott Desert Springs Loan documents, the Marriott Desert Springs Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement, expansion or reduction of or to the Marriott Desert Springs Property or any part thereof.

   RESERVES. Pursuant to the terms of the Marriott Desert Springs Loan, the following reserves are required to be established: (i) a reserve relating to the installation of a backup chilled water system for the Marriott Desert Springs Property (the "Chiller Work Reserve"), funded at the initial closing of the Marriott Desert Springs Loan in the amount of $1,500,000, and to be funded with an additional $500,000 as set forth in "--Cash Management; Lockbox" below; (ii) a tax and insurance escrow reserve (the

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"Marriott Desert Springs Tax and Insurance Reserve Account") to be funded only if an Additional Escrow Event occurs as described in "--Cash Management; Lockbox" below on each Marriott Desert Springs Due Date in an amount such that the balance in such escrow is equal to the product of the amount of the next tax payment or insurance premium, as applicable, times a fraction, the numerator of which is the number of whole Marriott Desert Springs Accounting Periods since the date of the last such payment and the denomination of which is the number of whole Marriott Desert Springs Accounting Periods from the date of the last such payment to the date of the next such payment; (iii) a capital improvements reserve account (the "Marriott Desert Springs FF&E Reserve Account") funded at the initial closing of the Marriott Desert Springs Loan in an amount equal to $1,489,163, and only if an Additional Escrow Event has occurred and is continuing, to be funded during each Marriott Desert Springs Accounting Period in an amount equal to 5.5% of the gross revenues of the Marriott Desert Springs Property for such fiscal year;
(iv) a debt service reserve account (the "Marriott Desert Springs Loan Debt Service Reserve Account") funded at the initial closing of the Marriott Desert Springs Loan in an amount equal to $4,732,357 and to be funded on each Marriott Desert Springs Due Date as described below; (v) a management incentive reserve account (the "Management Incentive Reserve Account") to be funded from and after the Marriott Desert Springs Anticipated Repayment Date, provided the Marriott Desert Springs Operating Profit exceeds the Marriott Desert Springs Owner's Priority for such fiscal year, in the amount of the lesser of (i) the excess of the Marriott Desert Springs Operating Profit over the Marriott Desert Springs Owner's Priority and (ii) $1,800,000; (vi) an excess cash flow escrow account for each fiscal year (each an "Excess Cash Flow Escrow Account") to be funded prior to the Marriott Desert Springs Anticipated Repayment Date in the priorities set forth in "--Cash Management; Lockbox" below; and (vii) the Manager Deficit Contribution Account into which the Marriott Desert Springs Manager may pay the amount described in "The Marriott Desert Springs Borrower and Property--Property Management" above.

   "Marriott Desert Springs Operating Profit" means, with respect to any fiscal year, gross revenues and receipts derived from the Marriott Desert Springs Property less certain management expenses incurred by the Marriott Desert Springs Manager, calculated in accordance with the Marriott Desert Springs Loan documents. "Marriott Desert Springs Owner's Priority" means, with respect to any fiscal year, the sum of an amount equal to 10.75% of certain additional funds invested by the Marriott Desert Springs Borrower in the Marriott Desert Springs Property, plus the greater of (x) $21,500,000 or
(y) the annual scheduled debt service on the Marriott Desert Springs Loan, the Marriott Desert Springs Parent Loan and $37,000,000 of the MDSM-DSMLP Loan.

   On each Marriott Desert Springs Due Date, if the Marriott Desert Springs Debt Service Reserve Account contains less than 600% of the Marriott Desert Springs Monthly Loan Debt Service Payment Amount on such date, such account is required to be funded in the priority set forth in "--Cash Management; Lockbox" below in an amount equal to the Marriott Desert Springs Monthly Debt Service Amount plus, for any Marriott Desert Springs Due Date occurring during Marriott Desert Springs Accounting Periods two through five, an additional amount equal to the sum of (i) 50% of the Marriott Desert Springs Monthly Debt Service Payment Amount and (ii) such additional amount as may be required to cause the Marriott Desert Springs Debt Service Reserve Account to contain the following percentages of the Marriott Desert Springs Monthly Debt Service Payment amount as of the end of each of the following Marriott Desert Springs Accounting Periods (on a cumulative basis): second accounting period, 150%; third accounting period, 300%; fourth accounting period, 450%; fifth accounting period, 600% provided, however, that the maximum amount to be retained in the Marriott Desert Springs Loan Debt Service Reserve Account will be 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount. If the Marriott Desert Springs Debt Service Reserve Account contains less than 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount on any Marriott Desert Springs Due Date after the funding referred to in the preceding sentence, such account is then required to be funded on such date in the priority set forth in "--Cash Management; Lockbox" below in an amount such that the account has funds equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount. A "Marriott Desert Springs Accounting Period" is an accounting period of four consecutive weeks during a fiscal year, except that an accounting period may occasionally be longer than four consecutive weeks to the extent necessary to conform the accounting system to the calendar.

    In accordance with the priority of payments set forth in "--Cash Management; Lockbox" below, on each Marriott Desert Springs Due Date, even if the Marriott Desert Springs Debt Service Reserve Account contains less than 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount and prior to such account being funded in full, a debt service reserve account relating to the Marriott Desert Springs Parent Loan (the "Marriott Desert Springs Parent Loan Debt Service Reserve Account") is required to be funded, if such account contains less than 600% of the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount, in an amount equal to the lesser of the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount or an amount such that the account will contain 600% of the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount.

   CASH MANAGEMENT; LOCKBOX. The Marriott Desert Springs Manager has established and will be required to maintain a segregated bank account in its name (the "Marriott Desert Springs Manager's Account"). The Marriott Desert Springs Manager is required to notify all third parties from whom the Marriott Desert Springs Borrower has accounts receivable that all payments owing to the Marriott Desert Springs Borrower should be sent directly to the Marriott Desert Springs Manager's Account. All other revenues received by the Marriott Desert Springs Manager other than petty cash and amounts in the "house banks" held at the Marriott Desert Springs Property are required to be deposited in the Marriott Desert Springs Manager's Account or, if a Marriott Desert Springs Lockbox Event has occurred, into the Marriott Springs Lockbox Account within one business day after receipt thereof, or in a segregated account established by the Marriott Desert Springs Manager at a financial institution proximate to the Marriott Desert Springs Property (the "Marriott Desert Springs Local Account"). At least twice each week, the Marriott Desert Springs Manager is required to transfer by federal wire, the ACH system or other transfer of next-day available funds into the Marriott Desert Springs Manager's Account (or if a Marriott Desert Springs Lockbox Event has occurred, into the Marriott Desert Springs Lockbox Account) all available funds in the Marriott Desert Springs Local Account, less amounts (a) required to pay management expenses customarily paid out of the Marriott Desert Springs Local Account and (b) held as petty cash or in the "house banks" at the Marriott Desert Springs Property, provided that such amounts described in this clause (b) may not exceed $150,000 (subject to adjustment at the end of each year for increases in the Consumer Price Index) and subject to increase if the number of rooms at the Marriott Desert Springs Property is increased.

   The Master Servicer is required to establish and maintain a segregated account in its name (the "Marriott Desert Springs Cash Collateral Account"). Not later than the 20th day (or if such day is not a business day, the next succeeding business day) after the end of each Marriott Desert Springs Accounting Period (the "Operating Profit Payment Date"), the Marriott Desert Springs Manager is required to transfer by federal wire, the ACH system or other transfer of next-day available funds from the Marriott Desert Springs Manager's Account to the Marriott Desert Springs Cash Collateral Account for application by the Master Servicer on the next Marriott Desert Springs Due Date an amount equal to the Marriott Desert Springs Operating Profit as of the end of the immediately preceding Marriott Desert Springs Accounting Period, calculated on a cumulative basis (taking into account previous transfers).

   On each Marriott Desert Springs Due Date up to and including the Marriott Desert Springs Anticipated Repayment Date, except during the continuance of a Marriott Desert Springs Lockbox Event, the Master Servicer is required to apply the Marriott Desert Springs Operating Profit in the following order of priority: (a) to fund the Marriott Desert Springs Tax and Insurance Reserve Account, if required, (b) to fund the Marriott Desert Springs FF&E Reserve Account, if required, (c) to pay the Marriott Desert Springs Monthly Debt Service Payment Amount and any other debt due, (d) to fund necessary capital expenditures not otherwise funded from the Marriott Desert Springs FF&E Reserve Account, (e) to fund the Marriott Desert Springs Debt Service Reserve Account as described in "--Reserves" above, (f) to fund discretionary capital expenditures approved by the mortgagee, (g) to pay to the Marriott Desert Springs Parent Lender the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount, (h) to pay to the Marriott Desert Springs Borrower its administrative expenses (including reasonable allocations of internal costs) approved by the Master Servicer, (i) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM, administrative expenses of Marriott DSM (including reasonable allocations of internal costs) approved by the Master Servicer, (j) to pay to the Marriott Desert

Springs Borrower, for distribution to Marriott DSM for further distribution to DSMLP, administrative expenses of DSMLP (including reasonable allocations of internal costs) approved by the Master Servicer, (k) to pay to the Marriott Desert Springs Parent Lender the amount required to fund the Marriott Desert Springs Parent Loan Debt Service Reserve Account, as described in "--Marriott Desert Springs Parent Loan" below, (l) to fund the Marriott Desert Springs Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount, (m) to pay to the Marriott Desert Springs Parent Lender the amount required to fund the Marriott Desert Springs Parent Loan Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount, (n) to the Chiller Work Reserve, until the aggregate amount deposited into the Chiller Work Reserve equals $500,000 (excluding the $1,500,000 deposited upon the closing of the Marriott Desert Springs Loan), and (o) all remaining amounts to the Excess Cash Flow Escrow Account.

   On each Marriott Desert Springs Due Date after the Marriott Desert Springs Anticipated Repayment Date, except during the continuance of a Marriott Desert Springs Lockbox Event, the Master Servicer is required to apply the Marriott Desert Springs Operating Profit in the following order of priority:
(a) to make the same payments in the same priorities as set forth in clauses
(a) through (f) in the preceding paragraph, (b) to pay to the Marriott Desert Springs Borrower its administrative expenses (including reasonable allocations of internal costs) approved by the Master Servicer, (c) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM, administrative expenses of Marriott DSM (including reasonable allocations of internal costs) approved by the Master Servicer, (d) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM for further distribution to DSMLP, administrative expenses of DSMLP (including reasonable allocations of internal costs) approved by the Master Servicer, (e) to fund the Marriott Desert Springs Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount, (f) if the Marriott Desert Springs Operating Profit for such fiscal year exceeds the Marriott Desert Springs Owner's Priority for such fiscal year, to fund the Management Incentive Reserve Account as described in "--Reserves" above, (g) to repayment of the principal amount of the Marriott Desert Springs Loan, until the principal of the Marriott Desert Springs Loan has been paid in full, and then to the payment of Marriott Desert Springs Excess Interest, and (h) to the Marriott Desert Springs Parent Lender, in accordance with the terms of the direction letter pertaining to the Marriott Desert Springs Parent Loan, or if such direction letter has been rescinded, to MDSM Finance, in accordance with the direction letter pertaining to the MDSM-DSMLP Loan.

   If S&P's rating of MII's long-term senior unsecured debt falls below "A-" (an "Additional Escrow Event"), the Master Servicer will be required to maintain the Marriott Desert Springs Tax and Insurance Reserve Account and the Marriott Desert Springs FF&E Reserve Account, each to be funded as described in "--Reserves" above. MII's long-term senior unsecured debt is currently rated "BBB+" by S&P.

   If (i) the S&P rating of MII's long-term senior unsecured debt falls below "BBB+," or (ii) the Marriott Desert Springs Property no longer is managed by MII or a direct or indirect wholly-owned subsidiary of MII under the Marriott Desert Springs Management Agreement (a "Marriott Desert Springs Lockbox Event"), then the following procedures will apply: (a) as soon as possible, but not later than seven business days after the occurrence of a Marriott Desert Springs Lockbox Event, the Marriott Desert Springs Manager will be required to change the name on the Marriott Desert Springs Manager's Account to the Master Servicer; (b) not later than two weeks after the occurrence of a Marriott Desert Springs Lockbox Event, the Marriott Desert Springs Manager will be required to establish a lockbox account (the "Marriott Desert Springs Lockbox Account"), in the name of the Master Servicer over which the Master Servicer on behalf of the mortgagee will have sole control, which will be the Marriott Desert Springs Manager's Account converted into a lockbox account, or if it cannot be so converted, a new lockbox account; (c) the Marriott Desert Springs Manager will be required to notify third-party payors (other than guests that pay their bills by cash or check at the hotel) to send all future payments owing to the Marriott Desert Springs Borrower to the Marriott Desert Springs Lockbox Account, and to work diligently with such third-party payors to enable them to send their payments to the Marriott Desert Springs Lockbox Account within at least 120 days after the occurrence of a Marriott Desert Springs Lockbox Event; and (d) the Marriott Desert Springs Borrower and the Marriott Desert Springs Manager are required to deposit into the Marriott Desert Springs Lockbox Account, within one business day of receipt, any funds received by them (other than receipts held as petty cash and in the "house banks" at the Marriott Desert Springs Property) and not yet deposited into the Marriott Desert Springs Lockbox Account.

   In addition, following a Marriott Desert Springs Lockbox Event, the Master Servicer will be required to establish a segregated account (the "Marriott Desert Springs Operating Account") in its name, and the Marriott Desert Springs Manager will be required to transfer all funds (less amounts required to cover outstanding checks) of the Marriott Desert Springs Borrower then held in the Marriott Desert Springs Manager's Account to the Marriott Desert Springs Operating Account. The Marriott Desert Springs Manager will have the authority to write checks on, and make other transfers from, the Marriott Desert Springs Operating Account for payment of certain management expenses, except for taxes and insurance premiums for which escrows are being maintained. After the Master Servicer has applied funds in the Marriott Desert Springs Cash Collateral Account to fully fund the Marriott Desert Springs Tax and Insurance Reserve Account and the Marriott Desert Springs FF&E Reserve Account, it will be required to transfer, on the first day of each two week period, from the Marriott Desert Springs Lockbox Account to the Marriott Desert Springs Operating Account, an amount equal to 50% of budgeted management expenses for the then-current Marriott Desert Springs Accounting Period (other than the amounts required to be funded into the Marriott Desert Springs Tax and Insurance Reserve Account and the Marriott Desert Springs FF&E Reserve Account). On each Operating Profit Payment Date, the Marriott Desert Springs Manager is required to notify the Master Servicer of the Marriott Desert Springs Operating Profit as of the end of the immediately preceding Marriott Desert Springs Accounting Period, and the Master Servicer is required to transfer such amount from the Marriott Desert Springs Lockbox Account to the Marriott Desert Springs Cash Collateral Account.

   On each Marriott Desert Springs Due Date prior to and including the Marriott Desert Springs Anticipated Repayment Date, the Master Servicer is required to apply the Marriott Desert Springs Operating Profit transferred to the Marriott Desert Springs Cash Collateral Account in the following order of priority: (i) to pay the Marriott Desert Springs Monthly Debt Service Payment Amount and any other debt due, (ii) to fund necessary capital expenditures not otherwise funded from the Marriott Desert Springs FF&E Reserve Account,
(iii) to fund the Marriott Desert Springs Debt Service Reserve Account as described in "--Reserves" above, (iv) to fund discretionary capital expenditures, (v) to pay to the Marriott Desert Springs Parent Lender the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount, (vi) to pay to the Marriott Desert Springs Borrower its administrative expenses (including reasonable allocations of internal costs) approved by the Master Servicer, (vii) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM, administrative expenses of Marriott DSM (including reasonable allocations of internal costs) approved by the Master Servicer, (viii) to pay to the Marriott Desert Spring Borrower, for distribution to Marriott DSM for further distribution to DSMLP, administrative expenses of DSMLP (including reasonable allocations of internal costs) approved by the Master Servicer, (ix) to pay to the Marriott Desert Springs Parent Lender the amount required to fund the Marriott Desert Springs Parent Loan Debt Service Reserve Account, as described in "--Marriott Desert Springs Parent Loan" below, (x) to fund the Marriott Desert Springs Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount, (xi) to pay to the Marriott Desert Springs Parent Lender the amount required to fund the Marriott Desert Springs Parent Loan Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount, (xii) to the Chiller Work Reserve, as described in "--Reserves" above, and (xiii) all remaining amounts to the Excess Cash Flow Escrow Account.

   On each Marriott Desert Springs Due Date after the Marriott Desert Springs Anticipated Repayment Date, the Master Servicer is required to apply the Marriott Desert Springs Operating Profit transferred to the Marriott Desert Springs Cash Collateral Account in the following order of priority: (i) to make the same payments in the same priorities as set forth in clauses (i) through (iv) in the preceding paragraph, (ii) to pay to the Marriott Desert Springs Borrower its administrative expenses (including reasonable alloca-tions of internal costs) approved by the Master Servicer, (iii) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM, administrative expenses of Marriott DSM (including reasonable allocations of internal costs) approved by the Master Servicer, (iv) to pay to the Marriott Desert Springs Borrower, for distribution to Marriott DSM for further distribution to DSMLP, administrative expenses of DSMLP (including reasonable allocations of internal costs) approved by the Master Servicer, (v) to fund the Marriott Desert Springs Debt Service Reserve Account, until such account contains an amount equal to 600% of the Marriott Desert Springs Monthly Debt Service Payment Amount, (vi) if the Marriott Desert Springs Operating Profit for such fiscal year exceeds the Marriott Desert Springs Owner's Priority for such fiscal year, to fund the Management Incentive Reserve Account as described in "--Reserves" above, (vii) to repayment of the principal amount of the Marriott Desert Springs Loan, until the principal of the Marriott Desert Springs Loan has been paid in full, and then to the payment of Marriott Desert Springs Excess Interest, and (viii) to the Marriott Desert Springs Parent Lender, in accordance with the terms of the direction letter pertaining to the Marriott Desert Springs Parent Loan, or if such direction letter has been rescinded, to MDSM Finance, in accordance with the direction letter pertaining to the MDSM-DSMLP Loan.

   To the extent that the Marriott Desert Springs Tax And Insurance Reserve Account and the Marriott Desert Springs FF&E Reserve Account are required to be funded from amounts contained in the Marriott Desert Springs Cash Collateral Account, if the amounts contained therein are insufficient to fund such accounts on any Marriott Desert Springs Due Date, then funds are required to be transferred from the Excess Cash Flow Escrow Account to fund such accounts. If the funds in the Excess Cash Flow Escrow Account are insufficient to fund such accounts on any Marriott Desert Springs Due Date, or the amount contained in the Marriott Desert Springs Cash Collateral Account is insufficient to pay the Marriott Desert Springs Monthly Debt Service Payment Amount on any Marriott Desert Springs Due Date, funds are required to be transferred from the Marriott Desert Springs Debt Service Reserve Account and the Manager Deficit Contribution Account to fund the Marriott Desert Springs Tax And Insurance Reserve Account and the Marriott Desert Springs FF&E Reserve Account and to pay the Marriott Desert Springs Monthly Debt Service Payment Amount.

   The funds contained in the Excess Cash Flow Escrow Account for a particular fiscal year are required to be disbursed following the submission to the Master Servicer of the following documentation: (i) a letter executed by the Marriott Desert Springs Manager setting forth the Incentive Management Fee then due and payable to the Marriott Desert Springs Manager (but not greater than the amount contained in the Excess Cash Flow Escrow Account and the Manager Deficit Contribution Account) and showing the calculation thereof, and (ii) a letter of the Marriott Desert Springs Borrower's independent auditors setting forth the audited Marriott Desert Springs Operating Profit for such fiscal year, supporting the Incentive Management Fee calculation. Within five business days of the submission of such letters, the amounts contained in the Excess Cash Flow Escrow Account for such fiscal year are required to be distributed as follows: (i) to the Chiller Work Reserve, such that an aggregate amount of $500,000 has been deposited into such account in addition to the amount deposited at closing, (ii) to the Marriott Desert Springs Manager, for payment of the Incentive Management Fee,
(iii) to the mortgagee, if an event of default under the Marriott Desert Springs Loan has occurred and is continuing, (iv) to the Marriott Desert Springs Parent Lender, if the Master Servicer has received a notice from such lender that an event of default has occurred and is continuing under the Marriott Desert Springs Parent Loan, (v) to MDSM Finance, for amounts then due and owing under the MDSM-DSMLP Loan, if MDSM Finance has provided to the Master Servicer a direction letter, and (vi) the balance to the Marriott Desert Springs Borrower. The funds contained in the Manager Deficit Contribution Account, if any, are required to be distributed to the Marriott Desert Springs Manager at the same time as it will be entitled to receive distributions from the Excess Cash Flow Escrow Account.

   TRANSFER OF THE MARRIOTT DESERT SPRINGS PROPERTY AND INTERESTS IN THE MARRIOTT DESERT SPRINGS BORROWER; ENCUMBRANCES. Unless permitted by the Marriott Desert Springs Loan documents as described below, and with the exception of Marriott Desert Springs Permitted Encumbrances, the Marriott Desert Springs Borrower is not permitted without the mortgagee's consent, not to be unreasonably withheld or delayed, and a written confirmation from the Rating Agencies that such action will not, in and of itself, result in a downgrade, withdrawal or qualification of any rating then assigned to any outstanding Certificates, to
(A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Marriott Desert Springs Property, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Marriott Desert Springs Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Marriott Desert Springs Property, or (D) file a declaration of condominium with respect to the Marriott Desert Springs Property, provided that transfers of limited partnership interests in DSMLP, an indirect owner of the beneficial interests in the Marriott Desert Springs Property, may be transferred in accordance with the provisions of the partnership agreement of DSMLP.

   Except as described below, the Marriott Desert Springs Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Marriott Desert Springs Property if: (A) after giving effect to the proposed transfer, (i) the Marriott Desert Springs Property will be owned by a special purpose entity which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Marriott Desert Springs Loan documents, which has assumed in writing and agreed to comply with the terms of the Marriott Desert Springs Loan documents, (ii) the Marriott Desert Springs Borrower will be owned and controlled by a Marriott Desert Springs Permitted Owner, (iii) the Marriott Desert Springs Property will be managed by a Marriott Desert Springs Acceptable Manager, and (iv) no event of default will have occurred and be continuing, and (B) prior to any such transaction, the proposed transferee delivers to mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   A "Marriott Desert Springs Permitted Owner" means one or more of the following: (a) a person controlled by DSMLP where the sole general partner of DSMLP is an entity wholly-owned (directly or indirectly) and controlled by Host Marriott, (b) an insurance company with total hotel assets of $500 million or more, exclusive of the Marriott Desert Springs Property, (c) a pension fund, pension trust or pension account, or investment vehicle established by such an entity, that has total assets of $500 million or more, and that is managed by a person that controls at least $1 billion in hotel assets, in both cases exclusive of the Marriott Desert Springs Property, (d) a person in which one or more of the persons, together with their wholly-owned affiliates, described in (a), (b) or (c) above, collectively own and control (directly and indirectly) at least a 51% interest, or (e) any person as to which the Marriott Desert Springs Borrower has received written confirmation from the Rating Agencies that a transfer to such person, in and of itself, will not result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

   Notwithstanding the foregoing, transfers of direct or indirect beneficial ownership interests in the Marriott Desert Springs Borrower will be permitted if, after giving effect to such transfer: (i) the Marriott Desert Springs Borrower will be a special purpose entity in compliance with the single purpose representations, warranties and covenants contained in the Marriott Desert Springs Loan agreement, (ii) the Marriott Desert Springs Borrower will either be a Marriott Desert Springs Permitted Owner or be owned and controlled (directly or indirectly) by a Marriott Desert Springs Permitted Owner, (iii) if the transfer constitutes a transfer of 25% or more of the membership interests, stock or other direct equity interests in the Marriott Desert Springs Borrower or a transfer or issuance of a membership interest in the Marriott Desert Springs Borrower such transfer will require, among other things, that the mortgagee receive a legal opinion confirming that the assets of the new borrower will not be substantively consolidated with the assets of certain owners or controlling persons of such borrower in a bankruptcy or similar proceeding, and (iv) if the transfer involves any interest in the member of the Marriott Desert Springs Borrower (or in DSMLP) where, as a result of such transfer, any member or other entity will own (directly or indirectly) a 49% or more economic or controlling interest in the Marriott Desert Springs Borrower or a direct or indirect owner thereof, such transfer will require, among other things, that the mortgagee receive a legal opinion confirming that the assets of the transferee will not be substantively consolidated with the assets of such owners or controlling persons of the Marriott Desert Springs Borrower or its managing member in a bankruptcy or similar proceeding.

    Notwithstanding the foregoing, the pledge of membership interests in the Marriott Desert Springs Borrower by Marriott DSM to the Marriott Desert Springs Parent Lender and any transfer upon or in lieu of foreclosure in respect of such pledge, and any transfer by such pledgee after either foreclosure or transfer in lieu of foreclosure, will not be a default under the Marriott Desert Springs Loan, provided that (A) the Marriott Desert Springs Parent Lender does not assign its note or convey a participation interest therein except to: (i) any affiliate of Goldman Sachs & Co., as well as any other person or persons, provided that, with respect to such transferee or transferees, Goldman, Sachs & Co. or one or more affiliates retains decision-making authority in respect of the Marriott Desert Springs Parent Loan, (ii) a Marriott Desert Springs Permitted Owner, or (iii) a person as to whom the Marriott Desert Springs Parent Lender has obtained written confirmation from the Rating Agencies that such transfer, in and of itself, will not result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates, and (B) in the event of any foreclosure or transfer in lieu thereof in respect of such pledge, any of the persons specified in clause (A) are required to be a Marriott Desert Springs Permitted Owner, as well as any other person referred to in clause
(A)(iii) as to whom a confirmation from the Ratings Agencies is obtained.

   Notwithstanding the foregoing, the Marriott Desert Springs Borrower will be permitted: (i) to merge with a newly formed special purpose entity, provided that, among other things, a non-substantive consolidation opinion is delivered to the mortgagee and the conditions set forth in the fourth preceding paragraph (and to the extent such merger involves the acquisition of a direct or indirect interest in the Marriott Desert Springs Borrower, the second preceding paragraph) are complied with; (ii) to admit a new member, provided that, among other things, the conditions set forth in the second preceding paragraph are complied with and a non-substantive consolidation opinion is delivered to the mortgagee; and (iii) to enter into a lease, as lessor of the Marriott Desert Springs Property, provided that, among other things: (a) the lessee is required to be a newly created special purpose entity and be controlled by a Marriott Desert Springs Permitted Owner; (b) the general partner or managing member of the lessee is required to be a newly formed special purpose entity; (c) such lease (A) will provide rental and other payments due thereunder from the lessee that are sufficient to pay all scheduled monthly installments of principal and interest under the Marriott Desert Springs Loan documents (as well as the Marriott Desert Springs Parent Loan documents) and all costs, expenses and liabilities relating to the Marriott Desert Springs Property or the Marriott Desert Springs Loan to the extent the same are not the responsibility of the lessee under the lease (or the Marriott Desert Springs Parent Loan, to the extent the same are the responsibility of the borrower under the Marriott Desert Springs Parent Loan), (B) will terminate, at the election of the mortgagee, if the Marriott Desert Springs Loan is not repaid in full on or before the Marriott Desert Springs Anticipated Repayment Date, and (C) will provide that, in the event of termination as a result of an event of default or failure of the Marriott Desert Springs Borrower to repay the Loan on or before the Marriott Desert Springs Anticipated Repayment Date, the Marriott Desert Springs Property and all FF&E owned by the Marriott Desert Springs Borrower and used by the lessee in connection therewith will be surrendered to the Marriott Desert Springs Borrower; (d) the rights of the lessee under the lease will be expressly subordinate to the Marriott Desert Springs Loan, and will be terminable at the election of any transferee of the Marriott Desert Springs Property following a foreclosure of the related mortgage; (e) the Marriott Desert Springs Borrower will have assigned all of its rights under such lease and related security instruments to the mortgagee as additional collateral; (f) counsel to the lessee will have provided to the mortgagee certain enforceability and non-substantive consolidation opinions;
(g) if the general partner of the operating partnership in an UPREIT structure of which the Marriott Desert Springs Borrower becomes a part has elected to qualify as a REIT, then the Marriott Desert Springs Borrower will have the right to sell to the lessee FF&E and fixed asset supplies used in connection with the Marriott Desert Springs Property at their fair market value for cash that will be escrowed with the mortgagee or a note that will be pledged to the mortgagee, in each case as additional collateral for the Marriott Desert Springs Borrower's obligations under the Marriott Desert Springs Loan documents; (h) prior to and following the execution and delivery of the lease, no default or event of default will have occurred and be continuing; and (i) the Rating Agencies will have delivered written confirmation that such proposed lease transaction will not, in and of itself, result in a downgrade qualification or withdrawal of any of the ratings then assigned to any of the Certificates.

    INSURANCE. The Marriott Desert Springs Borrower is required to maintain, at its sole cost and expense, the following insurance: (a) polices of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss," maintained in an aggregate amount equal to the then full replacement cost of the Marriott Desert Springs Property and related assets (without deduction for physical depreciation), with deductibles no greater than those in existence at the time of the closing of the Marriott Desert Springs Loan, provided that the Marriott Desert Springs Borrower may have higher deductibles, to the extent the same are commercially reasonable, but in no event in excess of $100,000 without confirmation from the Rating Agencies that such deductibles will not result in a downgrade, qualification, or withdrawal of the ratings then assigned to the outstanding Certificates (except with respect to earthquake insurance);
(b) earthquake coverage in the same amount as in effect at the time of the closing of the Marriott Desert Springs Loan, namely, coverage in the maximum probable loss amount (less insurer required deductible) for the Marriott Desert Springs Property and the other hotel properties insured under the Marriott Desert Springs Manager's blanket insurance program, with a deductible of not greater than 5% of the replacement value of the Marriott Desert Springs Property, unless otherwise confirmed in writing by the Rating Agencies that such amounts of insurance and deductibles will not result in a downgrade, qualification or withdrawal of the ratings then assigned to the outstanding Certificates; (c) flood insurance (if any part of the Marriott Desert Springs Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)); (d) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $50,000,000 for any policy year (whether from primary or excess and/or umbrella coverage), provided that the Marriott Desert Springs Borrower is required to increase its liability insurance in accordance with commercially reasonable practices to the extent that claims are asserted against the liability coverages in amounts in excess of $50,000,000 in the aggregate, except to the extent the Marriott Desert Springs Borrower or Marriott Desert Springs Manager reasonably determines that such claims are not likely to result in paid claims in excess of $50,000,000; (e) rental loss and/or business interruption insurance in an amount sufficient to avoid any coinsurance penalty and equal to the greater of (i) the estimated Marriott Desert Springs Operating Profit and necessary continuing expenses from the operation of the Marriott Desert Springs Property, or (ii) the projected management expenses, plus debt service on the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan, for the maintenance and operation of the Marriott Desert Springs Property, in each case for up to the next succeeding 24 months; (f) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Marriott Desert Springs Property; (g) worker's compensation insurance (or qualification as a self insurer) with respect to employees (if any) of the Marriott Desert Springs Borrower or the Marriott Desert Springs Manager, as and to the extent required by applicable law, regulation or governmental authority; (h) during any period of repair or restoration costing in excess of $100,000, builder's "all risk" insurance in an amount not less than the full insurable value of the Marriott Desert Springs Property; (i) coverage to compensate for the cost of demolition and the increased cost of construction for the Marriott Desert Springs Property in an amount satisfactory to the mortgagee, to the extent available at commercially reasonable rates; and (j) such other insurance as may from time to time be reasonably requested by the mortgagee, provided that such insurance does not result in a material additional cost to the Marriott Desert Springs Borrower.

   Insurers for all-risk coverage are required to have a claims paying ability rated "A-/X" or better by Best's Insurance Ratings Guide ("Best's") and "AA" or better by S&P. Insurers providing earthquake coverage are required to have a claims-paying ability rated "A-/V" or better by Best's and "BBBq" or better by S&P, provided that the first $25,000,000 of such coverage is required to be provided by issuers with claims-paying ability ratings of "AA" or better by S&P. Issuers for the comprehensive general liability insurance described in clause (d) above is required to have a claims-paying ability of "A-/VIII" or better by Best's, the first $10,000,000 of such coverage is required to be provided by issuers with claims-paying ability ratings of "AA" by S&P and the remaining amount of such coverage is required to be provided by issuers with claims-paying ability ratings of "BBBq" or better by S&P.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting the Marriott Desert Springs Property (unless in the case of a condemnation, the Marriott Desert Springs Borrower has repaid the Marriott Desert Springs Loan and all accrued interest thereon in full), the Marriott Desert Springs Borrower, regardless of whether proceeds are available, is required to proceed promptly to restore, repair, replace or rebuild the affected Marriott Desert Springs Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Marriott Desert Springs Loan documents, which includes the mortgagee's approval if the cost of restoration exceeds $1,000,000.

   In the event of a casualty at the Marriott Desert Springs Property that involves a loss of less than 30% of the replacement cost of the improvements on the Marriott Desert Springs Property or a condemnation that affects less than 15% of the usable square footage of the improvements on the Marriott Desert Springs Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any reasonable costs and expenses incurred by the mortgagee) to pay or reimburse the Marriott Desert Springs Borrower, for the cost of restoring, repairing, replacing or rebuilding the Marriott Desert Springs Property, in the manner described below, provided that no default or event of default under the Marriott Desert Springs Loan has occurred and is then continuing (other than a default or event of default caused solely by such casualty or condemnation) and, in the reasonable judgment of the mortgagee: (i) the Marriott Desert Springs Property can be restored to an economically viable unit with a resulting LTV (as reasonably determined by the mortgagee, taking into account the original underwriting criteria employed by the mortgagee), (ii) the restoration can be completed by the earliest to occur of: (A) the 365th day following the later of (1) receipt of the proceeds, or with a written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required or (2) notice of the mortgagee's election to permit restoration, (B) the Marriott Desert Springs Anticipated Repayment Date, and (C) with respect to a casualty, the expiration of the payment period on the rental loss insurance coverage in respect of such casualty; and (iii) during the period of the restoration, the sum of (A) income derived from the Marriott Desert Springs Property plus (B) proceeds of rent loss insurance or business interruption insurance, if any, payable, together with such other monies as the Marriott Desert Springs Borrower may irrevocably make available for the restoration, will equal or exceed the sum of (1) expenses in connection with the operation of the Marriott Desert Springs Property and (2) the debt service on the Marriott Desert Springs Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, or, if a casualty involves a loss of 30% or more of the replacement cost of the improvements on the Marriott Desert Springs Property or a condemnation that affects 15% or more of the usable square footage of the improvements on the Marriott Desert Springs Property, then, unless the mortgagee elects otherwise, at its sole option, the proceeds are required to be applied to the prepayment of the Marriott Desert Springs Loan without any yield maintenance charge or prepayment premium or penalty, other than a yield maintenance charge if an event of default has occurred and is continuing (provided such event of default is not caused solely by the casualty or condemnation in question), and the Marriott Desert Springs Borrower shall be entitled to receive a release of the lien, of the mortgage and other loan documents under the Marriott Desert Springs Loan if the Marriott Desert Springs Loan is paid in full. So long as no event of default under the Marriott Desert Springs Loan has occurred and is continuing, the Marriott Desert Springs Borrower will have the right to receive directly casualty proceeds and condemnation awards of $1,000,000 or less, provided all such proceeds and awards will nevertheless be applied to the restoration of the Marriott Desert Springs Property in accordance with the terms of the Marriott Desert Springs Loan documents.

   If the Marriott Desert Springs Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed from time to time (but not more then once per month) upon the mortgagee being furnished with:
(i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with the funds deposited with the mortgagee for that purpose, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Marriott Desert Springs Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Marriott Desert Springs Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation after payment of such costs of restoration will be paid to the Marriott Desert Springs Borrower, or if certain conditions set forth in the Marriott Desert Springs Loan documents are not met, escrowed with and pledged to the mortgagee as security for the Marriott Desert Springs Loan.

   FINANCIAL REPORTING. The Marriott Desert Springs Borrower is required to furnish to the mortgagee, within 85 days following the end of each fiscal year, a complete copy of its annual financial statements, audited by a nationally recognized accounting firm reasonably satisfactory to the mortgagee, in accordance with GAAP, including balance sheets and statements of profit and loss. Together with its annual financial statements, the Marriott Desert Springs Borrower is also required to furnish to the mortgagee an officer's certificate certifying as of the date thereof whether, to the Marriott Desert Springs Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

   In addition, the Marriott Desert Springs Borrower is required to furnish to the mortgagee (i) not later than 27 days after the end of each Marriott Desert Springs Accounting Period, unaudited financial statements covering such period and for the year to date showing in detail for the Marriott Desert Springs Property, among other things, (a) a breakdown of sales revenues and operating expenses and the calculation of house profit, ADR and average occupancy rates, each with a comparison to budget and prior year, (b) an unaudited profit and loss statement and escrow analysis, and (c) unaudited periodic and year-to-date reports detailing the calculation of the Marriott Desert Springs Operating Profit, (ii) not later than 35 days after the end of each fiscal quarter, in draft form, and not later than 43 days after the end of each fiscal quarter, in final form, quarterly and year-to-date unaudited financial statements (including balance sheets, income statements and statements of cash flows), (iii) on or before January 20 of each year, the annual plan for the Marriott Desert Springs Property, including an operating budget and a capital expenditure budget, and (iv) copies of all rent letters, Format 90s and other periodic reports received from the Marriott Desert Springs Manager relating to the Marriott Desert Springs Property promptly upon receipt thereof.

   THE MARRIOTT DESERT SPRINGS PARENT LOAN. Simultaneously with the making of the Marriott Desert Springs Loan by the related Originator to the Marriott Desert Springs Borrower, GSMC (the "Marriott Desert Springs Parent Lender") made a loan to Marriott DSM (the "Marriott Desert Springs Parent Loan") having a principal balance as of the Cut-Off Date of approximately $19,733,165 and evidenced by a note issued by Marriott DSM in the initial principal amount of $20,000,000. As described above under "--Marriott Desert
Springs: The Borrower; The Property--The Borrower," Marriott DSM is the member of the Marriott Desert Springs Borrower. The Marriott Desert Springs Parent Loan is secured by a pledge of all of the membership interests in the Marriott Desert Springs Borrower.

   Any of (i) a default in the payment of principal or interest when due,
(ii) a default for more than ten days in the payment of any other amounts due, (iii) a bankruptcy or insolvency event that is not discharged, stayed or dismissed within 90 days, or (iv) an event of default occurring under the Marriott

Desert Springs Loan, constitutes a default under the Marriott Desert Springs Parent Loan and the Marriott Desert Springs Parent Lender has the right to accelerate the Marriott Desert Springs Parent Loan and to foreclose on the collateral securing the Marriott Desert Springs Parent Loan.

   The Marriott Desert Springs Parent Loan bears interest at a fixed rate per annum equal to 10.365%, calculated for any period based on the actual number of days elapsed and a 360-day year. Commencing on January 12, 1998, the Marriott Desert Springs Parent Loan requires 150 monthly payments (the "Marriott Desert Springs Parent Loan Monthly Debt Service Payment Amount") of principal and interest in the amount of approximately $240,057 each (based on a 12.5 year amortization schedule and the interest rate referred to above), with the payment of an additional $20,210.14 on June 12, 2010 to fully amortize the Marriott Desert Springs Parent Loan. The Marriott Desert Springs Parent Loan is scheduled to mature on December 12, 2010. The Marriott Desert Springs Parent Loan can be prepaid in whole or in part on any payment date without a yield maintenance charge or prepayment premium on or after November 25, 2001. Prior to such date, other than in connection with a casualty or condemnation of the Marriott Desert Springs Property, prepayments of the Marriott Desert Springs Parent Loan are subject to a prepayment premium of 4% prior to November 25, 1998 (decreasing annually by 1% on each November 25th), in each case of the principal amount being prepaid. Since all of the cash flow from the Marriott Desert Springs Property will be used to service the Marriott Desert Springs Loan after the Marriott Desert Springs Anticipated Repayment Date, no cash flow will be available to service the Marriott Desert Springs Parent Loan after that date until the outstanding principal balance of the Marriott Desert Springs Loan has been paid in full together with all accrued and unpaid Marriott Desert Springs Excess Interest.

   THE MDSM-DSMLP LOAN. Simultaneously with the making of the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan, MDSM Finance made a loan in the initial principal amount of $59,727,272 to DSMLP (the "MDSM-DSMLP Loan"), secured by a pledge of all the membership interests in Marriott DSM. Pursuant to intercreditor agreements entered into between the related Originator and MDSM Finance as to the Marriott Desert Springs Loan, and between GSMC and MDSM Finance as to the Marriott Desert Springs Parent Loan, MDSM Finance has agreed that (i) all indebtedness due under the MDSM-DSMLP Loan is expressly subject, subordinate and junior in right of payment to the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan, and
(ii) it will not institute any judicial or other remedial proceeding (including any bankruptcy or insolvency proceeding) against DSMLP or any of its interests, rights, assets or properties to collect any moneys due with respect to the MDSM-DSMLP Loan until one year and one day after the Marriott Desert Springs Loan and the Marriott Desert Springs Parent Loan have been paid in full. Prior to the Marriott Desert Springs Anticipated Repayment Date, payment of interest on the MDSM-DSMLP Loan are only made from the Excess Cash Flow Escrow Account following payment of the Marriott Desert Springs Incentive Management Fee, as provided for in "--Cash Management Procedures; Lockbox" above. Since all of the cash flow from the Marriott Desert Springs Property will be used to service the Marriott Desert Springs Loan after the Marriott Desert Springs Anticipated Repayment Date, no cash flow will be available to service the MDSM-DSMLP Loan after that date until the outstanding principal balance of the Marriott Desert Springs Loan has been paid in full together with all accrued and unpaid Marriott Desert Springs Excess and until the Marriott Desert Springs Parent Loan has been paid in full.

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Graphics Omitted: Photograph of Showcase



                            [Grande Loan II Logo]

SHOWCASE: THE BORROWER; THE PROPERTY

   THE LOAN. The Showcase Loan had a principal balance as of the Cut-Off Date of approximately $78,998,166. It is secured by a first priority mortgage lien encumbering an entertainment and retail center, which is comprised of two buildings on non-adjoining parcels connected via a skywalk, known as Showcase, located on Las Vegas Boulevard in Las Vegas, Nevada (the "Showcase Property"). The Showcase Loan was originated by GMACCM on behalf of GSMC on September 12, 1997.

   THE BORROWER. Showcase Mall Joint Venture (the "Showcase Borrower") is a special purpose Nevada general partnership formed solely for the purpose of owning, operating, maintaining, managing and selling the Showcase Property. The Showcase Borrower has no material assets other than the Showcase Property and related interests. The general partners of the Showcase Borrower are Forest City Galaxy, Inc. ("Showcase GP I"), a Nevada corporation, and Island Plaza Partners III LLC ("Showcase GP II"), a Nevada limited liability company. Showcase GP I and Showcase GP II are also the joint managing partners of the Showcase Borrower and the sole purpose of each is serving as a general partner in the Showcase Borrower. Showcase GP I is a wholly-owned subsidiary of Forest City Rental Properties Corporation, an Ohio corporation ("Forest City"). Showcase GP II is an indirect wholly owned subsidiary of Island Plaza III, a Nevada limited partnership. Forest City Commercial Management, Inc., which is the property manager for the Showcase Property (the "Showcase Manager"), is a wholly-owned subsidiary of Forest City.

   SECURITY. The Showcase Loan is a non-recourse loan, secured only by the fee interests of the Showcase Borrower in the Showcase Property and certain related collateral (including assignments of leases and rents, an assignment of agreements, licenses, permits, contracts and funds in certain accounts). Subject to certain limited exceptions, neither the Showcase Borrower nor any of its affiliates is personally liable for payment of the Showcase Loan. The Showcase Borrower has represented that it owns good, marketable and indefeasible fee simple title to the Showcase Property free and clear of all liens other than encumbrances described in the applicable title insurance policies and other encumbrances permitted by the mortgagee under the Showcase Loan documents (the "Showcase Permitted Encumbrances"). The title insurance policy issued upon the origination of the Showcase Loan insures that the mortgage securing the Showcase Loan constitutes a valid and enforceable first lien on the Showcase Property, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTY. The Showcase Property is comprised of the Showcase Borrower's fee simple interest in approximately 1.17 acres of land improved with a four-floor entertainment and retail center and a non-adjacent parcel of approximately 1.53 acres improved with a 1500 space parking garage and multi-screen movie theater which are connected via a skywalk. The Showcase Borrower has been granted an easement for air rights with respect to the skywalk from MGM Grand Hotel, Inc. The Showcase Property was constructed between 1995 and 1997 and consists of approximately 89,970 square feet of GLA. As of March 16, 1998, the Showcase Property was approximately 99% leased. The DSCR for the Showcase Property is approximately 1.44x. The major tenants of the Showcase Property, collectively accounting for approximately 99.9% of the GLA, are The World of Coke (the "Coke Tenant"), Ethel M. Chocolates, Sega Gameworks, All Star Cafe and United Artists Theatre (together with any successors of any of the foregoing, the "Showcase Major Tenants"). The other tenant at the Showcase Property is Time Share Enterprises.

    The following table shows certain data regarding the tenants at the Showcase Property as of March 16, 1998:

                          THE TENANTS--SHOWCASE LOAN

                                                   APPROXIMATE                                            ANNUALIZED
                      PARENT COMPANY/    TENANT     % OF TOTAL      LEASE      ANNUALIZED    % OF TOTAL    BASE RENT
       TENANT          CREDIT RATING*   GLA (SF)     GLA (SF)     EXPIRATION    BASE RENT    BASE RENT        PSF
-------------------  ----------------- ---------  ------------- ------------  ------------ ------------  ------------
The World of Coke .. The Coca-Cola        34,641       18.2%         2017      $1,806,002       19.9%      $   52.13
                     Company/Aa3
All Star Cafe....... Planet Hollywood     36,172       19.0          2016       2,170,320       23.9           60.00
                     International/N/A
Ethel M.             Mars, Inc.           28,601       15.1          2012       1,671,840       18.4           58.45
 Chocolates.........
Sega Gameworks...... Sega Enterprises,    47,161       24.8          2012       2,475,953       27.3           52.50
                     Ltd./Baa2
United Artists
 Theatre............                      41,108       21.6          2017         698,836        7.7           17.00
Time Share
 Enterprises........                         105        0.1          1998         240,000        2.6        2,285.71
                     ----------------- ---------  ------------- ------------  ------------ ------------  ------------
 Total .............                     187,788       98.9%                   $9,062,951      100.0%          48.26
                                       =========  ============= ============  ============ ============  ============
 Remaining .........                       2,089        1.1
                                       ---------  -------------
 Total/Average .....                     189,877      100.0%
                                       =========  =============

------------
* Reflects Moody's senior unsecured long-term debt rating of thef parent company as of April 15, 1998. Generally, the parent company may not be the obligor under the applicable leases.

   OPERATING HISTORY. Information regarding occupancy and sales per square foot of GLA at the Showcase Property with respect to the Showcase Major Tenants for the respective periods of time indicated below is as follows:

                   SALES OPERATING HISTORY--SHOWCASE LOAN*

         TENANT           SALES PSF**
-----------------------  -------------
The World of Coke ......      $349
All Star Cafe ..........       195
Ethel M. Chocolates  ...       479
Sega Gameworks .........       153
United Artists Theatre          77

------------
* Sales figures are based solely upon information provided by tenants who were in occupancy during the respective periods indicated in the footnote below.
** Based upon sales figures (a) for the seven-month period ending February 28, 1998 with respect to The World of Coke, (b) for the seven-month period ending February 28, 1998 with respect to All Star Cafe, (c) for the four-month period ending February 28, 1998 with respect to Ethel M. Chocolates, (d) for the seven-month period ending February 28, 1998 with respect to Sega Gameworks and (e) for the seven month period ending February 28, 1998 with respect to United Artists Theatre. World of Coke figures are based on 26,330 square feet of retail sales area. Ethel M. Chocolates figures are based on 19,837 square feet of space currently open for business (the remaining space is scheduled to open in September 1998).

   CERTAIN SHOWCASE MAJOR TENANT LEASE PROVISIONS. The Coke Tenant's lease (the "Coke Lease") expires on July 31, 2017 provides for four 20-year renewal options. Upon one year's notice, the Coke Tenant may terminate the Coke Lease as of (i) the last day of the tenth full lease year, (ii) the last day of the 15th full lease year and (iii) the last day of every fifth lease year during the option periods. The Coke Lease also provides that the Coke Tenant may surrender up to a total of approximately 770 square feet of GLA currently being utilized as retail space upon 90 days notice. This will not result in a reduction of the base rent due under the Coke Lease. The base rent under the Coke Lease is currently being reduced by the Coke Tenant Allowance of $3,646,246, which is being deducted in equal installments of approximately $26,332 per month over the first 240 months of the term of the Coke Lease. If the Coke Lease is terminated prior to the 240th month of the term for any reason other than a default by the Coke

Tenant, the Showcase Borrower is obligated to pay the Coke Tenant on a present value basis any remaining amounts of the Coke Tenant Allowance which have not yet been deducted from the Coke Tenant's base rent. Pursuant to the Coke Lease, the Coke Tenant has a right of first refusal (i) to lease any space in the Showcase Property that may become available for rent and (ii) to purchase the Showcase Property upon comparable terms and conditions as any contemplated sale (other than a foreclosure sale).

   The Sega Gameworks lease (the "Sega Lease") expires on March 31, 2012 and provides for three five-year extensions. The terms of the Sega Lease provide that the base rent under the Sega Lease be reduced if either The World of Coke or the United Artists Theatre (or a similar quality theatre operation) ceases operating in the Showcase Property for a period of one year. The reduced base rent under the Sega Lease would be the base rent multiplied by a fraction (which may not be less than 85%), in which the numerator is the gross rent (including percentage rent) under the Sega Lease for the measuring year and the denominator is the gross rent for the last year in which both the World of Coke and United Artists Theatre were open. The Showcase Borrower is entitled to additional rent over 180 months, commencing on May 1, 1997, in payment of a loan made by the Showcase Borrower to Sega Gameworks in connection with the Sega Lease, which will be paid in equal installments of approximately $38,845 per month. The Showcase Borrower is required to deposit any prepayment of such additional rent in a segregated account which will be assigned to the mortgagee as additional security for the Showcase Loan.

   The Ethel M. Chocolates lease (the "EMC Lease") expires on August 31, 2012 and provides for three five-year renewal options. The EMC Lease provides that if two or more of the World of Coke, Sega Gameworks or the All Star Cafe cease to operate all or substantially all of their spaces for nine months or more, the tenant under the EMC Lease will not be required to pay the base rent, but will only be obligated to pay to the Showcase Borrower 6% of gross sales. Additionally, if two or more of the World of Coke, Sega Gameworks or the All Star Cafe stop operating all or substantially all of their spaces for 18 months or more and one of them has not reopened or been replaced by a single user retail or entertainment tenant, the tenant under the EMC Lease may terminate the EMC Lease upon 60 days prior written notice.

   The United Artists Theatre lease (the "United Artists Lease") expires on December 31, 2017 and provides for two five-year renewal options. The United Artists Lease requires the United Artists Theatre tenant to operate the premises as a theatre under the name "United Artists Theatres" or "United Artists" or "UA" until 2007, unless more than 40% of the Showcase Property is vacant or otherwise not being operated for a period of six months, in which case the United Artists tenant has no obligation to operate as a theatre until 30 days after such condition ceases to exist. After the initial 10-year operating covenant period, upon 120 days notice, the United Artists tenant may close the theatre or change the use of the premises. The Showcase Borrower may elect to terminate the United Artists Lease upon receiving notice of either of the foregoing.

   APPRAISAL. An appraisal prepared by Cushman & Wakefield, dated August 1997, determined a value for the Showcase Property of approximately $117,500,000, resulting in a Cut-Off Date LTV Date of approximately 67.2%. The Showcase appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORT. A Property Condition Report on the Showcase Property was completed at the time the Showcase Loan was originated. The Property Condition Report concluded that the Showcase Property was generally in good physical condition and cited no immediate physical needs.

   ENVIRONMENTAL ASSESSMENT. A Phase I environmental site assessment dated August 18, 1997 was completed by a third-party environmental firm. The report did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Showcase Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

    PROPERTY MANAGEMENT. The Showcase Property is managed by the Showcase Manager pursuant to a management agreement (the "Showcase Management Agreement"). The Showcase Manager is responsible for the operation, management, maintenance, promotion and leasing of the Showcase Property. Under the Showcase Management Agreement, the Showcase Manager is entitled to a management and leasing fee equal to 2.25% of the non-parking rental income actually received. The term of the Showcase Management Agreement continues until November 1998 and automatically renews for successive one-year terms unless either party elects not to renew.

   Pursuant to an agreement among the mortgagee, the Showcase Borrower and the Showcase Manager (the "Showcase Consent of Manager"), the Showcase Manager has agreed that (i) upon 30 days written notice the mortgagee may exercise all rights of the Showcase Borrower to terminate the Showcase Management Agreement without the payment of any termination fee, (ii) upon 60 days written notice the mortgagee may terminate the Showcase Management Agreement at any time without cause, (iii) it will not terminate the Showcase Management Agreement without giving the mortgagee prior notice of the event or condition which would allow the Showcase Manager to terminate the Showcase Management Agreement and the right to cure any default, (iv) it may not materially amend the Showcase Management Agreement without the mortgagee's consent, which will not be unreasonably withheld, delayed or conditioned, and
(v) its rights to receive management fees under the Showcase Management Agreement are subordinate to the terms and provisions of the Showcase Loan documents until the Showcase Loan has been repaid in full.

   It is an event of default under the Showcase Loan (subject to certain notice and cure periods) if, without the mortgagee's prior written consent, the Showcase Borrower (i) surrenders, terminates or cancels the Showcase Management Agreement (unless the Showcase Manager is in default thereof and the termination of the Showcase Management Agreement would be commercially reasonable) or otherwise replaces the Showcase Manager (unless the Showcase Manager is replaced with a Showcase Acceptable Manager) or enters into any other management agreement with respect to the Showcase Property or permits or suffers any significant delegation of the Showcase Manager's duties (except to a Showcase Acceptable Manager), (ii) increases or consents to any increase of the amount of any charges under the Showcase Management Agreement except as provided therein or on an arm's-length basis and upon commercially reasonable terms, or (iii) otherwise modifies, changes, supplements, alters, amends, waives, or releases any of its rights and remedies under the Showcase Management Agreement except on an arm's-length basis and upon commercially reasonable terms.

   "Showcase Acceptable Manager" means (i) the Showcase Manager or any affiliate thereof that is in the sole discretion of the mortgagee, sufficiently capitalized, or (ii) any other property management company acceptable to the mortgagee in the mortgagee's sole discretion and as to which the mortgagee has received written confirmation from the Rating Agencies that such replacement manager, in and of itself, will not result in the withdrawal, qualification or reduction of any rating then assigned to any outstanding Certificates.

SHOWCASE: THE LOAN

   PAYMENT TERMS. The Showcase Loan bears interest at a fixed rate per annum equal to 7.523% (the "Showcase Initial Interest Rate") through and including November 10, 2007. From and after November 11, 2007 (the "Showcase Anticipated Repayment Date") the Showcase Loan accrues interest at a fixed rate per annum equal to 9.523% (the "Showcase Revised Interest Rate"). The Showcase Loan matures on November 11, 2025 (the "Showcase Maturity Date"). As described below, if the Showcase Borrower does not prepay the Showcase Loan on or before the Showcase Anticipated Repayment Date, the Showcase Borrower will be required to pay interest at the Showcase Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Showcase Revised Interest Rate over the Showcase Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Showcase Loan, and will, to the extent permitted by applicable law, earn interest at the Showcase Revised Interest Rate (such accrued and deferred interest and interest thereon (which is deferred) at the Showcase Revised Interest Rate, the "Showcase Excess Interest"). Interest on the Showcase Loan is calculated based on the actual number of days elapsed and a 360-day year.

    The Showcase Loan requires monthly payments (the "Showcase Monthly Debt Service Payment Amount") of principal and interest of approximately $573,553 (based on 337 month amortization schedule and the Showcase Initial Interest
Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest, is required on the Showcase Maturity Date. Each Showcase Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, the first preceding business day (a "Showcase Due Date"). Commencing on the Showcase Anticipated Repayment Date and on each Showcase Due Date thereafter, in addition to the Showcase Monthly Debt Service Payment Amount, the Showcase Borrower is required to apply 100% of the Showcase Excess Cash Flow for the month preceding the month in which the Showcase Due Date occurs in the following order of priority (a) to the outstanding principal balance until the Showcase Loan has been paid in full, and (b) to the Showcase Excess Interest. "Showcase Excess Cash Flow" means the amounts held as collected funds in the Showcase Deposit Account after the application of funds (a) to the amounts required to be paid into the Showcase Tax and Insurance Reserve Account as described in "--Reserves" below, (b) to pay the Showcase Monthly Debt Service Payment Amount, (c) to the amounts required to be paid into the Showcase Capital Reserve Account described in "--Reserves" below, (d) to the payment of the Showcase Borrower's approved budgeted operating expenses, (e) to the payment of Showcase Borrower's approved budgeted capital expenditures,
(f) to the payment of extraordinary capital expenditures approved by the mortgagee in writing, and (g) to the amounts required to be paid into the Showcase Leasing Reserve Account described in "--Reserves" below. The scheduled principal balance of the Showcase Loan as of the Showcase Anticipated Repayment Date will be approximately $67,183,709.

   After the occurrence and during the continuance of an event of default under the Showcase Loan, the entire outstanding principal balance thereof, and due but unpaid interest thereon, will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law and (b) 5% in excess of the Showcase Initial Interest Rate or the Showcase Revised Interest Rate, as applicable, but in no event less than the "prime rate" published from time to time in The Wall Street Journal, plus 1%.

   PREPAYMENT. Voluntary prepayment is prohibited under the Showcase Loan prior to October 11, 2007 (subject to defeasance rights afforded to the Showcase Borrower), except in connection with certain casualty or condemnation events. From and after October 11, 2007, the Showcase Loan may be prepaid in whole or in part on any Showcase Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Showcase Loan is prepaid upon acceleration of the Showcase Loan following the occurrence of an event of default under the Showcase Loan prior to the Showcase Anticipated Repayment Date, the Showcase Borrower will be required to make a yield maintenance payment in an amount equal to the excess, if any, of (i) the sum of (A) the aggregate respective present values of all remaining scheduled interest payments payable on each Showcase Due Date (or the portion of all such interest payments corresponding to the portion of the principal of the Showcase Loan to be prepaid upon acceleration) for the period from the date of such prepayment to (and including) the Showcase Maturity Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments payable on each Showcase Due Date (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the Showcase Maturity Date, discounted monthly at a rate equal to the specified treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal balance of the Showcase Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of the Showcase Property under the Showcase Loan, the mortgagee will be entitled, at its option, to apply such proceeds to prepay the Showcase Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Showcase Loan in connection with a casualty or condemnation unless an event of default under the Showcase Loan has occurred and is continuing, in which case the Showcase Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

    If a Showcase Low Debt Service Trigger Event or an event of default has occurred and is continuing, the mortgagee is required to apply funds on deposit in the Showcase Debt Service Reserve Account as a partial prepayment of the Showcase Loan as described in "--Reserves" below.

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Showcase Borrower is permitted, prior to the Showcase Anticipated Repayment Date, on any date on or after the second anniversary of the Closing Date to defease all (but not a portion) of the Showcase Loan with U.S. Treasury obligations, provided that, among other conditions, the Showcase Borrower gives the mortgagee at least thirty days' prior written notice of the date (which is required to be a Showcase Due Date) of such defeasance (the "Showcase Defeasance Date"), no event of default exists on the Showcase Defeasance Date, and provided further that the Showcase Borrower pays on the Showcase Defeasance Date (i) all accrued and unpaid interest on the Showcase Loan to but not including the Showcase Defeasance Date, (ii) all other sums then due under the Showcase Loan and the related loan documents, (iii) the Showcase Defeasance Deposit and (iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Showcase Borrower will be required to deliver to the mortgagee among other things (a) a security agreement granting the mortgagee a first priority lien on the Showcase Defeasance Deposit and the U.S. Treasury obligations purchased with the Showcase Defeasance Deposit, (b) an opinion of counsel for the Showcase Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a perfected first priority security interest in the U.S. Treasury obligations purchased with the Showcase Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Showcase Defeasance Deposit is sufficient to pay all scheduled payments due from the Showcase Borrower under the Showcase Loan in connection with the proposed defeasance, (d) an officer's certificate certifying that the requirements for defeasance in the Showcase Loan agreement have been met, (e) confirmation that all conditions to defeasance have been met from any Rating Agency that has required as a condition to defeasance that such conditions have been met, and (f) written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such defeasance.

   "Showcase Defeasance Deposit" means an amount equal to the sum of (i) the outstanding principal amount of the Showcase Loan, (ii) without duplication, all costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Showcase Due Dates upon which interest and principal payments are required under the Showcase Loan after the Showcase Defeasance Date and through and including the Showcase Anticipated Repayment Date (including the outstanding principal balance on the Showcase Loan on the Showcase Anticipated Repayment Date), and (iii) any revenue, documentary stamp or intangible taxes in connection with the transfer of the defeased note or otherwise required in connection with such defeasance.

   Upon receipt of the Showcase Defeasance Deposit, the mortgagee, using the Showcase Defeasance Deposit, will be required to purchase noncallable U.S. Treasury obligations on behalf of the Showcase Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Showcase Loan. Upon a deposit of such U.S. Treasury obligations, the Showcase Borrower will have the right to assign the obligation to make payments under the Showcase Loan to an entity designated by the mortgagee. If the Showcase Borrower does assign such obligations, the Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special-purpose bankruptcy-remote entity.

   In connection with the defeasance of the Showcase Loan, the Showcase Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Showcase Property and all related collateral.

   OTHER FINANCING. The Showcase Borrower is not permitted to incur any additional indebtedness other than: (i) unsecured trade payables debt incurred in the ordinary course of the Showcase Borrower's business, customarily paid within 60 days of incurrence and in fact not more then 60 days outstanding, (ii) claims for allocated expense reimbursement arising under the cash management system of Forest

City Enterprises, Inc., up to a maximum amount of $10,000, and (iii) any unsecured loan made by the partners of the Showcase Borrower for the purpose of paying: (a) operating expenses of the Showcase Borrower (which do not include noncash items, the Showcase Monthly Debt Service Payment Amount, other indebtedness of the Showcase Borrower, income and other like taxes, expenses incurred in connection with the issuance of the related note, the cost of tenant improvements, leasing commission and capital expenditures, distributions to the partners of the Showcase Borrower or any management or asset management fees incurred to any affiliate of the Showcase Borrower, or any item which would be considered an operating expense but is actually paid or to be paid by any tenant and not reimbursed by the Showcase Borrower); (b) capital expenditures, leasing commissions and tenant improvements with respect to the Showcase Property; and (c) amounts described in clauses (i) through (vi) in "--Cash Management; Lockbox" below (the "Showcase Required Payments"); provided such loan is not secured by the Showcase Property or any other property of the Showcase Borrower pledged to secure the Showcase Loan, and provided further, that the Showcase Borrower will be permitted to have a contingent obligation to repay such loan if and only if (A) the Showcase Borrower's partners' rights with respect to such loan are fully subordinated to the payment of the Showcase Loan, (B) no payment may be made to a partner of the Showcase Borrower except to the extent of Showcase Leasing Excess Cash Flow which the Showcase Borrower is not required to remit to the mortgagee (or the Showcase Leasing Reserve Account), (C) no payment may be made to a partner of the Showcase Borrower during the occurrence of an event of default under the Showcase Loan or after the Showcase Anticipated Repayment Date and
(D) the partner of the Showcase Borrower is prohibited from exercising any and all remedial action against the Showcase Borrower in connection with such loan until the Showcase Loan has been paid in full.

   "Showcase Leasing Excess Cash Flow" means all amounts deposited in the Showcase Deposit Account less the sum of (without duplication) (i) amounts in the Showcase Tax and Insurance Reserve Account, (ii) the Showcase Monthly Debt Service Payment Amount, (iii) amounts in the Showcase Capital Reserve Account, (iv) operating expenses, (v) leasing commissions (other than for Showcase Major Tenants), (vi) tenant improvements (other than for Showcase Major Tenants) and (vii) extraordinary capital expenditures approved in writing by the mortgagee.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Showcase Loan documents (which does not include the approval of the mortgagee), the Showcase Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement, expansion or reduction of or to the Showcase Property or any part thereof.

   RESERVES. Pursuant to the terms of the Showcase Loan, the Showcase Borrower is required to fund the following reserves: (i) a tax and insurance escrow account (the "Showcase Tax and Insurance Reserve Account") to be funded from funds available in the Showcase Deposit Account in an amount equal to (a) one-twelfth of the taxes, assessments, impositions and other governmental charges that the mortgagee reasonably estimates will be payable in the next ensuing 12 months and (b) upon a default or an event of default under the Showcase Loan documents, and from and after the Showcase Anticipated Repayment Date, one-twelfth of the insurance premiums that the mortgagee reasonably estimates will be payable for the renewal of the coverage required to be maintained under the Showcase Loan in order to accumulate with the mortgagee sufficient funds to pay all such insurance premiums at least 30 days prior to the expiration of the insurance policies,
(ii) upon the occurrence of a TI Trigger Event, a leasing reserve account or accounts (the "Showcase Leasing Reserve Account") to cover the cost of tenant improvement expenses and leasing commissions incurred by the Showcase Borrower including the Coke Tenant Allowance, to be funded in the amount of the TI Trigger Event Cash Flow (a) prior to the Showcase Anticipated Repayment Date, by the Showcase Borrower within 30 days of receipt of such amount, and (b) after the Showcase Anticipated Repayment Date on each Showcase Due Date, (iii) a capital reserve account (the "Showcase Capital Reserve Account") to cover the cost of routine capital improvements (excluding tenant improvements and leasing commissions and excluding the costs associated with certain deferred maintenance items identified at the time of the closing of the Showcase Loan), to be funded on each Showcase Due Date in an amount equal to $2,375, (iv) a deferred maintenance reserve account (the "Showcase Deferred Maintenance Reserve Account"), for the payment of certain repair work to be performed by the Showcase Borrower, to be funded in the amount of $6,250 to the extent the Showcase Borrower failed to perform such repair work within 60 days following the closing of the Showcase Loan, (v) an unpaid tenant improvements and leasing commissions account (the "Showcase TI Account"), funded at the closing of the Showcase Loan in the initial amount of $2,296,899 for the payment of unpaid tenant improvement and leasing commissions costs related to the leases of the Showcase Major Tenants (other than the Coke Lease), (vi) if, as of any date, the net operating income of the Showcase Property for the 12 month period preceding the most recent fiscal year of the Showcase Borrower, beginning with the fiscal year ending December 31, 1998, is less than $8,500,000, a low debt service reserve account (the "Showcase Debt Service Reserve Account"), to be funded on each Showcase Due Date with all funds remaining in the Showcase Deposit Account after all Showcase Required Payments have been made. If, as of any date, the net operating income for the Showcase Property for the prior 12 calendar month period is less than $7,500,000 (a "Showcase Low Debt Service Trigger Event"), or an event of default under the Showcase Loan has occurred and is continuing, on each Showcase Due Date, the mortgagee will apply the funds on deposit in the Showcase Debt Service Reserve Account as a partial prepayment of the Showcase Loan. If, after the establishment of the Showcase Debt Service Reserve Account, the trailing 12 month net operating income for the Showcase Property exceeds $8,500,000 for four consecutive quarters, and no event of default under the Showcase Loan has occurred and is continuing, all funds in the Showcase Debt Service Reserve Account will be released to the Showcase Borrower.

   "Coke Tenant Allowance" means the amount on deposit in the Showcase Leasing Reserve Account to be used for the purpose of paying the tenant allowances due to the Coke Tenant under the Coke Lease, which amount may not exceed $2,300,000.

   "TI Trigger Event" means the occurrence of any of the following events:
(i) any of the Showcase Major Tenants vacates its respective space in the Showcase Property, terminates its respective lease or for any reason ceases paying rent under its lease, (ii) the mortgagee reasonably projects, as of the seventh year of the term of the Showcase Loan, that net operating income minus the sum of (a) the annual debt service on the Showcase Loan and (b) $28,500 for the eighth year of the term of the Showcase Loan equals less than $4,000,000, or (iii) the commencement of the ninth year of the term of the Showcase Loan, unless the Coke Tenant has, prior to such time, entered into a written agreement to extinguish its right to terminate the Coke Lease, as described in "The Showcase Property--Certain Showcase Major Tenant Lease Provisions" above.

   "TI Trigger Event Cash Flow" means (i) from September 12, 1997 until the date on which the Coke Tenant terminates the Coke Lease, as described in "The Showcase Property--Certain Showcase Major Tenant Lease Provisions" above, 65% of the Showcase Leasing Excess Cash Flow for the applicable month, provided, however, that if, on or prior to September 11, 2005, the mortgagee in its sole discretion reasonably determines that 65% of the Showcase Leasing Excess Cash Flow will be insufficient to provide a balance in the Showcase Leasing Reserve Account of at least $6,300,000 by September 11, 2007, then commencing on September 12, 2005, the TI Trigger Event Cash Flow will mean 75% of the Showcase Leasing Excess Cash Flow and (ii) from and after the date the Coke Tenant terminates the Coke Lease, 100% of the Showcase Leasing Excess Cash Flow for the applicable month, provided, however, that from and after the Showcase Anticipated Repayment Date, the mortgagee may deposit into the Showcase Leasing Reserve Account, such amount as it determines in its sole discretion. In no event may the balance in the Showcase Leasing Reserve Account exceed (a) $8,000,000 in the event a TI Trigger Event is caused by the occurrence of any of the events provided for in clause (ii) or (iii) of the definition of TI Trigger Event, or (b) $50 per square foot for any tenant that is the subject of a TI Trigger Event pursuant to clause (i) of the definition of TI Trigger Event, except with respect to the lease with United Artists Theater Circuit, Inc., in which case the TI Trigger Event Cash Flow will be limited to $25 per square foot, provided, however, that in the event there has occurred a TI Trigger Event under both clause (i) and (ii) of the definition of TI Trigger Event, then in such case the balance in the Showcase Leasing Reserve Account will be governed by clause (a) above.

   CASH MANAGEMENT; LOCKBOX. The Showcase Borrower has established and is required to maintain a deposit account (the "Showcase Deposit Account") and a property-level sweep account (the

"Showcase Property Sweep Account"), each of which is under the sole dominion and control of the mortgagee. The Showcase Borrower is required to direct all tenants at the Showcase Property to make all rent checks payable directly to the Showcase Property Sweep Account, and to deliver all checks and payments directly to the Showcase Property Manager for deposit into the Showcase Deposit Account or the Showcase Property Sweep Account. The Showcase Borrower is required to instruct the Showcase Property Manager to deposit such checks and payments into the Showcase Property Sweep Account or the Showcase Deposit Account within one business day after receipt thereof. The funds on deposit in the Showcase Property Sweep Account are required to be swept daily into the Showcase Deposit Account, and from and after the Showcase Anticipated Repayment Date or if an event of default under the Showcase Loan has occurred and is continuing, the Showcase Borrower is required to direct all tenants at the Showcase Property to deliver such checks and payments directly to the mortgagee or its agent.

   On each Showcase Due Date, provided no default or event of default under the Showcase Loan has occurred and is continuing, the mortgagee is required to distribute funds from the Showcase Deposit Account in the following order of priority: (i) to fund the Showcase Tax and Insurance Reserve Account, (ii) to pay the Showcase Monthly Debt Service Payment Amount, (iii) to fund the Showcase Capital Reserve Account, (iv) prior to the Showcase Anticipated Repayment Date, to fund the Showcase Deferred Maintenance Reserve Account,
(v) to the extent the Showcase Debt Service Reserve Account is required to be maintained or from and after the Showcase Anticipated Repayment Date, to the Showcase Borrower in an amount equal to the budgeted operating expenses (or if the Showcase Borrower timely requests additional amounts to pay operating expenses, up to an additional 5% of the budgeted amount on a cumulative year-to-date basis (less any amounts previously received by the Showcase Borrower pursuant to this parenthetical) for the Showcase Property, but in no event more than 5% of such month's budgeted amount for operating expenses) for the month immediately prior to the month in which such Showcase Due Date occurs (provided that the Showcase Borrower has delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the Showcase Borrower (except for claims the Showcase Borrower is in good faith contesting and the payment for which it has escrowed with the mortgagee), and that the amounts disbursed to the Showcase Borrower pursuant to this clause
(v) is required to be used solely to pay its creditors for costs and expenses incurred to date), (vi) to the extent the Showcase Debt Service Reserve Account is required to be maintained or from and after the Showcase Anticipated Repayment Date, to the Showcase Borrower in an amount equal to the budgeted capital expenses for the month immediately prior to the month in which such Showcase Due Date occurs (provided that the Showcase Borrower has delivered to the mortgagee an officer's certificate certifying that there is not outstanding for more than 60 days any amounts claimed by any creditor to be due and owing from the Showcase Borrower for prior capital improvements (except for claims the Showcase Borrower is in good faith contesting and the payment for which it has escrowed with the mortgagee), and that the amounts disbursed to the Showcase Borrower pursuant to this clause (vi) is required to be used solely to pay for budgeted capital expenditures, (vii) to pay the costs of extraordinary capital expenditures approved in writing by the mortgagee, (viii) if applicable, to fund the Showcase Debt Service Reserve Account, (ix) from and after the Showcase Anticipated Repayment Date, to fund the Showcase Leasing Reserve Account, (x) from and after the Showcase Anticipated Repayment Date, to prepay the principal due under the Showcase Loan until the principal balance of the Showcase Loan is paid in full, (xi) from and after the Showcase Anticipated Repayment Date, to pay the Showcase Excess Interest, (xii) to the extent payable following an event of default under the Showcase Loan, interest accrued and unpaid at the excess of the default rate over the applicable interest rate, (xiii) if no event of default under the Showcase Loan has occurred, to the Showcase Borrower or its designee, any funds remaining in the Showcase Deposit Account (the "Showcase Remaining Funds"), provided that, prior to the Showcase Anticipated Repayment Date, in the mortgagee's sole discretion, the mortgagee may permit such a distribution notwithstanding the occurrence of such an event of default. Prior to the Showcase Anticipated Repayment Date, all Showcase Remaining Funds are required to be used first by the Showcase Borrower to pay operating expenses, tenant improvements and leasing commissions (in such priority) for the previous month, and may be deposited by the Showcase Borrower into the Showcase Borrower's cash management system, unless (i) a TI Trigger Event has occurred, (ii) a bankruptcy or insolvency event has occurred with respect to Forest City Enterprises, Inc., or (iii) the Showcase Debt Service Reserve Account is required to be maintained. Upon the occurrence of any of the events described in clauses
(i), (ii) or (iii) above, the Showcase Borrower is prohibited from depositing Showcase Remaining Funds into its cash management system and is required to deposit the Showcase Remaining Funds into a separate account which may not be commingled with any other funds of affiliates of the Showcase Borrower.

   TRANSFER OF THE SHOWCASE PROPERTY AND INTEREST IN THE SHOWCASE BORROWER; ENCUMBRANCES. Unless permitted by the Showcase Loan documents as described below, and with the exception of leases entered into in accordance therewith and Showcase Permitted Encumbrances, the Showcase Borrower is not permitted to (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part of the Showcase Property, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest in the Showcase Property to transfer such interest, whether by transfer of stock or other beneficial interest in any entity or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part of the Showcase Property, or (D) file a declaration of condominium with respect to the Showcase Property.

   Except as may be described below, the Showcase Borrower may only sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in the Showcase Property if: (A) after giving effect to the proposed transaction, (i) the Showcase Property will be owned by a single purpose entity which, at the time of such transfer, will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants contained in the Showcase Loan documents relating to the Showcase Loan and has assumed in writing and agreed to comply with the terms of the Showcase Loan documents, (ii) the Showcase Property is managed by a Showcase Acceptable Manager, (iii) the mortgagee has received satisfactory evidence that the tenant under the Coke Lease has failed to exercise its right of first refusal and has approved such transfer, (iv) no event of default under the Showcase Loan has occurred and is continuing, (v) the mortgagee has consented to such transfer (which consent may not be unreasonably withheld),
(vi) the mortgagee has received written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such transfer, and (vii) the mortgagee has received a legal opinion confirming that the assets of the Showcase Borrower will not be substantively consolidated with the assets of certain owners or controlling persons of the Showcase Borrower in a bankruptcy or similar proceeding, and (B) prior to any such transaction, the proposed transferee delivers to the mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   Notwithstanding the foregoing, a transfer of a direct or indirect beneficial interest in the Showcase Borrower will be permitted, if, among other things (i) after giving effect to the proposed transaction, the Showcase Borrower will be a single purpose entity in compliance with the single purpose representations, warranties and covenants in the Showcase Loan documents, (ii) the mortgagee has consented to such transfer (which consent may not be unreasonably withheld or delayed), (iii) the mortgagee has received a legal opinion confirming that the assets of the Showcase Borrower will not be substantively consolidated with the assets of certain owners or controlling persons of the Showcase Borrower in a bankruptcy or similar proceeding, (iv) the mortgagee has received satisfactory evidence that the tenant under the Coke Lease has failed to exercise its right of first refusal and has approved such transfer, and (v) the mortgagee has received written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such transfer. The foregoing requirements in clauses (i) through (v) will not apply to any transfer of a direct or indirect limited partnership interest in the Showcase Borrower so long as such transfer does not result in the transferee owning greater than a 49% direct or indirect interest in, or controlling, the Showcase Borrower or any other person that is required to be or has been established as a single purpose entity pursuant to the Showcase Loan documents.

   INSURANCE. The Showcase Borrower is required to maintain, at its sole cost and expense, for the mutual benefit of the Showcase Borrower and the mortgagee, the following insurance: (a) polices of insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss", maintained in an aggregate amount equal to the then full replacement cost of the Showcase Property and related assets (without deduction for physical depreciation), with deductibles no greater than those in existence at the time of the closing of the Showcase Loan; (b) flood insurance (if any part of the Showcase Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar properties (or if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)) in either case, in an amount at least equal to the lesser of the Showcase Loan amount or the maximum limit of coverage available under said program; (c) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 (inclusive of a $250,000 self-insurance component), and at least $50,000,000 excess or umbrella liability insurance and at all times, at least $10,000,000 excess and/or umbrella liability insurance is required to be available (such that at all times such coverage is required to be maintained against which no claim has been asserted) and maintained for any and all claims, including legal liability imposed on the Showcase Borrower and all related court costs and attorneys fees; (d) rental loss and/or business interruption insurance in an amount sufficient to avoid any coinsurance penalty and equal to the greater of (i) the estimated gross revenue from the operation of the Showcase Property for a period of up to the next succeeding 12 months with an additional six months available provided repair work is commenced in a timely manner or (ii) projected operating expenses needed to maintain and operate the Showcase Property, for a period of up to the next succeeding two years as the same may be adjusted; (e) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Showcase Property; (f) worker's compensation insurance with respect to employees (if any) of the Showcase Borrower, as and to the extent required by applicable law, regulation or governmental authority; (g) during any period of repair or restoration, builder's "all risk" insurance in an amount not less than full completion value; (h) coverage to compensate for the cost of demolition and the increased cost of construction for the Showcase Property in an amount satisfactory to the mortgagee, to the extent available at commercially reasonable rates; and (i) such other insurance as may from time to time be reasonably required by the mortgagee. Insurers for all-risk coverage are required to have a claims paying ability rated "AA" or better by the Rating Agencies, provided that the policies in effect as of the closing of the Showcase Loan, or any other insurance program maintained by the Showcase Borrower (but not a transferee of the Showcase Borrower or the Showcase Property) which is substantially the same as the insurance program in place as of the date of the closing of the Showcase Loan (including the claims paying ability rating as of the date of the closing of the Showcase Loan) are deemed satisfactory.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting the Showcase Property, the Showcase Borrower, regardless of whether proceeds are available, is required to promptly proceed to restore, repair, replace or rebuild the affected Showcase Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Showcase Loan documents applicable to alterations.

   In the event of a casualty at the Showcase Property that involves a loss of less than 30% of the amount of the Showcase Loan or a condemnation at the Showcase Property that involves a loss of less than 15% of the amount of the Showcase Loan, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to pay or reimburse the Showcase Borrower for the cost of restoring, repairing, replacing or rebuilding the Showcase Property, in the manner described below, provided and on the condition that, no default or event of default has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Showcase Property can be restored to an economic unit not less valuable (after taking into account the effect of terminations of any lease or material agreements due to such casualty or condemnation) and not less useful than the same was prior to such casualty or condemnation, (ii) the Showcase Property after such restoration will adequately secure the outstanding principal balance of the Showcase Loan, (iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the casualty or condemnation, or such longer period as may reasonably be required provided the Showcase Borrower has received written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates as a result of such longer period, (B) the 180th day prior to the Showcase Maturity Date, and (C) with respect to a casualty, the expiration of the payment period on the rental-loss insurance coverage in respect of such casualty, and (iv) during the period of the restoration, the sum of (A) income derived from the Showcase Property, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, will equal or exceed 105% of the sum of (1) expenses in connection with the operation of the Showcase Property and (2) the debt service on the Showcase Loan.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds are required to be applied to the prepayment of the Showcase Loan. If the casualty involves a loss of 30% or more of the amount of the Showcase Loan, or if the condemnation involves a loss of 15% or more of the amount of the Showcase Loan, then the mortgagee may at its option (to be exercised by notice to the Showcase Borrower which is required to be given within 30 days after the receipt of the proceeds) apply the net proceeds to the prepayment of the Showcase Loan. Any such prepayment will be without the payment of a yield maintenance or prepayment premium or penalty other than a yield maintenance charge if an event of default under the Showcase Loan has occurred and is continuing. So long as no event of default under the Showcase Loan has occurred and is continuing, the Showcase Borrower will have the right to receive directly casualty proceeds of $250,000 or less.

   If the Showcase Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, which plans and specifications are required to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 95% of the value of the work performed from time to time; funds other than proceeds will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of the mortgagee by or on behalf of the Showcase Borrower for that purpose, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Showcase Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty will be paid to the Showcase Borrower after payment of such costs of restoration. Any surplus which may remain out of proceeds received pursuant to a condemnation will be escrowed with mortgagee as security for the Showcase Loan after payment of such costs of restoration.

   FINANCIAL REPORTING. The Showcase Borrower is required to furnish to the mortgagee within 85 days following the end of each fiscal year, a complete copy of the Showcase Borrower's annual financial statements and in addition will furnish to mortgage a complete copy of such financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee within 120 days following the end of each fiscal year, in accordance with GAAP, covering the Showcase Borrower and the Showcase Property for such fiscal year and containing balance sheets and statements of profit and loss. Together with its annual financial statements, the Showcase Borrower is also required to furnish to the mortgagee an officer's certificate certifying as of the date thereof whether, to the Showcase Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

   In addition, the Showcase Borrower is required to furnish to the mortgagee on or before the 30th day after the end of each calendar month, amongst other things, the following items, accompanied by an officer's certificate on a quarterly basis: (i) any notice received from a tenant under a lease threatening non-payment of rent or other default, alleging or acknowledging a default by landlord, requesting a termination or modification of a lease or notifying the Showcase Borrower of the exercise or non-exercise of any option provided for in such tenant's lease, or any other similar material correspondence received by the Showcase Borrower from tenants during the subject month; (ii) monthly account receivable statements in a form reasonably approved by the mortgagee and year-to-date operating statements, prepared for each calendar month, noting net operating income and other information necessary and sufficient to fairly represent the results of operation of the Showcase Property during such calendar month, all in form reasonably satisfactory to the mortgagee and containing a statement of the capital expenditures, leasing commissions and tenant improvements and accounts payable made in respect of the Showcase Property; (iii) a current rent roll with respect to the Showcase Property in form reasonably satisfactory to the mortgagee; and (iv) a comparison of the budgeted income and expenses and the actual income and expenses on a quarterly basis and year to date basis for the Showcase Property, together with a detailed explanation of any year-to-date variances of at least 5% or $40,000 (whichever is greater) between budgeted and actual amounts for such period and year-to-date, in form reasonably satisfactory to the mortgagee. In addition, the Showcase Borrower is required to furnish the mortgagee, within 25 days after request, a report from a "Big Six" independent certified public accounting firm setting forth the results of performance of agreed-upon procedures with respect to the amounts set forth in the most current year-to-date operating statements as well as auditors' comfort letters.

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Graphics Omitted: Photographs of Crystal City properties in Arlington and
Crystal City; both Crystal Gateway North and 1919 South Eads



                          [Grande Loan II Logo]

CRYSTAL CITY POOL: THE BORROWER; THE PROPERTIES

   THE LOAN. The Crystal City Pool Loan had a principal balance as of the Cut-off Date of approximately $76,608,478. It is secured by a first priority deed of trust lien encumbering the fee in three commercial office buildings located in Arlington, Virginia, known as Crystal Gateway North ("Crystal Gateway"), 1919 South Eads Street ("South Eads Street"), and Arlington Plaza ("Arlington Plaza," and collectively, the "Crystal City Pool Properties," or individually, each a "Crystal City Pool Property"). The Crystal City Pool Properties are cross-defaulted and cross-collateralized with each other. The Crystal City Pool Loan was originated by GMACCM, on behalf of GSMC, on October 31, 1997.

   THE BORROWER. CESC Crystal/Rosslyn L.L.C. (the "Crystal City Pool Borrower") is a special purpose Delaware limited liability company formed solely for the purpose of owning, operating and managing the Crystal City Pool Properties. The Crystal City Pool Borrower has no material assets other than the Crystal City Pool Properties and related interests. The sole beneficial owner of the Crystal City Pool Borrower is Charles E. Smith Commercial Realty, L.P. ("CES Commercial Realty"), a Delaware limited partnership. Charles E. Smith Real Estate Services L.P., which is the property manager for the Crystal City Pool Properties (the "Crystal City Pool Manager"), is an affiliate of CES Commercial Realty.

   SECURITY. The Crystal City Pool Loan is an non-recourse loan, secured only by the fee interests of the Crystal City Pool Borrower in the Crystal City Pool Properties and certain other collateral relating thereto (including assignments of leases and rents, assignments of the Crystal City Pool Management Agreements, assignments of agreements, licenses, permits and contracts, and funds in certain accounts). Subject to certain limited exceptions, neither the Crystal City Pool Borrower nor any of its affiliates is personally liable for payment of the Crystal City Pool Loan. The Crystal City Pool Borrower has represented that it owns good and marketable fee simple to the Crystal City Pool Properties free and clear of all liens other than encumbrances described in the applicable title insurance policy and other encumbrances permitted by the mortgagee under the Crystal City Pool Loan documents (the "Crystal City Pool Permitted Encumbrances"). The title insurance policy issued upon the origination of the Crystal City Pool Loan insures that the deed of trust securing the Crystal City Pool Loan constitutes a valid and enforceable first lien on the Crystal City Pool Properties, subject to certain exceptions and exclusions from coverage set forth in the policy.

   THE PROPERTIES. Crystal Gateway is comprised of the Crystal City Pool Borrower's fee simple interest in approximately 2.88 acres of land improved with an eight-story Class A office building and a four-level subterranean parking facility containing 919 parking spaces. Crystal Gateway was built in 1987 and contains approximately 307,716 square feet of net rentable office space and approximately 4,287 square feet of storage space. South Eads Street is comprised of the Crystal City Pool Borrower's fee simple interest in approximately 1.52 acres of land improved with a four-story Class A office building and a three-level subterranean parking facility containing 351 parking spaces. South Eads Street was built in 1990 and contains approximately 93,330 square feet of net rentable office space. Arlington Plaza is comprised of the Crystal City Pool Borrower's fee simple interest in approximately 1.15 acres of land improved with an 11-story triangular shaped office building and a four-level subterranean parking facility containing 332 parking spaces. Arlington Plaza was built in 1985 and contains approximately 174,083 square feet of net rentable office space.

   OCCUPANCY AND MAJOR TENANTS. As of March 1, 1998, Crystal Gateway was approximately 96.1% leased, South Eads Street was approximately 94.2% leased, and Arlington Plaza was 100% leased. The ten largest tenants based upon annualized base rent are shown below:

  TEN LARGEST TENANTS BASED ON ANNUALIZED BASE RENT--CRYSTAL CITY POOL LOAN

                                                                                   APPROXIMATE
                                           TENANT    APPROXIMATE                   % OF TOTAL    ANNUALIZED
                                             GLA      % OF TOTAL    ANNUALIZED     ANNUALIZED     BASE RENT       LEASE
        TENANT              PROPERTY        (SF)         GLA       BASE RENT ($)    BASE RENT      PER SF       EXPIRATION
---------------------- ----------------- ---------  ------------- -------------  -------------  ------------ --------------
US Government ........ Crystal Gateway &
                        Arlington Plaza    245,200       42.3%      $ 6,060,312        41.2%       $24.72       1/99 -3/02
Systems Research ..... Arlington Plaza     121,450       21.0         3,328,848        22.6         27.41       9/98 -6/01
General Dynamics Adv.
 Technology .......... 1919 South Eads
                        Street              29,275        5.1           758,232         5.2         25.90         01/01
Vitro Corporation .... 1919 South Eads
                        Street              20,827        3.6           602,424         4.1         28.93         03/01
Georgetown University  Arlington Plaza      15,308        2.6           424,368         2.9         27.72         04/02
Advanced Eng. &        1919 South Eads
 Research ............  Street              13,330        2.3           403,092         2.7         30.24         06/00
H.J. Ford Associates.. Crystal Gateway      10,358        1.8           282,408         1.9         27.26      9/98 -11/98
Bonneville
 International ....... Crystal Gateway      11,378        2.0           276,792         1.9         24.33         06/04
Management Consulting  Crystal Gateway       7,022        1.2           193,104         1.3         27.50         10/02
GPS Technologies,      1919 South Eads
 Inc..................  Street               6,364        1.1           183,804         1.2         28.88         02/99
                                         ---------  ------------- -------------  -------------  ------------
Total (Ten Largest)...                     480,512       82.9       $12,513,384        85.0         26.04
Remaining.............                      98,904       17.1         2,199,960        15.0         22.24
                                         ---------  ------------- -------------  -------------  ------------
 Total/Average........                     579,416      100.0%      $14,713,344       100.0%        25.39
                                         =========  ============= =============  =============  ============

   LEASE EXPIRATION SCHEDULE. The following table shows scheduled lease expirations (assuming no renewal options) for tenants under leases as of March 1, 1998 at the Crystal City Pool Properties:

              LEASE EXPIRATION SCHEDULE--CRYSTAL CITY POOL LOAN

                                                                                ANNUALIZED
  YEAR ENDING      EXPIRING       PERCENT OF       ANNUALIZED    PERCENT OF   BASE RENT PER
 DECEMBER 31,    SQUARE FEET   TOTAL SQUARE FEET   BASE RENT     BASE RENT     SQUARE FOOT*
--------------  ------------- -----------------  ------------- ------------  ---------------
1998 ..........     53,742             9.3%       $ 1,433,436        9.7%         $26.67
1999 ..........    244,607            42.2          6,188,340       42.1           25.30
2000 ..........     50,087             8.6          1,357,320        9.2           27.10
2001 ..........    168,707            29.1          4,620,492       31.4           27.39
2002 ..........     32,434             5.6            812,160        5.5           25.04
2003 ..........         --             0.0                 --        0.0              --
2004...........     12,378             2.1            301,596        2.0           24.37
Vacant ........     17,461             3.0                 --        0.0              --
                ------------- -----------------  ------------- ------------  ---------------
 Total/Average.    579,416           100.0%       $14,713,344      100.0%         $25.39
                ============= =================  ============= ============  ===============

------------
* Expiring square feet and annualized base rent per square foot excludes square feet and annualized base rent attributable to storage spaces and parking garages.

    OPERATING HISTORY. The following table shows certain unaudited information regarding the operating history of the Crystal City Pool
Properties:

                                                                      UNDERWRITTEN
                              1995          1996           1997       NET CASH FLOW
                         ------------- -------------  ------------- ---------------
REVENUE.................  $15,466,892    $15,541,563   $15,583,254     $14,812,521
EXPENSES
TOTAL EXPENSES .........    4,959,970      4,596,410     4,731,709       4,756,665
NET OPERATING INCOME  ..   10,506,922     10,945,153    10,851,545      10,055,856
CAPITAL EXPENSES
TOTAL CAPITAL EXPENSES             --             --            --         281,417
                         ------------- -------------  ------------- ---------------
NET CASH FLOW ..........  $10,506,922    $10,945,153   $10,851,545     $ 9,774,441
                         ============= =============  ============= ===============

   APPRAISALS. The appraisals, prepared by Cushman & Wakefield of Washington, D.C., Inc., dated as of October 2, 1997 and October 10, 1997, determined an aggregate value of the Crystal City Pool Properties of approximately $115,100,000, resulting in a Cut-Off Date LTV of approximately 66.6%. Each Crystal City Pool Property appraisal was prepared in accordance with the Uniform Standards of Professional Appraisal Practice. See "Risk Factors--The Mortgage Loans--Limitations on Appraisals" herein.

   ENGINEERING REPORTS. Property Condition Reports on the Crystal City Pool Properties were completed prior to the origination of the Crystal City Pool Loan. The Property Condition Reports concluded that the Crystal City Pool Loan Properties were generally in good physical condition and identified no immediate physical needs.

   ENVIRONMENTAL ASSESSMENT. A Phase I environmental site assessment dated October 20, 1997 was completed by a third-party environmental firm for each Crystal City Pool Property. The reports did not reveal any environmental liability that the Seller believes would have a material adverse impact on the Crystal City Pool Borrower's business, assets or results of operations taken as a whole. Nevertheless, there can be no assurance that all environmental conditions and risks were identified in such reports. See "Risk Factors--The Mortgage Loans--Environmental Law Considerations" herein.

   PROPERTY MANAGEMENT. The Crystal City Pool Properties are managed by the Crystal City Pool Manager pursuant to three separate management agreements (the "Crystal City Pool Management Agreements"). The Crystal City Pool Manager is responsible for the management and operation of each Crystal City Pool Property in accordance with the standards for the management of a first-class commercial office building in the metropolitan Washington, D.C. area. Under the terms of each Crystal City Pool Management Agreement, the Crystal City Pool Manager is entitled to a management fee equal to 3% of gross revenues of the Crystal City Pool Properties and a leasing fee equal to 2% of gross lease revenues of the Crystal City Pool Properties for each lease signed (provided that such fee may be reduced to 1% in certain circumstances if a cooperating broker procures such tenant). In addition, the Crystal City Pool Manager is entitled to an initial leasing fee for each lease negotiated with a new tenant or for each lease or lease amendment for additional space negotiated with an existing tenant, equal to 1% of the annual base rent for the first 5 years and 0.5% thereafter. The terms of the Crystal City Pool Management Agreements for South Eads Street and Arlington Plaza expire on March 31, 2000 and December 31, 2006, respectively and the term of the Crystal City Pool Management Agreement for Crystal Gateway has been automatically renewed to July 7, 1998. Each Crystal City Pool Management Agreement will be automatically renewed on a year to year basis unless terminated by 90 days' notice given by either of the parties to the agreement prior to the end of any such year.

   Pursuant to three separate agreements among the mortgagee, the Crystal City Pool Borrower and the Crystal City Pool Manager (the "Crystal City Pool Consents of Manager"), the Crystal City Pool Manager has agreed that (i) upon the occurrence and continuation of an event of default under the Crystal City Pool Loan, the mortgagee may exercise all rights of the Crystal City Pool Borrower to terminate the Crystal City Pool Management Agreements on 30 days' notice without any penalty or fee (other than accrued and unpaid fees thereunder) and (ii) it will not amend or modify the Crystal City Pool Management Agreements without the prior written consent of the mortgagee (which consent will not be unreasonably withheld or delayed). Unless otherwise waived by the mortgagee, upon the occurrence of an event of default under the Crystal City Pool Loan documents, the Crystal City Pool Borrower will, within five business days after the mortgagee's written request, issue a notice of termination to terminate the Crystal City Pool Management Agreements and replace the Crystal City Pool Manager with a Crystal City Pool Acceptable Manager, on commercially reasonable terms and conditions.

   The Crystal City Pool Borrower has agreed that, while the Crystal City Pool Loan is outstanding, it will retain the Crystal City Pool Manager as its asset manager for each of the Crystal City Pool Properties (provided the foregoing will not be applicable with respect to any transferee borrower permitted as described in "--Transfer of the Crystal City Pool Properties and Interests in the Crystal City Pool Borrower; Encumbrances"). Any asset manager (other than the Crystal City Pool Manager or its affiliates) retained by a transferee borrower must receive written confirmation from the Rating Agencies that the retention of such property manager will not in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

   "Crystal City Pool Acceptable Manager" means a reputable and experienced professional management company and (i) if such manager is to manage two or less Crystal City Pool Properties (other than the Crystal City Pool Properties managed by such manager as of the initial closing of the Crystal City Pool Loan), it will have under management, at the time of its engagement as manager, leasable square footage of the same property type as such Crystal City Pool Properties equal to the lesser of 1,000,000 leasable square feet or three times the leasable square feet of such Crystal City Pool Properties (excluding the Crystal City Pool Properties), or (ii) if such manager is to manage all three Crystal City Pool Properties, the mortgagee must have received written confirmation from the Rating Agencies that the retention of such property manager will not in and of itself, result in a reduction, withdrawal or qualification of any rating then assigned to any outstanding Certificates.

CRYSTAL CITY POOL: THE LOAN

   PAYMENT TERMS. The Crystal City Pool Loan bears interest at a fixed rate per annum equal to 6.904% (the "Crystal City Pool Initial Interest Rate") through and including November 10, 2007. From and after November 11, 2007 (the "Crystal City Pool Anticipated Repayment Date"), the Crystal City Pool Loan accrues interest at a fixed rate per annum equal to 8.904% (the "Crystal City Pool Revised Interest Rate"). The Crystal City Pool Loan matures on November 11, 2027 (the "Crystal City Pool Maturity Date"). As described below, if the Crystal City Pool Borrower does not prepay the Crystal City Pool Loan on the Crystal City Pool Anticipated Repayment Date, the Crystal City Pool Borrower will be required to pay interest at the Crystal City Pool Initial Interest Rate (together with principal, as described below), and interest accrued equal to the excess of the Crystal City Pool Revised Interest Rate over the Crystal City Pool Initial Interest Rate will be deferred and added to the outstanding indebtedness under the Crystal City Pool Loan and will, to the extent permitted by applicable law, earn interest at the Crystal City Pool Revised Interest Rate (such accrued and deferred interest and interest thereon (which is deferred), the "Crystal City Pool Excess Interest"). Interest on the Crystal City Pool Loan is calculated for any period based on a 360 day year of twelve 30-day months.

   The Crystal City Pool Loan requires monthly payments (the "Crystal City Pool Monthly Debt Service Payment Amount") of principal and interest of approximately $507,328 (based on a 30-year amortization schedule and the Crystal City Pool Initial Interest Rate). Payment of the balance of the principal, if any, together with all accrued and unpaid interest is required on the Crystal City Pool Maturity Date. Each Crystal City Pool Monthly Debt Service Payment Amount is due and payable on the 11th day of each calendar month or, if such day is not a business day, then the immediately preceding business day (a "Crystal City Pool Due Date"). Commencing from and after the Crystal City Pool Anticipated Repayment Date and on each Crystal City Pool Due Date thereafter, in addition to the Crystal City Pool Monthly Debt

Service Payment Amount, the Crystal City Pool Borrower is required to apply 100% of the Crystal City Pool Excess Cash Flow for the month preceding the month in which the Crystal City Pool Due Date occurs to the outstanding principal balance of the Crystal City Pool Loan until the Crystal City Pool Loan has been paid in full.

   "Crystal City Pool Excess Cash Flow" means the excess of (i) the amounts held as collected funds in the Crystal City Pool Deposit Account after the application of funds: (a) to fund the Crystal City Pool Tax and Insurance Reserve Account as described in "--Reserves" below, (b) to pay the Crystal City Pool Monthly Debt Service Payment Amount including, if applicable, Crystal City Pool Excess Interest; (c) to fund the amounts required to be paid into the Crystal City Pool Leasing Reserve Account as described in "--Reserves" below; (d) to fund the amounts required to be paid into the Crystal City Pool Capital Reserve Account as described in "--Reserves" below;
(e) to fund the Crystal City Pool Debt Service Reserve Account as described in "--Reserves" below; and (f) to the mortgagee (to the extent applicable), the amount equal to interest accrued and unpaid under the Crystal City Pool Loan at the excess of the default rate over the applicable interest rate; over (ii) the Crystal City Pool Borrower's budgeted operating expenses and capital expenditures as described in "--Cash Management; Lockbox" below. The scheduled principal balance of the Crystal City Pool Loan as of the Crystal City Pool Anticipated Repayment Date will be approximately $65,925,554.

   After the occurrence and during the continuance of an event of default under the Crystal City Pool Loan, to the extent permitted by applicable law, the entire outstanding principal balance of the Crystal City Pool Loan along with due and unpaid interest thereon will bear interest at a per annum default rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (x) 3% above the Crystal City Pool Initial Interest Rate or the Crystal City Pool Revised Interest Rate, as applicable, or (y) 1% above the "prime rate" as published from time to time in The Wall Street Journal.

   PREPAYMENT. Voluntary prepayment is prohibited under the Crystal City Pool Loan until 30 days prior to the Crystal City Pool Anticipated Repayment Date (subject to defeasance rights afforded to the Crystal City Pool Borrower), except in connection with certain casualty or condemnation events, and to cure an event of default by elimination of a Crystal City Pool Property within five business days of such event of default. From and after the Crystal City Pool Anticipated Repayment Date, the Crystal City Pool Loan may be voluntarily prepaid in whole or in part on any Crystal City Pool Due Date without payment of a yield maintenance charge or prepayment premium.

   If all or any part of the principal amount of the Crystal City Pool Loan is prepaid upon an acceleration of the Crystal City Pool Loan following the occurrence of an event of default under the Crystal City Pool Loan, the Crystal City Pool Borrower will be required to make a yield maintenance payment in an amount equal to the greater of (x) 1% of the outstanding principal balance of the Crystal City Pool Loan being prepaid, and (y) the excess, if any, of (i) the sum of (A) the aggregate respective present values of all scheduled interest payments in respect of the Crystal City Pool Loan (or the portion of all such interest payments corresponding to the portion of the principal of the Crystal City Pool Loan to be prepaid upon acceleration) for the period from the date of such prepayment to the Crystal City Pool Anticipated Repayment Date, discounted monthly at a rate equal to a specified treasury constant yield and based on a 360-day year of twelve 30-day months and (B) the aggregate respective present values of all scheduled principal payments in respect of the Crystal City Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration) were such amount paid in full on the Crystal City Pool Maturity Date, discounted monthly at a rate equal to the treasury constant yield and based on a 360-day year of twelve 30-day months over (ii) the then current outstanding principal amount of the Crystal City Pool Loan (or the then unpaid portion thereof to be prepaid upon acceleration).

   To the extent any insurance proceeds or condemnation awards are not required to be applied to the restoration of a Crystal City Pool Property under the Crystal City Pool Loan, the mortgagee will be entitled, at its sole option, to apply such proceeds to prepay the Crystal City Pool Loan, as described in "--Casualty and Condemnation" below. No yield maintenance payment or prepayment premium or penalty will be payable upon any mandatory prepayment of the Crystal City Pool Loan in connection with a casualty or condemnation unless an event of default under the Crystal City Pool Loan has occurred and is continuing, in which case the Crystal City Pool Borrower will be required to pay a yield maintenance payment calculated in the manner described above.

   Prior to two years from the Closing Date, if within five business days an event of default would occur by reason of a default under the Crystal City Pool Loan relating to a particular Crystal City Pool Property and the elimination of such Crystal City Pool Property would result in the full cure of such event of default, then at the mortgagee's sole option, the Crystal City Pool Borrower will be permitted to prepay the Crystal City Pool Loan in a principal amount equal to the Crystal City Pool Release Amount for such Crystal City Pool Property, together with all accrued and unpaid interest on the principal amount being repaid and the yield maintenance payment owing as a result of such prepayment, provided that: (a) such prepayment is made prior to the earlier of (i) any acceleration of the Crystal City Pool Loan, and
(ii) the 30th day after such event of default; (b) no other event of default exists as of such prepayment (other than, prior to acceleration, an event of default that would be cured by such prepayment); and (c) the Crystal City Pool Borrower will have paid all other amounts then due and owing to the mortgagee as of such prepayment, including any costs and expenses of the mortgagee payable under the Crystal City Pool Loan agreement in connection with such event of default.

   "Crystal City Pool Release Amount" means, with respect to a specified Crystal City Pool Property, an amount equal to the excess of (i) (a) 125% of the Crystal City Pool Allocated Loan Amount for South Eads Street or Arlington Plaza, as applicable, or (b) 130% of the Crystal City Pool Allocated Loan Amount for Crystal Gateway, over (ii) the scheduled payments of principal made under the Crystal City Pool Loan allocated to such Crystal City Pool Property (based on the relative Crystal City Pool Allocated Loan Amounts for all of the Crystal City Pool Properties); provided that in no event will the Crystal City Pool Release Amount be greater than the then outstanding principal balance of the Crystal City Pool Loan.

   "Crystal City Pool Allocated Loan Amount" means, with respect to each Crystal City Pool Property, the portion of the principal amount of the Crystal City Pool Loan allocated to each such Crystal City Pool Property as specified in the Crystal City Pool Loan agreement and determined as described under the definition of "Allocated Loan Amount" set forth above under "Mortgage Pool Characteristics--Certain Characteristics of the Mortgage Loans."

   RELEASE IN EXCHANGE FOR SUBSTITUTE COLLATERAL--DEFEASANCE. The Crystal City Pool Borrower is permitted on any date on or after the second anniversary from the Closing Date to defease all or a portion of the Crystal City Pool Loan with U.S. Treasury obligations (provided any partial defeasance will be in an amount equal to the applicable Crystal City Pool Release Amount), provided that, among other conditions, the Crystal City Pool Borrower gives the mortgagee at least thirty days prior written notice of the date (which is required to be a Crystal City Pool Due Date) of such defeasance (the "Crystal City Pool Defeasance Date"), no event of default will exist on the Crystal City Pool Defeasance Date except (prior to an acceleration of the Crystal City Pool Loan) for an event of default relating solely to a Crystal City Pool Property that will be released in connection with such defeasance and provided further that the Crystal City Pool Borrower pays on the Crystal City Pool Defeasance Date (i) all accrued and unpaid interest on the Crystal City Pool Loan to but not including the Crystal City Pool Defeasance Date, (ii) all other sums (not including scheduled interest or principal payments) then due under the Crystal City Pool Loan and the related loan documents, (iii) the Crystal City Pool Defeasance Deposit and
(iv) all reasonable costs and expenses of the mortgagee incurred in connection with the defeasance. In addition, the Crystal City Pool Borrower will be required to deliver to the mortgagee, among other things (a) a security agreement granting the mortgagee a first priority lien on the Crystal City Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the Crystal City Pool Defeasance Deposit, (b) an opinion of counsel for the Crystal City Pool Borrower in form satisfactory to the mortgagee stating, among other things, that the Trustee has a first priority perfected security interest in the Crystal City Pool Defeasance Deposit and the U.S. Treasury obligations purchased with the Crystal City Pool Defeasance Deposit, (c) a confirmation, in form and substance reasonably satisfactory to the mortgagee, from a "Big Six" independent certified public accounting firm, that the Crystal City Pool Defeasance Deposit is sufficient to pay all scheduled payments due from the Crystal City Pool Borrower under the Crystal City Pool Loan in connection with the proposed defeasance, (d) if required by the Rating Agencies, the

Crystal City Pool Borrower will deliver a non-consolidation opinion with respect to the successor borrower, if any, in form and substance satisfactory to the mortgagee and the Rating Agencies, (e) an officer's certificate certifying that the requirements for defeasance set forth in the Crystal City Pool Loan agreement have been met, and (f) written confirmation from the Rating Agencies that such defeasance will not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings of the Certificates. In addition, if only a portion of the Crystal City Pool Loan is being defeased, the Crystal City Pool Borrower will be required to execute and deliver all necessary documents to amend and restate the Crystal City Pool Loan including two substitute notes, one having a principal balance equal to the defeased portion of the original note and the other having a principal balance equal to the undefeased portion of the original note.

   "Crystal City Pool Defeasance Deposit" means an amount equal to the sum of
(i) the remaining principal amount of the Crystal City Pool Loan (in the case of a total defeasance) or the principal amount of the defeased note (in the case of a partial defeasance), as applicable, with interest thereon (ii) without duplication, any costs and expenses incurred or to be incurred in the purchase of noncallable U.S. Treasury obligations providing payments on or prior to, but as close as possible to, all successive Crystal City Pool Due Dates after the Crystal City Pool Defeasance Date, in the case of a defeasance for the entire outstanding principal balance of the Crystal City Pool Loan, or the defeased note, in the case of a defeasance for only a portion of the outstanding principal balance of the Crystal City Pool Loan, as applicable, and in amounts equal to the scheduled interest and principal payments under the Crystal City Pool Loan or the defeased note, as applicable, and (iii) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the note, the creation of the defeased note and the undefeased note, if applicable, any transfer of the defeased note or otherwise required to accomplish the defeasance.

   Prior to the Anticipated Repayment Date and upon the occurrence of a Crystal City Pool Low Debt Service Trigger Event, all amounts on deposit in the Crystal City Pool Low Debt Service Reserve Account are required to be applied by the mortgagee as a partial defeasance of the Crystal City Pool Loan as described in "--Lockbox" below, provided the conditions for defeasance set forth above are satisfied.

   Upon receipt of the Crystal City Pool Defeasance Deposit, the mortgagee, using the Crystal City Pool Defeasance Deposit, is required to purchase noncallable U.S. Treasury obligations on behalf of the Crystal City Pool Borrower and such U.S. Treasury obligations will serve as the sole collateral for the payments of the amounts due under the Crystal City Pool Loan or the defeased portion of the Crystal City Pool Loan in the case of a partial defeasance. Upon a deposit of such U.S. Treasury obligations, the Crystal City Pool Borrower will have the right to assign the obligation to make payments under the Crystal City Pool Loan to an entity designated by the mortgagee. If the Crystal City Pool Borrower does assign such obligations, the Master Servicer will be required in the Pooling Agreement to cause such obligations to be assumed by a special purpose bankruptcy-remote entity.

   In connection with the defeasance of the Crystal City Pool Loan, the Crystal City Pool Borrower will be permitted to obtain the release of the deed of trust lien encumbering the Crystal City Pool Properties and related collateral or a portion thereof with respect to a partial defeasance.

   OTHER FINANCING. The Crystal City Pool Borrower is not permitted to incur any additional indebtedness other than unsecured trade payables incurred in the ordinary course of the Crystal City Pool Borrower's business and customarily paid within 60 days of incurrence and in fact not more than 60 days outstanding unless the Crystal City Pool Borrower in good faith is contesting the payment of such trade payables.

   ALTERATIONS. Except upon compliance with certain conditions set forth in the Crystal City Pool Loan documents, the Crystal City Pool Borrower is prohibited from making or permitting any demolition, alteration, installation, improvement or decoration to the Crystal City Pool Properties or any part thereof.

   RESERVES. Pursuant to the terms of the Crystal City Pool Loan, the Crystal City Pool Borrower has established (i) a capital expenditure reserve account, for the payment of certain routine capital improvements (the "Crystal City Pool Capital Reserve Account"), funded at the initial closing of the

Crystal City Pool Loan in the amount of $119,150 and to be funded on each Crystal City Pool Due Date in an amount such that the account balance is equal to not less than $116,000, provided, however, that such balance will be reduced in the event of a release of any Crystal City Pool Property by an amount equal to the product of $116,000 multiplied by a fraction, the numerator of which is the related original Crystal City Pool Allocated Loan Amount and the denominator of which is the original principal amount of the Crystal City Pool Loan; (ii) a leasing reserve account, for the payment of tenant improvements and leasing commissions (the "Crystal City Pool Leasing Reserve Account"), funded at the initial closing of the Crystal City Pool Loan in the amount of $1,000,000, and to be funded on each Crystal City Pool Due Date for the first 12 Crystal City Pool Due Dates in an amount equal to $83,334, and thereafter to be funded on each Crystal City Pool Due Date in an amount such that the account balance is equal to not less than $2,000,000, provided, however, that such balance will be reduced (x) in the event of a release of any Crystal City Pool Property by an amount equal to the product of $2,000,000 multiplied by a fraction, the numerator of which is the related original Crystal City Pool Allocated Loan Amount and the denominator of which is the original principal amount of the Crystal City Pool Loan, (y) if the Crystal City Pool Borrower exercises its right to replace the funds on deposit with a letter of credit issued by a bank with a long term unsecured debt rating of not less than the highest rating then assigned by the Rating Agencies to any of the Certificates, and (z) if the Crystal City Pool Borrower exercises its right, after the third anniversary from the initial closing of the Crystal City Pool Loan, to replace up to $1,000,000 of the account balance with a guaranty instrument, acceptable to the mortgagee, executed by CES Commercial Realty, provided such entity will have and continue to have a long term unsecured debt rating of at least "BBB-" (or its equivalent) by either Fitch or the Rating Agencies; (iii) a debt service reserve account (the "Crystal City Pool Debt Service Reserve Account"), funded at the initial closing of the Crystal City Pool Loan in an amount equal to approximately $507,328 and to be funded on each Crystal City Pool Due Date in an amount equal to an amount such that the account balance is equal to the then current Crystal City Pool Monthly Debt Service Payment Amount; (iv) a low debt service reserve account (the "Crystal City Pool Low Debt Service Reserve Account"), funded from and after a Crystal City Pool Low Debt Service Application Event until a Crystal City Pool Low Debt Service Return Event and/or from and after the Crystal City Pool Anticipated Repayment Date in an amount equal to all remaining funds in the Crystal City Pool Deposit Account after the application of funds under clauses (i) through
(vii) described in the third paragraph in "--Lockbox" below; and (v) a tax and insurance escrow account (the "Crystal City Pool Tax and Insurance Reserve Account") to be funded on each Crystal City Pool Due Date in an amount equal to one-twelfth of the taxes and insurance premiums that will be payable during the next ensuing 12 months.

   "Crystal City Pool Low Debt Service Application Event" means that, as of any date, the net operating income (with respect to all Crystal City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $9,500,000, provided, that until November 1, 1998, the existence of a Crystal City Pool Low Debt Service Application Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1997 and 1998.

   "Crystal City Pool Low Debt Service Trigger Event" means that, as of any date, the net operating income (with respect to all Crystal City Pool Properties on an aggregate basis) for the prior 12 calendar month period will be less than $8,500,000, provided, that until November 1, 1998, the existence of a Crystal City Pool Low Debt Service Trigger Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1997 and 1998.

   "Crystal City Pool Low Debt Service Return Event" means that as of any date following a Crystal City Pool Low Debt Service Trigger Event, (i) the net operating income (with respect to all Crystal City Pool Properties on an aggregate basis) for the prior 12 month period with respect to four consecutive quarters will be greater than $9,500,000, provided, that until November 1, 1998, the existence of a Crystal City Pool Low Debt Service Return Event will be determined based upon annualization of net operating income for the elapsed portion of fiscal years 1997 and 1998; and (ii) no event of default then exists and is continuing.

   CASH MANAGEMENT; LOCKBOX. The Crystal City Pool Borrower has established and will be required to maintain one or more segregated bank accounts in its name (the "Crystal City Pool Property

Level Sweep Account") and a segregated bank account in the name of the mortgagee (the "Crystal City Pool Deposit Account"). The Crystal City Pool Borrower is required to notify all tenants to make all payments due under the leases to the Crystal City Pool Borrower, payable directly to the Crystal City Pool Property Level Sweep Account. Prior to the occurrence of a Crystal City Pool Lockbox Trigger Event, the Crystal City Pool Borrower and Crystal City Pool Manager are required to deposit all payments received by them into the Crystal City Pool Property Level Sweep Account no later than the close of business on the next business day following receipt. On the 10th day of each calendar month or, if such day is not a business day, then on the preceding business day, funds in the Crystal City Pool Property Level Sweep Account sufficient to fund the Crystal City Pool Tax and Insurance Reserve Account, the Crystal City Pool Monthly Debt Service Payment Amount (including Crystal City Pool Excess Interest), the Crystal City Pool Leasing Reserve Account (if required), and the Crystal City Pool Capital Reserve Account (if required), are required to be transferred into the Crystal City Pool Deposit Account. A "Crystal City Pool Lockbox Trigger Event" means the earlier to occur of a Crystal City Pool Low Debt Service Application Event, an event of default under the Crystal City Pool Loan and the Crystal City Pool Anticipated Repayment Date.

   From and after a Crystal City Pool Lockbox Trigger Event, the Crystal City Pool Property Level Sweep Account will be under the sole dominion and control of the mortgagee and all amounts on deposit in the Crystal City Pool Property Level Sweep Account are required to be swept daily into the Crystal City Pool Deposit Account. The Crystal City Pool Borrower and the Crystal City Pool Manager will be required to deposit all payments received by them into the Crystal City Pool Deposit Account no later than the close of business on the next business day following receipt. After the occurrence and during the continuation of an event of default under the Crystal City Pool Loan and at such time as the mortgagee may request, the Crystal City Pool Borrower is required to notify each tenant and party under any operating agreement to deliver such payments directly to the Crystal City Pool Deposit Account or as otherwise directed by the mortgagee.

   On each Crystal City Pool Due Date, provided no default or event of default has occurred and is continuing, the mortgagee is required to distribute funds from the Crystal City Pool Deposit Account in the following order of priority: (i) to fund the Crystal City Pool Tax and Insurance Reserve Account, (ii) to pay the Crystal City Pool Monthly Debt Service Payment Amount including, if applicable, Crystal City Pool Excess Interest,
(iii) from and after a Crystal City Pool Lockbox Trigger Event, to the Crystal City Pool Borrower, an amount equal to the budgeted operating expenses and capital expenditures, approved by the mortgagee, for the month immediately prior to the month in which such Crystal City Pool Due Date occurs, provided that, prior to such disbursement the Crystal City Pool Borrower provides the mortgagee with an officer's certificate certifying that, among other things, the Crystal City Pool Borrower does not have any unpaid claims of creditors more than 60 days past due and that the amounts disbursed will be used solely to pay such operating expenses and capital expenditures, and provided further that the Crystal City Pool Borrower may request an additional amount to pay operating expenses in excess of the budgeted amount, up to 105% of the budgeted amount on a cumulative year-to-date basis, but in no event to exceed more than 105% of such month's budgeted amount for operating expenses, (iv) to fund the Crystal City Pool Leasing Reserve Account, if required, (v) to fund the Crystal City Pool Capital Reserve Account, if required, (vi) to fund the Crystal City Pool Debt Service Reserve Account, if required, (vii) to pay the mortgagee, if applicable, an amount equal to interest accrued and unpaid under the Crystal City Pool Loan at the excess of the default rate over the applicable interest rate, (viii) from and after a Crystal City Pool Low Debt Service Trigger Event until a Crystal City Pool Low Debt Service Return Event and/or from and after the Crystal City Pool Anticipated Repayment Date, to the mortgagee, an amount equal to all remaining funds not previously disbursed pursuant to clauses (i) through (vii) above, to be held in the Crystal City Pool Low Debt Service Reserve Account and disbursed as described below, and (ix) if no event of default has occurred, the remaining balance to the Crystal City Pool Borrower. If on the Crystal City Pool Due Date funds in the Crystal City Pool Deposit Account are insufficient to make the transfer described in clauses
(i) through (iii) above, the Crystal City Pool Borrower is required to deposit into the Crystal City Pool Deposit Account on such Crystal City Pool Due Date the amount of such deficiency, and the failure to make such deposit will constitute an event of default under the Crystal City Pool Loan.

    Upon the occurrence of a Crystal City Pool Low Debt Service Trigger Event all sums in the Crystal City Pool Low Debt Service Reserve Account are required to be applied by the mortgagee to reduce the principal balance of the Crystal City Pool Loan (including accrued and unpaid Crystal City Pool Excess Interest), and prior to the Crystal City Pool Anticipated Repayment Date, as a partial defeasance of the Crystal City Pool Loan with the Crystal City Pool Borrower being responsible for complying with the provisions for defeasance set forth in the Crystal City Pool Loan agreement, provided, however, that upon the occurrence of a Crystal City Pool Loan Debt Service Return Event and prior to the Crystal City Pool Anticipated Repayment Date, all sums then remaining in the Crystal City Pool Low Debt Service Reserve Account are required to be disbursed to the Crystal City Pool Borrower.

   TRANSFER OF THE CRYSTAL CITY POOL PROPERTIES AND INTERESTS IN THE CRYSTAL CITY POOL BORROWER; ENCUMBRANCES. Unless permitted by the Crystal City Pool Loan documents as described below, and with the exception of leases entered into in accordance therewith and the Crystal City Pool Permitted Encumbrances, the Crystal City Pool Borrower is not permitted, with respect to any Crystal City Pool Property, to: (A) sell, assign, convey, transfer or otherwise dispose of or encumber legal, beneficial or equitable interests in all or any part thereof, (B) permit or suffer any owner, directly or indirectly, of a beneficial interest therein to transfer such interest, whether by transfer of stock or other beneficial interest in any entity (including without limitation, membership interests in the Crystal City Pool Borrower) or otherwise, (C) mortgage, hypothecate or otherwise encumber or grant a security interest in all or any part thereof or (D) file a declaration of condominium with respect to any such Crystal City Pool Property.

   Except as described below, the Crystal City Pool Borrower will have a one time right to sell, assign, convey, transfer or otherwise dispose of legal or equitable title to or any interest in all or some of the Crystal City Pool Properties if: (A) after giving effect to the proposed transaction: (i) the mortgagee has (a) received written confirmation from the Rating Agencies that such action will not result, in and of itself, in any downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (b) approved the transferee's organizational documents;
(c) received and approved legal opinions (including non-consolidation opinions) with respect to such transferee and the Crystal City Pool Borrower if less than all the Crystal City Pool Properties are being transferred; and
(d) approved all loan documents required by it to effectuate such transfer (including, without limitation, the assumption of the Crystal City Pool Loan or a portion thereof by such transferee); (ii) simultaneously therewith, the Crystal City Pool Borrower pays to the mortgagee a fee equal to 0.5% of the outstanding amount of the Crystal City Pool Loan if all the Crystal City Pool Properties are being transferred or the Crystal City Pool Allocated Loan Amount for the portion thereof, and all of the mortgagee's and the Rating Agencies' costs and expenses associated with such transfer; (iii) the Crystal City Pool Properties will be owned by a single purpose entity, which will be in compliance with certain single purpose bankruptcy-remote representations, warranties and covenants set forth in the Crystal City Pool Loan agreement, which has assumed in writing and agreed to comply with the terms of the Crystal City Pool Loan documents; (iv) each Crystal City Pool Property will be managed by a Crystal City Pool Acceptable Manager; (v) the transferee will be a Crystal City Pool Qualified Transferee or an "institutional investor" approved by the mortgagee and the Rating Agencies or be wholly-owned, directly or indirectly, by a Crystal City Pool Qualified Transferee or an "institutional investor" approved by the mortgagee and the Rating Agencies;
(vi) the Crystal City Pool Debt Service Coverage Ratio is not less than 1.38x; and (vii) no event of default will occur and be continuing; and (B) prior to any such transaction, the proposed transferee delivers to the mortgagee an officer's certificate giving certain assurances to the general effect that the transferee is not an employee benefit plan, or, in any event, the transfer will not give rise to "prohibited transactions" under ERISA or similar laws.

   "Crystal City Pool Debt Service Coverage Ratio" means, as to any date, the quotient obtained by dividing the net operating income for the Crystal City Pool Properties, less underwritten reserves for capital improvements, leasing commissions and tenant improvements, for the 12 month period immediately preceding such date by the greater of (i) aggregate interest and principal payments actually due and payable on the Crystal City Pool Loan during such period and (ii) interest and principal payments on the Crystal City Pool Loan during such period assuming a loan constant (comprised of interest and amortization) equal to 9.23% per annum.

    "Crystal City Pool Qualified Transferee" means any one of the following:
(a) a pension fund, pension trust or pension account, (b) an insurance company, (c) a national money-center bank, or (d) a person with a long-term unsecured debt rating from the Rating Agencies of at least investment grade, provided such person or entity described in (a) through (d) above is either:
(i) a person with a current net worth of $500 million or more (exclusive of the Crystal City Pool Properties) and who controls office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of $1 billion or more (exclusive of the Crystal City Pool Properties) or, if such person is a pension fund advisor, one which controls office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of $1 billion or more (exclusive of the Crystal City Pool Properties), or (ii) a pension fund, pension trust or pension account that has total assets of $500 million or more (exclusive of the Crystal City Pool Properties), managed by a person (which is an asset manager or investment advisor) that controls office building real estate equity assets (as distinguished from mortgage assets) with a gross asset value of $1 billion or more (exclusive of the Crystal City Pool Properties).

   Notwithstanding the foregoing, the general partner(s) and/or limited partners interests in CES Commercial Realty may be assigned, conveyed or transferred provided the mortgagee receives a written confirmation from the Rating Agencies that such action will not result, in and of itself, in any downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto and the Crystal City Pool Borrower delivers to the mortgagee (i) an officer's certificate describing the proposed transaction and stating that such transaction is permitted by the Crystal City Pool Loan documents, together with any documents upon which such officer's certificate is based, and (ii) a legal opinion of counsel to the Crystal City Pool Borrower or the transferee, in form and substance consistent with similar opinions then being required by the Rating Agencies, confirming that the new Crystal City Pool Borrower's assets will not be substantively consolidated with the assets of certain owners or controlling persons of such Crystal City Pool Borrower in a bankruptcy or similar proceeding; provided that such written confirmation from the Rating Agencies will not be required with respect to any of the following and compliance with clauses (i) and (ii) above will be required only in connection with a transaction described in clause (a) (if after the transfer the transferee together with any affiliate owns more than 49% of the outstanding partnership interests of CES Commercial Realty), (b) (if after the transfer the transferee together with any affiliate owns more than 49% of the outstanding partnership interests of CES Commercial Realty), (c) (if after the transfer the transferee together with any affiliate owns more than 49% of the voting stock of the general partner of CES Commercial Realty), (d) or (e) below: (a) any transfer of outstanding partnership interests of CES Commercial Realty, so long as, after giving effect thereto, such transfer does not result in the transferee owning more than 49% of the outstanding partnership interests (determined on the basis of voting power) of CES Commercial Realty, other than Charles E. Smith Commercial Realty, Inc., any affiliate of Charles E. Smith Commercial Realty, Inc., or a Crystal City Pool Qualified Transferee;
(b) any issuance of additional partnership interests of CES Commercial Realty, so long as, after giving effect thereto, such issuance does not result in any person owning more than 49% of the outstanding partnership interests (determined on the basis of voting power) of CES Commercial Realty, other than Charles E. Smith Commercial Realty, Inc., any affiliate of Charles
E. Smith Commercial Realty, Inc., or a Crystal City Pool Qualified Transferee; (c) any issuance or transfer of capital stock of the general partner of CES Commercial Realty, so long as, after giving effect thereto, such issuance or transfer does not result in the issuee or transferee (other than Robert H. Smith, Robert P. Kogod, or any affiliate of either of them other than Charles E. Smith Commercial Realty, Inc., an affiliate of Charles
E. Smith Commercial Realty, Inc., or a Crystal City Pool Qualified Transferee) owning more than 49% of the outstanding voting stock (determined on the basis of voting power in the election of directors or trustees) of such general partner; (d) any merger of the general partner of CES Commercial Realty with one or more other persons, provided that the survivor of such merger is a Crystal City Pool Qualified Transferee; or (e) any merger of CES Commercial Realty with one or more other persons, so long as the surviving entity is a Crystal City Pool Qualified Transferee. For purposes of clauses
(a), (b), (d) and (e) above, (x) the $500 million net worth requirement in the definition of "Crystal City Pool Qualified Transferee" will be deemed satisfied by a publicly traded real estate investment trust with an equity market capitalization of at least $500 million and (y) a Crystal City Pool Listed Permitted

Owner will be deemed to be a Crystal City Pool Qualified Transferee; provided, however, that such entity will only be deemed to be a Crystal City Pool Qualified Transferee (without meeting all of the requirements set forth in the definition thereof) up to and including October 31, 1999.

   "Crystal City Pool Listed Permitted Owner" means California Real Estate Investment Trust, Equity Office Properties Trust, Boston Properties, Inc., Security Capital Pacific Trust, Crescent Real Estate Equities Company or Reckson Associates Realty Corp.

   INSURANCE. The Crystal City Pool Borrower is required to maintain, at its sole cost and expense the following policies of insurance: (a) insurance against loss or damage by standard perils included within the classification "All Risks of Physical Loss," maintained in an aggregate amount equal to the then full replacement cost of each Crystal City Pool Property and related assets (without deduction for physical depreciation), with deductibles no greater than those in existence at the time of the closing of the Crystal City Pool Loan, as increased proportionately with the increase in the Consumer Price Index; (b) earthquake coverage at substantially the same levels maintained at the closing of the Crystal City Pool Loan or such lesser amounts as may be approved with written confirmation from the Rating Agencies that there will be no downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto; (c) flood insurance (if any part of the Crystal City Pool Properties is located in an area identified by the Federal Emergency Management Agency as an area federally designated a "100 year flood plain" and flood insurance is generally available at reasonable premiums and in such amounts as generally are required by institutional lenders for similar property (or, if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available)), in either case, in an amount at least equal to the lesser of the Crystal City Pool Allocated Loan Amount for the related Crystal City Pool Property or the maximum limit of coverage available under said program; (d) comprehensive general liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence of $1,000,000 for any policy year as well as at least $25,000,000 excess and/or umbrella liability insurance; (e) rental loss and/or business interruption insurance in an amount sufficient to avoid any co-insurance penalty, and equal to the greater of (i) estimated gross revenues from the operation of the Crystal City Pool Properties, net of certain nonrecurring expenses, for a period of up to the next 18 months, or (ii) projected operating expenses (including interest and principal payments on the Crystal City Pool Loan) needed to maintain and operate the Crystal City Pool Properties for a period of up to the next 18 months; (f) insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment and high pressure piping, machinery and equipment, pressure vessels or similar apparatus and against loss of occupancy or use arising from any such breakdown, in such amounts as are generally available at reasonable premiums and are generally required by institutional lenders for property comparable to the Crystal City Pool Properties; (g) worker's compensation insurance with respect to all employees of Crystal City Pool Borrower, as and to the extent required by applicable law or regulation; (h) during any period of repair or restoration costing in excess of 10% of the Crystal City Pool Allocated Loan Amount with respect to any individual Crystal City Pool Property, builder's "all risk" insurance in an amount not less than the full insurable value of such Crystal City Pool Property; (i) coverage to compensate for the cost of demolition and the increased cost of construction for each Crystal City Pool Property in an amount satisfactory to the mortgagee; and (j) such other insurance as may from time to time be reasonably required by the mortgagee. The Crystal City Pool Loan requires insurers to have claims paying abilities rated "AA" (or its equivalent) or better by the Rating Agencies.

   CASUALTY AND CONDEMNATION. Following the occurrence of a casualty or condemnation affecting a Crystal City Pool Property, the Crystal City Pool Borrower, regardless of whether proceeds are available, is required to promptly proceed to restore, repair, replace or rebuild the affected Crystal City Pool Property, to the extent practicable, to be of at least equal value and of substantially the same character as prior to such casualty or condemnation, all to be effected in accordance with the terms of the Crystal City Pool Loan documents, which includes the mortgagee's approval if the cost of restoration exceeds (i) $3,000,000, with respect to Crystal Gateway, (ii) $1,500,000, with respect to South Eads Street, and (iii) $2,000,000, with respect to Arlington Plaza.

    In the event of a casualty or condemnation that involves a loss of less than 33.333% of the Crystal City Pool Allocated Loan Amount for such affected Crystal City Pool Property, the mortgagee is required to permit the application of the proceeds resulting therefrom (after reimbursement of any expenses incurred by the mortgagee) to pay or reimburse the Crystal City Pool Borrower, for the cost of restoring, repairing, replacing or rebuilding such Crystal City Pool Property, in the manner described below, provided that no default or event of default under the Crystal City Pool Loan has occurred and is then continuing and, in the reasonable judgment of the mortgagee: (i) the Crystal City Pool Property can be restored to an economic unit not less valuable (taking into account the effect of the termination of any leases or operating agreements due to such casualty or condemnation) and not less useful than it was prior to the casualty or condemnation; (ii) the Crystal City Pool Property, after such restoration, will adequately secure the outstanding principal balance of its Crystal City Pool Allocated Loan Amount;
(iii) the restoration can be completed by the earliest to occur of: (A) the 180th day following the receipt of the proceeds (or, if earlier, the 365th day following the casualty or condemnation, as applicable), or, with a written confirmation from the Rating Agencies that such action will not result, in and of itself, in any downgrade, qualification or withdrawal of the then current ratings of the Certificates with respect thereto, such longer period as may reasonably be required; (B) the Crystal City Pool Anticipated Repayment Date; and (C) with respect to a casualty, the expiration of the payment period on the rental loss insurance coverage in respect of such casualty; and (iv) during the period of the restoration, the sum of (A) income derived from the affected Crystal City Pool Property, plus
(B) proceeds of rent loss insurance or business interruption insurance, if any, payable will equal or exceed 125% of the sum of (1) expenses in connection with the operation of such Crystal City Pool Property and (2) the debt service with respect to the Crystal City Pool Allocated Loan Amount for such Crystal City Pool Property, provided that the foregoing condition will be deemed satisfied if the net operating income derived from the affected individual property during the period of restoration (including proceeds from rent loss insurance or business interruption insurance, if any, payable) will not be less than such net operating income prior to the casualty or condemnation in question.

   If any of the conditions set forth in the foregoing proviso is not satisfied, then, unless the mortgagee elects otherwise, in its sole discretion, the proceeds are required to be applied to the prepayment of the Crystal City Pool Loan without any yield maintenance charge or prepayment premium, other than a yield maintenance charge if an event of default has occurred and is continuing.

   In the event of a casualty of condemnation that involves a loss of 33.333% or more of the Crystal City Pool Allocated Loan Amount for such affected Crystal City Pool Property, then the mortgagee will have the option (to be exercised by notice to the Crystal City Pool Borrower within 30 days after receipt of the proceeds) to apply the net proceeds to the prepayment of the Crystal City Pool Loan without any yield maintenance charge or prepayment premium (other than a yield maintenance charge if any event of default has occurred and is continuing) or, provided the conditions set forth in the proviso above are complied with, to have such proceeds applied to reimburse the Crystal City Pool Borrower for the cost of any restoration.

   If the Crystal City Pool Borrower is entitled to reimbursement out of proceeds, such proceeds are required to be disbursed from time to time upon the mortgagee being furnished with (i) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as the mortgagee may reasonably require and approve, and (ii) all plans and specifications for such restoration, such plans and specifications to be approved by the mortgagee prior to commencement of any work (such approval not to be unreasonably withheld or delayed). In addition, no payment made prior to the final completion of the restoration is permitted to exceed 90% of the value of the work performed from time to time; the funds deposited will be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of the mortgagee, together with funds deposited for that purpose or irrevocably committed to that purpose by the Crystal City Borrower to the satisfaction of the Mortgagee, is required to be at least sufficient in the reasonable judgment of the mortgagee to pay for the cost of completion of the restoration, free and clear of all liens. Prior to any disbursement, the mortgagee must have received evidence reasonably satisfactory to it of the estimated cost of completion of the restoration, and the Crystal City Pool Borrower must have deposited with the mortgagee eligible collateral in an amount equal to the excess (if any) of such estimated cost of completion over the net proceeds. Any surplus which may remain out of proceeds received pursuant to a casualty or condemnation will be paid to the Crystal City Pool Borrower after payment of such costs of restoration.

   FINANCIAL REPORTING. The Crystal City Pool Borrower is required to furnish to the mortgagee, within 80 days following the end of each fiscal year, a complete copy of its annual financial statements, audited by a "Big Six" accounting firm or another independent certified public accounting firm reasonably acceptable to the mortgagee, in accordance with GAAP, covering the Crystal City Pool Properties on a combined and individual basis for such fiscal year, and containing balance sheets and statements of profit and loss. Together with its annual financial statements, the Crystal City Pool Borrower is also required to furnish to the mortgagee: (i) an officer's certificate certifying as of the date thereof whether, to the Crystal City Pool Borrower's knowledge, there exists a default or an event of default, and if such default or event of default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same; (ii) then current rent rolls; and (iii) an annual report, for the most recently completed fiscal year, containing occupancy levels.

   In addition, the Crystal City Pool Borrower is required to furnish to the mortgagee on or before the 30th day after the end of each calendar month: (i) monthly and year-to-date operating statements for such month; (ii) copies of any notice from a tenant affecting 10,000 or more rentable square feet in a Crystal City Pool Property alleging a default under its lease, threatening non-payment of rent, requesting a modification or termination of such lease, exercising any option of the tenant under its lease, or otherwise material with respect to such Crystal City Pool Property; (iii) a current rent roll for each Crystal City Pool Property; and (iv) an occupancy report of each Crystal City Pool Property.

   The Crystal City Pool Borrower is required to furnish to the mortgagee on or before the 40th day after the end of each calendar quarter: (i) quarterly and year-to-date operating statements with a balance sheet for the quarter;
(ii) an occupancy report on the Crystal City Pool Properties; (iii) a calculation of the Crystal City Pool Debt Service Coverage Ratio as of the last day of such quarter and for each of the prior four quarters; (iv) a current rent roll for the Crystal City Pool Properties; and (v) a certification that the representations and warranties of the Crystal City Pool Borrower in the Crystal City Pool Loan documents are true and correct.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling Agreement and will consist of thirteen classes (each, a "Class") to be designated as the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"), the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class M Certificates, the Class Q Certificates, the Class R Certificates and the Class LR Certificates. The Class F, Class G, Class M, Class Q, Class R and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-Off Date; (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property"); (iii) the Marriott Desert Springs Parent Loan and all payments under and proceeds of the Marriott Desert Springs Parent Loan due after the Cut-Off Date; (iv) any property acquired on behalf of the Trust Fund through foreclosure upon the collateral securing the Marriott Desert Springs Parent Loan; (v) such funds or assets as from time to time are deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account, the Class M Distribution Account, and any account established in connection with REO Properties (an "REO Account"); (vi) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (vii) certain rights and remedies under the Loan Sale Agreement; and (viii) all of the mortgagee's right, title and interest in the Reserve Accounts and the Lock Box Accounts. The entire beneficial ownership in the Marriott Desert Springs Parent Loan is represented by the Class M Certificates. The Class M Certificates are not entitled to any distributions on or with respect to any other assets in the Trust Fund. The Certificates do not represent an interest in or obligation of the Seller, the Originators, the Master Servicer, the Trustee, the Fiscal Agent, the Underwriter, the borrowers, the property managers or any of their respective affiliates.

   Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates (collectively, the "Sequential Pay Certificates") and the Class X Certificates will have the following Certificate Principal Amount or Notional Amount (in each case, subject to a variance of plus or minus 5%):

              INITIAL CERTIFICATE PRINCIPAL
    CLASS       AMOUNT OR NOTIONAL AMOUNT
------------  -----------------------------
[S]            [C]
Class A-1  ..         $  278,000,000
Class A-2  ..         $  694,315,000
Class X .....         $1,148,459,000
Class B .....         $   91,595,000
Class C .....         $   84,549,000
Class D .....         $   98,641,000
Class E .....         $   70,458,000
Class F .....         $   63,411,000
Class G .....         $   28,183,997

   The Certificate Principal Amount of any Class of Sequential Pay Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund (other than the Marriott Desert Springs Parent Loan); provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of their Certificate Principal Amounts are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions--Payment Priorities" herein. The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates.

   The Class X Certificates will not have Certificate Principal Amounts. Each such Class will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The Notional Amount of the Class X Certificates will generally equal the aggregate Certificate Principal Amounts of the Class A-1, Class A-2, Class B and Class C Certificates outstanding from time to time, plus the amount of any unpaid Interest Shortfall on such Class.

   The respective Certificate Principal Amount of each Class of Certificates entitled to distributions of principal will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates. The Notional Amount of the Class X Certificates will be reduced to the extent of all reductions in the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class B and Class C Certificates. The Notional Amount of the Class X Certificates will for purposes of distributions on each Distribution Date equal the aggregate of the Certificate Principal Amounts of the Class A-1, Class A-2, Class B and Class C Certificates as of the first day of the related Interest Accrual Period.

DISTRIBUTIONS

   METHOD, TIMING AND AMOUNT. Distributions on the Certificates are required to be made on the second Business Day following the 11th day of each month, commencing on June 15, 1998 (each, a "Distribution Date"). All distributions (other than the final distribution on any Certificate) are required to be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last day of the month immediately preceding the month in which the related Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day. Such distributions are required to be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates is required to be made in like manner, but only upon presentment or surrender (for notation that the Certificate Principal Amount thereof has been reduced to zero) of such Certificate at the location specified in the notice to the Certificateholder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Principal Amount of the related Class.

   The aggregate distribution to be made on the Certificates (other than the Class M Certificates) on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of (i) all Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Master Servicer in the related Collection Period, (ii) all other amounts required to be deposited in the Collection Account by the Master Servicer pursuant to the Pooling Agreement in respect of such Distribution Date that are allocable to the Mortgage Loans, including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, and any interest or other income earned on funds in the Interest Reserve Account,
(iii) for the Distribution Date occurring in each March, the related Withheld Amounts as described herein under "The Pooling Agreement--Accounts--Interest Reserve Account" and required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling Agreement and (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Master Servicer Remittance Date but excluding the following:

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      (a) amounts permitted to be used to reimburse the Master Servicer, the
    Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling Agreement--Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Master Servicer) payable to the Master Servicer and the amounts payable to the Special Servicer described herein under "The Pooling Agreement--Special Servicer" in each case in respect of such Distribution Date, and all amounts in the nature of late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, assumption fees, modification fees and similar fees, and reinvestment earnings on payments received with respect to the Mortgage Loans which the Master Servicer or Special Servicer is entitled to receive as additional servicing compensation pursuant to the terms of the Pooling Agreement (together with the Servicing Fee, "Servicing Compensation");

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Compensation as described herein, to which the Master Servicer, the Special Servicer or the Trustee is entitled;

     (e) all amounts representing certain unanticipated or default related expenses reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn pursuant to the Pooling Agreement in respect of various items, including indemnities;

     (f)  Prepayment Premiums;

     (g)  Default Interest;

     (h)  Excess Interest;

     (i) with respect to all Mortgage Loans other than the Crystal City Pool Loan and any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, the related Withheld Amount as described under "The Pooling Agreement--Accounts--Interest Reserve Account" herein;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling Agreement; and

     (l) all amounts received on or in respect of the Marriott Desert Springs Parent Loan.

   "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date. The Monthly Payment with respect to any Distribution Date and (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its maturity date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the Pooling Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, any Principal Prepayment, purchase price received with respect to any purchase or repurchase of any Mortgage Loan and any other payments under or with respect to the Mortgage Loans not scheduled to be made, but excluding Prepayment Premiums, Excess Interest and Default Interest and excluding any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   "Prepayment Premiums" are payments received on a Mortgage Loan as the result of the receipt of certain Unscheduled Payments, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance, which are intended to compensate the mortgagee for an early and unscheduled receipt of principal.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling Agreement.

   "Principal Prepayments" are unscheduled payments of principal permitted to be made by a borrower under the terms of a Mortgage Loan and received from the borrower.

   "Collection Period" with respect to a Distribution Date and each Mortgage Loan is the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on June 15, 1998, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Master Servicer, the Special Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the related Excess Rate.

   "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment.

   "Excess Rate" with respect to each of the Mortgage Loans is the excess of the related Revised Interest Rate over the related Initial Interest Rate.

   "Excess Interest" with respect to each of the Mortgage Loans is the interest accrued at the related Excess Rate in respect of such Mortgage Loan, plus interest thereon, to the extent permitted by applicable law, at the related Revised Interest Rate.

   PAYMENT PRIORITIES. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount," with respect to any Distribution Date and any Class of Sequential Pay Certificates, is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period); and "Interest Accrual Amount" with respect to any Distribution Date and the Class X Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the applicable Notional Amount (provided, that for interest accrual purposes any distributions in reduction of Notional Amount or reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period) of such Class. Calculations of interest on the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and each Class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

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    The "Interest Accrual Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

   Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Regular Certificates is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class of Certificates on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates for the current Distribution Date and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

   The "Pass-Through Rate" for any Class of Regular Certificates for any Interest Accrual Period is the per annum rate at which interest accrues on the Certificates of such Class during such Interest Accrual Period, as follows:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
    equal to      %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
    equal to      %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
    equal to the WAC Rate minus      %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
    equal to the WAC Rate minus      %.

     The Pass-Through Rate on the Class D, Class E, Class F and Class G Certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class X Certificates is a per annum rate equal to the excess of (i) the WAC Rate over (ii) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class B and Class C Certificates, weighted on the basis of their respective Certificate Principal Amounts.

   The initial Pass-Through Rate for each Class of Offered Certificates is set forth on the cover page of this Prospectus Supplement.

   The "WAC Rate" with respect to any Distribution Date is a per annum rate equal to the product of the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans on such Due Dates.

   The "Regular Certificates" are the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class X Certificates.

   The "Net Mortgage Rate" with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate in effect from time to time minus the related Servicing Fee Rate. However, for purposes of calculating Pass-Through Rates, the Net Mortgage Rate of such Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms, whether agreed to by the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

   The "Mortgage Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan as stated in the related
Note in each case without giving effect to the Excess Rate or the Default Rate. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating Pass-Through Rates, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to all Mortgage Loans other than the Crystal City Pool Loan, (i) the Mortgage Rate for the one month period preceding the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined net of the Withheld Amount, and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March will be determined taking into account the addition of any such Withheld Amounts.

   The "Stated Principal Balance" of any Mortgage Loan at any date of determination will equal (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment or, if applicable, Extended Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the borrower or advanced by the Master Servicer, Trustee or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a defaulted Mortgage Loan with respect to which the Master Servicer or the Special Servicer has determined that it has received all payments and recoveries which it expects to be finally recoverable on such Mortgage Loan is zero.

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum, without duplication, of:

   (i) the principal component of all scheduled Monthly Payments due on the Due Date immediately preceding such Distribution Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans;

   (ii) the principal component of all Extended Monthly Payments due on the related Due Date (if received, or advanced by the Master Servicer, Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans;

   (iii) the principal component of any payment on any Mortgage Loan received on or after the maturity date thereof in the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Collection Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

   (v) the Principal Shortfall, if any, for such Distribution Date.

   For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date, exceeds (ii) the aggregate amount actually distributed with respect to principal on such preceding Distribution Date in respect of such Principal Distribution Amount.

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   On each Distribution Date prior to the Cross-over Date, the Available Funds for such Distribution Date are required to be distributed in the following amounts and order of priority:

   (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

    (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts in the following order: first, to the Class A-1 Certificates and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

   (iii) Third, to the Class B Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (vi) Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (ix) Ninth, to the Class D Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xii) Twelfth, to the Class E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xiii) Thirteenth, to the Class E Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

   (xv) Fifteenth, to the Class F Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xvi) Sixteenth, to the Class F Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

    (xviii) Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xix) Nineteenth, to the Class G Certificates in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount less the portion of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

   (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

   (xxi) Twenty-first, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account; and to the Class LR Certificates, any amounts remaining in the Lower-Tier Distribution Account.

   On each Distribution Date occurring on and after the Cross-over Date, regardless of the allocation of principal payments described in priority Second above, an amount equal to the Principal Distribution Amount is required to be distributed, first, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1 and Class A-2 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata in accordance with the amount of such unreimbursed Realized Losses so allocated. The "Cross-over Date" is the Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1 and Class A-2 Certificates) has been reduced to zero.

   All references to "pro rata" in the preceding clauses, unless otherwise specified, mean pro rata based upon the amount distributable pursuant to such clause.

   PREPAYMENT PREMIUMS. On any Distribution Date, Prepayment Premiums collected during the related Collection Period are required to be distributed to the holders of the Classes of Offered Certificates as described below.

   Any Prepayment Premiums (which are generally payable only in connection with Mortgage Loan events of default) received during any Collection Period will be distributed on the following Distribution Date as follows: to each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, for each such Class an amount equal to the product of
(a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Offered Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Prepayment Premiums collected on such Principal Prepayment during the related Collection Period. Any Prepayment Premiums collected during the related Collection Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

   The "Base Interest Fraction" with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Offered Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the excess of
(i) the Pass-Through Rate on such Class of Offered Certificates for such Distribution Date over (ii) the sum of the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premiums with respect to such Principal Prepayment and the Spread Rate for such Class of Offered Certificates, and (B) whose denominator is the excess of (i) the Mortgage Rate on the related Mortgage Loan over (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premiums with respect to such Principal Prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

    The "Spread Rate" for the Class A-1 Certificates is 0.15% per annum, for the Class A-2 Certificates is 0.20% per annum, for the Class B Certificates is 0.25% per annum, for the Class C Certificates is 0.30% per annum, for the Class D Certificates is 0.35% per annum, for the Class E Certificates is 0.40% per annum, for the Class F Certificates is 0.45% per annum and for the Class G Certificates is 0.50% per annum.

   See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions--Prepayment Provisions" in the Prospectus regarding the enforceability of Prepayment Premiums.

   EXCESS INTEREST. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to Mortgage Loans other than the Marriott Desert Springs Loan during the related Collection Period: to the holders of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts, and any Excess Interest received with respect to the Marriott Desert Springs Loan during the related Collection Period to the holders of the Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts.

   CLASS Q AND CLASS M DISTRIBUTIONS. On each Distribution Date, Net Default Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class Q Certificates, to the extent set forth in the Pooling Agreement. Payments on the Marriott Desert Springs Parent Loan received in the related Collection Periods will be available for distribution solely to the Class M Certificates, as set forth in the Pooling Agreement. The Class Q and Class M Certificates are not entitled to any other distributions.

   REALIZED LOSSES. The Certificate Principal Amount of each Class of Sequential Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to such Class on such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Principal Amount of all such Classes of Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date. Any such write-offs will be applied to such Classes of Certificates in the following order, until each is reduced to zero: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; and, finally, pro rata, to the Class A-1 and Class A-2 Certificates, based on their respective Certificate Principal Amounts. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates described above in reverse order of allocation of Realized Losses thereto.

   Shortfalls in Available Funds resulting from additional servicing compensation other than the Servicing Fee, interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses will be allocated to each Class of Certificates in the same manner as Realized Losses. Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata, based upon the amount of interest which would have otherwise been distributable to each Class. The Notional Amount of the Class Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-1, Class A-2, Class B and Class C Certificates resulting from allocations of Realized Losses.

   The "Prepayment Interest Shortfall," with respect to any Distribution Date and any Mortgage Loan, is equal to the amount of any shortfall in collections of interest, adjusted to the applicable Net Mortgage Rate, resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the Due Date in such Collection Period. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Excess Prepayment Interest Shortfall" with respect to any
Distribution Date, is the aggregate amount by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Collection Period exceeds the aggregate Servicing Fee (minus the Trustee Fee) available to be paid to the Master Servicer for such Distribution Date.

    APPRAISAL REDUCTION AMOUNTS. In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, (i) the amount advanced by the Master Servicer with respect to delinquent payments of interest with respect to the related Mortgage Loan will be reduced as described under "--Appraisal Reductions" below, and (ii) the Voting Rights of certain Classes will be reduced as described under "The Pooling Agreement--Amendment" herein. The reduction of interest advanced by the Master Servicer will have the effect of reducing the amount available to be distributed as interest on the then most subordinate Class or Classes of Certificates.

   The Certificate Principal Amount of each of the Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Class on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceed such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amount of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth, to the Class D Certificates; fifth, to the Class C Certificates and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero). See "--Payment Priorities" above and "--Appraisal Reductions" below.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class X Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F and Class G Certificates to receive distributions of interest (other than Excess Interest) and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class X Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F and Class G Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F and Class G Certificates. The Class D Certificates will likewise be protected by the subordination of the Class E, Class F and Class G Certificates. The Class E Certificates will likewise be protected by the subordination of the Class F and Class G Certificates. This subordination will be effected in two ways:
(i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses first, to the Class G Certificates; second, to the Class F Certificates; third, to the Class E Certificates; fourth to the Class D Certificates; fifth, to the Class C Certificates; sixth, to the Class B Certificates; and, finally, to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts. No other form of credit enhancement, including any payments on or other receipts with respect to the Marriott Desert Springs Parent Loan, will be available for the benefit of the holders of the Offered Certificates.

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, (an "Appraisal Reduction

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Event"), an Appraisal Reduction Amount is required to be calculated by the
Special Servicer. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which is required to be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Special Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Annual updates of such independent MAI appraisal will be obtained during the continuance of an Appraisal Reduction Event and the Appraisal Reduction Amount will be adjusted accordingly.

   Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in denominations of $10,000 initial Certificate Principal Amount, and in multiples of $1 in excess thereof, and the Class X Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $1,000,000 initial Notional Amount, and in multiples of $1 in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described below under "--Definitive Certificates." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants"), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling Agreement responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

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    A "Certificateholder" or "holder" under the Pooling Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling Agreement, any Certificate registered in the name of the Seller, the Trustee, the Master Servicer, the Special Servicer, a manager of a Mortgaged Property, a mortgagor or any person affiliated with the Seller, the Trustee, the Master Servicer, or the Special Servicer, such Certificate will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling Agreement, any Certificates beneficially owned by the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an affiliate thereof will be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. The Percentage Interest of any Offered Certificate of any Class will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Principal Amount of such Class of Certificates. See "Description of the Certificates--General" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or CEDEL, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing,

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dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Seller that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

   Although DTC, Euroclear and CEDEL have implemented the foregoing procedures in order to facilitate transfers of interests in Global Certificates among Participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Seller, the Trustee, the Master Servicer, the

Special Servicers or the Underwriter will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Offered Certificates, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default under the Pooling Agreement, Certificate Owners representing a majority in principal amount of the Offered Certificates of any Class then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of such Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, DTC is required to notify all affected DTC Participants of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar and Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling Agreement ("Holders"). Distributions of principal of and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested.

TRANSFER RESTRICTIONS

   Each Class B, Class C, Class D and Class E Certificate will bear a legend substantially to the effect that such Certificate may not be purchased by a transferee that is (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA, or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA of the Code (each, a "Plan"), or (B) a collective investment fund in which Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other person acting on behalf of any such Plan or using the assets of any such Plan, other than an insurance company using the assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption 95-60.

   Holders of Class B, Class C, Class D and Class E Certificates that are in book-entry form will be deemed to have represented that they are not persons or entities referred to in clause (A) or (B) of the legend described in the preceding paragraph. In the event that holders of the Class B, Class C, Class D and Class E Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates," each prospective transferee of a Class B, Class C, Class D and Class E Certificate that is a Definitive Certificate will be required to either deliver to the Seller, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling Agreement stating that such transferee is not a person or entity referred to in clause

(A) or (B) of the legend or provide an opinion to the Seller, the Certificate Registrar and the Trustee as described in the Pooling Agreement. Any transfer of a Class B, Class C, Class D and Class E Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law will be deemed absolutely null and void ab initio.

                YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholders, the rate and timing of the distributions in reduction of Certificate Principal Amounts or Notional Amounts, as applicable, of the related Classes of Certificates, the extent to which Prepayment Premiums and Excess Interest allocated to a Class of Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Principal Amounts or Notional Amounts, as applicable, of such Classes of Certificates, as well as prevailing interest rates at the time of payment or loss realization.

   The rate of distributions in reduction of the Certificate Principal Amount or Notional Amounts, as applicable, of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of Mortgage Loans are generally prohibited during applicable Prepayment Lockout Periods, effective prepayments may occur if a sufficiently significant portion of the Mortgaged Property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Principal Amount or Notional Amount, as applicable, may result from repurchases of Mortgage Loans made by the Responsible Parties due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase" or purchases of the Mortgage Loans in the manner described under "The Pooling Agreement--Optional Termination; Optional Mortgage Loan Purchase." To the extent a Mortgage Loan requires payment of a Prepayment Premium in connection with a voluntary prepayment, any such Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty, and may not be enforceable or collectible upon a default.

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Prepayment Lockout Periods or otherwise) on the Mortgage Loans will affect the Pass-Through Rate of the Class X, Class B, Class C, Class D and Class E Certificates for one or more future periods and therefore the yield on such Classes.

   The Certificate Principal Amount or Notional Amount, as applicable, of any Class of Offered Certificates may be reduced without distributions thereon as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of Certificate Principal Amount, if applicable, as well as the amount of interest that would have accrued on such Certificates in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Principal Amounts of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the Notional Amount of the Class X Certificates is based upon the Certificate Principal Amounts of the Class A-1, Class A-2, Class B and Class C Certificates, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal (including both

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voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the Mortgage Loans and any repurchase with respect to breaches of representations and warranties with respect to the Mortgage Loans to the extent such payments of principal are allocated to each such Class in reduction of the Certificate Principal Amount thereof.

   Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans. The terms of the Mortgage Loans (in particular, the term of any Prepayment Lockout Period, the extent to which Prepayment Premiums are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds to prepay the Mortgage Loan, the availability of certain rights to defease all or a portion of the Mortgage Loan, and any increase in the interest rate and the application of Excess Cash Flow, if applicable, to prepay the related Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yield to maturity of the Classes of Offered Certificates. See "Mortgage Pool Characteristics" and "Description of the Mortgaged Properties and the Mortgage Loans" herein.

   The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor's yield to maturity. As a result, the effect on such investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce principal of the respective Mortgage Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of Offered Certificates entitled to distributions of principal, may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

YIELD ON THE OFFERED CERTIFICATES

   The yield to maturity of Offered Certificates will be sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments and repurchases), delinquencies and liquidations on the Mortgage Loans.

   The following tables indicate the assumed purchase price (before adding accrued interest, if any), expressed as a percentage of the applicable Certificate Principal Amount, and the hypothetical pre-tax yield to maturity on the Offered Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The pre-tax yields to maturity set forth in the tables below were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Offered Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, plus accrued interest, if any, as basis points and by converting such monthly rates to corporate bond equivalent rates. Such calculations of yield and discounted margin do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Offered Certificates and consequently, do not purport to reflect the return on any investment in the Offered Certificates when such reinvestment rates are considered.

   For purposes of preparing the tables, it was assumed that (i) each of the Mortgage Loans has the following characteristics as of the Cut-Off Date:

                                            REMAINING TERM  REMAINING
                                            TO ANTICIPATED   TERM TO
                            CUT-OFF DATE    REPAYMENT DATE   MATURITY     INTEREST    SERVICING   UNDERWRITTEN NET
      MORTGAGE LOAN      PRINCIPAL BALANCE     (MONTHS)      (MONTHS)     ACCRUAL        FEE         CASH FLOW
-----------------------  ----------------- --------------  ----------- ------------  ----------- ----------------
URS Pool Loan...........    $253,000,000         120           300       ACTUAL/360      0.019%     $40,349,956
Tharaldson Pool B Loan .    $183,352,232         117           297       ACTUAL/360      0.044%     $36,701,015
Tharaldson Pool A Loan .    $178,671,275         117           297       ACTUAL/360      0.044%     $35,628,417
Green Acres Loan........    $159,523,713         117           358       ACTUAL/360      0.019%     $19,421,844
Americold Pool Loan ....    $148,500,000         120           300       ACTUAL/360      0.019%     $48,889,852
Pier 39 Loan............    $116,669,545         119           357       ACTUAL/360      0.029%     $13,153,909
One Commerce Square
 Loan:
 Tranche A..............    $ 79,929,131         119           359       ACTUAL/360     0.0165%     $ 8,552,522
 Tranche B..............    $ 31,481,501         N/A            52       ACTUAL/360     0.0165%     $ 9,021,744
Marriott Desert Springs
 Loan...................    $102,418,958         145           295       ACTUAL/360      0.049%     $21,500,000
Showcase Loan...........    $ 78,998,166         114           330       ACTUAL/360      0.044%     $ 9,902,261
Crystal City Pool Loan .    $ 76,608,478         114           354         30/360        0.039%     $ 9,774,441

    (ii) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received; (iii) the Responsible Parties do not repurchase any Mortgage Loan as described herein under "The Pooling Agreement--Representations and Warranties; Repurchase;"
(iv) none of the Seller, Master Servicer or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (v) the Closing Date is May 19, 1998; (vi) there are no delinquencies; (vii) partial prepayments on the Mortgage Loans are permitted, but are assumed not to affect the amortization schedules; (viii) no Prepayment Premiums are collected except as otherwise noted in the tables; (ix) there are no Prepayment Interest Shortfalls or Appraisal Reduction Amounts; (x) distributions on the Offered Certificates are made on the 13th day of the month (each assumed to be a Business Day); (xi) each Mortgage Loan bears interest at the related Mortgage Rate as described herein; (xii) the Offered Certificates are assumed to have the following Pass-Through Rates: (a) Class A-1, 6.433%; (b) Class A-2, 6.592%; (c) Class B, WAC Rate minus 0.37%; (d)
Class C, WAC Rate minus 0.25%; (e) Class D, WAC Rate; and (f) Class E, WAC Rate; and (xiii) unless otherwise specified in the Scenarios described below, the Mortgage Loans do not prepay (assumptions (i) through (xiii) above are collectively referred to as the "Mortgage Loan Assumptions").

   In the case of Scenario 1 below, it is assumed that all of the Mortgage Loans having Anticipated Repayment Dates are prepaid in full ("Scenario 1") on their respective Anticipated Repayment Dates. In the case of Scenario 2, it is assumed that all Mortgage Loans are prepaid in full on the first Due Dates on which prepayments in full can be made without payment of any Prepayment Premium. In the case of Scenarios 3 and 4, it is assumed that all Mortgage Loans receive payments of principal after their respective Anticipated Repayment Dates in an amount equal to 100% of Underwritten Net Cash Flow without payment of any Prepayment Premium until the earlier of (a) 5 years after the Anticipated Repayment Date, and thereupon any remaining unpaid principal balance is paid in full or (b) the date on which the unpaid principal balance is paid in full. In the case of Scenario 3, it is assumed that no Excess Interest is paid on any Mortgage Loan, while In the case of Scenario 4, it is assumed that Excess Interest is paid from Underwritten Net Cash Flow commencing on and after the unpaid principal balance of the applicable Mortgage Loan has been paid in full. Scenarios 1, 2, 3 and 4 are collectively referred to herein as the "Scenarios." Purchase prices are expressed in 32nds (i.e. 101-16 means 101 16/32%).

                                   CLASS A-1

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
99-16.............................     6.591%       6.591%        6.591%       6.591%
99-20.............................     6.560        6.560         6.560        6.560
99-24.............................     6.529        6.529         6.529        6.529
99-28.............................     6.497        6.497         6.497        6.497
100-00............................     6.466        6.466         6.466        6.466
100-04............................     6.435        6.435         6.435        6.435
100-08............................     6.404        6.404         6.404        6.404
100-12............................     6.373        6.373         6.373        6.373
100-16............................     6.342        6.342         6.342        6.342
100-20............................     6.311        6.311         6.311        6.311
100-24............................     6.280        6.280         6.280        6.280
100-28............................     6.249        6.249         6.249        6.249
101-00............................     6.218        6.218         6.219        6.219
101-04............................     6.188        6.188         6.188        6.188
101-08............................     6.157        6.157         6.157        6.157
101-12............................     6.127        6.126         6.127        6.127
101-16............................     6.096        6.096         6.096        6.096
Weighted Average
 Life (years).....................     5.023        5.021         5.024        5.024
First Principal Distribution
 Date.............................     06/98        06/98         06/98        06/98
Last Principal Distribution Date .     11/07        10/07         01/08        01/08

                                  CLASS A-2

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
99-16.............................     6.723%       6.724%        6.718%        7.086%
99-20.............................     6.705        6.706         6.702         7.070
99-24.............................     6.688        6.688         6.687         7.055
99-28.............................     6.670        6.670         6.671         7.040
100-00............................     6.652        6.652         6.656         7.025
100-04............................     6.634        6.634         6.641         7.010
100-08............................     6.616        6.616         6.625         6.994
100-12............................     6.598        6.598         6.610         6.979
100-16............................     6.580        6.580         6.595         6.964
100-20............................     6.563        6.562         6.580         6.949
100-24............................     6.545        6.544         6.564         6.934
100-28............................     6.527        6.526         6.549         6.919
101-00............................     6.509        6.509         6.534         6.904
101-04............................     6.492        6.491         6.519         6.889
101-08............................     6.474        6.473         6.504         6.874
101-12............................     6.457        6.455         6.489         6.859
101-16............................     6.439        6.438         6.474         6.844
Weighted Average
 Life (years).....................     9.718        9.646        12.184        12.184
First Principal Distribution
 Date.............................     11/07        10/07         01/08         01/08
Last Principal Distribution Date .     04/08        03/08         08/12         08/12

                              S-261

                                    CLASS B

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
99-16.............................     6.833%       6.833%        6.829%        7.158%
99-20.............................     6.816        6.815         6.815         7.144
99-24.............................     6.798        6.797         6.801         7.130
99-28.............................     6.780        6.779         6.787         7.116
100-00............................     6.762        6.762         6.773         7.103
100-04............................     6.745        6.744         6.760         7.089
100-08............................     6.727        6.726         6.746         7.075
100-12............................     6.710        6.708         6.732         7.061
100-16............................     6.692        6.691         6.718         7.048
100-20............................     6.674        6.673         6.704         7.034
100-24............................     6.657        6.655         6.691         7.020
100-28............................     6.639        6.638         6.677         7.007
101-00............................     6.622        6.620         6.663         6.993
101-04............................     6.604        6.603         6.650         6.980
101-08............................     6.587        6.585         6.636         6.966
101-12............................     6.570        6.568         6.622         6.952
101-16............................     6.552        6.550         6.609         6.939
Weighted Average
 Life (years).....................     9.949        9.867        14.437        14.437
First Principal Distribution
 Date.............................     04/08        03/08         08/12         08/12
Last Principal Distribution Date .     05/08        04/08         11/12         11/12

                                   CLASS C

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
99-16.............................     6.954%       6.954%        6.950%        7.273%
99-20.............................     6.936        6.937         6.936         7.259
99-24.............................     6.919        6.919         6.922         7.245
99-28.............................     6.901        6.901         6.908         7.231
100-00............................     6.883        6.883         6.894         7.218
100-04............................     6.865        6.865         6.880         7.204
100-08............................     6.848        6.847         6.866         7.190
100-12............................     6.830        6.829         6.852         7.176
100-16............................     6.812        6.812         6.839         7.163
100-20............................     6.795        6.794         6.825         7.149
100-24............................     6.777        6.776         6.811         7.135
100-28............................     6.760        6.759         6.797         7.122
101-00............................     6.742        6.741         6.784         7.108
101-04............................     6.725        6.723         6.770         7.094
101-08............................     6.707        6.706         6.756         7.081
101-12............................     6.690        6.688         6.743         7.067
101-16............................     6.672        6.671         6.729         7.054
Weighted Average
 Life (years).....................     9.983        9.900        14.642        14.642
First Principal Distribution
 Date.............................     05/08        04/08         11/12         11/12
Last Principal Distribution Date .     05/08        04/08         02/13         02/13

                              S-262

                                    CLASS D

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
98-04.............................     7.413%       7.414%        7.364%        7.678%
98-08.............................     7.394        7.395         7.350         7.664
98-12.............................     7.376        7.377         7.335         7.649
98-16.............................     7.357        7.358         7.321         7.635
98-20.............................     7.339        7.340         7.307         7.621
98-24.............................     7.321        7.322         7.293         7.607
98-28.............................     7.303        7.303         7.278         7.593
99-00.............................     7.284        7.285         7.264         7.579
99-04.............................     7.266        7.267         7.250         7.564
99-08.............................     7.248        7.248         7.236         7.550
99-12.............................     7.230        7.230         7.222         7.536
99-16.............................     7.212        7.212         7.208         7.522
99-20.............................     7.194        7.194         7.194         7.508
99-24.............................     7.176        7.176         7.179         7.494
99-28.............................     7.158        7.158         7.165         7.480
100-00............................     7.140        7.140         7.151         7.466
100-04............................     7.122        7.122         7.137         7.453
Weighted Average
 Life (years).....................     9.983        9.900        14.824        14.824
First Principal Distribution
 Date.............................     05/08        04/08         02/13         02/13
Last Principal Distribution Date .     05/08        04/08         04/13         04/13

                                   CLASS E

    ASSUMED PURCHASE PRICE (%)      SCENARIO 1    SCENARIO 2   SCENARIO 3    SCENARIO 4
---------------------------------  ------------ ------------  ------------ ------------
96-04.............................     7.711%       7.714%        7.597%        7.908%
96-08.............................     7.692        7.695         7.582         7.894
96-12.............................     7.673        7.676         7.567         7.879
96-16.............................     7.654        7.657         7.552         7.864
96-20.............................     7.636        7.638         7.538         7.850
96-24.............................     7.617        7.619         7.523         7.835
96-28.............................     7.598        7.600         7.509         7.821
97-00.............................     7.579        7.582         7.494         7.806
97-04.............................     7.561        7.563         7.480         7.792
97-08.............................     7.542        7.544         7.465         7.777
97-12.............................     7.523        7.525         7.451         7.763
97-16.............................     7.505        7.507         7.436         7.749
97-20.............................     7.486        7.488         7.422         7.734
97-24.............................     7.468        7.469         7.407         7.720
97-28.............................     7.449        7.451         7.393         7.706
98-00.............................     7.431        7.432         7.379         7.691
98-04.............................     7.413        7.414         7.364         7.677
Weighted Average
 Life (years).....................     9.983        9.900        14.901        14.901
First Principal Distribution
 Date.............................     05/08        04/08         04/13         04/13
Last Principal Distribution Date .     05/08        04/08         05/13         05/13

    The following tables indicate the assumed purchase price (before adding accrued interest), expressed as a percentage of the Notional Amount, and the hypothetical pre-tax yield to maturity on the Class X Certificates, stated on a corporate bond equivalent basis, based on certain hypothetical scenarios. The tables have been prepared based on the Mortgage Loan Assumptions.

                                   CLASS X
                             ASSUMING 0% DEFAULTS

 ASSUMED PURCHASE
      PRICE        SCENARIO 1    SCENARIO 2  SCENARIOS 3 & 4
----------------  ------------ ------------  ---------------
      2-28            7.915%       7.800%         10.693%
      2-28+           7.776        7.660          10.570
      2-29            7.638        7.521          10.447
      2-29+           7.501        7.384          10.325
      2-30            7.365        7.247          10.204

                                   CLASS X
                            ASSUMING 50% DEFAULTS*

 ASSUMED PURCHASE PRICE  MAY 2003    MAY 2005
----------------------  ---------- ----------
         2-28              7.832%     7.871%
         2-28+             7.693      7.731
         2-29              7.555      7.593
         2-29+             7.418      7.456
         2-30              7.282      7.320

------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 50% of the Certificate Principal Amount of the Class G Certificates ($14,091,998.67) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

                                   CLASS X
                            ASSUMING 50% DEFAULTS*

 ASSUMED PURCHASE PRICE  MAY 2003    MAY 2005
----------------------  ---------- ----------
         2-28              7.929%     7.923%
         2-28+             7.790      7.784
         2-29              7.652      7.646
         2-29+             7.515      7.509
         2-30              7.379      7.373

------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 50% of the Certificate Principal Amount of the Class G Certificates ($14,091,998.67) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 100% loss severity and 0 months to liquidation.

                                    CLASS X
                           ASSUMING 100% DEFAULTS*

 ASSUMED PURCHASE PRICE  MAY 2003    MAY 2005
----------------------  ---------- ----------
         2-28              7.749%     7.826%
         2-28+             7.610      7.687
         2-29              7.472      7.548
         2-29+             7.335      7.411
         2-30              7.199      7.275

------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 100% of the Certificate Principal Amount of the Class G Certificates ($28,183,997.33) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

                                   CLASS X
                           ASSUMING 100% DEFAULTS*

 ASSUMED PURCHASE PRICE  MAY 2003    MAY 2005
----------------------  ---------- ----------
         2-28              7.943%     7.931%
         2-28+             7.804      7.792
         2-29              7.666      7.654
         2-29+             7.529      7.517
         2-30              7.394      7.382

------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 100% of the Certificate Principal Amount of the Class G Certificates ($28,183,997.33) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 100% loss severity and 0 months to liquidation.

                                   CLASS X
                           ASSUMING 200% DEFAULTS*

 ASSUMED PURCHASE PRICE  MAY 2003    MAY 2005
----------------------  ---------- ----------
         2-28              7.583%     7.739%
         2-28+             7.444      7.599
         2-29              7.305      7.460
         2-29+             7.168      7.323
         2-30              7.032      7.187

------------
* Assumes (i) the assumptions stated under Scenario 1, (ii) a principal balance of Mortgage Loans equal to 200% of the Certificate Principal Amount of the Class G Certificates ($56,367,994.66) defaults in the indicated month (which defaulted amount is allocated to all then outstanding Mortgage Loans pro rata), and (iii) there is a 50% loss severity and 0 months to liquidation.

   It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. The Mortgage Loans will not have all of the characteristics assumed for purposes of the Scenarios. Yield and discounted margin will be affected by prepayment rates. There can be no assurance that the pre-tax yields or discounted margins, as applicable, on the Offered Certificates will correspond to any of the pre-tax yields or discounted margins, as applicable, shown herein or that the aggregate purchase prices of the Offered Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Offered Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date" is the Distribution Date occurring three years after the latest maturity date of any Mortgage Loan. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Principal Amount of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date. However, delinquencies on Mortgage Loans could result in final distributions in reduction of the Certificate Principal Amount of one or more Classes after the Rated Final Distribution Date of such Class or Classes.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Principal Amount. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Principal Amount of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling Agreement--Representations and Warranties; Repurchase" or "--Optional Termination; Optional Mortgage Loan Purchase" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof. The tables of "Percentage of Initial Certificate Principal Amount Outstanding For Each Designated Scenario" set forth below indicate the weighted average life of each Class of Offered Certificates (other than the Class X Certificates) and set forth the percentage of the initial Certificate Principal Amount of such Offered Certificates that would be outstanding after each of the dates shown based on the assumptions for each of the designated Scenarios described above under "--Yield on the Offered Certificates." The tables have also been prepared on the basis of the Mortgage Loan Assumptions described under "--Yield on the Offered Certificates." The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary, and may vary significantly, from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with the assumptions underlying any one of the Scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                              CLASS A-1
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................         91%            91%                91%
May 13, 2000 ..........................         81%            81%                81%
May 13, 2001 ..........................         71%            71%                71%
May 13, 2002 ..........................         60%            60%                60%
May 13, 2003 ..........................         50%            50%                50%
May 13, 2004 ..........................         40%            40%                40%
May 13, 2005 ..........................         30%            30%                30%
May 13, 2006 ..........................         19%            19%                19%
May 13, 2007 ..........................          7%             7%                 7%
May 13, 2008 ..........................          0%             0%                 0%
May 13, 2009 ..........................          0%             0%                 0%
May 13, 2010 ..........................          0%             0%                 0%
May 13, 2011 ..........................          0%             0%                 0%
May 13, 2012 ..........................          0%             0%                 0%
May 13, 2013 ..........................          0%             0%                 0%
Weighted Average
 Life (in years)(1) ...................        5.0            5.0                5.0
First Principal Distribution Date  ....      06/98          06/98              06/98
Last Principal Distribution Date  .....      11/07          10/07              01/08

------------
(1) The weighted average life of the Class A-1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                              CLASS A-2
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................        100%           100%               100%
May 13, 2000 ..........................        100%           100%               100%
May 13, 2001 ..........................        100%           100%               100%
May 13, 2002 ..........................        100%           100%               100%
May 13, 2003 ..........................        100%           100%               100%
May 13, 2004 ..........................        100%           100%               100%
May 13, 2005 ..........................        100%           100%               100%
May 13, 2006 ..........................        100%           100%               100%
May 13, 2007 ..........................        100%           100%               100%
May 13, 2008 ..........................          0%             0%                96%
May 13, 2009 ..........................          0%             0%                76%
May 13, 2010 ..........................          0%             0%                56%
May 13, 2011 ..........................          0%             0%                32%
May 13, 2012 ..........................          0%             0%                 6%
May 13, 2013 ..........................          0%             0%                 0%
Weighted Average
 Life (in years)(1) ...................        9.7            9.6               12.2
First Principal Distribution Date  ....      11/07          10/07              01/08
Last Principal Distribution Date  .....      04/08          03/08              08/12

------------
(1) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                               CLASS B
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................        100%           100%               100%
May 13, 2000 ..........................        100%           100%               100%
May 13, 2001 ..........................        100%           100%               100%
May 13, 2002 ..........................        100%           100%               100%
May 13, 2003 ..........................        100%           100%               100%
May 13, 2004 ..........................        100%           100%               100%
May 13, 2005 ..........................        100%           100%               100%
May 13, 2006 ..........................        100%           100%               100%
May 13, 2007 ..........................        100%           100%               100%
May 13, 2008 ..........................          0%             0%               100%
May 13, 2009 ..........................          0%             0%               100%
May 13, 2010 ..........................          0%             0%               100%
May 13, 2011 ..........................          0%             0%               100%
May 13, 2012 ..........................          0%             0%               100%
May 13, 2013...........................          0%             0%                 0%
Weighted Average
 Life (in years)(1)....................        9.9            9.9               14.4
First Principal Distribution Date  ....      04/08          03/08              08/12
Last Principal Distribution Date  .....      05/08          04/08              11/12

------------
(1)    The weighted average life of the Class B Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                               CLASS C
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................        100%           100%               100%
May 13, 2000 ..........................        100%           100%               100%
May 13, 2001 ..........................        100%           100%               100%
May 13, 2002 ..........................        100%           100%               100%
May 13, 2003 ..........................        100%           100%               100%
May 13, 2004 ..........................        100%           100%               100%
May 13, 2005 ..........................        100%           100%               100%
May 13, 2006 ..........................        100%           100%               100%
May 13, 2007 ..........................        100%           100%               100%
May 13, 2008 ..........................          0%             0%               100%
May 13, 2009 ..........................          0%             0%               100%
May 13, 2010 ..........................          0%             0%               100%
May 13, 2011 ..........................          0%             0%               100%
May 13, 2012 ..........................          0%             0%               100%
May 13, 2013...........................          0%             0%                 0%
Weighted Average
 Life (in years)(1)....................       10.0            9.9               14.6
First Principal Distribution Date  ....      05/08          04/08              11/12
Last Principal Distribution Date  .....      05/08          04/08              02/13

------------
(1)    The weighted average life of the Class C Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                               CLASS D
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................        100%           100%               100%
May 13, 2000 ..........................        100%           100%               100%
May 13, 2001 ..........................        100%           100%               100%
May 13, 2002 ..........................        100%           100%               100%
May 13, 2003 ..........................        100%           100%               100%
May 13, 2004 ..........................        100%           100%               100%
May 13, 2005 ..........................        100%           100%               100%
May 13, 2006 ..........................        100%           100%               100%
May 13, 2007 ..........................        100%           100%               100%
May 13, 2008 ..........................          0%             0%               100%
May 13, 2009 ..........................          0%             0%               100%
May 13, 2010 ..........................          0%             0%               100%
May 13, 2011 ..........................          0%             0%               100%
May 13, 2012 ..........................          0%             0%               100%
May 13, 2013...........................          0%             0%                 0%
Weighted Average
 Life (in years)(1)....................       10.0            9.9               14.8
First Principal Distribution Date  ....      05/08          04/08              02/13
Last Principal Distribution Date  .....      05/08          04/08              04/13

------------
(1)    The weighted average life of the Class D Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

              PERCENTAGE OF INITIAL CERTIFICATE PRINCIPAL AMOUNT
                   OUTSTANDING FOR EACH DESIGNATED SCENARIO

                                                               CLASS E
                                        -----------------------------------------------------
           DISTRIBUTION DATE              SCENARIO 1      SCENARIO 2     SCENARIOS 3 AND 4
--------------------------------------  -------------- --------------  ---------------------
Initial Percent .......................        100%           100%               100%
May 13, 1999 ..........................        100%           100%               100%
May 13, 2000 ..........................        100%           100%               100%
May 13, 2001 ..........................        100%           100%               100%
May 13, 2002 ..........................        100%           100%               100%
May 13, 2003 ..........................        100%           100%               100%
May 13, 2004 ..........................        100%           100%               100%
May 13, 2005 ..........................        100%           100%               100%
May 13, 2006 ..........................        100%           100%               100%
May 13, 2007 ..........................        100%           100%               100%
May 13, 2008 ..........................          0%             0%               100%
May 13, 2009 ..........................          0%             0%               100%
May 13, 2010 ..........................          0%             0%               100%
May 13, 2011 ..........................          0%             0%               100%
May 13, 2012 ..........................          0%             0%               100%
May 13, 2013...........................          0%             0%                 0%
Weighted Average
 Life (in years)(1)....................       10.0            9.9               14.9
First Principal Distribution Date  ....      05/08          04/08              04/13
Last Principal Distribution Date  .....      05/08          04/08              05/13

------------
(1)    The weighted average life of the Class E Certificates is determined by
       (i) multiplying the amount of each distribution in reduction of Certificate Principal Amount of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Principal Amount referred to in clause (i).

                            THE POOLING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of May 11, 1998 (the "Pooling Agreement"), by and among the Seller, the Master Servicer, each Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling Agreement and terms and conditions of the Offered Certificates. The Seller will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling Agreement. Requests should be addressed to GS Mortgage Securities Corporation II, 85 Broad Street, New York, New York 10004; Attention: J. Theodore Borter.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Seller will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and the Marriott Desert Springs Parent Loan, without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Seller will cause to be delivered to the Trustee, with respect to each Mortgage Loan (i) the original Note endorsed without recourse to the order of the Trustee, as trustee; (ii) the original Mortgage(s) or counterpart(s) thereof; (iii) the assignment(s) of the Mortgage(s) in recordable form in favor of the Trustee;
(iv) to the extent not contained in the Mortgages, the original assignment of leases and rents or counterpart thereof; (v) if applicable, the original assignment of assignment of leases and rents to the Trustee; (vi) where applicable, a copy of the UCC-1 financing statements, if any, including UCC-3 assignments; (vii) the original lender's title insurance policy (or marked commitments to insure); and (viii) originals or copies of environmental indemnities, collateral assignments of management agreements and such other loan documents as are in the possession of the Seller, including original assignments thereof to the Trustee, unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Trustee in writing of such delay and shall deliver such documents to the Trustee, with copies of them to the Master Servicer, promptly upon the Seller's receipt thereof.

   The Trustee, or any custodian for the Trustee, will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan (in certain cases only to the extent such documents are identified by the Seller as being part of the related mortgage file) within 45 days after the later of delivery or execution of the Pooling Agreement and report any missing documents or certain types of defects therein to the Seller and the applicable Responsible Party.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling Agreement, the Seller will assign the representations and warranties made by each Responsible Party in the Loan Sale Agreement and the GMACCM Responsible Party Agreement to the Trustee for the benefit of Certificateholders. The representations and warranties to be assigned to the Trustee for the benefit of the Certificateholders are set forth on Exhibit A to this Prospectus Supplement.

   The Pooling Agreement requires that the Master Servicer, the Special Servicer or the Trustee notify the applicable Responsible Party and the Seller upon its becoming aware of any breach of any representation or warranty with respect to a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The GMACCM Responsible Party Agreement provides that with respect to the Crystal City Pool Loan, the Marriott Desert Springs Loan and the Showcase Loan, upon a breach by GMACCM of the representations and warranties set forth in the GMACCM Responsible Party Agreement, that remains uncured and which materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, GMACCM will repurchase such Mortgage Loan at the Repurchase Price. In the Loan Sale

Agreement, GSMC will make the representations and warranties set forth in Exhibit A with respect to the Mortgage Loans originated by GSMC and with respect to the Mortgage Loans originated by GMACCM, but only to the extent that GMACCM did not make such representations and warranties in the GMACCM Responsible Party Agreement, and that upon a breach of any of such representations and warranties that remains uncured and which materially and adversely affects the value of such Mortgage Loan, or the interest of the Certificateholders therein, GSMC will repurchase such Mortgage Loan at the Repurchase Price. The Pooling Agreement will provide that the Trustee will enforce the rights of the Trust Fund and Certificateholders under the Loan Sale Agreement and the GMACCM Responsible Party Agreement.

   Notwithstanding the foregoing, the Pooling Agreement will provide that upon discovery by the Trustee, the Special Servicer or the Master Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such party shall give prompt notice thereof to the Seller and the applicable Responsible Party and within 90 days after such discovery, if such breach cannot be cured within such period the applicable Responsible Party will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price and if GMACCM is not obligated to repurchase such Mortgage Loan pursuant to the terms of the GMACCM Responsible Party Agreement, GSMC will be required to purchase such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Responsible Parties to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Responsible Parties with respect to a Mortgage Loan. None of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective affiliates will be obligated to purchase a Mortgage Loan if the Responsible Parties default on their obligation to repurchase or cure, and no assurance can be given that the Responsible Parties will fulfill such obligations. See "The Seller" in the Prospectus. If such obligation is not met as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified.

   The "Repurchase Price" with respect to a Mortgage Loan shall be equal to the sum of (i) the outstanding principal balance of such Mortgage Loan (or relevant portion thereof) as of the date of purchase, (ii) all accrued and unpaid interest on such Mortgage Loan (or relevant portion thereof) at the related Mortgage Rate, in effect from time to time, to but not including the Due Date in the Collection Period of purchase, (iii) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate, and unpaid Special Servicing Fees allocable to such Mortgage Loan (or relevant portion thereof) and (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Seller and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties under the terms of the Pooling Agreement.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling Agreement requires each of the Master Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund in the best interests of and for the benefit of all of the holders of Certificates (as determined by the Master Servicer or the Special Servicer in the exercise of its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling Agreement and the Mortgage Loans, and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to the Mortgaged Properties, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to (i) any known relationship that the

Master Servicer or the Special Servicer, or an affiliate of the Master Servicer or the Special Servicer, as applicable, may have with the borrowers or any other parties to the Pooling Agreement; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as applicable; (iii) the Master Servicer's or the Special Servicer's obligation, as applicable, to make Advances; or (iv) the right of the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services under the Pooling Agreement or with respect to any particular transaction (the "Servicing Standard"). The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling Agreement. Notwithstanding any subservicing agreement, the Master Servicer or Special Servicer, as applicable, shall remain primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of the Pooling Agreement without diminution of such obligation or liability by virtue of such subservicing agreement. Any subservicing agreement entered into by the Master Servicer or Special Servicer, as applicable, will provide that it may be assumed or terminated by the Trustee, or any successor Master Servicer or Special Servicer, if the Trustee, or any successor Master Servicer or Special Servicer, has assumed the duties of the Master Servicer or Special Servicer, respectively. The Pooling Agreement provides, however, that none of the Master Servicer, the Special Servicer, or any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking any action in good faith, or for errors in judgment. The foregoing provision would not protect the Master Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of its obligations or duties under the Pooling Agreement. The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer's obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

   The Master Servicer initially will be responsible for the servicing and administration of the entire Mortgage Pool. The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan); (ii) the Master Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the related borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Master Servicer has received notice that the related borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan; (vi) a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; or (vii) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer; provided however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (b) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Master Servicer, or (c) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in any case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan. With respect to any Specially Serviced Mortgage Loan the Master Servicer will transfer its servicing responsibilities to the Special Servicer, but will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan and to make remittances and prepare certain reports to the Certificateholders with respect to such Mortgage Loan and upon the curing of such events the servicing of such Mortgage Loan will be returned to the Master Servicer.

   The Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans consistent with the Servicing Standard. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. For any Mortgage Loan with respect to which, under the terms of the related loan documents, the mortgagee may, in its discretion, apply insurance proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Prepayment Lockout Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interest of all Certificateholders. The Master Servicer and the Special Servicer will be directed in the Pooling Agreement not to take any enforcement action other than requests for payment with respect to payment of Excess Interest or principal in excess of the principal component of the Monthly Payment prior to the final maturity date. The Master Servicer will also be permitted to forgive the payment of Excess Interest under the circumstances described under "--Realization Upon Mortgage Loans; Modifications" below. With respect to any defaulted Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans; Modifications," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Special Servicer may elect to extend a Specially Serviced Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Master Servicer will be obligated to advance, on the Business Day immediately preceding a Distribution Date (the "Master Servicer Remittance Date"), an amount (each such amount, a "P&I Advance") equal to the total or any portion of the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Master Servicer Remittance Date), or, with respect to a Mortgage Loan for which the Special Servicer has elected to extend the payments as described in "--Realization Upon Mortgage Loans; Modifications" herein, the amount equal to the lesser of
(a) the related Extended Monthly Payment or (b) the Monthly Payment (with interest calculated at the Net Mortgage Rate plus the Trustee Fee Rate) that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make a P&I Advance to the extent it determines that such Advance would not ultimately be recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to such Mortgage Loan as to which such Advances were made. The Master Servicer will not be required or permitted to make an advance for Excess Interest, Default Interest or Prepayment Premiums. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of scheduled payments (or Extended Monthly Payments) on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the

Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

   The Master Servicer will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances" and, together with P&I Advances, "Advances") to pay delinquent real estate taxes, ground lease rent payments, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain such Mortgaged Property. In addition, the Special Servicer may be obligated to make certain Property Advances with respect to Specially Serviced Mortgage Loans.

   The obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be ultimately recoverable by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be ultimately recoverable from the foregoing sources, then the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to be reimbursed for such Advance, plus interest thereon at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee (or in the case of the Trustee or Fiscal Agent, the Seller) setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the Master Servicer or the Special Servicer in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards and methodologies on the applicable Mortgaged Properties).

   To the extent the Master Servicer or Special Servicer fails to make an Advance it is required to make under the Pooling Agreement, the Trustee, subject to a determination of recoverability, will be required to make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling Agreement. The Trustee and the Fiscal Agent (or the Master Servicer with respect to a Property Advance required to be made by the Special Servicer) will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer (or the Special Servicer). See "--Duties of the Trustee" and "--Duties of the Fiscal Agent" below.

   The Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it equal to the amount of such Advance and interest accrued thereon at the Advance Rate from (i) late payments on the Mortgage Loan by the borrower,
(ii) insurance proceeds, condemnation proceeds or liquidation proceeds from the sale of the defaulted Mortgage Loan or the related Mortgaged Property or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at the Prime Rate (the "Advance Rate"), compounded monthly, as of each

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Master Servicer Remittance Date and the Master Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in The Wall Street Journal, New York edition.

ACCOUNTS

   LOCK BOX ACCOUNTS. With respect to each Mortgage Loan other than the Crystal City Pool Loan, the One Commerce Square Loan and the Marriott Desert Springs Loan, one or more accounts in the name of the mortgagee (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or borrower. See "Description of the Mortgaged Properties and the Mortgage Loans" herein. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that funds on deposit in the Lock Box Accounts are periodically swept into the Collection Account with the balance, if any, to be remitted to the related borrower. With respect to the One Commerce Square Loan, the Lock Box Account is established in the name of the One Commerce Square Borrower but is under the sole dominion and control of the mortgagee. With respect to the Marriott Desert Springs Loan, the Marriott Desert Springs Borrower has established the Marriott Desert Springs Manager's Account in the name of the Marriott Desert Springs Manager and upon the occurrence of a Marriott Desert Springs Lock Box Event, the Marriott Desert Springs Borrower is required to establish a Lock Box Account. With respect to the Crystal City Pool Loan, (i) until a Crystal City Pool Lock Box Trigger Event has occurred, the Crystal City Pool Borrower is required to deposit all payments received into a Crystal City Pool Property Level Sweep Account and (ii) upon the occurrence of a Crystal City Pool Lock Box Trigger Event the Crystal City Pool Borrower is required to deposit all payments into the Crystal City Pool Deposit Account, under the sole dominion and control of the mortgagee. The Lock Box Accounts will not be assets of the Trust REMICs.

   COLLECTION ACCOUNT. On each Due Date, the Master Servicer will be required to withdraw from each Lock Box Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into a segregated account (the "Collection Account") established pursuant to the Pooling Agreement for application towards the Monthly Payment due on the related Mortgage Loan. With respect to the Marriott Desert Springs Loan and the Crystal City Pool Loan, to the extent the borrowers thereunder are not required to maintain a Lock Box Account, the Master Servicer will be required to direct such borrower to pay their Monthly Payments on each Due Date directly into the Collection Account. Any excess funds in the Lock Box Accounts over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower, provided no event of default of which the Master Servicer is aware has occurred and is continuing with respect to such Mortgage Loan. However, after the Anticipated Repayment Date for a Mortgage Loan, all amounts in the related Lock Box Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses (except to the extent such expenses will be met through disbursements from the Reserve Accounts), (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) if applicable, Excess Interest, in that order and the Master Servicer will be required to withdraw the amounts referred to in clauses (ii) and (iii) above from the Lock Box Accounts and deposit them into the Collection Account on each Due Date. The Master Servicer will also be required to deposit into the Collection Account within one Business Day of receipt all other payments in respect of the Mortgage Loans, other than amounts deposited into any Reserve Account.

   DISTRIBUTION ACCOUNTS. The Trustee will be required to establish and maintain two segregated accounts (the "Lower-Tier Distribution Account" and the "Upper-Tier Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates entitled to distributions therefrom. With respect to each Distribution Date, the Master Servicer will be required to disburse from the Collection Account and deposit into the Lower-Tier Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an aggregate amount of immediately available funds

                              S-278
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equal to the sum of (i) the Available Funds, and (ii) the portion of the
Servicing Compensation representing the Trustee Fee. In addition, the Master Servicer will be required to deposit all P&I Advances into the Lower-Tier Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Lower-Tier Distribution Account as described herein. On each Distribution Date, the Trustee (i) will be required to withdraw amounts distributable on such date on the Regular Certificates and on the Class R Certificates (which are expected to be zero) from the Lower-Tier Distribution Account and deposit such amounts in the Upper-Tier Distribution Account. See "Description of the Offered Certificates--Distributions" herein.

   INTEREST RESERVE ACCOUNT. The Trustee will be required to establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Master Servicer will be required to deposit, in respect of each Mortgage Loan other than the Crystal City Pool Loan, an amount equal to one day's interest at the related Mortgage Rate on the respective Stated Principal Balance, as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, of each such Loan, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On each Master Servicer Remittance Date occurring in March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Lower-Tier Distribution Account.

   The Trustee will be required to also establish and maintain one or more segregated accounts for the "Excess Interest Distribution Account" in the name of the Trustee for the benefit of the Certificateholders entitled to distributions therefrom, the "Class Q Distribution Account" in the name of the Trustee for the benefit of the holders of the Class Q Certificates and the "Class M Distribution Account" in the name of the Trustee for the benefit of the holders of the Class M Certificates.

   The Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Class M Distribution Account will be held in the name of the Trustee (or the Master Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Master Servicer will be authorized to make withdrawals from the Collection Account and the Interest Reserve Account. Each of the Collection Account, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, any escrow account, the Excess Interest Distribution Account, the Class Q Distribution Account and the Class M Distribution Account will be either (i) (A) an account maintained with either a federal or state chartered depository institution or trust company the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or in the case of the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by Fitch, "Aa3" by Moody's or, if applicable, the short term rating equivalent thereof) or (B) as to which the Master Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates, or
(ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity (an "Eligible Bank"). Amounts on deposit in the Collection Account, the Interest Reserve Account and any REO Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account will be paid to the Master Servicer as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account will be deposited into the Collection Account.

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WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Master Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling Agreement: (i) to remit on or before each Master Servicer Remittance Date (A) to the Lower-Tier Distribution Account an amount equal to the sum of (I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Class Q Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, if any, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and (D) to the Interest Reserve Account an amount required to be withheld as described above under "--Accounts--Interest Reserve Account;"
(ii) to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to the terms of the Pooling Agreement for Advances made by any of them and interest on Advances, the Master Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under "--Advances;" (iii) to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Compensation representing the Trustee
Fee) in respect of the immediately preceding Interest Accrual Period; (iv) to pay on or before each Distribution Date to any person with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Seller for unpaid Servicing Compensation (in the case of the Master Servicer, the Special Servicer or the Trustee), and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling Agreement; (vi) to pay to the Trustee amounts requested by it to pay any taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC;
(vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

SUCCESSOR MANAGER

   With respect to each Mortgage Loan, the Master Servicer or the Special Servicer, as applicable, will be required to enforce the Trustee's rights with respect to the manager under the related Mortgage Loan and management agreement. In the event the Master Servicer or the Special Servicer is entitled itself to terminate, or to cause the related borrower to terminate, the manager under the Mortgage Loan, the Master Servicer or the Special Servicer, as the case may be, will be required to promptly give notice of its right to terminate the manager to the Trustee (who will copy the holders of Certificates and the Rating Agencies). The most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates are the only Classes outstanding (other than the Coupon Strip Certificates or the Class Q, Class M or Residual Certificates), the Class A Certificates and the Coupon Strip Certificates together will be treated as the most subordinate Class of Certificates) will have the right to recommend termination of the manager and, if so, to recommend a Successor Manager. Holders of Certificates representing Voting Rights of greater than 50% of such subordinate Class of Certificates will have ten Business Days from the receipt of such notice to respond to such notice. Upon receipt of a recommendation to terminate the manager and appoint a Successor Manager, the Master Servicer or the Special Servicer, as the case may be, will be required to give notice of such recommendation to the Trustee (who will copy the holders of Certificates) and effect such recommendation unless: (i) within five business days of the receipt of notice of such recommendation holders of Certificates representing Voting Rights of greater than 50% of any Class of Certificates which is assigned a rating by any Rating Agency on the Closing Date reject such proposed Successor Manager; or (ii) the Master Servicer or the Special Servicer, as the case may be, determines that effecting such recommendation to terminate is not consistent with the Servicing Standard and the

                              S-280
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Master Servicer or Special Servicer elects not to effect such recommendation. If the Master Servicer or the Special Servicer, as the case may be, does not receive a required response (or if the response received is inconsistent) and the Master Servicer or the Special Servicer, as the case may be, determines it is consistent with the Servicing Standard to terminate the manager or in the event the manager is otherwise terminated or resigns under the related Mortgage or management agreement, the Master Servicer or the Special Servicer, as applicable, will be required to use its best efforts, or if applicable cause the related borrower, to retain a Successor Manager (or the recommended Successor Manager, if any) on terms substantially similar to the existing management agreement or, failing that, on terms as favorable to the Trust Fund as can reasonably be obtained. For purposes of this paragraph, a "Successor Manager" shall be reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, shall not cause a qualification, withdrawal or downgrading of any of the ratings assigned to the Certificates by the Rating Agencies, as evidenced in writing, and shall be a professional management corporation or business entity which manages, and is experienced in managing, other comparable commercial properties and meets any criteria in the related loan documents.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Master Servicer or the Special Servicer, with respect to Specially Serviced Mortgage Loans, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Master Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Master Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon, provided that (a) the proposed transfer is in compliance with the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   Subject to certain exceptions in the case of certain of the Mortgage Loans (see "Description of the Mortgaged Properties and the Mortgage Loans" herein), the Mortgage Loans contain provisions in the nature of a "due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall, at the mortgagee's option, become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Master Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Master Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates.

   See "Certain Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" in the Prospectus.

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INSPECTIONS

   The Master Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards, but in any event (i) the Master Servicer is required to inspect each Mortgaged Property with an Allocated Loan Amount of
(a) $5,000,000 or more at least once every 12 months and (b) less than $5,000,000 at least once every 24 months, in each case commencing in May 1999 (or at such other times, provided each Rating Agency has confirmed in writing to the Master Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Master Servicer (or with respect to Specially Serviced Mortgage Loans, the Special Servicer) is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months until such condition ceases to exist. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case such cost will be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   The Pooling Agreement requires that each of the Master Servicer and the Special Servicer cause a nationally recognized firm of independent public accountants (which may render other services to the Master Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee on or before April 30 of each year, beginning April 30, 1999, a report which expresses an opinion to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has complied with certain minimum mortgage loan servicing standards identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America over the servicing of mortgage loans including the Mortgage Loans for the preceding calendar year is fairly stated in all material respects, based on an examination, conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, except for such exceptions and other qualifications stated in such report.

   The Pooling Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee, on or before April 30 of each year, beginning April 30, 1999, an officers' certificate of the Master Servicer or the Special Servicer, as the case may be, stating that, to the best of each such officer's knowledge, the Master Servicer or the Special Servicer, as the case may be, has fulfilled its obligations under the Pooling Agreement in all material respects throughout the preceding calendar year or, if there has been a default, specifying each default known to each such officer and the nature and status thereof, that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either Trust REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

CERTAIN MATTERS REGARDING THE SELLER, THE MASTER SERVICER AND THE SPECIAL
SERVICER

   Each of the Master Servicer and each Special Servicer may assign its rights and delegate its duties and obligations under the Pooling Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each of the Rating Agencies that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates. The Pooling Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or the Special Servicer, as the case may be, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until a successor Master Servicer or Special Servicer has assumed

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the obligations of the Master Servicer or the Special Servicer under the
Pooling Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will be treated as Realized Losses.

   The Pooling Agreement also provides that none of the Seller, the Master Servicer, the Special Servicer, nor any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that neither the Seller, the Master Servicer, the Special Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation, or other representation or specific liability provided in the Pooling Agreement, or
(ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations or duties thereunder. The Pooling Agreement further provides that the Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with or relating to the Pooling Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder, in each case by the person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling Agreement, or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained in the Pooling Agreement.

   In addition, the Pooling Agreement provides that none of the Seller, the Master Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling Agreement and which in its opinion does not expose it to any expense or liability. The Seller, the Master Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer will be entitled to be reimbursed therefor from the Collection Account.

   The Seller is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer or the Trustee under the Pooling Agreement. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling Agreement. In the event the Seller undertakes any such action, it will be reimbursed and indemnified by the Trust Fund in accordance with the standard set forth above. Any such action by the Seller will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling Agreement.

   Any person into which the Seller or the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Seller or the Master Servicer is a party, or any person succeeding to the business of the Seller or the Master Servicer, will be the successor of the Seller or the Master Servicer, as the case may be, under the Pooling Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Seller or the Master Servicer under the Pooling Agreement.

EVENTS OF DEFAULT

   Events of default of the Master Servicer (each, with respect to the Master Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Master

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Servicer to remit to the Collection Account or any failure by the Master
Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account or Class M Distribution Account any amount required to be so remitted at the time required to be remitted pursuant to the Pooling Agreement (which failure is not remedied by 11 A.M. on the related Distribution Date); or (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Seller or the Trustee, or to the Master Servicer and to the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; provided that if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided, further, that the failure of the Master Servicer to perform any covenant or agreement contained in the Pooling Agreement (other than as provided in clause (i) above) as a result of an inconsistency between this Agreement and any Mortgage Loan document shall not be a Master Servicer Event of Default hereunder; or (iii) any failure by the Master Servicer to make any Advances as required pursuant to the Pooling Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Master Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (v) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Master Servicer indicating its insolvency or inability to pay its obligations.

   Events of default of the Special Servicer (each, with respect to the Special Servicer, an "Event of Default") under the Pooling Agreement consist, among other things, of (i) any failure by the Special Servicer to remit to the Collection Account any amount so required under the Pooling Agreement; or
(ii) any failure by the Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties under the Pooling Agreement which continues unremedied for a period of 30 days after the giving of written notice of such failure to the Special Servicer by the Master Servicer, the Seller or the Trustee, or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) confirmation in writing by any Rating Agency that not terminating the Special Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; or (iv) certain events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Special Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Master Servicer (acting as Master Servicer or Special Servicer) occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as Master Servicer under the Pooling Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Master Servicer under the Pooling Agreement, the Master Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling Agreement. In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated, the Master Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Master Servicer, the Trustee will succeed to all authority and power of the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) under the Pooling Agreement and will be entitled to the compensation arrangements to which the Master Servicer (and the Special Servicer if the Special Servicer is also the Master Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all

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Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Master Servicer or Special Servicer, will not cause a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Master Servicer or Special Servicer under the Pooling Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid. If the compensation payable to such successor exceeds that to which the predecessor Master Servicer was entitled, the additional servicing compensation will be allocated to the Certificates in the same manner as Realized Losses.

   If the Special Servicer is not the Master Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee may, and at the direction of the holders of at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will be required to, terminate the Special Servicer and the Trustee will succeed to all the power and authority of the Special Servicer under the Pooling Agreement, unless such termination and succession would result in the downgrading, qualification or withdrawal of the then current ratings assigned to any Class of Certificates, as evidenced in writing by each Rating Agency, in which case, a successor Special Servicer shall be appointed in accordance with the Pooling Agreement. The Trustee or other successor Special Servicer which succeeds to the power and authority of the Special Servicer will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling Agreement to institute any proceeding with respect to the Pooling Agreement or the Mortgage Loans, unless, with respect to the Pooling Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling Agreement, and of the continuance thereof, and unless also the holders of Certificates of each Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling Agreement may be amended at any time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the rating assigned to each of the Classes of Certificates by each Rating Agency; and (vi) to make any other provisions with respect to matters which are not inconsistent with any other provisions therein and will not result in a qualification withdrawal or

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downgrading of the then current ratings assigned to the Certificates. The
Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement; or (iv) amend the section in the Pooling Agreement relating to the amendment of the Pooling Agreement, in each case without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class Q, Class M, Class R and Class LR Certificates; (b) 6% in the case of the Class X Certificates, provided that the Voting Rights of the Class X Certificates will be reduced to zero upon the reduction of the Notional Amount thereof to zero (the applicable percentage from time to time is the "Fixed Voting Rights Percentage"); (c) in the case of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests.

REALIZATION UPON MORTGAGE LOANS; MODIFICATIONS

   SPECIALLY SERVICED MORTGAGE LOANS; APPRAISALS; EXTENSIONS. Within 60 days following the occurrence of an Appraisal Reduction Event, the Special Servicer will be required to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an independent appraiser in accordance with MAI standards (an "Updated Appraisal"); provided, that, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old. The cost of any Updated Appraisal shall be a Property Advance to be paid by the Master Servicer.

   Following a default in the payment of any principal balance and accrued interest remaining unpaid on the maturity date of a Mortgage Loan, the Special Servicer may either foreclose or elect to grant up to three consecutive one-year extensions of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the maturity date (or the first or second anniversary thereof in the case of the second or third extension, respectively), the related borrower had made twelve consecutive Monthly Payments (or Extended Monthly Payments in the case of the second or third extension) on or prior to their Due Dates, (ii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the servicing standard described herein and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iii) such extension requires that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan, (iv) the Special Servicer terminates the related manager unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of such Mortgaged Properties and (v) such extension requires the related borrower to make Extended Monthly

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Payments. The Special Servicer's determination to extend shall be made in the Special Servicer's good faith judgment, and may, but is not required to be, based on an Updated Appraisal.

   The Special Servicer will not be permitted to agree to any extension of a Mortgage Loan beyond the date which is two years prior to the Rated Final Distribution Date. If such borrower fails to make an Extended Monthly Payment during the initial extension period, no further extensions will be granted. The "Extended Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in the payment of any principal balance and accrued interest remaining unpaid on its maturity date, is equal to (a) the principal portion of a revised monthly payment (which will be calculated based on an amortization schedule which would fully amortize such principal balance and accrued interest over a term that does not extend past the date occurring two years prior to the Rated Final Distribution Date (commencing on the maturity date of such Mortgage Loan) and an interest rate no less than the Mortgage Rate with respect to such Mortgage Loan), and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Extended Monthly Payments may include interest at a rate lower than the related Default Rate (but, except as otherwise provided in the Pooling Agreement, not lower than the related Mortgage Rate). In no event will the Special Servicer be permitted to extend any Mortgage Loan at a rate lower than the Mortgage Rate.

   The Master Servicer or Special Servicer shall be permitted, in its discretion, to waive all or any accrued Excess Interest if, prior to the related maturity date, the related borrower has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer or Special Servicer, as applicable, determines that (i) in the absence of the waiver of such Excess Interest, there is a reasonable likelihood that the Mortgage Loan will not be paid in full on the related Maturity Date and (ii) waiver of the right to such accrued Excess Interest is reasonably likely to produce a greater payment in the aggregate to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver shall not be effective until such prepayment is tendered.

   STANDARDS FOR CONDUCT GENERALLY IN EFFECTING FORECLOSURE OR THE SALE OF DEFAULTED LOANS. In connection with any foreclosure, enforcement of the loan documents, or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding anything herein to the contrary, the Pooling Agreement will provide that the Special Servicer will not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, or the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and
(ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or

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regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code Section 860G(a)(8). The Pooling Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier REMIC will not be taxable on income received with respect to a Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Lower-Tier REMIC, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, such as a hotel property, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. The Pooling Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMIC Certificates--Income from Residual Certificates--Prohibited Transactions; Special Taxes" in the Prospectus.

   The Pooling Agreement will provide that the Special Servicer may offer to sell to any person any defaulted Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling Agreement, including extensions thereof. The Special Servicer is required to give the Trustee not less than five days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer is required to accept the highest offer (of at least three offers) received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

    In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be a fair price by the Trustee (based solely upon updated independent appraisals received by the Trustee), if the highest offeror is affiliated with the Special Servicer. Neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Pooling Agreement will not obligate the Special Servicer to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

   Following a default in the payment of principal or interest on a Mortgage Loan, the Special Servicer, after consultation with, and agreement by, the Master Servicer, may elect not to foreclose or institute similar proceedings or modify such Mortgage Loan (as described below) and instead the Master Servicer shall continue to make P&I Advances with respect to such delinquencies so long as the Special Servicer, in its reasonable judgment, after consultation with, and agreement by, the Master Servicer, concludes (a) that the election not to foreclose or modify would likely result in a greater recovery, on a present value basis, than would foreclosure or modification and (b) such P&I Advances will not be Nonrecoverable Advances. With respect to such conclusions, the Master Servicer may conclusively rely (absent manifest error) on the Special Servicer's computations and analysis.

   MODIFICATIONS. During the term of a Mortgage Loan, the Special Servicer may, consistent with the Servicing Standard, agree to modify such Specially Serviced Mortgage Loan to reduce the amount of principal (but, except as otherwise provided below, not interest) payable monthly on such Mortgage Loan provided that (a) a material default in respect of payment on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification is reasonably likely to produce a greater recovery to Certificateholders, on a net present value basis, than would liquidation; (b) the Special Servicer terminates the related manager (unless the Special Servicer determines that retaining such manager is conducive to maintaining the value of the related Mortgaged Properties); and (c) the Special Servicer may only agree to reductions of principal constituting deferrals and not forgiveness of principal and lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three reductions of twelve months or less each; provided, however, Certificateholders representing greater than 66 2/3% of all Voting Rights may direct the Special Servicer not to agree to any such modification. The Special Servicer will be required to promptly provide a copy of such proposed modification to the Master Servicer, the Rating Agencies and the Trustee. The Trustee will be required, within five Business Days, to notify, in writing, all of the Certificateholders that have Voting Rights for such proposed modification. For purposes of determining whether Certificateholders representing 66 2/3% of all Voting Rights have directed the Special Servicer not to agree to such modification, each Certificateholder will have 15 days to respond to such notice, and any Certificateholder that has not responded within such time period will be deemed to have consented to such modification. In the event that the Special Servicer is directed not to agree to such modification, the Special Servicer will continue to have the options described elsewhere herein, including foreclosure, subject to the following paragraph, or, if applicable, extension of the related Mortgage Loan.

   Additionally, the Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term or forgive or defer interest on and principal of, and/or add collateral for, any Specially Serviced Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (the

"Directing Class"), subject, however, to each of the following limitations, conditions and restrictions: (a) a material default in respect of such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a net present value basis, than would liquidation; (b) no reduction in the scheduled monthly payment of interest on any Mortgage Loan as a result of such modification, waiver or amendment may result in an Interest Shortfall (as computed by the Trustee) to any Class other than the Directing Class, determined as of the date of such modification, waiver or amendment; (c) any reduction in the scheduled monthly payment of principal and/or interest on any Mortgage Loan must require that all cash flow on all related Mortgaged Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan; (d) the Special Servicer may only agree to reductions of principal and/or interest lasting a period of no more than twelve consecutive months and, in the aggregate, to no more than three periods of twelve months or less each; (e) the Special Servicer may not reduce any Prepayment Premium or Prepayment Lockout Period; (f) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Principal Amount of the Directing Class less the sum of (x) the aggregate amount of Appraisal Reduction Amounts then outstanding and (y) the aggregate amount of Interest Shortfalls (as computed by the Trustee) then outstanding (other than with respect to the Directing Class); and (g) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations. For the purpose of determining the Percentage Interest of the Directing Class, the Certificates held by any Certificateholder that holds, or whose affiliate holds, any debt of any of the borrowers, or any of the affiliates of the borrowers, under the Mortgage Loans, shall not be taken into consideration. If the Certificateholders representing 100% of the Percentage Interests of the second most subordinate Class of Certificates then outstanding consent to such modification, waiver or amendment, the Directing Class for purposes of the determinations made in clauses (b) and
(f) shall include the second most subordinate Class of Certificates and the amount by which principal can be reduced shall not be in excess of 80% of the aggregate principal balance of both such Classes less the items specified in clauses (f)(x) and (y) above. A modification pursuant to this paragraph is not subject to the veto of Certificateholders set forth in the preceding paragraph.

   The Master Servicer or the Special Servicer, as applicable, will be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable if, and only if, such modification, waiver or amendment (a) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulations Section 1.860G-2(b)(3), as evidenced by an Opinion of Counsel, (b) would be in accordance with the Servicing Standard and (c) would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto. The Master Servicer or the Special Servicer, as applicable, shall provide copies of any modifications, waiver or amendment to each Rating Agency.

OPTIONAL TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

   The Seller and, if the Seller does not exercise its option, the Master Servicer and, if neither the Seller nor the Master Servicer exercises its option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and the Marriott Desert Springs Parent Loan and all property acquired in respect of any Mortgage Loan or the Marriott Desert Springs Parent Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of
(i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan and the Marriott Desert Springs Parent Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan and the Marriott Desert Springs Parent Loan (including any Mortgage Loans and the Marriott Desert Springs Parent Loan as to which title to the related Mortgaged Property (or the pledged collateral in the case of the Marriott Desert Springs Parent Loan) has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date, and (D) unreimbursed Property Advances, and unpaid servicing compensation, special servicing compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate and (ii) the aggregate fair market value of the Mortgage Loans and the Marriott Desert Springs Parent Loan and all other property acquired in respect of any Mortgage Loan or the Marriott Desert Springs Parent Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Master Servicer, together with one month's interest thereon at the related Mortgage Rates (or interest rate in the case of the Marriott Desert Springs Parent
Loan). There can be no assurance that payment of the Certificate Principal Amount, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Trust Fund. See "Description of the Certificates--Termination" in the Prospectus.

   Any Mortgage Loan purchased under the circumstances described in the preceding paragraph will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.

THE TRUSTEE

   LaSalle National Bank, a national banking association with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset Backed Securities Trust Services Group--GSMSCII--GL--II.

   The Trustee may resign at any time by giving written notice to the Seller, the Master Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Seller will appoint a successor trustee reasonably acceptable to the Master Servicer. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Seller may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Seller, the Master Servicer, the Trustee and the

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Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by Fitch and "Aa2" by Moody's, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and the Fiscal Agent under the Pooling Agreement, the Trustee and the Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus reimbursement for all Advances made by them and interest thereon as provided in the Pooling Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") at a specified rate (the "Trustee Fee Rate"), payable by the Master Servicer out of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. The Master Servicer and the Special Servicer each indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of the Master Servicer's or the Special Servicer's duties as applicable, under the Pooling Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Seller and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and the Master Servicer (except for the information under "--The Master Servicer") will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates or the Mortgage Loans, this Prospectus Supplement or related documents.

   In the event that the Master Servicer fails to make a required Advance, the Trustee (or with respect to a Property Advance required to be made by the Special Servicer, the Master Servicer, and if the Master Servicer so fails, the Trustee), will be obligated to make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer, as applicable, that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to same extent as the Master Servicer or Special Servicer, as applicable.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling

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Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling Agreement.

   In addition, pursuant to the Pooling Agreement, the Trustee, at the cost and expense of the Seller, based upon reports, documents, and other information provided to the Trustee, will be obligated to file with the Securities and Exchange Commission (the "Commission"), in respect of the Trust and the Certificates, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, and any other Form 8-K reports required to be filed pursuant to the Pooling Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674-4107.

   The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee (in which event, the Fiscal Agent shall be deemed to have been removed), (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. Except as provided in (iii) above, no resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to each Rating Agency, as evidenced in writing (which may be the Trustee) shall have assumed the Fiscal Agent's obligations and duties under the Pooling Agreement. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, Class M Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information in the first sentence under the preceding section with the heading "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent will not be liable except for the performance of such duties and obligations. The Fiscal Agent will not be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Upper-Tier Distribution Account, Lower-Tier Distribution Account, Interest Reserve Account, Excess Interest Distribution Account, Class Q Distribution Account, Class M Distribution Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, nor will the Fiscal Agent be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under the Pooling Agreement.

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    In the event that the Master Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will be obligated to make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer, Special Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Master Servicer.

THE MASTER SERVICER

   GMAC Commercial Mortgage Corporation ("GMACCM") will initially act as the Master Servicer. The following information has been provided by GMACCM. None of the Seller, the Trustee, the Underwriter, or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

   GMACCM, a corporation organized under the laws of the State of California, is a wholly-owned direct subsidiary of GMAC Mortgage Group, Inc., which in turn is a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMACCM are located at 650 Dresher Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 328-4622. As of December 31, 1997, GMACCM was the servicer of a portfolio of multifamily and commercial mortgage loans totaling approximately $40 billion in aggregate outstanding principal amounts. Neither the Master Servicer, its parent nor any of its affiliates will guarantee the Certificates or the assets included in the Trust Fund.

   Pursuant to the terms of the Pooling Agreement, the Master Servicer will be required to indemnify the Seller and the Trustee for any losses, fines, judgments, costs and expenses incurred by them as a result of the Master Servicer's willful misfeasance, bad faith or negligent failure to comply with its duties and obligations under the Pooling Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling Agreement, the Master Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the sum for each Mortgage Loan of the product of (i) 1/12 times a per annum rate of (a) with respect to the Showcase Loan, 0.0440%; (b) with respect to the Crystal City Pool Loan, 0.0390%; (c) with respect to the Marriott Desert Springs Loan, 0.0490%; (d) with respect to the Tharaldson Pool A Loan and with respect to the Tharaldson Pool B Loan, 0.0440%; (e) with respect to the Pier 39 Loan, 0.0290%; (f) with respect to the Americold Pool Loan and the URS Pool Loan, 0.0190%; (g) with respect to the One Commerce Square Loan, 0.0165%; and with respect to the Green Acres Loan, 0.0190% (in each case, the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan, provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Servicing Fee includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest Shortfalls with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee payable to the Master Servicer with respect to all the Mortgage Loans (but not the fees payable to the Trustee or Rating Agencies) for the related Distribution Date shall be reduced up to the amount sufficient to fully offset such Prepayment Interest Shortfalls. The Master Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Master Servicer will also be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Collection Account and the Reserve Accounts (to the extent not payable to the related borrower under the related Mortgage Loan or applicable law). The Servicing Fee includes certain amounts which will be paid to the Rating Agencies for on-going monitoring and surveillance of the Certificates by the Rating Agencies and for certain filing fees and related expenses.

    In addition, the Master Servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items (but not including any yield maintenance charge or prepayment premiums), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to the Pooling Agreement.

   The Master Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it.

SPECIAL SERVICERS

   GMACCM will initially be appointed as special servicer of the Mortgage Loans, (in such capacity, the "Special Servicer"). The Special Servicer will, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement will provide that although more than one Special Servicer may be appointed, only one Special Servicer may specially service any Mortgage Loan.

   The Special Servicer will be obligated to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, in the event that the Class A Certificates and the Coupon Strip Certificates are the only Classes outstanding, the Class A Certificates and the Coupon Strip Certificates together will be treated as the subordinate Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   Pursuant to the Pooling Agreement, the Special Servicer will be entitled to certain fees, including a special servicing fee (and if the Special Servicer is the Master Servicer, such fees will be in addition to the Servicing Fee), payable with respect to each Interest Accrual Period, equal to the product of (i) 1/12 times a per annum rate of 0.35% and (ii) the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"); provided, that such amounts shall be computed on the basis of the same principal amount and, in connection with any partial interest payment, for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. The Special Servicer will be entitled, in addition to the Special Servicing Fee, to receive a "Liquidation Fee" equal to 0.75% of the amount equal to (x) the proceeds of the sale of any Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and to receive a "Rehabilitation Fee" with respect to any Mortgage Loan which ceases to be specially serviced and has made three consecutive Monthly Payments on or prior to the related Due Dates after the Mortgage Loan has ceased to be a Specially Serviced Mortgage Loan in an amount equal to 0.75% of the highest Stated Principal Balance of such Mortgage Loan during the period in which it was specially serviced; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of the Pooling Agreement. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party as described herein under "--Representations and Warranties; Repurchase," (ii) by the Master Servicer, the Seller or the Certificateholders as described herein under "--Optional Termination; Optional Mortgage Loan Purchase," or
(iii) in certain other limited circumstances. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to make payments on the Certificates.

MASTER SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Master Servicer and the Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or the Special Servicer could cause a conflict relating to the

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Master Servicer's or the Special Servicer's duties pursuant to the Pooling
Agreement and the Master Servicer's or the Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling Agreement provides that the Master Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof. Additionally, the Pooling Agreement provides that (i) an affiliate of a borrower may not vote with respect to matters where there is a potential conflict of interest, (ii) any Certificateholder that is also the holder of any debt of any of the affiliates of any of the borrowers under the Mortgage Loans may not vote with respect to selecting, or directing the actions of the Special Servicer with respect to such Mortgage Loan, and (iii) the Special Servicer may not be the holder of any debts of the affiliates of the borrowers under the Mortgage Loans.

REPORTS TO CERTIFICATEHOLDERS

   On each Distribution Date, the Trustee is obligated to mail to each Certificateholder, to the Seller, the Paying Agent, the Master Servicer, the Special Servicer and the Rating Agencies a statement setting forth certain information with respect to the Mortgage Loans and the Certificates required pursuant to the Pooling Agreement. Certain information made available on the monthly reports to Certificateholders can be retrieved via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement No. 334. In addition, to the extent provided to it by the Master Servicer, the Trustee shall make available upon request to each Certificateholder and Rating Agency a quarterly report and an annual summary of quarterly reports setting forth certain information with respect to the borrowers and the Mortgaged Properties. Such quarterly and annual summaries will be prepared by the Master Servicer solely from information provided to the Master Servicer pursuant to the Mortgage Loans without modification, interpretation or analysis (except that the Master Servicer will use its best efforts to isolate management fees and funded reserves from borrower reported expenses, if necessary) and the Master Servicer shall not be responsible for the completeness or accuracy of such information (except that the Master Servicer will use its best efforts to correct patent errors). Certain information regarding the Mortgage Loans will be made available by the Trustee in electronic format through a dial-up bulletin board service available by calling (714) 282-3990. Additionally, certain information regarding the Mortgage Loans will be made accessible at the web site maintained by LaSalle National Bank at www.lnbabs.com. The Master Servicer may but is not required to make available certain additional information over the Internet. A form of the monthly reports is included herein as Exhibit C. Within a reasonable period of time after each calendar year, the Trustee is obligated to furnish to each person who at any time during such calendar year was the holder of a Certificate a statement containing certain information with respect to the Certificates required pursuant to the Pooling Agreement, aggregated for such calendar year or portion thereof during which such person was a Certificateholder. See "Description of the Certificates--Reports to Certificateholders" in the Prospectus.

   The Trustee will mail to each Certificateholder upon written request (provided that each Certificateholder may only make one request per month and will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), the Current Report on Form 8-K filed by the Trustee, which will include copies of all quarterly and annual summaries and a list of all quarterly and annual financial statements and other financial and property information of the borrowers provided to the Master Servicer pursuant to the Mortgage Loans (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) as well as notice of certain events with respect to the Mortgage Loans which may affect Certificateholders, such as amendments, modifications and waivers, imminent or actual defaults and proposed prepayments. Additionally, the Master Servicer shall make available (to the extent not inconsistent with the related borrower's rights under the Mortgage Loan or applicable law) to the Rating Agencies and to the Trustee, which shall make available to the Certificateholders upon written request (provided that each such Certificateholder will be required to pay any expenses incurred by the Trustee in connection with the provision of such information), information relating to the Mortgaged Properties or the borrowers which has been provided to the Master Servicer pursuant to the Mortgage Loans, including financial and operating statements and other information specified on the list described in the previous sentence and provided to the Master Servicer pursuant to the Mortgage Loans.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans in California (approximately 16.7% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), New York (approximately 13.0% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) Pennsylvania (approximately 10.3% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Illinois (approximately 5.9% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount), Virginia (approximately 5.8% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) and Nevada (approximately 5.6% of the Mortgage Loans by Cut-Off Date Allocated Loan Amount) which are general in nature. The summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

   California, New York, Pennsylvania, Illinois, Virginia and Nevada and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. All of the Mortgage Loans are nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the Mortgage Loan and not against the borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where Mortgaged Properties are located may restrict the ability of the Master Servicer or the Special Servicer, as applicable, to realize on the Mortgage Loans and may adversely affect the amount and timing of receipts on the Mortgage Loans.

   California statutes limit the right of the beneficiary to obtain a deficiency judgment against the trustor (i.e., obligor) following the non-judicial foreclosure sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor in most cases equal to the difference between the amount due to the beneficiary and the fair value of the collateral. No deficiency judgment is permitted under California law following a nonjudicial sale under the power of sale provision in a deed of trust. Other California statutes require the beneficiary to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the obligor for recovery of the debt except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan and/or loss of the debt. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the former trustor following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure, and give the borrower a one-year period within which to redeem the property. California statutes also provide priority to certain tax liens over the lien of previously recorded deeds of trust.

   Under New York law, while a foreclosure may proceed either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Under New York law, upon default of a mortgage, a mortgagee is generally presented with the choice of either proceeding in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court. New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied. In New York, liens for unpaid real estate taxes take priority over the lien of a previously recorded mortgage.

   Mortgage Loans in Pennsylvania are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings. Such proceedings are regulated by statutes and rules and subject throughout to the court's equitable powers. Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold at public auction. The proceeds received from the sale are applied first to the cost and expenses of the sale and then in satisfaction of the indebtedness secured by the mortgage. After satisfaction of any other claims or liens, the remaining proceeds are generally payable to the mortgagor. There is no right of redemption after foreclosure sale in Pennsylvania. In certain circumstances, deficiency judgments may be obtained. The remedy of appointment of receiver for the mortgaged real estate is infrequently used.

   Mortgage loans in Illinois are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished only by judicial proceedings; there is no private power of sale under Illinois law. Common law remedy of strict foreclosure is still available in Illinois. Foreclosure is regulated by statute and is subject to the court's equitable powers. Generally, a mortgagee may obtain, where applicable, and seek to recover, a deficiency judgment. A mortgagor has a statutory right of redemption which, as to mortgagors of non-residential real estate, may be waived. A mortgagor also has a statutory right of reinstatement which, in certain cases, may be granted only once in any given five year period. The right of reinstatement allows a mortgagor, whose loan has been accelerated due to a default, to cure said default (by paying principal amount due, including costs, expenses, attorneys' fees and other fees, but excluding the portion of principal which would not have been due in absence of acceleration) within ninety days from the date the court obtains jurisdiction over mortgagor. The reinstatement right cannot be waived by the mortgagor. Illinois statutes also provide priority to certain tax liens over the lien of previously recorded mortgages.

   Foreclosure of the lien of a deed of trust in Virginia typically and most efficiently is accomplished by a non-judicial trustee's sale under a power of sale provision in the deed of trust. Judicial foreclosure also can be, but seldom is, used. In a non-judicial foreclosure, public notice of the trustee's sale, containing certain information, must be given for the time period prescribed in the deed of trust, but subject to statutory minimums. After such notice, the trustee may sell the real estate. In a judicial foreclosure, after notice to all interested parties, a full hearing and judgment in favor of the lienholder, the court orders a foreclosure sale to be conducted by a sheriff or court-appointed commissioner in chancery. In either type of foreclosure sale, the borrower has no right to redeem the property. A deficiency judgment for a recourse loan may be obtained. Further, under Virginia law, for certain circumstances and for certain time periods, a lienholder has the statutory right to obtain a court-appointed receiver, either with or without notice to the borrower, to collect, protect and disburse the real property's rents and revenues, and otherwise to maintain and preserve the real property, pursuant to the court's instructions.

   In Nevada, the lien of a deed of trust may be foreclosed upon judicially or non-judicially. Judicial foreclosures are extremely rare, as they give rise to a one year right of redemption, and are employed only in cases of defective trust deeds, mortgages, or cases alleging equitable mortgages. A non-judicial foreclosure is handled by the trustee under the deed of trust, typically, a title insurance company or agent, pursuant to a power of sale granted in the deed of trust, and in accordance with the statutory scheme. A notice of default and election to sell the property is recorded, notice is given to the trustor and other parties with an interest in the property, and, following the expiration of the statutory period, a public auction is held. With limited exceptions, Nevada law requires a beneficiary to exhaust its real property security prior to bringing an action against the trustor to collect a debt. Deficiency judgments following a foreclosure are limited to the lesser of (i) the amount by which the debt exceeds the fair market value of the property sold at the time of sale, with interest from the date of sale, or (ii) the difference between the proceeds of the sale and the debt, with interest from the date of sale. In Nevada, certain tax liens enjoy priority over previously recorded deeds of trust.

   In some states, foreclosure may result in automatic termination of subordinate leases in the absence of either (i) an agreement to the contrary between the foreclosing lender and the tenant or (ii) circumstances in which it would be inequitable to permit such termination. In addition, in all states, real property taxes have priority over the lien of previously recorded mortgages or deeds of trust and in some states and under certain circumstances, mechanics' liens and materialmen's liens may also take priority over the lien of previously recorded mortgages or deeds of trust.

   Foreclosure under either a mortgage or a deed of trust or the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist, and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's or mortgagee's ability to sell the property or upon the sale price.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Seller to pay the purchase price of the Mortgage Loans.

                       FEDERAL INCOME TAX CONSEQUENCES

   Elections will be made to treat the portion of the Trust Fund exclusive of the Reserve Accounts, the Lock Box Accounts, the Excess Interest, the Excess Interest Distribution Account, the Default Interest, the Class Q Distribution Account, the Marriott Desert Springs Parent Loan and the Class M Distribution Account, and, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Seller, such portion of the Trust Fund will qualify, as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts and the Lock Box Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and the Default Interest which will be deposited directly into the Upper-Tier REMIC), proceeds therefrom, the Collection Account, the Lower-Tier Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited and will issue (i) classes of regular interests represented by the Regular Certificates and (ii) the Class R Certificates, which will represent the sole class of residual interests in the Upper-Tier REMIC. In addition, the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates will represent pro rata undivided beneficial interests in designated portions of the Excess Interest and the related portions of the Excess Interest Distribution Account, which portion of the Trust Fund will be treated as part of a grantor trust for federal income tax purposes. Although holders of these Classes of Certificates will be required to allocate their purchase price between their interests in the regular interests in the Upper-Tier REMIC and their beneficial interests in Excess Interest based on the relative fair market values of each, it is anticipated that the rights to Excess Interest will have negligible value as of the Closing Date. The Class Q Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Default Interest (subject to an obligation to pay interest on Advances to the Master Servicer, Special Servicer or Trustee, as the case may be) in respect of the Mortgage Loans and the Class Q Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes. The Class M Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Marriott Desert Springs Parent Loan and the Class M Distribution Account, and such portion will be treated as part of the grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "real estate assets" under Code Section 856(c)(4)(A), to the extent that the assets of the REMICs are so treated. The interest on the Offered Certificates will be "interest on obligations secured by mortgages on real property" described in Code Section 856(c)(3)(B) for a real estate investment trust, in the same proportion that the income of the REMICs is so treated.

   A beneficial owner's interest in an Offered Certificate will qualify for the foregoing treatments under Sections 856(c)(4)(A) and 856(c)(3)(B) in their entirety if at least 95% of the REMICs' assets qualify for such treatment, and otherwise will qualify to the extent of the REMICs' percentage of such assets. A Mortgage Loan that has been defeased with U.S. Treasury securities will not qualify for such treatment. A beneficial owner's interest in an Offered Certificate will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) in the case of a domestic building and loan association. The Lower-Tier REMIC and the Upper-Tier REMIC will be treated as one REMIC solely for the purpose of making the foregoing determinations.

   The regular interests represented by the Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on the regular interests represented by the Offered Certificates in accordance with the accrual method of accounting and any income from Excess Interest as such amounts are received or accrued by the Trust Fund, based on their own methods of accounting. See "Federal Income Tax Consequences--REMIC Certificates--Income from Regular Certificates--General" in the Prospectus.

   [It is anticipated that the regular interests represented by the Class Certificates will be issued with original issue discount in an amount equal to the excess of their initial Certificate Principal Amounts over their respective issue prices. It is also anticipated that the regular interests
represented by the Class    Certificates will be issued at a premium and that
the regular interests represented by the Class    Certificates will be issued
with de minimis original issue discount for federal income tax purposes.]

   Although unclear for federal income tax purposes, it is anticipated that the Class X Certificates will be treated as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayment with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Class X Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation. However, unless and until otherwise required under applicable regulations, the Seller does not intend to treat the payments of interest on the Class X Certificates as contingent interest.

   The prepayment assumption that will be used to accrue original issue discount, to amortize premium of an initial owner, or to determine whether original issue discount is de minimis will be Scenario 1 as described under "Yield, Prepayment and Maturity Considerations--Yield on the Offered Certificates" above.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a "governmental plan" (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a

"Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan of the Class B, Class C, Class D and Class E Certificates (the "Subordinate Offered Certificates") is restricted. See "Description of the Offered Certificates--Transfer Restrictions." Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA or Section 4975 of the Code with respect to the purchase, holding or disposition of the Subordinate Offered Certificates. For purposes of the following discussion all references to the Offered Certificates, unless otherwise indicated, shall be deemed to exclude the Subordinate Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 89-88, 54 Fed. Reg. 42581 (October 17,
1989), as amended, 55 Fed. Reg. 48939 (November 23, 1990)), referred to herein as the "Exemption," for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply are the following:

     (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

     (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

     (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, DCR, Fitch or Standard & Poor's Ratings Services ("S&P");

     (4) The Trustee must not be an affiliate of any other member of the Restricted Group;

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Offered Certificates. The sum of all payments made to and retained by the Seller pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

     (6) The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

      (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

     (b) certificates evidencing interests in such other investment pools must have been rated in one of the three highest rating categories of Moody's, Fitch, DCR or S&P for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

     (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Seller, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"). Borrowers who are acting on behalf of Plans or who are investing assets of Plans, and any affiliates of any such borrowers, should not purchase any of the Offered Certificates.

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Class A-1, Class A-2 and Class X Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. THE CLASS B, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE SUBORDINATE TO ONE OR MORE OTHER CLASSES OF CERTIFICATES AND, ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE PURCHASED BY OR TRANSFERRED TO A PLAN OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, UNLESS SUCH PERSON IS AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF ANY SUCH CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA
Considerations" in the Prospectus. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

   The sale of Certificates to a Plan is in no respect a representation by the Seller or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. No representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates of any Class under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

   Subject to the terms and conditions of the Underwriting Agreement between the Seller and the Underwriter, the Offered Certificates will be purchased from the Seller by the Underwriter, an affiliate of the Seller and GSMC, upon issuance. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Seller
from the sale of the Offered Certificates will be $       , plus accrued
interest, if any, from May 1, 1998, before deducting expenses payable by the Seller.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Seller in the form of underwriting discounts. One or more affiliates of the Underwriter have entered into and may, in the future, enter into other financing arrangements with affiliates of some or all of the borrowers.

   The Seller has been advised by the Underwriter that, subject to applicable laws and regulations, it currently intends to make a market in the Offered Certificates following completion of the offering. However, it is not obligated to do so and any market making may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. There can be no assurance that an active trading market will develop or be sustained following the completion of the offering.

   If and to the extent required by applicable law, this Prospectus Supplement and the accompanying Prospectus may be used by Goldman, Sachs & Co. in connection with offers and sales of the Offered Certificates in certain market-making transactions at prices related to prevailing market prices at the time of sale. The Seller will not receive any proceeds from such transactions. Goldman, Sachs & Co. may act as principal or agent in such transactions.

   The Seller has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   In connection with the offering, the Underwriter may purchase and sell the Offered Certificates in the open market. These transactions may include purchases to cover short positions created by the Underwriter in connection with the offering. Short positions created by the Underwriter involve the sale by the Underwriter of a greater number of Certificates than they are required to purchase from the Seller in the offering. The Underwriter also may impose a penalty bid, whereby selling concessions allowed to broker-dealer in respect of the securities sold in the offering may be reclaimed by the Underwriter if such Certificates are repurchased by the Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be affected in the over-the-counter market or otherwise.

   This Prospectus Supplement and the Prospectus may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991 (as amended).

                                   EXPERTS

   Landauer Real Estate Counselors, Hospitality Valuation Services, Landauer Associates, Inc., Koeppel Tener Real Estate Services, Inc., Cushman & Wakefield and Cushman & Wakefield of Washington, D.C., Inc. (collectively, the "Appraisers") are each an independent real estate brokerage, appraisal, management and consulting firm, and have appraised the current fair market value of the applicable Mortgaged Properties. The results of such appraisals and references to such firms are set forth in the information included in this Prospectus Supplement under the heading "Description of the Mortgaged Properties and the Mortgage Loans" and in the complete report which will be available for inspection at the corporate trust office of the Trustee, and such summary report, together with information based on the complete report included in this Prospectus Supplement, have been included in this Prospectus Supplement in reliance upon the authority of the Appraisers as experts on real estate appraisals.

                       VALIDITY OF OFFERED CERTIFICATES

   The validity of the Offered Certificates will be passed upon for the Seller and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York. The material federal income tax consequences of the Offered Certificates will be passed upon for the Seller by Cadwalader, Wickersham & Taft.

                                   RATINGS

   It is a condition to the issuance of the Offered Certificates that (i) each of the Class A-1, Class A-2 and Class X Certificates be rated "AAA" by Fitch and "Aaa" by Moody's; (ii) the Class B Certificates be rated "AA" by Fitch and "Aa2" by Moody's; (iii) the Class C Certificates be rated "A" by each of Fitch and "A2" by Moody's; (iv) the Class D Certificates be rated "BBB" by Fitch and "Baa2" by Moody's; and (v) the Class E Certificates be rated "BBB-" by Fitch and "Baa3" by Moody's. The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all distributions of interest to which they are entitled and, except in the case of the Class X Certificates, distributions of principal by the Rated Final Distribution Date. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the tax treatment of the Certificates. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates, to the extent that they are based on the WAC Rate, will be affected by changes therein due to variations in the rates of amortization of the Mortgage Loans. See "Risk Factors" herein and "Yield Considerations" in the Prospectus.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating

Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X Certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of Realized Losses. As described herein, the amounts payable with respect to the Class X Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Class X Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class X Certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Seller's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

ACMs ................................................................          S-49
ADA .................................................................          S-58
Additional Escrow Event .............................................         S-207
ADR .................................................................          S-70
Advance Rate ........................................................         S-277
Advances ............................................................         S-277
Allocated Loan Amount ...............................................          S-69
Americold ...........................................................   S-77, S-146
Americold Pool Acceptable Property Manager ..........................         S-152
Americold Pool Allocated Loan Amount ................................         S-157
Americold Pool Anticipated Repayment Date ...........................   S-17, S-154
Americold Pool Borrower .............................................   S-17, S-146
Americold Pool Breakpoint ...........................................         S-152
Americold Pool Building Improvements Reserve Account ................         S-159
Americold Pool Collection Period ....................................         S-160
Americold Pool Debt Service Coverage Ratio ..........................         S-159
Americold Pool Default Interest .....................................         S-154
Americold Pool Defeasance Date ......................................         S-155
Americold Pool Defeasance Deposit ...................................         S-156
Americold Pool Deferred Maintenance Reserve Account .................         S-159
Americold Pool Deposit Account ......................................         S-159
Americold Pool Due Date .............................................         S-154
Americold Pool Excess Cash Flow .....................................         S-154
Americold Pool Excess Interest ......................................   S-18, S-154
Americold Pool Ground Leases ........................................          S-56
Americold Pool Initial Interest Rate ................................   S-17, S-154
Americold Pool Insurance and Tax Reserve Account ....................         S-159
Americold Pool Loan .................................................          S-17
Americold Pool Local Account ........................................         S-160
Americold Pool Low Debt Service Application Event ...................         S-159
Americold Pool Low Debt Service Reserve Account .....................         S-159
Americold Pool Low Debt Service Return Event ........................         S-159
Americold Pool Low Debt Service Trigger Event .......................         S-159
Americold Pool Master Lease .........................................         S-152
Americold Pool Master Lease Commencement Date .......................         S-152
Americold Pool Master Lease Installment .............................         S-160
Americold Pool Master Lease Installment Balance .....................         S-161
Americold Pool Master Lessee ........................................         S-152
Americold Pool Master Lessor ........................................         S-152
Americold Pool Maturity Date ........................................         S-154
Americold Pool Minimum Rent .........................................         S-152
Americold Pool Monthly Debt Service Payment Amount ..................         S-154
Americold Pool Net Cash Flow ........................................         S-159
Americold Pool Note A ...............................................   S-17, S-146
Americold Pool Note B ...............................................   S-17, S-146
Americold Pool Ongoing Maintenance Reserve Account ..................         S-158
Americold Pool Operating Account ....................................         S-160
Americold Pool Operating Agreements .................................         S-153
Americold Pool Percentage Rent ......................................         S-152

                              S-306

Americold Pool Permitted Encumbrances ...............................         S-146
Americold Pool Pre-Approved Party ...................................         S-162
Americold Pool Properties ...........................................   S-17, S-146
Americold Pool Property Management Agreement ........................         S-151
Americold Pool Receipts .............................................         S-159
Americold Pool Release Amount .......................................         S-157
Americold Pool Revised Interest Rate ................................   S-18, S-154
Americold Pool Substitute Property ..................................         S-158
Americold Pool Unimproved Portion ...................................         S-158
Annual Debt Service .................................................          S-69
Annualized Base Rent ................................................          S-70
Anticipated Repayment Date ..........................................    S-66, S-69
Anticipated Repayment Date Balance ..................................          S-69
Anticipated Repayment Date LTV ......................................          S-70
Anticipated Term ....................................................          S-70
Appraisal Reduction Amount ..........................................         S-253
Appraisal Reduction Event ...........................................         S-252
Appraisers ..........................................................         S-304
Arbor Property ......................................................         S-131
ARD .................................................................           S-6
ARD LTV .............................................................          S-70
Arlington Plaza .....................................................   S-24, S-229
Available Funds .....................................................         S-244
Average Base Rent Per Square Foot ...................................          S-70
Bankruptcy Code .....................................................          S-48
Base Interest Fraction ..............................................         S-250
Best's ..............................................................         S-212
Borrower's Fee and Leasehold Estate .................................          S-65
Business Day ........................................................          S-10
Captive Production ..................................................          S-79
CEDEL ...............................................................    S-10, S-64
CEDEL Participants ..................................................         S-255
CERCLA ..............................................................          S-49
Certificate Owners ..................................................         S-256
Certificate Registrar ...............................................         S-253
Certificateholder ...................................................         S-254
Certificates ........................................................        1, S-9
CES Commercial Realty ...............................................   S-25, S-229
Champaign Borrower ..................................................          S-98
Champaign Courtyard Ground Sublease .................................          S-99
Champaign Fairfield Inn Ground Sublease .............................          S-98
Champaign Fee Owner .................................................          S-99
Champaign Sublessor .................................................          S-98
Chiller Work Reserve ................................................         S-204
Class ...............................................................    S-3, S-243
Class A Certificates ................................................         S-243
Class M Distribution Account ........................................         S-279
Class Q Distribution Account ........................................         S-279
Code ................................................................          S-37
Coke Lease ..........................................................         S-217
Coke Tenant .........................................................         S-216

                              S-307

Coke Tenant Allowance ...............................................         S-223
Cold Storage Qualified Master Lessee ................................   S-84, S-152
Collection Account ..................................................         S-278
Collection Period ...................................................         S-246
Commission ..........................................................         S-293
Coupon Strip Certificates ...........................................          S-28
Cross-over Date .....................................................         S-250
Crystal City Pool Acceptable Manager ................................         S-232
Crystal City Pool Allocated Loan Amount .............................         S-234
Crystal City Pool Anticipated Repayment Date ........................   S-25, S-232
Crystal City Pool Borrower ..........................................   S-24, S-229
Crystal City Pool Capital Reserve Account ...........................         S-235
Crystal City Pool Consents of Manager ...............................         S-231
Crystal City Pool Debt Service Coverage Ratio .......................         S-238
Crystal City Pool Debt Service Reserve Account ......................         S-236
Crystal City Pool Defeasance Date ...................................         S-234
Crystal City Pool Defeasance Deposit ................................         S-235
Crystal City Pool Deposit Account ...................................         S-237
Crystal City Pool Due Date ..........................................         S-232
Crystal City Pool Excess Cash Flow ..................................         S-233
Crystal City Pool Excess Interest ...................................   S-25, S-232
Crystal City Pool Initial Interest Rate .............................   S-25, S-232
Crystal City Pool Leasing Reserve Account ...........................         S-236
Crystal City Pool Listed Permitted Owner ............................         S-240
Crystal City Pool Loan ..............................................          S-24
Crystal City Pool Lockbox Trigger Event .............................         S-237
Crystal City Pool Low Debt Service Application Event ................         S-236
Crystal City Pool Low Debt Service Reserve Account ..................         S-236
Crystal City Pool Low Debt Service Return Event .....................         S-236
Crystal City Pool Low Debt Service Trigger Event ....................         S-236
Crystal City Pool Management Agreements .............................         S-231
Crystal City Pool Manager ...........................................         S-229
Crystal City Pool Maturity Date .....................................         S-232
Crystal City Pool Monthly Debt Service Payment Amount ...............         S-232
Crystal City Pool Permitted Encumbrances ............................         S-229
Crystal City Pool Properties ........................................   S-24, S-229
Crystal City Pool Property ..........................................   S-24, S-229
Crystal City Pool Property Level Sweep Account ......................         S-236
Crystal City Pool Qualified Transferee ..............................         S-239
Crystal City Pool Release Amount ....................................         S-234
Crystal City Pool Revised Interest Rate .............................   S-25, S-232
Crystal City Pool Tax and Insurance Reserve Account .................         S-236
Crystal Gateway .....................................................   S-24, S-229
Cut-Off Date Allocated Loan Amount ..................................          S-69
Cut-Off Date LTV ....................................................          S-69
Debt Service Coverage Ratio .........................................          S-69
Default Interest ....................................................         S-246
Default Rate ........................................................         S-246
Defeasance Lockout Period ...........................................          S-26
Definitive Certificate ..............................................         S-253
Department ..........................................................         S-301

                              S-308

Depositories ........................................................         S-254
Directing Class .....................................................         S-290
Distribution Date ...................................................         S-244
DSCR ................................................................          S-69
DSMLP ...............................................................   S-22, S-198
DTC .................................................................          S-10
Due Date ............................................................          S-27
Eligible Bank .......................................................         S-279
EMC Lease ...........................................................         S-218
EPA .................................................................          S-50
EQK .................................................................         S-132
ERISA ...............................................................   S-37, S-300
Euroclear ...........................................................    S-10, S-64
Euroclear Participants ..............................................         S-255
Event of Default ....................................................  S-283, S-284
Excess Cash Flow ....................................................          S-62
Excess Cash Flow Escrow Account .....................................         S-205
Excess Interest .....................................................   S-62, S-246
Excess Interest Distribution Account ................................         S-279
Excess Prepayment Interest Shortfall ................................         S-251
Excess Rate .........................................................         S-246
Exemption ...........................................................   S-37, S-301
Extended Monthly Payment ............................................         S-287
First P&I Date ......................................................          S-70
Fiscal Agent ........................................................           S-9
Fitch ...............................................................          S-38
Fixed Voting Rights Percentage ......................................         S-286
Forest City .........................................................         S-216
Form 8-K ............................................................          S-76
FSA .................................................................         S-304
GAAP ................................................................          S-67
GLA .................................................................          S-70
GMACCM .............................................................. 1, S-9, S-294
GMACCM Responsible Party Agreement ..................................          S-65
Green Acres Acceptable Manager ......................................         S-136
Green Acres Actual Debt Service Coverage Ratio ......................         S-141
Green Acres Additional Debt .........................................          S-53
Green Acres Anticipated Repayment Date ..............................   S-16, S-136
Green Acres Approved Additional Loan ................................         S-140
Green Acres Borrower ................................................   S-16, S-131
Green Acres Capital Reserve Account .................................         S-140
Green Acres Consent of Manager ......................................         S-136
Green Acres Debt Service Coverage Ratio .............................         S-140
Green Acres Defeasance Date .........................................         S-138
Green Acres Defeasance Deposit ......................................         S-138
Green Acres Deferred Maintenance Reserve Account ....................         S-140
Green Acres Due Date ................................................         S-137
Green Acres Excess Cash Flow ........................................         S-137
Green Acres Excess Interest .........................................   S-16, S-137
Green Acres Ground Lease ............................................   S-56, S-132
Green Acres Initial Interest Rate ...................................   S-16, S-136

                              S-309

Green Acres Insurance and Tax Reserve Account .......................         S-140
Green Acres Loan ....................................................          S-16
Green Acres Lockbox Account .........................................         S-141
Green Acres Low Debt Service Application Event ......................         S-141
Green Acres Low Debt Service Reserve Account ........................         S-140
Green Acres Low Debt Service Return Event ...........................         S-141
Green Acres Low Debt Service Trigger Event ..........................         S-141
Green Acres Mall ....................................................         S-131
Green Acres Management Agreement ....................................         S-136
Green Acres Manager .................................................         S-131
Green Acres Maturity Date ...........................................         S-136
Green Acres Monthly Debt Service Payment Amount .....................         S-137
Green Acres Outparcel ...............................................         S-139
Green Acres Percentage Rent .........................................         S-132
Green Acres Permitted Encumbrances ..................................         S-131
Green Acres Property ................................................   S-16, S-131
Green Acres Revised Interest Rate ...................................   S-16, S-136
Green Acres Sunrise Outparcel .......................................         S-139
Green Acres Tenant Improvement Reserve Account ......................         S-140
GSMC ................................................................           S-9
Holders .............................................................         S-256
Host Marriott .......................................................         S-198
IBM .................................................................          S-21
IBM Lease ...........................................................         S-182
IBM Space Reduction Amount ..........................................         S-188
Incentive Management Fee ............................................         S-200
Indirect Participants ...............................................         S-254
Initial Interest Rate ...............................................          S-62
Interest Accrual Amount .............................................   S-30, S-246
Interest Accrual Period .............................................         S-247
Interest Distribution Amount ........................................   S-30, S-246
Interest Reserve Account ............................................         S-279
Interest Shortfall ..................................................   S-30, S-247
Joint Venture .......................................................   S-77, S-146
Lazard ..............................................................         S-180
LC ..................................................................          S-68
Liquidation Fee .....................................................         S-295
Loan Sale Agreement .................................................          S-65
Loan-to-Value Ratio .................................................          S-69
Lock Box Accounts ...................................................         S-278
Lower-Tier Distribution Account .....................................         S-278
Lower-Tier Regular Interests ........................................         S-299
Lower-Tier REMIC ....................................................   S-36, S-299
LTV .................................................................    S-66, S-69
LUST ................................................................          S-50
MAI .................................................................          S-75
Management Incentive Reserve Account ................................         S-205
Manager Deficit Contribution Account ................................         S-201
Marriott Desert Springs Acceptable Manager ..........................         S-201
Marriott Desert Springs Accounting Period ...........................         S-205
Marriott Desert Springs Anticipated Repayment Date ..................   S-22, S-201

                              S-310

Marriott Desert Springs Borrower ....................................   S-21, S-198
Marriott Desert Springs Cash Collateral Account .....................         S-206
Marriott Desert Springs Consent of Manager ..........................         S-200
Marriott Desert Springs Defeasance Date .............................         S-203
Marriott Desert Springs Defeasance Deposit ..........................         S-203
Marriott Desert Springs Due Date ....................................         S-202
Marriott Desert Springs Excess Cash Flow ............................         S-202
Marriott Desert Springs Excess Interest .............................   S-22, S-201
Marriott Desert Springs FF&E Reserve Account ........................         S-205
Marriott Desert Springs Ground Lease ................................   S-56, S-198
Marriott Desert Springs Initial Interest Rate .......................   S-22, S-201
Marriott Desert Springs Loan ........................................          S-21
Marriott Desert Springs Loan Debt Service Reserve Account  ..........         S-205
Marriott Desert Springs Local Account ...............................         S-206
Marriott Desert Springs Lockbox Account .............................         S-207
Marriott Desert Springs Lockbox Event ...............................         S-207
Marriott Desert Springs Management Agreement ........................         S-200
Marriott Desert Springs Manager .....................................         S-198
Marriott Desert Springs Manager's Account ...........................         S-206
Marriott Desert Springs Maturity Date ...............................         S-201
Marriott Desert Springs Monthly Debt Service Payment Amount  ........         S-202
Marriott Desert Springs Operating Account ...........................         S-208
Marriott Desert Springs Operating Profit ............................         S-205
Marriott Desert Springs Owner's Priority ............................         S-205
Marriott Desert Springs Parent Lender ...............................         S-214
                                                                      S-23, S-53,
Marriott Desert Springs Parent Loan .................................         S-214
Marriott Desert Springs Parent Loan Debt Service Reserve Account  ...         S-206
Marriott Desert Springs Parent Loan Monthly Debt Service Payment
 Amount .............................................................         S-215
Marriott Desert Springs Permitted Encumbrances ......................         S-198
Marriott Desert Springs Permitted Owner .............................         S-210
Marriott Desert Springs Property ....................................   S-21, S-198
Marriott Desert Springs Revised Interest Rate .......................   S-22, S-201
Marriott Desert Springs Tax and Insurance Reserve Account  ..........         S-205
                                                                      S-21, S-23,
Marriott DSM ........................................................         S-198
Master Servicer .....................................................           S-9
Master Servicer Remittance Date .....................................         S-276
MDSC ................................................................         S-198
MDSM Finance ........................................................         S-198
                                                                      S-53, S-204,
MDSM-DSMLP Loan .....................................................         S-215
MII .................................................................         S-198
Monthly Payment .....................................................         S-245
Moody's .............................................................          S-38
Mortgage ............................................................          S-65
Mortgage Loan Assumptions ...........................................         S-260
Mortgage Loans ......................................................             1
Mortgage Pool .......................................................       1, S-11
Mortgage Rate .......................................................   S-29, S-247
Mortgaged Properties ................................................       1, S-11
Mortgaged Property ..................................................          S-65
Mortgages ...........................................................          S-11

                              S-311

National Distribution ...............................................          S-79
Negative Adjustment .................................................         S-300
Net Default Interest ................................................         S-246
Net Mortgage Rate ...................................................   S-29, S-247
Net Operating Income ................................................          S-67
Net REO Proceeds ....................................................         S-246
NOI .................................................................          S-67
Note ................................................................    S-11, S-65
Notional Amount .....................................................         S-244
Occupancy ...........................................................          S-70
One Commerce Square Acceptable Manager ..............................         S-183
One Commerce Square Affiliated Owner ................................         S-180
One Commerce Square Anticipated Repayment Date ......................   S-20, S-184
One Commerce Square Borrower ........................................   S-20, S-180
One Commerce Square Capital Reserve Account .........................         S-188
One Commerce Square Common Improvements .............................         S-180
One Commerce Square Consent of Manager ..............................         S-183
One Commerce Square Credit Facility .................................         S-187
One Commerce Square Defeasance Date .................................         S-185
One Commerce Square Defeasance Deposit ..............................         S-186
One Commerce Square Deferred Maintenance Reserve Account  ...........         S-188
One Commerce Square Deposit Account .................................         S-189
One Commerce Square Due Date ........................................         S-184
One Commerce Square Excess Cash Flow ................................         S-184
One Commerce Square Excess Interest .................................   S-20, S-184
One Commerce Square Initial Interest Rate ...........................   S-20, S-183
One Commerce Square Leasing Reserve Account .........................         S-187
One Commerce Square Listed Partner Loan Holder ......................         S-192
One Commerce Square Listed Permitted Owner ..........................         S-191
One Commerce Square Loan ............................................          S-19
One Commerce Square Low Debt Service Application Event  .............         S-188
One Commerce Square Low Debt Service Reserve Account ................         S-188
One Commerce Square Low Debt Service Trigger Event ..................         S-189
One Commerce Square Management Agreement ............................         S-183
One Commerce Square Manager .........................................         S-180
One Commerce Square Maturity Date ...................................         S-184
One Commerce Square Minor Loss ......................................         S-194
One Commerce Square Monthly Debt Service Payment Amount  ............   S-20, S-184
One Commerce Square Note ............................................   S-19, S-184
One Commerce Square Partner Borrowers ...............................         S-196
One Commerce Square Partner Lender ..................................         S-196
One Commerce Square Partner Loan ....................................   S-53, S-196
One Commerce Square Partnership Agreement ...........................         S-196
One Commerce Square Permitted Encumbrances ..........................         S-180
One Commerce Square Permitted Owner .................................         S-191
One Commerce Square Preferred Equity Holders ........................         S-196
One Commerce Square Property ........................................   S-20, S-180
One Commerce Square REA .............................................         S-181
One Commerce Square Revised Interest Rate ...........................   S-20, S-184
One Commerce Square Series A Preferred Equity Holders ...............         S-196
One Commerce Square Series B Preferred Equity Holder ................   S-53, S-196

                              S-312

One Commerce Square Tax and Insurance Reserve Account ...............         S-187
One Commerce Square Tranche A Note ..................................   S-19, S-184
One Commerce Square Tranche A Note Maturity Date ....................   S-20, S-184
One Commerce Square Tranche B Note ..................................   S-19, S-184
One Commerce Square Tranche B Note Maturity Date ....................   S-20, S-184
One Commerce Square Unpaid TI/Leasing Commission Reserve  Account  ..         S-188
Operating Profit Payment Date .......................................         S-206
Original Principal Balance ..........................................          S-70
Originators. ........................................................          S-26
Participants ........................................................         S-253
Pass-Through Rate ...................................................   S-28, S-247
PCBs ................................................................          S-50
Percentage Interest .................................................         S-244
Permitted Investments ...............................................         S-279
P&I Advance .........................................................   S-34, S-276
Pier 39 Administrator ...............................................         S-170
Pier 39 Affiliate ...................................................         S-176
Pier 39 Anticipated Repayment Date ..................................   S-19, S-171
Pier 39 Borrower ....................................................   S-18, S-167
Pier 39 CA ..........................................................         S-167
Pier 39 Capital Reserve Account .....................................         S-174
Pier 39 Cash Trap Event .............................................         S-175
Pier 39 Close Affiliate .............................................         S-176
Pier 39 Debt Service Account ........................................         S-173
Pier 39 Debt Service Coverage Ratio .................................         S-174
Pier 39 Defeasance Date .............................................         S-172
Pier 39 Defeasance Deposit ..........................................         S-173
Pier 39 Deferred Maintenance Reserve Account ........................         S-174
Pier 39 Deposit Account .............................................         S-174
Pier 39 Due Date ....................................................         S-171
Pier 39 Escalator Reserve Account ...................................         S-174
Pier 39 Excess Cash Flow ............................................         S-171
Pier 39 Excess Interest .............................................   S-19, S-171
Pier 39 GP ..........................................................   S-18, S-167
Pier 39 Ground Lease ................................................   S-56, S-167
Pier 39 Ground Lessor ...............................................         S-167
Pier 39 Inc .........................................................   S-19, S-167
Pier 39 Initial Interest Rate .......................................   S-19, S-171
Pier 39 Loan ........................................................          S-18
Pier 39 Low Debt Service Cash Escrow Account ........................         S-174
Pier 39 Low Debt Service Reserve Account ............................         S-174
Pier 39 Manager .....................................................         S-167
Pier 39 Maturity Date ...............................................         S-171
Pier 39 Monthly Debt Service Payment Amount .........................         S-171
Pier 39 Parking Operator ............................................         S-170
Pier 39 Parking Service Agreement ...................................         S-171
Pier 39 Permitted Encumbrances ......................................         S-167
Pier 39 Property ....................................................   S-18, S-167
Pier 39 Property Management Agreement ...............................         S-170
Pier 39 Qualified Transferee ........................................         S-176

                              S-313

Pier 39 Revised Interest Rate .......................................   S-19, S-171
Pier 39 Tax and Insurance Escrow Account ............................         S-173
Pier 39 Unfunded Obligations Reserve Account ........................         S-174
Pier 39 G&A Administrative Services Agreement .......................         S-170
PIHLLC ..............................................................   S-20, S-180
PIHLP ...............................................................         S-196
                                                                      S-37, S-256,
Plan ................................................................         S-301
PML .................................................................          S-83
Pooling Agreement ...................................................    S-9, S-273
PPA .................................................................         S-180
Prepayment Interest Shortfall .......................................         S-251
Prepayment Lockout Period ...........................................          S-61
Prepayment Premiums .................................................         S-246
Prime Rate ..........................................................         S-278
Principal Distribution Amount .......................................   S-32, S-248
Principal Prepayments ...............................................         S-246
Principal Shortfall .................................................         S-248
Principal Window ....................................................           S-6
Private Certificates ................................................         S-243
Property Advances ...................................................         S-277
Property Condition Reports ..........................................          S-75
psf .................................................................          S-70
Rated Final Distribution Date .......................................         S-266
Rating Agencies .....................................................          S-38
Realized Loss .......................................................         S-251
Regional Distribution ...............................................          S-79
Regional Production .................................................          S-79
Regular Certificates ................................................   S-36, S-247
Rehabilitation Fee ..................................................         S-295
REIT ................................................................   S-85, S-153
REMIC ...............................................................          S-36
REO Account .........................................................         S-243
REO Mortgage Loan ...................................................         S-248
REO Property ........................................................         S-243
Repurchase Price ....................................................         S-274
Reserve Accounts ....................................................          S-66
Residual Certificates ...............................................          S-36
Responsible Party ...................................................          S-26
Responsible Party's Appraised Value .................................           A-6
Restricted Group ....................................................   S-38, S-302
Revised Interest Rate ...............................................          S-62
RevPAR ..............................................................          S-70
Rules ...............................................................         S-255
Sales Per SF ........................................................          S-70
Scenario 1 ..........................................................         S-260
Scenarios ...........................................................         S-260
Sega Lease ..........................................................         S-218
Seller ..............................................................        1, S-9
Senior Offered Certificates .........................................          S-38
Sequential Pay Certificates. ........................................          S-28
Servicing Compensation ..............................................         S-245

                              S-314

Servicing Fee .......................................................         S-294
Servicing Fee Rate ..................................................         S-294
Servicing Standard ..................................................         S-275
SF/Units ............................................................          S-70
Showcase Acceptable Manager .........................................         S-219
Showcase Anticipated Repayment Date .................................   S-23, S-219
Showcase Borrower ...................................................   S-23, S-216
Showcase Capital Reserve Account ....................................         S-222
Showcase Consent of Manager .........................................         S-219
Showcase Debt Service Reserve Account ...............................         S-223
Showcase Defeasance Date ............................................         S-221
Showcase Defeasance Deposit .........................................         S-221
Showcase Deferred Maintenance Reserve Account .......................         S-222
Showcase Deposit Account ............................................         S-223
Showcase Due Date ...................................................         S-220
Showcase Excess Cash Flow ...........................................         S-220
Showcase Excess Interest ............................................   S-23, S-219
Showcase GP I .......................................................   S-23, S-216
Showcase GP II ......................................................   S-23, S-216
Showcase Initial Interest Rate ......................................   S-23, S-219
Showcase Leasing Excess Cash Flow ...................................         S-222
Showcase Leasing Reserve Account ....................................         S-222
Showcase Loan .......................................................          S-23
Showcase Low Debt Service Trigger Event .............................         S-223
Showcase Major Tenants ..............................................         S-216
Showcase Management Agreement .......................................         S-219
Showcase Manager ....................................................         S-216
Showcase Maturity Date ..............................................         S-219
Showcase Monthly Debt Service Payment Amount ........................         S-220
Showcase Permitted Encumbrances .....................................         S-216
Showcase Property ...................................................   S-23, S-216
Showcase Property Sweep Account .....................................         S-224
Showcase Remaining Funds ............................................         S-224
Showcase Required Payments ..........................................         S-222
Showcase Revised Interest Rate ......................................   S-23, S-219
Showcase Tax and Insurance Reserve Account ..........................         S-222
Showcase TI Account .................................................         S-223
Similar Law .........................................................  S-256, S-300
SMMEA ...............................................................          S-39
South Eads Street ...................................................   S-24, S-229
S&P .................................................................         S-301
Special Servicer ....................................................    S-9, S-295
Special Servicer's Appraisal Reduction Estimate .....................         S-253
Special Servicing Fee ...............................................         S-295
Specially Serviced Mortgage Loan ....................................         S-275
Spread Rate .........................................................         S-251
Stated Principal Balance ............................................         S-248
Subordinate Offered Certificates ....................................         S-301
Successor Manager ...................................................         S-281
TDP Commerce Square .................................................          S-20
TDP-Commerce Square .................................................         S-180

                              S-315

Tharaldson I-A ......................................................          S-98
Tharaldson Pool A Allocated Loan Amount .............................         S-125
Tharaldson Pool A Anticipated Repayment Date ........................   S-15, S-122
Tharaldson Pool A Borrowers .........................................   S-14, S-115
Tharaldson Pool A Consent of Manager ................................         S-121
Tharaldson Pool A Debt Service Coverage Ratio .......................         S-125
Tharaldson Pool A Defeasance Date ...................................         S-123
Tharaldson Pool A Defeasance Deposit ................................         S-124
Tharaldson Pool A Deposit Account ...................................         S-126
Tharaldson Pool A Due Date ..........................................         S-122
Tharaldson Pool A Excess Cash Flow ..................................         S-122
Tharaldson Pool A Excess Interest ...................................   S-15, S-122
Tharaldson Pool A FF&E Reserve Account ..............................         S-125
Tharaldson Pool A Incentive Management Fee ..........................         S-121
Tharaldson Pool A Initial Interest Rate .............................   S-15, S-122
Tharaldson Pool A Loan ..............................................          S-14
Tharaldson Pool A Management Agreement ..............................         S-121
Tharaldson Pool A Maturity Date .....................................         S-122
Tharaldson Pool A Monthly Debt Service Payment Amount ...............         S-122
Tharaldson Pool A Permitted Encumbrances ............................         S-115
Tharaldson Pool A Properties ........................................   S-14, S-115
Tharaldson Pool A Property Sweep Account ............................         S-126
Tharaldson Pool A Release Amount ....................................         S-125
Tharaldson Pool A Revised Interest Rate .............................   S-15, S-122
Tharaldson Pool A Seasonality Reserve Account .......................         S-125
Tharaldson Pool A Substitute Property ...............................         S-127
Tharaldson Pool A Tax and Insurance Escrow Account ..................         S-125
Tharaldson Pool Acceptable Manager ..................................         S-105
Tharaldson Pool B Allocated Loan Amount .............................         S-109
Tharaldson Pool B Anticipated Repayment Date ........................   S-13, S-106
Tharaldson Pool B Borrowers .........................................    S-13, S-98
Tharaldson Pool B Consent of Manager ................................         S-105
Tharaldson Pool B Debt Service Coverage Ratio .......................         S-109
Tharaldson Pool B Defeasance Date ...................................         S-107
Tharaldson Pool B Defeasance Deposit ................................         S-108
Tharaldson Pool B Deposit Account ...................................         S-110
Tharaldson Pool B Due Date ..........................................         S-106
Tharaldson Pool B Excess Cash Flow ..................................         S-106
Tharaldson Pool B Excess Interest ...................................   S-13, S-106
Tharaldson Pool B FF&E Reserve Account ..............................         S-109
Tharaldson Pool B Ground Leases .....................................          S-56
Tharaldson Pool B Incentive Management Fee ..........................         S-105
Tharaldson Pool B Initial Interest Rate .............................   S-13, S-106
Tharaldson Pool B Loan ..............................................          S-13
Tharaldson Pool B Management Agreement ..............................         S-105
Tharaldson Pool B Maturity Date .....................................         S-106
Tharaldson Pool B Monthly Debt Service Payment Amount ...............         S-106
Tharaldson Pool B Permitted Encumbrances ............................          S-98
Tharaldson Pool B Properties ........................................    S-13, S-98
Tharaldson Pool B Property Sweep Account ............................         S-110
Tharaldson Pool B Release Amount ....................................         S-109

                              S-316

Tharaldson Pool B Revised Interest Rate .............................   S-13, S-106
Tharaldson Pool B Seasonality Reserve Account .......................         S-109
Tharaldson Pool B Substitute Property ...............................         S-111
Tharaldson Pool B Tax and Insurance Escrow Account ..................         S-110
Tharaldson Pool Manager .............................................          S-98
The Plaza at Green Acres ............................................         S-131
Thomas ..............................................................         S-191
TI ..................................................................          S-68
TI Trigger Event ....................................................         S-223
TI Trigger Event Cash Flow ..........................................         S-223
Total Americold Pool Loan ...........................................   S-17, S-146
Total Revenue .......................................................          S-67
Total Value .........................................................          S-69
Trust Fund ..........................................................             1
Trustee .............................................................     S-9, S-65
Trustee Fee .........................................................         S-292
Trustee Fee Rate ....................................................         S-292
Two Commerce Square Property ........................................   S-21, S-180
Underwriter .........................................................        1, S-9
Underwritten Net Cash Flow ..........................................          S-68
United Artists Lease ................................................         S-218
Unscheduled Payments ................................................         S-245
Updated Appraisal ...................................................         S-286
Upper-Tier Distribution Account .....................................         S-278
Upper-Tier REMIC ....................................................   S-36, S-299
URS .................................................................   S-77, S-146
URS Pool Acceptable Property Manager ................................          S-84
URS Pool Allocated Loan Amount ......................................          S-89
URS Pool Anticipated Repayment Date .................................    S-12, S-86
URS Pool Borrower ...................................................    S-12, S-77
URS Pool Breakpoint .................................................          S-84
URS Pool Building Improvements Reserve Account ......................          S-90
URS Pool Collection Period ..........................................          S-92
URS Pool Debt Service Coverage Ratio ................................          S-91
URS Pool Default Interest ...........................................          S-86
URS Pool Defeasance Date ............................................          S-87
URS Pool Defeasance Deposit .........................................          S-88
URS Pool Deferred Maintenance Reserve Account .......................          S-90
URS Pool Deposit Account ............................................          S-91
URS Pool Due Date ...................................................          S-86
URS Pool Excess Cash Flow ...........................................          S-86
URS Pool Excess Interest ............................................          S-12
URS Pool Ground Leases ..............................................          S-57
URS Pool Initial Interest Rate ......................................    S-12, S-86
URS Pool Insurance and Tax Reserve Account ..........................          S-91
URS Pool Loan .......................................................          S-12
URS Pool Local Account ..............................................          S-91
URS Pool Low Debt Service Application Event .........................          S-91
URS Pool Low Debt Service Reserve Account ...........................          S-91
URS Pool Low Debt Service Return Event ..............................          S-91
URS Pool Low Debt Service Trigger Event .............................          S-91

                              S-317

URS Pool Master Lease ...............................................          S-84
URS Pool Master Lease Commencement Date .............................          S-84
URS Pool Master Lease Installment ...................................          S-92
URS Pool Master Lease Installment Balance ...........................          S-92
URS Pool Master Lessee ..............................................          S-84
URS Pool Master Lessor ..............................................          S-84
URS Pool Maturity Date ..............................................          S-86
URS Pool Minimum Rent ...............................................          S-84
URS Pool Monthly Debt Service Payment Amount ........................          S-86
URS Pool Net Cash Flow ..............................................          S-91
URS Pool Ongoing Maintenance Reserve Account ........................          S-90
URS Pool Operating Account ..........................................          S-92
URS Pool Operating Agreements .......................................          S-85
URS Pool Percentage Rent ............................................          S-84
URS Pool Permitted Encumbrances .....................................          S-77
URS Pool Pre-Approved Party .........................................          S-94
URS Pool Properties .................................................    S-12, S-77
URS Pool Property Management Agreement ..............................          S-83
URS Pool Receipts ...................................................          S-91
URS Pool Release Amount .............................................          S-89
URS Pool Revised Interest Rate ......................................    S-12, S-86
URS Pool Substitute Property ........................................          S-90
URS Pool Unimproved Portion .........................................          S-89
UST .................................................................          S-50
UWNCF ...............................................................          S-68
Valley Golf Course ..................................................         S-198
Value ...............................................................          S-69
Vornado GAA .........................................................         S-131
Vornado GAH .........................................................         S-131
Voting Rights .......................................................         S-286
WAC Rate ............................................................   S-29, S-247

                                                                     EXHIBIT A

                        REPRESENTATIONS AND WARRANTIES

   For purposes of the representations and warranties, the date of origination of the Green Acres Loan is the date on which the Originator funded such loan, took an assignment of the existing note and mortgage from the prior lender. With respect to each Mortgage Loan, as of the Closing Date (except as may be specified in the representation and warranty or on Schedule 1 to this Exhibit A):

     (i) The information set forth in the mortgage loan schedule attached to the Responsible Party Agreement or Loan Sale Agreement (as applicable) as to the Mortgage Loan is true and correct in all material respects;

     (ii) The applicable Responsible Party is the sole owner and holder of the Mortgage Loan and has good and marketable title thereto, has full right, power and authority to sell and assign such Mortgage Loan free and clear of any interest or claim of a third party;

     (iii) The Mortgage Loan has not been since the date of origination by the applicable Originator, and currently is not, thirty or more days delinquent, and the mortgagor is not in default thereunder beyond any applicable grace period for the payment of any obligation to pay principal and interest, taxes, insurance premiums and required reserves;

     (iv) The applicable Originator has not advanced funds, or knowingly received any advance of funds from a party other than the mortgagor subject to the related Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

     (v) (A) The Mortgage Loan documents have been duly and properly executed, and (B) the Mortgage Loan documents are legal, valid and binding obligations of the mortgagor, and their terms are enforceable against the mortgagor, subject only to bankruptcy, insolvency, moratorium, fraudulent transfer, fraudulent conveyance, and similar laws affecting rights of creditors generally and to the application of general principles of equity;

     (vi) The lien of each Mortgage is insured by an ALTA lender's title insurance policy or its equivalent as adopted in the applicable jurisdiction issued by a nationally recognized title insurance company, insuring the Originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, in the reasonable judgment of the Responsible Party, materially interferes with the current use of the related Mortgaged Property or the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due or the value of the related Mortgaged Property, and (c) the exceptions (general and specific) set forth in such policy, none of which, individually or in the aggregate, in the reasonable judgment of the Responsible Party, materially interferes with the security intended to be provided by such Mortgage or with the mortgagor's ability to pay its obligations when they become due (or if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of the Mortgage Loan). To the applicable Responsible Party's actual knowledge, no material claims have been made under such title policy and no claims have been made thereunder;

     (vii) As of the date of origination of the Mortgage Loan, and to the best knowledge of the applicable Responsible Party as of the Closing Date, there are no mechanics', materialman's or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless such lien is insured against under the related title insurance policy;

     (viii) (A) As of the date of origination of the Mortgage Loan, each building or other improvement located on any Mortgaged Property was insured by a fire and extended perils insurance policy, issued by an insurer or reinsured by an insurer meeting the requirements of the Mortgage Loan documents, in an amount not less than the replacement cost of the Mortgaged Property; each Mortgaged Property was also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; and (B) the loan documents obligate the mortgagor to maintain all such insurance and, at the mortgagor's failure to do so, authorize the mortgagee to maintain such insurance at the mortgagor's cost and expense and to seek reimbursement therefor from such mortgagor;

     (ix) As of the most recent date of inspection of each Mortgaged Property by the applicable Responsible Party, based solely on the applicable Responsible Party's review of the Property Condition Reports and the applicable Responsible Party's most recent visual inspection of the Mortgaged Property, no building or other improvement on any Mortgaged Property has been affected in any material manner or suffered any material loss as a result of any fire, wind, explosion, accident, riot, war, or act of God or the public enemy, and each Mortgaged Property is free of any material damage that would affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan and is in good repair. The applicable Responsible Party has neither received notice, nor is otherwise aware of, any proceedings pending for the total condemnation of any Mortgaged Property or a partial condemnation of any portion material to the borrower's ability to perform its obligations under its related Mortgage Loan;

     (x) To the applicable Responsible Party's best knowledge, after review of compliance confirmations from applicable municipalities, survey and/or title insurance endorsements, none of the improvements included for the purpose of determining the appraised value of each Mortgaged Property at the time of the origination of the Mortgage Loan lies outside of the boundaries and building restriction lines of the Mortgaged Property, and, as of the date of origination, no improvements on adjoining properties materially encroached upon the Mortgaged Property except those which are insured against by the title insurance policy (including endorsements thereto) issued in connection with the Mortgage Loan, and, as of the date of origination, all improvements on the Mortgaged Property comply with the applicable zoning laws and/or set-back ordinances in force when improvements were added;

     (xi) The Mortgage Loan does not violate applicable usury laws.

     (xii) Except as set forth on Schedule 1 attached hereto, since the date of origination of the Mortgage Loan by the applicable Originator, the terms of the Mortgage Loan have not been impaired, waived, altered, satisfied, canceled, subordinated or modified in any respect (except with respect to modifications the economic terms of which are reflected in the mortgage loan schedule and which are evidenced by documents in the Mortgage Loan file delivered to the Trustee) and no portion of the Mortgaged Property has been released from the lien of the Mortgage in any manner;

     (xiii) All applicable mortgage recording taxes and other filing fees have been paid in full or deposited with the issuer of the title insurance policy issued in connection with the Mortgage Loan for payment upon recordation of the relevant documents;

     (xiv) Each assignment of leases and rents, if any, creates a valid assignment of, or a valid security interest in, certain rights under the related leases, subject only to a license granted to the relevant mortgagor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property, subject only to those exceptions described in clause
    (vi) above. To the best of the applicable Responsible Party's knowledge and without affirmative investigation, no person other than the relevant mortgagor owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein, subject only to those exceptions described in clause (vi) above;

     (xv) Each Mortgage, upon due recordation, is a valid and enforceable first lien on the related Mortgaged Property, subject only to those exceptions described in clause (vi) above;

      (xvi) The applicable Responsible Party has not taken any action, nor has knowledge that the mortgagor has taken any action, that would cause the representations and warranties made by the mortgagor in the Mortgage Loan documents not to be true;

     (xvii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and the applicable Responsible Party covenants that it will not make any future advances under the Mortgage Loan to the mortgagor. Except for the escrows and disbursements therefrom as contemplated by the mortgage loan documents, any mortgagor requirements for on or off-site improvements or as to disbursement of any escrow funds therefor have been complied with;

     (xviii) The applicable Responsible Party has inspected or caused to be inspected each Mortgaged Property within the past twelve months preceding the date hereof;

     (xix) The Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or negative amortization, except with respect to the payment of Excess Interest and the possible capitalization thereof after the related Anticipated Repayment Date;

     (xx) The Mortgage Loan is a whole loan and contains no equity participation by the lender;

     (xxi) No fraudulent acts were committed by the applicable Responsible Party in connection with the origination process of the Mortgage Loan;

     (xxii) All taxes and governmental assessments that prior to the date of origination of the Mortgage Loan became due and owing in respect of each Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established or are insured against by the title insurance policy issued in connection with the origination of the Mortgage Loan;

     (xxiii) To the extent required under applicable law, the applicable Responsible Party was authorized to transact and do business in each jurisdiction in which a Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiv) To the best knowledge of the applicable Responsible Party, there is no material default, breach, violation or event of acceleration existing under any of the Mortgage Loan documents and the applicable Responsible Party has not received actual notice of any event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration; no waiver of the foregoing exists and no person other than the holder of the Note may declare any of the foregoing;

     (xxv) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against each related Mortgaged Property of the material benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the mortgagor which would materially interfere with such right to foreclosure;

     (xxvi) (A) With respect to each Mortgaged Property, a Phase I environmental report and, in certain cases, a Phase II environmental report or an update to such Phase I report was conducted by a licensed qualified engineer. The applicable Responsible Party has reviewed each such report and update. (B) The applicable Responsible Party, having made no independent inquiry other than reviewing the environmental reports and updates referenced herein and without other investigation or inquiry, has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in the related report and/or update. The applicable Responsible Party has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to any Mortgaged Property that was not disclosed in the related report and/or update. (C) The applicable Responsible Party has not taken any actions which would cause any Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

      (xxvii) The Mortgage Loan agreement contains provisions for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if (A) the mortgagor voluntarily transfers or encumbers all or any portion of any related Mortgaged Property, or (B) any direct or indirect interest in mortgagor is voluntarily transferred or assigned, other than, in each case as permitted under the terms and conditions of the Mortgage Loan documents;

     (xxviii) In connection with the origination of the Mortgage Loan, the applicable Originator has received an opinion of counsel (with customary exceptions, qualifications and assumptions) to the effect that: (A) when each Mortgage and assignment of leases and rents, if any, are duly recorded and indexed in the appropriate state and local offices for such recording and indexing, and when the related UCC financing statements are filed and indexed in the appropriate state and local offices for such filing and indexing, such recording and filings shall be sufficient to perfect the lien on the Mortgaged Property described therein; (B) no re-recording or re-filing of any said instruments will be necessary to continue the perfection and priority of the Mortgage lien against the related Mortgaged Property, other than filing UCC continuation statements with the appropriate state and local offices as required under the law of the applicable state to continue the perfection of the liens perfected by the UCC financing statements; and (C) when recorded and filed as provided above, each related Mortgage and assignment of leases and rents, if any, shall constitute a valid, enforceable and perfected lien on, and security interest in, the related Mortgaged Property;

     (xxix) To the best of the applicable Responsible Party's knowledge and without affirmative investigation or inquiry, there is no pending action, suit or proceeding, arbitration or governmental investigation against the mortgagor or any Mortgaged Property an adverse outcome of which could materially affect the mortgagor's performance of its obligations under the Mortgage Loan documents;

     (xxx) The Mortgage Loan was originated by the applicable Responsible Party and complies in all material respects with the applicable Responsible Party's underwriting policies in effect as of the origination date of the Mortgage Loan, except as described on any exceptions report delivered to the lender prior to the Closing Date and except to the extent that such policies are modified and/or superseded;

     (xxxi) The origination, servicing and collection practices used by the applicable Responsible Party have been in all respects legal, proper and prudent and have met customary industry standards except to the extent that, in connection with its origination, such standards were modified by the Responsible Party in its reasonable discretion;

     (xxxii) In connection with the assignment, transfer or conveyance of any individual Mortgage, the Note and Mortgage contain no provision limiting the right or ability of the applicable Originator to assign, transfer and convey the Mortgage to any other person or entity;

     (xxxiii) If any Mortgaged Property is subject to any leases (other than any ground lease referred to in (xxxvii) below), to the best of the Responsible Party's knowledge, the mortgagor is the owner and holder of the landlord's interest under any leases, and the related Mortgage and assignment of leases and rents, if any, provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provide for rents to be paid directly to mortgagee in the event of a default, subject to the exceptions described in clause (vi) hereof;

     (xxxiv) If a Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with the sale or release of the Mortgaged Property following default or payment of the loan;

     (xxxv) Any insurance proceeds in respect of a casualty loss or taking will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon, except to the extent of any excess proceeds after restoration;

      (xxxvi) As of the date of origination of the Mortgage Loan based on the applicable Responsible Party's review of the 100-year flood plain map provided by FEMA, except for the Mortgaged Properties set forth on
    Schedule 1, no Mortgaged Property is located in a special flood hazard area (Zone A) as defined by the Federal Insurance Administration and with respect to the Mortgaged Properties set forth on Schedule 1, other than the Tinley Park Tharaldson Pool A Property, flood insurance coverage has been obtained;

     (xxxvii) With respect to any Mortgage which is secured in whole or in part by the interest of a borrower as a lessee under a ground lease and based upon the terms of the ground lease or an estoppel letter from the ground lessor the following apply to such ground lease, except as set forth on Schedule 1 hereto:

        A. The ground lease or a memorandum thereof has been duly recorded, the ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, does not restrict the use of the Mortgaged Property by the lessee or its successors and assigns in a manner that would adversely affect the security provided by the related Mortgage, and there has not been a material change in the terms of the ground lease since its recordation, with the exception of written instruments which are part of the related Mortgage Loan documents delivered to the Trustee.

        B. The ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related ground lessor's related fee interest.

        C. The borrower's interest in the ground lease is assignable to the holder of the Mortgage upon notice to, but without the consent of, the lessor thereunder and, in the event that it is so assigned, it is further assignable by the trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor.

        D. To the best of the Responsible Party's knowledge, as of the origination date of the Mortgage Loan, the ground lease was in full force and effect and no material default had occurred under the ground lease and there was no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the ground lease. Since the origination date of the Mortgage Loan, no notice of default under the ground lease has been received by the holder of the Mortgage.

        E. The ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; and the ground lease, or an estoppel letter received by the mortgagee from the lessor, further provides that notice of termination given under the ground lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such ground lease or estoppel letter.

        F. The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease) to cure any default under the ground lease, which is curable after the receipt of notice of any default before the lessor thereunder may terminate the ground lease.

        G. The ground lease has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan.

        H. The ground lease requires the lessor to enter into a new lease with the mortgagee upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding, provided the mortgagee cures the lessee's defaults.

        I. Under the terms of the ground lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

         J. Such ground lease does not impose any material restrictions on subletting.

         K. Either the ground lease or the related Mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee.

         L. Either the ground lease or an estoppel letter contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default under the ground lease, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

     (xxxviii) The Mortgage Loan is directly secured by a Mortgage on one or more commercial properties, and the value assigned by the Responsible Party, based on appraised values and subject to such adjustments as the Responsible Party deemed necessary pursuant to its underwriting standards as modified in connection with its origination of the Mortgage Loan (the "Responsible Party's Appraised Value") with respect to such property or properties was, in the aggregate, at least equal to 80% of the principal balance of the Mortgage Loan at origination; provided that the Responsible Party's Appraised Value must first be reduced by (1) the amount of any lien on the property or properties that is senior to the Mortgage Loan and
    (2) a proportionate amount of any lien that is in parity with the relevant Mortgage Loan;

     (xxxix) With respect to each Mortgaged Property, a Property Condition Report was prepared by a licensed engineer. The applicable Responsible Party has reviewed such Property Condition Report. Except as provided in the Property Condition Reports, to the best of the applicable Responsible Party's knowledge, based solely on its review of such Property Condition Report, certificates of occupancy and building permits, as applicable, have been issued with respect to the Mortgaged Property;

     (xl) Any escrow accounts for taxes or other reserves required to be funded on the date of origination of the Mortgage Loan pursuant to the Mortgage Loan documents have been funded and, to the actual knowledge of the Responsible Party, all such escrow accounts required to have been funded as of the Cut-Off Date (taking into account any applicable notice and grace period) have been funded;

     (xli) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Seller, and the related reassignment of assignment of leases and rents, if any, constitutes a legal, valid and binding assignment thereof to the Seller; and

     (xlii) The related Note is not, and has not been since the date of origination of the Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related assignment of leases and rents and any related security agreement and escrow agreement; the security for the Mortgage Loan consists only of the related Mortgaged Property or Properties, any leases (including without limitation any credit leases) thereof, and any appurtenances, fixtures and other property located thereon; and such Mortgaged Property or Properties do not secure any mortgage loan other than the Mortgage Loan being transferred and assigned to the Seller hereunder (except for Mortgage Loans, if any, which are cross-collateralized with other Mortgage Loans being conveyed to the Seller or subsequent transferee hereunder and identified on the mortgage loan schedule.

                           SCHEDULE 1 TO EXHIBIT A

                 EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

 1. Representation and Warranty (vi)

    Tharaldson Pool A Loan: one Mortgaged Property (Mendota Heights) is subject to a restrictive covenant which provides that it may not be used for a hotel and for which the holder of such restrictive covenant has executed an estoppel which provides that the current use of such Mortgaged Property is not in violation of such restrictive covenant.

 2. Representation and Warranty (vii)

    Crystal City Pool Loan: The Crystal City Pool Borrower's property and liability insurance companies have claims paying ability ratings of "AA-" and "A+". These ratings are less than the "AA" rating required by Section
    8.1.1 (c) of the Crystal City Pool Loan agreement.

 3. Representation and Warranty (ix)

    Tharaldson Pool A Loan: one Mortgaged Property (Racine Super 8) is the subject of a condemnation proceeding with respect to an unknown portion of such Mortgaged Property for the purpose of road improvements.

    Green Acres Loan: a Property Condition Report stated that the roof of the enclosed shopping mall was nearing the end of its estimated useful life and recommended a roof replacement program over the next five years.

 4. Representation and Warranty (xii)

    Tharaldson Pool A Loan: if the restrictive covenant referred to in paragraph 1 above is not amended, such Tharaldson Pool A Property may be released in accordance with section 13.27 of the Tharaldson Pool A Loan agreement which provides that either that portion of the Tharaldson Pool A Loan must be paid in full, or a property substituted therefor.

 5. Representation and Warranty (xii)

    Crystal City Pool Loan: the mortgagee agreed to (a) a one-time waiver with respect to the prior existence of certain unsecured indebtedness due to affiliates of the Crystal City Pool Borrower, which indebtedness was not permitted pursuant to the Crystal City Pool Loan agreement and has been paid and fully discharged, and (b) a conditional waiver permitting the auditor's issuance of a written "consent."

    Crystal City Pool Loan, Marriott Desert Springs Loan, Tharaldson Pool A Loan, Tharaldson Pool B Loan, Showcase Loan: GSMC and the Trustee have entered into a waiver agreement, dated as of the Closing Date, whereby the Trustee has agreed to enforce each such Mortgage Loan's Revised Interest Rate at a rate equal to 2% in excess of its Initial Interest Rate.

 6. Representation and Warranty (xxxvi)

    The following Mortgaged Properties are located in a special flood hazard area (Zone A):

    One Commerce Square Property
    URS Pool Properties: Murfreesboro, Tennessee; Montgomery, Alabama and Ft. Smith, Arkansas. Tharaldson Pool A Properties: Tinley Park (unimproved portions of parcel, but not improvements)--no flood insurance obtained.

 7. Representation and Warranty (xxxvii)

    Tharaldson Pool B: The Mortgagee has not received evidence of recording for the three ground leases or related memorandum of lease with respect to the properties located in Champaign County, Illinois.

    (C) Tharaldson Pool B: The three ground leases with respect to the properties located in

    Champaign County, Illinois require the prior written approval of the sublessor prior to any assignment, transfer or sublet.

    (E) Green Acres Loan: The Green Acres Ground Lease does not expressly provide that a notice of termination is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee, provided that the lessor is required to give notice to the mortgagee prior to termination.

    Marriott Desert Springs Loan: The Marriott Desert Springs Ground Lease provides that the lessor may not terminate the lease if, after the lessor provides the required notice of termination to the Marriott Desert Springs Borrower, the mortgagee delivers to the lessor a nullification of the termination to the lessor.

    Americold Pool Loan: The ground leases and related estoppel certificates for the properties located in Denver, Colorado, Watsonville, California and Burley, Idaho do not specifically provide that a notice of termination is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee.

    Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the Mortgagee set forth in this subsection.

    (F) Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the Mortgagee set forth in this subsection.

    (G) URS Pool Loan: The Gadsden, Alabama Ground Lease, Tarboro, North Carolina Ground Lease and the Montgomery, Alabama Ground Lease expire, with no further renewals, in 2020, 2023 and 2013, respectively, which dates are prior to the URS Pool Maturity Date.
    Americold Pool Loan: The Denver, Colorado Ground Lease expires, with no further renewals, in 2012, which is prior to the Americold Pool Maturity Date.

    (H) Marriott Desert Springs Loan: The Marriott Desert Springs Ground Lease does not expressly require the ground lessor to enter into a new lease with the mortgagee upon rejection of the lease in a bankruptcy proceeding.

    URS Pool Loan: The ground leases for the URS Pool Properties located in Gadsen, Alabama, Tarboro, North Carolina, and Montgomery, Alabama do not expressly require the ground lessor to enter into a new lease with the mortgagee upon rejection of the lease in a bankruptcy proceeding.

    Americold Pool Loan: The ground leases for the Americold Pool Properties located in Burley, Idaho, Denver, Colorado and Watsonville, California do not expressly require the ground lessor to enter into a new lease with the mortgagee upon rejection of the lease in a bankruptcy proceeding.

    Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the mortgagee set forth in this subsection.

    Pier 39 Loan: The Pier 39 Ground Lease does not expressly require the ground lessor to enter into a new lease with the mortgagee upon a rejection of the Pier 39 Ground Lease in a bankruptcy proceeding.

    (I) Green Acres Loan: The Green Acres Ground Lease provides that insurance proceeds in the event of a casualty resulting in damage or destruction not exceeding in the aggregate $1,000,000 are to be paid to and disbursed by the Green Acres Borrower, provided that proceeds in the event of a casualty resulting in damage or destruction exceeding $1,000,000 are paid to and distributed by the mortgagee.

    Marriott Desert Springs Loan: Neither the Marriott Desert Springs Ground Lease nor the Mortgage do not provide for the application of insurance proceeds from the Marriott Desert Springs Property subject to the ground lease to the payment of the outstanding principal balance plus accrued interest of the Marriott Desert Springs Loan.

    URS Pool Loan: The ground leases and related estoppel certificates with respect to the properties located at Gadsen, Alabama, Tarboro, North Carolina and Montgomery, Alabama do not specifically provide that the mortgagee or a trustee appointed by it will have the right to hold and disburse the proceeds during the repair or restoration of all or part of the related property, or to the payment of the outstanding principal balance of the URS Pool Loan together with any accrued interest thereon.

    Americold Pool Loan: The ground lease for the property located in Watsonville, California is silent as to subletting.

    Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the mortgagee set forth in this subsection.

    (K) Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the mortgagee set forth in this subsection.

    (L) Tharaldson Pool B: One of the ground leases with respect to the properties located in Champaign County, Illinois does not provide the protection to the mortgagee set forth in this subsection.

    Pier 39 Loan: The Pier 39 Ground Lease does not provide the protection to the mortgagee set forth in this subsection.

    (M) Either the Marriott Desert Springs Ground Lease or the mortgage contains the borrower's covenant that such ground lease shall not be amended, canceled, or terminated without the prior written consent of the mortgagee, provided that the mortgagee is required to consent to amendments which do not in the mortgagee's reasonable judgement give rise to a Material Adverse Effect.

8. Representation and Warranty (xlii)

   The Tharaldson Pool A Loan and the Tharaldson Pool B Loan are secured by the pledge by each related borrower which is a holding company, of its stock and limited partnership interests in each Tharaldson Pool A Borrower and Tharaldson Pool B Borrower which is the owner of the fee or leasehold interest in each Tharaldson Pool A and Tharaldson Pool B Property, as applicable.

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

      MORTGAGE LOAN             PROPERTY NAME                             ADDRESS                               CITY
----------------------------------------------------------------------------------------------------------------------------------
 1    Showcase                  Showcase                                  Las Vegas Boulevard South             Las Vegas
 2    Crystal City Pool         1919 South Eads                           1919 South Eads Street                Arlington
 3    Crystal City Pool         Arlington Plaza                           2000 North 15th Street                Arlington
 4    Crystal City Pool         Crystal Gateway North                     1111 Jefferson Davis Highway          Arlington
 5    Marriott Desert Springs   Marriott Desert Springs                   74855 Country Club Drive              Palm Desert
 6    Tharaldson Pool A         Fairfield Inn, Fayetteville, AR           720 Millsap Road                      Fayetteville
 7    Tharaldson Pool A         Sleep Inn, Fayetteville, AR               728 Millsap Road                      Fayetteville
 8    Tharaldson Pool A         Comfort Inn, Cedar Rapids, IA             390 33rd Avenue, SW                   Cedar Rapids
 9    Tharaldson Pool A         Fairfield Inn, Coralville, IA             214 9th Street                        Coralville
10    Tharaldson Pool A         Country Inn & Suites, Davenport, IA       140 East 55th Street                  Davenport
11    Tharaldson Pool A         Fairfield Inn, Davenport, IA              3206 E. Kimberly Road                 Davenport
12    Tharaldson Pool A         Residence Inn, Davenport, IA              120 East 55th Street                  Davenport
13    Tharaldson Pool A         Fairfield Inn, Sioux City, IA             4716 Southern Hills Drive             Sioux City
14    Tharaldson Pool A         Fairfield Inn, Waterloo, IA               2011 La Porte Road                    Waterloo
15    Tharaldson Pool A         Comfort Inn, Champaign, IL                R. 4, 305 Marketview Drive            Champaign
16    Tharaldson Pool A         Comfort Inn, Danville, IL                 383 Lynch Road                        Danville
17    Tharaldson Pool A         Fairfield Inn, Fairview Heights, IL       140 Ludwig Drive                      Fairview Heights
18    Tharaldson Pool A         Hampton Inn, Fairview Heights, IL         150 Ludwig Drive                      Fairview Heights
19    Tharaldson Pool A         Hampton Inn, Forsyth, IL                  1429 Hickory Point Drive              Forsyth
20    Tharaldson Pool A         Comfort Inn, Galesburg, IL                907 W. Carl Sandburg Drive            Galesburg
21    Tharaldson Pool A         Fairfield Inn, Galesburg, IL              901 W. Carl Sandburg Drive            Galesburg
22    Tharaldson Pool A         Comfort Inn, Joliet (North), IL           3235 Norman Drive                     Joliet
23    Tharaldson Pool A         Comfort Inn, Joliet (South), IL           135 South Larkin Avenue               Joliet
24    Tharaldson Pool A         Fairfield Inn, Joliet (South), IL         1501 Riverboat Center                 Joliet
25    Tharaldson Pool A         Comfort Inn, Moline, IL                   2600 52nd Avenue                      Moline
26    Tharaldson Pool A         Fairfield Inn, Moline, IL                 2705 48th Avenue                      Moline
27    Tharaldson Pool A         Comfort Inn, Morris, IL                   70 Gore Road W.                       Morris
28    Tharaldson Pool A         Comfort Suites, Peoria, IL                4021 War Memorial                     Peoria
29    Tharaldson Pool A         Courtyard, Peoria, IL                     4125 N. War Memorial                  Peoria
30    Tharaldson Pool A         Comfort Inn, Quincy, IL                   4100 Broadway                         Quincy
31    Tharaldson Pool A         Fairfield Inn, Quincy, IL                 4315 Broadway                         Quincy
32    Tharaldson Pool A         Comfort Inn, Rockford, IL                 7392 Argus Drive                      Rockford
33    Tharaldson Pool A         Comfort Inn, Springfield, IL              3442 Freedom Drive                    Springfield
34    Tharaldson Pool A         Courtyard, Springfield, IL                3462 Freedom Drive                    Springfield
35    Tharaldson Pool A         Fairfield Inn, Springfield, IL            3446 Freedom Drive                    Springfield
36    Tharaldson Pool A         Sleep Inn, Springfield, IL                3470 Freedom Drive                    Springfield
37    Tharaldson Pool A         Hampton Inn, Tinley Park, IL              18501 N. Creek Dr                     Tinley Park
38    Tharaldson Pool A         Comfort Inn, Anderson, IN                 2205 E. 59th Street                   Anderson
39    Tharaldson Pool A         Comfort Inn, Evansville, IN               5006 Morgan Avenue                    Evansville
40    Tharaldson Pool A         Hampton Inn, Ft. Wayne, IN                570 Challenger Parkway                Ft. Wayne
41    Tharaldson Pool A         Comfort Inn, Indianapolis, IN             3880 W. 92nd Street                   Indianapolis
42    Tharaldson Pool A         Comfort Inn, Kokomo, IN                   522 Essex Drive                       Kokomo
43    Tharaldson Pool A         Fairfield Inn, Kokomo, IN                 1717 E. Lincoln Road                  Kokomo
44    Tharaldson Pool A         Fairfield Inn, Lafayette, IN              4000 State Rd. 26E                    Lafayette
45    Tharaldson Pool A         Comfort Inn, Richmond, IN                 912 Mendelson Drive                   Richmond
46    Tharaldson Pool A         Hampton Inn, Lexington, KY                3060 Lake Crest Circle                Lexington
47    Tharaldson Pool A         Fairfield Inn, Jackson, MI                2395 Shirley Drive                    Jackson
48    Tharaldson Pool A         Fairfield Inn, Bloomington,, MN           2401 E. 80th Street                   Bloomington,
49    Tharaldson Pool A         Fairfield Inn, Coon Rapids, MN            8965 Springbrook Drive                Coon Rapids
50    Tharaldson Pool A         Fairfield Inn, Eden Prairie, MN           11325 Viking Drive                    Eden Prairie
51    Tharaldson Pool A         Independent, Mendota Heights, MN          1330 Northland Drive                  Mendota Heights
52    Tharaldson Pool A         Country Inn & Suites, Owatonna, MN        130 Allen Avenue SW                   Owatonna
53    Tharaldson Pool A         Fairfield Inn, Bozeman, MT                828 Wheat Drive                       Bozeman
54    Tharaldson Pool A         Comfort Inn, Great Falls, MT              1120 9th St. South                    Great Falls
55    Tharaldson Pool A         Fairfield Inn, Great Falls, MT            1000 9th Ave. South                   Great Falls
56    Tharaldson Pool A         Fairfield Inn, Grand Forks, ND            3051 South 34th Street                Grand Forks
57    Tharaldson Pool A         Comfort Inn, Jamestown, ND                811 20th Street SW                    Jamestown
58    Tharaldson Pool A         Fairfield Inn, Minot, ND                   900 24th Avenue SW                   Minot
59    Tharaldson Pool A         Courtyard, Akron, OH                      100 Springside Drive                  Akron
60    Tharaldson Pool A         Hampton Inn, Akron, OH                    80 Springside Drive                   Akron
61    Tharaldson Pool A         Comfort Suites, Columbus, OH              3831 Park Mill Run Drive              Columbus
62    Tharaldson Pool A         Homewood Suites, Columbus, OH             3841 Park Mill Run Drive              Columbus
63    Tharaldson Pool A         Fairfield Inn, Fairborn (Dayton), OH      2500 Paramount Place                  Fairborn
64    Tharaldson Pool A         Hampton Inn, Fairborn (Dayton), OH        2550 Paramount Place                  Fairborn
65    Tharaldson Pool A         Fairfield Inn, Lima, OH                   2179 Elida Road                       Lima
66    Tharaldson Pool A         Comfort Inn, Marion, OH                   256 Jamesway                          Marion
67    Tharaldson Pool A         Fairfield Inn, Marion, OH                 227 Jamesway                          Marion
68    Tharaldson Pool A         Hampton Inn, Ontario, OH                  1051 North Lexington                  Mansfield
69    Tharaldson Pool A         Country Inn & Suites, Toledo, OH          541 W. Dussel Drive                   Toledo
70    Tharaldson Pool A         Holiday Inn Express, Maumee, OH           521 West Dussel Drive                 Maumee
71    Tharaldson Pool A         Fairfield Inn, Youngstown, OH             7397 Tiffany S                        Youngstown
72    Tharaldson Pool A         Hampton Inn, Youngstown, OH               7395 Tiffany S.                       Youngstown
73    Tharaldson Pool A         Fairfield Inn, Zanesville, OH             725 Zane Street                       Zanesville
74    Tharaldson Pool A         Fairfield Inn, Stillwater, OK             418 E. Hall of Fame Avenue            Stillwater
75    Tharaldson Pool A         Fairfield Inn, Tulsa, OK                  9020 E. 71st Street                   Tulsa
76    Tharaldson Pool A         Comfort Inn, Sioux Falls, SD              3216 S. Carolyn Avenue                Sioux Falls
77    Tharaldson Pool A         Comfort Suites, Sioux Falls, SD           3208 S. Carolyn Avenue                Sioux Falls
78    Tharaldson Pool A         Fairfield Inn, Amarillo, TX               6600 Interstate 40W                   Amarillo
79    Tharaldson Pool A         Residence Inn, Amarillo, TX               6700 Interstate 40W                   Amarillo
80    Tharaldson Pool A         Fairfield Inn, Bryan, TX                  4613 South Texas Avenue               Bryan
81    Tharaldson Pool A         Fairfield Inn, Corpus Christi, TX         5217 Blanche Moore Drive              Corpus Christi
82    Tharaldson Pool A         Hampton Inn, Corpus Christi, TX           5209 Blanche Moore Drive              Corpus Christi
83    Tharaldson Pool A         Residence Inn, Corpus Christi, TX         5229 Blanche Moore Drive              Corpus Christi
84    Tharaldson Pool A         Comfort Suites, Longview, TX              3307 N. 4th Street                    Longview
85    Tharaldson Pool A         Fairfield Inn, Longview, TX               3305 N. 4th Street                    Longview
86    Tharaldson Pool A         Hampton Inn, San Angelo, TX               2959 Loop 306                         San Angelo
87    Tharaldson Pool A         Fairfield Inn, Temple, TX                 1402 S.W.  H.K. Dodgen Loop           Temple
88    Tharaldson Pool A         Hampton Inn, Temple, TX                   1414 S.W.  H.K. Dodgen Loop           Temple
89    Tharaldson Pool A         Fairfield Inn, Appleton, WI               132 Mall Drive                        Appleton
90    Tharaldson Pool A         Residence Inn, Appleton, WI               310 Metro Drive                       Appleton
91    Tharaldson Pool A         Comfort Inn, Green Bay, WI                3841 Ramada Way                       Green Bay
92    Tharaldson Pool A         Fairfield Inn, Hudson, WI                 2400 Center Drive                     Hudson
93    Tharaldson Pool A         Residence Inn, Madison, WI                4862 Hayes Road                       Madison
94    Tharaldson Pool A         Comfort Inn, Onalaska/La Crosse, WI       1223 Crossing Meadows Drive           Onalaska/La Crosse
95    Tharaldson Pool A         Super 8, Racine, WI                       7141 Kinzie Avenue                    Racine
96    Tharaldson Pool B         Fairfield Inn, Colorado Springs, CO       7085 Commerce Drive                   Colorado Springs
97    Tharaldson Pool B         Fairfield Inn, Greeley, CO                2401 W. 29th Street                   Greeley
98    Tharaldson Pool B         Holiday Inn Express, Greeley, CO          2563 W. 29th Street                   Greeley
99    Tharaldson Pool B         Comfort Inn, Cedar Rapids (North), IA     5055 Rockwell Drive                   Cedar Rapids
100   Tharaldson Pool B         Fairfield Inn, Council Bluffs, IA         520 30th Avenue                       Council Bluffs
101   Tharaldson Pool B         Comfort Inn, Des Moines, IA               5231 Fleur Drive                      Des Moines
102   Tharaldson Pool B         Comfort Inn, Dubuque, IA                  4055 McDonald Drive                   Dubuque
103   Tharaldson Pool B         Fairfield Inn, Dubuque, IA                3400 Dodge Street                     Dubuque
104   Tharaldson Pool B         Fairfield Inn, Muscatine, IA              305 Cleveland Street                  Muscatine
105   Tharaldson Pool B         Comfort Inn, Waterloo, IA                 1945 La Porte Road                    Waterloo
106   Tharaldson Pool B         Super 8, Waterloo, IA                     1825 La Porte Road                    Waterloo
107   Tharaldson Pool B         Comfort Suites, Bloomington, IL           310 B. Greenbriar Drive               Bloomington
108   Tharaldson Pool B         Courtyard, Bloomington, IL                310 A. Greenbriar Drive               Bloomington
109   Tharaldson Pool B         Courtyard, Champaign, IL                  1811 Moreland Blvd.                   Champaign
110   Tharaldson Pool B         Fairfield Inn, Champaign, IL              1807 Moreland Blvd.                   Champaign
111   Tharaldson Pool B         Fairfield Inn, Danville, IL               389 Lynch Road                        Danville
112   Tharaldson Pool B         Super 8, Danville, IL                     377 Lynch Drive                       Danville
113   Tharaldson Pool B         Comfort Inn, Forsyth, IL                  134 Barnett Drive                     Forsyth
114   Tharaldson Pool B         Fairfield Inn, Forsyth, IL                1417 Hickory Point Drive              Forsyth
115   Tharaldson Pool B         Comfort Inn, Gurnee, IL                   3080 Gurnee Mills Circle E.           Gurnee
116   Tharaldson Pool B         Fairfield Inn, Kankakee, IL               1550 State Road 50                    Kankakee
117   Tharaldson Pool B         Residence Inn, Peoria, IL                 4201 N. War Memorial Drive            Peoria
118   Tharaldson Pool B         Fairfield Inn, Peru, IL                   4385 Venture Drive                    Peru
119   Tharaldson Pool B         Residence Inn, Rockford, IL               7542 Colosseum Drive                  Rockford
120   Tharaldson Pool B         Fairfield Inn, Tinley Park, IL            18511 N. Creek Drive                  Tinley Park
121   Tharaldson Pool B         Super 8, Evansville, IN                   4600 Morgan Avenue                    Evansville
122   Tharaldson Pool B         Fairfield Inn, Mishawaka, IN              425 University Drive                  Mishawaka
123   Tharaldson Pool B         Hampton Inn, Mishawaka, IN                445 University Drive                  Mishawaka
124   Tharaldson Pool B         Comfort Suites, Terre Haute, IN           501 E. Margaret Avenue                Terre Haute
125   Tharaldson Pool B         Fairfield Inn, Terre Haute, IN            475 E. Margaret Avenue                Terre Haute
126   Tharaldson Pool B         Comfort Inn, Topeka, KS                   1518 S. W. Wanamaker Road             Topeka
127   Tharaldson Pool B         Days Inn, Topeka, KS                      1510 S. W. Wanamaker Road             Topeka
128   Tharaldson Pool B         Fairfield Inn, Topeka, KS                 1530 S. W. Westport Drive             Topeka
129   Tharaldson Pool B         Residence Inn, Topeka, KS                 1620 S. W. Westport Drive             Topeka
130   Tharaldson Pool B         Comfort Inn, Wichita, KS                  9525 E. Corporate Hills               Wichita
131   Tharaldson Pool B         Hampton Inn, Wichita, KS                  9449 E. Corporate Hills               Wichita
132   Tharaldson Pool B         Fairfield Inn, Ashland, KY                10945 Route 60                        Ashland
133   Tharaldson Pool B         Fairfield Inn, Lexington, KY              3050 Lake Crest Circle                Lexington
134   Tharaldson Pool B         Super 8, Owensboro, KY                    1027 Goetz Drive                      Owensboro
135   Tharaldson Pool B         Hampton Inn, Battle Creek, MI             1150 Riverside Drive                  Battle Creek
136   Tharaldson Pool B         Fairfield Inn, Holland, MI                2854 West Shore Drive                 Holland
137   Tharaldson Pool B         Hampton Inn, Kalamazoo, MI                1550 E. Kilgore Road                  Kalamazoo
138   Tharaldson Pool B         Comfort Inn, Brooklyn Center, MN          1600 James Circle North               Brooklyn Center
139   Tharaldson Pool B         Comfort Inn, Mankato, MN                  131 Apache Place                      Mankato
140   Tharaldson Pool B         Country Inn & Suites, Rochester, MN       4323 Hwy 52 N. SW Frontage Rd         Rochester
141   Tharaldson Pool B         Fairfield Inn, St. Cloud, MN              4120 S. 2nd Street                    St. Cloud
142   Tharaldson Pool B         Hampton Inn, Woodbury, MN                 1450 Weir Drive                       Woodbury
143   Tharaldson Pool B         Comfort Inn, Lee's Summit, MO             607 S.E. Oldham Parkway               Lee's Summit
144   Tharaldson Pool B         Fairfield Inn, Lee's Summit, MO           1301 N.E. Windsor Drive               Lee's Summit
145   Tharaldson Pool B         Comfort Inn, Billings, MT                 2030 Overland Drive                   Billings
146   Tharaldson Pool B         Fairfield Inn, Billings, MT               2026 Overland Drive                   Billings
147   Tharaldson Pool B         Comfort Inn, Helena, MT                   750 Fee Street                        Helena
148   Tharaldson Pool B         Fairfield Inn, Bismarck (North), ND       1120 Century Avenue, E                Bismarck
149   Tharaldson Pool B         Fairfield Inn, Bismarck (South), ND       135 Ivy Drive                         Bismarck
150   Tharaldson Pool B         Comfort Inn, Fargo (East), ND             1407 35th Street S.                   Fargo
151   Tharaldson Pool B         Comfort Suites, Fargo, ND                 1415 35th Street S.                   Fargo
152   Tharaldson Pool B         Fairfield Inn, Fargo, ND                  3902 9th Avenue S.W.                  Fargo
153   Tharaldson Pool B         Comfort Inn, Fargo (West), ND             3825 9th Avenue S.W.                  Fargo
154   Tharaldson Pool B         Comfort Inn, Grand Forks, ND              3251 30th Avenue S.                   Grand Forks
155   Tharaldson Pool B         Comfort Suites, Lincoln, NE               4231 Industrial Avenue                Lincoln
156   Tharaldson Pool B         Fairfield Inn, Lincoln, NE                4221 Industrial Avenue                Lincoln
157   Tharaldson Pool B         Fairfield Inn, Canton, OH                 5285 Broadmoor Circle NW              Canton
158   Tharaldson Pool B         Residence Inn, Canton, OH                 5280 Broadmoor Circle NW              Canton
159   Tharaldson Pool B         Comfort Inn, Dayton, OH                   7125 Miller Lane                      Dayton
160   Tharaldson Pool B         Fairfield Inn, Findlay, OH                2000 Tiffin Avenue                    Findlay
161   Tharaldson Pool B         Hampton Inn, Findlay, OH                  921 Interstate Drive                  Findlay
162   Tharaldson Pool B         Fairfield Inn, Mansfield/Ontario, OH      1065 N. Lexington Springmill Road     Mansfield/Ontario
163   Tharaldson Pool B         Fairfield Inn, Middletown, OH             6750 Roosevelt Parkway                Middletown
164   Tharaldson Pool B         Holiday Inn Express, Middletown, OH       6575 Terhune Drive                    Middletown
165   Tharaldson Pool B         Fairfield Inn, Springfield, OH            1870 West 1st Street                  Springfield,
166   Tharaldson Pool B         Residence Inn, Youngstown, OH             7396 Tiffany South                    Youngstown
167   Tharaldson Pool B         Fairfield Inn, Norman, OK                 301 Norman Center                     Norman
168   Tharaldson Pool B         Hampton Inn, Oklahoma City, OK            13500 Plaza Terrace                   Oklahoma City
169   Tharaldson Pool B         Holiday Inn Express, Oklahoma City, OK    13520 Plaza Terrace                   Oklahoma City
170   Tharaldson Pool B         Holiday Inn Express, Tulsa, OK            9010 E. 71st Street                   Tulsa
171   Tharaldson Pool B         Fairfield Inn, Abilene, TX                3902 Turner Plaza                     Abilene
172   Tharaldson Pool B         Hampton Inn, Abilene, TX                  3917 Ridgemont Drive                  Abilene
173   Tharaldson Pool B         Hampton Inn, Ft. Worth, TX                4799 SW Loop 820                      Ft. Worth
174   Tharaldson Pool B         Comfort Suites, Lewisville, TX            755 A Vista Ridge Mall Drive          Lewisville
175   Tharaldson Pool B         Country Inn & Suites, Lewisville, TX      755 B Vista Ridge Mall Drive          Lewisville
176   Tharaldson Pool B         Residence Inn, Lewisville, TX             755 C Vista Ridge Mall Drive          Lewisville
177   Tharaldson Pool B         Courtyard, Lubbock, TX                    4011 S. Loop 289                      Lubbock
178   Tharaldson Pool B         Fairfield Inn, Lubbock, TX                4007 S. Loop 289                      Lubbock
179   Tharaldson Pool B         Hampton Inn, Lubbock, TX                  4003 S. Loop 289                      Lubbock
180   Tharaldson Pool B         Fairfield Inn, Midland, TX                2300 Faulkner Drive                   Midland
181   Tharaldson Pool B         Fairfield Inn, Tyler, TX                  1945 W. SW Loop 323                   Tyler
182   Tharaldson Pool B         Fairfield Inn, Victoria, TX               7502 N. Navarro Street                Victoria
183   Tharaldson Pool B         Fairfield Inn, Waco, TX                   5805 North Woodway Drive              Waco
184   Tharaldson Pool B         Fairfield Inn, Wichita Falls, TX          4414 Westgate Drive                   Wichita Falls
185   Tharaldson Pool B         Comfort Inn, Manitowoc, WI                2200 S. 44th Street                   Manitowoc
186   Tharaldson Pool B         Fairfield Inn, Oshkosh, WI                1800 S. Koeller Road                  Oshkosh
187   Tharaldson Pool B         Fairfield Inn, Stevens Point, WI          5317 Hwy 10 East                      Stevens Point
188   Tharaldson Pool B         Comfort Inn, Casper, WY                   480 Lathrop                           Casper
189   Pier 39                   Pier 39                                   Pier 39                               San Francisco
190   One Commerce Square       One Commerce Square                       One Commerce Square                   Philadelphia
191   Green Acres               Green Acres                               Sunrise Highway                       Valley Stream
192   Americold Pool            Ash Street                                4475 E. 50th Avenue                   Denver
193   Americold Pool            Bettendorf                                6875 State Street                     Bettendorf
194   Americold Pool            Boston                                    100 Widett Circle                     Boston
195   Americold Pool            Burlington                                301 South Walnut                      Burlington
196   Americold Pool            Burley                                    280 W. Highway 30                     Burley
197   Americold Pool            Clearfield                                755 E. 1700 South St.                 Clearfield
198   Americold Pool            Connell                                   720 W. Juniper Street                 Connell
199   Americold Pool            E. Main Street                            159 East Main Street                  Gloucester
200   Americold Pool            Fogelsville                               250 Mill Road                         Fogelsville
201   Americold Pool            Ft. Dodge                                 3543 Maple Drive                      Fort Dodge
202   Americold Pool            Hermiston                                 Westland Road                         Hermiston
203   Americold Pool            Jesse St.                                 2233 Jesse Street                     Los Angeles
204   Americold Pool            Lois Avenue                               4916 South Lois Avenue                Tampa
205   Americold Pool            Milwaukie                                 9501 SE McLoughlin Blvd               Portland
206   Americold Pool            Moses Lake                                3245 Road N                           Moses Lake
207   Americold Pool            Nampa                                     224 Fourth St., N                     Nampa
208   Americold Pool            Plant City                                211 S. Alexander Street               Plant City
209   Americold Pool            Plover                                    110th Street & Hwy 54                 Plover
210   Americold Pool            Rail Road Ave.                            Railroad Avenue                       Gloucester
211   Americold Pool            Watsonville                               750 W. Riverside Dr.                  Watsonville
212   Americold Pool            Rochelle                                  1010 Americold Drive                  Rochelle
213   Americold Pool            Rogers St.                                69 Rogers Street                      Gloucester
214   Americold Pool            Rowe Square                               Rowe Square                           Gloucester
215   Americold Pool            Salem                                     4095 Portlad Rd., N.E.                Salem
216   Americold Pool            Southgate                                 1845 Westgate Parkway                 Atlanta
217   Americold Pool            Turlock 2                                 525 S. Kilroy Road                    Turlock
218   Americold Pool            Walla Walla                               4-14th Avenue, So.                    Walla Walla
219   Americold Pool            Wallula                                   Dodd Road                             Wallula
220   Americold Pool            Woodburn                                  1440 Silverton Road                   Woodburn
221   URS Pool                  Albertville                               1355 Railroad Avenue                  Albertville
222   URS Pool                  Augusta                                   533 Laney-Walker Road                 Augusta
223   URS Pool                  Birmingham                                700 W. 25th Avenue                    Birmingham
224   URS Pool                  Charlotte Central                         700 West 9th Street                   Charlotte
225   URS Pool                  Charlotte North                           1000 Exchange Street                  Charlotte
226   URS Pool                  Columbia                                  2339 Shop Road                        Columbia
227   URS Pool                  Ft. Smith                                 1634 Midland Boulevard                Fort Smith
228   URS Pool                  Gadsden                                   215 East Air Depot Road               Gadsden
229   URS Pool                  Gateway                                   6150 Xavier Drive, SW                 Atlanta
230   URS Pool                  Indianapolis                              3320 South Arlington Avenue           Indianapolis
231   URS Pool                  Chelsea Memphis                           2378 Spottswood Avenue                Memphis
232   URS Pool                  Lakewood                                  3300 Lakewood Avenue, SW              Atlanta
233   URS Pool                  Leesport                                  2174 C, RD2, Orchard Lane             Leesport
234   URS Pool                  Marshall                                  West Highway 20                       Marshall
235   URS Pool                  Memphis Parkway                           1100 E Parkway South                  Memphis
236   URS Pool                  Montezuma                                 205 S. Airport Drive                  Montezuma
237   URS Pool                  Montgomery [New]                          4550 Newcomb Avenue                   Montgomery
238   URS Pool                  Murfreesboro                              2841 Stephenson Drive                 Murfreesboro
239   URS Pool                  Norfolk                                   3801 E Princess Anne Road             Norfolk
240   URS Pool                  Oklahoma [1]                              821 South Hudson                      Oklahoma City
241   URS Pool                  Oklahoma [2]                              2524 Exchange                         Oklahoma City
242   URS Pool                  Portland                                  165 Read Street                       Portland
243   URS Pool                  Syracuse                                  264 Farrell Road                      Syracuse
244   URS Pool                  Tarboro                                   200 Sara Lee Road                     Tarboro
245   URS Pool                  Tomah                                     Route 2, Box 80-A                     Tomah
246   URS Pool                  Turlock 1                                 680 Fifth Street                      Turlock
247   URS Pool                  Westgate                                  1740 Westgate Parkway                 Atlanta
248   URS Pool                  West Memphis                              1651 S. Airport Road                  West Memphis
249   URS Pool                  Wichita                                   2707 North Mead                       Witchita

                                                                   ORIGINAL          CUT-OFF
                                                                   ALLOCATED      DATE ALLOCATED       APPRAISED        CUT-OFF
          STATE      PROPERTY TYPE                                LOAN AMOUNT      LOAN AMOUNT           VALUE          DATE LTV
----------------------------------------------------------------------------------------------------------------------------------
 1          NV       Retail                                      $ 79,500,000      $ 78,998,166      $ 117,500,000        67.2%
 2          VA       Office                                      $ 14,000,000      $ 13,928,814       $ 20,000,000        69.6%
 3          VA       Office                                      $ 18,666,667      $ 18,571,752       $ 29,800,000        62.3%
 4          VA       Office                                      $ 44,333,333      $ 44,107,911       $ 65,300,000        67.5%
 5          CA       Hotel                                      $ 103,000,000     $ 102,418,958      $ 237,000,000        43.2%
 6          AR       Hotel                                        $ 1,812,000       $ 1,803,554        $ 3,300,000        54.7%
 7          AR       Hotel                                        $ 1,518,000       $ 1,510,924        $ 2,400,000        63.0%
 8          IA       Hotel                                        $ 1,027,000       $ 1,022,213        $ 2,000,000        51.1%
 9          IA       Hotel                                        $ 1,855,000       $ 1,846,353        $ 3,000,000        61.5%
10          IA       Hotel                                        $ 1,604,000       $ 1,596,523        $ 3,200,000        49.9%
11          IA       Hotel                                        $ 1,079,000       $ 1,073,971        $ 2,200,000        48.8%
12          IA       Hotel                                        $ 2,291,000       $ 2,280,321        $ 6,400,000        35.6%
13          IA       Hotel                                        $ 1,529,000       $ 1,521,873        $ 3,300,000        46.1%
14          IA       Hotel                                        $ 1,596,000       $ 1,588,561        $ 2,700,000        58.8%
15          IL       Hotel                                        $ 1,334,000       $ 1,327,782        $ 2,300,000        57.7%
16          IL       Hotel                                        $ 1,288,000       $ 1,281,996        $ 2,000,000        64.1%
17          IL       Hotel                                        $ 2,709,000       $ 2,696,373        $ 4,600,000        58.6%
18          IL       Hotel                                        $ 2,192,000       $ 2,181,783        $ 3,500,000        62.3%
19          IL       Hotel                                        $ 1,912,000       $ 1,903,088        $ 3,500,000        54.4%
20          IL       Hotel                                        $ 1,399,000       $ 1,392,479        $ 2,300,000        60.5%
21          IL       Hotel                                        $ 2,041,000       $ 2,031,486        $ 3,500,000        58.0%
22          IL       Hotel                                        $ 2,421,000       $ 2,409,715        $ 3,800,000        63.4%
23          IL       Hotel                                        $ 1,600,000       $ 1,592,542        $ 3,600,000        44.2%
24          IL       Hotel                                        $ 2,099,000       $ 2,089,216        $ 3,600,000        58.0%
25          IL       Hotel                                        $ 1,726,000       $ 1,717,955        $ 3,200,000        53.7%
26          IL       Hotel                                        $ 1,702,000       $ 1,694,067        $ 3,000,000        56.5%
27          IL       Hotel                                        $ 1,400,000       $ 1,393,474        $ 2,600,000        53.6%
28          IL       Hotel                                        $ 1,999,000       $ 1,989,682        $ 3,600,000        55.3%
29          IL       Hotel                                        $ 2,914,000       $ 2,900,417        $ 5,500,000        52.7%
30          IL       Hotel                                        $ 1,945,000       $ 1,935,934        $ 3,300,000        58.7%
31          IL       Hotel                                        $ 2,466,000       $ 2,454,505        $ 4,000,000        61.4%
32          IL       Hotel                                        $ 1,730,000       $ 1,721,936        $ 2,900,000        59.4%
33          IL       Hotel                                        $ 2,259,000       $ 2,248,470        $ 4,200,000        53.5%
34          IL       Hotel                                        $ 2,782,000       $ 2,769,033        $ 5,400,000        51.3%
35          IL       Hotel                                        $ 2,097,000       $ 2,087,225        $ 3,400,000        61.4%
36          IL       Hotel                                        $ 1,568,000       $ 1,560,691        $ 3,100,000        50.3%
37          IL       Hotel                                        $ 1,373,000       $ 1,366,600        $ 3,000,000        45.6%
38          IN       Hotel                                        $ 1,202,000       $ 1,196,397        $ 2,100,000        57.0%
39          IN       Hotel                                        $ 1,327,000       $ 1,320,815        $ 2,800,000        47.2%
40          IN       Hotel                                        $ 2,500,000       $ 2,488,347        $ 5,400,000        46.1%
41          IN       Hotel                                        $ 1,156,000       $ 1,150,612        $ 2,600,000        44.3%
42          IN       Hotel                                        $ 1,448,000       $ 1,441,251        $ 3,500,000        41.2%
43          IN       Hotel                                        $ 2,022,000       $ 2,012,575        $ 3,600,000        55.9%
44          IN       Hotel                                        $ 2,998,000       $ 2,984,026        $ 5,300,000        56.3%
45          IN       Hotel                                        $ 1,334,000       $ 1,327,782        $ 2,000,000        66.4%
46          KY       Hotel                                        $ 2,757,000       $ 2,744,149        $ 4,900,000        56.0%
47          MI       Hotel                                        $ 2,199,000       $ 2,188,750        $ 4,000,000        54.7%
48          MN       Hotel                                        $ 6,093,000       $ 6,064,599       $ 11,600,000        52.3%
49          MN       Hotel                                        $ 1,366,000       $ 1,359,633        $ 3,000,000        45.3%
50          MN       Hotel                                        $ 3,419,000       $ 3,403,063        $ 6,200,000        54.9%
51          MN       Hotel                                        $ 3,000,000       $ 2,986,016        $ 9,700,000        30.8%
52          MN       Hotel                                        $ 1,271,000       $ 1,265,076        $ 2,000,000        63.3%
53          MT       Hotel                                        $ 1,201,000       $ 1,195,402        $ 2,400,000        49.8%
54          MT       Hotel                                        $ 2,155,000       $ 2,144,955        $ 4,100,000        52.3%
55          MT       Hotel                                        $ 2,046,000       $ 2,036,463        $ 3,400,000        59.9%
56          ND       Hotel                                        $ 1,077,000       $ 1,071,980        $ 2,900,000        37.0%
57          ND       Hotel                                        $ 1,361,000       $ 1,354,656        $ 2,700,000        50.2%
58          ND       Hotel                                          $ 852,000         $ 848,029        $ 1,800,000        47.1%
59          OH       Hotel                                        $ 3,106,000       $ 3,091,522        $ 4,500,000        68.7%
60          OH       Hotel                                        $ 1,265,000       $ 1,259,104        $ 2,100,000        60.0%
61          OH       Hotel                                        $ 2,278,000       $ 2,267,382        $ 4,700,000        48.2%
62          OH       Hotel                                        $ 2,673,000       $ 2,660,541        $ 4,900,000        54.3%
63          OH       Hotel                                        $ 2,949,000       $ 2,935,254        $ 4,900,000        59.9%
64          OH       Hotel                                        $ 2,456,000       $ 2,444,552        $ 4,700,000        52.0%
65          OH       Hotel                                        $ 2,719,000       $ 2,706,326        $ 4,500,000        60.1%
66          OH       Hotel                                        $ 2,036,000       $ 2,026,510        $ 2,900,000        69.9%
67          OH       Hotel                                        $ 2,001,000       $ 1,991,673        $ 3,200,000        62.2%
68          OH       Hotel                                        $ 2,087,000       $ 2,077,272        $ 3,500,000        59.4%
69          OH       Hotel                                        $ 1,391,000       $ 1,384,516        $ 3,300,000        42.0%
70          OH       Hotel                                        $ 1,435,000       $ 1,428,311        $ 3,300,000        43.3%
71          OH       Hotel                                        $ 2,022,000       $ 2,012,575        $ 3,200,000        62.9%
72          OH       Hotel                                        $ 1,886,000       $ 1,877,209        $ 3,400,000        55.2%
73          OH       Hotel                                        $ 2,577,000       $ 2,564,988        $ 4,100,000        62.6%
74          OK       Hotel                                        $ 1,870,000       $ 1,861,284        $ 3,600,000        51.7%
75          OK       Hotel                                        $ 2,019,000       $ 2,009,589        $ 3,800,000        52.9%
76          SD       Hotel                                        $ 1,478,000       $ 1,471,111        $ 3,500,000        42.0%
77          SD       Hotel                                        $ 1,979,000       $ 1,969,775        $ 3,700,000        53.2%
78          TX       Hotel                                        $ 1,395,000       $ 1,388,498        $ 3,300,000        42.1%
79          TX       Hotel                                        $ 2,914,000       $ 2,900,417        $ 6,000,000        48.3%
80          TX       Hotel                                        $ 1,861,000       $ 1,852,325        $ 2,900,000        63.9%
81          TX       Hotel                                        $ 2,149,000       $ 2,138,983        $ 3,900,000        54.8%
82          TX       Hotel                                        $ 2,224,000       $ 2,213,633        $ 3,500,000        63.2%
83          TX       Hotel                                        $ 3,000,000       $ 2,986,016        $ 4,900,000        60.9%
84          TX       Hotel                                        $ 2,666,000       $ 2,653,573        $ 5,000,000        53.1%
85          TX       Hotel                                        $ 2,433,000       $ 2,421,659        $ 4,600,000        52.6%
86          TX       Hotel                                        $ 1,856,000       $ 1,847,349        $ 3,500,000        52.8%
87          TX       Hotel                                        $ 1,683,000       $ 1,675,155        $ 3,100,000        54.0%
88          TX       Hotel                                        $ 1,676,000       $ 1,668,188        $ 2,500,000        66.7%
89          WI       Hotel                                        $ 1,782,000       $ 1,773,694        $ 3,300,000        53.7%
90          WI       Hotel                                        $ 2,698,000       $ 2,685,424        $ 4,700,000        57.1%
91          WI       Hotel                                        $ 1,501,000       $ 1,494,004        $ 2,200,000        67.9%
92          WI       Hotel                                        $ 1,535,000       $ 1,527,845        $ 2,800,000        54.6%
93          WI       Hotel                                        $ 2,422,000       $ 2,410,711        $ 4,900,000        49.2%
94          WI       Hotel                                        $ 2,354,000       $ 2,343,028        $ 3,700,000        63.3%
95          WI       Hotel                                        $ 1,081,000       $ 1,075,961        $ 2,000,000        53.8%
96          CO       Hotel                                        $ 2,779,000       $ 2,764,814        $ 4,500,000        61.4%
97          CO       Hotel                                        $ 1,747,000       $ 1,738,082        $ 3,500,000        49.7%
98          CO       Hotel                                        $ 1,629,000       $ 1,620,684        $ 3,500,000        46.3%
99          IA       Hotel                                        $ 1,730,000       $ 1,721,169        $ 3,000,000        57.4%
100         IA       Hotel                                        $ 1,989,000       $ 1,978,847        $ 4,300,000        46.0%
101         IA       Hotel                                        $ 1,315,000       $ 1,308,287        $ 2,500,000        52.3%
102         IA       Hotel                                        $ 1,219,000       $ 1,212,777        $ 2,300,000        52.7%
103         IA       Hotel                                        $ 1,739,000       $ 1,730,123        $ 3,500,000        49.4%
104         IA       Hotel                                        $ 1,253,000       $ 1,246,604        $ 2,700,000        46.2%
105         IA       Hotel                                        $ 1,241,000       $ 1,234,665        $ 2,600,000        47.5%
106         IA       Hotel                                        $ 1,095,000       $ 1,089,410        $ 2,400,000        45.4%
107         IL       Hotel                                        $ 1,993,000       $ 1,982,826        $ 3,600,000        55.1%
108         IL       Hotel                                        $ 3,010,000       $ 2,994,635        $ 4,300,000        69.6%
109         IL       Hotel                                        $ 2,883,000       $ 2,868,283        $ 5,500,000        52.2%
110         IL       Hotel                                        $ 1,761,000       $ 1,752,011        $ 3,200,000        54.8%
111         IL       Hotel                                        $ 1,456,000       $ 1,448,568        $ 2,500,000        57.9%
112         IL       Hotel                                        $ 1,186,000       $ 1,179,946        $ 2,200,000        53.6%
113         IL       Hotel                                        $ 1,657,000       $ 1,648,541        $ 2,600,000        63.4%
114         IL       Hotel                                        $ 2,200,000       $ 2,188,770        $ 3,900,000        56.1%
115         IL       Hotel                                        $ 1,928,000       $ 1,918,158        $ 4,400,000        43.6%
116         IL       Hotel                                        $ 2,049,000       $ 2,038,540        $ 3,900,000        52.3%
117         IL       Hotel                                        $ 4,019,000       $ 3,998,484        $ 6,400,000        62.5%
118         IL       Hotel                                        $ 2,608,000       $ 2,594,687        $ 4,100,000        63.3%
119         IL       Hotel                                        $ 3,781,000       $ 3,761,699        $ 6,500,000        57.9%
120         IL       Hotel                                        $ 1,200,000       $ 1,193,874        $ 2,400,000        49.7%
121         IN       Hotel                                        $ 1,038,000       $ 1,032,701        $ 2,500,000        41.3%
122         IN       Hotel                                        $ 2,179,000       $ 2,167,877        $ 3,400,000        63.8%
123         IN       Hotel                                        $ 1,613,000       $ 1,604,766        $ 3,400,000        47.2%
124         IN       Hotel                                        $ 2,070,000       $ 2,059,433        $ 3,100,000        66.4%
125         IN       Hotel                                        $ 2,009,000       $ 1,998,745        $ 2,800,000        71.4%
126         KS       Hotel                                        $ 2,095,000       $ 2,084,306        $ 3,500,000        59.6%
127         KS       Hotel                                        $ 1,488,000       $ 1,480,404        $ 2,200,000        67.3%
128         KS       Hotel                                        $ 1,962,000       $ 1,951,985        $ 2,900,000        67.3%
129         KS       Hotel                                        $ 2,381,000       $ 2,368,846        $ 3,400,000        69.7%
130         KS       Hotel                                        $ 1,198,000       $ 1,191,885        $ 1,700,000        70.1%
131         KS       Hotel                                        $ 1,492,000       $ 1,484,384        $ 3,400,000        43.7%
132         KY       Hotel                                        $ 2,120,000       $ 2,109,178        $ 3,400,000        62.0%
133         KY       Hotel                                        $ 2,428,000       $ 2,415,606        $ 4,300,000        56.2%
134         KY       Hotel                                        $ 1,344,000       $ 1,337,139        $ 2,200,000        60.8%
135         MI       Hotel                                        $ 1,951,000       $ 1,941,041        $ 4,100,000        47.3%
136         MI       Hotel                                        $ 1,666,000       $ 1,657,496        $ 3,200,000        51.8%
137         MI       Hotel                                        $ 1,451,000       $ 1,443,593        $ 2,700,000        53.5%
138         MN       Hotel                                        $ 1,811,000       $ 1,801,755        $ 3,600,000        50.0%
139         MN       Hotel                                        $ 1,925,000       $ 1,915,173        $ 3,000,000        63.8%
140         MN       Hotel                                        $ 1,954,000       $ 1,944,025        $ 3,700,000        52.5%
141         MN       Hotel                                        $ 1,315,000       $ 1,308,287        $ 1,900,000        68.9%
142         MN       Hotel                                        $ 1,555,000       $ 1,547,062        $ 2,600,000        59.5%
143         MO       Hotel                                        $ 1,384,000       $ 1,376,935        $ 2,700,000        51.0%
144         MO       Hotel                                        $ 2,302,000       $ 2,290,249        $ 4,200,000        54.5%
145         MT       Hotel                                        $ 1,845,000       $ 1,835,582        $ 2,900,000        63.3%
146         MT       Hotel                                        $ 2,036,000       $ 2,025,607        $ 3,400,000        59.6%
147         MT       Hotel                                        $ 1,570,000       $ 1,561,986        $ 3,200,000        48.8%
148         ND       Hotel                                        $ 1,354,000       $ 1,347,088        $ 2,600,000        51.8%
149         ND       Hotel                                        $ 1,365,000       $ 1,358,032        $ 2,600,000        52.2%
150         ND       Hotel                                        $ 1,327,000       $ 1,320,226        $ 2,300,000        57.4%
151         ND       Hotel                                        $ 1,658,000       $ 1,649,536        $ 3,300,000        50.0%
152         ND       Hotel                                        $ 1,674,000       $ 1,665,455        $ 3,700,000        45.0%
153         ND       Hotel                                        $ 1,183,000       $ 1,176,961        $ 2,200,000        53.5%
154         ND       Hotel                                        $ 1,857,000       $ 1,847,520        $ 3,800,000        48.6%
155         NE       Hotel                                        $ 2,347,000       $ 2,335,019        $ 4,100,000        57.0%
156         NE       Hotel                                        $ 2,269,000       $ 2,257,417        $ 4,300,000        52.5%
157         OH       Hotel                                        $ 2,314,000       $ 2,302,188        $ 3,400,000        67.7%
158         OH       Hotel                                        $ 3,140,000       $ 3,123,971        $ 5,400,000        57.9%
159         OH       Hotel                                        $ 1,638,000       $ 1,629,638        $ 2,200,000        74.1%
160         OH       Hotel                                        $ 2,300,000       $ 2,288,259        $ 3,800,000        60.2%
161         OH       Hotel                                        $ 2,160,000       $ 2,148,974        $ 3,700,000        58.1%
162         OH       Hotel                                        $ 2,431,000       $ 2,418,590        $ 3,300,000        73.3%
163         OH       Hotel                                        $ 2,187,000       $ 2,175,836        $ 3,500,000        62.2%
164         OH       Hotel                                        $ 2,364,000       $ 2,351,932        $ 3,800,000        61.9%
165         OH       Hotel                                        $ 2,618,000       $ 2,604,636        $ 4,700,000        55.4%
166         OH       Hotel                                        $ 3,629,000       $ 3,610,475        $ 6,700,000        53.9%
167         OK       Hotel                                        $ 2,244,000       $ 2,232,545        $ 4,500,000        49.6%
168         OK       Hotel                                        $ 2,111,000       $ 2,100,224        $ 4,600,000        45.7%
169         OK       Hotel                                        $ 2,900,000       $ 2,885,196        $ 4,900,000        58.9%
170         OK       Hotel                                        $ 2,420,000       $ 2,407,647        $ 4,100,000        58.7%
171         TX       Hotel                                        $ 1,606,000       $ 1,597,802        $ 3,000,000        53.3%
172         TX       Hotel                                        $ 1,360,000       $ 1,353,058        $ 2,300,000        58.8%
173         TX       Hotel                                        $ 2,433,000       $ 2,420,580        $ 4,800,000        50.4%
174         TX       Hotel                                        $ 2,256,000       $ 2,244,484        $ 4,300,000        52.2%
175         TX       Hotel                                        $ 2,150,000       $ 2,139,025        $ 4,300,000        49.7%
176         TX       Hotel                                        $ 3,978,000       $ 3,957,693        $ 8,000,000        49.5%
177         TX       Hotel                                        $ 2,953,000       $ 2,937,926        $ 5,800,000        50.7%
178         TX       Hotel                                        $ 1,708,000       $ 1,699,281        $ 3,300,000        51.5%
179         TX       Hotel                                        $ 1,954,000       $ 1,944,025        $ 4,100,000        47.4%
180         TX       Hotel                                        $ 2,661,000       $ 2,647,416        $ 4,400,000        60.2%
181         TX       Hotel                                        $ 2,196,000       $ 2,184,790        $ 3,600,000        60.7%
182         TX       Hotel                                        $ 1,385,000       $ 1,377,930        $ 2,100,000        65.6%
183         TX       Hotel                                        $ 3,029,000       $ 3,013,538        $ 5,400,000        55.8%
184         TX       Hotel                                        $ 2,237,000       $ 2,225,581        $ 4,400,000        50.6%
185         WI       Hotel                                        $ 1,251,000       $ 1,244,614        $ 2,200,000        56.6%
186         WI       Hotel                                        $ 1,093,000       $ 1,087,421        $ 2,200,000        49.4%
187         WI       Hotel                                        $ 1,347,000       $ 1,340,124        $ 2,400,000        55.8%
188         WY       Hotel                                        $ 1,557,000       $ 1,549,052        $ 3,200,000        48.4%
189         CA       Retail                                     $ 117,000,000     $ 116,669,545      $ 158,000,000        73.8%
190         PA       Office                                     $ 112,000,000     $ 111,410,632      $ 135,000,000        82.5%
191         NY       Retail                                     $ 160,000,000     $ 159,523,713      $ 253,200,000        63.0%
192         CO       Refrigerated Distribution/Warehouse          $ 1,768,536       $ 1,768,536        $ 6,200,000        57.0%
193         IA       Refrigerated Distribution/Warehouse          $ 4,107,568       $ 4,107,568       $ 14,400,000        57.0%
194         MA       Refrigerated Distribution/Warehouse          $ 2,110,834       $ 2,110,834        $ 7,400,000        57.0%
195         WA       Refrigerated Distribution/Warehouse          $ 4,506,915       $ 4,506,915       $ 15,800,000        57.0%
196         ID       Refrigerated Distribution/Warehouse         $ 10,012,197      $ 10,012,197       $ 35,100,000        57.0%
197         UT       Refrigerated Distribution/Warehouse          $ 7,929,889       $ 7,929,889       $ 27,800,000        57.0%
198         WA       Refrigerated Distribution/Warehouse          $ 6,532,174       $ 6,532,174       $ 22,900,000        57.0%
199         MA       Refrigerated Distribution/Warehouse          $ 2,367,557       $ 2,367,557        $ 8,300,000        57.0%
200         PA       Refrigerated Distribution/Warehouse         $ 16,430,273      $ 16,430,273       $ 57,600,000        57.0%
201         IA       Refrigerated Distribution/Warehouse          $ 1,354,927       $ 1,354,927        $ 4,750,000        57.0%
202         OR       Refrigerated Distribution/Warehouse          $ 6,703,323       $ 6,703,323       $ 23,500,000        57.0%
203         CA       Refrigerated Distribution/Warehouse          $ 2,082,309       $ 2,082,309        $ 7,300,000        57.0%
204         FL       Refrigerated Distribution/Warehouse            $ 128,362         $ 128,362          $ 450,000        57.0%
205         OR       Refrigerated Distribution/Warehouse          $ 5,391,183       $ 5,391,183       $ 18,900,000        57.0%
206         WA       Refrigerated Distribution/Warehouse          $ 9,755,474       $ 9,755,474       $ 34,200,000        57.0%
207         ID       Refrigerated Distribution/Warehouse          $ 5,819,055       $ 5,819,055       $ 20,400,000        57.0%
208         FL       Refrigerated Distribution/Warehouse            $ 684,595         $ 684,595        $ 2,400,000        57.0%
209         WI       Refrigerated Distribution/Warehouse         $ 13,634,844      $ 13,634,844       $ 47,800,000        57.0%
210         MA       Refrigerated Distribution/Warehouse            $ 656,070         $ 656,070        $ 2,300,000        57.0%
211         CA       Refrigerated Distribution/Warehouse          $ 5,191,510       $ 5,191,510       $ 18,200,000        57.0%
212         IL       Refrigerated Distribution/Warehouse          $ 7,017,096       $ 7,017,096       $ 24,600,000        57.0%
213         MA       Refrigerated Distribution/Warehouse          $ 3,480,023       $ 3,480,023       $ 12,200,000        57.0%
214         MA       Refrigerated Distribution/Warehouse          $ 4,079,043       $ 4,079,043       $ 14,300,000        57.0%
215         OR       Refrigerated Distribution/Warehouse          $ 9,299,078       $ 9,299,078       $ 32,600,000        57.0%
216         GA       Refrigerated Distribution/Warehouse          $ 3,052,151       $ 3,052,151       $ 10,700,000        57.0%
217         CA       Refrigerated Distribution/Warehouse          $ 2,595,755       $ 2,595,755        $ 9,100,000        57.0%
218         WA       Refrigerated Distribution/Warehouse          $ 2,852,478       $ 2,852,478       $ 10,000,000        57.0%
219         WA       Refrigerated Distribution/Warehouse          $ 1,939,685       $ 1,939,685        $ 6,800,000        57.0%
220         OR       Refrigerated Distribution/Warehouse          $ 7,017,096       $ 7,017,096       $ 24,600,000        57.0%
221         AL       Refrigerated Distribution/Warehouse          $ 5,854,960       $ 5,854,960        $ 9,800,000        59.7%
222         GA       Refrigerated Distribution/Warehouse          $ 2,688,502       $ 2,688,502        $ 4,500,000        59.7%
223         AL       Refrigerated Distribution/Warehouse          $ 3,076,841       $ 3,076,841        $ 5,150,000        59.7%
224         NC       Refrigerated Distribution/Warehouse          $ 1,792,335       $ 1,792,335        $ 3,000,000        59.7%
225         NC       Refrigerated Distribution/Warehouse          $ 9,977,330       $ 9,977,330       $ 16,700,000        59.7%
226         SC       Refrigerated Distribution/Warehouse          $ 3,345,692       $ 3,345,692        $ 5,600,000        59.7%
227         AR       Refrigerated Distribution/Warehouse          $ 2,031,313       $ 2,031,313        $ 3,400,000        59.7%
228         AL       Refrigerated Distribution/Warehouse         $ 11,650,176      $ 11,650,176       $ 19,500,000        59.7%
229         GA       Refrigerated Distribution/Warehouse         $ 33,000,000      $ 33,000,000       $ 50,700,000        65.1%
230         IN       Refrigerated Distribution/Warehouse         $ 23,000,000      $ 23,000,000       $ 35,400,000        65.0%
231         TN       Refrigerated Distribution/Warehouse          $ 2,569,013       $ 2,569,013        $ 4,300,000        59.7%
232         GA       Refrigerated Distribution/Warehouse          $ 3,704,159       $ 3,704,159        $ 6,200,000        59.7%
233         PA       Refrigerated Distribution/Warehouse         $ 17,505,136      $ 17,505,136       $ 29,300,000        59.7%
234         MO       Refrigerated Distribution/Warehouse          $ 9,081,163       $ 9,081,163       $ 15,200,000        59.7%
235         TN       Refrigerated Distribution/Warehouse          $ 8,543,462       $ 8,543,462       $ 14,300,000        59.7%
236         GA       Refrigerated Distribution/Warehouse          $ 6,392,661       $ 6,392,661       $ 10,700,000        59.7%
237         AL       Refrigerated Distribution/Warehouse          $ 3,883,392       $ 3,883,392        $ 6,500,000        59.7%
238         TN       Refrigerated Distribution/Warehouse          $ 9,200,652       $ 9,200,652       $ 15,400,000        59.7%
239         VA       Refrigerated Distribution/Warehouse          $ 4,839,304       $ 4,839,304        $ 8,100,000        59.7%
240         OK       Refrigerated Distribution/Warehouse          $ 1,684,795       $ 1,684,795        $ 2,800,000        60.2%
241         OK       Refrigerated Distribution/Warehouse          $ 2,210,546       $ 2,210,546        $ 3,700,000        59.7%
242         ME       Refrigerated Distribution/Warehouse          $ 3,345,692       $ 3,345,692        $ 5,600,000        59.7%
243         NY       Refrigerated Distribution/Warehouse         $ 23,000,000      $ 23,000,000       $ 36,500,000        63.0%
244         NC       Refrigerated Distribution/Warehouse          $ 5,777,434       $ 5,777,434       $ 19,300,000        29.9%
245         WI       Refrigerated Distribution/Warehouse         $ 11,172,220      $ 11,172,220       $ 18,700,000        59.7%
246         CA       Refrigerated Distribution/Warehouse          $ 6,990,106       $ 6,990,106       $ 11,700,000        59.7%
247         GA       Refrigerated Distribution/Warehouse         $ 20,313,127      $ 20,313,127       $ 34,000,000        59.7%
248         AR       Refrigerated Distribution/Warehouse         $ 11,411,198      $ 11,411,198       $ 19,100,000        59.7%
249         KS       Refrigerated Distribution/Warehouse          $ 4,958,793       $ 4,958,793        $ 8,300,000        59.7%

            CURRENT          ANNUAL DEBT                UNDERWRITTEN                            ANTICIPATED           BALLOON
         INTEREST RATE         SERVICE                 NET CASH FLOW             DSCR          REPAYMENT DATE      AMOUNT AT ARD
----------------------------------------------------------------------------------------------------------------------------------
 1          7.523%           $ 6,882,635                $ 9,902,261              1.44              11/11/07         $ 67,183,710
 2          6.904%           $ 1,392,216                $ 1,703,409              1.54              11/11/08         $ 11,986,464
 3          6.904%           $ 1,475,864                $ 2,447,492              1.66              11/11/07         $ 15,981,953
 4          6.904%           $ 3,505,176                $ 5,623,540              1.60              11/11/07         $ 37,957,137
 5          7.800%           $ 9,464,715               $ 21,500,000              2.27              06/11/10         $ 75,085,499
 6          6.876%             $ 153,287                  $ 430,830              2.81              02/11/08          $ 1,424,682
 7          6.876%             $ 128,416                  $ 297,500              2.32              02/11/08          $ 1,193,525
 8          6.876%              $ 86,880                  $ 174,472              2.01              02/11/08            $ 807,477
 9          6.876%             $ 156,925                  $ 380,628              2.43              02/11/08          $ 1,458,490
10          6.876%             $ 135,691                  $ 332,036              2.45              02/11/08          $ 1,259,091
11          6.876%              $ 91,278                  $ 253,793              2.78              02/11/08            $ 848,362
12          6.876%             $ 193,808                  $ 585,342              3.02              02/11/08          $ 1,801,295
13          6.876%             $ 129,346                  $ 353,384              2.73              02/11/08          $ 1,202,173
14          6.876%             $ 135,014                  $ 314,170              2.33              02/11/08          $ 1,254,852
15          6.876%             $ 112,850                  $ 187,774              1.66              02/11/08          $ 1,048,855
16          6.876%             $ 108,959                  $ 213,988              1.96              02/11/08          $ 1,012,688
17          6.876%             $ 229,169                  $ 502,015              2.19              02/11/08          $ 2,129,946
18          6.876%             $ 185,433                  $ 374,047              2.02              02/11/08          $ 1,723,456
19          6.876%             $ 161,747                  $ 386,153              2.39              02/11/08          $ 1,503,306
20          6.876%             $ 118,349                  $ 262,235              2.22              02/11/08          $ 1,099,961
21          6.876%             $ 172,659                  $ 401,414              2.32              02/11/08          $ 1,604,732
22          6.876%             $ 204,806                  $ 415,298              2.03              02/11/08          $ 1,903,507
23          6.876%             $ 135,353                  $ 425,981              3.15              02/11/08          $ 1,257,997
24          6.876%             $ 177,566                  $ 393,447              2.22              02/11/08          $ 1,650,335
25          6.876%             $ 146,012                  $ 303,110              2.08              02/11/08          $ 1,357,064
26          6.876%             $ 143,981                  $ 363,687              2.53              02/11/08          $ 1,338,194
27          6.876%             $ 118,434                  $ 264,352              2.23              02/11/08          $ 1,100,747
28          6.876%             $ 169,106                  $ 424,576              2.51              02/11/08          $ 1,571,710
29          6.876%             $ 246,511                  $ 642,621              2.61              02/11/08          $ 2,287,400
30          6.876%             $ 164,538                  $ 295,769              1.80              02/11/08          $ 1,529,253
31          6.876%             $ 208,612                  $ 459,584              2.20              02/11/08          $ 1,938,888
32          6.876%             $ 146,350                  $ 319,995              2.19              02/11/08          $ 1,360,209
33          6.876%             $ 191,101                  $ 456,275              2.39              02/11/08          $ 1,776,135
34          6.876%             $ 235,345                  $ 615,549              2.62              02/11/08          $ 2,183,784
35          6.876%             $ 177,397                  $ 386,606              2.18              02/11/08          $ 1,648,762
36          6.876%             $ 132,646                  $ 321,781              2.43              02/11/08          $ 1,232,837
37          6.876%             $ 116,150                  $ 203,430              1.75              02/11/08          $ 1,079,519
38          6.876%             $ 101,684                  $ 162,406              1.60              02/11/08            $ 945,070
39          6.876%             $ 112,258                  $ 261,838              2.33              02/11/08          $ 1,043,351
40          6.876%             $ 211,489                  $ 501,882              2.37              02/11/08          $ 1,965,620
41          6.876%              $ 97,792                  $ 235,081              2.40              02/11/08            $ 908,903
42          6.876%             $ 122,494                  $ 333,844              2.73              02/11/08          $ 1,138,487
43          6.876%             $ 171,052                  $ 396,230              2.32              02/11/08          $ 1,589,794
44          6.876%             $ 253,617                  $ 585,009              2.31              02/11/08          $ 2,353,338
45          6.876%             $ 112,850                  $ 180,985              1.60              02/11/08          $ 1,048,855
46          6.876%             $ 233,230                  $ 577,626              2.48              02/11/08          $ 2,164,160
47          6.876%             $ 186,025                  $ 498,473              2.68              02/11/08          $ 1,728,960
48          6.876%             $ 515,440                $ 1,361,940              2.64              02/11/08          $ 4,782,818
49          6.876%             $ 115,557                  $ 338,817              2.93              02/11/08          $ 1,074,015
50          6.876%             $ 289,232                  $ 676,653              2.34              02/11/08          $ 2,683,810
51          6.876%             $ 253,786                  $ 596,736              2.35              02/11/08          $ 2,354,908
52          6.876%             $ 107,521                  $ 299,544              2.79              02/11/08            $ 999,321
53          6.876%             $ 101,599                  $ 305,184              3.00              02/11/08            $ 944,284
54          6.876%             $ 182,303                  $ 426,209              2.34              02/11/08          $ 1,694,365
55          6.876%             $ 173,082                  $ 399,469              2.31              02/11/08          $ 1,608,664
56          6.876%              $ 91,109                  $ 341,684              3.75              02/11/08            $ 846,789
57          6.876%             $ 115,134                  $ 284,914              2.47              02/11/08          $ 1,070,084
58          6.876%              $ 72,075                  $ 172,230              2.39              02/11/08            $ 669,883
59          6.876%             $ 262,753                  $ 378,891              1.44              02/11/08          $ 2,438,114
60          6.876%             $ 107,013                  $ 125,153              1.17              02/11/08            $ 994,604
61          6.876%             $ 192,708                  $ 450,507              2.34              02/11/08          $ 1,791,073
62          6.876%             $ 226,124                  $ 530,757              2.35              02/11/08          $ 2,098,223
63          6.876%             $ 249,472                  $ 617,086              2.47              02/11/08          $ 2,314,874
64          6.876%             $ 207,766                  $ 547,146              2.63              02/11/08          $ 1,931,025
65          6.876%             $ 230,015                  $ 431,692              1.88              02/11/08          $ 2,134,331
66          6.876%             $ 172,236                  $ 357,249              2.07              02/11/08          $ 1,600,801
67          6.876%             $ 169,276                  $ 416,361              2.46              02/11/08          $ 1,573,283
68          6.876%             $ 176,551                  $ 381,428              2.16              02/11/08          $ 1,640,900
69          6.876%             $ 117,672                  $ 269,821              2.29              02/11/08          $ 1,093,671
70          6.876%             $ 121,394                  $ 235,760              1.94              02/11/08          $ 1,128,266
71          6.876%             $ 171,052                  $ 335,963              1.96              02/11/08          $ 1,589,794
72          6.876%             $ 159,547                  $ 317,136              1.99              02/11/08          $ 1,482,864
73          6.876%             $ 218,002                  $ 529,318              2.43              02/11/08          $ 2,026,161
74          6.876%             $ 158,194                  $ 403,290              2.55              02/11/08          $ 1,470,284
75          6.876%             $ 170,798                  $ 452,065              2.65              02/11/08          $ 1,587,435
76          6.876%             $ 125,032                  $ 333,442              2.67              02/11/08          $ 1,162,075
77          6.876%             $ 167,414                  $ 361,178              2.16              02/11/08          $ 1,555,985
78          6.876%             $ 118,011                  $ 368,490              3.12              02/11/08          $ 1,096,816
79          6.876%             $ 246,511                  $ 636,583              2.58              02/11/08          $ 2,291,127
80          6.876%             $ 157,432                  $ 399,884              2.54              02/11/08          $ 1,463,208
81          6.876%             $ 181,796                  $ 462,087              2.54              02/11/08          $ 1,689,647
82          6.876%             $ 188,140                  $ 431,992              2.30              02/11/08          $ 1,748,616
83          6.876%             $ 253,786                  $ 539,407              2.13              02/11/08          $ 2,358,744
84          6.876%             $ 225,531                  $ 503,718              2.23              02/11/08          $ 2,096,138
85          6.876%             $ 205,821                  $ 501,016              2.43              02/11/08          $ 1,912,942
86          6.876%             $ 157,009                  $ 310,454              1.98              02/11/08          $ 1,459,277
87          6.876%             $ 142,374                  $ 366,866              2.58              02/11/08          $ 1,323,256
88          6.876%             $ 141,782                  $ 300,921              2.12              02/11/08          $ 1,317,752
89          6.876%             $ 150,749                  $ 381,635              2.53              02/11/08          $ 1,401,094
90          6.876%             $ 228,239                  $ 514,649              2.25              02/11/08          $ 2,117,847
91          6.876%             $ 126,978                  $ 295,712              2.33              02/11/08          $ 1,180,158
92          6.876%             $ 129,854                  $ 291,264              2.24              02/11/08          $ 1,206,891
93          6.876%             $ 204,890                  $ 569,875              2.78              02/11/08          $ 1,904,293
94          6.876%             $ 199,138                  $ 415,116              2.08              02/11/08          $ 1,850,828
95          6.876%              $ 91,448                  $ 185,907              2.03              02/11/08            $ 849,934
96          6.876%             $ 235,091                  $ 531,425              2.26              02/11/08          $ 2,179,000
97          6.876%             $ 147,788                  $ 348,912              2.36              02/11/08          $ 1,372,058
98          6.876%             $ 137,806                  $ 300,200              2.18              02/11/08          $ 1,279,383
99          6.876%             $ 146,350                  $ 315,090              2.15              02/11/08          $ 1,358,707
100         6.876%             $ 168,260                  $ 414,268              2.46              02/11/08          $ 1,562,120
101         6.876%             $ 111,243                  $ 268,321              2.41              02/11/08          $ 1,032,774
102         6.876%             $ 103,122                  $ 191,931              1.86              02/11/08            $ 957,378
103         6.876%             $ 147,111                  $ 341,743              2.32              02/11/08          $ 1,365,775
104         6.876%             $ 105,998                  $ 282,839              2.67              02/11/08            $ 984,081
105         6.876%             $ 104,983                  $ 267,915              2.55              02/11/08            $ 974,656
106         6.876%              $ 92,632                  $ 275,146              2.97              02/11/08            $ 859,991
107         6.876%             $ 168,599                  $ 291,450              1.73              02/11/08          $ 1,562,701
108         6.876%             $ 254,632                  $ 537,509              2.11              02/11/08          $ 2,363,993
109         6.876%             $ 243,889                  $ 552,973              2.27              02/11/08          $ 2,260,546
110         6.876%             $ 148,973                  $ 373,565              2.51              02/11/08          $ 1,383,053
111         6.876%             $ 123,171                  $ 306,053              2.48              02/11/08          $ 1,143,513
112         6.876%             $ 100,330                  $ 188,409              1.88              02/11/08            $ 931,460
113         6.876%             $ 140,175                  $ 237,536              1.69              02/11/08          $ 1,301,374
114         6.876%             $ 186,110                  $ 351,209              1.89              02/11/08          $ 1,727,835
115         6.876%             $ 163,100                  $ 405,813              2.49              02/11/08          $ 1,514,212
116         6.876%             $ 173,336                  $ 435,698              2.51              02/11/08          $ 1,609,243
117         6.876%             $ 339,989                  $ 661,027              1.94              02/11/08          $ 3,151,278
118         6.876%             $ 220,625                  $ 507,298              2.30              02/11/08          $ 2,044,920
119         6.876%             $ 319,855                  $ 769,411              2.41              02/11/08          $ 2,964,663
120         6.876%             $ 101,515                  $ 189,895              1.87              02/11/08            $ 942,456
121         6.876%              $ 87,810                  $ 249,946              2.85              02/11/08            $ 815,224
122         6.876%             $ 184,334                  $ 358,633              1.95              02/11/08          $ 1,711,342
123         6.876%             $ 136,452                  $ 244,669              1.79              02/11/08          $ 1,266,817
124         6.876%             $ 175,113                  $ 390,621              2.23              02/11/08          $ 1,625,736
125         6.876%             $ 169,952                  $ 365,789              2.15              02/11/08          $ 1,577,828
126         6.876%             $ 177,227                  $ 382,022              2.16              02/11/08          $ 1,645,370
127         6.876%             $ 125,878                  $ 227,774              1.81              02/11/08          $ 1,168,645
128         6.876%             $ 165,976                  $ 371,788              2.24              02/11/08          $ 1,540,915
129         6.876%             $ 201,422                  $ 481,029              2.39              02/11/08          $ 1,869,989
130         6.876%             $ 101,345                  $ 359,632              3.55              02/11/08            $ 940,885
131         6.876%             $ 126,216                  $ 516,419              4.09              02/11/08          $ 1,171,786
132         6.876%             $ 179,342                  $ 373,234              2.08              02/11/08          $ 1,665,005
133         6.876%             $ 205,398                  $ 565,659              2.75              02/11/08          $ 1,906,902
134         6.876%             $ 113,696                  $ 233,665              2.06              02/11/08          $ 1,055,550
135         6.876%             $ 165,046                  $ 452,263              2.74              02/11/08          $ 1,532,276
136         6.876%             $ 140,936                  $ 398,907              2.83              02/11/08          $ 1,308,442
137         6.876%             $ 122,748                  $ 346,496              2.82              02/11/08          $ 1,139,586
138         6.876%             $ 153,202                  $ 332,122              2.17              02/11/08          $ 1,422,322
139         6.876%             $ 162,846                  $ 338,254              2.08              02/11/08          $ 1,511,856
140         6.876%             $ 165,300                  $ 528,218              3.20              02/11/08          $ 1,534,632
141         6.876%             $ 111,243                  $ 203,553              1.83              02/11/08          $ 1,032,774
142         6.876%             $ 131,546                  $ 439,776              3.34              02/11/08          $ 1,221,265
143         6.876%             $ 117,080                  $ 271,296              2.32              02/11/08          $ 1,086,965
144         6.876%             $ 194,739                  $ 483,287              2.48              02/11/08          $ 1,807,944
145         6.876%             $ 156,079                  $ 358,050              2.29              02/11/08          $ 1,449,025
146         6.876%             $ 172,236                  $ 402,362              2.34              02/11/08          $ 1,599,033
147         6.876%             $ 132,815                  $ 325,587              2.45              02/11/08          $ 1,233,046
148         6.876%             $ 114,542                  $ 268,731              2.35              02/11/08          $ 1,063,404
149         6.876%             $ 115,473                  $ 313,168              2.71              02/11/08          $ 1,072,043
150         6.876%             $ 112,258                  $ 239,449              2.13              02/11/08          $ 1,042,199
151         6.876%             $ 140,259                  $ 324,736              2.32              02/11/08          $ 1,302,159
152         6.876%             $ 141,613                  $ 358,018              2.53              02/11/08          $ 1,314,725
153         6.876%             $ 100,076                  $ 247,692              2.48              02/11/08            $ 929,104
154         6.876%             $ 157,094                  $ 408,236              2.60              02/11/08          $ 1,458,450
155         6.876%             $ 198,546                  $ 453,649              2.28              02/11/08          $ 1,843,286
156         6.876%             $ 191,947                  $ 503,818              2.62              02/11/08          $ 1,782,026
157         6.876%             $ 195,754                  $ 377,356              1.93              02/11/08          $ 1,817,368
158         6.876%             $ 265,630                  $ 613,153              2.31              02/11/08          $ 2,462,058
159         6.876%             $ 138,567                  $ 268,006              1.93              02/11/08          $ 1,286,452
160         6.876%             $ 194,570                  $ 464,400              2.39              02/11/08          $ 1,806,373
161         6.876%             $ 182,726                  $ 369,756              2.02              02/11/08          $ 1,696,420
162         6.876%             $ 205,652                  $ 451,115              2.19              02/11/08          $ 1,909,258
163         6.876%             $ 185,010                  $ 442,242              2.39              02/11/08          $ 1,717,625
164         6.876%             $ 199,984                  $ 409,099              2.05              02/11/08          $ 1,856,637
165         6.876%             $ 221,471                  $ 498,046              2.25              02/11/08          $ 2,052,761
166         6.876%             $ 306,997                  $ 606,358              1.98              02/11/08          $ 2,845,481
167         6.876%             $ 189,832                  $ 514,754              2.71              02/11/08          $ 1,762,392
168         6.876%             $ 178,581                  $ 528,744              2.96              02/11/08          $ 1,657,936
169         6.876%             $ 245,327                  $ 586,860              2.39              02/11/08          $ 2,273,876
170         6.876%             $ 204,721                  $ 479,359              2.34              02/11/08          $ 1,900,619
171         6.876%             $ 135,860                  $ 329,827              2.43              02/11/08          $ 1,261,320
172         6.876%             $ 115,050                  $ 243,805              2.12              02/11/08          $ 1,068,116
173         6.876%             $ 205,821                  $ 416,400              2.02              02/11/08          $ 1,907,703
174         6.876%             $ 190,847                  $ 452,491              2.37              02/11/08          $ 1,768,918
175         6.876%             $ 181,880                  $ 468,531              2.58              02/11/08          $ 1,688,566
176         6.876%             $ 336,521                  $ 843,524              2.51              02/11/08          $ 3,124,240
177         6.876%             $ 249,810                  $ 705,997              2.83              02/11/08          $ 2,315,433
178         6.876%             $ 144,489                  $ 362,693              2.51              02/11/08          $ 1,341,428
179         6.876%             $ 165,300                  $ 371,811              2.25              02/11/08          $ 1,534,632
180         6.876%             $ 225,109                  $ 510,795              2.27              02/11/08          $ 2,086,477
181         6.876%             $ 185,772                  $ 441,483              2.38              02/11/08          $ 1,724,694
182         6.876%             $ 117,165                  $ 294,920              2.52              02/11/08          $ 1,087,751
183         6.876%             $ 256,240                  $ 625,205              2.44              02/11/08          $ 2,375,024
184         6.876%             $ 189,240                  $ 497,332              2.63              02/11/08          $ 1,756,894
185         6.876%             $ 105,829                  $ 267,334              2.53              02/11/08            $ 982,510
186         6.876%              $ 92,463                  $ 199,343              2.16              02/11/08            $ 858,420
187         6.876%             $ 113,950                  $ 261,118              2.29              02/11/08          $ 1,057,906
188         6.876%             $ 131,715                  $ 334,974              2.54              02/11/08          $ 1,222,836
189         7.107%           $ 9,535,613               $ 13,153,909              1.38              02/11/08        $ 100,515,979
190         6.995%          $ 14,906,815               $ 17,574,266              1.18              04/11/08         $ 68,865,873
191         6.750%          $ 12,572,968               $ 19,421,844              1.54              02/11/08        $ 136,830,761
192         6.894%             $ 149,857                  $ 462,849              1.55              05/11/08          $ 1,396,343
193         6.894%             $ 348,055                $ 1,088,267              1.57              05/11/08          $ 3,243,119
194         6.894%             $ 178,862                  $ 606,267              1.70              05/11/08          $ 1,666,603
195         6.894%             $ 381,894                $ 1,783,553              2.34              05/11/08          $ 3,558,422
196         6.894%             $ 848,384                $ 4,653,746              2.75              05/11/08          $ 7,905,102
197         6.894%             $ 671,940                $ 3,016,924              2.25              05/11/08          $ 6,261,021
198         6.894%             $ 553,504                $ 2,368,940              2.14              05/11/08          $ 5,157,460
199         6.894%             $ 200,615                  $ 714,605              1.78              05/11/08          $ 1,869,298
200         6.894%           $ 1,392,220                $ 2,139,954              0.77              05/11/08         $ 12,972,475
201         6.894%             $ 114,810                  $ 346,861              1.51              05/11/08          $ 1,069,779
202         6.894%             $ 568,006                $ 2,739,870              2.41              05/11/08          $ 5,292,590
203         6.894%             $ 176,445                  $ 685,951              1.95              05/11/08          $ 1,644,081
204         6.894%              $ 10,877                   $ 67,936              3.13              05/11/08            $ 101,347
205         6.894%             $ 456,822                $ 2,131,188              2.34              05/11/08          $ 4,256,593
206         6.894%             $ 826,631                $ 3,561,526              2.16              05/11/08          $ 7,702,407
207         6.894%             $ 493,078                  $ 680,270              0.69              05/11/08          $ 4,594,418
208         6.894%              $ 58,009                  $ 186,202              1.61              05/11/08            $ 540,520
209         6.894%           $ 1,155,349                $ 5,024,753              2.18              05/11/08         $ 10,765,353
210         6.894%              $ 55,592                  $ 164,781              1.48              05/11/08            $ 517,998
211         6.894%             $ 439,903                $ 2,001,777              2.28              05/11/08          $ 4,098,942
212         6.894%             $ 594,594                $ 2,872,681              2.42              05/11/08          $ 5,540,328
213         6.894%             $ 294,880                $ 1,064,918              1.81              05/11/08          $ 2,747,642
214         6.894%             $ 345,638                $ 1,321,472              1.91              05/11/08          $ 3,220,597
215         6.894%             $ 787,958                $ 3,364,696              2.14              05/11/08          $ 7,342,061
216         6.894%             $ 258,624                  $ 352,282              0.68              05/11/08          $ 2,409,817
217         6.894%             $ 219,951                  $ 942,005              2.14              05/11/08          $ 2,049,471
218         6.894%             $ 241,705                  $ 973,992              2.02              05/11/08          $ 2,252,166
219         6.894%             $ 164,359                  $ 833,766              2.54              05/11/08          $ 1,531,473
220         6.894%             $ 594,594                $ 2,737,821              2.30              05/11/08          $ 5,540,328
221         6.894%             $ 496,120                $ 1,234,730              2.49              05/11/08          $ 4,622,767
222         6.894%             $ 227,810                  $ 390,388              1.71              05/11/08          $ 2,122,699
223         6.894%             $ 260,716                  $ 509,776              1.96              05/11/08          $ 2,429,311
224         6.894%             $ 151,874                  $ 325,639              2.14              05/11/08          $ 1,415,133
225         6.894%             $ 845,430                $ 1,808,272              2.14              05/11/08          $ 7,877,573
226         6.894%             $ 283,497                  $ 469,088              1.65              05/11/08          $ 2,641,581
227         6.894%             $ 172,123                  $ 419,964              2.44              05/11/08          $ 1,603,817
228         6.894%             $ 987,178                $ 1,248,273              1.26              05/11/08          $ 9,198,363
229         6.894%           $ 2,796,257                $ 6,229,915              2.23              05/11/08         $ 26,055,056
230         6.894%           $ 1,948,906                $ 3,328,027              1.71              05/11/08         $ 18,159,585
231         6.894%             $ 217,685                  $ 465,972              2.14              05/11/08          $ 2,028,357
232         6.894%             $ 313,872                  $ 466,188              1.49              05/11/08          $ 2,924,608
233         6.894%           $ 1,483,299                $ 2,540,676              1.71              05/11/08         $ 13,821,131
234         6.894%             $ 769,493                $ 1,544,491              2.01              05/11/08          $ 7,170,006
235         6.894%             $ 723,931                $ 1,178,457              1.63              05/11/08          $ 6,745,466
236         6.894%             $ 541,682                $ 1,206,608              2.23              05/11/08          $ 5,047,307
237         6.894%             $ 329,059                  $ 193,891              0.59              05/11/08          $ 3,066,121
238         6.894%             $ 779,618                $ 1,319,704              1.69              05/11/08          $ 7,264,349
239         6.894%             $ 410,059                  $ 775,282              1.89              05/11/08          $ 3,820,859
240         6.894%             $ 142,761                  $ 327,958              2.30              05/11/08          $ 1,330,225
241         6.894%             $ 187,311                  $ 345,495              1.84              05/11/08          $ 1,745,330
242         6.894%             $ 283,497                  $ 487,851              1.72              05/11/08          $ 2,641,581
243         6.894%           $ 1,948,906                $ 3,300,227              1.69              05/11/08         $ 18,159,585
244         6.894%             $ 489,551                  $ 980,566              2.00              05/11/08          $ 4,561,557
245         6.894%             $ 946,679                $ 2,327,549              2.46              05/11/08          $ 8,820,995
246         6.894%             $ 592,307                $ 1,392,268              2.35              05/11/08          $ 5,519,018
247         6.894%           $ 1,721,234                $ 3,011,833              1.75              05/11/08         $ 16,038,172
248         6.894%             $ 966,928                $ 1,817,016              1.88              05/11/08          $ 9,009,679
249         6.894%             $ 420,184                  $ 703,853              1.68              05/11/08          $ 3,915,201

                                                                     EXHIBIT B

                                  WAC RATES

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION DATE)         WAC
------------------------------- ------
June 13, 1998 .............  =   7.19
July 13, 1998 .............  =   6.97
August 13, 1998 ...........  =   7.19
September 13, 1998 ........  =   7.19
October 13, 1998 ..........  =   6.97
November 13, 1998 .........  =   7.19
December 13, 1998 .........  =   6.97
January 13, 1999 ..........  =   6.97
February 13, 1999 .........  =   6.97
March 13, 1999 ............  =   6.97
April 13, 1999 ............  =   7.19
May 13, 1999 ..............  =   6.97
June 13, 1999 .............  =   7.19
July 13, 1999 .............  =   6.97
August 13, 1999 ...........  =   7.19
September 13, 1999 ........  =   7.19
October 13, 1999 ..........  =   6.97
November 13, 1999 .........  =   7.19
December 13, 1999 .........  =   6.97
January 13, 2000 ..........  =   7.19
February 13, 2000 .........  =   6.97
March 13, 2000 ............  =   6.97
April 13, 2000 ............  =   7.19
May 13, 2000 ..............  =   6.97
June 13, 2000 .............  =   7.19
July 13, 2000 .............  =   6.97
August 13, 2000 ...........  =   7.19
September 13, 2000 ........  =   7.19
October 13, 2000 ..........  =   6.97
November 13, 2000 .........  =   7.19
December 13, 2000 .........  =   6.97
January 13, 2001 ..........  =   6.97
February 13, 2001 .........  =   6.97
March 13, 2001 ............  =   6.97
April 13, 2001 ............  =   7.19
May 13, 2001 ..............  =   6.97
June 13, 2001 .............  =   7.19
July 13, 2001 .............  =   6.97
August 13, 2001 ...........  =   7.19
September 13, 2001 ........  =   7.19
October 13, 2001 ..........  =   6.97
November 13, 2001 .........  =   7.19
December 13, 2001 .........  =   6.97
January 13, 2002 ..........  =   6.97
February 13, 2002 .........  =   6.97
March 13, 2002 ............  =   6.97
April 13, 2002 ............  =   7.19
May 13, 2002 ..............  =   6.97
June 13, 2002 .............  =   7.19
July 13, 2002 .............  =   6.97
August 13, 2002 ...........  =   7.19
September 13, 2002 ........  =   7.19
October 13, 2002 ..........  =   6.97
November 13, 2002 .........  =   7.19
December 13, 2002 .........  =   6.97
January 13, 2003 ..........  =   6.97
February 13, 2003 .........  =   6.97
March 13, 2003 ............  =   6.97
April 13, 2003 ............  =   7.19
May 13, 2003 ..............  =   6.97
June 13, 2003 .............  =   7.19
July 13, 2003 .............  =   6.97
August 13, 2003 ...........  =   7.19
September 13, 2003 ........  =   7.19
October 13, 2003 ..........  =   6.97
November 13, 2003 .........  =   7.19
December 13, 2003 .........  =   6.97
January 13, 2004 ..........  =   7.19
February 13, 2004 .........  =   6.97
March 13, 2004 ............  =   6.97
April 13, 2004 ............  =   7.19
May 13, 2004 ..............  =   6.97
June 13, 2004 .............  =   7.19
July 13, 2004 .............  =   6.97
August 13, 2004 ...........  =   7.19
September 13, 2004 ........  =   7.19
October 13, 2004 ..........  =   6.97
November 13, 2004 .........  =   7.19
December 13, 2004 .........  =   6.97
January 13, 2005 ..........  =   6.97
February 13, 2005 .........  =   6.97
March 13, 2005 ............  =   6.97
April 13, 2005 ............  =   7.19
May 13, 2005 ..............  =   6.97
June 13, 2005 .............  =   7.19
July 13, 2005 .............  =   6.97

DISTRIBUTION DATE
(ASSUMING THAT THE 13TH
DAY OF EACH MONTH
IS THE DISTRIBUTION DATE)         WAC
------------------------------- ------
August 13, 2005 ...........  =   7.19
September 13, 2005 ........  =   7.19
October 13, 2005 ..........  =   6.97
November 13, 2005 .........  =   7.19
December 13, 2005 .........  =   6.97
January 13, 2006 ..........  =   6.97
February 13, 2006 .........  =   6.97
March 13, 2006 ............  =   6.97
April 13, 2006 ............  =   7.19
May 13, 2006 ..............  =   6.97
June 13, 2006 .............  =   7.19
July 13, 2006 .............  =   6.97
August 13, 2006 ...........  =   7.19
September 13, 2006 ........  =   7.19
October 13, 2006 ..........  =   6.97
November 13, 2006 .........  =   7.19
December 13, 2006 .........  =   6.97
January 13, 2007 ..........  =   6.97
February 13, 2007 .........  =   6.97
March 13, 2007 ............  =   6.97
April 13, 2007 ............  =   7.19
May 13, 2007 ..............  =   6.97
June 13, 2007 .............  =   7.19
July 13, 2007 .............  =   6.97
August 13, 2007 ...........  =   7.19
September 13, 2007 ........  =   7.19
October 13, 2007 ..........  =   6.97
November 13, 2007 .........  =   7.19
December 13, 2007 .........  =   6.94
January 13, 2008 ..........  =   7.17
February 13, 2008 .........  =   6.94
March 13, 2008 ............  =   7.22
April 13, 2008 ............  =   7.28
May 13, 2008 ..............  =   7.06
June 13, 2008 .............  =   8.01
July 13, 2008 .............  =   7.75
August 13, 2008 ...........  =   8.01
September 13, 2008 ........  =   8.01
October 13, 2008 ..........  =   7.75
November 13, 2008 .........  =   8.01
December 13, 2008 .........  =   7.75
January 13, 2009 ..........  =   7.75
February 13, 2009 .........  =   7.75
March 13, 2009 ............  =   7.76
April 13, 2009 ............  =   8.01
May 13, 2009 ..............  =   7.75
June 13, 2009 .............  =   8.01
July 13, 2009 .............  =   7.75
August 13, 2009 ...........  =   8.01
September 13, 2009 ........  =   8.01
October 13, 2009 ..........  =   7.75
November 13, 2009 .........  =   8.01
December 13, 2009 .........  =   7.75
January 13, 2010 ..........  =   7.75
February 13, 2010 .........  =   7.75
March 13, 2010 ............  =   7.76
April 13, 2010 ............  =   8.01
May 13, 2010 ..............  =   7.75
June 13, 2010 .............  =   8.01

                                                                    EXHIBIT C

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
  BARBARA MARIK (800) 246-5761
  135 S. LASALLE STREET SUITE 1625
  CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II
                         ABN AMRO ACCT: 99-9999-99-9

STATEMENT DATE:
PAYMENT DATE:
PRIOR PAYMENT:
RECORD DATE:
WAC:
WAM:

                    FORM OF REPORTS TO CERTIFICATEHOLDERS

                                      NUMBER OF PAGES
                                    -------------------
Table Of Contents
REMIC Certificate Report
Other Related Information
Asset Backed Facts Sheets
Delinquency Loan Detail
Mortgage Loan Characteristics
Loan Level Listing
TOTAL PAGES INCLUDED IN THIS
 PACKAGE

Specially Serviced Loan Detail           Appendix A
Modified Loan Detail                     Appendix B
Realized Loss Detail                     Appendix C

INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

 LaSalle Web Site            www.Inbabs.com
LaSalle Bulletin Board       (714) 282-3990
LaSalle ASAP Fax System      (312) 904-2200

ASAP #:                      999
Monthly Data File Name:      0999MMYY.EXE

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
  BARBARA MARIK (800) 246-5761
  135 S. LASALLE STREET SUITE 1625
  CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II

                         ABN AMRO ACCT: 99-9999-99-9
                                  UPPER TIER

STATEMENT DATE:
PAYMENT DATE:
PRIOR PAYMENT:
RECORD DATE:
WAC:
WAM:

               ORIGINAL        OPENING        PRINCIPAL       PRINCIPAL
   CLASS    FACE VALUE(1)      BALANCE         PAYMENT       ADJ. OR LOSS
   CUSIP      PER $1,000      PER $1,000     PER $1,000       PER $1,000

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               NEGATIVE         CLOSING        INTEREST        INTEREST      PASS-THROUGH
   CLASS     AMORTIZATION       BALANCE         PAYMENT       ADJUSTMENT        RATE(2)
   CUSIP      PER $1,000       PER $1,000     PER $1,000      PER $1,000     NEXT RATE(3)

Notes: (1) N denotes notional balance not included in total (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual (3) Estimated

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
  BARBARA MARIK (800) 246-5761
  135 S. LASALLE STREET SUITE 1625
  CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II
                         ABN AMRO ACCT: 99-9999-99-9
                          OTHER RELATED INFORMATION

STATEMENT DATE:
PAYMENT DATE:
PRIOR PAYMENT:
RECORD DATE:
WAC:
WAM:

                            AGGREGATE POOL SUMMARY

Stated Principal Balance Of The Mortgage Pool Prior to Current Distribution
Date:
Stated Principal Balance Of The Mortgage Pool Subsequent to Current Distribution Date:

                           SERVICING FEE BREAKDOWN

Current Period Accured Servicing Fees
Less Delinquent Servicing Fees
Plus Additional Servicing Fees
Less Reductions To Servicing Fees
Total Servicing Fees Collected

Special Servicing Fees
Trustee Fees

                          PRIOR OUTSTANDING         CURRENT MONTH
                       ----------------------- -----------------------
                        PRINCIPAL    INTEREST   PRINCIPAL    INTEREST
Master Servicer:           0.00        0.00        0.00        0.00
Special Servicer:          0.00        0.00        0.00        0.00
Trustee/Fiscal Agent:      0.00        0.00        0.00        0.00
                       ----------- ----------  ----------- ----------

Totals:                    0.00        0.00        0.00        0.00
                       =========== ==========  =========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                              RECOVERED         ADVANCES OUTSTANDING
                       ----------------------- -----------------------
                        PRINCIPAL    INTEREST   PRINCIPAL    INTEREST
Master Servicer:           0.00        0.00        0.00        0.00
Special Servicer:          0.00        0.00        0.00        0.00
Trustee/Fiscal Agent:      0.00        0.00        0.00        0.00
                       ----------- ----------  ----------- ----------

Totals:                    0.00        0.00        0.00        0.00
                       =========== ==========  =========== ==========

02/11/98 -- 14:43 (A662-A691) (copyright)1998 LaSalle National Bank

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
  BARBARA MARIK (800) 246-5761
  135 S. LASALLE STREET SUITE 1625
  CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II
                         ABN AMRO ACCT: 99-9999-99-9
                          OTHER RELATED INFORMATION

STATEMENT DATE:
PAYMENT DATE:
PRIOR PAYMENT:
RECORD DATE:
WAC:
WAM:

             ALLOCATION OF INTEREST SHORTFALLS, LOSSES & EXPENSES

               ACCRUED        PREPAYMENT
             CERTIFICATE       INTEREST
   CLASS       INTEREST       SHORTFALL
---------  --------------- --------------

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

             BEGINNING                                                    ENDING
               UNPAID       INTEREST                                      UNPAID
   CLASS      INTEREST        LOSS       EXPENSES      DISTRIBUTABLE     INTEREST
---------  ------------- ------------  ------------ -----------------  ------------

 ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
BARBARA MARIK (800) 246-5761
135 S. LASALLE STREET SUITE 1625
CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II

                         ABN AMRO ACCT: 99-9999-99-9
                          OTHER RELATED INFORMATION

Statement Date:
Payment Date:
Prior Payment:
Record Date:
WAC:
WAM:

                  ALLOCATION OF ADDITIONAL INTEREST PROCEEDS

                                             NET
             PREPAYMENT      DEFAULT       DEFAULT       EXCESS
   CLASS       PREMIUM       INTEREST     INTEREST      INTEREST
---------  -------------- ------------  ------------ ------------

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
BARBARA MARIK (800) 246-5761
135 S. LASALLE STREET SUITE 1625
CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II

                         ABN AMRO ACCT: 99-9999-99-9

Statement Date:
Payment Date:
Prior Payment:
Record Date:
WAC:
WAM:

                  DELINQ 1 MONTH    DELING 2 MONTHS    DELINQ 3+ MONTHS FORECLOSURE/BANKRUPTCY
 DISTRIBUTION   ------------------ ------------------ ------------------ ------------------
      DATE         #      BALANCE     #      BALANCE     #      BALANCE     #      BALANCE
--------------  ------- ---------  ------- ---------  ------- ---------  -------  ---------
06/15/98             0         0        0         0        0         0        0         0
                  0.00%    0.000%    0.00%    0.000%    0.00%    0.000%    0.00%    0.000%

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                           CURR WEIGHTED
                       REO           MODIFICATIONS        PREPAYMENTS           AVG.
 DISTRIBUTION   ------------------ ------------------ ------------------ -----------------
      DATE         #      BALANCE     #      BALANCE     #      BALANCE   COUPON    REMIT
--------------   ----------------  ------- ---------  ------- ---------  -------- -------
06/15/98             0         0        0         0        0         0
                  0.00%    0.000%    0.00%    0.000%    0.00%    0.000%

NOTE: FORECLOSURE AND REO TOTALS ARE INCLUDED IN THE APPROPRIATE DELINQUENCY
                                AGING CATEGORY

ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
BARBARA MARIK (800) 246-5761
135 S. LASALLE STREET SUITE 1625
CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II

                         ABN AMRO ACCT: 99-9999-99-9

STATEMENT DATE:
PAYMENT DATE:
PRIOR PAYMENT:
RECORD DATE:
WAC:
WAM:

                            DELINQUENT LOAN DETAIL

                 PAID                  OUTSTANDING    OUT. PROPERTY
DISCLOSURE DOC   THRU    CURRENT P&I       P&I         PROTECTION
   CONTROL #     DATE      ADVANCE      ADVANCES**      ADVANCES
--------------  ------ -------------  ------------- ---------------
                                           0.00           0.00
                                      1. P&I Advance--Loan
A. P&I Advance--Loan in Grace Period  delinquent 1 month
B. P&I Advance--Late Payment but less 2. P&I Advance--Loan
 than one month delinq                delinquent 2 months

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                    SPECIAL
DISCLOSURE DOC      ADVANCE        SERVICER      FORECLOSURE    BANKRUPTCY    REO
   CONTROL #    DESCRIPTION(1)   TRANSFER DATE       DATE          DATE      DATE
--------------  -------------- ---------------  ------------- ------------  ------
                                                3. P&I Advance--Loan delinquent 3
A. P&I Advance--Loan in Grace Period            months or More
B. P&I Advance--Late Payment but less than one
 month delinq                                   4. Matured Balloon/Assumed Scheduled Payment

** Outstanding P&I Advances include the current period P&I Advance

 ABN AMRO
LASALLE NATIONAL BANK

ADMINISTRATOR:
BARBARA MARIK (800) 246-5761
135 S. LASALLE STREET SUITE 1625
CHICAGO, IL 60674-4107

                    GS MORTGAGE SECURITIES CORPORATION II
     GMAC COMMERCIAL MORTGAGE CORPORATION, AS MASTER AND SPECIAL SERVICER
                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              SERIES 1998-GL II

                         ABN AMRO ACCT: 99-9999-99-9

Statement Date:
Payment Date:
Prior Payment:
Record Date:
WAC:
WAM:

                              LOAN LEVEL DETAIL

             PROPERTY                 OPERATING
               TYPE    MATURITY       STATEMENT
    NAME       CODE      DATE   DSCR    DATE    STATE
-----------  -------- --------  ---- ---------  -----
* NOI and DSCR, if available and reportable under the
  terms of the trust agreement, are based on
  information obtained from the related borrower, and
  no other party to the agreement shall be held
  liable for the accuracy or methodology used to
  determine such figures.
                                                3.
                                                P&I
                                1. P&I          Adv--delinquent
             A. P&I Adv--in     Adv--delinquent 3+
(1) Legend:  Grace Period       1 month         months
                                                4.
             B. P&I Adv-less  2. P&I          Mat.
             than one month     Adv--delinquent Balloon/Assumed
             delinq             2 months        P&I

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

               ENDING                                                                       LOAN
             PRINCIPAL          NOTE             SCHEDULED                  PREPAYMENT     STATUS
    NAME      BALANCE           RATE                P&I       PREPAYMENT       DATE       CODE(1)
-----------  --------- ---------------------  -------------- ----------  ---------------- ------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
             5.
             Prepaid                                         11.
(1) Legend:  in Full   7. Foreclosure         9. REO         Modification
             6.
             Specially
             Serviced  8. Bankruptcy          10. DPO

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

                 [THIS PAGE INTENTIONALLY LEFT BLANK.]

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

                             [Grande Loan II Logo]


                                                                           CUT-OFF DATE PRINCIPAL BALANCE
                        NUMBER OF                                          ------------------------------  CUT-OFF
LOAN NAME               PROPERTIES      PROPERTY TYPE                          ($000'S)     % BY BALANCE  DATE LTV       DSCR
--------------------------------------------------------------------------------------------------------------------------------
URS Pool                  29            Refrigerated Distribution/Warehouse $  253,000           18.0 %      59.7%       1.88x
Tharaldson Pool B         93            Hotel                                  183,352           13.0        55.4        2.35
Tharaldson Pool A         90            Hotel                                  178,671           12.7        53.7        2.35
Green Acres                1            Retail                                 159,524           11.3        63.0        1.54
Americold Pool (1)        29            Refrigerated Distribution/Warehouse    148,500           10.5        57.0        1.94
Pier 39                    1            Retail                                 116,670            8.3        73.8        1.38
One Commerce Square        1            Office                                 111,411            7.9        82.5        1.18(2)
Marriott Desert Springs    1            Hotel                                  102,419            7.3        43.2        2.27
Showcase                   1            Retail                                  78,998            5.6        67.2        1.44
Crystal City Pool          3            Office                                   6,608            5.4        66.6        1.61
                          ---                                               -----------          -----       ----        ----
TOTAL/WEIGHTED AVERAGE    249                                               $1,409,153 (3)        100 % (3)  61.0%       1.86X
---------------------------------------------------------------------------------------------------------------------------------

(1) A note representing 50% of the total loan amount is being contributed to the Trust.

(2)   The Tranche A DSCR is 1.34x, the Tranche B DSCR is 1.07x.

(3)   Balances may not sum to total due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII


OVERVIEW OF THE CERTIFICATES:

         PRINCIPAL/
          NOTIONAL   ANTICIPATED                                        ANTICIPATED
          BALANCE     RATINGS:     AVG. LIFE   MOD.         PRINCIPAL      CREDIT
CLASS (1) ($000'S)   MOODY'S/FITCH  YRS) (2)  DUR.(YRS)(2)  WINDOW(2)     SUPPORT
-----------------------------------------------------------------------------------
Publicly Offered Securities:

A-1       $278,000     Aaa/AAA         5.0                 6/98 - 11/07     31.0%
A-2        694,315     Aaa/AAA         9.7                11/07 - 4/08      31.0
B           91,595     Aa2/AA          9.9                 4/08 - 5/08      24.5
C           84,549      A2/A          10.0                    5/08          18.5
D           98,641    Baa2/BBB        10.0                    5/08          11.5
E           70,458    Baa3/BBB-       10.0                    5/08           6.5
X        1,148,459     Aaa/AAA

Privately Offered Securities:

F        63,411        Ba2/BB                              5/08 - 6/10       2.0
G        28,184         B2/B                                  6/10
-----------------------------------------------------------------------------------


(1)  Other Privately Offered Certificates are not represented in this table.

(2) Assuming payment in full based on 0 CPR at the ARD. See Scenario 1 in the Prospectus Supplement.

  o PROPERTY APPRAISALS INCLUDED IN THE PROSPECTUS SUPPLEMENT ON CD-ROM



KEY FEATURES:
MORTGAGE LOAN SELLER:            GS Mortgage Securities Corporation II
UNDERWRITER:                     Goldman, Sachs & Co.
MASTER SERVICER:                 GMAC Commercial Mortgage Corporation ("GMACCM")
SPECIAL SERVICER:                GMACCM
TRUSTEE:                         LaSalle National Bank
FISCAL AGENT:                    ABN AMRO Bank N.V.
EXPECTED PRICING:                On or about May 12, 1998
EXPECTED SETTLEMENT:             On or about May 19, 1998
CUT-OFF DATE:                    May 11, 1998
FIRST PAYMENT DATE:              June 15, 1998
DISTRIBUTION DATE:               The second Business Day following the
                                 11th day of each month
INTEREST ACCRUAL PERIOD:         Prior calendar month
DAY COUNT:                       30/360
RATED FINAL DISTRIBUTION DATE:   April 13, 2031
CLEAN UP CALL:                   1% of the Cut-Off Date principal balance
ERISA ELIGIBLE:                  The Underwriter believes that the
                                 conditions to the applicability of the
                                 Underwriter's exemption will generally
                                 be met with respect to Classes A-1, A-2
                                 and X-1
STRUCTURE:                       Sequential Pay
TAX TREATMENT:                   REMIC
RATING AGENCIES:                 Moody's, Fitch
SERVICER ADVANCING:              Yes
MINIMUM DENOMINATION:            $10,000
DELIVERY:                        DTC/CEDEL/Euroclear


SELECTED LOAN DATA:
CUT-OFF DATE BALANCE: (as of May 11, 1998)    $1,409,152,997
NUMBER OF MORTGAGE LOANS:                     10
NUMBER OF PROPERTIES:                         249
WEIGHTED AVERAGE COUPON:                      7.00%
WEIGHTED AVERAGE DSCR:                        1.86x
WEIGHTED AVERAGE CUT-OFF DATE LTV:            61.0%
WEIGHTED AVERAGE LTV AT ARD (1):              48.3%
WEIGHTED AVERAGE REMAINING TERM TO ARD :      120 months
WEIGHTED AVERAGE SEASONING :                  3.5 months

(1)   "ARD" is the Anticipated Repayment Date.

                             OVERVIEW OF THE LOANS

                                                 CUT-OFF DATE PRINCIPAL BALANCE
                                                 -------------------------------
                        NUMBER OF PROPERTIES                 % BY
LOAN NAME               PROPERTY  TYPE             ($000'S)   BALANCE    LTV      DSCR
----------------------------------------------------------------------------------------
URS Pool                  29      Refrigerated Dist  $253,000   18.0%      59.7%   1.88x
Tharaldson B Pool         93      Hotel               183,352   13.0       55.4    2.35
Tharaldson A Pool         90      Hotel               178,671   12.7       53.7    2.35
Green Acres                1      Retail              159,524   11.3       63.0    1.54
Americold Pool (1)        29      Refrigerated Dist   148,500   10.5       57.0    1.94
Pier 39                    1      Retail              116,670    8.3       73.8    1.38
One Commerce Square        1      Office              111,411    7.9       82.5    1.18(2)
Marriott Desert Springs    1      Hotel               102,419    7.3       43.2    2.27
Showcase                   1      Retail               78,998    5.6       67.2    1.44
Crystal City Pool          3      Office               76,608    5.4       66.6    1.61
                         ---                       ----------   ----       ----   -----
TOTAL                    249                       $1,409,153    100%(3)   61.0%   1.86x
----------------------------------------------------------------------------------------


(1) A note representing 50% of the total loan amount is being contributed to the Trust.
(2)   The Tranche A DSCR is 1.34x, the Tranche B DSCR is 1.07x.
(3)   Balances may not sum to total due to rounding.


                           GEOGRAPHIC DIVERSIFICATION

                                   CUT-OFF DATE PRINCIPAL BALANCE
                                ---------------------------------
GEOGRAPHIC        NUMBER OF                     % BY
DISTRIBUT         PROPERTIES     ($000'S)      BALANCE       LTV
-----------------------------------------------------------------
California             6      $ 235,948         16.7%       59.4%
New York               2        182,524         13.0        63.0
Pennsylvania           3        145,346         10.3        76.9
Illinois              38         83,333          5.9        57.0
Virginia               4         81,448          5.8        66.3
Nevada                 1         78,998          5.6        67.2
Georgia                6         69,151          4.9        62.2
Ohio                  25         57,382          4.0        59.7
Texas                 25         55,489          4.0        54.5
Other                139        419,535         29.8        56.2
                     ---     ----------        -----      ------
 TOTAL               249     $1,409,153        100.0%       61.0%
-----------------------------------------------------------------


                        DIVERSIFICATION BY PROPERTY TYPE

                                                 CUT-OFF DATE PRINCIPAL BALANCE
                                              ------------------------------------
                                   NUMBER OF               % BY
PROPERTY TYPE                      PROPERTIES   ($000'S)   BALANCE   DSCR      LTV
-----------------------------------------------------------------------------------
Hotel                               184       $464,443       33.0%    2.33X    52.8%
Refrigerated Distribution/Warouse    58        401,500       28.5     1.90     59.2
Retail                                3        355,192       25.2     1.47     67.5
Office                                4        188,019       13.3     1.40     76.0
                                    ---     ----------      -----     ----     ----
 TOTAL                              249     $1,409,153      100.0%    1.86X    61.0%
-----------------------------------------------------------------------------------

(1)  Balances may not sum to total due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

OVERVIEW OF CERTIFICATES

                        APPROXIMATE SECURITIES STRUCTURE

                                                                                                                       ANTICIPATED
              PRINCIPAL/NOTIONAL    ANTICIPATED RATINGS:                                     AVG.          PRINCIPAL      CREDIT
CLASS (1)          BALANCE             MOODY'S/FITCH        % OF TOTAL     DESCRIPTION   LIFE (YRS) (2)    WINDOW (2)    SUPPORT
-----------------------------------------------------------------------------------------------------------------------------------
Publicly Offered Securities:

A-1              $278,000,000              Aaa/AAA              19.7 %          Fixed        5.0            06/98 - 11/07    31.0 %
A-2               694,315,000               Aaa/AAA             49.3            Fixed        9.7            11/07 - 04/08    31.0
B                  91,595,000               Aa2/AA               6.5        WAC less __%     9.9            04/08 - 05/08    24.5
C                  84,549,000                A2/A                6.0        WAC less __%    10.0               05/08         18.5
D                  98,641,000              Baa2/BBB              7.0             WAC        10.0               05/08         11.5
E                  70,458,000              Baa3/BBB-             5.0             WAC        10.0               05/08          6.5
X               1,148,459,000              Aaa/AAA                            WAC/IO

Privately Offered Securities:

F                 63,411,000                 Ba2/BB              4.5             WAC        11.6           05/08 - 06/10      2.0
G                 28,183,997                  B2/B               2.0             WAC        12.1               06/10
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Other Privately Offered Certificates are not represented in this table.
(2) Assuming payment in full based on 0 CPR at the ARD. See Scenario 1 in the Prospectus Supplement.

GRAPHIC OMITTED: Chart which intends to reflect the size of each Class and the approximate Certificate coupon under the Scenario I base case.

Note: This chart intends to reflect the size of each Class and the approximate
      Certificate coupon under the Scenario I base case.



This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

STRUCTURAL OVERVIEW

               PRINCIPAL CASH FLOW TIMELINE FOR CERTIFICATES (1)

GRAPHIC OMITTED: Chart depicting Principal Cash Flow Timeline for Certificates

(1) Assuming payment in full at the ARD, based on 0 CPR. See Scenario 1 in the Prospectus Supplement.

Note:  Time 0 is assumed to be June 13, 1998.

               FINAL PRINCIPAL PAYMENT DATE FOR CERTIFICATES (1)

GRAPHIC OMITTED: Chart depicting Final Principal Payment Date for Certificates

Note:  Time 0 is assumed to be June 13, 1998.

(1) Assuming payment in full at the earlier of ARD or Maturity Date based on 0 CPR. See Scenario 1 in the Prospectus Supplement.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

STRUCTURAL OVERVIEW (CONTINUED)

o    The Mortgage Pool will consist of ten Mortgage Loans.

o    Available Funds will be allocated in the following payment priorities:

o Class A-1, A-2, B, C, D, E, F and G 1All Classes will pay interest on a 30/360 basis.

o Mortgage Loan(s) are locked out from prepayment until a minimum of 2 years from the closing of the securitization. After the lockout period, each Mortgage Loan(s) is prepayable based on full U.S. Treasury defeasance of anticipated loan cash flows


                           CALL PROTECTION TIME LINE

GRAPHIC OMITTED: Chart depicting Call Protection Time Line

   Note:  Time 0 is assumed to be the expected closing date, May 19, 1998.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

OVERVIEW OF THE LOANS


                     CUT-OFF DATE                                                                 CUT-OFF
                       BALANCE        PROPERTY   NUMBER OF  UNDERWRITTEN  INTEREST AMORT            DATE                 ARD
PROPERTY               ($000'S)         TYPE     PROPERTIES  NCF (000's)    RATE   (YRS)  DSCR (1)  LTV   ARD BALANCE    LTV
-------------------------------------------------------------------------------------------------------------------------------
URS Pool               $253,000   Refrigerated       29     $  40,350       6.894%   25    1.88x    59.7 %   $199,117    47.0%
                                  Dist. Warehouse
Tharaldson Pool B      183,352    Hotel              93        36,701       6.876    25    2.35     55.4      144,503    43.7
Tharaldson Pool A      178,671    Hotel              90        35,628       6.876    25    2.35     53.7      140,908    42.3
Green Acres            159,524    Retail              1        19,422       6.750    30    1.54     63.0      136,831    54.0
Americold Pool         148,500(3) Refrigerated       29        24,445(4)    6.894    25    1.94     57.0      116,873    44.9
                                  Dist. Warehouse
Pier 39                116,670    Retail              1        13,154       7.107    30    1.38     73.8      100,516    64.0
One Commerce Square    111,411    Office              1        17,574(5)    6.995    30(6) 1.18(7)  82.5       68,866    51.0
Marriott Desert        102,419    Hotel               1        21,500       7.800    25    2.27     43.2       75,085    36.6
Springs
Showcase                78,998    Retail              1         9,902       7.523    28    1.44     67.2       67,184    57.2
Crystal City Pool       76,608    Office              3         9,774       6.904    30    1.61     66.6       65,926    57.3
                    ----------                      ---      --------       -----          ----     ----   ----------    ----
Total/Weighted Avg  $1,409,153(8)                   249      $252,896       7.000%         1.86x    61.0%  $1,115,808    48.3 %
-------------------------------------------------------------------------------------------------------------------------------

[RESTUBBED TABLE CONTINUED FROM ABOVE]


                    LOCKOUT
PROPERTY            TERM (2)   ARD
--------------------------------------
URS Pool              2 yrs  5/11/08

Tharaldson Pool B     2 yrs  2/11/08
Tharaldson Pool A     2 yrs  2/11/08
Green Acres           2 yrs  2/11/08
Americold Pool        2 yrs  5/11/08

Pier 39               2 yrs  4/11/08
One Commerce Square   2 yrs  4/11/08
Marriott Desert       2 yrs  6/11/10
Springs
Showcase              2 yrs  11/11/07
Crystal City Pool     2 yrs  11/11/07

Total/Weighted Avg
--------------------------------------

(1)  Based on Underwritten Net Cash Flow.
(2)  Lockout is from the date of the securitization.
(3) A note representing 50% of the total loan amount is being contributed to the trust.
(4) The Underwritten Net Cash Flow shown is 50% of the total. 1The Underwritten Net Cash Flow includes that associated with the above market IBM rent component.
(5) Tranche A amortizes over a 30-year term, whereas Tranche B amortizes over a 53-month term (sized to be amortized by the above market IBM rent component).
(6) DSCR for Tranche A of the One Commerce Square Loan is 1.34x, DSCR for Tranche B of the Commerce Square Loan is 1.07x.
(7)  Balances may not sum to total due to rounding.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

                         CREDIT-ENHANCING LOAN FEATURES

                            PRINCIPAL        LOW DSCR           RESERVE              LOCK BOX/           CROSS
LOAN                        REPAYMENT        RESERVE          ACCOUNTS (1)         SWEEP ACCOUNT    COLLATERALIZATION     REPORTING
-----------------------------------------------------------------------------------------------------------------------------------
URS Pool                     ARD (2)           Yes             DM/Cap Ex          Sweep Account             Yes             M/Q/Y
Tharaldson Pool B            ARD (2)            No             DM/Cap Ex          Sweep Account             Yes             M/Q/Y
Tharaldson Pool A            ARD (2)            No             DM/Cap Ex          Sweep Account             Yes             M/Q/Y
Green Acres                  ARD (2)           Yes             DM/Cap Ex          Hard Lockbox             N.A.             M/Q/Y
Americold Pool               ARD (2)           Yes             DM/Cap Ex          Hard Lockbox              Yes             M/Q/Y
Pier 39                      ARD (2)           Yes             DM/Cap Ex          Hard Lockbox             N.A.             M/Q/Y
One Commerce Square          ARD (2)           Yes          TI/LC/DM/Cap Ex       Hard Lockbox             N.A.             M/Q/Y
Marriott Desert Springs      ARD (2)           Yes             DS/Cap Ex          Springing Lockbox        N.A.             M/Q/Y
Showcase                     ARD (2)           Yes              Cap Ex            Hard Lockbox             N.A.             M/Q/Y
Crystal City Pool            ARD (2)           Yes          TI/LC/DS/Cap Ex       Springing Lockbox         Yes             M/Q/Y
-----------------------------------------------------------------------------------------------------------------------------------

(1) Reserve accounts include up front and ongoing reserves. DM = Deferred Maintenance, TI = Tenant Improvements, LC = Leasing Commissions, DS = Debt Service, Cap Ex = Capital Expenditures.

(2) At the Anticipated Repayment Date, if the loan has not been repaid in full, hyperamortization commences. Specifically, the interest rate increases by 2% and all excess cash flow is used to reduce the outstanding principal balance; the additional 2% interest is accrued until the principal balance is zero.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII


OVERVIEW OF THE COLLATERAL

Graphic Omitted: PIE CHART DEPICTING GEOGRAPHIC DIVERSIFICATION BY CUT-OFF DATE LOAN AMOUNTS AND PROVIDING THE FOLLOWING INFORMATION:

                              Texas           4%
                              Ohio            4%
                              Georgia         5%
                              Nevada          6%
                              Virginia        6%
                              Illinois        6%
                              Pennsylvania   10%
                              New York       13%
                              California     17%
                              Other          28%


Graphic Omitted: PIE CHART DEPICTING PROPERTY-TYPE DISTRIBUTION BY CUT-OFF DATE LOAN AMOUNTS AND PROVIDING THE FOLLOWING INFORMATION:

               Office                                       13.3%
               Retail                                       25.2%
               Hotel                                        33.0%
               Refrigerated Distribution/Warehouse          28.5%


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY STRUCTURAL TERM SHEET
-------------------------------------------------------------------------------

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 1998-GLII

ADDITIONAL LOAN INFORMATION

o    REMOVAL OF THE SPECIAL SERVICER

The Pooling Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding may replace the Special Servicer provided that each Rating Agency confirms that such replacement will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

o    APPRAISAL REDUCTIONS

With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 90 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy and (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan each, an " Appraisal Reduction Event"), an "Appraisal Reduction Amount" will be calculated. The Appraisal Reduction Amount for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Master Servicer as an Advance) over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Special Servicer will be required to estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate will be used for purposes of determining the Appraisal Reduction Amount. Within 60 days after the Special Servicer receives notice or is otherwise aware of an Appraisal Reduction Event, the Special Servicer will be required to obtain an independent MAI appraisal, the cost of which will be paid by the Master Servicer as a Property Advance.


o    SPECIAL SERVICER/LOAN MODIFICATIONS


The initial Special Servicer will be GMACCM. The Special Servicer will be responsible for servicing loans that, in general, are in default or are in imminent default and for administering REO properties. The Special Servicer may modify such loans, if such modification is consistent with the terms of the Pooling Agreement and, in the sole good faith of the Special Servicer's judgment, such modification is in the best interests of the Certificateholders.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  URS POOL LOAN
-------------------------------------------------------------------------------


                                Loan Information

PRINCIPAL BALANCE:          ORIGINAL          CUT-OFF DATE(1)
                            --------          ---------------
                        $ 253,000,000          $ 253,000,000

ORIGINATION DATE:       April 22, 1998

INTEREST RATE:          6.894%

AMORTIZATION:           25 years

HYPERAMORTIZATION:      After the ARD, interest rate increases to 8.894% and
                        all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):           May 11, 2008

MATURITY DATE:          May 11, 2023

THE BORROWER/SPONSOR:   URS Real Estate, L.P., a special-purpose entity
                        controlled by Vornado Realty L.P. and Crescent Real
                        Estate Equities Company.

CALL PROTECTION:        Two-year prepayment lockout from the date of
                        securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD.

CUT-OFF DATE
LOAN/NRSF:              $57

UP-FRONT RESERVES:      Deferred Maintenance:  $1,188,894

ONGOING RESERVES:       CapEx:  $5,722,543/year
                        Low Debt Service: cash flow in excess of debt service is escrowed if the DSCR falls below 1.25x.

COLLECTION ACCOUNT:     Sweep Lockbox

CROSS-COLLATERALI-
ZATION/DEFAULT:         Yes

PARTNER LOANS:          None


(1)  May 11, 1998.

(2)  Based on Underwritten Net Cash Flow.


                              Property Information

SINGLE ASSET/PORTFOLIO:      Portfolio of 29 assets

PROPERTY TYPE:               Refrigerated Distribution/Warehouse

Graphic Omitted: PIE CHART DEPICTING PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT AND PROVIDING THE FOLLOWING INFORMATION:

South Carolina      1.32%
Maine               1.32%
Oklahoma            1.54%
Virginia            1.91%
Kansas              1.96%
California          2.76%
Missouri            3.59%
Wisconsin           4.42%
Arkansas            5.31%
Pennsylvania        6.92%
North Carolina      6.94%
Tennessee           8.03%
New York            9.09%
Indiana             9.09%
Alabama             9.67%
Georgia            26.13%

THE COLLATERAL:              29 cold storage warehouses

                             SF:                    4,427,395
                             Cubic Feet:           116,419,854

PROPERTY MANAGEMENT:         URS Logistics, Inc.
                             (dba Americold Logistics)

1997 NET OPERATING INCOME:   $54,216,403

UNDERWRITTEN NET CASH FLOW:  $40,349,956

APPRAISED VALUE:             $423,450,000

APPRAISED BY:                Landauer Associates

APPRAISAL DATE:              March 1, 1998

CUT-OFF DATE LTV:            59.7%

DSCR (2):                    1.88x


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  URS POOL LOAN
-------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION

                                                                                      YEAR BUILT/        SQUARE            CUBIC
     PROPERTY              LOCATION                          PROPERTY TYPE             RENOVATED         FOOTAGE          FOOTAGE
-----------------------------------------------------------------------------------------------------------------------------------
1.  Albertville            Albertville, AL                Regional Production            1993             64,490          2,192,660
2.  Augusta                Augusta, GA                   Regional Distribution         1971/1984          48,284          1,117,300
3.  Birmingham             Birmingham, AL                Regional Distribution         1962/1992          85,893          2,015,990
4.  Charlotte Central      Charlotte, NC                 Regional Distribution         1928/1969          65,308          1,240,375
5.  Charlotte North        Charlotte, NC                 Regional Distribution         1964/1992         164,820          4,485,266
6.  Chelsea Memphis        Memphis, TN                    Captive Production              N/A             35,750            585,687
7.  Columbia               Columbia, SC                  Regional Distribution         1971/1992          63,742          1,777,998
8.  Ft. Smith              Fort Smith, AR                 Regional Production          1960/1989          78,249          1,403,467
9.  Gadsden                Gadsden, AL                    Regional Production          1991/1994         118,953          3,970,232
10. Gateway                Atlanta, GA                   National Distribution         1972/1986         475,532         12,333,067
11. Indianapolis           Indianapolis, IN              National Distribution         1979/1990         311,671          9,110,009
12. Lakewood               Atlanta, GA                   National Distribution         1962/1968         157,092          2,852,540
13. Leesport               Leesport, PA                  National Distribution         1993/1994         168,872          5,753,042
14. Marshall               Marshall, MO                   Captive Production           1985/1992         150,618          4,828,460
15. Memphis Parkway        Memphis, TN                   Regional Distribution         1962/1967         246,169          5,603,013
16. Montezuma              Montezuma, GA                  Captive Production           1965/1990         177,693          4,680,658
17. Montgomery [New]       Montgomery, AL                Regional Distribution         1989/1991          58,074          1,247,856
18. Murfreesboro           Murfreesboro, TN               Captive Production           1982/1988         106,500          2,934,400
19. Norfolk                Norfolk, VA                   Regional Distribution         1971/1975          82,984          1,924,376
20. Oklahoma [1]           Oklahoma City, OK              Regional Production          1928/1961          64,891            721,281
21. Oklahoma [2]           Oklahoma City, OK              Regional Production          1968/1971          74,126          1,374,001
22. Portland               Portland, ME                   Regional Production          1952/1963         151,649          1,834,971
23. Syracuse               Syracuse, NY                  National Distribution         1960/1987         447,204         11,832,633
24. Tarboro                Tarboro, NC                    Captive Production             1987            104,047          3,433,536
25. Tomah                  Tomah, WI                      Captive Production           1989/1994         161,947          4,534,516
26. Turlock 1              Turlock, CA                    Regional Production          1953/1968         141,287          2,446,150
27. Westgate               Atlanta, GA                   National Distribution         1990/1993         334,862         12,038,933
28. West Memphis           West Memphis, AR              Regional Distribution         1985/1995         166,376          5,339,012
29. Wichita                Wichita, KS                    Regional Production          1974/1979         126,312          2,808,825
                                                                                                      ----------      -------------
    TOTAL                                                                                              4,427,395        116,419,854
-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only.
Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.



-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  URS POOL LOAN
-------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION


                             CUT-OFF DATE
                            ALLOCATED LOAN           APPRAISED                                 UNDERWRITTEN
PROPERTY                        AMOUNT                 VALUE           CUT-OFF DATE LTV        NET CASH FLOW      DSCR
------------------------------------------------------------------------------------------------------------------------------
1.  Albertville           $    5,854,960         $    9,800,000              59.7 %             $  1,234,730       2.49x
2.  Augusta                    2,688,502              4,500,000              59.7                    390,388       1.71
3.  Birmingham                 3,076,841              5,150,000              59.7                    509,776       1.96
4.  Charlotte Central          1,792,335              3,000,000              59.7                    325,639       2.14
5.  Charlotte North            9,977,330             16,700,000              59.7                  1,808,272       2.14
6.  Chelsea Memphis            2,569,013              4,300,000              59.7                    465,972       2.14
7.  Columbia                   3,345,692              5,600,000              59.7                    469,088       1.65
8.  Ft. Smith                  2,031,313              3,400,000              59.7                    419,964       2.44
9.  Gadsden                   11,650,176             19,500,000              59.7                  1,248,273       1.25
10. Gateway                   33,000,000             50,700,000              65.1                  6,229,915       2.23
11. Indianapolis              23,000,000             35,400,000              65.0                  3,328,027       1.71
12. Lakewood                   3,704,159              6,200,000              59.7                    466,188       1.49
13. Leesport                  17,505,136             29,300,000              59.7                  2,540,676       1.71
14. Marshall                   9,081,163             15,200,000              59.7                  1,544,491       2.01
15. Memphis Parkway            8,543,462             14,300,000              59.7                  1,178,457       1.63
16. Montezuma                  6,392,661             10,700,000              59.7                  1,206,608       2.23
17. Montgomery [New]           3,883,392              6,500,000              59.7                    193,891       0.59
18. Murfreesboro               9,200,652             15,400,000              59.7                  1,319,704       1.69
19. Norfolk                    4,839,304              8,100,000              59.7                    775,282       1.89
20. Oklahoma [1]               1,684,795              2,800,000              60.2                    327,958       2.30
21. Oklahoma [2]               2,210,546              3,700,000              59.7                    345,495       1.84
22. Portland                   3,345,692              5,600,000              59.7                    487,851       1.72
23. Syracuse                  23,000,000             36,500,000              63.0                  3,300,227       1.69
24. Tarboro                    5,777,434             19,300,000              29.9                    980,566       2.00
25. Tomah                     11,172,220             18,700,000              59.7                  2,327,549       2.46
26. Turlock 1                  6,990,106             11,700,000              59.7                  1,392,268       2.35
27. Westgate                  20,313,127             34,000,000              59.7                  3,011,833       1.75
28. West Memphis              11,411,198             19,100,000              59.7                  1,817,016       1.88
29. Wichita                    4,958,793              8,300,000              59.7                    703,853       1.68
                           -------------          -------------              ----               ------------       ----
    TOTAL/WEIGHTED
    AVERAGE                 $253,000,000           $423,450,000              60.5 %              $40,349,956       1.88x
------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  THARALDSON POOL B LOAN
-------------------------------------------------------------------------------

                        Loan Information


PRINCIPAL BALANCE:             ORIGINAL           CUT-OFF DATE (1)
                               --------           ----------------
                          $184,293,000              $183,352,232

ORIGINATION DATE:         January 20, 1998

INTEREST RATE:            6.876%

AMORTIZATION:             25 years

HYPERAMORTIZATION:        After the ARD, interest rate increases to 8.876% and
                          all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             February 11, 2008

MATURITY DATE:            February 11, 2023

THE BORROWER/SPONSOR:     94 separate special-purpose entities controlled by
                          Tharaldson Motels, Inc.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until the ARD.

CUT-OFF DATE LOAN/ROOM:   $31,299

UP-FRONT RESERVES:        Deferred Maintenance:        $  221,009
                          Environmental:               $   50,938
                          Seasonality:                 $1,299,196
                          Tax Liability:               $1,243,143

ONGOING RESERVES:         FF&E: 5% of gross revenue
                          Seasonality: maintain at least one month's debt
                            service ($1,299,196) at all times

COLLECTION ACCOUNT:       Sweep Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                  Yes



PARTNER LOANS:            None

(1)  May 11, 1998.
(2)  Based on Underwritten Net Cash Flow.


                      Property Information

SINGLE ASSET/PORTFOLIO:      Portfolio of 93 assets

PROPERTY TYPE:               Limited-Service Hotels

Graphic Omitted: PIE CHART DEPICTING PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT AND PROVIDING THE FOLLOWING INFORMATION:

ND         5.7%
KS         5.8%
IA         6.3%
OH        13.4%
IL        17.2%
TX        17.3%
Other     34.3%

YEARS BUILT:                 1988 - 1996

1997 OCCUPANCY:              76%

1997 AVERAGE DAILY RATE:     $56.07

1997 REVPAR:                 $42.67

THE COLLATERAL:              93 limited-service hotels with approximately
                             5,858 rooms

FRANCHISES:                  Comfort Inn
                             Comfort Suites
                             Country Inn & Suites
                             Courtyard
                             Days Inn
                             Fairfield Inn
                             Hampton Inn
                             Holiday Inn Express
                             Residence Inn
                             Super 8

PROPERTY MANAGEMENT:         Tharaldson Property Management, Inc.

1997 NET OPERATING INCOME:   $34,696,365

UNDERWRITTEN NET CASH FLOW:  $36,701,015

APPRAISED VALUE:             $331,000,000

APPRAISED BY:                Hospitality Valuation Services

APPRAISAL DATE:              January 1, 1998

CUT-OFF DATE LTV:            55.4%

DSCR (2):                    2.35x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  THARALDSON POOL B LOAN
-------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

                                                     CUT-OFF DATE                         WTD. AVG.
                       NUMBER OF     NUMBER OF      ALLOCATED LOAN                      CUT-OFF DATE   UNDERWRITTEN NET
FRANCHISE               HOTELS         ROOMS             AMOUNT       APPRAISED VALUE        LTV          CASH FLOW         DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Comfort Inn                19          1,097         $ 29,579,231       $ 53,900,000         56.0%       $  5,819,260       2.31x
Comfort Suites              5            306           10,271,299         18,400,000         56.3           1,912,947       2.19
Country Inn & Suites        2            126            4,083,050          8,000,000         51.1             996,749       2.88
Courtyard                   3            234            8,800,843         15,600,000         57.6           1,796,479       2.40
Days Inn                    1             62            1,480,404          2,200,000         67.3             227,774       1.81
Fairfield Inn              39          2,427           76,423,874        135,200,000         57.4          15,320,481       2.36
Hampton Inn                10            682           17,987,706         35,700,000         50.9           3,930,139       2.57
Holiday Inn Express         4            256            9,265,460         16,300,000         57.4           1,775,518       2.25
Residence Inn               6            442           20,821,168         36,400,000         57.8           3,974,502       2.25
Super 8                     4            226            4,639,197          9,300,000         51.0             947,166       2.40
                          ---         ------        -------------      -------------         ----         -----------       ----
TOTAL/WEIGHTED
AVERAGE                    93          5,858         $183,352,232       $331,000,000         56.3%        $36,701,015       2.35x
-----------------------------------------------------------------------------------------------------------------------------------



                                            CUT-OFF DATE                            WTD. AVG.
               NUMBER OF    NUMBER OF      ALLOCATED LOAN                         CUT-OFF DATE    UNDERWRITTEN NET
STATE           HOTELS        ROOMS             AMOUNT           APPRAISED VALUE      LTV             CASH FLOW           DSCR
-----------------------------------------------------------------------------------------------------------------------------------
CO                 3           193          $  6,123,580          $ 11,500,000        54.1%         $ 1,180,537           2.27x
IA                 8           453            11,521,882            23,300,000        49.8            2,357,253           2.41
IL                14           909            31,569,021            55,500,000        57.6            5,807,846           2.16
IN                 5           308             8,863,522            15,200,000        60.5            1,609,658           2.14
KS                 6           396            10,561,808            17,100,000        63.3            2,338,664           2.60
KY                 3           178             5,861,923             9,900,000        59.3            1,172,558           2.35
MI                 3           192             5,042,129            10,000,000        50.6            1,197,666           2.79
MN                 5           299             8,516,303            14,800,000        58.3            1,841,923           2.54
MO                 2           109             3,667,184             6,900,000        53.2              754,583           2.42
MT                 3           179             5,423,174             9,500,000        57.7            1,085,999           2.36
ND                 7           443            10,364,819            20,500,000        50.8            2,160,030           2.45
NE                 2           123             4,592,437             8,400,000        54.8              957,467           2.45
OH                10           627            24,654,499            40,500,000        61.5            4,499,531           2.15
OK                 4           267             9,625,612            18,100,000        53.8            2,109,717           2.58
TX                14           960            31,743,128            59,800,000        53.5            6,564,814           2.43
WI                 3           166             3,672,158             6,800,000        54.2              727,795           2.33
WY                 1            56             1,549,052             3,200,000        48.4              334,974           2.54
                 ---        -------         -------------        -------------        ----          ------------          ----
TOTAL/WEIGHTED
AVERAGE           93         5,858          $183,352,232          $331,000,000        56.3%         $36,701,015           2.35X
-----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  THARALDSON POOL A LOAN
-------------------------------------------------------------------------------

                                Loan Information

PRINCIPAL BALANCE:              ORIGINAL       CUT-OFF DATE (1)
                                --------       ----------------
                          $179,508,000             $178,671,275

ORIGINATION DATE:         January 20, 1998

INTEREST RATE:            6.876%

AMORTIZATION:             25 years

HYPERAMORTIZATION:        After the ARD, interest rate increases to 8.876% and
                          all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             February 11, 2008

MATURITY DATE:            February 11, 2023

THE BORROWER/SPONSOR:     92 separate special-purpose entities controlled by
                          Tharaldson Motels, Inc.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until the ARD.

CUT-OFF DATE LOAN/ROOM:   $30,553

UP-FRONT RESERVES:        Deferred Maintenance:         $  267,469
                          Environmental:                $   61,250
                          Seasonality:                  $1,265,463
                          Tax Liability:                $1,276,281

ONGOING RESERVES:         FF&E: 5% of gross revenue
                          Seasonality: maintain at least one month's debt
                            service ($1,265,463) at all times

COLLECTION ACCOUNT:       Sweep Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                  Yes

PARTNER LOANS:            None

(1)  May 11, 1998.
(2)  Based on Underwritten Net Cash Flow.


                              Property Information


SINGLE ASSET/PORTFOLIO:       Portfolio of 90 assets

PROPERTY TYPE:                Limited-Service Hotels

Graphic Omitted: PIE CHART DEPICTING PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT AND PROVIDING THE FOLLOWING INFORMATION:

WI         7.4%
IN         7.8%
MN         8.4%
TX        13.3%
OH        18.3%
IL        25.0%
Other     19.8%

YEARS BUILT:                  1988 - 1997

1997 OCCUPANCY:               76%

1997 AVERAGE DAILY RATE:      $55.76

1997 REVPAR:                  $42.41

THE COLLATERAL:               90 limited-service hotels with approximately
                              5,848 rooms

FRANCHISES:                   Comfort Inn
                              Comfort Suites
                              Country Inn & Suites
                              Courtyard
                              Fairfield Inn
                              Hampton Inn
                              Homewood Suites
                              Residence Inn
                              Sleep Inn
                              Super 8
                              Tharaldson Inn & Suites

PROPERTY MANAGEMENT:          Tharaldson Property Management, Inc.

1997 NET OPERATING INCOME:    $33,817,013

UNDERWRITTEN NET CASH FLOW:   $35,628,417

APPRAISED VALUE:              $333,000,000

APPRAISED BY:                 Hospitality Valuation Services

APPRAISAL DATE:               January 1, 1998

CUT-OFF DATE LTV:             53.7%

DSCR (2):                     2.35x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  THARALDSON POOL A LOAN
-------------------------------------------------------------------------------

                              PROPERTY DESCRIPTION

                                                     CUT-OFF DATE                         WTD. AVG.
                       NUMBER OF     NUMBER OF      ALLOCATED LOAN                      CUT-OFF DATE   UNDERWRITTEN NET
FRANCHISE               HOTELS         ROOMS             AMOUNT       APPRAISED VALUE        LTV          CASH FLOW         DSCR
-----------------------------------------------------------------------------------------------------------------------------------
Comfort Inn                22          1,311          $ 35,315,615      $ 64,300,000         56.2%       $  6,606,045       2.20x
Comfort Suites              4            247             8,880,413        17,000,000         52.4           1,739,979       2.31
Country Inn & Suites        3            178             4,246,115         8,500,000         51.3             901,401       2.50
Courtyard                   3            232             8,760,972        15,400,000         57.9           1,637,061       2.20
Fairfield Inn              35          2,302            72,911,552       132,000,000         55.6          15,272,264       2.46
Hampton Inn                12            789            24,071,273        43,500,000         56.0           4,457,368       2.18
Homewood Suites             1             66             2,660,541         4,900,000         54.3             530,757       2.35
Independent                 1            121             2,986,016         9,700,000         30.8             596,736       2.35
Residence Inn               5            354            13,262,889        26,900,000         50.9           2,845,856       2.52
Sleep Inn                   2            123             3,071,616         5,500,000         56.6             619,281       2.38
Super 8                     1             61             1,075,961         2,000,000         53.8             185,907       2.03
Tharaldson Inn & Suites     1             64             1,428,311         3,300,000         43.3             235,760       1.94
                          ---        -------         -------------     -------------         ----        ------------       ----
TOTAL/WEIGHTED AVERAGE     90          5,848          $178,671,275      $333,000,000         54.8%       $ 35,628,415       2.35x
------------------------------------------------------------------------------------------------------------------------------------


                                            CUT-OFF DATE                            WTD. AVG.
               NUMBER OF    NUMBER OF      ALLOCATED LOAN                         CUT-OFF DATE    UNDERWRITTEN NET
STATE           HOTELS        ROOMS             AMOUNT           APPRAISED VALUE      LTV             CASH FLOW          DSCR
-----------------------------------------------------------------------------------------------------------------------------------
AR                  2           122         $  3,314,478           $  5,700,000        58.4%       $    728,330          2.59x
IA                  7           446           10,929,815             22,800,000        49.7           2,393,825          2.58
IL                 23         1,445           44,746,450             79,900,000        56.5           8,619,687          2.27
IN                  8           511           13,921,804             27,300,000        52.0           2,657,275          2.25
KY                  1            68            2,744,149              4,900,000        56.0             577,626          2.48
MI                  1            57            2,188,750              4,000,000        54.7             498,473          2.68
MN                  5           458           15,078,387             32,500,000        48.9           3,273,690          2.55
MT                  3           184            5,376,820              9,900,000        54.6           1,130,862          2.47
ND                  3           176            3,274,665              7,400,000        45.1             798,828          2.87
OH                 15           950           32,727,735             57,200,000        58.3           5,924,268          2.13
OK                  2           128            3,870,873              7,400,000        52.3             855,355          2.60
SD                  2           128            3,440,886              7,200,000        48.4             694,620          2.38
TX                 11           726           23,745,797             43,200,000        55.8           4,821,418          2.39
WI                  7           449           13,310,666             23,600,000        57.0           2,654,158          2.35
                  ---         -----         ------------           ------------        ----        ------------          ----
TOTAL/WTD.
 AVG               90         5,848         $178,671,275           $333,000,000        54.8%       $ 35,628,415          2.35x


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  GREEN ACRES LOAN
-------------------------------------------------------------------------------

                                Loan Information

PRINCIPAL BALANCE:            ORIGINAL             CUT-OFF DATE (1)
                              --------             ----------------
                          $160,000,000               $159,523,713

ORIGINATION DATE:         February 11, 1998

INTEREST RATE:            6.750%

AMORTIZATION:             30 years and one month

HYPERAMORTIZATION:        After the ARD, the interest rate increases to 8.750%
                          and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             February 11, 2008

MATURITY DATE:            March 11, 2028

THE BORROWER/SPONSOR:     Green Acres Mall, L.L.C., a special-purpose entity
                          controlled by Vornado Realty L.P.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD.

CUT-OFF DATE LOAN/NRSF:   $87

UP-FRONT RESERVES:        Deferred Maintenance:                 $69,375

ONGOING RESERVES:         CapEx:  $0.15/SF/year
                          Low Debt Service: Cash flow in excess of debt service
                            is escrowed if the DSCR falls below 1.25x.

COLLECTION ACCOUNT:       Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                  Not Applicable

PARTNER LOANS:            None

(1)   May 11, 1998.
(2)   Excluding basement storage space.
(3)   Based on Underwritten Net Cash Flow.


                              Property Information

SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail

LOCATION:                     Valley Stream, NY

YEAR BUILT/RENOVATED:         1958/1991

OCCUPANCY (2):                91% (as of March 25, 1998)

THE COLLATERAL:               An enclosed two-story regional shopping center
                              and 13 free-standing out-parcel buildings encompassing approximately 1,828,882 rentable square feet.

                                   COVENANT        LEASE
MAJOR TENANTS          NRSF       EXPIRATION     EXPIRATION
-------------          ----       ----------     ----------
Macy's                266,676         N/A         08/18/06
Sterns                186,922         N/A         01/31/07
Sears (ground lease)  144,537      10/31/98       10/31/23
K-Mart                131,433         N/A         08/12/10
Dime Bank              62,200         N/A         08/31/00
Waldbaums              54,225         N/A         09/26/11

PROPERTY MANAGEMENT:          Vornado Realty L.P.

1997 NET OPERATING INCOME:    $20,750,067

UNDERWRITTEN NET CASH FLOW:   $19,421,844

APPRAISED VALUE:              $253,200,000

APPRAISED BY:                 Landauer Associates, Inc.

APPRAISAL DATE:               March 1, 1998

CUT-OFF DATE LTV:             63.0%

DSCR (2):                     1.54x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  GREEN ACRES LOAN
-------------------------------------------------------------------------------

                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31           EXPIRING SF (1)             % OF TOTAL SF          ANNUALIZED BASE RENT    % OF TOTAL BASE RENT
--------------------------------------------------------------------------------------------------------------------------------
MO/MO                              29,710                        1.6%                $   322,652                     1.8%
1998                               12,461                        0.7                     346,490                     1.9
1999                               62,766                        3.4                     943,505                     5.2
2000                               92,357                        5.0                   1,445,567                     7.9
2001                               61,451                        3.4                   1,324,849                     7.3
2002                               56,005                        3.1                   1,390,870                     7.6
2003                               54,043                        3.0                   1,238,612                     6.8
2004                               41,088                        2.2                   1,290,814                     7.1
2005                               71,254                        3.9                   1,850,135                    10.2
2006                              323,016                       17.7                   2,131,356                    11.7
2007                              249,978                       13.7                   1,949,589                    10.7
Thereafter                        526,527                       28.8                   3,993,398                    21.9
Vacant                            248,226                       13.6                          --                     0.0
                                ---------                      -----                 -----------                  ------
 TOTAL                          1,828,882                      100.0%                $18,227,837                   100.0%
--------------------------------------------------------------------------------------------------------------------------------

(1)  Including Storage Space.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  AMERICOLD POOL LOAN
-------------------------------------------------------------------------------

                                Loan Information



PRINCIPAL BALANCE (1):          ORIGINAL       CUT-OFF DATE (2)
                                --------       ----------------
                           $ 148,500,000         $ 148,500,000

ORIGINATION DATE:          April 22, 1998

INTEREST RATE:             6.894%

AMORTIZATION:              25 years

HYPERAMORTIZATION:         After the ARD, interest rate increases to 8.894% and
                           all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):              May 11, 2008

MATURITY DATE:             May 11, 2023

THE BORROWER/SPONSOR:      Americold Real Estate, L.P., a special-purpose
                           entity controlled by Vornado Realty L.P. and Crescent
                           Real Estate Equities Company.

CALL PROTECTION:           Two-year prepayment lockout from the date of
                           securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD.

CUT-OFF DATE
LOAN/NRSF (3):             $50

UP-FRONT RESERVES (3):     Deferred Maintenance:  $1,948,178

ONGOING RESERVES (3):      CapEx:  $6,534,838/year
                           Low Debt Service: cash flow in excess of debt
                             service is escrowed if the DSCR falls below 1.25x.

COLLECTION ACCOUNT:        Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                   Yes

PARTNER LOANS:             None


                              Property Information


SINGLE ASSET/PORTFOLIO:         Portfolio of 29 assets

PROPERTY TYPE:                  Refrigerated Distribution/Warehouse

Graphic Omitted: PIE CHART DEPICTING PROPERTY LOCATION BY ALLOCATED LOAN AMOUNT PROVIDING THE FOLLOWING INFORMATION:

Florida         0.55%
Colorado        1.19%
Georgia         2.06%
Iowa            3.68%
Illinois        4.73%
Utah            5.34%
California      6.65%
Massachusetts   8.55%
Wisconsin       9.18%
Idaho          10.88%
Pennsylvania   11.06%
Washington     17.23%
Oregon         19.13%

THE COLLATERAL:                 29 cold storage warehouses

                                SF:                   5,897,736
                                Cubic Feet:            155,557,330

PROPERTY MANAGEMENT:            Americold Corporation
                                (dba Americold Logistics)

1997 NET OPERATING INCOME (3):  $56,460,577

UNDERWRITTEN NET CASH FLOW (3): $48,889,852

APPRAISED VALUE (3):            $520,600,000

APPRAISED BY:                   Landauer Associates

APPRAISAL DATE:                 March 1, 1998

CUT-OFF DATE LTV (3):           57.0%

DSCR (4):                       1.94x

(1) A single note, representing 50% of the $297,000,000 loan is being contributed to the trust, the other 50% note is currently held by GSMC.
(2)  May 11, 1998.
(3)  Assuming a $297,000,000 loan amount.
(4)  Based on Underwritten Net Cash Flow and total loan debt service.


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  AMERICOLD POOL LOAN
-------------------------------------------------------------------------------



                              PROPERTY DESCRIPTION

----------------------------------------------------------------------------------------------------------------------------------
                                                                           YEAR BUILT
     PROPERTY              LOCATION                     PROPERTY TYPE      /RENOVATED    SQUARE FOOTAGE      CUBIC FOOTAGE
----------------------------------------------------------------------------------------------------------------------------------
1.  Ash Street              Denver, CO              Regional Distribution  1976/1980         114,222           2,750,000
2.  Bettendorf              Bettendorf, IA          Regional Distribution  1973/1977         336,000           8,848,000
3.  Boston                  Boston, MA              Regional Distribution  1969              188,007           3,067,994
4.  Burley                  Burley, ID              Captive Production     1959/1996         277,626          10,722,101
5.  Burlington              Burlington, WA          Captive Production     1965/1968         194,000           4,655,000
6.  Clearfield              Clearfield, UT          National Distribution  1973/1978         358,400           8,601,600
7.  Connell                 Connell, WA             Captive Production     1969/1971         235,200           5,644,800
8.  Main Street             Gloucester, MA          Regional Production    1961/1973          63,952           1,862,768
9.  Fogelsville             Fogelsville, PA         National Distribution  1976/1997         683,914          21,623,336
10. Ft. Dodge               Fort Dodge, IA          Regional Distribution  1979/1980         155,811           3,739,464
11. Hermiston               Hermiston, OR           Captive Production     1975              168,000           4,032,000
12. Jesse St.               Los Angeles, CA         National Distribution  1954/1980         141,600           2,682,400
13. Lois Avenue             Tampa, FL               Regional Distribution  1953               21,820             400,000
14. Milwaukie               Milwaukie, OR           Regional Distribution  1958/1986         163,026           4,688,624
15. Moses Lake              Moses Lake, WA          Captive Production     1967/1979         302,400           7,257,600
16. Nampa                   Nampa, ID               Regional Production    1946/1974         364,000           7,981,000
17. Plant City              Plant City, FL          Regional Production    1956               33,600             750,000
18. Plover                  Plover, WI              Captive Production     1978/1981         384,400           9,363,200
19. Rail Road Ave.          Gloucester, MA          Regional Production    1964               11,923             270,480
20. Rochelle                Rochelle, IL            National Distribution  1995              179,712           6,020,352
21. Rogers St.              Gloucester, MA          Regional Production    1967               96,606           2,823,256
22. Rowe Square             Gloucester, MA          Regional Production    1955/1969          74,713           2,387,465
23. Salem                   Salem, OR               Regional Production    1963/1981         498,400          12,487,600
24. Southgate               Atlanta, GA             National Distribution  1996              100,714           3,726,418
25. Turlock 2               Turlock, CA             Regional Production    1985              106,400           3,024,000
26. Walla Walla             Walla Walla, WA         Regional Production    1960/1968         140,000           3,136,000
27. Wallula                 Wallula, WA             Captive Production     1981               40,000           1,200,000
28. Watsonville             Watsonville, CA         Captive Production     1985              185,980           5,448,500
29. Woodburn                Woodburn, OR            Regional Production    1952/1979         277,440           6,313,372
                                                                                          ----------         -----------
     TOTAL                                                                                 5,897,736         155,507,330
----------------------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  AMERICOLD POOL LOAN
-------------------------------------------------------------------------------


                              PROPERTY DESCRIPTION

----------------------------------------------------------------------------------------------------------------------------
                    CUT-OFF DATE ALLOCATED                             WTD. AVG.               UNDERWRITTEN
     PROPERTY             LOAN AMOUNT         APPRAISED VALUE      CUT-OFF DATE LTV (1)        NET CASH FLOW           DSCR
----------------------------------------------------------------------------------------------------------------------------
1.  Ash Street             1,768,536             6,200,000                57.0%                    462,849             1.55x
2.  Bettendorf             4,107,568            14,400,000                57.0                   1,088,267             1.57
3.  Boston                 2,110,834             7,400,000                57.0                     606,267             1.70
4.  Burley                10,012,197            35,100,000                57.0                   4,653,746             2.75
5.  Burlington             4,506,915            15,800,000                57.0                   1,783,553             2.34
6.  Clearfield             7,929,889            27,800,000                57.0                   3,016,924             2.25
7.  Connell                6,532,174            22,900,000                57.0                   2,368,940             2.14
8.  Main Street            2,367,557             8,300,000                57.0                     714,605             1.78
9.  Fogelsville           16,430,273            57,600,000                57.0                   2,139,954             0.77
10. Ft. Dodge              1,354,927             4,750,000                57.0                     346,861             1.51
11. Hermiston              6,703,323            23,500,000                57.0                   2,739,870             2.41
12. Jesse St.              2,082,309             7,300,000                57.0                     685,951             1.95
13. Lois Avenue              128,362               450,000                57.0                      67,936             3.13
14. Milwaukie              5,391,183            18,900,000                57.0                   2,131,188             2.34
15. Moses Lake             9,755,474            34,200,000                57.0                   3,561,526             2.16
16. Nampa                  5,819,055            20,400,000                57.0                     680,270             0.69
17. Plant City               684,595             2,400,000                57.0                     186,202             1.61
18. Plover                13,634,844            47,800,000                57.0                   5,024,753             2.18
19. Rail Road Ave.           656,070             2,300,000                57.0                     164,781             1.48
20. Rochelle               7,017,096            24,600,000                57.0                   2,872,681             2.42
21. Rogers St.             3,480,023            12,200,000                57.0                   1,064,918             1.81
22. Rowe Square            4,079,043            14,300,000                57.0                   1,321,472             1.91
23. Salem                  9,299,078            32,600,000                57.0                   3,364,696             2.14
24. Southgate              3,052,151            10,700,000                57.0                     352,282             0.68
25. Turlock 2              2,595,755             9,100,000                57.0                     942,005             2.14
26. Walla Walla            2,852,478            10,000,000                57.0                     973,992             2.02
27. Wallula                1,939,685             6,800,000                57.0                     833,766             2.53
28. Watsonville            5,191,510            18,200,000                57.0                   2,001,777             2.28
29. Woodburn               7,017,096            24,600,000                57.0                   2,737,821             2.30
                        -------------         -------------               ----                 -----------             ----
    TOTAL/WEIGHTED
    AVERAGE              148,500,000           520,600,000                57.0%                 48,889,852             1.94x
----------------------------------------------------------------------------------------------------------------------------

(1)  Assuming a $297,000,000 Cut-Off Date Loan Amount.

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  PIER 39 LOAN
-------------------------------------------------------------------------------

                                Loan Information


PRINCIPAL BALANCE:            ORIGINAL               CUT-OFF DATE (1)
                              --------               ----------------
                          $117,000,000               $116,669,545

ORIGINATION DATE:         January 27, 1998

INTEREST RATE:            7.107%

AMORTIZATION:             30 years

HYPERAMORTIZATION:        After the ARD, the interest rate increases to 9.107%
                          and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             April 11, 2008

MATURITY DATE:            February 11, 2028

THE BORROWER/SPONSOR:     Pier 39 Limited Partnership, a special-purpose entity
                          owned by a group of wealthy individuals.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until three payment dates prior to the ARD.

CUT-OFF DATE LOAN/NRSF:   $488

UP-FRONT RESERVES:        Deferred Maintenance:                 $ 1,092,899
                          Unfunded Obligations:                 $   400,000
                          Escalator Installation:               $   500,000

ONGOING RESERVES:         CapEx:  $126,768/year
                          Low Debt Service: cash flow in excess of debt service
                            is escrowed if the DSCR falls below 1.20x.

COLLECTION ACCOUNT:       Hard Lockbox

EARTHQUAKE INSURANCE:     Full Amount of the PML with 10% deductible

PARTNER LOANS:            None

(1)  May 11, 1998.
(2)  Based on Underwritten Net Cash Flow.


                              Property Information


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail/Entertainment

LOCATION:                     San Francisco, CA

YEAR BUILT:                   1978

OCCUPANCY:                    98% (as of April 1, 1998)

THE COLLATERAL:               239,011 square foot retail/entertainment center
                              with a 980 space parking garage, located in the Fisherman's Wharf area of San Francisco, CA.

PROPERTY MANAGEMENT:          Moor + South

1997 NET OPERATING INCOME:    $13,737,244

UNDERWRITTEN NET CASH FLOW:   $13,153,909

APPRAISED VALUE:              $158,000,000

APPRAISAL BY:                 Koeppel Tener Real Estate Services, Inc.

APPRAISAL DATE:               December 29, 1997

CUT-OFF DATE LTV:             73.8%

DSCR (2):                     1.38x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM)II: PRELIMINARY COLLATERAL TERM SHEET
                                  PIER 39 LOAN
-------------------------------------------------------------------------------


                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31     EXPIRING SF    % OF TOTAL SF      ANNUALIZED BASE RENT   % OF TOTAL BASE RENT
--------------------------------------------------------------------------------------------------------
MO/MO                  9,862                  4.1%               333,570                  3.5%
1998                   7,889                  3.3                884,358                  9.3
1999                  10,668                  4.5                273,066                  2.9
2000                  25,055                 10.5              1,540,624                 16.2
2001                  12,848                  5.4                876,507                  9.2
2002                  18,804                  7.9              1,113,539                 11.7
2003                   6,228                  2.6                560,868                  5.9
2004                  15,401                  6.4                911,172                  9.6
2005                  11,350                  4.7                444,885                  4.7
2006                  15,578                  6.5                815,845                  8.6
2007                   5,890                  2.5                281,538                  3.0
Thereafter            95,339                 39.9              1,464,291                 15.4
Vacant                 4,099                  1.7                   --                    0.0
                   ---------                -----              ---------                 ----
TOTAL                239,011                100.0%             9,500,262                100.0%
--------------------------------------------------------------------------------------------------------

                                  LOCATION MAP

Graphic Omitted: Map depicting location of Pier 39


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   ONE COMMERCE SQUARE LOAN
-------------------------------------------------------------------------------





                        Loan Information


PRINCIPAL BALANCE:            ORIGINAL        CUT-OFF DATE (1)
                              --------        ----------------
               Tranche A:  $ 80,000,000         $ 79,929,131
               Tranche B     32,000,000           31,481,501
                            ------------        ------------
TOTAL                      $112,000,000         $111,410,632

ORIGINATION DATE:         March 16, 1998

INTEREST RATE:            6.995%

AMORTIZATION:             Tranche A:  $80,000,000 amortized over a 30-year term
                          Tranche B: $32,000,000 fully amortized over 53-month term (sized to be amortized by the above market IBM rent component)

HYPERAMORTIZATION:        Tranche A:  After the ARD, interest rate increases to
                          8.995% and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.
                          Tranche B:  Not Applicable

ANTICIPATED REPAYMENT
DATE ("ARD")              Tranche A:  April 11, 2008
                          Tranche B:  September 11, 2002

MATURITY DATE:            April 11, 2028

THE BORROWER/SPONSOR:     Commerce Square Partners-Philadelphia Plaza, L.P., a
                          special-purpose entity controlled by Lazard Freres
                          Real Estate Investors, L.L.C.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD.

CUT-OFF DATE LOAN/NRSF:   $118

UP-FRONT RESERVES:        Unfunded Obligations:         $2,978,272
                          TI/Leasing Commissions:       $4,497,025
                          Deferred Maintenance:         $  352,000

ONGOING RESERVES:         Cap Ex:  $0.20/SF/year
                          TI/Leasing Commissions: Must maintain minimum balance
                            of $2,078,164
                          Low Debt Service: cash flow in excess of debt service
                            is escrowed if the net operating income falls below $8,000,000, excluding the above market IBM rent component.

COLLECTION ACCOUNT:       Hard Lockbox

PARTNER LOANS:            $9,250,000 provided by an affiliate of Lazard Freres;
                          issued to an affiliate of Commerce Square
                          Partners-Philadelphia Plaza, L.P. and secured by a pledge of partnership interests.

(1)  May 11, 1998.
(2) Tranche B Underwritten Net Cash Flow is attributable to the above market IBM rent component.
(3) Based on Underwritten Net Cash Flow for each Tranche; the combined DSCR is 1.18x.

                              Property Information


SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Office

LOCATION:                    Philadelphia, PA

YEAR BUILT:                  1987

OCCUPANCY:                   91% (as of March 1998)

THE COLLATERAL:              942,866 rentable square feet of office and retail
                             space in a 41-story tower with two levels of subterranean parking

MAJOR TENANTS                    NRSF              EXPIRATION
-------------                    ----              ----------
IBM                           504,112 SF            09/30/02
Stradley Ronon                 77,778 SF            12/31/10
Delaware Management            58,532 SF            04/30/02
Kvaerner, Inc.                 29,278 SF            10/31/13
Panitch, Schwarze              26,229 SF            10/31/08

PROPERTY MANAGEMENT:         Thomas Development Partners, LLC

1997 NET OPERATING INCOME:   $20,974,917


UNDERWRITTEN NET             Tranche A:  $8,552,522
CASH FLOW (2):               Tranche B:  $9,021,744

APPRAISED VALUE:             $135,000,000

APPRAISED BY:                Landauer Associates, Inc.

APPRAISAL DATE:              February 1, 1998

CUT-OFF DATE LTV:            82.5%

DSCR (3):                    Tranche A:  1.34x
                             Tranche B:  1.07x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   ONE COMMERCE SQUARE LOAN
-------------------------------------------------------------------------------

                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31      EXPIRING SF          % OF TOTAL SF     ANNUALIZED TENANT BASE RENT   % OF TOTAL BASE RENT
--------------------------------------------------------------------------------------------------------------------
MO/MO                          200                  0.0%               $     4,000                      0.0%
 1998                           --                  0.0                        500                      0.0
 1999                       34,611                  3.7                    853,597                      3.7
 2000                        8,319                  0.9                     70,712                      0.3
 2001                       10,280                  1.1                    149,112                      0.6
 2002                      591,881                 62.8                 18,205,240                     78.6
 2003                        6,475                  0.7                     67,988                      0.3
 2004                           --                  0.0                         --                      0.0
 2005                       14,293                  1.5                     92,905                      0.4
 2006                       34,190                  3.6                    348,195                      1.5
 2007                        4,466                  0.5                     58,058                      0.3
Thereafter                 157,289                 16.7                  3,325,929                     14.4
Vacant                      80,862                  8.6                         --                      0.0
                         ---------                -----                -----------                    -----
  TOTAL                    942,866                100.0%               $23,176,233                    100.0%
---------------------------------------------------------------------------------------------------------------------

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   MARRIOTT DESERT SPRINGS LOAN
-------------------------------------------------------------------------------

                                Loan Information

PRINCIPAL BALANCE:           ORIGINAL          CUT-OFF DATE (1)
                             --------          ----------------
                          $103,000,000           $102,418,958

ORIGINATION DATE:         November 25, 1997

INTEREST RATE:            7.800%

AMORTIZATION:             25 years

HYPERAMORTIZATION:        After the ARD, interest rate increases to 9.800% and
                          all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             June 11, 2010

MATURITY DATE:            December 11, 2022

THE BORROWER/SPONSOR:     DS Hotel LLC, a special-purpose entity controlled by
                          Host Marriott Corporation.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until the ARD.

CUT-OFF DATE LOAN/ROOM:   $115,859

UP-FRONT RESERVES:        Incentive Management Fee:     $1,940,000
                          Water Chiller:                $1,500,000
                          FF&E:                         $1,489,163
                          Debt Service:                 $4,732,357

ONGOING RESERVES:         Incentive Management Fee:  To be maintained only
                          after ARD; up to $1,800,000
                          FF&E:  5.5% of gross revenue
                          Debt service: Monthly deposit required up to 600% of required debt service payment

COLLECTION ACCOUNT:       Springing Lockbox

EARTHQUAKE INSURANCE:     Full Amount of PML with 5% deductible

PARTNER LOANS:            $19,733,165 mezzanine financing provided by GSMC
                          secured by a pledge of all of the membership interests in DS Hotel LLC, and $59,727,272 junior financing provided by an affiliate of Host Marriott
                          Corporation secured by a pledge of all of the membership interests in the sole Hotel LLC.

(1)   May 11, 1998.
(2)   Based on Underwritten Net Cash Flow.


                              Property Information

SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Full-Service Hotel

LOCATION:                    Palm Desert, CA

YEAR BUILT:                  1987

1997 OCCUPANCY:              73%

1997 AVERAGE DAILY RATE:     $169.07

1997 REVPAR:                 $123.42

THE COLLATERAL:              884-room hotel with two golf courses, a 30,000
                             square foot spa and over 49,000 square feet of meeting space.

PROPERTY MANAGEMENT:         Marriott Hotel Services, Inc., a wholly owned
                             subsidiary of Marriott International, Inc.

1997 NET OPERATING INCOME:   $21,698,185

UNDERWRITTEN NET CASH FLOW:  $21,500,000

APPRAISED VALUE:             $237,000,000

APPRAISED BY:                Hospitality Valuation Services

APPRAISAL DATE:              November 14, 1997

CUT-OFF DATE LTV:            43.2%

DSCR (2):                    2.27x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   SHOWCASE LOAN
-------------------------------------------------------------------------------

                                Loan Information

PRINCIPAL BALANCE:          ORIGINAL              CUT-OFF DATE (1)
                            --------              ----------------
                          $79,500,000              $78,998,166

ORIGINATION DATE:         September 12, 1997

INTEREST RATE:            7.523%

AMORTIZATION:             28 Years and one month

HYPERAMORTIZATION:        After the ARD, the interest rate increases to 9.523%
                          and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):             November 11, 2007

MATURITY DATE:            November 11, 2025

THE BORROWER/SPONSOR:     Showcase Mall Joint Venture, a special-purpose entity
                          controlled by Forest City Enterprises.

CALL PROTECTION:          Two-year prepayment lockout from the date of
                          securitization with U.S. Treasury defeasance thereafter until one payment date prior to the ARD.

CUT-OFF DATE LOAN/NRSF:   $416

UP-FRONT RESERVES:        Unfunded Obligations:        $2,296,899

ONGOING RESERVES:         CapEx:  $0.15/SF/year
                          Low Debt Service: Cash flow in excess of debt service is escrowed if net operating income falls below $8,500,000.

COLLECTION ACCOUNT:       Hard Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                  Not Applicable

PARTNER LOANS:            None

(1)   May 11, 1998.
(2)   Based on Underwritten Net Cash Flow.

                              Property Information


SINGLE ASSET/PORTFOLIO:       Single Asset

PROPERTY TYPE:                Retail/Entertainment

LOCATION:                     Las Vegas, NV

YEAR BUILT:                   1997

OCCUPANCY:                    99% (as of March 16,1998)

THE COLLATERAL:               189,970 square foot retail/entertainment center
                              with a 1,500 parking space garage, located along
                              "The Strip" in Las Vegas, NV.

       MAJOR TENANTS                NRSF              EXPIRATION
       -------------                ----              ----------
       The World of Coke         34,641 SF             07/31/17

       Ethel M Chocolates        28,601 SF             08/31/12

       SEGA Gameworks            47,161 SF             03/31/12

       All-Star Cafe             36,172 SF             12/31/16

       U.A. Theaters             41,108 SF             12/31/17

PROPERTY MANAGEMENT:          Forest City Commercial Management, Inc.

1997 NET OPERATING INCOME:    N/A (Opened in July, 1997)

UNDERWRITTEN NET CASH FLOW:   $9,902,261

APPRAISED VALUE:              $117,500,000

APPRAISED BY:                 Cushman & Wakefield

APPRAISAL DATE:               August 11, 1997

CUT-OFF DATE LTV:             67.2%

DSCR (2):                     1.44x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   SHOWCASE LOAN
-------------------------------------------------------------------------------

                                  LOCATION MAP

Graphic Omitted: Map depicting location of Showcase

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   CRYSTAL CITY POOL LOAN
-------------------------------------------------------------------------------

                                LOAN INFORMATION

PRINCIPAL BALANCE:           ORIGINAL        CUT-OFF DATE (1)
                             --------        ----------------
                           $77,000,000         $76,608,478

ORIGINATION DATE:          October 31, 1997

INTEREST RATE:             6.904%

AMORTIZATION:              30 years

HYPERAMORTIZATION:         After the ARD, the interest rate increases to 8.904%
                           and all excess cash flow is used to reduce outstanding principal balance; the additional 2% interest is accrued until principal balance is zero.

ANTICIPATED REPAYMENT
DATE ("ARD"):              November 11, 2007

MATURITY DATE:             November 11, 2027

THE BORROWER/SPONSOR:      CESC/Rosslyn L.LC., a special-purpose entity
                           controlled by Charles E. Smith Commercial Realty L.P.

CALL PROTECTION:           Two-year prepayment lockout from the date of
                           securitization with U.S. Treasury defeasance thereafter until the ARD.

CUT-OFF DATE LOAN/NRSF:    $132

UP-FRONT RESERVES:         TI/Leasing Commissions:                  $1,000,000
                           CapEx:                                   $  116,000
                           Debt Service:                            $  507,328

ONGOING RESERVES:          TI/Leasing Commissions: $83,333 per month until
                           September 1998.
                           Low Debt Service: Cash flow in excess of debt service is escrowed if net operating income falls below
                           $9,500,000.

COLLECTION ACCOUNT:        Springing Lockbox

CROSS-COLLATERALIZATION/
DEFAULT:                   Yes

PARTNER LOANS:             None

(1)  May 11, 1998.
(2)  Based on Underwritten Net Cash Flow.


                              Property Information


SINGLE ASSET/PORTFOLIO:      Portfolio of three assets

PROPERTY TYPE:               Office

LOCATION:                    Arlington County, Virginia

YEARS BUILT:                 1985, 1987 & 1990

OCCUPANCY:                   97% (as of March 1, 1998)

THE COLLATERAL:              Three Class A office buildings, comprising
                             approximately 579,416 SF, located in the Crystal
                             City area of Northern Virginia

                             Office:                 572,329 NRSF
                             Retail:                   2,800 NRSF
                             Storage:                  4,287 NRSF
                             Total Space:            579,416 NRSF
                             Garage Space:             1,602 spaces

           MAJOR TENANTS             NRSF          EXPIRATION
           -------------             ----          ----------
          U.S. Government         245,200 SF      1/99 - 3/02
          Systems Research        121,450 SF      9/98 - 6/01

PROPERTY MANAGEMENT:         Charles E. Smith Real Estate Services, L.P.

1997 NET OPERATING INCOME:   $10,851,545

UNDERWRITTEN NET CASH FLOW:  $9,774,441

APPRAISED VALUE:             $115,100,000

APPRAISED BY:                Cushman & Wakefield

APPRAISAL DATE:              October 1997

CUT-OFF DATE LTV:            66.6%

DSCR (2):                    1.61x

This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

-------------------------------------------------------------------------------
            GRANDE LOAN(TM/SM) II: PRELIMINARY COLLATERAL TERM SHEET
                                   CRYSTAL CITY POOL LOAN
-------------------------------------------------------------------------------

                           LEASE EXPIRATION SCHEDULE

YEAR ENDING DEC. 31   EXPIRING SF          % OF TOTAL SF  ANNUALIZED TENANT BASE RENT       % OF TOTAL BASE RENT
-----------------------------------------------------------------------------------------------------------------
1998                    53,742                   9.3             $ 1,433,436                         9.7
1999                   244,607                  42.2               6,188,340                        42.1
2000                    50,087                   8.6               1,357,320                         9.2
2001                   168,707                  29.1               4,620,492                        31.4
2002                    32,434                   5.6                 812,610                         5.5
2003                        --                   0.0                      --                         0.0
2004                    12,378                   2.1                 301,596                         2.0
Vacant                  17,461                   3.0                      --                         0.0
                      --------                   ---             ------------                      -----
  TOTAL                579,416                 100.0%            $14,713,344                       100.0%
-----------------------------------------------------------------------------------------------------------------


This material is for your private information and we are not soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. This material is based on information that we consider reliable, but we do no represent that it is accurate or complete and it should not be relied upon as such. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options). This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets. Any information in the material, whether regarding the assets backing any securities discussed herein or otherwise, will be superseded by the information included in the final prospectus for any securities actually sold to you.

This material is furnished to you solely by Goldman, Sachs & Co. and not by the issuer of the securities or any of its affiliates. Goldman, Sachs & Co. is acting as underwriter and not acting as agent for the issuer or its affiliates in connection with the proposed transaction. The issuer has not prepared or taken part in the preparation of these materials.

PROSPECTUS

                    GS MORTGAGE SECURITIES CORPORATION II

                                    SELLER

                       COMMERCIAL MORTGAGE PASS-THROUGH
                      CERTIFICATES (ISSUABLE IN SERIES)

   GS Mortgage Securities Corporation II (the "Seller") from time to time will offer Commercial Mortgage Pass-Through Certificates (the "Offered Certificates") in series (each, a "Series") by means of this Prospectus and a separate Prospectus Supplement for each Series. If specified in the related Prospectus Supplement, a Series may include one or more Classes of certificates (together with the Offered Certificates, the "Certificates") not offered by means of this Prospectus. The Certificates of each Series will evidence beneficial ownership interests in a trust fund (each, a "Trust Fund") to be established by the Seller. The Certificates of a Series may be divided into two or more Classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, rights of the holders of certain Classes to receive principal and interest may be subordinated to those of other Classes.

   Each Trust Fund will consist primarily of a pool (each, a "Mortgage Pool") of (i) one or more mortgage loans secured by first, second or more junior liens on commercial real estate properties, multifamily residential properties and/or mixed residential/commercial properties, and related property and interests, or (ii) certain financial leases and similar arrangements equivalent to such mortgage loans as described herein and in the related Prospectus Supplement (the "Mortgage Loans"), conveyed to such Trust Fund by the Seller, and other assets, including any reserve funds established with respect to a Series, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies or other credit enhancements described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Loans included in a Mortgage Pool may also include participation interests in such types of mortgage loans and installment contracts for the sale of such types of properties. The Mortgage Loans will have fixed or adjustable interest rates. Some Mortgage Loans will fully amortize over their remaining terms to maturity and others will provide for balloon payments at maturity. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be non-recourse obligations of the mortgagors. The Mortgage Loans will be either seasoned or newly originated Mortgage Loans acquired by the Seller from third parties, which third parties may or may not be the originators of such Mortgage Loans and may or may not be affiliates of the Seller. Information regarding each Series of Certificates, including interest and principal payment provisions for each Class of Offered Certificates, as well as information regarding the size, composition and other characteristics of the Mortgage Pool relating to such Series, will be furnished in the related Prospectus Supplement. The Mortgage Loans, other than, if so specified in the related Prospectus Supplement, Specially Serviced Mortgage Loans, will be serviced by a Master Servicer identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, Mortgage Loans that become Specially Serviced Mortgage Loans (as described in such Prospectus Supplement) will be serviced by a Special Servicer identified therein.

   The Certificates will not represent an obligation of or an interest in the Seller or any affiliate thereof. Unless otherwise specified in the related Prospectus Supplement, the Certificates will not be insured or guaranteed by any governmental agency or instrumentality. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will not be insured or guaranteed by any governmental agency or instrumentality or any insurer.

   The Seller, as specified in the related Prospectus Supplement, may elect to treat all or a specified portion of the related Trust Fund as one or more "real estate mortgage investment conduits" (each a "REMIC"), for federal income tax purposes. If such an election is made, each Class of Certificates of a Series will be either "regular interests" or "residual interests", as specified in the related Prospectus Supplement. If no such election is made, the Trust Fund, as specified in the related Prospectus Supplement, may elect to be treated as a "financial asset securitization investment trust" ("FASIT"), or if no such election is made, will be classified as a grantor trust for federal income tax purposes. See "FEDERAL INCOME TAX CONSEQUENCES."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, NO INVESTOR SHOULD PURCHASE CERTIFICATES OF ANY CLASS UNLESS THE INVESTOR UNDERSTANDS AND IS ABLE TO BEAR THE PREPAYMENT, YIELD, LIQUIDITY AND
                   MARKET RISKS ASSOCIATED WITH THAT CLASS.

   The risks associated with the Offered Certificates may make them unsuitable for some investors. See "Risk Factors" on page 4 herein. The Offered Certificates are complex securities and it is important that each investor in any Class of Offered Certificates possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained and incorporated in this Prospectus and the related Prospectus Supplement in the context of that investor's financial situation.

   The yield of each Class of Offered Certificates will depend upon, among other things, its purchase price, its sensitivity to the rate and timing of principal payments (including prepayments, defaults and liquidations) on the Mortgage Loans and the actual characteristics of the Mortgage Loans. Mortgage Loan prepayment rates are likely to fluctuate significantly from time to time. Investors should consider the associated risks, including:

    o Fast Mortgage Loan prepayment rates can reduce the yields of the Offered Certificates, including any interest-only Classes, purchased at a premium over their principal amounts.

    o Slow Mortgage Loan prepayment rates can reduce the yields of the Offered Certificates, including any principal-only Classes, purchased at a discount to their principal amounts.

    o Small differences in the actual characteristics of the Mortgage Loans can affect the weighted average lives and yields of the Offered Certificates.


   SEE "RISK FACTORS" AND "YIELD CONSIDERATIONS" IN THIS PROSPECTUS AND "RISK FACTORS" AND "YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "PLAN OF DISTRIBUTION" herein and in the related Prospectus Supplement. Affiliates of the Seller may from time to time act as agents or underwriters in connection with the sale of the Offered Certificates. Offerings of certain Classes of the Certificates, as specified in the related Prospectus Supplement, may be made in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. Such offerings are not being made pursuant to the Registration Statement of which this Prospectus forms a part.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop for the Offered Certificates of any Series or, if it does develop, that it will continue.

   This Prospectus may not be used to consummate sales of the Offered Certificates unless accompanied by a Prospectus Supplement.

                  The date of this Prospectus is May 1, 1998

                            PROSPECTUS SUPPLEMENT

   The Prospectus Supplement relating to each Series of Offered Certificates will, among other things, set forth with respect to such Series of Offered Certificates, to the extent applicable thereto: (i) any structural features, such as multiple levels of trusts or the use of special finance vehicles to hold the Mortgage Pool, used in structuring the transaction; (ii) the identity of each Class within such Series; (iii) the initial aggregate principal amount, the interest rate (the "Pass-Through Rate") (or the method for determining such rate) and the authorized denominations of each Class of Offered Certificates of such Series; (iv) certain information concerning the Mortgage Loans relating to such Series, including the principal amount, type and characteristics of such Mortgage Loans on the Cut-Off Date for such Series of Offered Certificates, and, if applicable, the amount of any Reserve Fund for such Series; (v) the identity of the Master Servicer; (vi) the identity of the Special Servicer, if any, and the characteristics of any Specially Serviced Mortgage Loans; (vii) the method of selection and powers of any Operating Advisor directing and approving actions of the Special Servicer; (viii) the circumstances, if any, under which the Offered Certificates of such Series are subject to redemption prior to maturity; (ix) the final scheduled distribution date of each Class of Offered Certificates of such Series; (x) the method used to calculate the aggregate amount of principal available and required to be applied to the Offered Certificates of such Series on each Distribution Date; (xi) the order of the application of principal and interest payments to each Class of Offered Certificates of such Series and the allocation of principal to be so applied; (xii) the extent of subordination of any Subordinate Certificates; (xiii) the principal amount of each Class of Offered Certificates of such Series that would be outstanding on specified Distribution Dates, if the Mortgage Loans relating to such Series were prepaid at various assumed rates; (xiv) the Distribution Dates for each Class of Offered Certificates of such Series; (xv) the representations and warranties to be made by the Seller and any other entity, in respect of the Mortgage Loans; (xvi) if applicable, relevant financial information with respect to the Borrower(s) and the Mortgaged Properties underlying the Mortgage Loans relating to such Series; (xvii) information with respect to the terms of the Subordinate Certificates or Residual Certificates, if any, of such Series, (xviii) additional information with respect to any Credit Enhancement or cash flow agreement relating to such Series and, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement or any cash flow agreement counterparty for timely payment of interest and/or principal on their Certificates, information (including financial statements) regarding such provider or counterparty; (xix) additional information with respect to the plan of distribution of such Series; (xx) whether the Offered Certificates of such Series will be available in definitive form or through the book-entry facilities of The Depository Trust Company or another depository; (xxi) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 20% or more of the aggregate principal balance of the Mortgage Loans in such Trust Fund, financial statements for such Mortgaged Properties as well as specific information with respect to such Mortgage Loans, Mortgaged Properties and, to the extent material, leases and additional information concerning any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxii) if a Trust Fund contains a concentration of Mortgage Loans having a single Borrower, including affiliates thereof, or Mortgage Loans secured by Mortgaged Properties leased to a single lessee, including affiliates thereof, representing 10% or more, but less than 20%, of the aggregate principal balance of the Mortgage Loans in such Trust Fund, selected financial information with respect to such Mortgaged Properties as well as, to the extent material, specific information with respect to any common ownership, common management or common control of, or cross-default, cross-collateralization or similar provisions relating to, such Mortgaged Properties and the concentration of credit risk thereon; (xxiii) if applicable, additional information concerning any known concerns regarding unique economic or other factors where there is a material concentration of any of the Mortgage Loans in a specific geographic region; (xxiv) if applicable, additional financial and other information concerning individual Mortgaged Properties when there is a substantial concentration of one or a few Mortgage Loans in a jurisdiction or region thereof experiencing economic difficulties which may have a material effect on such Mortgaged Properties;
(xxv) if a Trust Fund contains a substantial concentration of one or a few

Mortgage Loans in a single jurisdiction, a description of material differences, if any, between the legal aspects of Mortgage Loans in such jurisdiction and the summary of general legal aspects of Mortgage Loans set forth under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS;" and (xxvi) the rating assigned to each Class of Offered Certificates by the nationally recognized statistical rating organization or organizations identified therein.

                            ADDITIONAL INFORMATION

   This Prospectus contains, and the Prospectus Supplement for each Series of Offered Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement (the "Registration Statement") of which this Prospectus and the related Prospectus Supplement is a part. For further information, reference is made to such Registration Statement and the exhibits thereto which the Seller has filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"). Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are summaries and in each instance reference is made to the copy of the contract or other document filed as an exhibit to the Registration Statement. Copies of the Registration Statement may be obtained from the Commission, upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices. Reports and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. Copies of the Agreement pursuant to which a Series of Certificates is issued will be provided to each person to whom a Prospectus and the related Prospectus Supplement are delivered, upon written or oral request directed to the Seller at 85 Broad Street, SC Level, New York, New York 10004 (phone: 212/902-1171), Attention: Prospectus Department.

   The Master Servicer or the Trustee will be required to mail to Holders of Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered Holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates upon request to their respective DTC participants. See "DESCRIPTION OF THE CERTIFICATES -- Reports to Certificateholders." The Seller will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Seller with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefor should be available at the Commission's site on the Web.

                     INCORPORATION OF CERTAIN INFORMATION
                                 BY REFERENCE

   All documents filed by the Seller pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Certificates of a Series shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

   The Seller will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to the office of the Secretary, 85 Broad Street, New York, New York 10004 (phone: 212/902-1000).

                                 RISK FACTORS

COMMERCIAL AND MULTIFAMILY LENDING GENERALLY.

   Commercial and multifamily lending generally is viewed as exposing the lender to a greater risk of loss than one-to four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to-four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property, for example, laws which may require modifications to properties such as the Americans with Disabilities Act, and rent control laws in the case of multifamily mortgage loans. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Certain Laws and Regulations," "--Type of Mortgaged Property" and "--Americans With Disabilities Act" herein.

   Unless otherwise specified in the related Prospectus Supplement, no new appraisals of the Mortgaged Properties will be obtained and no new valuations will be assigned to the Mortgage Loans by the Seller in connection with the offering of the Offered Certificates. It is possible that the market values of the Mortgaged Properties underlying a Series of Certificates will have declined since the origination of the related Mortgage Loans.

LIMITED OBLIGATIONS.

   The Certificates of any Series will represent beneficial ownership interests solely in the assets of the related Trust Fund and will not represent an interest in or obligation of the Seller, the Originator, the Trustee, the Master Servicer, the Special Servicer or any other person. The related Agreement will provide that the Holders of the Certificates will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement. Distributions on any Class of Certificates will depend solely on the amount and timing of payments and other collections in respect of the related Mortgage Loans. There can be no assurance that these amounts, together with other payments and collections in respect of the related Mortgage Loans, will be sufficient to make full and timely distributions on any Offered Certificates. Except to the extent described in the related Prospectus Supplement, neither the Offered Certificates nor the Mortgage Loans will be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any private mortgage or other insurer.

LIMITED LIQUIDITY.

   There will have been no secondary market for any Series of the Offered Certificates prior to the offering thereof. There can be no assurance that such a market will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity of investment or continue for the life of the Offered Certificates.

VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES.

   The payment experience on the related Mortgage Loans will affect the actual payment experience on and the weighted average lives of the Offered Certificates and, accordingly, may affect the yield on the Offered Certificates. Prepayments on the Mortgage Loans will be influenced by the prepayment provisions of the related Notes and also may be affected by a variety of economic, geographic and other factors, including the difference between the interest rates on the Mortgage Loans (giving consideration to the cost of refinancing) and prevailing mortgage rates and the availability of refinancing for commercial mortgage loans. In general, if prevailing interest rates fall significantly below the interest rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to increase. Conversely, if prevailing interest rates rise significantly above the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.

   Certain of the Mortgage Loans may provide for a Prepayment Premium in connection with the prepayment thereof, and certain of the Mortgage Loans may prohibit prepayments of principal in whole or in part during a specified period. See "DESCRIPTION OF THE MORTGAGE POOL AND THE UNDERLYING MORTGAGED PROPERTIES" in the related Prospectus Supplement for a description of the Prepayment Premiums and lockout periods, if any, for the Mortgage Loans underlying a Series of Certificates. Such Prepayment Premiums and lockout periods can, but do not necessarily, provide a material deterrent to prepayments. In addition, in certain jurisdictions, the enforceability of provisions in mortgage loans prohibiting prepayment or providing for the payment of prepayment premiums has been questioned as described under "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions -- Prepayment Provisions." The Seller makes no representation or warranty as to the effect of such Prepayment Premiums or lockout periods on the rate of prepayment of the related Mortgage Loans.

   The extent to which the Master Servicer or Special Servicer, if any, forecloses upon, takes title to and disposes of any Mortgaged Property related to a Mortgage Loan will affect the weighted average lives of the Offered Certificates. If a significant number of the related Mortgage Loans are foreclosed upon by the Master Servicer or Special Servicer, if any, and depending upon the amount and timing of recoveries from related REO Properties, the weighted average lives of Offered Certificates may be shortened.

   Delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to extend the payment of principal of the Mortgage Loans. Because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, if a significant number of the Mortgage Loans underlying a Series of Certificates have Balloon Payments due at maturity, there is a risk that a number of such Mortgage Loans may default at maturity, or that the Master Servicer or Special Servicer, if any, may extend the maturity of a number of such Mortgage Loans in connection with workouts. No representation or warranty is made by the Seller as to the ability of any of the related Borrowers to make required Mortgage Loan payments on a full and timely basis, including Balloon Payments at the maturity of such Mortgage Loans. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the Borrower or adverse conditions in the market where the Mortgaged Property is located. Shortfalls in distributions to Certificateholders also may result from losses incurred with respect to Mortgage Loans due to uninsured risks or insufficient hazard insurance proceeds and from any indemnification of the Master Servicer or Special Servicer in connection with legal actions relating to the Agreement or Certificates.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS.

   Many of the legal aspects of the Mortgage Loans are governed by the laws of the jurisdiction in which the respective Mortgaged Properties are located (which laws may vary substantially). These laws may affect the ability to foreclose on, and the value of, the Mortgaged Properties securing the Mortgage Loans. For example, state law determines what proceedings are required for foreclosure, whether the borrower and any foreclosed junior lienors may redeem the property, whether and to what extent recourse to the borrower is permitted, what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited. In addition, the laws of some jurisdictions may render certain provisions of the Mortgage Loans unenforceable, such as prepayment provisions, due-on-sale and acceleration provisions. Installment Contracts and Financial Leases also may be subject to similar legal requirements. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein. Delays in liquidations of defaulted Mortgage Loans and shortfalls in amounts realized upon liquidation as a result of the application of such laws may result in delays and shortfalls in payments to Certificateholders.

ENVIRONMENTAL LAW CONSIDERATIONS.

   The Agreement for each Series generally will provide that an updated phase I environmental assessment be obtained with respect to any Mortgaged Property prior to acquiring title thereto or assuming its operation. This requirement effectively precludes assuming ownership, control or management of the related Mortgaged Property until a satisfactory environmental assessment is obtained (or any required remedial action is taken), reducing the likelihood that the related Trust Fund will become liable for any environmental condition affecting a Mortgaged Property, but making it more difficult to foreclose. However, there can be no assurance that the requirements of the Agreement will in fact insulate the Trust Fund from liability for environmental conditions.

   Under the laws of certain states, failure to perform the remediation of environmental conditions required or demanded by the state may give rise to a lien on a Mortgaged Property or a restriction on the right of the owner to transfer the Mortgaged Property to ensure the reimbursement of remediation costs incurred by the state. Although the costs of remedial action could be substantial, the state of the law in certain of these jurisdictions presently is unclear as to whether and under what circumstances such costs (or the requirements to otherwise undertake remedial actions) would be imposed on a secured lender such as the Trust Fund. However, under the laws of some states and under applicable federal law, a lender may be liable for such costs in certain circumstances as the "owner" or "operator" of the Mortgaged Property. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Environmental Considerations" herein.

EARLY TERMINATION.

   The Trust Fund for a Series of Certificates may be subject to optional termination by the Master Servicer, the Special Servicer, if any, (if all of the Mortgage Loans are Specially Serviced Mortgage Loans), or Holders of certain Classes of Certificates under certain circumstances. In the event of such termination, Holders of the Offered Certificates might receive some principal payments earlier than otherwise, which could adversely affect their anticipated yield to maturity. See "THE AGREEMENT -- Optional Termination" herein.

                                  THE SELLER

   The Seller was incorporated in the State of Delaware on November 16, 1995, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Seller are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000. The Seller will not have any material assets other than the Trust Funds.

   Neither the Seller, nor any of its affiliates will insure or guarantee distributions on the Certificates of any Series. The Agreement (as defined below) for each Series will provide that the Holders of the Certificates for such Series will have no rights or remedies against the Seller or any of its affiliates for any losses or other claims in connection with the Certificates or the Mortgage Loans other than the repurchase of the Mortgage Loans by the Seller, if specifically set forth in such Agreement.

   The Certificate of Incorporation, as amended, of the Seller provides that a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as may be amended. In addition, the Bylaws of the Seller provide that the Seller shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer or employee of the Seller or serves or served, at the request of the Seller, any other enterprise as a director, officer or employee. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Seller pursuant to the foregoing provisions, or otherwise, the Seller has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                               USE OF PROCEEDS

   The Seller intends to apply all or substantially all of the net proceeds from the sale of each Series offered hereby and by the related Prospectus Supplement to acquire the Mortgage Loans relating to such Series, to establish the Reserve Funds, if any, for the Series, to obtain other Credit Enhancement, if any, for the Series, to pay costs incurred in connection with structuring and issuing the Certificates and for general corporate purposes. Certificates may be exchanged by the Seller for Mortgage Loans.

<F1>
                       DESCRIPTION OF THE CERTIFICATES*

   The Certificates of each Series will be issued pursuant to a separate
<F2>
Pooling and Servicing Agreement (the "Agreement")** to be entered into among the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for that Series and any other parties described in the related Prospectus Supplement, substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part or in such other form as may be described in the related Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Series and the Agreement with respect to the underlying Trust Fund. However, the Prospectus Supplement for each Series will describe more fully additional characteristics of the Offered Certificates and any additional provisions of the related Agreement.

   At the time of issuance, it is anticipated that the Offered Certificates of each Series will be rated "investment grade," typically one of the four highest generic rating categories, by at least one nationally recognized statistical rating organization at the request of the Seller. Each of such rating organizations specified in the related Prospectus Supplement as rating the Offered Certificates of the related Series at the request of the Seller is hereinafter referred to as a "Rating Agency." A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Seller to do so may be lower than the rating assigned by a rating agency pursuant to the Seller's request.

------------
* Whenever in this Prospectus the terms "Certificates," "Trust Fund" and "Mortgage Pool" are used, such terms will be deemed to apply, unless the context indicates otherwise, to a specific Series of Certificates, the Trust Fund underlying the related Series and the related Mortgage Pool.
** In the case of a Funding Note (as described below), some or all of the provisions described herein as being part of the Agreement may be found in other contractual documents connected with such Funding Note, such as a collateral indenture or a separate servicing agreement, and the term "Agreement" as used in this Prospectus will include such other contractual documents. The Prospectus Supplement for a Series in which a Funding Note is used will describe such other contractual documents and will indicate in which documents various provisions mentioned in this Prospectus are to be found and any modifications to such provisions.

GENERAL

   The Certificates of each Series will be issued in registered or book-entry form and will represent beneficial ownership interests in the Trust Fund created pursuant to the Agreement for such Series. The Trust Fund for each Series will consist of the following, to the extent provided in the
Agreement: (i) the Mortgage Pool, consisting primarily of the Mortgage Loans conveyed to the Trustee pursuant to the Agreement; (ii) all payments on or collections in respect of the Mortgage Loans due on or after the date specified in the related Prospectus Supplement; (iii) all property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans; and (iv) such other assets or rights, such as a Funding Note, as are described in the related Prospectus Supplement. In addition, the Trust Fund for a Series may include various forms of Credit Enhancement, such as, but not limited to, insurance policies on the Mortgage Loans, letters of credit, certificate guarantee insurance policies, the right to make draws upon one or more Reserve Funds or other arrangements acceptable to each Rating Agency rating the Offered Certificates. See "CREDIT ENHANCEMENT." Such other assets, if any, will be described more fully in the related Prospectus Supplement.

   The Prospectus Supplement for any Series will describe any specific features of the transaction established in connection with the holding of the underlying Mortgage Pool. For example, if so indicated in the Prospectus Supplement, at the time the Mortgage Loans are to be acquired from a third party and conveyed to the Trust Fund, the third party may establish a bankruptcy-remote special-purpose entity or a trust, to which the Mortgage Loans will be conveyed and which in turn will issue to the Trustee a debt instrument collateralized by, having recourse only to, and paying through payments (which may be net of servicing fees and any retained yield) from, the Mortgage Pool (a "Funding Note"), and such debt instrument may be conveyed to the Trust Fund as the medium for holding the Mortgage Pool.

   If specified in the related Prospectus Supplement, Certificates of a given Series may be issued in a single Class or two or more Classes which may pay interest at different rates, may represent different allocations of the right to receive principal and interest payments, and certain of which may be subordinated to other Classes in the event of shortfalls in available cash flow from the underlying Mortgage Loans or realized losses on the underlying Mortgage Loans. Alternatively, or in addition, if so specified in the related Prospectus Supplement, Classes may be structured to receive principal payments in sequence. The related Prospectus Supplement may provide that each Class in a group of Classes structured to receive sequential payments of principal will be entitled to be paid in full before the next Class in the group is entitled to receive any principal payments, or may provide for partially concurrent principal payments among one or more of such Classes. If so specified in the related Prospectus Supplement, a Class of Offered Certificates may also provide for payments of principal only or interest only or for disproportionate payments of principal and interest. Subordinate Certificates of a given Series of Offered Certificates may be offered in the same Prospectus Supplement as the Senior Certificates of such Series or may be offered in a separate Prospectus Supplement or may be offered in one or more transactions exempt from the registration requirements of the Act. Each Class of Offered Certificates of a Series will be issued in the minimum denominations specified in the related Prospectus Supplement.

   The Prospectus Supplement for any Series including types of Classes similar to any of those described above will contain a description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of such Classes,
(ii) the risk that interest only, or disproportionately interest weighted, Classes purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayments.

   The Offered Certificates of each Series will be freely transferable and exchangeable at the office specified in the related Agreement and Prospectus Supplement; provided, however, that certain Classes of Offered Certificates may be subject to transfer restrictions described in the related Prospectus Supplement.

   If specified in the related Prospectus Supplement, the Offered
Certificates may be transferable only in book-entry form through the facilities of The Depository Trust Company or another depository identified in such Prospectus Supplement.

   If the Certificates of a Class are transferable only on the books of The Depository Trust Company (the "Depository"), no person acquiring such a Certificate that is in book-entry form (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate except in the limited circumstances described in the related Prospectus Supplement. Instead, such Certificates will be registered in the name of a nominee of the Depository, and beneficial interests therein will be held by investors through the book-entry facilities of the Depository, as described herein. The Seller has been informed by the Depository that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of any such Certificates that are in book-entry form.

   If the Certificates of a Class are transferable only on the books of the Depository, each beneficial owner's ownership of such a Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificate will be recorded on the records of the Depository (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of the Depository, if the beneficial owner's Financial Intermediary is not a Depository participant). Beneficial ownership of a book-entry Certificate may only be transferred in compliance with the procedures of such Financial Intermediaries and Depository participants. Because the Depository can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a beneficial owner to pledge book-entry Certificates to persons or entities that do not participate in the Depository system, or to otherwise act with respect to such book-entry Certificates, may be limited due to the lack of a physical certificate for such book-entry Certificates.

   The Depository, which is a New York-chartered limited purpose trust company, performs services for its participants, some of whom (and/or their representatives) own the Depository. In accordance with its normal procedure, the Depository is expected to record the positions held by each Depository participant in the book-entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Certificates will be subject to the rules, regulations and procedures governing the Depository and Depository participants as are in effect from time to time.

   If the Offered Certificates are transferable on the books of the Depository, the Depository, or its nominee as record holder of the Offered Certificates, will be recognized by the Seller and the Trustee as the owner of such Certificates for all purposes, including notices and consents. In the event of any solicitation of consents from or voting by Certificateholders pursuant to the Agreement, the Trustee may establish a reasonable record date and give notice of such record date to the Depository. In turn, the Depository will solicit votes from the beneficial owners in accordance with its normal procedures, and the beneficial owners will be required to comply with such procedures in order to exercise their voting rights through the Depository.

   Distributions of principal of and interest on the book-entry Certificates will be made on each Distribution Date to the Depository or its nominee. The Depository will be responsible for crediting the amount of such payments to the accounts of the applicable Depository participants in accordance with the Depository's normal procedures. Each Depository participant will be responsible for disbursing such payments to the beneficial owners for which it is holding book-entry Certificates and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry Certificates that it represents.

   The information herein concerning the Depository and its book-entry system has been obtained from sources believed to be reliable, but the Seller takes no responsibility for the accuracy or completeness thereof.

   In the event a depository other than The Depository Trust Company is identified in a Prospectus Supplement, information similar to that set forth above will be provided with respect to such depository and its book-entry facilities in such Prospectus Supplement.

DISTRIBUTIONS ON CERTIFICATES

   Distributions of principal and interest on the Certificates of each Series will be made to the registered holders thereof ("Certificateholders" or "Holders") by the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) on the day (the "Distribution Date") specified in the related Prospectus Supplement, beginning in the period specified in the related Prospectus Supplement following the establishment of the related Trust Fund. Distributions for each Series will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register for such Series maintained by the Trustee, by wire transfer or by such other method as is specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the final distribution in retirement of the Certificates of each Series will be made only upon presentation and surrender of the Certificates at the office or agency specified in the notice to the Certificateholders of such final distribution. In addition, the Prospectus Supplement relating to each Series will set forth the applicable due period, prepayment period, record date, Cut-Off Date and determination date in respect of each Series of Certificates.

   With respect to each Series of Certificates on each Distribution Date, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will distribute to the Certificateholders the amounts of principal and/or interest, calculated as described in the related Prospectus Supplement, that are due to be paid on such Distribution Date. In general, such amounts will include previously undistributed payments of principal (including principal prepayments, if any) and interest on the Mortgage Loans (or amounts in respect thereof) received by the Trustee after a date specified in the related Prospectus Supplement (the "Cut-Off Date") and prior to the day preceding each Distribution Date specified in the related Prospectus Supplement.

   The related Prospectus Supplement for any Series of Certificates will specify, for any Distribution Date on which the principal balance of the Mortgage Loans is reduced due to losses, the priority and manner in which such losses will be allocated. Unless otherwise specified in the related Prospectus Supplement, losses on Mortgage Loans generally will be allocated after all proceeds of defaulted Mortgage Loans have been received by reducing the outstanding Certificate Principal Amount of the most subordinate outstanding Class of Certificates. If specified in the related Prospectus Supplement, losses may be estimated on the basis of a qualified appraisal of the Mortgaged Property and allocated prior to the final liquidation of the Mortgaged Property. The related Prospectus Supplement for any Series of Certificates also will specify the manner in which principal prepayments, negative amortization and interest shortfalls will be allocated among the Classes of Certificates.

ACCOUNTS

   It is expected that the Agreement for each Series of Certificates will provide that the Trustee establish an account (the "Distribution Account") into which the Master Servicer will deposit amounts held in the Collection Account and from which account distributions will be made with respect to a given Distribution Date. On each Distribution Date, the Trustee will apply amounts on deposit in the Distribution Account generally to make distributions of interest and principal to the Certificateholders in the manner described in the related Prospectus Supplement.

   It is also expected that the Agreement for each Series of Certificates will provide that the Master Servicer establish and maintain a special trust account (the "Collection Account") in the name of the Trustee for the benefit of Certificateholders. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will deposit into the Collection Account, as more fully described in the related Prospectus Supplement (other than in respect of principal of, or interest on, the Mortgage Loans due on or before the Cut-Off Date): (1) all payments on account of principal, including principal prepayments, on the Mortgage Loans; (2) all payments on account of interest on the Mortgage Loans and all Prepayment Premiums; (3) all proceeds from any insurance policy relating to a Mortgage Loan ("Insurance Proceeds") other than proceeds applied to restoration of the related Mortgaged Property or otherwise applied in accordance with the terms of the related Mortgage Loans; (4) all proceeds from the liquidation of a Mortgage Loan ("Liquidation Proceeds"), including the sale of any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure ("REO Property"); (5) all proceeds received in connection with the taking of a Mortgaged Property by eminent domain; (6) any amounts required to be deposited by the Master Servicer to cover net losses on Permitted Investments made with funds held in the Collection Account; (7) any amounts required to be deposited in connection with the application of co-insurance clauses, flood damage to REO Properties and blanket policy deductibles; (8) any amounts required to be deposited from income with respect to any REO Property and deposited in the REO Account (to the extent the funds in the REO Account exceed the expenses of operating and maintaining REO Properties and reserves established therefor); (9) any Advance made by the Master Servicer that is required to be deposited therein pursuant to the Agreement; and (10) any amounts received from Borrowers which represent recoveries of Property Protection Expenses. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer, if any, will be required to remit immediately to the Master Servicer for deposit in the Collection Account any amounts of the types described above that it receives in respect of the Specially Serviced Mortgage Loans. "Prepayment Premium" means any premium paid or payable by the related Borrower in connection with any principal prepayment on any Mortgage Loan. "Property Protection Expenses" comprise certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring title or management of REO Property or the sale of defaulted Mortgage Loans or REO Properties, as more fully described in the related Agreement. As set forth in the Agreement for each Series, the Master Servicer will be entitled to make from time to time certain withdrawals from the Collection Account to, among other things: (i) remit certain amounts for the related Distribution Date into the Distribution Account; (ii) to the extent specified in the related Prospectus Supplement, reimburse Property Protection Expenses and pay taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Agreement; (iii) pay accrued and unpaid servicing fees to the Master Servicer out of all Mortgage Loan collections; and (iv) reimburse the Master Servicer, the Special Servicer, if any, the Trustee and the Seller for certain expenses and provide indemnification to the Seller, the Master Servicer, the Trustee and, if applicable, the Special Servicer, as described in the Agreement.

   The amounts at any time credited to the Collection Account may be invested in Permitted Investments that are payable on demand or in general mature or are subject to withdrawal or redemption on or before the business day preceding the next succeeding Master Servicer Remittance Date. The Master Servicer will be required to remit amounts required for distribution to Certificateholders to the Distribution Account on the business day preceding the related Distribution Date that is specified in the related Prospectus Supplement (the "Master Servicer Remittance Date"). Unless otherwise set forth in the related Prospectus Supplement, the income from the investment of funds in the Collection Account in Permitted Investments will constitute additional servicing compensation for the Master Servicer, and the risk of loss of funds in the Collection Account resulting from such investments will be borne by the Master Servicer. The amount of any such loss will be required to be deposited by the Master Servicer in the Collection Account immediately as realized.

   It is expected that the Agreement for each Series of Certificates will provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with each REO Property and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such other Mortgaged Properties and certain third-party expenses in accordance with the Agreement (including expenses relating to any appraisal, property inspection and environmental assessment reports required by the Agreement) and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

   The amount at any time credited to each REO Account will be fully insured to the maximum coverage possible or will be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. Unless otherwise specified in the related Prospectus Supplement, the income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund.

   Unless otherwise specified in the related Prospectus Supplement, "Permitted Investments" will consist of one or more of the following:

   (i) direct obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof provided that such obligations are backed by the full faith and credit of the United States;

   (ii) direct obligations of, or guaranteed as to timely payment of principal and interest by, the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association or the Federal Farm Credit System, provided that any such obligation, at the time of purchase of such obligation or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates;

   (iii) demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided that, in the case of obligations that are not fully FDIC-insured deposits, the commercial paper and /or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have the highest rating available for such securities by each Rating Agency (in the case of commercial paper) or have received one of the two highest ratings available for such securities by each Rating Agency (in the case of long-term unsecured debt obligations), or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (iv) general obligations of, or obligations guaranteed by, any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any such Rating Agency;

   (v) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to the Certificates by any Rating Agency;

   (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest ratings available to such issuers by each Rating Agency at the time of such investment, provided that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

   (vii) repurchase obligations with respect to any security described in clause (i) or (ii) above entered into with a depository institution or trust company (acting as principal) meeting the ratings standard described in (iii) above;

   (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment, subject to such limitations, if any, as are provided in the related Agreement;

   (ix) units of taxable money market funds which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, and have been designated in writing by each Rating Agency as Permitted Investments with respect to this definition;

   (x) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as an investment of funds backing securities having ratings equivalent to each Rating Agency's highest initial rating of the Certificates; and

   (xi) such other obligations as are acceptable as Permitted Investments to each Rating Agency; provided, however, that (a) such instrument or security shall qualify as a "cash flow investment" pursuant to the Internal Revenue Code of 1986, as amended (the "Code") and (b) no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the stated interest rate on such investment is in excess of 120% of the yield to maturity produced by the price at which such investment was purchased.

   As described in the related Prospectus Supplement, for a Series of Certificates where the underlying Mortgage Loans are held through a Funding Note, some of the accounts described above may be held by the issuer or collateral trustee of such Funding Note.

AMENDMENT

   The Agreement for each Series will provide that it may be amended by the parties thereto without the consent of any of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein or in the Prospectus Supplement, (iii) to maintain the rating or ratings assigned to the Certificates by a Rating Agency or (iv) to make other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions of the Agreement, provided that any such amendment pursuant to clause (iv) above will not, as evidenced by an opinion of counsel acceptable to the Seller and the Trustee, or as otherwise specified in the Agreement and the related Prospectus Supplement, adversely affect in any material respect the interests of any Certificateholder.

   Unless otherwise specified in the related Prospectus Supplement, each Agreement also will provide that it may be amended by the parties thereto with the consent of the Holders of Certificates representing an aggregate outstanding principal amount of not less than 66 2/3% of each Class of Certificates affected by the proposed amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, or (iii) alter the servicing standard set forth in the Agreement. Further, the Agreement for each Series may provide that the parties thereto, at any time and from time to time, without the consent of the Certificateholders, may amend the Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or a FASIT, as the case may be, or to prevent the imposition of any additional state or local taxes, at all times that any of the Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel acceptable to the Trustee, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

   The Agreement relating to each Series may provide that no amendment to such Agreement will be made unless there has been delivered in accordance with such Agreement an opinion of counsel to the effect that such amendment will not cause such Series to fail to qualify as a REMIC or a FASIT, as the case may be, at any time that any of the Certificates are outstanding or cause a tax to be imposed on the Trust Fund under the REMIC or FASIT provisions of the Code.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the amendment of the related Agreement.

TERMINATION

   Unless otherwise specified in the related Prospectus Supplement, the obligations of the parties to the Agreement for each Series will terminate upon: (i) the purchase of all of the assets of the related Trust Fund, as described in the related Prospectus Supplement; (ii) the later of (a) the distribution to Certificateholders of that Series of final payment with respect to the last outstanding Mortgage Loan or (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure with respect to the last outstanding Mortgage Loan and the remittance to the Certificateholders of all funds due under the Agreement; (iii) the sale of the assets of the related Trust Fund after the principal amounts of all Certificates have been reduced to zero under certain circumstances set forth in the Agreement; or (iv) mutual consent of the parties and all Certificateholders. With respect to each Series, the Trustee will give or cause to be given written notice of termination of the Agreement to each Certificateholder and, unless otherwise specified in the related Prospectus Supplement, the final distribution under the Agreement will be made only upon surrender and cancellation of the related Certificates at an office or agency specified in the notice of termination.

REPORTS TO CERTIFICATEHOLDERS

   Concurrently with each distribution for each Series, the Trustee (or such other paying agent as may be identified in the related Prospectus Supplement) will make available to each Certificateholder several monthly reports setting forth such information as is specified in the Agreement and described in the related Prospectus Supplement, which may include the following information, if applicable:

   (i) a Distribution Date Statement that provides, among other things, standard information as to principal and interest distributions, Certificate Principal Amounts, Advances and Scheduled Principal Balances of the Mortgage Loans;

   (ii) a Mortgage Loan Status Report, which provides updated information regarding the Mortgage Loans and a loan-by-loan listing showing loan name, property type, location, unpaid principal balance, interest rate, paid through date and maturity date, which loan-by-loan listing may be made available electronically;

   (iii) a Financial Status Report, which provides, among other things, revenue, net operating income and debt service coverage ratio for certain Mortgage Loans;

   (iv) a Delinquent Loan Status Report, which provides, among other things, loan name, loan number and unpaid principal balance of Mortgage Loans which are delinquent 30-59 days, 60-89 days, 90 days or more, or are in foreclosure but have not yet become REO Properties;

   (v) an Historical Loan Modification Report, which provides, among other things, information on those Mortgage Loans which have been modified;

   (vi) an Historical Loss Estimate Report, which provides on a loan-by-loan basis, among other things, the aggregate amount of Liquidation Proceeds, liquidation expenses and realized losses for certain Specially Serviced Mortgage Loans;

   (vii) an REO Status Report, which provides, among other things, for each REO Property, the date of acquisition, net operating income and the value of such REO Property (based on the most recent appraisal or valuation); and

   (viii) a Watch List, which provides, among other things, a list of Mortgage Loans in jeopardy of becoming Specially Serviced Mortgage Loans.

THE TRUSTEE

   The Seller will select a bank or trust company to act as trustee (the "Trustee") under the Agreement for each Series and the Trustee will be identified in the related Prospectus Supplement.

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
                              THE MORTGAGE POOLS

GENERAL

   Each Mortgage Pool will consist of one or more mortgage loans secured by first, second or more junior mortgages, deeds of trust or similar security instruments ("Mortgages") on, or installment contracts ("Installment Contracts") for the sale of or financial leases and other similar arrangements equivalent to such mortgage loans on, fee simple or leasehold interests in commercial real property, multifamily residential property, mixed residential/commercial property, and related property and interests (each such interest or property, as the case may be, a "Mortgaged Property"). Each such mortgage loan, lease or Installment Contract is herein referred to as a "Mortgage Loan."

   Mortgage Loans will be of one or more of the following types:

     1. Mortgage Loans with fixed interest rates;

     2. Mortgage Loans with adjustable interest rates;

     3. Mortgage Loans with principal balances that fully amortize over their remaining terms to maturity;

     4. Mortgage Loans whose principal balances do not fully amortize but instead provide for a substantial principal payment at the stated maturity of the loan;

     5. Mortgage Loans that provide for recourse against only the Mortgaged Properties;

     6. Mortgage Loans that provide for recourse against the other assets of the related Borrowers; and

     7. any other types of Mortgage Loans described in the related Prospectus Supplement.

   Certain Mortgage Loans ("Simple Interest Loans") may provide that scheduled interest and principal payments thereon are applied first to interest accrued from the last date to which interest has been paid to the date such payment is received and the balance thereof is applied to principal, and other Mortgage Loans may provide for payment of interest in advance rather than in arrears.

   Mortgage Loans may also be secured by one or more assignments of leases and rents, management agreements, security agreements, or rents, fixtures and personalty or operating agreements relating to the Mortgaged Property and in some cases by certain letters of credit, personal guarantees or both. Pursuant to an assignment of leases and rents, the obligor (the "Borrower") on the related promissory note (the "Note") assigns its right, title and interest as landlord under each lease and the income derived therefrom to the related lender, while retaining a right, or in some cases a license, to collect the rents for so long as there is no default. If the Borrower defaults, the license terminates and the related lender is entitled to collect the rents from tenants to be applied to the monetary obligations of the Borrower. State law may limit or restrict the enforcement of the assignment of leases and rents by a lender until the lender takes possession of the related Mortgaged Property and a receiver is appointed. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Leases and Rents."

   Certain Mortgage Loans may provide for "equity participations" which, as specified in the related Prospectus Supplement, may or may not be assigned to the Trust Fund. If so specified in the related Prospectus Supplement, the Mortgage Loans may provide for holdbacks of certain of the proceeds of such loans. In such event, the amount of such holdback will be deposited by the Seller into an escrow account held by the Trustee unless otherwise specified in the related Prospectus Supplement.

   Unless otherwise specified in the Prospectus Supplement for a Series, the Mortgage Loans will not be insured or guaranteed by the United States, any governmental agency or any private mortgage insurer.

   Unless otherwise specified therein, the Prospectus Supplement relating to each Series will provide specific information regarding the characteristics of the Mortgage Loans, as of the Cut-Off Date, including, among other things:
(i) the aggregate principal balance of the Mortgage Loans and the largest, smallest and average principal balance of the Mortgage Loans; (ii) the types of properties securing the Mortgage Loans and the aggregate principal balance of the Mortgage Loans secured by each type of property; (iii) the interest rate or range of interest rates of the Mortgage Loans and the weighted average Mortgage Interest Rate of the Mortgage Loans; (iv) the original and remaining terms to stated maturity of the Mortgage Loans and the seasoning of the Mortgage Loans; (v) the earliest and latest origination date and maturity date and the weighted average original and remaining terms to stated maturity of the Mortgage Loans; (vi) the loan-to-valuation ratios at origination and current loan balance-to-original valuation ratios of the Mortgage Loans;
(vii) the geographic distribution of the Mortgaged Properties underlying the Mortgage Loans; (viii) the minimum interest rates, margins, adjustment caps, adjustment frequencies, indices and other similar information applicable to adjustable rate Mortgage Loans; (ix) the debt service coverage ratios relating to the Mortgage Loans; (x) information with respect to the prepayment provisions, if any, of the Mortgage Loans; (xi) information as to the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions; and (xii) payment delinquencies, if any, relating to the Mortgage Loans. If specified in the related Prospectus Supplement, the Seller may segregate the Mortgage Loans in a Mortgage Pool into separate "Mortgage Loan Groups" (as described in the related Prospectus Supplement) as part of the structure of the payments of principal and interest on the Certificates of a Series. In such case, the Seller may disclose the above-specified information by Mortgage Loan Group. In the event that the Mortgage Loans consist of financial leases or Installment Contracts, the related Prospectus Supplement will provide appropriate specific information analogous to that described above.

   The Seller will file a current report on Form 8-K (the "Form 8-K") with the Securities and Exchange Commission within 15 days after the initial issuance of each Series of Certificates (each, a "Closing Date"), as specified in the related Prospectus Supplement, which will set forth information with respect to the Mortgage Loans included in the Trust Fund for a Series as of the related Closing Date. The Form 8-K will be available to the Certificateholders of the related Series promptly after its filing.

UNDERWRITING AND INTERIM SERVICING STANDARDS APPLICABLE TO THE MORTGAGE LOANS

   Unless otherwise indicated in the related Prospectus Supplement, the Mortgage Loans in the Mortgage Pool underlying the Certificates of a Series will be newly-originated or seasoned Mortgage Loans and will be purchased or otherwise acquired from third parties, which third parties may or may not be originators of such Mortgage Loans and may or may not be affiliates of the Seller. The origination standards and procedures applicable to such Mortgage Loans may differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool, depending on the identity of the originator or originators. In the case of seasoned Mortgage Loans, the procedures by which such Mortgage Loans have been serviced from their origination to the time of their inclusion in the related Mortgage Pool may also differ from Series to Series or among the Mortgage Loans in a given Mortgage Pool.

   The related Prospectus Supplement for each Series will provide information as to the origination standards and procedures applicable to the Mortgage Loans in the related Mortgage Pool and, to the extent applicable and material, will provide information as to the servicing of such Mortgage Loans prior to their inclusion in the Mortgage Pool.

ASSIGNMENT OF MORTGAGE LOANS

   At the time of issuance of the Certificates of each Series, the Seller will cause the Mortgage Loans (or, in the case of a structure using a Funding Note, the Funding Note) to be assigned to the Trustee, together with, as more fully specified in the related Prospectus Supplement, all payments due on or with respect to such Mortgage Loans (or Funding Note), other than principal and interest due on or before the Cut-Off Date and principal prepayments received on or before the Cut-Off Date. The Trustee, concurrently with such assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Trust Fund to the Seller in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement for the related Series (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-Off Date, as well as information respecting the interest rate, the scheduled monthly (or other periodic) payment of principal and interest as of the Cut-Off Date and the maturity date of each Note.

   In addition, except to the extent otherwise specified in the related Prospectus Supplement, the Seller will, as to each Mortgage Loan, deliver to the Trustee: (i) the Note, endorsed to the order of the Trustee without recourse; (ii) the Mortgage and an executed assignment thereof in favor of the Trustee or otherwise as required by the Agreement; (iii) any assumption, modification or substitution agreements relating to the Mortgage Loan; (iv) a lender's title insurance policy (or owner's policy in the case of a financial lease or an Installment Contract), together with its endorsements, or, in the case of Mortgage Loans that are not covered by title insurance, an attorney's opinion of title issued as of the date of origination of the Mortgage Loan;
(v) if the assignment of leases, rents and profits is separate from the Mortgage, an executed re-assignment of assignment of leases, rents and profits to the Trustee; (vi) a copy of any recorded UCC-1 financing statements and related continuation statements, together with (in the case of such UCC-1 financing statements which are in effect as of the Closing Date) an original executed UCC-2 or UCC-3 statement, in a form suitable for filing, disclosing the assignment to the Trustee of a security interest in any personal property constituting security for the repayment of the Mortgage; and (vii) such other documents as may be described in the Agreement (such documents, collectively, the "Mortgage Loan File"). Unless otherwise expressly permitted by the Agreement, all documents included in the Mortgage Loan File are to be original executed documents; provided, however, that in instances where the original recorded Mortgage, Mortgage assignment or any document necessary to assign the Seller's interest in financial leases or Installment Contracts to the Trustee, as described in the Agreement, has been retained by the applicable jurisdiction or has not yet been returned from recordation, the Seller may deliver a photocopy thereof certified to be the true and complete copy of the original thereof submitted for recording, and the Master Servicer will cause the original of each such document which is unavailable because it is being or has been submitted for recordation and has not yet been returned, to be delivered to the Trustee as soon as available.

   The Trustee will hold the Mortgage Loan File for each Mortgage Loan in trust for the benefit of all Certificateholders. Pursuant to the Agreement, the Trustee is obligated to review the Mortgage Loan File for each Mortgage Loan within a specified number of days after the execution and delivery of the Agreement. Unless otherwise specified in the related Prospectus Supplement, if any document in the Mortgage Loan File is found to be defective in any material respect, the Trustee will promptly notify the Seller, the originator of the related Mortgage Loan or such other party as is designated in the related Agreement (the "Responsible Party") and the Master Servicer. Unless otherwise specified in the related Prospectus Supplement, if the Responsible Party cannot cure such defect within the time period specified in such Prospectus Supplement, the Responsible Party will be obligated to either substitute the affected Mortgage Loan with a Substitute Mortgage Loan or Loans, or to repurchase the related Mortgage Loan from the Trustee within the time period specified in such Prospectus Supplement at a price specified therein, expected to be generally equal to the principal balance thereof as of the date of purchase or, in the case of a Series as to which an election has been made to treat the related Trust Fund as a REMIC, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable Mortgage Interest Rate to the first day of the month following such repurchase, plus the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, this substitution or purchase obligation will constitute the sole remedy available to the Holders of Certificates or the Trustee for a material defect in a constituent document.

   The related Prospectus Supplement will describe procedures for the review and holding of Mortgage Loans in the case of a structure using a Funding Note.

REPRESENTATIONS AND WARRANTIES

   To the extent specified in the related Prospectus Supplement, the Responsible Party with respect to each Mortgage Loan will have made certain representations and warranties in respect of such Mortgage Loan and such representations and warranties will have been assigned to the Trustee and/or the Seller will have made certain representations and warranties in respect of the Mortgage Loans directly to the Trustee. Such representations and warranties will be set forth in an annex to the related Prospectus Supplement. Upon the discovery of the breach of any such representation or warranty in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related Series, the Responsible Party or the Seller, as the case may be, will be obligated either to cure such breach in all material respects within the time period specified in such Prospectus Supplement, to replace the affected Mortgage Loan with a Substitute Mortgage Loan or Loans or to repurchase such Mortgage Loan at a price specified therein, expected to be generally equal to the unpaid principal balance thereof at the date of repurchase or, in the case of a Series of Certificates as to which the Seller has elected to treat the related Trust Fund as a REMIC, as defined in the Code, at such other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the per annum interest rate applicable for the related Mortgage Loan (the "Mortgage Rate"), to the first day of the month following such repurchase and the amount of any unreimbursed advances made by the Master Servicer in respect of such Mortgage Loan. The Master Servicer will be required to enforce such obligation of the Responsible Party or the Seller for the benefit of the Trustee and the Certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement and subject to the ability of the Responsible Party or the Seller to cure such breach in all material respects or deliver Substitute Mortgage Loans for certain Mortgage Loans as described below, such repurchase obligation will constitute the sole remedy available to the Certificateholders of such Series for a breach of a representation or warranty by the Responsible Party or the Seller.

   The proceeds of any repurchase of a Mortgage Loan will be deposited, subject to certain limitations set forth in the related Agreement, into the Collection Account.

   Within the period of time specified in the related Prospectus Supplement, following the date of issuance of a Series of Certificates, the Responsible Party or the Seller, as the case may be, may deliver to the Trustee Mortgage Loans ("Substitute Mortgage Loans") in substitution for any one or more of the Mortgage Loans ("Defective Mortgage Loans") initially included in the Trust Fund (or in the Mortgage Pool underlying a Funding Note) but which do not conform in one or more respects to the description thereof contained in the related Prospectus Supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the Certificateholders, or as to which a document in the related Mortgage Loan File is defective in any material respect. Unless otherwise specified in the related Prospectus Supplement, the required characteristics of any Substitute Mortgage Loan will generally include, among other things, that such Substitute Mortgage Loan on the date of substitution, will (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the Defective Mortgage Loan (the amount of any shortfall to be distributed to Certificateholders in the month of substitution), (ii) have a Mortgage Interest Rate not less than (and not more than 1% greater than) the Mortgage Interest Rate of the Defective Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan and (iv) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution.

   If so specified in the related Prospectus Supplement, other entities may also make representations and warranties with respect to the Mortgage Loans included in a Mortgage Pool. Unless otherwise specified in such Prospectus Supplement, such other entity will have the same obligations with respect to such representations and warranties as the Responsible Party or the Seller.

                       SERVICING OF THE MORTGAGE LOANS

GENERAL

   The Prospectus Supplement related to a Series will identify the master servicer (the "Master Servicer") to service and administer the Mortgage Loans as described below, and will set forth certain information concerning the Master Servicer. The Master Servicer will be responsible for servicing the Mortgage Loans pursuant to the Agreement for the related Series. The Master Servicer may have other business relationships with the Seller and its affiliates.

   If so specified in the related Prospectus Supplement, the servicing of certain Mortgage Loans that are in default or otherwise require special servicing (the "Specially Serviced Mortgage Loans") will be performed by a special servicer (the "Special Servicer"). Certain information concerning the Special Servicer and the standards for determining which Mortgage Loans will become Specially Serviced Mortgage Loans will be set forth in such Prospectus Supplement. Subject to the terms of the related Agreement, the Special Servicer (and not the Master Servicer) will then be responsible for (a) negotiating modifications, waivers, amendments and other forbearance arrangements with the Borrower of any Specially Serviced Mortgage Loan, subject to the limitations described under "--Modifications, Waivers and Amendments" below; (b) foreclosing on such Specially Serviced Mortgage Loan if no suitable arrangements can be made to cure the default in the manner specified in the related Prospectus Supplement; and (c) supervising the management and operation of the related Mortgaged Property if acquired through foreclosure or a deed in lieu of foreclosure. The Special Servicer may have other business relationships with the Seller and its affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer, if any, may subcontract the servicing of all or a portion of the Mortgage Loans to one or more sub-servicers. Such sub-servicers may have other business relationships with the Seller and its affiliates.

SERVICING STANDARDS

   The Master Servicer and, except when acting at the direction of any Operating Advisor, the Special Servicer, if any, will be required to service and administer the Mortgage Loans solely in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or the Special Servicer, if any, as the case may be, in its reasonable judgment without taking into account differing payment priorities among the Classes of the related Series of Certificates and any conflicts of interest involving
it), in accordance with the terms of the Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans in other portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers. If so specified in the related Prospectus Supplement, the Master Servicer and Special Servicer, if any, may also be required to service and administer the Mortgage Loans in the best interest of an insurer or guarantor or in accordance with the provisions of a related Funding Note.

OPERATING ADVISOR

   If so specified in the related Prospectus Supplement, an advisor (the "Operating Advisor") may be selected to advise, direct and approve recommendations of the Special Servicer with respect to certain decisions relating to the servicing of the Specially Serviced Mortgage Loans. The related Prospectus Supplement will provide specific information with respect to the following matters: (i) the duration of the term of the Operating Advisor; (ii) the method of selection of the Operating Advisor; (iii) certain decisions as to which the Operating Advisor will have the power to direct and approve actions of the Special Servicer (for example, foreclosure of a Mortgaged Property securing a Specially Serviced Mortgage Loan, modification of a Specially Serviced Mortgage Loan, extension of the maturity of a Specially Serviced Mortgage Loan beyond a specified term and methods of compliance with environmental laws) and (iv) the information, recommendations and reports to be provided to the Operating Advisor by the Special Servicer.

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
COLLECTIONS AND OTHER SERVICING PROCEDURES

   The Master Servicer and, with respect to any Specially Serviced Mortgage Loans, the Special Servicer, if any, will make efforts to collect all payments called for under the Mortgage Loans and will, consistent with the related Agreement, follow such collection procedures as it deems necessary or desirable. Consistent with the above, unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, if any, may, in its discretion, waive any late payment or assumption charge or penalty interest in connection with any late payment or assumption of a Mortgage Loan and, if so specified in the related Prospectus Supplement, may extend the due dates for payments due on a Note.

   It is expected that the Agreement for each Series will provide that the Master Servicer establish and maintain an escrow account (the "Escrow Account") in which the Master Servicer will be required to deposit amounts received from each Borrower, if required by the terms of the related Note, for the payment of taxes, assessments, certain mortgage and hazard insurance premiums and other comparable items. The Special Servicer, if any, will be required to remit amounts received for such purposes on Mortgage Loans serviced by it for deposit in the Escrow Account and will be entitled to direct the Master Servicer to make withdrawals from the Escrow Account as may be required for the servicing of such Mortgage Loans. Withdrawals from the Escrow Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and comparable items, to refund to Borrowers amounts determined to be overages, to remove amounts deposited therein in error, to pay interest to Borrowers on balances in the Escrow Account, if required, to repair or otherwise protect the Mortgaged Properties and to clear and terminate such account. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will be entitled to all income on the funds in the Escrow Account invested in Permitted Investments not required to be paid to Borrowers under applicable law. The Master Servicer will be responsible for the administration of the Escrow Account. If amounts on deposit in the Escrow Account are insufficient to pay any tax, insurance premium or other similar item when due, such item will be payable from amounts on deposit in the Collection Account or otherwise in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer maintain or require each Borrower to maintain insurance in accordance with the related Mortgage, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related Mortgage, the coverage of each such standard hazard insurance policy will be in an amount that is not less than the lesser of 90% of the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance owing on such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if a Mortgaged Property was located at the time of origination of the related Mortgage Loan in a federally designated special flood hazard area, the Master Servicer also will maintain or require the related Borrower to maintain in accordance with the related Mortgage flood insurance in an amount equal to the lesser of the unpaid principal balance of the related Mortgage Loan and the maximum amount obtainable with respect to the Mortgaged Property. To the extent set forth in the related Prospectus Supplement, the cost of any such insurance maintained by the Master Servicer will be an expense of the Trust Fund payable out of the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will cause to be maintained fire and hazard insurance with extended coverage on each REO Property in an amount specified in the related Prospectus Supplement and expected to generally be equal to the greater of (i) an amount necessary to avoid the application of any coinsurance clause contained in the related insurance policy and (ii) 90% of the replacement cost of the improvements which are a part of such property. Unless otherwise specified in the related Prospectus Supplement, the cost of any such insurance with respect to an REO Property will be an expense of the Trust Fund payable out of amounts on deposit in the related REO Account or, if such amounts are insufficient, from the Collection Account. The Master Servicer or, if so specified in the related Prospectus Supplement, the Special Servicer, if any, will maintain flood insurance providing substantially the same coverage as described above on any REO Property which was located in a federally designated special flood hazard area at the time the related Mortgage Loan was originated. The related Agreement may provide that the Master Servicer or the Special Servicer, if any, as the case may be, may satisfy its obligation to cause hazard policies to be maintained by maintaining a master, or single interest, insurance policy insuring against losses on the Mortgage Loans or REO Properties, as the case may be. The incremental cost of such insurance allocable to any particular Mortgage Loan, if not borne by the related Borrower, will be an expense of the Trust Fund unless otherwise specified by the related Prospectus Supplement. Alternatively, the Master Servicer may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a single interest or master policy) insuring against losses on the Mortgage Loans or REO Properties, as the case may be. If such a blanket policy contains a deductible clause, the Master Servicer or the Special Servicer, if any, as the case may be, will be obligated to deposit in the Collection Account all sums which would have been deposited therein but for such clause.

   In general, the standard form of fire and hazard extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Since the standard hazard insurance policies relating to the Mortgage Loans generally will be underwritten by different insurers and will cover Mortgaged Properties located in various jurisdictions, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and conditions. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

   The standard hazard insurance policies covering Mortgaged Properties securing Mortgage Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will typically provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the structures and other improvements damaged or destroyed and (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

   In addition, to the extent required by the related Mortgage, the Master Servicer or Special Servicer, if any, may require the Borrower to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer or Special Servicer, if any, to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer or Special Servicer, if any, in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer and the Special Servicer, if any, from the Collection Account, with interest thereon, as provided by the Agreement.

   Unless otherwise specified in the related Prospectus Supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the Mortgage Loans.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will require that the Master Servicer and the Special Servicer, if any, obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as the case may be. The related Agreement may allow the Master Servicer and the Special Servicer, if any, to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or Special Servicer, as the case may be, so long as certain criteria set forth in the Agreement are met.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Master Servicer's principal compensation for its activities under the Agreement for each Series will come from the payment to it or retention by it, with respect to each payment of interest on a Mortgage Loan, of a "Servicing Fee" (as defined in the related Prospectus Supplement). The exact amount or method of calculating such Servicing Fee will be established in the Prospectus Supplement and Agreement for the related Series. Since the aggregate unpaid principal balance of the Mortgage Loans will generally decline over time, the Master Servicer's servicing compensation will ordinarily decrease as the Mortgage Loans amortize.

   In addition, the Agreement for a Series may provide that the Master Servicer will be entitled to receive, as additional compensation, (i) Prepayment Premiums, late fees and certain other fees collected from Borrowers and (ii) any interest or other income earned on funds deposited in the Collection Account (as described under "DESCRIPTION OF THE CERTIFICATES -- Accounts") and, except to the extent such income is required to be paid to the related Borrowers, the Escrow Account.

   Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will pay the fees and expenses of the Trustee.

   The exact amount or method of calculating the servicing fee of the Special Servicer, if any, and the source from which such fee will be paid will be described in the Prospectus Supplement for the related Series.

   In addition to the compensation described above, the Master Servicer and the Special Servicer, if any (or any other party specified in the related Prospectus Supplement), may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the related Prospectus Supplement.

ADVANCES

   The related Prospectus Supplement will set forth the obligations, if any, of the Master Servicer to make any advances ("Advances") with respect to delinquent payments on Mortgage Loans, payments of taxes, insurance and property protection expenses or otherwise. Any such Advances will be made in the form and manner described in the Prospectus Supplement and Agreement for the related Series. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be obligated to make such an Advance only to the extent that the Master Servicer has determined that such Advance will be recoverable. In the event that the Master Servicer determines that it is required to make an Advance, it will, on or prior to the related Distribution Date, deposit in the account specified in the Prospectus Supplement an amount equal to such Advance. Any funds thus advanced, including Advances previously made that the Master Servicer determines are not ultimately recoverable, are reimbursable to the Master Servicer from amounts in the Collection Account to the extent and in the manner described in the related Prospectus Supplement.

   If a Borrower makes a principal payment between scheduled payment dates, the Borrower may be required to pay interest on the prepayment amount only to the date of prepayment. If and to the extent described in the related Prospectus Supplement, the Master Servicer's Servicing Fee may be reduced or the Master Servicer may be otherwise obligated to advance funds to the extent necessary to remit interest on any such full or partial prepayment received from the date of receipt thereof to the next succeeding scheduled payment date.

MODIFICATIONS, WAIVERS AND AMENDMENTS

   If so specified in the related Prospectus Supplement, the Agreement for each Series will provide that the Master Servicer may have the discretion, subject to certain conditions set forth therein, to modify, waive or amend certain of the terms of any Mortgage Loan without the consent of the Trustee or any Certificateholder. The extent to which the Master Servicer may modify, waive or amend any terms of the Mortgage Loans without such consent will be specified in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, may modify, waive or amend the terms of any Specially Serviced Mortgage Loan if the Special Servicer determines that a material default has occurred or a payment default has occurred or is reasonably foreseeable. The Special Servicer, if any, may extend the maturity date of such Mortgage Loan to a date not later than the date described in the related Prospectus Supplement. The ability of the Special Servicer to modify, waive or amend the terms of any Mortgage Loan may be subject to such additional limitations, including approval requirements, as are set forth in the related Prospectus Supplement.

   Subject to the terms and conditions set forth in the Agreement, the Special Servicer, if any, will not agree to any modification, waiver or amendment of the payment terms of a Mortgage Loan unless the Special Servicer has determined that such modification, waiver or amendment is reasonably likely to produce a greater recovery on a present value basis than liquidation of the Mortgage Loan or has made such other determination described in the related Prospectus Supplement. Prior to agreeing to any such modification, waiver or amendment of the payment terms of a Mortgage Loan, the Special Servicer, if any, will give notice thereof in the manner set forth in the Prospectus Supplement and Agreement for the related Series.

   The Prospectus Supplement for a Series may describe other or different provisions concerning the modification, waiver or amendment of the terms of the related Mortgage Loans, including, without limitation, requirements for the approval of an Operating Advisor.

EVIDENCE OF COMPLIANCE

   The Agreement for each Series will provide that the Master Servicer and the Special Servicer, if any, at their own expense, each will cause a firm of independent public accountants to furnish to the Trustee, annually on or before a date specified in the Agreement, a statement as to compliance with the Agreement by the Master Servicer or Special Servicer, as the case may be.

   In addition, the Agreement will provide that the Master Servicer and the Special Servicer, if any, each will deliver to the Trustee, annually on or before a date specified in the Agreement, a statement signed by an officer to the effect that, based on a review of its activities during the preceding calendar year, to the best of such officer's knowledge, the Master Servicer or Special Servicer, as the case may be, has fulfilled its obligations under the Agreement throughout such year or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof, and, in the case of a Series of Certificates as to which a REMIC or FASIT election has been made, whether the Master Servicer or the Special Servicer, as the case may be, has received a challenge from the Internal Revenue Service as to the status of the Trust Fund as a REMIC or FASIT.

CERTAIN MATTERS WITH RESPECT TO THE MASTER SERVICER, THE SPECIAL SERVICER AND THE TRUSTEE

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that neither the Master Servicer nor the Special Servicer, if any, nor any of their directors, officers, employees or agents will be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor the Special Servicer, if any, nor any such person will be protected against any breach of representations or warranties made by the Master Servicer or the Special Servicer, as the case may be, in the Agreement, against any specific liability imposed on the Master Servicer or the Special Servicer, as the case may be, pursuant to the Agreement, or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties thereunder. The Agreement will further provide that the Master Servicer, the Special Servicer, if any, and any of their directors, officers, employees or agents will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense incurred (i) by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder or (ii) in certain other circumstances specified in the Agreement. Any loss resulting from such indemnification will reduce amounts distributable to Certificateholders and, unless otherwise provided in the related Prospectus Supplement, will be borne pro rata by all Certificateholders without regard to subordination, if any, of one Class to another.

   Unless otherwise provided in the related Prospectus Supplement, neither the Master Servicer nor the Special Servicer, if any, may resign from its obligations and duties under the Agreement except upon a determination that its performance of its duties thereunder is no longer permissible under applicable law. No such resignation of the Master Servicer will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Agreement. No such resignation of a Special Servicer will become effective until the Trustee, the Master Servicer or a successor Special Servicer has assumed the Special Servicer's obligations and duties under the Agreement.

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Seller, the Master Servicer, the Special Servicer, if any, and their respective affiliates.

   Unless otherwise specified in the related Prospectus Supplement, the Trustee may resign from its obligations under the Agreement at any time, in which event a successor Trustee will be appointed. In addition, the Seller may remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement or if the Trustee becomes insolvent, at which time the Seller will become obligated to appoint a successor Trustee. The Trustee also may be removed at any time by the Holders of Certificates evidencing the Voting Rights specified in the related Prospectus Supplement. Any resignation and removal of the Trustee, and the appointment of a successor Trustee, will not become effective until acceptance of such appointment by the successor Trustee.

EVENTS OF DEFAULT

   Unless otherwise provided in the related Prospectus Supplement, events of default (each, an "Event of Default") with respect to the Master Servicer and the Special Servicer, if any, under the Agreement for each Series will include: (i) with respect to the Master Servicer, any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee for deposit in the Distribution Account for distribution to Certificateholders any payment required to be made by the Master Servicer under the terms of the Agreement on the day required pursuant to the terms of the Agreement; (ii) with respect to the Special Servicer, if any, any failure by the Special Servicer to remit to the Master Servicer for deposit in the Collection Account on the day required any amounts received by it in respect of a Specially Serviced Mortgage Loan and required to be so remitted; (iii) with respect to the Master Servicer and the Special Servicer, if any, any failure on the part of the Master Servicer or the Special Servicer, as the case may be, duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special Servicer, as the case may be, which failure continues unremedied for a period of 90 days after written notice of such failure has been given to the Master Servicer or the Special Servicer, as the case may be; (iv) with respect to the Master Servicer or the Special Servicer, if any, the entering against the Master Servicer or the Special Servicer, as the case may be, of a decree or order of a court, agency or supervisory authority for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, provided that any such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (v) with respect to the Master Servicer or the Special Servicer, if any, the consent by the Master Servicer or the Special

Servicer, as the case may be, to the appointment of a conservator or receiver or liquidator or liquidating committee in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to it or of or relating to all or substantially all of its property; and (vi) with respect to the Master Servicer or the Special Servicer, if any, the admission by the Master Servicer or Special Servicer, as the case may be, in writing of its inability to pay its debts generally as they become due, the filing by the Master Servicer or the Special Servicer, as the case may be, of a petition to take advantage of any applicable insolvency or reorganization statute or the making of an assignment for the benefit of its creditors or the voluntary suspension of the payment of its obligations.

   As long as an Event of Default remains unremedied, the Trustee may, and as long as an Event of Default remains unremedied or under certain other circumstances, if any, described in the related Prospectus Supplement at the written direction of the Holders of Certificates holding at least the percentage specified in the Prospectus Supplement of all of the Voting Rights of the Class or Classes specified therein shall, by written notice to the Master Servicer or Special Servicer, as the case may be, terminate all of the rights and obligations of the Master Servicer or the Special Servicer, as the case may be, whereupon the Trustee or another successor Master Servicer or Special Servicer appointed by the Trustee will succeed to all authority and power of the Master Servicer or Special Servicer under the Agreement and will be entitled to similar compensation arrangements. "Voting Rights" means the portion of the voting rights of all Certificates that is allocated to any Certificate in accordance with the terms of the Agreement.

                              CREDIT ENHANCEMENT

GENERAL

   If specified in the related Prospectus Supplement for any Series, credit enhancement may be provided with respect to one or more Classes thereof or the related Mortgage Loans (the "Credit Enhancement"). Credit Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, the establishment of one or more reserve funds, overcollateralization, a letter of credit, certificate guarantee insurance policies, the use of cross-support features or another method of Credit Enhancement described in the related Prospectus Supplement, or any combination of the foregoing.

   Unless otherwise specified in the related Prospectus Supplement for a Series, the Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by Credit Enhancement or which are not covered by the Credit Enhancement, Certificateholders will bear their allocable share of deficiencies.

   If Credit Enhancement is provided with respect to a Series, or the related Mortgage Loans, the related Prospectus Supplement will include a description of (a) the amount payable under such Credit Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount payable under such Credit Enhancement may be reduced and under which such Credit Enhancement may be terminated or replaced and (d) the material provisions of any agreement relating to such Credit Enhancement. Additionally, the related Prospectus Supplement will set forth certain information with respect to the issuer of any third-party Credit Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,
(iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in such Prospectus Supplement. In addition, if the Certificateholders of such Series will be materially dependent upon any provider of Credit Enhancement for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such provider.

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinate Certificates. If so specified in the related Prospectus Supplement, the rights of the Holders of subordinate Certificates (the "Subordinate Certificates") to receive distributions of principal and interest on any Distribution Date will be subordinated to such rights of the Holders of senior Certificates (the "Senior Certificates") to the extent specified in the related Prospectus Supplement. The Agreement may require a trustee that is not the Trustee to be appointed to act on behalf of Holders of Subordinate Certificates.

   A Series may include one or more Classes of Senior Certificates entitled to receive cash flows remaining after distributions are made to all other Senior Certificates of such Series. Such right to receive payments will effectively be subordinate to the rights of other Holders of Senior Certificates. A Series also may include one or more Classes of Subordinate Certificates entitled to receive cash flows remaining after distributions are made to other Subordinate Certificates of such Series. If so specified in the related Prospectus Supplement, the subordination of a Class may apply only in the event of (or may be limited to) certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage to property securing a Mortgage Loan not covered by standard hazard insurance policies.

   The related Prospectus Supplement will set forth information concerning the amount of subordination of a Class or Classes of Subordinate Certificates in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding any related Reserve Fund and the conditions under which amounts in any applicable Reserve Fund will be used to make distributions to Holders of Senior Certificates and/or to Holders of Subordinate Certificates or be released from the applicable Trust Fund.

CROSS-SUPPORT FEATURES

   If the Mortgage Pool for a Series is divided into separate Mortgage Loan Groups, each backing a separate Class or Classes of a Series, credit support may be provided by a cross-support feature which requires that distributions be made on Senior Certificates backed by one Mortgage Loan Group prior to distributions on Subordinate Certificates backed by another Mortgage Loan Group within the Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

LETTER OF CREDIT

   If specified in the related Prospectus Supplement, a letter of credit with respect to a Series of Certificates will be issued by the bank or financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under the letter of credit, the Letter of Credit Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Loans on the applicable Cut-Off Date or of one or more Classes of Certificates (the "Letter of Credit Percentage"). If so specified in the related Prospectus Supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the Letter of Credit Bank under the letter of credit for any Series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of the letter of credit for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the applicable Series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a Series of Certificates will be provided by one or more insurance companies. Such certificate

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
guarantee insurance will guarantee, with respect to one or more Classes of Certificates of the applicable Series, timely distributions of interest and principal to the extent set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently covered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance policy for a Series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable Series.

RESERVE FUNDS

   If specified in the related Prospectus Supplement, one or more reserve funds (each, a "Reserve Fund") may be established with respect to a Series, in which cash, a letter of credit, Permitted Investments or a combination thereof, in the amounts, if any, specified in the related Prospectus Supplement will be deposited. The Reserve Funds for a Series may also be funded over time by depositing therein a specified amount of the distributions received on the applicable Mortgage Loans if specified in the related Prospectus Supplement. The Seller may pledge the Reserve Funds to a separate collateral agent specified in the related Prospectus Supplement.

   Amounts on deposit in any Reserve Fund for a Series, together with the reinvestment income thereon, if any, will be applied by the Trustee for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of, and interest on, the Certificates, if required as a condition to the rating of such Series by each Rating Agency. If so specified in the related Prospectus Supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies. Reserve Funds also may be established for other purposes and in such amounts as will be specified in the related Prospectus Supplement. Following each Distribution Date amounts in any Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application by the Trustee.

   Moneys deposited in any Reserve Fund will be invested in Permitted Investments at the direction of the Seller, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such Series, and any loss resulting from such investments will be charged to such Reserve Fund. If specified in the related Prospectus Supplement, such income or other gain may be payable to the Master Servicer as additional servicing compensation, and any loss resulting from such investment will be borne by the Master Servicer. The Reserve Fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement, but the right of the Trustee to make draws on the Reserve Fund will be an asset of the Trust Fund.

   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purpose for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                                SWAP AGREEMENT

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Trust Fund will enter into or obtain an assignment of a swap agreement pursuant to which the Trust Fund will have the right to receive, and may have the obligation to make, certain payments of interest (or other payments) as set forth or determined as described therein. The Prospectus Supplement relating to a Series of

Certificates having the benefit of an interest rate swap agreement will describe the material terms of such agreement and the particular risks associated with the interest rate swap feature, including market and credit risk, the effect of counterparty defaults and other risks, if any. The Prospectus Supplement relating to such Series of Certificates also will set forth certain information relating to the corporate status, ownership and credit quality of the counterparty or counterparties to such swap agreement. In addition, if the Certificateholders of such Series will be materially dependent upon any counterparty for timely payment of interest and/or principal on their Certificates, the related Prospectus Supplement will include audited financial statements on a comparative basis for at least the prior two years and any other appropriate financial information regarding such counterparty. A swap agreement may include one or more of the following types of arrangements, or another arrangement described in the related Prospectus Supplement.

   Interest Rate Swap. In an interest rate swap, the Trust Fund will exchange the stream of interest payments on the Mortgage Loans for another stream of interest payments based on a notional amount, which may be equal to the principal amount of the Mortgage Loans as it declines over time.

   Interest Rate Caps. In an interest rate cap, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index rises above a rate specified in the swap agreement. The fee for the cap may be a single up-front payment to or from the Trust Fund, or a series of payments over time.

   Interest Rate Floors. In an interest rate floor, the Trust Fund or the swap counterparty, in exchange for a fee, will agree to compensate the other if a particular interest rate index falls below a rate or level specified in the swap agreement. As with interest rate caps, the fee may be a single up-front payment or it may be paid periodically.

   Interest Rate Collars. An interest rate collar is a combination of an interest rate cap and an interest rate floor. One party agrees to compensate the other if a particular interest rate index rises above the cap and, in exchange, will be compensated if the interest rate index falls below the floor.

                             YIELD CONSIDERATIONS

GENERAL

   The yield to maturity on any Class of Offered Certificates will depend upon, among other things, the price at which such Certificates are purchased, the amount and timing of any delinquencies and losses incurred by such Class, the rate and timing of payments of principal on the Mortgage Loans, and the amount and timing of recoveries and Insurance Proceeds from REO Mortgage Loans and related REO Properties, which, in turn, will be affected by the amortization schedules of the Mortgage Loans, the timing of principal payments (particularly Balloon Payments) on the related Mortgage Loans (including delay in such payments resulting from modifications and extensions), the rate of principal prepayments, including prepayments by Borrowers and prepayments resulting from defaults, repurchases arising in connection with certain breaches of the representations and warranties made in the Agreement and the exercise of the right of optional termination of the Trust Fund. Generally, prepayments on the Mortgage Loans will tend to shorten the weighted average lives of each Class of Certificates, whereas delays in liquidations of defaulted Mortgage Loans and modifications extending the maturity of Mortgage Loans will tend to lengthen the weighted average lives of each Class of Certificates. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions" for a description of certain provisions of each Agreement and statutory, regulatory and judicial developments that may affect the prepayment experience and maturity assumptions on the Mortgage Loans.

PREPAYMENT AND MATURITY ASSUMPTIONS

   The related Prospectus Supplement may indicate that the related Mortgage Loans may be prepaid in full or in part at any time, generally without prepayment premium. Alternatively, a Trust Fund may include Mortgage Loans that have significant restrictions on the ability of a Borrower to prepay without incurring a prepayment premium or to prepay at all. As described above, the prepayment experience of

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
the Mortgage Loans will affect the weighted average life of the Offered Certificates. A number of factors may influence prepayments on multifamily and commercial loans, including enforceability of due-on-sale clauses, prevailing mortgage market interest rates and the availability of mortgage funds, changes in tax laws (including depreciation benefits for income-producing properties), changes in Borrowers' net equity in the Mortgaged Properties, servicing decisions, prevailing general economic conditions and the relative economic vitality of the areas in which the Mortgaged Properties are located, the terms of the Mortgage Loans (for example, the existence of due-on-sale clauses), the quality of management of any income-producing Mortgaged Properties and, in the case of Mortgaged Properties held for investment, the availability of other opportunities for investment. A number of factors may discourage prepayments on multifamily loans and commercial loans, including the existence of any lockout or prepayment premium provisions in the underlying Note. A lockout provision prevents prepayment within a certain time period after origination. A prepayment premium imposes an additional charge on a borrower who wishes to prepay. Some of the Mortgage Loans may have substantial principal balances due at their stated maturities ("Balloon Payments"). Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the Borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a Borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the Borrower's equity in the related Mortgaged Property, the financial condition of the Borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS -- Enforceability of Certain Provisions."

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Mortgage Loans, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Loans on the yield on one or more Classes of the Certificates of such Series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such Classes.

   The timing of changes in the rate of principal payments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

   The weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar of principal is repaid to the Certificateholders. The weighted average life of the Offered Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in any Prospectus Supplement, unless otherwise indicated therein, represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans.

   There can be no assurance that the Mortgage Loans will prepay at any rate mentioned in any Prospectus Supplement. In general, if prevailing interest rates fall below the Mortgage Interest Rates on the Mortgage Loans, the rate of prepayment can be expected to increase.

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
                 CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

   The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because many of the legal aspects of mortgage loans are governed by the laws of the jurisdictions where the related mortgaged properties are located (which laws may vary substantially), the following summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, to reflect all the laws applicable to any particular Mortgage Loan or to encompass the laws of all jurisdictions in which the properties securing the Mortgage Loans are situated. In the event that the Trust Fund for a given Series includes Mortgage Loans having material characteristics other than as described below, the related Prospectus Supplement will set forth additional legal aspects relating thereto.

MORTGAGES AND DEEDS OF TRUST GENERALLY

   The Mortgage Loans (other than financial leases and Installment Contracts) included in the Mortgage Pool for a Series will consist of loans secured by either mortgages or deeds of trust or other similar security instruments. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. In a mortgage transaction, the mortgagor delivers to the mortgagee a note, bond or other written evidence of indebtedness and a mortgage. A mortgage creates a lien upon the real property encumbered by the mortgage as security for the obligation evidenced by the note, bond or other evidence of indebtedness. Although a deed of trust is similar to a mortgage, a deed of trust has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower irrevocably grants the property to the trustee, until the debt is paid, in trust for the benefit of the beneficiary to secure payment of the obligation generally with a power of sale. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by applicable law, the express provisions of the deed of trust or mortgage, and, in some cases, the directions of the beneficiary.

   The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid. Certain representations and warranties in the related Agreement will be made with respect to the Mortgage Loans which are secured by an interest in a leasehold estate.

   Priority of the lien on mortgaged property created by mortgages and deeds of trust depends on their terms and, generally, on the order of filing with a state, county or municipal office, although such priority may in some states be altered by the mortgagee's or beneficiary's knowledge of unrecorded liens, leases or encumbrances against the mortgaged property. However, filing or recording does not establish priority over governmental claims for real estate taxes and assessments or, in some states, for reimbursement of remediation costs of certain environmental conditions. See "--Environmental Risks." In addition, the Code provides priority to certain tax liens over the lien of the mortgage.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in the Mortgage Pool for a Series may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state

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statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FINANCIAL LEASES

   The Mortgage Loans included in the Mortgage Pool for a Series also may consist of financial leases. Under a financial lease on real property, the lessor retains legal title to the leased property and enters into an agreement with the lessee (hereinafter referred to in this Section as the "lessee") under which the lessee makes lease payments approximately equal to the principal and interest payments that would be required on a mortgage note for a loan covering the same property. Title to the real estate typically is conveyed to the lessee at the end of the lease term for a price approximately equal to the remaining unfinanced equity, determined by reference to the unpaid principal amount, market value, or another method specified in the related agreement. As with Installment Contracts, the lessee generally is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property during the lease term. The related Prospectus Supplement will describe the specific legal incidents of any financial leases that are included in the Mortgage Pool for a Series.

RIGHTS OF MORTGAGEES OR BENEFICIARIES

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed, if any. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

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   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the related loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

FORECLOSURE

   Foreclosure of a mortgage is generally accomplished by judicial action initiated by the service of legal pleadings upon all necessary parties having an interest in the real property. Delays in completion of foreclosure may occasionally result from difficulties in locating such necessary parties. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. A judicial foreclosure may be subject to most of the delays and expenses of other litigation, sometimes requiring up to several years to complete. At the completion of the judicial foreclosure proceedings, if the mortgagee prevails, the court ordinarily issues a judgment of foreclosure and appoints a referee or other designated official to conduct the sale of the property. Such sales are made in accordance with procedures which vary from state to state. The purchaser at such sale acquires

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the estate or interest in real property covered by the mortgage. If the mortgage covered the tenant's interest in a lease and leasehold estate, the purchaser will acquire such tenant's interest subject to the tenant's obligations under the lease to pay rent and perform other covenants contained therein.

   In a majority of cases, foreclosure of a deed of trust is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust and/or applicable statutory requirements which authorizes the trustee, generally following a request from the beneficiary/lender, to sell the property at public sale upon any default by the borrower under the terms of the note or deed of trust. A number of states may also require that a lender provide notice of acceleration of a note to the borrower. Notice requirements under a trustee's sale vary from state to state. In some states, prior to the trustee's sale the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale and to any successor in interest to the trustor. In addition, the trustee must provide notice in some states to any other person having an interest in the real property, including any junior lienholders, and to certain other persons connected with the deed of trust. In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses (in some states, limited to reasonable costs and expenses) incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

   In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated official or by the trustee is often a public sale. However, because of the difficulty a potential buyer at the sale might have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see "--Rights of Redemption" below), and because the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings and/or for a variety of other reasons, a third party may be unwilling to purchase the property at the foreclosure sale. Some states require that the lender disclose to potential bidders at a trustee's sale all known facts materially affecting the value of the property. Such disclosure may have an adverse effect on the trustee's ability to sell the property or the sale price thereof. Potential buyers may further question the prudence of purchasing property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed the reasoning of Durrett with respect to fraudulent conveyances under applicable bankruptcy law. In Durrett and its progeny, the Fifth Circuit and other courts held that the transfer of real property pursuant to a non-collusive, regularly conducted foreclosure sale was subject to the fraudulent transfer provisions of the applicable bankruptcy laws, including the requirement that the price paid for the property constitute "fair consideration." The reasoning and result of Durrett and its progeny in respect of the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") was rejected, however, by the United States Supreme Court in May 1994. The case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these and other reasons, it is common for the lender to purchase the property from the trustee, referee or other designated official for an amount equal to the lesser of the fair market value of such property and the outstanding principal amount of the indebtedness secured by the mortgage or deed of trust, together with accrued and unpaid interest and the expenses of foreclosure, in which event, if the amount bid by the lender equals the full amount of such debt, interest and expenses, the mortgagee's debt will be extinguished. Thereafter, the lender will assume the burdens of ownership, including paying operating expenses and real estate taxes and making repairs. The lender is then obligated as an owner until it can arrange a sale of the property to a third party. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining commercial property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of

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the expertise, knowledge and, especially with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisor's) perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, an increasing number of states require that any environmental hazards be eliminated before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. As a result, a lender could realize an overall loss on a mortgage loan even if the related mortgaged property is sold at foreclosure or resold after it is acquired through foreclosure for an amount equal to the full outstanding principal amount of the mortgage loan, plus accrued interest.

   In foreclosure proceedings, some courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum notice. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower. There may, however, be state transfer taxes due and payable upon obtaining such properties at foreclosure. Such taxes could be substantial.

   Under the REMIC provisions of the Code (if applicable) and the related Agreement, the Master Servicer or Special Servicer, if any, may be required to hire an independent contractor to operate any REO Property. The costs of such operation may be significantly greater than the costs of direct operation by the Master Servicer or Special Servicer, if any. Under the REMIC provisions of the Code, property acquired by foreclosure generally must not be held for more than two years. With respect to a Series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the applicable REMIC provisions.

STATE LAW LIMITATIONS ON LENDERS

   In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In some states, redemption may be authorized even if the former borrower pays only a portion of the sums due. The effect of these types of statutory rights of redemption is to diminish the ability of the lender to sell the foreclosed property. Such rights of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. See "--Rights of Redemption" below.

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
   Certain states have imposed statutory prohibitions against or limitations on recourse to the borrower. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower on the debt without first exhausting such security. In some states, the lender, if it first pursues judgment through a personal action against the borrower on the debt, may be deemed to have elected a remedy and may thereafter be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale. See "--Anti-Deficiency Legislation; Bankruptcy Laws" below.

ENVIRONMENTAL RISKS

   Real property pledged as security to a lender may be subject to potential environmental risks. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to a diminution in value of property securing any Mortgage Loan or, in certain circumstances as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan. In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

   Under the laws of certain states, failure to perform any remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, an "Environmental Condition") may, in certain circumstances, give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states, such lien has priority over the lien of an existing mortgage against such property. In any case, the value of a Mortgaged Property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

   The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, can be imposed on a secured lender such as the Trust Fund with respect to each Series. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or other third party. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest (the "secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act")

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
became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management." A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

   Except as otherwise specified in the related Prospectus Supplement, at the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted.

   The related Agreement will provide that the Master Servicer or the Special Servicer, if any, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject a given Trust Fund to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer, if any, has previously determined, based upon a phase I assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of a given Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith or as may be required under such laws. A phase I assessment generally involves identification of recognized environmental conditions based on records review, site reconnaissance and interviews, but does not involve more intrusive investigation such as sampling or testing of materials. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that a given Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer will detect all possible Environmental Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer and the Special Servicer, if any, will in fact insulate a given Trust Fund from liability for Environmental Conditions.

   If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the Borrower may be adversely affected by the limitations on recourse in the loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "--Anti-Deficiency Legislation; Bankruptcy Laws" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender. Shortfalls occurring as the result of imposition of any clean-up costs will be addressed in the Prospectus Supplement and Agreement for the related Series.

RIGHTS OF REDEMPTION

   In approximately one-third of the states, after foreclosure sale pursuant to a deed of trust or a mortgage, the borrower and certain foreclosed junior lienors are given a specified period in which to

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redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption may defeat the title of any purchaser at a foreclosure sale or any purchaser from the lender subsequent to a foreclosure sale or sale under a deed of trust. Certain states permit a lender to avoid a post-sale redemption by waiving its right to a deficiency judgment. Consequently, the practical effect of the post-foreclosure redemption right is often to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. Whether the lender has any rights to recover these expenses from a borrower who redeems the property depends on the applicable state statute.
The related Prospectus Supplement will contain a description of any statutes that prohibit recovery of such expenses from a borrower in states where a substantial number of the Mortgaged Properties for a particular Series are located. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

   Borrowers under Installment Contracts generally do not have the benefits of redemption periods such as may exist in the same jurisdiction for mortgage loans. Where redemption statutes do exist under state laws for Installment Contracts, the redemption period is usually far shorter than for mortgages.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

   The Mortgage Pool for a Series may include Mortgage Loans secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust, some of which may be held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

ANTI-DEFICIENCY LEGISLATION; BANKRUPTCY LAWS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will be nonrecourse loans as to which, in the event of default by a Borrower, recourse may be had only against the specific property pledged to secure the related Mortgage Loan and not against the Borrower's other assets. Even if recourse is available pursuant to the terms of the Mortgage Loan against the Borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory prohibitions which impose prohibitions against or limitations on such recourse. For example, some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to

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the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

   Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose out such junior lien. Certain of the Mortgaged Properties may have a junior "wraparound" mortgage or deed of trust encumbering such Mortgaged Property. In general terms, a "wraparound" mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the mortgagor under the "wraparound" mortgage. As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a "wraparound" mortgagee may stay the senior lender from taking action to foreclose upon such junior "wraparound" mortgage.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances. The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

   Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rents and leases related to the mortgaged property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

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   To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgaged property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b) (6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

   Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or

                               39
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state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

   In addition, the bankruptcy of the general or limited partner of a mortgagor that is a partnership, or the bankruptcy of a member of a mortgagor that is a limited liability company or the bankruptcy of a shareholder of a mortgagor that is a corporation may provide the opportunity in the bankruptcy case of such partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt partner, member of shareholder. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such partner, member or shareholder, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the mortgagor or its security interest in the Mortgaged Property.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Code, although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

STATUTORY LIABILITIES

   The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state

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consumer protection laws. These laws include the federal Truth-in-Lending
Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

ENFORCEABILITY OF CERTAIN PROVISIONS

 Prepayment Provisions

   Courts generally enforce claims requiring prepayment fees unless enforcement would be unconscionable. However, the laws of certain states may render prepayment fees unenforceable after a mortgage loan has been outstanding for a certain number of years, or may limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount. In certain states, prepayment fees payable on default or other involuntary acceleration of a mortgage loan may not be enforceable against the mortgagor. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits. See "--Applicability of Usury Laws." Some of the Mortgage Loans included in the Mortgage Pool for a Series may not require the payment of specified fees as a condition to prepayment or such requirements have expired, and to the extent some Mortgage Loans do require such fees, such fees may not necessarily deter Borrowers from prepaying their Mortgage Loans.

 Due-on-Sale Provisions

   The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, in situations relating primarily to residential properties, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rates.

   Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms provides that: (i) such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or (ii) such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee, shall take such actions as it deems to be in the best interest of the Certificateholders in accordance with the servicing standard set forth in the Agreement, and may waive or enforce any due-on-sale clause contained in the related Note or Mortgage.

   In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

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
 Acceleration on Default

   Some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. State courts generally will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.

   Upon foreclosure, courts have applied general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failing to maintain adequately the property or the borrower's executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or by a mortgagee under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

 Soldiers' and Sailors' Relief Act

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an individual Borrower who enters military service after the origination of such Borrower's Mortgage Loan (including a Borrower who is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Borrower's active duty status, unless a court orders otherwise upon application of the lender. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by any applicable credit enhancements, could result in losses to the Holders of the Certificates. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are later called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of Mortgage Loans that may be affected by the Relief Act. Some of the Mortgaged Properties relating to Mortgage Loans included in the Mortgage Pool for a Series may be owned by Borrowers who are individuals currently in the military. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the Borrower's period of active duty status and, under certain circumstances, during an additional three months thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

 Forfeitures in Drug and RICO Proceedings

   Federal law permits the government to forfeit real property that has been purchased with the proceeds of certain crimes (including drug trafficking, racketeering, money laundering, and fraud affecting financial institutions), and real property that has been used to facilitate certain crimes (including drug trafficking and money laundering). Forfeitures of real property usually are accomplished through criminal or civil judicial proceedings. In a criminal proceeding, forfeiture is imposed as a form of punishment following conviction of the property owner. Under certain circumstances, the government may even seize the defendant's real property before a conviction. In a civil forfeiture, the government brings an action against the real property, rather than the wrongdoer, based on the legal fiction that the property itself has been tainted by crime.

   The government must publish notice of the forfeiture proceeding and may give direct notice to all parties known to have an alleged interest in the property, including holders of mortgage loans. A mortgage lender may avoid forfeiture of its interest in the property if it can establish that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender did not know of or consent to the underlying unlawful conduct. The U.S. Department of Justice has adopted an expedited settlement policy designed to resolve the claims of lienholders holding mortgages against properties that are subject to forfeiture.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest," but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest." If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing.

   Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty will be assigned to the Trust
Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws. Unless otherwise provided in the related Prospectus Supplement, if this representation and warranty is breached with respect to any Mortgage Loan in a manner that materially and adversely affects the interests of Certificateholders and is not cured within the period of time specified in the related Prospectus Supplement, a Substitute Mortgage Loan will be substituted for such Mortgage Loan or such Mortgage Loan will be repurchased in accordance with the applicable Agreement. See "THE MORTGAGE POOLS -- Representations and Warranties."

   The Agreement for each Series will provide that the Master Servicer not charge interest in excess of that permitted under any applicable state and federal usury laws, notwithstanding that the applicable Note may provide for a higher rate.

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
ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

LEASES AND RENTS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the related mortgage. Under such assignments, the borrower under the mortgage loan typically assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default under the mortgage loan. The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan. Failure to properly perfect the lender's interest in rents may result in the loss of a substantial pool of funds which could otherwise serve as a source of repayment for the loan. In the event the borrower defaults, the license terminates and the lender may be entitled to collect rents. Some state laws may require that to perfect its interest in rents, the lender must take possession of the property and/or obtain judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants may be less than the periodic payments due under the mortgage and can significantly affect the value of the lender's security interest.

SECONDARY FINANCING; DUE-ON-ENCUMBRANCE PROVISIONS

   Some of the Mortgage Loans included in the Mortgage Pool for a Series may not restrict secondary financing, thereby permitting the Borrower to use the Mortgaged Property as security for one or more additional loans. Some of the Mortgage Loans may preclude secondary financing (often by permitting the first lender to accelerate the maturity of its loan if the Borrower further encumbers the Mortgaged Property) or may require the consent of the senior lender to any junior or substitute financing; however, such provisions may be unenforceable in certain jurisdictions under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, the Agreement for each Series will provide that if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms: (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property; or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property, then for so long as such Mortgage Loan is included in a given Trust Fund, the Master Servicer or, if such Mortgage Loan is a Specially Serviced Mortgage Loan, the Special Servicer, if any, on behalf of such Trust Fund, shall exercise (or decline to exercise) any right it may have as the mortgagee of record with respect to such Mortgage Loan (x) to accelerate the payments thereon, or (y) to withhold its consent to the creation of any such lien or other encumbrance, in a manner consistent with the servicing standard set forth in the Agreement.

   Where the Borrower encumbers the Mortgaged Property with one or more junior liens, the senior lender is subjected to additional risk. First, the Borrower may have difficulty servicing and repaying multiple loans. Second, acts of the senior lender which prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the Borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the Borrower is additionally burdened. Third, if the Borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, manager or operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

                       FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following generally describes the anticipated material federal income tax consequences of purchasing, owning and disposing of Certificates. It does not address special rules which may apply to particular types of investors. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Investors should consult their own tax advisors regarding the Certificates.

   For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans and Installment Contracts, and the term "Owner" will refer to the beneficial owner of a Certificate. In the event that the Mortgage Pool for any Series of Certificates consists of financial leases or the Trust Fund enters into a Swap Agreement, the related Prospectus Supplement will describe any additional or different federal income tax consequences of purchasing, owning and disposing of such Certificates.

REMIC ELECTIONS

   Under the Internal Revenue Code of 1986, as amended (the "Code"), an election may be made to treat the Trust Fund related to each Series of Certificates (or segregated pools of assets within the Trust Fund) as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code. If one or more REMIC elections are made, the Certificates of any Class will be either "regular interests" in a REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates"). The Prospectus Supplement for each Series of Certificates will indicate whether an election will be made to treat the Trust Fund as one or more REMICs, and if so, which Certificates will be Regular Certificates and which will be Residual Certificates.

   If a REMIC election is made, the Trust Fund, or each portion thereof that is treated as a separate REMIC, will be referred to as a "REMIC Pool". If the Trust Fund is comprised of two REMIC Pools, one will be an "Upper-Tier REMIC" and one a "Lower-Tier REMIC". The assets of the Lower-Tier REMIC will consist of the Mortgage Loans and related Trust Fund assets. The assets of the Upper-Tier REMIC will consist of all of the regular interests issued by the Lower-Tier REMIC.

   The discussion below under the heading "REMIC Certificates" considers Series for which a REMIC election will be made. Series for which no such election will be made are addressed under "Non-REMIC Certificates".

REMIC CERTIFICATES

   The discussion in this section applies only to a Series of Certificates for which a REMIC election is made.

 Tax Opinion.

   Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of Certificates for which a REMIC election is made, Cleary, Gottlieb, Steen & Hamilton or another law firm identified in the related Prospectus Supplement, counsel to the Seller, will deliver its opinion generally to the effect that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the Master Servicer, the Special Servicer, if any, and the Trustee for such Series with all of the provisions of the related Agreement (and such other agreements and representations as may be referred to in such opinion), each REMIC Pool will be a REMIC, and the Certificates of such Series will be treated as either Regular Certificates or Residual Certificates. This opinion will be filed as an Exhibit to the Form 8-K relating to such Series of Certificates.

 Status of Certificates.

   The Certificates will be:

   O  ASSETS DESCRIBED IN CODE SECTION 7701(A)(19)(C); AND

   O  "REAL ESTATE ASSETS" UNDER CODE SECTION 856(C)(4)(A),

to the extent the assets of the related REMIC Pool are so treated. Interest on the Regular Certificates will be "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the income of the REMIC Pool is so treated. If at all times 95% or more of the assets or income of the REMIC Pool qualify under the foregoing Code sections, the Certificates (and income thereon) will so qualify in their entirety.

   The rules described in the preceding paragraph will be applied to a Trust Fund consisting of two REMIC Pools as if the Trust Fund were a single REMIC holding the assets of the Lower-Tier REMIC.

 Income from Regular Certificates.

   General. Except as otherwise provided in this tax discussion, Regular Certificates will be taxed as newly originated debt instruments for federal income tax purposes. Interest, original issue discount and market discount accrued on a Regular Certificate will be ordinary income to the Owner. All Owners must account for interest income under the accrual method of accounting, which may result in the inclusion of amounts in income that are not currently distributed in cash.

   On January 27, 1994 the Internal Revenue Service adopted regulations applying the original issue discount rules of the Code, and such regulations were further amended on June 6, 1996 (the "OID Regulations"). Except as otherwise noted, the discussion below is based on the OID Regulations.

   Original Issue Discount. Certain Regular Certificates may have "original issue discount." An Owner must include original issue discount in income as it accrues, without regard to the timing of payments.

   The total amount of original issue discount on a Regular Certificate is the excess of its "stated redemption price at maturity" over its "issue price." The issue price for any Regular Certificate is the price (including any accrued interest) at which a substantial portion of the Class of Certificates including such Regular Certificate are first sold to the public. In general, the stated redemption price at maturity is the sum of all payments made on the Regular Certificate, other than payments of interest that (i) are actually payable at least annually over the entire life of the Certificates and (ii) are based on a single fixed rate or variable rate (or certain combinations of fixed and variable rates). The stated redemption price at maturity of a Regular Certificate always includes its original principal amount, but generally does not include distributions of stated interest, except in the case of accrual certificates, and, as discussed below, Interest Only Certificates. An "Interest Only Certificate" is a Certificate entitled to receive distributions of some or all of the interest on the Mortgage Loans or other assets in a REMIC Pool and that has either a notional or nominal principal amount. Special rules for Regular Certificates that provide for interest based on a variable rate are discussed below in "Income from Regular Certificates--Variable Rate Regular Certificates".

   With respect to an Interest Only Certificate, the stated redemption price at maturity is likely to be the sum of all payments thereon, determined in accordance with the Prepayment Assumption (as defined below). In that event, Interest Only Certificates would always have original issue discount. Alternatively, in the case of an Interest Only Certificate with some principal amount, the stated redemption price at maturity might be determined under the general rules described in the preceding paragraph. If, applying those rules, the stated redemption price at maturity were considered to equal the principal amount of such Certificate, then the rules described below under "Premium" would apply. The Prepayment

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Assumption is the assumed rate of prepayment of the Mortgage Loans used in pricing the Regular Certificates. The Prepayment Assumption will be set forth in the related Prospectus Supplement.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity. The weighted average maturity of a Regular Certificate is computed based on the number of full years (i.e., rounding down partial years) each distribution of principal (or other amount included in the stated redemption price at maturity) is scheduled to be outstanding. The schedule of such distributions likely should be determined in accordance with the Prepayment Assumption.

   The Owner of a Regular Certificate generally must include in income the original issue discount that accrues for each day on which the Owner holds such Certificate, including the date of purchase, but excluding the date of disposition. The original issue discount accruing in any period equals:

                            PV End + Dist -PV Beg

Where:

PV End = present value of all remaining distributions to be made as of the end of the period;

Dist       = distributions made during the period includable in the stated
             redemption price at maturity; and

PV Beg = present value of all remaining distributions as of the beginning of the period.

The present value of the remaining distributions is calculated based on (i) the original yield to maturity of the Regular Certificate, (ii) events (including actual prepayments) that have occurred prior to the end of the period and (iii) the Prepayment Assumption. For these purposes, the original yield to maturity of a Regular Certificate will be calculated based on its issue price, assuming that the Certificate will be prepaid in all periods in accordance with the Prepayment Assumption, and with compounding at the end of each accrual period used in the formula.

   Assuming the Regular Certificates have monthly Distribution Dates, original issue discount would be computed under the formula generally for the one-month periods (or shorter initial period) ending on each Distribution Date. The original issue discount accruing during any accrual period is divided by the number of days in the period to determine the daily portion of original issue discount for each day.

   The daily portions of original issue discount generally will increase if prepayments on the underlying Mortgage Loans exceed the Prepayment Assumption and decrease if prepayments are slower than the Prepayment Assumption (changes in the rate of prepayments having the opposite effect in the case of an Interest Only Certificate). If the relative principal payment priorities of the Classes of Regular Certificates of a Series change, any increase or decrease in the present value of the remaining payments to be made on any such Class will affect the computation of original issue discount for the period in which the change in payment priority occurs.

   If original issue discount computed as described above is negative for any period, the Owner generally will not be allowed a current deduction for the negative amount but instead will be entitled to offset such amount only against future positive original issue discount from such Certificate. However, while not free from doubt, such an Owner may be entitled to deduct "negative original issue discount" to the extent the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in the Certificate remaining after such deduction is not less than the principal amount of the Certificate.

   Acquisition Premium. If an Owner of a Regular Certificate acquires such Certificate at a price greater than its "adjusted issue price," but less than its remaining stated redemption price at maturity, the daily portion for any day (as computed above) is reduced by an amount equal to the product of (i) such daily portion and (ii) a fraction, the numerator of which is the amount by which the price exceeds the adjusted issue price and the denominator of which is the sum of the daily portions for such Regular Certificate for all days on and after the date of purchase. The adjusted issue price of a Regular Certificate on any given day is its issue price, increased by all original issue discount that has accrued on such Certificate and reduced by the amount of all previous distributions on such Certificate of amounts included in its stated redemption price at maturity.

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   Market Discount. A Regular Certificate may have market discount (as defined in the Code). Market discount equals the excess of the adjusted issue price of a Certificate over the Owner's adjusted basis in the Certificate. The Owner of a Certificate with market discount must report ordinary interest income, as the Owner receives distributions on the Certificate of principal or other amounts included in its stated redemption price at maturity, equal to the lesser of (a) the excess of the amount of those distributions over the amount, if any, of accrued original issue discount on the Certificate or (b) the portion of the market discount that has accrued and not previously been included in income. Also, such Owner must treat gain from the disposition of the Certificate as ordinary income to the extent of any accrued, but unrecognized, market discount. Alternatively, an Owner may elect in any taxable year to include market discount in income currently as it accrues on all market discount instruments acquired by the Owner in that year or thereafter. An Owner may revoke such an election only with the consent of the Internal Revenue Service.

   In general terms, market discount on a Regular Certificate may be treated, at the Owner's election, as accruing either (a) on the basis of a constant yield (similar to the method described above for accruing original issue discount) or (b) alternatively, either (i) in the case of a Regular Certificate issued without original issue discount, in the ratio of stated interest distributable in the relevant period to the total stated interest remaining to be distributed from the beginning of such period (computed taking into account the Prepayment Assumption) or (ii) in the case of a Regular Certificate issued with original issue discount, in the ratio of the amount of original issue discount accruing in the relevant period to the total remaining original issue discount at the beginning of such period. An election to accrue market discount on a Regular Certificate on a constant yield basis is irrevocable with respect to that Certificate.

   An Owner may be required to defer a portion of the deduction for interest expense on any indebtedness that the Owner incurs or maintains in order to purchase or carry a Regular Certificate that has market discount. The deferred amount would not exceed the market discount that has accrued but not been taken into income. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is de minimis under a rule similar to that described above in the fourth paragraph under "Original Issue Discount". Owners should consult their own tax advisors regarding the application of the market discount rules as well as the advisability of making any election with respect to market discount.

   Discount on a Regular Certificate that is neither original issue discount nor market discount, as defined above, must be allocated ratably among the principal payments on the Certificate and included in income (as gain from the sale or exchange of the Certificate) as the related principal payments are made (whether as scheduled payments or prepayments).

   Premium. A Regular Certificate, other than an accrual certificate or, as discussed above under "Original Issue Discount", an Interest Only Certificate, purchased at a cost (net of accrued interest) greater than its principal amount generally is considered to be purchased at a premium. The Owner may elect under Code Section 171 to amortize such premium under the constant yield method, using the Prepayment Assumption. To the extent the amortized premium is allocable to interest income from the Regular Certificate, it is treated as an offset to such interest rather than as a separate deduction. An election made by an Owner would generally apply to all its debt instruments and may not be revoked without the consent of the Internal Revenue Service.

   Special Election to Apply OID Rules. In lieu of the rules described above with respect to de minimis discount, acquisition premium, market discount and premium, an Owner of a Regular Certificate may elect to accrue such discount, or adjust for such premium, by applying the principles of the OID rules described above. An election made by a taxpayer with respect to one obligation can affect other obligations it holds. Owners should consult with their tax advisors regarding the merits of making this election.

   Variable Rate Regular Certificates. The Regular Certificates may provide for interest that varies based on an interest rate index. The OID Regulations provide special rules for calculating income from

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certain "variable rate debt instruments" or "VRDIs." A debt instrument must meet certain technical requirements to qualify as a VRDI, which are outlined in the next paragraph. Under the regulations, income on a VRDI is calculated by (1) creating a hypothetical debt instrument that pays fixed interest at rates equivalent to the variable interest, (2) applying the original issue discount rules of the Code to that fixed rate instrument, and (3) adjusting the income accruing in any accrual period by the difference between the assumed fixed interest amount and the actual amount for the period. In general, where a variable rate on a debt instrument is based on an interest rate index (such as LIBOR), a fixed rate equivalent to a variable rate is determined based on the value of the index as of the issue date of the debt instrument. In cases where rates are reset at different intervals over the life of a VRDI, adjustments are made to ensure that the equivalent fixed rate for each accrual period is based on the same reset interval.

   A debt instrument must meet a number of requirements in order to qualify as a VRDI. A VRDI cannot be issued at a premium above its principal amount that exceeds a specified percentage of its principal amount (15%, or if less 1.5% times its weighted average life). As a result, Interest Only Certificates will never be VRDIs. Also, a debt instrument that pays interest based on a multiple of an interest rate index is not a VRDI if the multiple is less than 0.65 or greater than 1.35, unless, in general, interest is paid based on a single formula that lasts over the life of the instrument. A debt instrument is not a VRDI if it is subject to caps and floors, unless they remain the same over the life of the instrument or are not expected to change significantly the yield on the instrument. Variable rate Regular Certificates other than Interest Only Certificates may or may not qualify as VRDIs depending on their terms.

   In a case where a variable rate Regular Certificate does not qualify as a VRDI, it will be treated under the OID Regulations as a contingent payment debt instrument. The Internal Revenue Service issued final regulations addressing contingent payment debt instruments, but such regulations are not applicable by their terms to REMIC regular interests. Because no guidance has been provided with regard to types of variable rate interests other than VRDIs, until further guidance with regard to such variable rate Regular Certificates is forthcoming, one method of calculating income on such a Regular Certificate that appears to be reasonable would be to apply the principles governing VRDIs outlined above.

   Subordinated Certificates. Certain Series of Certificates may contain one or more Classes of Subordinated Certificates. In the event there are defaults or delinquencies on the related Mortgage Loans, amounts that otherwise would be distributed on a Class of Subordinated Certificates may instead be distributed on other, more senior Classes of Certificates. Since Owners of Regular Certificates are required to report income under an accrual method, Owners of Subordinated Certificates will be required to report income without giving effect to delays and reductions in distributions on such Certificates attributable to defaults or delinquencies on the Mortgage Loans, except to the extent that it can be established that amounts are uncollectible. As a result, the amount of income reported by an Owner of a Subordinated Certificate in any period could significantly exceed the amount of cash distributed to such Owner in that period. The Owner eventually will be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Such a loss could in some circumstances be a capital loss. Also, the timing and amount of such losses or reductions in income are uncertain. Owners of Subordinated Certificates should consult their tax advisors on these points.

 Income from Residual Certificates.

   Taxation of REMIC Income. Generally, Owners of Residual Certificates in a REMIC Pool ("Residual Owners") must report ordinary income or loss equal to their pro rata shares (based on the portion of all Residual Certificates they own) of the taxable income or net loss of the REMIC. Such income must be reported regardless of the timing or amounts of distributions on the Residual Certificates.

   The taxable income of a REMIC Pool is generally determined under the accrual method of accounting in the same manner as the taxable income of an individual taxpayer. Taxable income is generally gross income, including interest and original issue discount income, if any, on the assets of the REMIC Pool and income from the amortization of any premium on Regular Certificates, minus

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deductions. Market discount (as defined in the Code) with respect to Mortgage
Loans held by a REMIC Pool is recognized in the same fashion as if it were original issue discount. Deductions include interest and original issue discount expense on the Regular Certificates, reasonable servicing fees attributable to the REMIC Pool, other administrative expenses and amortization of any premium on assets of the REMIC Pool. As previously discussed, the timing of recognition of "negative original issue discount," if any, on a Regular Certificate is uncertain; as a result, the timing of recognition of the corresponding income to the REMIC Pool is also uncertain.

   If the Trust Fund consists of an Upper-Tier REMIC and a Lower-Tier REMIC, the regular interests issued by the Lower-Tier REMIC to the Upper-Tier REMIC will be treated as a single debt instrument for purposes of the original issue discount provisions. A determination that these regular interests can not be treated as a single debt instrument would have a material adverse effect on the Owners of Residual Certificates issued by the Lower-Tier REMIC.

   A Residual Owner may not amortize the cost of its Residual Certificate. Taxable income of the REMIC Pool, however, will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's initial basis in its assets, and such basis will include the issue price of the Residual Certificates (assuming the issue price is positive). Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificate over its life. The period of time over which such issue price is effectively amortized, however, may be longer than the economic life of the Residual Certificate. The issue price of a Residual Certificate is the price at which a substantial portion of the Class of Certificates including the Residual Certificate are first sold to the public (or if the Residual Certificate is not publicly offered, the price paid by the first buyer).

   A subsequent Residual Owner must report the same amounts of taxable income or net loss attributable to the REMIC Pool as an original Owner. No adjustments are made to reflect the purchase price.

   Losses. A Residual Owner that is allocated a net loss of the REMIC Pool may not deduct such loss currently to the extent it exceeds the Owner's adjusted basis (as defined in "Sale or Exchange of Certificates" below) in its Residual Certificate. A Residual Owner that is a U.S. person (as defined below in "Taxation of Certain Foreign Investors"), however, may carry over any disallowed loss to offset any taxable income generated by the same REMIC Pool.

   Excess Inclusions. A portion of the taxable income allocated to a Residual Certificate is subject to special tax rules. That portion, referred to as an "excess inclusion," is calculated for each calendar quarter and equals the excess of such taxable income for the quarter over the daily accruals for the quarter. The daily accruals equal the product of (i) 120% of the federal long-term rate under Code Section 1274(d) for the month which includes the Closing Date (determined on the basis of quarterly compounding and properly adjusted for the length of the quarter) and (ii) the adjusted issue price of the Certificate at the beginning of such quarter. The adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Certificate, increased by the amount of daily accruals on the Certificate for all prior quarters, and decreased (but not below zero) by any prior distributions on the Certificate. If the aggregate value of the Residual Certificates is not considered to be "significant," then to the extent provided in Treasury regulations, a Residual Owner's entire share of REMIC taxable income will be treated as an excess inclusion. The regulations that have been adopted under Code Sections 860A through 86OG (the "REMIC Regulations") do not contain such a rule.

   Excess inclusions generally may not be offset by unrelated losses or loss carryforwards or carrybacks of a Residual Owner. In addition, for all taxable years beginning after August 20, 1996, and unless a Residual Owner elects otherwise for all other taxable years, the alternate minimum taxable income of a Residual Owner for a taxable year may not be less than the Residual Owner's excess inclusions for the taxable year and excess inclusions are disregarded when calculating a Residual Owner's alternate minimum tax net operating loss deduction.

   Excess inclusions are treated as unrelated business taxable income for an organization subject to the tax on unrelated business income. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, regulated investment company or certain other pass-through entities are Residual Owners, a portion of the distributions made by such entities may be treated as excess inclusions.

   Distributions. Distributions on a Residual Certificate (whether at their scheduled times or as a result of prepayments) generally will not result in any taxable income or loss to the Residual Owner. If the amount of any distribution exceeds a Residual Owner's adjusted basis in its Residual Certificate, however, the Residual Owner will recognize gain (treated as gain from the sale or exchange of its Residual Certificate) to the extent of such excess. See "Sale or Exchange of Certificates" below.

   Prohibited Transactions; Special Taxes. Net income recognized by a REMIC Pool from "prohibited transactions" is subject to a 100% tax and is disregarded in calculating the REMIC Pool's taxable income. In addition, a REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property" (which has a technical definition). A 100% tax also applies to certain contributions to a REMIC Pool made after it is formed. It is not anticipated that any REMIC Pool will (i) engage in prohibited transactions in which it recognizes a significant amount of net income, (ii) receive contributions of property that are subject to tax, or
(iii) derive a significant amount of net income from foreclosure property that is subject to tax.

   Negative Value Residual Certificates. The federal income tax treatment of any consideration paid to a transferee on a transfer of a Residual Certificate is unclear. Such a transferee should consult its tax advisor. The preamble to the REMIC Regulations indicates that the Internal Revenue Service may issue future guidance on the tax treatment of such payments.

   In addition, on December 23, 1996, the Internal Revenue Service released final regulations under Code Section 475 (the "Mark to Market Regulations") relating to the requirement that a dealer mark certain securities to market. The Mark to Market Regulations provide that a residual interest is not a "security" for the purposes of Section 475 of the Code, and thus is not subject to the mark to market rules.

   THE METHOD OF TAXATION OF RESIDUAL CERTIFICATES DESCRIBED IN THIS SECTION CAN PRODUCE A SIGNIFICANTLY LESS FAVORABLE AFTER-TAX RETURN FOR A RESIDUAL CERTIFICATE THAN WOULD BE THE CASE IF THE CERTIFICATE WERE TAXABLE AS A DEBT INSTRUMENT. ALSO, A RESIDUAL OWNER'S RETURN MAY BE ADVERSELY AFFECTED BY THE EXCESS INCLUSIONS RULES DESCRIBED ABOVE. IN CERTAIN PERIODS, TAXABLE INCOME AND THE RESULTING TAX LIABILITY FOR A RESIDUAL OWNER MAY EXCEED ANY DISTRIBUTIONS IT RECEIVES. IN ADDITION, A SUBSTANTIAL TAX MAY BE IMPOSED ON CERTAIN TRANSFERORS OF A RESIDUAL CERTIFICATE AND CERTAIN RESIDUAL OWNERS THAT ARE "PASS-THRU" ENTITIES. SEE "TRANSFERS OF RESIDUAL CERTIFICATES" BELOW. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS BEFORE PURCHASING A RESIDUAL CERTIFICATE.

 Sale or Exchange of Certificates.

   An Owner generally will recognize gain or loss upon sale or exchange of a Regular or Residual Certificate equal to the difference between the amount realized and the Owner's adjusted basis in the Certificate. The adjusted basis in a Certificate generally will equal the cost of the Certificate, increased by income previously recognized, and reduced (but not below zero) by previous distributions, and by any amortized premium in the case of a Regular Certificate, or net losses allowed as a deduction in the case of a Residual Certificate.

   Except as described below, any gain or loss on the sale or exchange of a Certificate held as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Certificate has been held for more than one year. Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution, and (ii) in the case of a Regular Certificate, (a) to the extent of any accrued, but unrecognized, market discount, or (b) to the extent income recognized by the Owner is less than the income that would have been recognized if the yield on such Certificate were 110% of the applicable federal rate under Code Section 1274(d).

   A Residual Owner should be allowed a loss upon termination of the REMIC Pool equal to the amount of the Owner's remaining adjusted basis in its Residual Certificates. Whether the termination will be treated as a sale or exchange (resulting in a capital loss) is unclear.

   Except as provided in Treasury regulations, the wash sale rules of Code
Section 1091 will apply to dispositions of a Residual Certificate where the seller of the interest, during the period beginning six months before the sale or disposition of the interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any REMIC residual interest, or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

 Taxation of Certain Foreign Investors.

   Regular Certificates. A Regular Certificate held by an Owner that is a non-U.S. person (as defined below), and that has no connection with the United States other than owning the Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate provided such Owner
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and (ii) provides an appropriate statement, signed under penalties of perjury, identifying the Owner and stating, among other things, that the Owner is a non-U.S. person and provided further, with respect to interest income from a Regular Certificate (including original issue discount), that such interest is not "contingent". If these conditions are not met, a 30% withholding tax will apply to interest (including original issue discount) unless an income tax treaty reduces or eliminates such tax or unless the interest is effectively connected with the conduct of a trade or business within the United States by such Owner. In the latter case, such Owner will be subject to United States federal income tax with respect to all income from the Certificate at regular rates then applicable to U.S. taxpayers (and in the case of a corporation, possibly also the branch profits tax).

   The term "non-U.S. person" means any person other than a U.S. person. A U.S. person is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if (i) a U.S. court is able to exercise primary supervision over the trust's administration and (ii) one or more U.S. fiduciaries have the authority to control all of the trust's substantial decisions.

   Residual Certificates. A Residual Owner that is a non-U.S. person, and that has no connection with the United States other than owning a Residual Certificate, will not be subject to U.S. withholding or income tax with respect to the Certificate (other than with respect to excess inclusions) provided that (i) the conditions described in the second preceding paragraph with respect to Regular Certificates are met and (ii) in the case of a Residual Certificate in a REMIC Pool holding Mortgage Loans, the Mortgage Loans were originated after July 18, 1984. Excess inclusions are subject to a 30% withholding tax in all events (notwithstanding any contrary tax treaty provisions) when distributed to the Residual Owner (or when the Residual Certificate is disposed of). The Code grants the Treasury Department authority to issue regulations requiring excess inclusions to be taken into account earlier if necessary to prevent avoidance of tax. The REMIC Regulations do not contain such a rule. The preamble thereto states that the Internal Revenue Service is considering issuing regulations concerning withholding on distributions to foreign holders of residual interests to satisfy accrued tax liability due to excess inclusions.

   With respect to a Residual Certificate that has been held at any time by a non-U.S. person, the Trustee (or its agent) will be entitled to withhold (and to pay to the Internal Revenue Service) any portion of any payment on such Residual Certificate that the Trustee reasonably determines is required to be withheld. If the Trustee (or its agent) reasonably determines that a more accurate determination of the amount required to be withheld from a distribution can be made within a reasonable period after the scheduled date for such distribution, it may hold such distribution in trust for the Residual Owner until such determination can be made.

   Special tax rules and restrictions that apply to transfers of Residual Certificates to and from non-U.S. persons are discussed in the next section.

 Transfers of Residual Certificates.

   Special tax rules and restrictions apply to transfers of Residual Certificates to disqualified organizations or foreign investors, and to transfers of noneconomic Residual Certificates.

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   Disqualified Organizations. In order to comply with the REMIC rules of the
Code, the Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless (i) the proposed purchaser provides to the Trustee an "affidavit" (within the meaning of the REMIC Regulations) to the effect that, among other items, such transferee is not a "disqualified organization" (as defined below), is not purchasing a Residual Certificate as an agent for a disqualified organization (i.e., as a broker, nominee, or other middleman) and (ii) the transferor states in writing to the Trustee that it has no actual knowledge that such affidavit is false.

   If despite these restrictions a Residual Certificate is transferred to a disqualified organization, the transfer may result in a tax equal to the product of (i) the present value of the total anticipated future excess inclusions with respect to such Certificate and (ii) the highest corporate marginal federal income tax rate. Such a tax generally is imposed on the transferor, except that if the transfer is through an agent for a disqualified organization, the agent is liable for the tax. A transferor is not liable for such tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

   A disqualified organization may hold an interest in a REMIC Certificate through a "pass-thru entity" (as defined below). In that event, the pass-thru entity is subject to tax (at the highest corporate marginal federal income tax rate) on excess inclusions allocable to the disqualified organization. However, such tax will not apply to the extent the pass-thru entity receives affidavits from record holders of interests in the entity stating that they are not disqualified organizations and the entity does not have actual knowledge that the affidavits are false except that an "electing large partnership" will be deemed to be owned by disqualified organizations and will pay a corporate tax on any excess inclusions.

   For these purposes, (i) "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, certain organizations that are exempt from taxation under the Code (including tax on excess inclusions) and certain corporations operating on a cooperative basis, (ii) "pass-thru entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis and (iii) "electing large partnership" generally means any non-service partnership with more than 100 members that elects to apply certain simplified reporting provisions of the Code. Except as may be provided in Treasury regulations, any person holding an interest in a pass-thru entity as a nominee for another will, with respect to that interest, be treated as a pass-thru entity.

   Foreign Investors. Under the REMIC Regulations, a transfer of a Residual Certificate to a non-U.S. person that will not hold the Certificate in connection with a U.S. trade or business will be disregarded for all federal tax purposes if the Certificate has "tax avoidance potential." A Residual Certificate has tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that:

   (i) for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30 percent of the excess inclusion, and

   (ii) each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.

   A transferor has such reasonable expectation if the above test would be met assuming that the REMIC's Mortgage Loans will prepay at each rate between 50 percent and 200 percent of the Prepayment Assumption.

   The REMIC Regulations also provide that a transfer of a Residual Certificate from a non-U.S. person to a U.S. person (or to a non-U.S. person that will hold the Certificate in connection with a U.S. trade or business) is disregarded if the transfer has "the effect of allowing the transferor to avoid tax on accrued excess inclusions."

   In light of these provisions, the Agreement provides that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. person, unless (i) such person holds the Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224, or (ii) the transferee delivers to both the transferor and the Trustee an opinion of nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer will not be disregarded for federal income tax purposes.

   Noneconomic Residual Certificates. Under the REMIC Regulations, a transfer of a "noneconomic" Residual Certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. Such a purpose exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed to lack such knowledge if:

   (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they become due, and

   (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding the residual interest as they become due.

A Residual Certificate (including a Certificate with significant value at issuance) is noneconomic unless, at the time of the transfer, (i) the present value of the expected future distributions on the Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions on the Certificate, at or after the time at which taxes accrue, in an amount sufficient to pay the taxes.

   The Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred to, or registered in the name of, any person unless the proposed transferee provides to the Trustee the transferee representations described in the preceding paragraph, and agrees that it will not transfer the Certificate to any person unless that person agrees to comply with the same restrictions on future transfers and the transferor represents to the Trustee that it has no reason to believe that such representations are false.

 Servicing Compensation and Other REMIC Pool Expenses.

   Under Code Section 67, an individual, estate or trust is allowed certain itemized deductions only to the extent that such deductions, in the aggregate, exceed 2% of the Owner's adjusted gross income, and such a person is not allowed such deductions to any extent in computing its alternative minimum tax liability. Under Treasury regulations, if such a person is an Owner of a REMIC Certificate, the REMIC Pool is required to allocate to such a person its share of the servicing fees and administrative expenses paid by a REMIC together with an equal amount of income. Those fees and expenses are deductible as an offset to the additional income, but subject to the 2% floor.

   In the case of a REMIC Pool that has multiple classes of Regular Certificates with staggered maturities, fees and expenses of the REMIC Pool would be allocated entirely to the Owners of Residual Certificates. However, if the REMIC Pool were a "single-class REMIC" as defined in applicable Treasury regulations, such deductions would be allocated proportionately among the Regular and Residual Certificates.

 Reporting and Administrative Matters.

   Annual reports will be made to the Internal Revenue Service, and to Holders of record of Regular Certificates, and Owners of Regular Certificates holding through a broker, nominee or other middleman, that are not excepted from the reporting requirements, of accrued interest, original issue discount, information necessary to compute accruals of market discount, information regarding the percentage of the REMIC Pool's assets meeting the qualified assets tests described above under "Status of

Certificates" and, where relevant, allocated amounts of servicing fees and other Code Section 67 expenses. Holders not receiving such reports may obtain such information from the related REMIC by contacting the person designated in IRS Publication 938. Quarterly reports will be made to Residual Holders showing their allocable shares of income or loss from the REMIC Pool, excess inclusions, and Code Section 67 expenses.

   The Trustee or its agent will sign and file federal income tax returns for each REMIC Pool. To the extent allowable and if so specified in the related Prospectus Supplement, the Owner of a Residual Certificate holding the largest percentage interest will act as the tax matters person for each REMIC Pool. Each Owner of a Residual Certificate, by the acceptance of its Residual Certificate, agrees that the Trustee will act as the Owner's agent in the performance of any duties required of the Owner in the event that the Owner is the tax matters person.

   An Owner of a Residual Certificate is required to treat items on its federal income tax return consistently with the treatment of the items on the REMIC Pool's return, unless the Owner owns 100% of the Residual Certificate for the entire calendar year or the Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC Pool, in a manner to be provided in Treasury regulations, the name and address of such other person and other information.

NON-REMIC CERTIFICATES

   If no REMIC election is made, the Trust Fund may either elect to be treated as a "financial asset securitization investment trust" ("FASIT") or qualify as a grantor trust. The Prospectus Supplement for each Series of Certificates for which no REMIC election is made will address the material federal income tax consequences of an investment in such Certificates.

                           STATE TAX CONSIDERATIONS

   In addition to the Federal income tax consequences described in "FEDERAL INCOME TAX CONSEQUENCES," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Certificates.

                             ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to ERISA ("ERISA Plans") and prohibits certain transactions between ERISA Plans and persons who are parties in interest (as defined under ERISA) ("parties in interest") with respect to such Plans. The Code prohibits a similar set of transactions between certain plans ("Code Plans," and together with ERISA Plans, "Plans") and persons who are disqualified persons (as defined in the
Code) with respect to Code Plans.

   Investments by ERISA Plans and entities the assets of which are deemed to include plan assets are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that investments be made in accordance with the documents governing the ERISA Plan. Before investing in a Certificate, an ERISA Plan fiduciary should consider, among other factors, whether to do so is appropriate in view of the overall investment policy and liquidity needs of the ERISA Plan. Such fiduciary should especially consider the sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans, as discussed in the Prospectus Supplement related to a Series.

PROHIBITED TRANSACTIONS

   Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to ERISA Plans and Code Plans from engaging in certain transactions involving such Plans and their assets unless a statutory or administrative exemption applies to the transaction.
Section 4975 of the Code and Sections 502(i) and 502(l) of ERISA provide for the imposition of certain excise taxes and civil penalties on certain persons that engage or participate in such prohibited transactions. The Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or certain affiliates thereof might be considered or might become parties in interest or disqualified persons with respect to an ERISA Plan or a Code Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and/or the Code unless an administrative exemption described below or some other exemption is available.

   Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer, the Special Servicer, if any, the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advise with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

   Further, if the assets included in a Trust Fund were deemed to constitute "plan assets," it is possible that an ERISA Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and/or the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has issued regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of the Trust Fund. However, it cannot be predicted in advance nor can there be a continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interest are held by "benefit plan investors," which are defined as ERISA Plans, Code Plans, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exemption is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

   Pursuant to the Regulations, if the assets of the Trust Fund were deemed to be plan assets by reason of a Plan's investment in any Certificates, such plan assets would include an undivided interest in the Mortgage Loans, the mortgages underlying the Mortgage Loans and any other assets held in the Trust Fund. Therefore, because the Mortgage Loans and other assets held in the Trust Fund may be deemed to be the assets of each Plan that purchases Certificates, in the absence of an exemption, the purchase, sale or holding of Certificates of any Series or Class by a Plan might result in a prohibited transaction and the imposition of civil penalties or excise taxes. The Department has issued administrative exemptions from application of certain prohibited transaction restrictions of ERISA and the Code to several underwriters of mortgage-backed securities (each, an "Underwriter's Exemption"). Such an Underwriter's Exemption can only apply to mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Underwriter's Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility.

   In considering an investment in the Offered Certificates, a Plan fiduciary should also consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

INSURANCE COMPANY GENERAL ACCOUNTS

   Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other Classes of Certificates in the Trust and/or (ii) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

   The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL INTERESTS

   The purchase of a Certificate evidencing an interest in the Residual Interest in a Series that is treated as a REMIC by any person, including any employee benefit plan that is exempt from federal income tax under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of an interest in a Residual Interest, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing an interest in a Residual Interest on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511, such as certain governmental plans, as discussed above under "FEDERAL INCOME TAX CONSEQUENCES -- REMIC Certificates -- Income from Residual Certificates" and "--Transfers of Residual Certificates."

   DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES IMPOSED UPON PERSONS INVOLVED IN PROHIBITED TRANSACTIONS, IT IS PARTICULARLY IMPORTANT THAT INDIVIDUALS RESPONSIBLE FOR INVESTMENT DECISIONS WITH RESPECT TO ERISA PLANS AND CODE PLANS CONSULT WITH THEIR COUNSEL REGARDING THE CONSEQUENCES UNDER ERISA AND/OR THE CODE OF THEIR ACQUISITIONS AND OWNERSHIP OF CERTIFICATES.

   THE SALE OF CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE SELLER OR THE APPLICABLE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT

   The Prospectus Supplement for each Series will identify those Classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   A Class or Classes of Offered Certificates of a Series will constitute "mortgage related securities" ("SMMEA Certificates") for so long as they (i) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators as specified in SMMEA. As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Offered Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities." Upon certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. 703.140.

   All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the Office of Thrift Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including Securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions. On September 29, 1997, the FFIEC released for public comment a proposed "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1997 Statement"), which would replace the Policy Statement. As proposed, the 1997 Statement would delete the specific "high-risk mortgage securities" tests, and substitute general guidelines which depository institutions should follow in managing risks (including market, credit, liquidity, operational (transactional), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a Series as "mortgage related securities" under SMMEA, no representation is made as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

   Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

THE APPRAISAL REGULATIONS

   Pursuant to Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the Office of Thrift Supervision have adopted regulations (the "Appraisal Regulations") applicable to bank holding companies and their non-bank subsidiaries, state-chartered banks that are members of the Federal Reserve System, national banks, state-chartered banks that are not members of the Federal Reserve System and savings associations, respectively. The Appraisal Regulations, which are substantially similar, although not identical, for each agency, generally require the affected institutions and entities to obtain appraisals performed by state-certified or state-licensed appraisers (each, a "FIRREA Appraisal") in connection with a wide range of real estate-related transactions, including the purchase of interests in loans secured by real estate in the form of mortgage-backed securities, unless an exemption applies. With respect to purchases of mortgage-backed securities, the Appraisal Regulations provide for an exemption from the requirement of obtaining new FIRREA Appraisals for the properties securing the underlying loans so long as at the time of origination each such loan was the subject of either a FIRREA Appraisal, or, if a FIRREA Appraisal was not required, met the appraisal requirements of the appropriate regulator.

   No assurance can be given that each of the underlying Mortgage Loans in a Mortgage Pool will have been the subject of a FIRREA Appraisal or, if a FIRREA Appraisal was not required, an appraisal that conformed to the requirements of the appropriate regulator at origination. To the extent available, information will be provided in the Prospectus Supplement with respect to appraisals on the Mortgage Loans underlying each Series of Certificates. However, such information may not be available on every Mortgage Loan. Prospective investors that may be subject to the Appraisal Regulations are advised to consult with their legal advisors and/or the appropriate regulators with respect to the effect of such regulations on their ability to invest in a particular Series of Certificates.

                             PLAN OF DISTRIBUTION

   The Certificates offered hereby and by means of the related Prospectus Supplements will be offered through one or more of the methods described below. The Prospectus Supplement with respect to each such Series of Certificates will describe the method of offering of such Series of Certificates, including the initial public offering or purchase price of each Class of Certificates or the method by which such price will be determined and the net proceeds to the Seller of such sale.

   The Offered Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through a combination of two or more of these methods:

     1. By negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable Prospectus Supplement;

     2. By placements by the Seller with investors through dealers; and

     3. By direct placements by the Seller with investors.

   Unless otherwise specified in the related Prospectus Supplement, if underwriters are used in a sale of any Offered Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment thereof. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the Offered Certificates of a particular Series will be set forth on the cover of the related Prospectus Supplement and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Goldman, Sachs & Co. acting as underwriter with other underwriters, if any, named therein. The Seller is an affiliate of

Goldman, Sachs & Co. See "The Seller" herein. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Seller to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. The Seller and, if specified in the Prospectus Supplement, a selling Certificateholder will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Act or will contribute to payments required to be made in respect thereof.

   In the ordinary course of business, Goldman, Sachs & Co., or its affiliates, and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   If specified in the Prospectus Supplement relating to a Series of Certificates, a holder of one or more Classes of Offered Certificates that is required to deliver a prospectus in connection with the offer and sale thereof may offer and sell, pursuant to this Prospectus and a related Prospectus Supplement, such Classes directly, through one or more underwriters to be designated at the time of the offering of such Certificates or through dealers acting as agent and/or principal. The specific managing underwriter or underwriters, if any, with respect to any such offer and sale of Certificates by unaffiliated parties will be set forth on the cover of the Prospectus Supplement applicable to such Certificates and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement, and the Prospectus Supplement will describe any discounts and commissions to be allowed or paid by such unaffiliated parties to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to any dealers participating in such offering. Any offerings described in this paragraph may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such selling Certificateholder's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such selling Certificateholder, and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Act, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Act.

   If the Certificates of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and dealers and/or the Seller and the purchasers of such Certificates. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   The place and time of delivery for each Series of Certificates offered hereby and by means of the related Prospectus Supplement will be set forth in the Prospectus Supplement with respect to such series.

                                LEGAL MATTERS

   Certain legal matters relating to the Certificates offered hereby will be passed upon for the Seller by Cleary, Gottlieb, Steen & Hamilton or by other counsel identified in the related Prospectus Supplement.

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
      INSTRUCTIONS TO INSTALL CD-ROM FOR GRANDE LOANTM/SM SECURITIZATION

ACCESSING APPRAISALS IN ADOBE ACROBAT(1) PDF (PORTABLE DOCUMENT FORMAT)

FOR USERS WITH PRE-INSTALLED ACROBAT READERS

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.

o Within index.pdf click on the name of the mortgage loan you wish to review.

o Acrobat Reader will display the contents of the file (appraisal) on the screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

FOR USERS WHO NEED TO INSTALL THE ACROBAT READER

o Insert the disk in the CD-ROM drive and double-click on your CD-ROM drive icon.

o  Double click on the "Acrobat" folder.

o If you are a Windows 95 or Windows NT 4.0 user, double-click on the "Win95" folder. Once inside the folder, double-click on the "Ar32e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o If you are a Windows 3.11 user, double-click on the "Win31" folder. Once inside the folder, double-click on the "Ar16e30.exe" file (the Acrobat Reader installation program). Follow the instructions of the installation program.

o Once your reader is installed, go back to the CD-ROM. Please note that the file index.pdf has a listing of all mortgage loans. Double click on the file index.pdf. Acrobat Reader will launch and display an index page with a table of contents of the CD-ROM.

o Within index.pdf click on the name of the mortgage loan you wish to review.

o Acrobat Reader will display the contents of the file (appraisal) on screen.

o Once in the Acrobat Reader, use the "Help" menu, which is located in the upper right hand corner of the screen, to learn about features of the Reader.

------------
(1)    Adobe and Acrobat are registered trademarks of Adobe Systems
       Incorporated.

    THIS CD ROM CONTAINS AN ELECTRONIC VERSION OF APPRAISALS FOR THE MORTGAGED PROPERTIES IN PDF FORMAT AND FORMS PART OF THE PAPER VERSION OF THE PROSPECTUS SUPPLEMENT. THE INFORMATION CONTAINED IN THIS CD ROM DOES NOT APPEAR ELSEWHERE IN PAPER FORM IN THIS PROSPECTUS SUPPLEMENT AND MUST BE CONSIDERED AS PART OF, AND TOGETHER WITH, THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS CD ROM HAS BEEN FILED BY THE SELLER WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF A CURRENT REPORT ON FORM 8-K, WHICH IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT, AND IS ALSO AVAILABLE THROUGH THE PUBLIC REFERENCE BRANCH OF THE SECURITIES AND EXCHANGE COMMISSION. DEFINED TERMS USED IN THIS CD ROM BUT NOT OTHERWISE DEFINED THEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE PAPER PORTION OF THE PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. ALL OF THE INFORMATION CONTAINED IN THIS CD ROM IS SUBJECT TO THE SAME LIMITATIONS AND QUALIFICATIONS CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO READ THE PAPER PORTION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN ITS ENTIRETY PRIOR TO ACCESSING THIS CD ROM. IF THIS CD ROM WAS NOT RECEIVED IN A SEALED PACKAGE, THERE CAN BE NO ASSURANCES THAT IT REMAINS IN ITS ORIGINAL FORMAT AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE. PROSPECTIVE INVESTORS MAY CONTACT J. THEODORE BORTER OF GOLDMAN, SACHS & CO. AT (212) 902-3857 TO RECEIVE AN ORIGINAL COPY OF THE CD ROM. UPON OPENING THE APPRAISAL FILE CONTAINED ON THIS CD ROM, A LEGEND WILL BE DISPLAYED, WHICH SHOULD BE READ CAREFULLY.

   THIS DISKETTE CONTAINS LOAN CHARACTERISTICS/SCHEDULE OF ADDITIONAL INFORMATION FOR MORTGAGE LOANS IN MICROSOFT EXCEL(1) VERSION 7.0 FORMAT. THE INFORMATION CONTAINED IN THIS DISKETTE APPEARS ELSEWHERE IN PAPER FORM IN THIS PROSPECTUS SUPPLEMENT AND MUST BE CONSIDERED AS PART OF, AND TOGETHER WITH, THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. DEFINED TERMS USED IN THIS DISKETTE BUT NOT OTHERWISE DEFINED THEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASSIGNED TO THEM IN THE PAPER PORTION OF THE PROSPECTUS SUPPLEMENT AND PROSPECTUS. ALL OF THE INFORMATION CONTAINED IN THIS DISKETTE IS SUBJECT TO THE SAME LIMITATIONS AND QUALIFICATIONS CONTAINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. PROSPECTIVE INVESTORS ARE STRONGLY URGED TO READ THE PAPER PORTION OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN ITS ENTIRETY PRIOR TO ACCESSING THIS DISKETTE. IF THIS DISKETTE WAS NOT RECEIVED IN A SEALED PACKAGE, THERE CAN BE NO ASSURANCES THAT IT REMAINS IN ITS ORIGINAL FORMAT AND SHOULD NOT BE RELIED UPON FOR ANY PURPOSE. PROSPECTIVE INVESTORS MAY CONTACT J. THEODORE BORTER OF GOLDMAN, SACHS & CO. AT (212) 902-3857 TO RECEIVE AN ORIGINAL COPY OF THE DISKETTE. UPON OPENING THE MICROSOFT EXCEL FILE CONTAINED ON THIS DISKETTE, A LEGEND WILL BE DISPLAYED, WHICH SHOULD BE READ CAREFULLY.
------------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE SELLER OR THE TRUST FUND SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
-----------------------------------------------------------------------------

                              TABLE OF CONTENTS

                      PROSPECTUS SUPPLEMENT
                                                          PAGE
                                                       ---------
Executive Summary.....................................     S-5
Summary of Prospectus Supplement......................     S-9
Risk Factors..........................................    S-40
Mortgage Pool Characteristics.........................    S-65
Description of the Mortgage Pool and the Underlying
 Mortgaged Properties.................................    S-77
Description of the Offered Certificates...............   S-243
Yield, Prepayment and Maturity Considerations ........   S-257
The Pooling Agreement.................................   S-273
Certain Legal Aspects of the Mortgage Loans ..........   S-297
Use of Proceeds.......................................   S-299
Federal Income Tax Consequences.......................   S-299
ERISA Considerations..................................   S-300
Legal Investment......................................   S-303
Underwriting..........................................   S-303
Experts...............................................   S-304
Validity of Offered Certificates......................   S-304
Ratings...............................................   S-304
Index of Significant Definitions......................   S-306
Exhibit A--Representations and Warranties.............     A-1
Exhibit B--WAC Rates..................................     B-1
Exhibit C--Form of Reports to Certificateholders .....     C-1
Annex A--Mortgaged Properties Characteristics ........
Preliminary Collateral and Structural Term Sheets ....
                           PROSPECTUS
Prospectus Supplement.................................       2
Additional Information................................       3
Incorporation of Certain Information by Reference ....       3
Risk Factors..........................................       4
The Seller............................................       6
Use of Proceeds.......................................       7
Description of the Certificates.......................       7
The Mortgage Pools....................................      15
Servicing of the Mortgage Loans.......................      19
Credit Enhancement....................................      25
Swap Agreement........................................      27
Yield Considerations..................................      28
Certain Legal Aspects of the Mortgage Loans ..........      30
Federal Income Tax Consequences.......................      46
State Tax Considerations..............................      56
ERISA Considerations..................................      56
Legal Investment......................................      60
Plan of Distribution..................................      62
Legal Matters.........................................      63

   UNTIL AUGUST   , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                $1,317,558,000

                                 GS MORTGAGE
                          SECURITIES CORPORATION II,
                                    SELLER

                       COMMERCIAL MORTGAGE PASS-THROUGH
                       CERTIFICATES, SERIES 1998-GL II

CLASS A-1 CERTIFICATES   $  278,000,000
CLASS A-2 CERTIFICATES   $  694,315,000
CLASS X CERTIFICATES  .. $1,148,459,000
CLASS B CERTIFICATES  .. $   91,595,000
CLASS C CERTIFICATES  .. $   84,549,000
CLASS D CERTIFICATES  .. $   98,641,000
CLASS E CERTIFICATES  .. $   70,458,000

                            [Grande Loan II Logo]

                             GOLDMAN, SACHS & CO.